Exhibit 10.1
EXECUTION VERSION
$800,000,000
CREDIT AGREEMENT
dated as of July 6, 2007,
among
NOVELIS INC.,
as Canadian Borrower,
NOVELIS CORPORATION
as U.S. Borrower,
THE OTHER U.S. SUBSIDIARIES OF CANADIAN BORROWER
PARTY HERETO AS U.S. BORROWERS,
NOVELIS UK LTD,
as U.K. Borrower,
NOVELIS AG,
as Swiss Borrower,
AV ALUMINUM INC.,
as Parent Guarantor,
THE OTHER GUARANTORS PARTY HERETO,
THE LENDERS PARTY HERETO
ABN AMRO BANK N.V.,
as U.S./European Issuing Bank, U.S. Swingline Lender and Administrative Agent,
LASALLE BUSINESS CREDIT, LLC,
as Collateral Agent and Funding Agent,
UBS SECURITIES LLC,
as Syndication Agent,
BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and
CIT BUSINESS CREDIT CANADA INC.,
as Documentation Agents,
ABN AMRO BANK N.V.,
acting through its Canadian branch,
as Canadian Issuing Bank, Canadian Funding Agent and Canadian Administrative Agent,
and
ABN AMRO INCORPORATED
UBS SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookmanagers

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v

ANNEXES

Annex I	Applicable Margin
Annex II	Mandatory Cost Formula

SCHEDULES

Schedule 1.01(a)	Refinancing Indebtedness to Be Repaid
Schedule 1.01(b)	Subsidiary Guarantors
Schedule 1.01(c)	Applicable Jurisdiction Requirements
Schedule 1.01(d)	Specified Account Debtors
Schedule 1.01(e)	Excluded Collateral Subsidiaries
Schedule 1.01(f)	Immaterial Subsidiaries
Schedule 1.01(g)	Specified Holders
Schedule 1.01(h)	Participating Specified Foreign Currency Lenders
Schedule 1.01(i)	Agent’s Account
Schedule 2.18	Existing Letters of Credit
Schedule 2.20	Canadian Lenders
Schedule 2.21	Lenders to Swiss Borrower
Schedule 3.06(c)	Violations or Proceedings
Schedule 3.17	Pension Matters
Schedule 3.19	Insurance
Schedule 3.21	Acquisition Documents and Material Debt Instruments
Schedule 3.24	Location of Material Inventory
Schedule 4.01(g)	Local and Foreign Counsel
Schedule 4.01(l)	Sources and Uses
Schedule 4.01(o)(iii)	Title Insurance Amounts
Schedule 5.11(b)	Certain Subsidiaries
Schedule 5.16	Post-Closing Covenants
Schedule 6.01(b)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(b)	Existing Investments
Schedule 9.01(b)	Cash Management

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement
Exhibit G	Form of Landlord Access Agreement
Exhibit H	Form of LC Request
Exhibit I	Form of Lender Addendum
Exhibit J	Form of Mortgage
Exhibit K-1	Form of U.S./European Revolving Note

Exhibit K-2	Form of Canadian Revolving Note
Exhibit K-3	Form of European Swingline Note
Exhibit L-1	Form of Perfection Certificate
Exhibit L-2	Form of Perfection Certificate Supplement
Exhibit M-1	Form of U.S. Security Agreement
Exhibit M-2	Form of Canadian Security Agreement
Exhibit M-3	Form of U.K. Security Agreement
Exhibit M-4	Form of Swiss Security Agreement
Exhibit M-5	Form of German Security Agreement
Exhibit M-6	Form of Irish Security Agreement
Exhibit M-7	Form of Brazilian Security Agreement
Exhibit N	Form of Opinion of Company Counsel
Exhibit O	Form of Solvency Certificate
Exhibit P	Form of Intercompany Note
Exhibit Q	Form of Receivables Purchase Agreement
Exhibit R	Form of Borrowing Base Certificate
Exhibit S	Form of Revolving Credit Facility Collateral Agent Appointment Letter

CREDIT AGREEMENT
     This CREDIT AGREEMENT (this “Agreement”), dated as of July 6, 2007, is among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory hereto as borrowers (each, an “Initial U.S. Borrower” and, collectively, the “Initial U.S. Borrowers”), NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596 (the “U.K. Borrower”), and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland (the “Swiss Borrower” and, together with the Canadian Borrower, the U.S. Borrowers, and the U.K. Borrower, the “Borrowers”), AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank (in such capacity, “U.S./European Issuing Bank”), ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian issuing bank (in such capacity, “Canadian Issuing Bank”), ABN AMRO BANK N.V., as swingline lender (in such capacity, “U.S. Swingline Lender”), ABN AMRO BANK N.V., as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, LASALLE BUSINESS CREDIT, LLC as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank, LASALLE BUSINESS CREDIT, LLC as funding agent (in such capacity, “Funding Agent”) for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent (in such capacity, “Syndication Agent”), BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents (in such capacity, “Documentation Agents”), ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian funding agent (in such capacity, “Canadian Funding Agent”), ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent (in such capacity, “Canadian Administrative Agent”), and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers (in such capacities, “Arrangers”).
WITNESSETH:
     WHEREAS, Holdings, Canadian Borrower, a direct Wholly Owned Subsidiary of Holdings, and Hindalco Industries Limited (“Acquiror”) entered into that certain Arrangement Agreement, dated as of February 10, 2007 (as amended, supplemented or otherwise modified from time to time, together with any annexes, schedules, exhibits or other attachments thereto, the “Acquisition Agreement”), pursuant to which Holdings agreed to acquire Canadian Borrower via a plan of arrangement under Section 192 of the Canada Business Corporations Act (the “Hindalco Acquisition”).
     WHEREAS, the Hindalco Acquisition closed on May 15, 2007.
     WHEREAS, the Borrowers have requested the Lenders to extend credit in the form of Revolving Loans at any time and from time to time prior to the Final Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the Dollar Equivalent of

$800 million plus any commitment increases funded pursuant to Section 2.23 hereof (including an initial Canadian commitment of the Dollar Equivalent of $60 million).
     WHEREAS, the Borrowers have requested the U.S. Swingline Lender to make U.S. Swingline Loans, at any time and from time to time prior to the Final Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $75 million.
     WHEREAS, the Borrowers have requested that ABN AMRO Bank, N.V. (itself, or through one of its Affiliates that is a Swiss Qualifying Bank chosen by the Funding Agent) (the “European Swingline Lender”) make European Swingline Loans, at any time and from time to time prior to the Final Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the Dollar Equivalent of $25 million.
     WHEREAS, the Borrowers have requested the U.S./European Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of the Dollar Equivalent of $75 million, to support payment obligations incurred by Subsidiaries (other than Canadian Subsidiaries) of Canadian Borrower.
     WHEREAS, the Borrowers have requested the Canadian Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of the Dollar Equivalent of $20 million, to support payment obligations incurred by Canadian Borrower and its Canadian Subsidiaries.
     WHEREAS, the proceeds of the Loans are to be used in accordance with Section 3.12.
     WHEREAS, Holdings, Canadian Borrower and Novelis Corporation shall enter into the Term Loan Credit Agreement providing for Term Loans in the aggregate principal amount of $960 million simultaneously herewith.
     NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue letters of credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.01 Defined Terms. As used in this Agreement (including the preamble), the following terms shall have the meanings specified below:
     “ABN AMRO” shall mean ABN AMRO Bank N.V.
     “ABR”, when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

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     “ABR Loan” shall mean any ABR Revolving Loan or U.S. Swingline Loan.
     “ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of ARTICLE II.
     “Account Debtor” shall mean, “Account Debtor,” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
     “Accounts” shall mean all “accounts,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which such Person now or hereafter has rights.
     “Acquiror” shall have the meaning assigned to such term in the recitals hereto.
     “Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property and assets or business of any person, or of any business unit, line of business or division of any person or assets constituting a business unit, line of business or division of any other person, (b) acquisition of in excess of 50% of the Equity Interests of any person or otherwise causing a person to become a Subsidiary of the acquiring person, or (c) merger, consolidation or amalgamation, whereby a person becomes a Subsidiary of the acquiring person, or any other consolidation with any person, whereby a person becomes a Subsidiary of the acquiring person.
     “Acquisition Agreement” shall have the meaning assigned to such term in the recitals hereto.
     “Acquisition Closing Date” shall mean May 15, 2007.
     “Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition, whether paid in cash, properties, any assumption of Indebtedness or otherwise (other than by the issuance of Qualified Capital Stock of Holdings permitted to be issued hereunder) and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Holdings or any of its Subsidiaries.
     “Acquisition Documents” has the meaning assigned to such term in Section 3.21.
     “Acquisition Material Adverse Effect” shall mean any change, effect, event, occurrence, state of facts or development which individually or in the aggregate (a) is or would reasonably be expected to be materially adverse to the business, operations, results of operations, affairs, liabilities or obligations (whether absolute, accrued, conditional, contingent or otherwise), capitalization or financial condition of the Canadian Borrower and its Subsidiaries,

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taken as a whole; or (b) is or would reasonably be expected to impair in any material respect the ability of the Canadian Borrower to consummate the transactions contemplated by the Acquisition Agreement or to perform its obligations under the Acquisition Agreement on a timely basis; provided that none of the following shall be deemed, either individually or in the aggregate, to constitute an Acquisition Material Adverse Effect: any change, effect, event, occurrence, state of facts or development (A) in the financial, banking, credit, securities, or commodities markets, the economy in general or prevailing interest rates of the United States, Canada or any other jurisdiction, where the Canadian Borrower or any of its Subsidiaries has operations or significant revenues, (B) in any industry in which the Canadian Borrower or any of its Subsidiaries operates, (C) in the Canadian Borrower’s stock price or trading volume (provided that this clause (C) shall not be construed as providing that any cause or factor affecting the Canadian Borrower’s stock price or trading volume does not constitute an Acquisition Material Adverse Effect), (D) arising as a result of a change in U.S. GAAP or regulatory accounting principles or interpretations thereof after the date hereof, (E) in Law (as defined in the Acquisition Agreement as of the Acquisition Closing Date) or interpretations thereof by any Governmental Entity (as defined in the Acquisition Agreement as of the Acquisition Closing Date), (F) arising or resulting from the announcement of the Acquisition Agreement, the pendency of the transactions contemplated therein and in the Plan of Arrangement (as defined in the Acquisition Agreement as of the Acquisition Closing Date), (G) arising or resulting from any failure by the Canadian Borrower to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that this clause (G) shall not be construed as providing that any cause or factor giving rise to such failure does not constitute an Acquisition Material Adverse Effect), (H) any continuation of an adverse trend or condition or the escalation of, or any developments with respect to, any dispute referred to on Schedule 3.07 of the Canadian Borrower Disclosure Schedule to the Acquisition Agreement on the Acquisition Closing Date, (I) arising or resulting from any act of war or terrorism (or, in each case, escalation thereof) or declaration of a national emergency, or (J) arising or resulting from the acts or omissions of Acquiror and/or its Affiliates, as determined immediately prior to the Acquisition Closing Date; except in the cases of clauses (A), (B) and (I), to the extent such change, effect, event, occurrence, state of facts or development has or would reasonably be expected to have a disproportionate effect on the Canadian Borrower and its Subsidiaries, taken as a whole, as compared to other persons in the industries in which the Canadian Borrower and its Subsidiaries operate unless such disproportionate change, effect, event, occurrence, state of facts or development arises from any metal price ceiling in any of the Canadian Borrower’s customer contracts.
     “Activation Notice” has the meaning assigned to such term in Section 9.01(c).
     “Additional Subordinated Debt Loan” shall mean any loan, advance or other extension of credit extended by the Acquiror or any of its Affiliates (other than any Subsidiary of Holdings) to Holdings having the same subordination terms as the subordination terms applicable to the Subordinated Debt Loan as in effect on the Closing Date; provided that such loan, advance or extension of credit shall be unsecured Indebtedness of Holdings, (i) with respect to which no Borrower or Subsidiary has any Contingent Obligation, (ii) that will not mature prior to the 180th day following the Final Maturity Date, (iii) that has no scheduled amortization of principal prior to the 180th day following the Final Maturity Date, (iv) that does not require any payments in cash of interest, principal or other amounts prior to the 180th day following the

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Final Maturity Date, and (v) that has no mandatory prepayment, repurchase or redemption requirements; provided, further, that at least five Business Days prior to the time of incurrence of such Indebtedness (or such shorter period as the Funding Agent may agree), a Responsible Officer of Holdings delivers a certificate to the Funding Agent (together with drafts of the documentation relating thereto) stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirements.
     “Adjusted EURIBOR Rate” shall mean, with respect to any EURIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Funding Agent to be equal to the sum of (a) (i) the EURIBOR Rate for such EURIBOR Borrowing in effect for such Interest Period divided by (ii) 1 minus the Statutory Reserves (if any) for such EURIBOR Borrowing for such Interest Period plus, (b) without duplication of any increase in interest rate attributable to Statutory Reserves pursuant to the foregoing clause (ii), the Mandatory Cost (if any).
     “Adjusted LIBOR Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Funding Agent to be equal to the sum of (a) (i) the LIBOR Rate for such Eurocurrency Borrowing in effect for such Interest Period divided by (ii) 1 minus the Statutory Reserves (if any) for such Eurocurrency Borrowing for such Interest Period plus, (b) without duplication of any increase in interest rate attributable to Statutory Reserves pursuant to the foregoing clause (ii), the Mandatory Cost (if any).
     “Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to ARTICLE X; provided that with respect to the facility made available to the Canadian Borrower hereunder (including with respect to Canadian Letters of Credit), references in this Agreement and the other Loan Documents to the Administrative Agent shall be deemed a reference to the Canadian Administrative Agent.
     “Administrative Borrower” shall mean Novelis Inc., or any successor entity serving in that role pursuant to Section 2.03(b).
     “Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A.
     “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 15% of any class of Equity Interests of the person specified or (ii) any person that is an executive officer or director of the person specified.
     “Agents” shall mean the Administrative Agent, the Canadian Administrative Agent, the Funding Agent, the Canadian Funding Agent and the Collateral Agent; and “Agent” shall mean any of them.

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     “Agent’s Account” shall have the meaning assigned to such term in Schedule 1.01(i).
     “Agreement” shall have the meaning assigned to such term in the preamble hereto.
     “Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Funding Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Funding Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.
     “Alternate Currency” shall mean each of euros, GBP and Canadian Dollars and, with regard only to European Swingline Loans, Swiss francs.
     “Alternate Currency Equivalent” shall mean, as to any amount denominated in dollars as of any date of determination, the amount of the applicable Alternate Currency that could be purchased with such amount of dollars based upon the Spot Selling Rate.
     “Alternate Currency Letter of Credit” shall mean any Letter of Credit to the extent denominated in an Alternate Currency.
     “Alternate Currency Revolving Loan” shall mean each Revolving Loan denominated in an Alternate Currency.
     “Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22.
     “Applicable Administrative Borrower” shall mean the Administrative Borrower and/or the European Administrative Borrower, as the context may require.
     “Applicable Eligible Jurisdiction” shall mean (i) in the case of Eligible Accounts or Eligible Inventory of the U.S. Borrowers, the United States, Canada and, in the case of Eligible Accounts only, Puerto Rico, (ii) in the case of Eligible Accounts or Eligible Inventory of the Canadian Loan Parties, Canada and the United States, (iii) in the case of Eligible Accounts of an Eligible European Loan Party (other than Swiss Borrower), an Applicable European Jurisdiction, the United States and Canada, (iv) in the case of Eligible Accounts of the Swiss Borrower, Germany, the United States, Canada or such other Applicable European Jurisdiction as the Funding Agent may approve in its Permitted Discretion and (v) in the case of Eligible Accounts of the U.S. Borrowers or of the Canadian Loan Parties with respect to which either (x) the Account Debtor’s senior unsecured debt rating is at least BBB- by S&P and Baa3 by Moody’s or (y) the Account Debtor’s credit quality is acceptable to the Funding Agent, such Applicable European Jurisdictions, as may be approved by the Funding Agent.

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     “Applicable European Jurisdiction” shall mean Germany, United Kingdom, France, Netherlands, Italy, Ireland, Belgium, Spain, Sweden, Finland, Austria, Denmark, Greece, Portugal, Luxembourg, and Switzerland or any other country that from time to time is a Participating Member State that is approved by the Funding Agent in its Permitted Discretion as an “Applicable European Jurisdiction”.
     “Applicable Fee” shall mean, (i) for any day during the period from the Closing Date through the first date after December 31, 2007 upon which a Borrowing Base Certificate is delivered, a rate equal to 0.375% per annum and (ii) for any day during any fiscal quarter thereafter, if the average daily aggregate utilized amount of the Revolving Commitments of the Lenders for the preceding fiscal quarter was greater than or equal to 50% of the average daily aggregate amount of the Lenders’ Revolving Commitments during such preceding fiscal quarter, a rate equal to 0.25% per annum, and if the average daily aggregate utilized amount of the Revolving Commitments of the Lenders during the preceding fiscal quarter was less than 50% of the average daily aggregate amount of the Lenders’ Revolving Commitments during such fiscal quarter, a rate equal to 0.375% per annum. Each change in the Applicable Fee shall be effective on the first day of each fiscal quarter during the term hereof. For purposes of computing the Applicable Fee with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans, Swingline Exposure and LC Exposure of such Lender.
     “Applicable Margin” shall mean, for any day, with respect to any Revolving Loan or Swingline Loan, as the case may be, the applicable percentage set forth in Annex I under the appropriate caption.
     “Approved Currency” shall mean each of dollars and each Alternate Currency.
     “Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Approved Member State” shall mean Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.
     “Arrangers” shall have the meaning assigned to such term in the preamble hereto.
     “Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property, excluding (i) sales of Inventory and dispositions of cash and Cash Equivalents, in each such excluded case, which are in the ordinary course of business, by Holdings or any of its Subsidiaries, and (ii) sales of Accounts pursuant to the Receivables Purchase Agreement by any Loan Party or (b) any issuance or sale of any Equity Interests of any Subsidiary of Holdings; provided that such issuances or sales of Equity Interests to Companies other than Holdings shall constitute Asset Sales only for purposes of Section 6.06.
     “Asset Swap” shall mean the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash

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Equivalents between any Company and another person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 2.10(c).
     “Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.04(b)), and accepted by the Funding Agent, in substantially the form of Exhibit B, or any other form approved by the Funding Agent.
     “Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the rate implicit in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
     “Auditor’s Determination” shall have the meaning assigned to such term in Section 7.11(b).
     “AV Aluminum” shall mean AV Aluminum Inc., a corporation formed under the Canada Business Corporations Act.
     “AV Metals” shall mean AV Metals, Inc., a corporation formed under the Canada Business Corporations Act.
     “Availability Conditions” shall mean that, with respect to any proposed transaction, each of the following conditions are satisfied: (i) both immediately prior to and after giving effect to such transaction, no Default shall have occurred and be continuing, (ii) the average Excess Availability shall have been equal to or greater than $150 million (or, in the case of any such transactions under Section 6.08 and Section 6.11(a)(i), $180 million for the preceding 30 day period (based on the Borrowing Base Certificate last delivered or delivered at the time of such action) and Excess Availability shall be at least $150 million (or, in the case of any such transactions under Section 6.08 and Section 6.11(a)(i), $180 million after giving effect to such transaction and (iii) in the case of any such transactions under Section 6.08, Section 6.11(a)(i) and Section 6.11(b)(i), the Consolidated Fixed Charge Coverage Ratio, calculated on a pro forma basis to give effect to such transaction shall be at least 1.00 to 1.00.
     “Available Amount” shall have the meaning assigned to such term in Section 7.12(a).
     “Average Quarterly Excess Availability” shall mean, as of any date of determination, the average daily Excess Availability for the three-fiscal month period immediately preceding such date (with the Borrowing Base for any day during such period calculated by reference to the most recent Borrowing Base Certificate delivered to the Funding Agent on or prior to such day). Average Quarterly Excess Availability shall be calculated by the Funding Agent and such calculations shall be presumed to be correct, absent manifest error.
     “BA Interest Period” shall mean, relative to any BA Rate Loan, the period beginning on (and including) the date on which such BA Rate Loan is made or continued to (but excluding) the date which is 30, 60, 90 or 180 days thereafter, as selected by the Canadian Borrower, provided that any BA Rate Borrowings made or continued during the period beginning on the Closing Date and ending on the earlier of (x) three months following the Closing Date and (y)

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the completion of the primary syndication of the Commitments (as determined by the Arranger), shall have a BA Interest Period of 30 days.
     “BA Rate” shall mean, with respect to any BA Interest Period for any BA Rate Loan, the discount rate determined by the Funding Agent to be the average offered rate for bankers’ acceptances for the applicable BA Interest Period appearing on the Reuters Screen CDOR (Certificate of Deposit Offered Rate) page as of 10:00 a.m. (Toronto time) on the first day of such BA Interest Period plus 0.05%. In the event that such rate does not appear on the Reuters Screen CDOR (Certificate of Deposit Offered Rate) page (or otherwise on the Reuters screen), the BA Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying bankers’ acceptance rates as may be selected by the Funding Agent and, in the event that the CDOR rate is not available for any Business Day, the CDOR rate for the immediately previous Business Day for which a CDOR rate is available shall be used.
     “BA Rate Loan” shall mean a Loan that bears interest at a rate based on the BA Rate.
     “Bailee Letter” shall mean an agreement in form substantially similar to Exhibit 7 to the U.S. Security Agreement or otherwise in form and substance reasonably satisfactory to the Collateral Agent.
     “Base Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Funding Agent from time to time; each change in the Base Rate shall be effective on the date such change is effective. The corporate base rate is not necessarily the lowest rate charged by the Funding Agent to its customers.
     “Base Rate Loan” shall mean any ABR Loan or Canadian Base Rate Loan.
     “Blocked Account” shall mean shall have the meaning assigned to such term in Section 9.01.
     “Blocked Loan Party” shall have the meaning assigned to such term in Section 2.22.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
     “Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
     “Borrowers” shall have the meaning assigned to such term in the preamble hereto. Unless the context otherwise requires, and subject to Section 11.25, each reference in this Agreement to “each Borrower” or “the applicable Borrower” shall be deemed to be a reference to (w) each U.S. Borrower on a joint and several basis, (x) the Canadian Borrower, (y) the U.K. Borrower and/or (z) the Swiss Borrower, as the case may be.

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     “Borrowing” shall mean (a) Loans to one of (w) the U.S. Borrowers, jointly and severally, (x) Canadian Borrower, (y) U.K. Borrower or (z) Swiss Borrower, in each case of the same currency, Class, Sub-Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans and EURIBOR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
     “Borrowing Base” shall mean the U.S. Borrowing Base, the Canadian Borrowing Base, the U.K. Borrowing Base, the Swiss Borrowing Base and/or the Total Borrowing Base, as the context may require.
     “Borrowing Base Certificate” shall mean an Officers’ Certificate from Administrative Borrower, substantially in the form of (or in such other form as may, from time to time, be mutually agreed upon by Administrative Borrower, Collateral Agent and Funding Agent), and containing the information prescribed by Exhibit R, delivered to the Funding Agent and the Collateral Agent setting forth the Administrative Borrower’s calculation of the Borrowing Base.
     “Borrowing Base Guarantor” shall mean (a) as of the Closing Date, each Canadian Guarantor and (b) in addition thereafter, any other Wholly Owned Subsidiary of Canadian Borrower that (i) is organized in Canada or incorporated in England and Wales, (ii) is able to prepare all collateral reports in a comparable manner to the Borrowers’ reporting procedures and (iii) has executed and delivered to Collateral Agent a joinder agreement hereto and such joinder agreements to guarantees, contribution and set-off agreements and other Loan Documents as Collateral Agent has reasonably requested (all of which shall be in form and substance acceptable to, and provide a level of security and guaranty acceptable to, Funding Agent in its Permitted Discretion), so long as Collateral Agent has received and approved, in its Permitted Discretion, (A) a collateral audit conducted by an independent appraisal firm reasonably acceptable to Collateral Agent, (B) all UCC or other search results necessary to confirm Collateral Agent’s Lien on all of such Borrowing Base Guarantor’s personal property, subject to Permitted Liens, which Lien is a First Priority Lien with regard to the Revolving Credit Priority Collateral, and (C) such customary certificates (including a solvency certificate), resolutions, financial statements, legal opinions, and other documentation as the Funding Agent may reasonably request (including as required by Sections 5.11 and 5.12).
     “Borrowing Base Loan Party” shall have the meaning assigned to such term in Section 9.01.
     “Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Funding Agent.
     “Brazilian Guarantor” shall mean each Subsidiary of Holdings organized in Brazil party hereto as a Guarantor, and each other Subsidiary of Holdings organized in Brazil that is required to become a Guarantor pursuant to the terms hereof.
     “Brazilian Security Agreements” shall mean, collectively, any Security Agreements substantially in the form of Exhibits M-7-1 to 5 among the Brazilian Guarantor and the Collateral Agent for the benefit of the Secured Parties.

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     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with notices and determinations in connection with, and payments of principal and interest on or with respect to, (a) a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (b) a Canadian Base Rate Loan or BA Rate Loan, the term “Business Day” shall also exclude any day on which banks in Toronto, Ontario are authorized or required by law to close, (c) an Alternate Currency Revolving Loan denominated in euros, the term “Business Day” shall also exclude any day that is not a TARGET Day (as determined in good faith by the Funding Agent), and (d) a European Swingline Loan, the term “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in Zurich are authorized or required by law to close.
     “Canadian Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.
     “Canadian Base Rate” shall mean the rate determined by the Canadian Funding Agent as the rate displayed at or about 10:30 a.m. (Chicago time) on display page CAPRIME of the Reuters Screen as the prime rate for loans denominated in Canadian Dollars by Canadian banks to borrowers in Canada; provided, however, that, in the event that such rate does not appear on the Reuters Screen on such day or if the basis of calculation of such rate is changed after the date hereof, and, in the reasonable judgment of the Canadian Funding Agent, such rate ceases to reflect each Canadian Lender’s cost of funding to the same extent as on the date hereof, then the “Canadian Base Rate” shall be the average of the floating rate of interest per annum established (or commercially known) as “prime rate” for loans denominated in Canadian Dollars on such day by three major Canadian banks selected by the Canadian Funding Agent.
     “Canadian Base Rate Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Canadian Base Rate in accordance with the provisions of ARTICLE II.
     “Canadian Borrower” shall have the meaning assigned to such term in the preamble hereto.
     “Canadian Borrower Obligations” shall mean all Obligations owing to the Canadian Administrative Agent, the Canadian Funding Agent, the Collateral Agent, any Issuing Bank or any Lender by the Canadian Borrower.
     “Canadian Borrowing Base” shall mean at any time an amount equal to the sum of the Dollar Equivalent of, without duplication:
     (i) the book value of Eligible Canadian Accounts multiplied by the advance rate of 85%, plus
     (ii) the lesser of (i) the advance rate of 75% of the Cost of Eligible Canadian Inventory, or (ii) the advance rate of 85% of the Net Recovery Cost Percentage multiplied by the Cost of Eligible Canadian Inventory, minus

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     (iii) effective upon notification thereof to Administrative Borrower by the Collateral Agent and compliance with Section 2.01(d), any Reserves established from time to time by the Collateral Agent with respect to the Canadian Borrowing Base in accordance with the terms of this Agreement.
     The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Collateral Agent and the Funding Agent with such adjustments as Funding Agent and Collateral Agent deem appropriate in their collective Permitted Discretion to assure that the Canadian Borrowing Base is calculated in accordance with the terms of this Agreement.
     “Canadian Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Canadian Revolving Loans and to purchase participations in Canadian Letters of Credit hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender directly under the column entitled “Canadian Commitment” or in an Increase Joinder, or in the Assignment and Assumption pursuant to which such Lender assumed its Canadian Commitment, as applicable, as the same may be (a) increased pursuant to Section 2.23, (b) reduced from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate amount of the Lenders’ Canadian Commitments on the Closing Date is $60 million.
     “Canadian Dollar Denominated Loan” shall mean each Canadian Revolving Loan denominated in Canadian Dollars at the time of the incurrence thereof, unless and until converted into Dollar Denominated Loans pursuant to Section 2.09.
     “Canadian dollars” or “Can$” shall mean the lawful money of Canada.
     “Canadian Funding Agent” shall have the meaning assigned to such term in the preamble hereto.
     “Canadian Guarantor” shall mean Holdings and each Subsidiary of Holdings organized in Canada (other than the Canadian Borrower) party hereto as a Guarantor, and each other Subsidiary of Holdings organized in Canada that is required to become a Guarantor pursuant to the terms hereof.
     “Canadian Issuing Bank” shall mean, as the context may require, (a) ABN AMRO Bank N.V., acting through its Canadian branch, in its capacity as issuer of Canadian Letters of Credit issued by it; (b) any other Canadian Lender that may become an Issuing Bank pursuant to Section 2.18(j) and (k) in its capacity as issuer of Canadian Letters of Credit issued by such Canadian Lender; (c) any other Canadian Lender that may become an Issuing Bank pursuant to Section 2.18(l), but solely in its capacity as issuer of Existing Letters of Credit; or (d) collectively, all of the foregoing. Any Canadian Issuing Bank may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of such Canadian Issuing Bank that are Canadian residents, in which case the term “Canadian Issuing Bank” shall include any such Affiliate with respect to Canadian Letters of Credit issued by such Affiliate.

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     “Canadian LC Commitment” shall mean the commitment of the Canadian Issuing Bank to issue Canadian Letters of Credit pursuant to Section 2.18. The total amount of the Canadian LC Commitment shall initially be $20 million, but shall in no event exceed the Canadian Commitment.
     “Canadian LC Exposure” shall mean at any time the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all Canadian Reimbursement Obligations outstanding at such time. The Canadian LC Exposure of any Canadian Lender at any time shall mean its Pro Rata Percentage of the aggregate Canadian LC Exposure at such time.
     “Canadian Lender” shall mean each Lender that has a Canadian Commitment (without giving effect to any termination of the Total Canadian Commitment if any Canadian L/C Exposure remains outstanding) or which has any outstanding Canadian Revolving Loans (or any then outstanding Canadian LC Exposure). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each Canadian Lender and shall include references to any Affiliate of any such Lender which is acting as a Canadian Lender.
     “Canadian Letter of Credit” shall have the meaning assigned to such term in Section 2.18(a).
     “Canadian Loan Party” shall mean each of the Canadian Borrower and each Canadian Guarantor.
     “Canadian Percentage” of any Canadian Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Canadian Commitment of such Canadian Lender at such time and the denominator of which is the Total Canadian Commitment at such time, provided that if any such determination is to be made after the Total Canadian Commitment (and the related Canadian Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.
     “Canadian Reimbursement Obligations” shall mean the Canadian Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements in respect of Canadian Letters of Credit.
     “Canadian Resident” shall mean, (a) a person resident in Canada for purposes of Part XIII of the Income Tax Act (Canada), (b) an “authorized foreign bank” (as defined in Section 2 of the Bank Act (Canada) and Subsection 248(1) of the Income Tax Act) which at all times holds all of its interest in any Canadian Borrower Obligations owed by the Canadian Borrower hereunder in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada) or (c) any Lender or other Person able to establish to the satisfaction of the Canadian Funding Agent and the Canadian Borrower based on applicable law in effect on the date on which it becomes a Lender that such Lender is not subject to deduction or withholding of income or similar Taxes imposed by Canada (or any political subdivision or

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taxing authority thereof or therein) with respect to any payments to such Lender of interest, fees, commission, or any other amount payable by the Canadian Borrower under the Loan Documents.
     “Canadian Revolving Exposure” shall mean, with respect to any Canadian Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Canadian Revolving Loans of such Lender, plus the Dollar Equivalent of the aggregate amount at such time of such Lender’s Canadian LC Exposure.
     “Canadian Revolving Loan” shall have the meaning assigned to such term in Section 2.01(b).
     “Canadian Security Agreement” shall mean the Security Agreements substantially in the form of Exhibits M-2-1 to 6 among the Canadian Loan Parties and the Collateral Agent for the benefit of the Secured Parties.
     “Capital Assets” shall mean, with respect to any person, all equipment, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.
     “Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by the Canadian Borrower and its Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), together with the Canadian Borrower’s proportionate share of such amounts for Norf GmbH for such period, but in each case excluding any portion of such expenditures constituting the Acquisition Consideration for acquisitions of property, plant and equipment in Permitted Acquisitions or paid for with insurance proceeds.
     “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Collateral Account” shall mean a collateral account in the form of a deposit account established and maintained by the Collateral Agent for the benefit of the Secured Parties from the proceeds of Collateral collected in the Collection Account that have not either been released to the applicable Borrower or Guarantor or applied immediately to outstanding Obligations.
     “Cash Dominion Recovery Event” shall mean, with respect to any Cash Dominion Trigger Event at any time (a) no Default or Event of Default shall be outstanding and (b) Excess Availability shall be at least $100 million for a period of thirty (30) consecutive days then ended.
     “Cash Dominion Trigger Event” shall mean at any time (a) an Event of Default shall have occurred and/or (b) Excess Availability shall be less than $90 million; provided that if the occurrence of a Cash Dominion Trigger Event under clause (b) shall be due solely to a

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fluctuation in currency exchange rates occurring within the two Business Day period immediately preceding such occurrence (and if no Borrowings have been made (excluding, for avoidance of doubt, any conversion or continuation of an existing Borrowing) or Letters of Credit issued hereunder during such two Business Day period), and one or more of the Borrowers, within two Business Days following receipt of such notice from the Funding Agent, repays Loans in an amount such that clause (b) is no longer applicable, a Cash Dominion Trigger Event shall be deemed not to have occurred.
     “Cash Equivalents” shall mean, as to any person, (a) securities issued or fully guaranteed or insured by the federal government of the United States, Canada, Switzerland, any Approved Member State or any agency of the foregoing, (b) marketable direct obligations issued by any state of the United States or the District of Columbia or any political subdivision or instrumentality thereof that, at the time of the acquisition, are rated at least “A-2” by S&P or “P-2” by Moody’s, (c) certificates of deposit, eurocurrency time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least “A-2” by S&P or “P-2” by Moody’s, (d) commercial paper of an issuer rated at least “A-2” by S&P or “P-2” by Moody’s, (e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets, Dollar Equivalent of which exceeds $500,000,000 and (iii) is rated at least “A-2” by S&P or “P-2” by Moody’s; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 365 days; provided, further, that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Canada, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clauses (a), (b) and (c) to the extent that such obligations have a credit rating equal to the sovereign rating of such jurisdiction.
     “Cash Management System” shall have the meaning assigned to such term in Section 9.01.
     “Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any expropriation, condemnation or other taking (including by any Governmental Authority) of, any property of Holdings or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by expropriation, condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
     “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.
     A “Change in Control” shall be deemed to have occurred if:

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     (a) Acquiror at any time ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 51% of the Equity Interests of Holdings,
     (b) Holdings at any time ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) and the direct record owner of 100% of the Equity Interests of the Canadian Borrower; provided that a Permitted Holdings Amalgamation shall not constitute a Change of Control under this clause (b),
     (c) Canadian Borrower at any time ceases to be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) and the direct or indirect owner of 100% of the Equity Interests of any other Borrower, any Borrowing Base Guarantor, or Novelis Deutschland GmbH;
     (d) at any time a change of control occurs under any Material Indebtedness;
     (e) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Specified Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (except as set forth below) such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of Voting Stock of Acquiror representing 50% or more of the voting power of the total outstanding Voting Stock of Acquiror; or
     (f) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Acquiror (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by the Specified Holders or by a vote of at least a majority of the members of the Board of Directors of Acquiror, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Acquiror.
     For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
     “Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Charges” shall have the meaning assigned to such term in Section 11.14.

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     “Chattel Paper” shall mean all “chattel paper,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights.
     “Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.
     “Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S./European Revolving Loans, Canadian Revolving Loans, or European Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a U.S./European Commitment, Canadian Commitment or European Swingline Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.23, of which such Loan, Borrowing or Commitment shall be a part.
     “Closing Date” shall mean the date of the initial Credit Extension hereunder.
     “CNI Basket” shall have the meaning assigned to such term in Section 6.08(d).
     “Code” shall mean the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder.
     “Collateral” shall mean, collectively, all of the Revolving Credit Priority Collateral and the Term Loan Priority Collateral.
     “Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to ARTICLE X.
     “Collection Account” has the meaning assigned to such term in Section 9.01(c).
     “Commercial Letter of Credit” shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by Canadian Borrower or any of its Subsidiaries in the ordinary course of their businesses.
     “Commerzbank Cash Pooling Agreement” shall mean an Agreement regarding an Automatic Cash Management System entered into between Novelis AG, the “Companies” (as defined therein) and Commerzbank Aktiengesellschaft, Berlin dated 15 January 2007, together with all ancillary documentation thereto.
     “Commitment” shall mean, with respect to any Lender, such Lender’s U.S./European Commitment, Canadian Commitment and/or European Swingline Commitment, including any Commitment pursuant to Section 2.23.
     “Commitment Letter” shall mean that certain commitment letter among Novelis Inc., the Arrangers, ABN AMRO, and UBS Loan Finance LLC, dated as of May 25, 2007, as the same may be amended, amended and restated, supplemented, revised or modified from time to time.

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     “Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
     “Companies” shall mean Holdings and its Subsidiaries; and “Company” shall mean any one of them.
     “Compensation Plan” shall mean any program, plan or similar arrangement (other than employment contracts for a single individual) relating generally to compensation, pension, employment or similar arrangements with respect to which any Company, any Affiliate of any Company or any ERISA Affiliate of any of them has any obligation or liability, contingent or otherwise, under any Requirements of Law other than those of the United States.
     “Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.
     “Concentration Account” shall have the meaning assigned to such term in Section 9.01(c).
     “Concentration Account Bank” shall have the meaning assigned to such term in Section 9.01(c).
     “Confidential Information Memorandum” shall mean that certain confidential information memorandum of Novelis Inc., dated June 2007.
     “Consolidated Adjusted EBITDA” shall mean, for any period, Consolidated EBITDA for such period plus, to the extent not otherwise included in Consolidated EBITDA:
     (a) 100% of the net income of each Joint Venture Subsidiary and Logan for such period minus the amount of any dividends or distributions paid to the holder of any interest (other than a Company) in such Joint Venture Subsidiary or Logan during such period; and
     (b) the Canadian Borrower’s proportionate share of EBITDA of Norf GmbH for such period.
     “Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Canadian Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Canadian Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by:
     (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:

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     (a) Consolidated Interest Expense for such period,
     (b) Consolidated Amortization Expense for such period,
     (c) Consolidated Depreciation Expense for such period,
     (d) Consolidated Tax Expense for such period,
     (e) non-recurring cash expenses and charges relating to the Hindalco Acquisition and the Refinancing,
     (f) restructuring charges in an amount not to exceed $15 million in the aggregate during the term hereof; and
     (g) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period;
     (y) subtracting therefrom, the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period; and
     (z) excluding therefrom,
     (a) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Canadian Borrower or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by the Canadian Borrower or any of its Subsidiaries,
     (b) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period,
     (c) earnings or losses resulting from any reappraisal, revaluation or write-up or write-down of assets,
     (d) any one-time increase or decrease to net income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP,
     (e) unrealized gains and losses with respect to Hedging Obligations for such period, and
     (f) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by the Canadian Borrower or any of its Subsidiaries during such period;
     Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of

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business, dispositions where the value of the assets disposed of is less than $15 million and Permitted Acquisitions where the amount of the Acquisition Consideration plus any Equity Interests constituting all or a portion of the purchase price is less than $15 million) consummated at any time on or after the first day of the Test Period thereof as if each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.
     “Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) (i) Consolidated Adjusted EBITDA for such Test Period minus (ii) the aggregate amount of Capital Expenditures for such period that were not specifically funded by Indebtedness (other than a Revolving Loan or Swingline Loan) minus (iii) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period) to (b) Consolidated Fixed Charges for such Test Period; provided that for purposes of calculating the ratio for each fiscal quarter ended on or prior to March 31, 2008, the amount of cash payments in respect of taxes and Consolidated Fixed Charges shall be calculated by multiplying the amounts of such cash payments in respect of taxes and Consolidated Fixed Charges made or accrued since July 1, 2007 by (i) in the case of the fiscal quarter ended September 30, 2007, 4, (ii) in the case of the fiscal quarter December 31, 2007, 2 and (iii) in the case of the fiscal quarter ended March 31, 2008, 1.33.
     “Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of:
     (a) Consolidated Interest Expense for such period (excluding non-cash interest expense on the Subordinated Debt Loan following the Permitted Holdings Amalgamation);
     (b) the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Canadian Borrower and its Subsidiaries for such period;
     (c) Dividends of Canadian Borrower and its Subsidiaries on a consolidated basis paid in cash during such period as permitted by Section 6.08; and
     (d) all dividends or distributions paid in respect of the interest in any Joint Venture Subsidiary or Logan to the holder (other than a Company) of such interest during such period.
     “Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate amount of all Indebtedness and all LC Exposure of Canadian Borrower and its Subsidiaries (other than (i) Indebtedness specified in clauses (g) and (h) (unless the lease giving rise to such Attributable Indebtedness is a Capital Lease) of the definition thereof, (ii) bankers’ acceptances, letters of credit and similar credit arrangements with respect to which no reimbursement obligation has arisen, (iii) letters of credit permitted to be incurred under Section 6.01(p), and (iv) from and after the Permitted Holdings Amalgamation, the Subordinated Debt Loan) determined on a consolidated basis in accordance with GAAP.

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     “Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of Canadian Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:
     (a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Canadian Borrower and its Subsidiaries for such period;
     (b) commissions, discounts and other fees and charges owed by Canadian Borrower or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;
     (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by Canadian Borrower or any of its Subsidiaries for such period;
     (d) all interest paid or payable with respect to discontinued operations of Canadian Borrower or any of its Subsidiaries for such period; and
     (e) the interest portion of any deferred payment obligations of Canadian Borrower or any of its Subsidiaries for such period.
     Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business, dispositions where the value of the assets disposed of is less than $15 million and Permitted Acquisitions where the amount of the Acquisition Consideration plus any Equity Interests constituting all or a portion of the purchase price is less than $15 million) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.
     “Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of Canadian Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that:
     (a) the net income (or loss) of any person in which any person other than the Canadian Borrower and its Subsidiaries has an ownership interest (which interest does not cause the net income of such other person to be consolidated into the net income of the Canadian Borrower and its Subsidiaries) shall be excluded, except to the extent actually received by the Canadian Borrower or any of its Subsidiaries during such period; and
     (b) the net income of any Subsidiary of the Canadian Borrower other than a Loan Party that is subject to a prohibition on the payment of dividends or similar distributions by such Subsidiary shall be excluded to the extent of such prohibition.
     For purposes of this definition of “Consolidated Net Income,” Consolidated Net Income shall be reduced (to the extent not already reduced thereby) by the amount of any payments to or on behalf of Holdings made pursuant to Section 6.08(c).

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     “Consolidated Tax Expense” shall mean, for any period, the tax expense of Canadian Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.
     “Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
     “Contribution, Intercompany, Contracting and Offset Agreement” shall mean that certain Contribution, Intercompany, Contracting and Offset Agreement dated as of the date hereof by and among the Loan Parties (other than certain Foreign Subsidiaries), Collateral Agent and Funding Agent.
     “Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
     “Control Agreement” shall mean, with respect to a Deposit Account, Securities Account, or Commodity Account (each as defined in the UCC as in effect on the date hereof in the State of New York), (i) located in the United States, an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s “Control” (within the meaning of the UCC) in such account, or (ii) located in other jurisdictions, agreements with regard to such accounts establishing and perfecting the First Priority Lien of the

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Collateral Agent in such accounts, and effecting the arrangements set forth in Section 9.01 (to the extent required by such Section), and otherwise in form and substance reasonably satisfactory to the Collateral Agent.
     “Conversion Event” shall mean (i) the occurrence of any Event of Default with respect to any Loan Party pursuant to Section 8.01(g) or (h), (ii) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Revolving Loans, in each case pursuant to the last paragraph of Section 8.01 or (iii) the failure of any Borrower to pay any principal of, or interest on, Loans of any Class, any U.S./European Reimbursement Obligations or any Canadian Reimbursement Obligations on the Final Maturity Date).
     “Cost” shall mean, with respect to Inventory, the lower of (a) cost computed on a weighted average basis in accordance with GAAP or (b) market value; provided, that for purposes of the calculation of the Borrowing Base, (i) the Cost of the Inventory shall not include: the portion of the cost of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Loan Party and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the historical accounting practices of the Canadian Borrower and its Subsidiaries (it being understood that the Inventory Appraisal has been prepared, and each future Inventory Appraisal will be prepared, in a manner consistent with such practices).
     “Covenant Recovery Event” shall mean, with respect to any Covenant Trigger Event at any time (a) no Default or Event of Default shall be outstanding and (b) Excess Availability shall be at least ten percent (10%) of the Total Commitment for a period of thirty (30) consecutive days then ended.
     “Covenant Trigger Event” shall mean at any time (a) an Event of Default shall have occurred and/or (b) Excess Availability shall be less than (i) ten percent (10%) of the Total Commitment for a period of three consecutive Business Days, or (ii) ten percent (10%) of the Total Borrowing Base at any time; provided that if the occurrence of a Covenant Trigger Event under clause (b) shall be due solely to a fluctuation in currency exchange rates occurring within the two Business Day period immediately preceding such occurrence (and if no Borrowings have been made (excluding, for avoidance of doubt, any conversion or continuation of an existing Borrowing) or Letters of Credit issued hereunder during such two Business Day period), and one or more of the Borrowers, within two Business Days following receipt of such notice from the Funding Agent, repay Loans in an amount such that clause (b) is no longer applicable, a Covenant Trigger Event shall be deemed not to have occurred.
     “Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the extension or renewal of any existing Letter of Credit, or an amendment of any existing Letter of Credit that increases the amount or changes the drawing conditions thereof, by the Issuing Bank.
     “Debt Issuance” shall mean the incurrence by Holdings or any of its Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

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     “Default” shall mean an Event of Default or an event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
     “Default Rate” shall have the meaning assigned to such term in Section 2.06(f).
     “Delegate” shall mean any delegate, agent, attorney, trustee or co-trustee appointed by the Collateral Agent or any Receiver.
     “Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to 180 days after the Final Maturity Date, or (c) contains any mandatory repurchase obligation which may come into effect prior to 180 days after the Final Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to 180 days after the Final Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.
     “Distribution” shall mean, collectively, with respect to each Loan Party, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Loan Party in respect of or in exchange for any or all of the Pledged Securities or Pledged Intercompany Notes.
     “Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

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     “Documentation Agents” shall have the meaning assigned to such term in the preamble hereto.
     “Dollar Denominated Loan” shall mean each Loan denominated in dollars at the time of the incurrence thereof, including from and after the date of any conversion of a Loan into Dollar Denominated Loans pursuant to Section 2.09.
     “Dollar Equivalent” shall mean, as to any amount denominated in any currency other than Dollars as of any date of determination, the amount of Dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date; provided that (i) for purposes of (x) determining compliance with Sections 2.01, 2.02, 2.10(b), 2.17, 2.18 and 10.10 and (y) calculating Fees pursuant to Section 2.05, the Dollar Equivalent of any amounts denominated in a currency other than dollars shall be calculated on the Closing Date or the date when a subsequent Loan is made or a prepayment is required to be made, and at such other times as the Funding Agent may elect (which may be on a daily basis), using the Spot Selling Rate therefor, (ii) for purposes of determining aggregate Revolving Exposure, the Dollar Equivalent of any Revolving Exposure denominated in a currency other than Dollars shall be calculated by the Funding Agent on a daily basis using the Spot Selling Rate in effect for such day and (iii) the Spot Selling Rate used to make determination of any Borrowing Base as reported in any currency other than dollars in any Borrowing Base Certificate shall be determined (x) initially by the Administrative Borrower, using the Spot Selling Rate that was in effect on the day immediately prior to the date on which such Borrowing Base Certificate is delivered to the Funding Agent pursuant to Section 5.01(j) or Section 9.03(a), and (y) thereafter, by the Funding Agent on a daily basis using the Spot Selling Rate as in effect from time to time, as determined by the Funding Agent; provided, that as to amounts determined in Dollars, the Dollar Equivalent of such amount shall be such amount in Dollars.
     “Dollars” or “dollars” or “$” shall mean lawful money of the United States.
     “EBITDA of Norf GmbH” shall mean, with respect to any period, the net income of Norf GmbH plus to the extent deducted in determining net income, interest expense, depreciation and amortization expense, tax expense and the aggregate amount of all other non-cash charges reducing such net income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period minus the aggregate amount of all non-cash items increasing such net income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period; provided that in calculating such EBITDA of Norf GmbH the following shall be excluded:
          (i) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Norf GmbH or any of its Subsidiaries upon an asset sale (other than any dispositions in the ordinary course of business) by Norf GmbH or any of its Subsidiaries;
          (ii) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

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          (iii) earnings or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;
          (iv) any one-time increase or decrease to net income that is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP;
          (v) unrealized gains and losses with respect to Hedging Obligations for such period; and
          (vi) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by Norf GmbH or any of its Subsidiaries during such period.
     “Eligible Accounts” shall mean, on any date of determination of the Borrowing Base, all of the Accounts owned by each Borrower and each Borrowing Base Guarantor, as applicable (including Purchased Receivables acquired by Swiss Borrower pursuant to the Receivables Purchase Agreement except as otherwise provided below, but excluding other Accounts of Swiss Borrower), and reflected in the most recent Borrowing Base Certificate delivered by the Administrative Borrower to the Collateral Agent and the Funding Agent, except any Account to which any of the exclusionary criteria set forth below applies. Eligible Accounts shall not include any of the following Accounts:
          (i) any Account in which the Collateral Agent, on behalf of the Secured Parties, does not have a valid, perfected First Priority Lien;
          (ii) any Account that is not owned by a Borrower or a Borrowing Base Guarantor;
          (iii) Accounts with respect to which the Account Debtor (other than a Governmental Authority) either (A) does not maintain its Chief Executive Office in an Applicable Eligible Jurisdiction, or (B) is not organized under the laws of an Applicable Eligible Jurisdiction or any state, territory, province or subdivision thereof;
          (iv) any Account that is payable in any currency other than Dollars; provided, that (i) Eligible Canadian Accounts may also be payable in Canadian Dollars and (ii) Eligible European Accounts may also be payable in any Alternate Currency, Swiss Francs, Norwegian Kroner, Swedish Kronor, or Danish Kroner;
          (v) any Account that does not arise from the sale of goods or the performance of services by such Borrower or Borrowing Base Guarantor (or, with respect only to Accounts acquired by Swiss Borrower pursuant to a Receivables Purchase Agreement, German Seller) in the ordinary course of its business;
          (vi) any Account (a) upon which the right of the Borrower or Borrowing Base Guarantor, as applicable, to receive payment is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied or (b) as to which either the Borrower or Borrowing Base Guarantor, as applicable, is not able to bring suit or otherwise enforce its remedies against

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the Account Debtor through judicial or administrative process or (c) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the Borrower’s or Borrowing Base Guarantor’s, as applicable, completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;
          (vii) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account, it being understood that the amount of any such defense, counterclaim, setoff or dispute shall be reflected in the applicable Borrowing Base Certificate and that the remaining balance of the Account shall be eligible;
          (viii) any Account that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered to the applicable Account Debtor;
          (ix) any Account with respect to which an invoice or electronic transmission constituting a request for payment has not been sent;
          (x) any Account that arises from a sale to any director, officer, other employee or Affiliate of any Company;
          (xi) to the extent any Company, including any Loan Party or Subsidiary, is liable for goods sold or services rendered by the applicable Account Debtor to any Company, including any Loan Party or Subsidiary, but only to the extent of the potential offset;
          (xii) any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;
          (xiii) any Account that is subject to the occurrence of any of the following:
               (1) such Account has not been paid within one hundred twenty (120) days following its original invoice date or is more than sixty (60) days past due according to its original terms of sale; or
               (2) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or
               (3) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;
          (xiv) any Account that is the obligation of an Account Debtor (other than an individual) if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under clause (xiii) of this definition;

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          (xv) any Account as to which any of the representations or warranties in, or pursuant to, the Loan Documents, or the Receivables Purchase Agreement are untrue;
          (xvi) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;
          (xvii) that portion of any Account in respect of which there has been, or should have been, established by any Borrower or Borrowing Base Guarantor or the German Seller a contra account, whether in respect of contractual allowances with respect to such Account, audit adjustment, anticipated discounts or otherwise;
          (xviii) any Account on which the Account Debtor is a Governmental Authority where applicable law imposes any requirement (including any requirement of notice, acceptance or acknowledgment by the Governmental Authority) to constitute a valid assignment as against such Governmental Authority, unless the Borrower or Borrowing Base Guarantor, as applicable, has assigned its rights to payment of such Account to the Funding Agent (or in the case of Account acquired by the Swiss Borrower pursuant to the Receivables Purchase Agreement, unless the German Seller has assigned such rights to Swiss Borrower, and Swiss Borrower has further assigned such rights to Funding Agent) pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a U.S. federal Governmental Authority or complied with such requirement pursuant to applicable law in the case of any other Governmental Authority (including, in the case of Canada, the Financial Administration Act);
          (xix) Accounts that are subject to (a) extended retention of title arrangements (for example, verlängerter Eigentumsvorbehalt, including a processing clause, Verarbeitungsklausel) with respect to any part of the Inventory or goods giving rise to such Account or similar arrangements under any applicable law to the extent of a claim that validly survives by law or contract that can effectively be enforced pursuant to such title retention arrangements or (b) that are subject to an enforceable restriction on assignment;
          (xx) with respect to Accounts of any Eligible U.K. Loan Party, Accounts with respect to which (i) the agreement evidencing such Accounts is not governed by the laws of Germany, Canada or any province thereof, England and Wales or any state in the United States, or the laws of such other jurisdictions acceptable to the Funding Agent in its Permitted Discretion (each, an “Acceptable Governing Law”) or (ii) if governed by an Acceptable Governing Law, the requirements, if any, set forth on Schedule 1.01(c) hereto with respect to such Acceptable Governing Law (or the respective Accounts) are not satisfied;
          (xxi) with respect to Accounts of any Eligible U.K. Loan Party, Accounts where the Account Debtor either maintains its Chief Executive Office or is organized under the laws of an Applicable European Jurisdiction, the United States or Canada and the requirements, if any, set forth on Schedule 1.01(c) hereto with respect to such Account Debtor in such jurisdiction have not been satisfied;
          (xxii) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers exceeds 15% (or, with regard to Account Debtors listed on Schedule 1.01(d), such higher amount as is set

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forth on such Schedule) of the aggregate amount of Eligible Accounts of all Borrowers; provided that the amount excluded from Eligible Accounts because they exceed the foregoing percentage shall be determined by the Funding Agent based upon all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;
          (xxiii) any Account acquired by the Swiss Borrower pursuant to the Receivables Purchase Agreement that is a Disqualified Receivable (as defined therein);
          (xxiv) any Account acquired by Swiss Borrower pursuant to a Receivables Purchase Agreement which is not in full force and effect or under which any party thereto has defaulted in its obligations thereunder or disaffirmed in writing its obligations thereunder; or
          (xxv) any Account of the Swiss Borrower acquired pursuant to the Receivables Purchase Agreement with respect to which notice is required to have been given pursuant to the Swiss Security Agreement, unless such notice has been given in accordance therewith.
Notwithstanding the foregoing, no Account will be characterized as ineligible pursuant to any of the criteria set forth in paragraphs (iii), (iv), (xiii), (xiv), (xviii) through (xxv) above to the extent that the Account Debtor’s obligations thereunder are insured pursuant to a credit insurance arrangement in form and substance, and with a creditworthy insurer, all of which is satisfactory to the Funding Agent in its sole and absolute discretion.
     “Eligible Assignee” shall mean (a) any Revolving Lender, (b) an Affiliate of any Revolving Lender, (c) an Approved Fund of a Revolving Lender and (d) any other person approved by the Funding Agent, the Issuing Bank, the Swingline Lender and Administrative Borrower (each such approval not to be unreasonably withheld or delayed); provided that (x) no approval of Administrative Borrower shall be required during the continuance of a Default or prior to the earlier of (i) three months after the Closing Date or (ii) the completion of the primary syndication of the Commitments and Loans (as determined by the Arrangers), (y) “Eligible Assignee” shall not include Holdings or any of its Affiliates or Subsidiaries or any natural person and (z) each assignee Lender shall be subject to each other applicable requirement regarding Lenders hereunder, including, with regard to Canadian Lenders, Section 2.20 and, with regard to Lenders to Swiss Borrower, Sections 2.21, 3.23 and Section 11.04 (including Section 11.04(h)).
     “Eligible Canadian Accounts” shall mean the Eligible Accounts owned by the Canadian Loan Parties.
     “Eligible Canadian Inventory” shall mean the Eligible Inventory owned by the Canadian Loan Parties.
     “Eligible European Accounts” shall mean the Eligible Accounts owned by an Eligible European Loan Party.
     “Eligible European Loan Party” shall mean the U.K. Borrower, the Swiss Borrower, or any other Borrowing Base Guarantor incorporated in England and Wales.
     “Eligible Inventory” shall mean Inventory consisting of goods, including raw materials and work in process, held for sale by any U.S. Borrower, any Canadian Loan Party, or any

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Eligible U.K. Loan Party, in the ordinary course, but shall exclude any Inventory to which any of the exclusionary criteria set forth below applies. Eligible Inventory shall not include any Inventory of any U.S. Borrower, Canadian Loan Party, or any Eligible U.K. Loan Party that:
          (i) the Collateral Agent, on behalf of Secured Parties, does not have a valid, perfected First Priority Lien on;
          (ii) (1) is stored at a leased location, unless either (x) a Landlord Access Agreement has been delivered to the Collateral Agent, or (y) a Rent Reserve has been established with respect thereto or (2) is stored with a bailee or warehouseman (including Inventory stored or located at the Logan Location, whether Logan has possession as a warehouseman, bailee, consignee or otherwise) unless either (x) an acknowledged Bailee Letter has been delivered to the Collateral Agent or (y) a Rent Reserve has been established with respect thereto; provided that this clause (ii) shall not apply to any Inventory (A) constituting Vendor Managed Inventory in the aggregate for all such locations of less than $20 million, (B) at the Logan Location, so long as such Inventory is subject to a valid Bailee Letter in favor of the Collateral Agent for the benefit of the Secured Parties, in form and substance acceptable to the Collateral Agent, and the applicable Loan Party has filed appropriate UCC (or comparable) filings to perfect its interest in such Inventory, or (C) located in any jurisdiction outside of the United States or Canada where such agreements are not customary;
          (iii) is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to Collateral Agent is in place with respect to such Inventory;
          (iv) is covered by a negotiable document of title, unless such document has been delivered to the Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and the Lenders and landlords, carriers, bailees and warehousemen if clause (ii) above has been complied with;
          (v) is to be returned to suppliers;
          (vi) is obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;
          (vii) consists of display items, samples or packing or shipping materials, manufacturing supplies, work-in-process Inventory (other than work-in-process Inventory that is in saleable form as reflected in the most recent Inventory Appraisal) or replacement parts;
          (viii) is not of a type held for sale in the ordinary course of any U.S. Borrower’s, Eligible U.K. Loan Party’s, or Canadian Loan Party’s, as applicable, business;
          (ix) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;
          (x) consists of Hazardous Material;
          (xi) is not covered by casualty insurance maintained as required by Section 5.04;

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          (xii) is subject to any licensing arrangement the effect of which would be to limit the ability of Collateral Agent, or any person selling, leasing or otherwise disposing of, the Inventory on behalf of Collateral Agent, to complete or sell, lease or otherwise dispose of such Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment to the licensor or any other third party;
          (xiii) is subject to an asserted claim of infringement or other violation (whether as a result of an “invitation to license” or the like) of any third party’s Intellectual Property Rights, but only to the extent of such claim;
          (xiv) is not at a location within the United States, Canada, or England and Wales scheduled on Schedule 3.24 (as updated from time to time in accordance with Section 5.13), except in accordance with Section 5.13, unless in transit between locations permitted by Section 5.13 or as otherwise permitted by clause (xv);
          (xv) is in transit with a common carrier from vendors and suppliers, provided Inventory in transit from vendors and suppliers may be included as eligible pursuant to this clause (xv) so long as (i) the Funding Agent shall have received evidence of satisfactory casualty insurance naming the Collateral Agent as loss payee and otherwise covering such risks as the Funding Agent may reasonably request, (ii) such Inventory is located in the United States, Canada or England and Wales, (iii) such Inventory is not “on-the-water”; and (iv) such Inventory is in transit for not more than 48 hours; provided that up to $10,000,000 of Inventory in transit by rail for longer periods may be included as “Eligible Inventory” and (v) the common carrier is not an Affiliate of the applicable vendor or supplier; or
          (xvi) with respect to Inventory of any U.K. Borrower or any other Borrowing Base Guarantor incorporated in England and Wales, Inventory any part of which is subject to valid retention of title provisions to the extent of such claim.
     “Eligible Large Customer Swiss Accounts” shall mean Eligible Swiss Accounts for which a “Large Customer” (as defined in the Receivables Purchase Agreement) is the Account Debtor.
     “Eligible Small Customer Swiss Accounts” shall mean all Eligible Swiss Accounts other than Eligible Large Customer Swiss Accounts.
     “Eligible Swiss Accounts” shall mean the Eligible Accounts purchased by Swiss Borrower from German Seller pursuant to the Receivables Purchase Agreement.
     “Eligible U.K. Accounts” shall mean the Eligible Accounts owned by an Eligible U.K. Loan Party.
     “Eligible U.K. Inventory” shall mean the Eligible Inventory owned by an Eligible U.K. Loan Party.
     “Eligible U.K. Loan Party” shall mean the U.K. Borrower or any other Borrowing Base Guarantor incorporated in England and Wales.

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     “Eligible U.S. Accounts” shall mean the Eligible Accounts owned by the U.S. Borrowers.
     “Eligible U.S. Inventory” shall mean the Eligible Inventory owned by the U.S. Borrowers.
     “Embargoed Person” shall have the meaning assigned to such term in Section 6.21.
     “Environment” shall mean the natural environment, including air (indoor or outdoor), surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.
     “Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.
     “Environmental Law” shall mean any and all treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other legally binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.
     “Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
     “Equipment” shall mean “equipment,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which such Person now or hereafter has rights.
     “Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.
     “Equity Issuance” shall mean, without duplication, (i) any issuance or sale by Holdings after the Closing Date of any Equity Interests (other than Preferred Stock) in Holdings (including

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any Equity Interests (other than Preferred Stock) issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests (other than Preferred Stock) or (ii) any contribution to the capital of Holdings.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
     “ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30) day notice period is waived by regulation); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of material Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in a Material Adverse Effect.
     “EURIBOR Borrowing” shall mean a Borrowing comprised of EURIBOR Loans.
     “EURIBOR Interest Period” shall mean, with respect to any EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months later (or, with regard only to a European Swingline Loan denominated in Euros, between 2 and 7 days), as Administrative Borrower may elect; provided that (a) if any EURIBOR Interest Period would end on a day other than a Business Day, such EURIBOR Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such EURIBOR Interest Period shall end on the immediately preceding Business

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Day, (b) any EURIBOR Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such EURIBOR Interest Period) shall end on the last Business Day of the last calendar month of such EURIBOR Interest Period, (c) Administrative Borrower shall not select a EURIBOR Interest Period that would extend beyond the Final Maturity Date, (d) Administrative Borrower shall not select EURIBOR Interest Periods so as to require a payment or prepayment of any EURIBOR Loan during a EURIBOR Interest Period for such Loan and (e) any EURIBOR Borrowings (other than Borrowings of European Swingline Loans) made or continued during the period ending on the earlier of (x) three months following the Closing Date and (y) the completion of the primary syndication of the Commitments (as determined by the Arrangers), shall have a EURIBOR Interest Period of one month. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “EURIBOR Loan” shall mean any Revolving Loan or European Swingline Loan bearing interest at a rate determined by reference to the Adjusted EURIBOR Rate in accordance with the provisions of ARTICLE II.
     “EURIBOR Rate” shall mean, with respect to any EURIBOR Borrowing for any Interest Period, the interest rate per annum determined by the Banking Federation of the European Union for deposits in Euro (for delivery on the first day of such Interest Period) with a term comparable to such Interest Period, determined as of approximately 11:00 a.m., Brussels time, on the second full TARGET Day preceding the first day of such Interest Period (as set forth by Reuters or any successor thereto or any other service selected by the Funding Agent which has been nominated by the Banking Federation of the European Union as an authorized information vendor for the purpose of displaying such rates); provided, however, that (i) if no comparable term for an Interest Period is available, the EURIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if the rate referenced above is not available, “EURIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to EURIBOR Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Funding Agent (or such other bank or banks as may be designated by the Funding Agent in consultation with European Administrative Borrower) is offered deposits in Euros at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the first day of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of such EURIBOR Borrowing to be outstanding during such Interest Period (or such other amount as the Funding Agent may reasonably determine).
     “euro” or “Euro” or “ €” shall mean the single currency of the Participating Member States.
     “Euro Denominated Loan” shall mean each Loan denominated in euros at the time of the incurrence thereof, unless and until converted into Dollar Denominated Loans pursuant to Section 2.09. ).
     “Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

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     “Eurocurrency Interest Period” shall mean, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with regard only to a European Swingline Loan denominated in GBP or Swiss francs, between 2 and 7 days), as Administrative Borrower may elect; provided that (a) if any Eurocurrency Interest Period would end on a day other than a Business Day, such Eurocurrency Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Eurocurrency Interest Period shall end on the immediately preceding Business Day, (b) any Eurocurrency Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Eurocurrency Interest Period) shall end on the last Business Day of the last calendar month of such Eurocurrency Interest Period, (c) Administrative Borrower shall not select a Eurocurrency Interest Period that would extend beyond the Final Maturity Date, (d) Administrative Borrower shall not select Eurocurrency Interest Periods so as to require a payment or prepayment of any Eurocurrency Loan during a Eurocurrency Interest Period for such Loans and (e) any Eurocurrency Borrowings (other than Borrowings of European Swingline Loans) made or continued during the period ending on the earlier of (x) three months following the Closing Date and (y) the completion of the primary syndication of the Commitments (as determined by the Arrangers), shall have a Eurocurrency Interest Period of one month. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Eurocurrency Loan” shall mean any Revolving Loan or European Swingline Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of ARTICLE II.
     “Eurofoil” shall mean Eurofoil Inc. (USA), a New York corporation.
     “European Administrative Borrower” shall mean Novelis AG, or any successor entity serving in that role pursuant to Section 2.03(c).
     “European Borrower” shall mean Swiss Borrower and U.K. Borrower.
     “European Borrowing Base” shall mean the lesser of (i) the sum of the Swiss Borrowing Base plus the U.K. Borrowing Base and (ii) $325 million.
     “European Cash Pooling Arrangements” shall mean the cash pooling arrangements operated by the Swiss Borrower and certain of the other Companies pursuant to the Novelis AG Cash Pooling Agreement and the Commerzbank Cash Pooling Agreement.
     “European LC Exposure” shall mean at any time the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding European Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all European Reimbursement Obligations outstanding at such time. The European LC Exposure of any U.S./European Lender at any time shall mean its Pro Rata Percentage of the aggregate European LC Exposure at such time.

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     “European Letter of Credit” shall have the meaning assigned to such term in Section 2.18(a).
     “European Reimbursement Obligations” shall mean each applicable Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements in respect of European Letters of Credit.
     “European Revolving Loan” shall have the meaning assigned to such term in Section 2.01(a).
     “European Swingline Activation Date” shall mean the date that the Funding Agent notifies the Administrative Borrower that the European Swingline is available to be utilized.
     “European Swingline Commitment” shall mean the commitment of the European Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The amount of the European Swingline Commitment shall initially be $25 million, but shall in no event exceed the U.S./European Revolving Commitment.
     “European Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding European Swingline Loans. The European Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate European Swingline Exposure at such time.
     “European Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.
     “European Swingline Loan” shall mean any loan made by the European Swingline Lender pursuant to Section 2.17.
     “Event of Default” shall have the meaning assigned to such term in Section 8.01.
     “Excess Amount” shall have the meaning assigned to such term in Section 2.10.
     “Excess Availability” shall mean, at any time, an amount, expressed in dollars, equal to (a) the lesser of (i) the Revolving Commitments of all of the Lenders and (ii) the Total Borrowing Base on the date of determination less (b) all outstanding Loans and LC Exposure.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Excluded Collateral Subsidiary” shall mean, at any date of determination, any Subsidiary designated as such in writing by Administrative Borrower to the Funding Agent that, together with all other Subsidiaries constituting Excluded Collateral Subsidiaries (i) contributed 1.0% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, (ii) had consolidated assets representing 1.0% or less of the consolidated total assets of Canadian Borrower and its Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements

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have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (iii) is not a Loan Party. The Excluded Collateral Subsidiaries as of the Closing Date are listed on Schedule 1.01(e).
     “Excluded Subsidiaries” shall mean Subsidiaries of Holdings that (i) are not Loan Parties and (ii) are not organized in a Principal Jurisdiction.
     “Excluded Taxes” shall mean, with respect to the Agents, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes imposed on it, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, (b) in the case of a Foreign Lender, any U.S. federal withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except (x) to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.15(a) or (y) if such Foreign Lender designates a new foreign lending office or is an assignee pursuant to a request by any Borrower under Section 2.16; provided that this subclause (b)(i) shall not apply to any Tax imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 2.14(d), or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.15(e), or (c) taxes imposed under Part XIII of the Income Tax Act (Canada) on payments made hereunder to or for the benefit of a Canadian Lender who fails to qualify as a Canadian Resident, unless any of the circumstances described in Section 2.20(a)(i), (ii) or (iii) apply.
     “Executive Order” shall have the meaning assigned to such term in Section 3.22.
     “Existing Letter of Credit” shall mean the letters of credit referred to on Schedule 2.18.
     “Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).
     “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Funding Agent from three federal funds brokers of recognized standing selected by it.
     “Fee Letter” shall mean that certain fee letter among the Canadian Borrower, the Arrangers, ABN AMRO, and UBS Loan Finance LLC, dated as of May 25, 2007, as the same may be amended, amended and restated, supplemented, revised or modified from time to time.
     “Fees” shall mean the fees payable hereunder or under the Fee Letter.
     “Final Maturity Date” shall mean July 6, 2012.

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     “Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
     “Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004.
     “FIRREA” shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
     “First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien to which such Collateral is subject, other than Permitted Liens of the type described in Section 6.02(a), (b), (c), (d), (f), (g), (h), (i), (j), (k) (to the extent provided in the Intercreditor Agreement), (n), (o), (q), (r), (s) and (t) which have priority over the Liens granted pursuant to the Security Documents (and in each case, subject to the proviso to Section 6.02).
     “Foreign Guarantee” shall have the meaning assigned to such term in Section 7.01.
     “Foreign Lender” shall mean any Lender that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or a trust that properly elected to be treated as a United States person.
     “Foreign Plan” shall mean any pension or other employee benefit or retirement plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.
     “Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.
     “Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).
     “Fund” shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
     “Funded Specified Foreign Currency Participation” shall mean, with respect to any Participating Specified Foreign Currency Lender relating to Specified Foreign Currency Loans funded by LaSalle Bank N.A., (i) the aggregate amount paid by such Participating Specified Foreign Currency Lender to LaSalle Bank N.A. pursuant to Section 12.02 of this Agreement in respect of such Participating Specified Foreign Currency Lender’s participation in the principal amount of Specified Foreign Currency Loans funded by LaSalle Bank N.A. minus (ii) the aggregate amount paid to such Participating Specified Foreign Currency Lender by LaSalle Bank N.A. pursuant to Section 12.02 of this Agreement in respect of its participation in the principal

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amount of Specified Foreign Currency Loans funded by LaSalle Bank N.A., excluding in each case any payments made in respect of interest accrued on the Specified Foreign Currency Loans funded by LaSalle Bank N.A. LaSalle Bank N.A.’s Funded Specified Foreign Currency Participation in any Specified Foreign Currency Loans funded by LaSalle Bank N.A. shall be equal to the outstanding principal amount of such Specified Foreign Currency Loans minus the total Funded Specified Foreign Currency Participation of all other Lenders therein.
     “Funding Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to ARTICLE X; provided that with respect to the Canadian Revolving Loans made available to the Canadian Borrower hereunder (including with respect to Canadian Letters of Credit), references in this Agreement and the other Loan Documents to the Funding Agent shall be deemed a reference to the Canadian Funding Agent.
     “GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.
     “GBP” or “£” shall mean lawful money of the United Kingdom.
     “GBP Denominated Loan” shall mean each Loan denominated in GBP at the time of the incurrence thereof, unless and until converted into Dollar Denominated Loans pursuant to Section 2.09.
     “German Guarantor” shall mean each Subsidiary of Holdings organized in Germany party hereto as a Guarantor, and each other Subsidiary of Holdings organized in Germany that is required to become a Guarantor pursuant to the terms hereof.
     “German Security Agreement” shall mean, collectively, any Security Agreement substantially in the form of Exhibits M-5-1 to 7 among the German Guarantors and the Collateral Agent for the benefit of the Secured Parties.
     “German Seller” shall mean Novelis Deutschland GmbH, a company organized under the laws of Germany (including in its roles as seller and collection agent under the Receivables Purchase Agreement).
     “Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or

39

into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.
     “Guarantee Payment” shall have the meaning assigned to such term in Section 7.12(b).
     “Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
     “Guarantees” shall mean the guarantees issued pursuant to ARTICLE VII by the Guarantors.
     “Guarantors” shall mean each Borrower, Holdings and the Subsidiary Guarantors (including each U.S. Borrower, the Canadian Borrower, the U.K. Borrower, the Swiss Borrower, Holdings and each other Canadian Guarantor, each Swiss Guarantor, each U.K. Guarantor, the German Guarantor, the Irish Guarantor, the Brazilian Guarantor, and each other Subsidiary of Holdings that is required to become a Guarantor hereunder, and including in any case each Borrowing Base Guarantor).
     “Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation under or which can give rise to liability under any Environmental Laws.
     “Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging a Company’s exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices, in each case not for speculative purposes.
     “Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.
     “Hindalco Acquisition” shall have the meaning assigned to such term in the recitals hereto.
     “Holdings” shall mean (i) prior to the consummation of the Permitted Holdings Amalgamation, AV Aluminum, and (ii) upon and after the consummation of the Permitted Holdings Amalgamation, AV Metals.
     “Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary designated as such in writing by Administrative Borrower to the Funding Agent that, together with all other Subsidiaries constituting Immaterial Subsidiaries (i) contributed 5.0% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a)

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or 5.01(b) prior to the date of determination, (ii) had consolidated assets representing 5.0% or less of the consolidated total assets of Canadian Borrower and its Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (iii) is not a Loan Party. The Immaterial Subsidiaries as of the Closing Date are listed on Schedule 1.01(f).
     “Increase Effective Date” shall have the meaning assigned to such term in Section 2.23(a).
     “Increase Joinder” shall have the meaning assigned to such term in Section 2.23(c).
     “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than ninety (90) days (other than such overdue trade accounts payable being contested in good faith and by proper proceedings, for which appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or other applicable accounting standards)); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) all Attributable Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (j) all obligations of such person under any Securitization Facility; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.
     “Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.
     “Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).
     “Information” shall have the meaning assigned to such term in Section 11.12.
     “Initial U.S. Borrower” shall have the meaning assigned to such term in the preamble hereto.

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     “Instruments” shall mean all “instruments,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, in which any Person now or hereafter has rights.
     “Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.
     “Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.
     “Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).
     “Interbank Rate” shall mean, for any period, (i) in respect of Loans denominated in dollars, the Federal Funds Effective Rate, and (ii) in respect of Loans denominated in any other currency, the Funding Agent’s cost of funds for such period.
     “Intercompany Note” shall mean a promissory note substantially in the form of Exhibit P, or such other form as may be agreed to by the Funding Agent in its sole discretion.
     “Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of the date hereof by and among the Companies party thereto, Administrative Agent, Collateral Agent, the other Agents party thereto, Term Loan Administrative Agent, Term Loan Collateral Agent and the other Term Loan Agents under the Term Loan Documents party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Interest Election Request” shall mean a request by Administrative Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.
     “Interest Payment Date” shall mean (a) with respect to any Base Rate Loan (including any Swingline Loan), the last Business Day of each month to occur during any period in which such Loan is outstanding, (b) with respect to any Eurocurrency Loan, EURIBOR Loan or BA Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Loan, EURIBOR Loan or BA Rate Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Revolving Loan or Swingline Loan, the Final Maturity Date or such earlier date on which the Revolving Commitments are terminated, as the case may be.
     “Interest Period” shall mean (a) in the case of any Eurocurrency Loan, the applicable Eurocurrency Interest Period, (b) in the case of any EURIBOR Loan, the applicable EURIBOR Interest Period and (c) in the case of any BA Rate Loan, the applicable BA Interest Period.

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     “Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, wherever located, in which any Person now or hereafter has rights.
     “Inventory Appraisal” shall mean (a) on the Closing Date, the appraisal prepared by Sector 3 dated June 12, 2007, and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm and delivered pursuant to Section 9.02 hereof.
     “Investments” shall have the meaning assigned to such term in Section 6.04.
     “Irish Guarantor” shall mean each Subsidiary of Holdings organized in Ireland party hereto as a Guarantor, and each other Subsidiary of Holdings organized in Ireland that is required to become a Guarantor pursuant to the terms hereof.
     “Irish Security Agreement” shall mean, collectively, any Security Agreement substantially in the form of Exhibits M-6-1 to 5 among the Irish Guarantors and the Collateral Agent for the benefit of the Secured Parties.
     “Issuing Bank” shall mean, as the context may require, (a) U.S./European Issuing Bank; or (b) Canadian Issuing Bank; or (c) collectively, all of the foregoing.
     “Issuing Country” shall have the meaning assigned to such term in Section 11.19(a).
     “Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F, or such other form as may be agreed to by the Funding Agent in its sole discretion.
     “Joint Venture” shall mean any person (a) that is not a direct or indirect Subsidiary of Holdings, and (b) in which Canadian Borrower, in the aggregate, together with its Subsidiaries, is directly or indirectly, the beneficial owner of 5% or more of any class of Equity Interests of such person.
     “Joint Venture Subsidiary” shall mean each of (i) Aluminum Company of Malaysia Berhard (Malaysia), (ii) NKL and (iii) any other person that is a Subsidiary in which persons other than Holdings or its Affiliates own 10% or more of the Equity Interests of such person, excluding Logan and Norf GmbH.
     “Judgment Currency” shall have the meaning assigned to such term in Section 11.18(a).
     “Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18(a).
     “Land Registry” shall mean the Land Registry of England and Wales.
     “Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Funding Agent.

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     “LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.
     “LC Exposure” shall mean at any time the sum of (a) U.S./European LC Exposure plus (b) Canadian LC Exposure.
     “LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
     “LC Request” shall mean a request by Administrative Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit H, or such other form as shall be approved by the Funding Agent.
     “Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.
     “Lender Addendum” shall mean with respect to any Lender on the Closing Date, a lender addendum in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 11.15, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Lenders” shall mean (a) the financial institutions that have become a party hereto pursuant to a Lender Addendum and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “Lenders” shall include (i) the Swingline Lender and (ii) each Canadian Lender (including any Affiliate of a Lender that is acting as a Canadian Lender).
     “Letter of Credit” shall mean any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued (or deemed issued) or to be issued by an Issuing Bank for the account of any Borrower pursuant to Section 2.18, including any U.S./European Letter of Credit and any Canadian Letter of Credit.
     “Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Final Maturity Date.
     “LIBOR Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Funding Agent to be the arithmetic mean of the offered rates for deposits in the relevant Approved Currency with a term comparable to such Interest Period that appears on the Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there

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shall at any time no longer exist a Reuters Screen LIBOR01 Page, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurocurrency Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Funding Agent is offered deposits in the relevant Approved Currency at approximately 11:00 a.m., London, England time, two (2) Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of such Eurocurrency Borrowing to be outstanding during such Interest Period (or such other amount as the Funding Agent may reasonably determine). “Reuters Screen LIBOR01 Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or other appropriate page if the relevant Approved Currency does not appear on such page, or such other page as may replace such page on such service for the purpose of displaying the rates at which the relevant Approved Currency deposits are offered by leading banks in the London interbank deposit market).
     “Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation, security interest or similar encumbrance of any kind or any arrangement to provide priority or preference in respect of such property or any filing of any financing statement or any financing change statement under the UCC, the PPSA or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority (other than any unauthorized notice or filing filed after the Closing Date for which there is not otherwise any underlying lien or obligation, so long as the Borrowers are (if aware of same) using commercially reasonable efforts to cause the removal of same), including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Loan Documents” shall mean this Agreement, any Borrowing Base Certificate, the Intercreditor Agreement, the Contribution, Intercompany, Contracting and Offset Agreement, the Notes (if any), the Security Documents, each Foreign Guaranty, the Fee Letter, and all other pledges, powers of attorney, consents, assignments, certificates, agreements or documents, whether heretofore, now or hereafter executed by or on behalf of any Loan Party for the benefit of any Agent or any Lender in connection with this Agreement.
     “Loan Parties” shall mean Holdings, the Borrowers and the Subsidiary Guarantors.
     “Loans” shall mean, as the context may require, a Revolving Loan or a Swingline Loan.
     “Logan” shall mean Logan Aluminum Inc., a Delaware corporation.
     “Logan Location” shall mean the premises of Logan Aluminum Inc., Route 431, North Russellville, Kentucky 42276.

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     “Mandatory Cost” shall mean the per annum percentage rate calculated by the Funding Agent in accordance with Annex II.
     “Margin Stock” shall have the meaning assigned to such term in Regulation U.
     “Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations, or financial condition of the Loan Parties and their Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to perform their payment and other material obligations under the Loan Documents; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under the Loan Documents, taken as a whole; or (d)(i) a material adverse effect on the Revolving Credit Priority Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on such Collateral or the priority of such Liens, in each case for this clause (d)(i) taken as a whole, or (ii) a material adverse effect on the Term Loan Priority Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on such Collateral or the priority of such Liens, in each case for this clause (d)(ii) taken as a whole.
     “Material Indebtedness” shall mean (a) Indebtedness under the Term Loan Documents and any Permitted Term Loan Facility Refinancings thereof, (b) Indebtedness under the Senior Notes, the Subordinated Debt Loan and any Permitted Refinancings thereof and (c) any other Indebtedness (other than the Loans and Letters of Credit, and other than intercompany Indebtedness of the Companies permitted hereunder) of the Loan Parties in an aggregate outstanding principal amount exceeding $50 million.
     “Material Subsidiary” shall mean any Subsidiary of Canadian Borrower that is not an Immaterial Subsidiary.
     “Maximum Rate” shall have the meaning assigned to such term in Section 11.14.
     “Maximum Term Loan Facility Amount” shall mean, on any date of determination, an amount equal to the sum of (i) $960 million plus (ii) to the extent used to refund, replace or refinance Indebtedness of any Loan Party and to pay related fees, expenses, interest, premiums and make-whole amounts, $400 million.
     “Minimum Currency Threshold” shall mean (v) with regard to Dollar Denominated Loans, (i) an integral multiple of $1.0 million and not less than $5.0 million for ABR Loans and (ii) an integral multiple of $1.0 million and not less than $5.0 million for Eurocurrency Loans, (w) with regard to Canadian Dollar Denominated Loans, (i) an integral multiple of Cdn.$1.0 million and not less than Cdn.$5.0 million for Canadian Base Rate Loans and (ii) an integral multiple of Cdn.$1.0 million and not less than Cdn.$5.0 million for BA Rate Loans, (x) with regard to Euro Denominated Loans, an integral multiple of €1.0 million and not less than €5.0 million and (y) with regard to GBP Denominated Loans, not less than GBP2.5 million and, if greater, an integral multiple of GBP1.0 million.
     “Moody’s” shall mean Moody’s Investors Service, Inc.

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     “Mortgage” shall mean an agreement, including, but not limited to, a mortgage, charge, deed of trust, deed of hypothec or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form of Exhibit J or, subject to the terms of the Intercreditor Agreement, other form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.
     “Mortgaged Property” shall mean (a) each Real Property identified as a Mortgaged Property on Schedule 8(a) to the Perfection Certificate dated the Closing Date, (b) each future Real Property covered by the terms of any Mortgage, and (c) each Real Property, if any, which shall be subject to a Mortgage (or other Lien created by a Security Document) delivered after the Closing Date pursuant to Section 5.11(c).
     “Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.
     “Net Cash Proceeds” shall mean:
     (a) with respect to any Asset Sale, the cash proceeds received by Holdings or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (without duplication) (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and Administrative Borrower’s good faith estimate of income taxes paid or payable in connection with such sale and repatriation Taxes that are or would be payable in connection with any sale by a Foreign Subsidiary); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Administrative Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within ninety (90) days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Term Loan) which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and (v) so long as any Term Loans remain outstanding, amounts required to be prepaid under the Term Loan Documents from the proceeds of Term Loan Priority Collateral (provided that, in

47

the case of an Asset Sale consisting of a sale or other disposition of all or substantially all of the property or assets or business of a Loan Party or its Subsidiaries, or the Equity Interests of a Subsidiary of a Loan Party, this clause (v) shall be limited to that portion of the cash proceeds in excess of the net book value of Revolving Credit Priority Collateral which is subject to such Asset Sale);
     (b) with respect to any Debt Issuance or any Preferred Stock Issuance, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and
     (c) with respect to any Equity Issuance or any other issuance of Equity Interests (other than Preferred Stock) by Holdings, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and
     (d) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of (i) all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event; and (ii) so long as any Term Loans remain outstanding, amounts required to be prepaid under the Term Loan Documents in respect of cash insurance proceeds, condemnation awards and other compensation received in respect of Term Loan Priority Collateral;
provided, however, that (i) Net Cash Proceeds arising from any Asset Sale, Preferred Stock Issuance, or Casualty Event by or applicable to a non-Wholly Owned Subsidiary shall equal the amount of such Net Cash Proceeds calculated as provided above less the percentage thereof equal to the percentage of any Equity Interests of such non-Wholly Owned Subsidiary not owned by Holdings and its Subsidiaries and (ii) so long as the Term Loans remain outstanding (x) in the case of an Asset Sale consisting of a sale of Equity Interests of a Subsidiary, the Net Cash Proceeds of such sale shall be deemed to equal the book value of Revolving Credit Priority Collateral included in such sale as of the date of such sale and (y) in the case of an Asset Sale consisting of a sale or other disposition of all or substantially all of the property and assets or business of a Loan Party or its Subsidiaries, the net cash proceeds of any such sale shall be deemed to equal the book value of the Revolving Credit Priority Collateral included in such sale (and the expenses relating to such Asset Sale shall be allocated proportionately among the Term Loan Priority Collateral and the Revolving Credit Priority Collateral).
     “Net Recovery Cost Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent Inventory Appraisal received by Collateral Agent in accordance with Section 9.02, net of liquidation expenses, commissions and other expenses reasonably anticipated in the disposition of such assets, and (b) the denominator of which is the original Cost of the aggregate amount of the Inventory subject to appraisal.
     “NKL” shall mean Novelis Korea Limited.

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     “Non-Dollar Denominated Loan” shall mean any Loan that is not a Dollar Denominated Loan.
     “Non-Guarantor Subsidiary” shall mean each Subsidiary that is not a Guarantor.
     “Norf GmbH” shall mean Aluminium Norf GmbH, a limited liability company (GmbH) organized under the laws of Germany.
     “Notes” shall mean any notes evidencing the Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K-1, K-2 or K-3.
     “Novelis AG Cash Pooling Agreement” shall mean a Cash Management Agreement entered into among Novelis AG and certain “European Affiliates” (as identified therein) dated 1 February 2007, together with all ancillary documentation thereto.
     “Novelis Corporation” shall mean Novelis Corporation, a Texas corporation.
     “Novelis Inc.” shall mean Novelis Inc., a corporation formed under the Canada Business Corporations Act.
     “Obligation Currency” shall have the meaning assigned to such term in Section 11.18(a).
     “Obligations” shall mean (a) obligations of the Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.
     “OFAC” shall have the meaning assigned to such term in Section 3.22.
     “Officers’ Certificate” shall mean a certificate executed by a Responsible Officer in his or her official (and not individual) capacity.
     “Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such

49

person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.
     “Other Taxes” shall mean all present or future stamp, recording, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Overadvance” shall have the meaning assigned to such term in Section 10.10.
     “Parent Guarantor” shall mean (i) prior to the consummation of the Permitted Holdings Amalgamation, AV Aluminum, and (ii) upon and after the consummation of the Permitted Holdings Amalgamation, AV Metals.
     “Participant” shall have the meaning assigned to such term in Section 11.04(d).
     “Participating Member States” shall mean the member states of the European Communities that adopt or have adopted the euro as their lawful currency in accordance with the legislation of the European Union relating to European Monetary Union.
     “Participating Specified Foreign Currency Lender” shall have the meaning assigned to such term in Section 12.01(a). The Participating Specified Foreign Currency Lenders as of the Closing Date are set forth in Schedule 1.01(h). No additional Participating Specified Foreign Currency Lenders shall be permitted without the consent of LaSalle Bank N.A.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.
     “Perfection Certificate” shall mean, individually and collectively, as the context may require, each certificate of a Loan Party in the form of Exhibit L-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
     “Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by the Collateral Agent.
     “Permitted Acquisition” shall mean any Acquisition, if each of the following conditions is met:
     (i) no Default is then continuing or would result therefrom;

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     (ii) no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, person or properties acquired, except to the extent permitted under Section 6.01, and any other such Indebtedness not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;
     (iii) the person or business to be acquired shall be, or shall be engaged in, a business of the type that the Loan Parties and the Subsidiaries are permitted to be engaged in under Section 6.15, and the person or business and any property acquired in connection with any such transaction shall be free and clear of any Liens, other than Permitted Liens;
     (iv) the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);
     (v) all transactions in connection therewith shall be consummated in all material respects in accordance with all applicable Requirements of Law;
     (vi) with respect to any transaction involving Acquisition Consideration of more than $25 million, unless the Funding Agent shall otherwise agree, the Administrative Borrower shall have provided the Funding Agent with (A) ten (10) Business Days’ prior written notice of such transaction, which notice shall describe in reasonable detail the terms and conditions of such transaction and the person or business to be acquired and (B) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Funding Agent;
     (vii) the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents, and any person acquired in connection with any such transaction shall become a Guarantor, in each case, to the extent required under, and within the relevant time periods provided in, Section 5.11, on terms reasonably satisfactory to the Agents, and the Agents shall have received all opinions, certificates, lien search results and other documents in connection therewith reasonably requested by the Agents;
     (viii) with respect to any transaction involving Acquisition Consideration that, when added to the fair market value of Equity Interests, including Equity Interests of Holdings, constituting purchase consideration, exceeds $10 million, the Administrative Borrower shall have delivered to the Funding Agent an Officers’ Certificate certifying that (A) such transaction complies with this definition and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect; and
     (ix) either (A) the Availability Conditions are satisfied or (B) the Acquisition Consideration for such acquisition shall not exceed $25 million, and the aggregate amount of the Acquisition Consideration for all Permitted Acquisitions since the Closing

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Date made when the Availability Conditions are not satisfied shall not exceed $50 million.
     “Permitted Discretion” shall mean the commercially reasonable exercise of the Funding Agent’s (or the Canadian Funding Agent’s) good faith credit judgment in accordance with customary business practices for comparable asset-based lending transactions in the metals industry in consideration of any factor that is reasonably likely to (i) materially and adversely affect the value of any Revolving Credit Priority Collateral, the enforceability or priority of the Liens thereon or the amount that the Collateral Agent, the other Agents and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, or (ii) suggest that any collateral report or financial information delivered to Collateral Agent, any other Agent or the Lenders by any Person on behalf of any Borrower or Borrowing Base Guarantor is incomplete, inaccurate or misleading in any material respect. In exercising such commercially reasonable credit judgment, the Funding Agent or the Canadian Funding Agent, as applicable, may consider, without duplication, such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following: (i) changes after the Closing Date in any material respect in collection history and dilution or collectibility with respect to the Accounts; (ii) changes after the Closing Date in any material respect in demand for, pricing of, or product mix of Inventory; (iii) changes after the Closing Date in any material respect in any concentration of risk with respect to the respective Borrower’s or Borrowing Base Guarantor’s Accounts or Inventory; and (iv) any other factors arising after the Closing Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Borrowers’ and the Borrowing Base Guarantors’ (as applicable) Accounts or Inventory.
     “Permitted Factoring Facility” shall mean a sale of Accounts on a discounted basis by any Company that is not a Borrower or Borrowing Base Guarantor and is not organized under the laws of, and does not conduct business in, a Principal Jurisdiction, so long as (i) no Loan Party has any obligation, contingent or otherwise in connection with such sale (other than to deliver the Accounts purported to be sold free and clear of any encumbrance), and (ii) such sale is for cash and fair market value.
     “Permitted Holdings Amalgamation” shall mean the amalgamation of AV Aluminum and the Canadian Borrower on a single occasion following the Closing Date; provided that (i) no Default exists or would result therefrom, (ii) the person resulting from such amalgamation shall be named Novelis Inc., and shall be a corporation formed under the Canada Business Corporations Act (such resulting person, the “Successor Canadian Borrower”), and the Successor Canadian Borrower shall expressly confirm its obligations as the Canadian Borrower under this Agreement and the other Loan Documents to which the Canadian Borrower is a party pursuant to a confirmation in form and substance reasonably satisfactory to the Funding Agent, (iii) immediately upon consummation of such amalgamation, AV Metals shall (A) be an entity organized or existing under the laws of Canada, (B) directly own 100% of the Equity Interests in the Successor Canadian Borrower, (C) execute a supplement or joinder to this Agreement in form and substance reasonably satisfactory to the Funding Agent to become a Guarantor and execute Security Documents (or supplements or joinder agreements thereto) in form and substance reasonably satisfactory to the Funding Agent, and take all actions necessary or advisable in the opinion of the Funding Agent or the Collateral Agent to cause the Lien created

52

by the applicable Security Documents to be a duly perfected First Priority Lien in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Funding Agent or the Collateral Agent and (D) subject to the terms of the Intercreditor Agreement, pledge and deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of the Successor Canadian Borrower, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of AV Metals, (iv) immediately after giving effect to any such amalgamation, the Consolidated Fixed Charge Coverage Ratio shall be at least 1.0 to 1.0, such compliance to be determined on the basis of the financial information most recently delivered to the Funding Agent pursuant to Section 5.01(a) or (b) as though such amalgamation had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the chief financial officer of the Canadian Borrower demonstrating such compliance calculation in reasonable detail, (v) the Successor Canadian Borrower shall have no Indebtedness after giving effect to the Permitted Holdings Amalgamation other than Indebtedness of the Canadian Borrower in existence prior to the date of the Permitted Holdings Amalgamation and the Subordinated Debt Loan so long as the Subordinated Debt Loan shall have been amended in a manner satisfactory to the Funding Agent to reflect the subordination of the Subordinated Debt Loan to the Canadian Borrower’s Secured Obligations and the Subordinated Debt Loan, if any, has been pledged by AV Metals as security for its guarantee of the Secured Obligations in a manner satisfactory to the Funding Agent, (vi) each other Guarantor, shall have by a confirmation in form and substance reasonably satisfactory to the Funding Agent, confirmed that its guarantee of the Guaranteed Obligations (including its Guarantee) shall apply to the Successor Canadian Borrower’s obligations under this Agreement, (vii) Canadian Borrower and each other Guarantor shall have by confirmations and any required supplements to the applicable Security Documents reasonably requested by the Funding Agent, in each case, in form and substance reasonably satisfactory to the Funding Agent confirmed that its obligations thereunder shall apply to the Successor Canadian Borrower’s obligations under this Agreement, and (viii) each Loan Party shall have delivered opinions of counsel and related officers’ certificates reasonably requested by the Funding Agent with respect to the execution and delivery and enforceability of the documents referred to above and the compliance of such amalgamation with the provisions hereof, and all such opinions of counsel shall be satisfactory to the Funding Agent; and provided, further, that (x) if the foregoing are satisfied, (1) AV Metals will be substituted for and assume all obligations of AV Aluminum under this Agreement and each of the other Loan Documents and (2) the Successor Canadian Borrower shall be substituted for Novelis Inc. under this Agreement and each of the other Loan Documents and all references hereunder and under the other Loan Documents to the Canadian Borrower shall be references to the Successor Canadian Borrower and (y) notwithstanding any provision of Section 11.02, the Agents are hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary to reflect such changes in the parties to the applicable Loan Documents.
     “Permitted Holdings Indebtedness” shall mean unsecured Indebtedness of Holdings (i) with respect to which no Borrower or Subsidiary has any Contingent Obligation, (ii) that will not mature prior to the 180th day following the Final Maturity Date, (iii) that has no scheduled amortization of principal prior to the 180th day following the Final Maturity Date, (iv) does not require any payments in cash of interest or other amounts in respect of the principal thereof (other than optional redemption provisions customary for senior discount or “pay-in-kind” notes)

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for a number of years from the date of issuance or incurrence thereof equal to at least one-half of the term to maturity thereof, (v) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount or “pay-in-kind” notes of an issuer that is the parent of a borrower under senior secured asset based revolving credit facilities, and (vi) that is issued to a person that is not an Affiliate of the Canadian Borrower or any of its Subsidiaries in an arm’s-length transaction on fair market terms; provided that at least five Business Days prior to the incurrence of such Indebtedness, a Responsible Officer of Holdings shall have delivered a certificate to the Funding Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirements.
     “Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
     “Permitted Refinancing” shall mean, with respect to any person, any refinancing or renewal of any Indebtedness of such person; provided that (a) (i) in the case of any such refinancing or renewal of the Subordinated Debt Loan, if the aggregate principal amount (or accreted value, if applicable) of such refinancing or renewal exceeds the aggregate principal amount (or accreted value, if applicable) of the Indebtedness so refinanced or renewed plus accrued interest thereon and reasonable fees and expenses payable in connection with such refinancing, the amount of any such excess is contributed by Holdings to the Canadian Borrower concurrently with such refinancing or renewal and (ii) in the case of any refinancing or renewal of any other Indebtedness, the aggregate principal amount (or accreted value, if applicable) thereof does not exceed the aggregate principal amount (or accreted value, if applicable) of the Indebtedness so refinanced or renewed except by an amount equal to unpaid accrued interest and premium thereon and any make-whole payments applicable thereto plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal and by an amount equal to any existing commitments unutilized thereunder, (b) such refinancing or renewal has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced or renewed (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (c) no Default is then continuing or would result therefrom, (d) the persons that are (or are required to be) obligors under such refinancing or renewal are the same persons as those that are (or are required to be) obligors under the Indebtedness being so refinanced or renewed (or, in the case of a Permitted Refinancing of the Senior Notes, such obligors are Loan Parties (other than Holdings)) and (e) the subordination provisions thereof (if any) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being so refinanced or renewed; provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Administrative Borrower shall have delivered an Officers’ Certificate to the Funding Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Administrative Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements.
     “Permitted Term Loan Facility Refinancing” shall mean any refinancing or renewal of the Indebtedness incurred under the Term Loan Documents; provided that (a) the aggregate

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principal amount (or accreted value, if applicable) of all such Indebtedness, after giving effect to such refinancing or renewal, shall not exceed the then Maximum Term Loan Facility Amount in effect plus an amount equal to unpaid accrued interest and premium on the Indebtedness being so refinanced or renewed plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal, (b) the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to such Indebtedness, after giving effect to such refinancing or renewal, is not increased from the “Applicable Margin” set forth in the Term Loan Documents as of the Closing Date by more than 3% per annum (excluding increases resulting from the accrual of interest at the default rate specified in the Term Loan Credit Agreement), (c) such refinancing or renewal has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being so refinanced or renewed (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (d) no Default is existing or would result therefrom and (e) the persons that are (or are required to be) obligors under such refinancing or renewal are the same persons as those that are (or are required to be) obligors under the Indebtedness being so refinanced or renewed (unless, in the case of a refinancing of Indebtedness of a Loan Party, such persons are or become obligors under the Loan Documents); provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Administrative Borrower shall have delivered an Officers’ Certificate to the Funding Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Administrative Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements.
     “person” or “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).
     “Platform” shall have the meaning assigned to such term in Section 11.01(d).
     “Pledged Intercompany Notes” shall mean, with respect to each Loan Party, all intercompany notes described in Schedule 11 to the Perfection Certificate as of the Closing Date and intercompany notes hereafter acquired by such Loan Party and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
     “Pledged Securities” shall mean, collectively, with respect to each Loan Party, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10 to the Perfection Certificate as of the Closing Date as being owned by such Loan Party and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired

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by such Loan Party (including by issuance), together with all rights, privileges, authority and powers of such Loan Party relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Loan Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Loan Party (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Loan Party (including by issuance), together with all rights, privileges, authority and powers of such Loan Party relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Loan Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Loan Party in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.
     “Post-Increase Revolving Lenders” shall have the meaning assigned to such term in Section 2.23(d).
     “PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations promulgated thereunder and other applicable personal property security legislation of the applicable Canadian province or provinces in respect of the Canadian Loan Parties (including the Civil Code of Quebec and the regulations respecting the register of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.
     “Pre-Increase Revolving Lenders” shall have the meaning assigned to such term in Section 2.23(d).
     “Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.
     “Preferred Stock Issuance” shall mean the issuance or sale by Holdings or any of its Subsidiaries of any Preferred Stock after the Closing Date.
     “Principal Jurisdiction” shall mean the United States, Canada, the United Kingdom, Switzerland, Germany and any state, province or other political subdivision of the foregoing.
     “Priority Payables” shall mean at any time, with respect to the Borrowers and the Borrowing Base Guarantors:
     (a) (i) the amount past due and owing by each Borrower or Borrowing Base Guarantor, or the accrued amount for which such Borrower or Borrowing Base Guarantor has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (u) pension fund obligations; (v) unemployment insurance; (w) goods and services taxes, sales taxes, employee income

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taxes and other taxes payable or to be remitted or withheld; (x) workers’ compensation; (y) vacation pay; and (z) other like charges and demands and (ii) the amount of fees which an insolvency administrator in an insolvency proceeding is allowed to collect pursuant to German law, including, without limitation, determination fees and collection fees; in each case with respect to the preceding clauses (i) and (ii), to the extent any Governmental Authority or other Person may claim a security interest, Lien, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the First Priority Liens granted in the Security Documents; and
     (b) the aggregate amount of any other liabilities of each Borrower or Borrowing Base Guarantor (i) in respect of which a trust has been or may be imposed on any Collateral to provide for payment or (ii) which are secured by a security interest, pledge, Lien, charge, right or claim on any Collateral; in each case, pursuant to any applicable law, rule or regulation and which trust, security interest, pledge, Lien, charge, right or claim ranks or, in the Permitted Discretion of the Funding Agent, is capable of ranking in priority to or pari passu with one or more of the First Priority Liens granted in the Security Documents (such as Liens, trusts, security interests, pledges, Liens, charges, rights or claims in favor of employees, landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens, trusts, security interests, pledges, Liens, charges, rights or claims for ad valorem, excise, sales, or other taxes where given priority under applicable law);
in each case net of the aggregate amount of all restricted cash held or set aside for the payment of such obligations.
     “Pro Forma Basis” shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Funding Agent.
     “Pro Rata Percentage” of (i) any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment, and (ii) any Revolving Lender with respect to a Class or Sub-Class of Obligations or Commitments (or exposure with respect to Loans or Obligations of a Class or Sub-Class), as applicable, shall mean the percentage of the total Commitments of such Class or Sub-Class, as applicable, of all Revolving Lenders represented by such Lender’s Commitment of such Class or Sub-Class; provided that the Pro Rata Percentage of any Lender with respect to any Letter of Credit Commitment or exposure, shall be (x) with respect to U.S. Letters of Credit, European Letters of Credit, or U.S./European Letters of Credit, determined with respect to the U.S./European Commitment of such Lender relative to all U.S./European Lenders, and (y) with respect to Canadian Letters of Credit, determined with respect to the Canadian Commitment of such Lender relative to all Canadian Lenders.
     “Process Agent” shall have the meaning assigned to such term in Section 11.09(d).
     “property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

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     “Property Material Adverse Effect” shall mean, with respect to any Mortgaged Property, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on (a) the business or operations of any Company as presently conducted at the Mortgaged Property; (b) the value or utility of the Mortgaged Property; or (c) the legality, priority or enforceability of the Lien created by the Mortgage or the rights and remedies of the Mortgagee thereunder.
     “PTR Scheme” shall mean the Provisional Treaty Relief scheme as described in the HM Revenue & Customs (formerly the Inland Revenue Guidelines dated January 2003 and administered by HM Revenue & Customs’ Centre for Non-Residents.
     “Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.
     “Purchased Receivables” shall have the meaning assigned to such term in the Receivables Purchase Agreement.
     “Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.
     “Real Property” shall mean, collectively, all right, title and interest (including any freehold, leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
     “Receivable” shall mean the indebtedness and other obligations owed to any Company (other than any Loan Party or any Company organized under the laws of Germany) (at the time such indebtedness and other obligations arise, and before giving effect to any transfer or conveyance contemplated under any Securitization Facility documentation) or in which such person has a security interest or other interest, including any indebtedness, obligation or interest constituting an Account, contract right, payment intangible, promissory note, chattel paper, instrument, document, investment property, financial asset or general intangible, arising in connection with the sale of goods or the rendering of services by such person, and further includes, the obligation to pay any finance charges with respect thereto.
     “Receivables Purchase Agreement” shall mean the receivables purchase agreement and any related servicing agreements between the German Seller, on the one hand, and the Swiss Borrower, on the other hand, in substantially the form of Exhibit Q or otherwise in form and

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substance reasonably satisfactory to the Funding Agent, in each case providing, inter alia, for the sale and transfer of Accounts by the German Seller to the Swiss Borrower, as each such agreement may be amended, modified, supplemented or replaced from time to time in accordance with the terms hereof and thereof.
     “Receiver” shall mean a receiver or receiver and manager or, where permitted by law, an administrative receiver of the whole or any part of the Collateral, and that term will include any appointee under a joint and/or several appointments.
     “Refinancing” shall mean the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding indebtedness listed on Schedule 1.01(a) of the Canadian Borrower or any of its Subsidiaries.
     “Register” shall have the meaning assigned to such term in Section 11.04(c).
     “Regulation” shall have the meaning assigned to such term in Section 3.27.
     “Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Reimbursement Obligations” shall mean each applicable Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements.
     “Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by any Loan Party in exchange for assets transferred by a Loan Party shall not be deemed to be Related Business Assets if they consist of securities of a person, unless upon receipt of the securities of such person, such person would become a Loan Party.
     “Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person’s Affiliates.
     “Related Security” shall mean, with respect to any Receivable, all of the applicable Securitization Subsidiary’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by the applicable Company gave rise to such Receivable, and all insurance contracts with respect thereto, all other security interests or liens

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and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise, all service contracts and other contracts and agreements associated with such Receivable, all records related to such Receivable, and all of the applicable Securitization Subsidiaries’ right, title and interest in, to and under the applicable Securitization Facility documentation.
     “Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
     “Relevant Amount” shall have the meaning assigned to such term in Section 2.06(j).
     “Relevant Currency Equivalent” shall mean the Dollar Equivalent or each Alternate Currency Equivalent, as applicable.
     “Rent Reserve” shall mean a Reserve established by the Funding Agent in an amount equal to the latest three months rent payments made by any Borrower or Borrowing Base Guarantor for each location at which Inventory of the Borrowers and Borrowing Base Guarantors is located that is not subject to a Landlord Access Agreement or Bailee Letter (as reported to the Funding Agent by the Administrative Borrower from time to time as requested by the Funding Agent), as such amount may be adjusted from time to time by the Funding Agent in its Permitted Discretion taking into account any statutory provisions detailing the extent to which landlords, warehousement or other bailees may make claims against Inventory located thereon.
     “Required Class Lenders” shall mean, with respect to any Class of Loans, Lenders having more than 50% of the sum of all outstanding Commitments (or after the termination thereof, outstanding Revolving Exposure of such Class).
     “Required Lenders” shall mean Lenders having more than 50% of the sum of all outstanding Commitments (or after the termination thereof, Total Revolving Exposure).
     “Requirements of Law” shall mean, collectively, any and all legally binding requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.
     “Reserves” shall mean reserves established from time to time against the Borrowing Base by the Funding Agent pursuant to Section 2.01(d) or otherwise in accordance with this Agreement.
     “Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the

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further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.
     “Responsible Officer” shall mean, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such person.
     “Restricted Grantor” shall mean a Loan Party that has granted a Guarantee that is subject to limitations that impair in any material respect the benefit of such Guarantee (as determined by the Funding Agent in its Permitted Discretion) (it being expressly understood and agreed that (i) no Loan Party that is a Canadian Borrower, a Canadian Guarantor, a U.K. Borrower, a U.K. Guarantor, a U.S. Borrower or a U.S. Guarantor shall be a Restricted Grantor and (ii) except as may be otherwise determined by the Funding Agent in its Permitted Discretion, each Loan Party that is a German Guarantor, an Irish Guarantor, a Swiss Borrower, a Swiss Guarantor or a Brazilian Guarantor shall be a Restricted Grantor).
     “Restricted Sub-Participation” shall mean a sub-participation of the rights and/or the obligations of a Lender under this Agreement which is not substantially in the form recommended from time to time by the London Loan Market Association (LMA) (including, in particular, a provision on status of participation substantially in the form set out in Clause 6.1 of the LMA Funded Participation (PAR) form as at the date of this Agreement and Clause 7.1 of the current LMA Risk Participation (PAR) form as at the date of this Agreement, except for changes that have been approved by the Funding Agent.
     “Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Final Maturity Date and (ii) the date of termination of the Revolving Commitments.
     “Revolving Commitment” shall mean, with respect to each Lender, such Lender’s Canadian Commitment and/or U.S./European Commitment.
     “Revolving Credit Priority Collateral” shall mean all “Revolving Credit Priority Collateral” as defined in the Intercreditor Agreement.
     “Revolving Exposure” shall mean, with respect to any Lender at any time, the sum of the aggregate U.S./European Revolving Exposure of such Lender and the aggregate Canadian Revolving Exposure of such Lender.
     “Revolving Lender” shall mean a Lender with a Revolving Commitment.
     “Revolving Loan” shall have the meaning assigned to such term in Section 2.01(b).
     “S&P” shall mean Standard & Poor’s Rating Services.
     “Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.

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     “Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.
     “Secured Debt Agreement” shall mean (i) this Agreement, (ii) the other Loan Documents and (iii) any Treasury Services Agreement entered into by a Loan Party with any counterparty that is a Secured Party.
     “Secured Obligations” shall mean (a) the Obligations and (b) the due and punctual payment and performance of all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party.
     “Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Funding Agent, the Canadian Funding Agent, any Receiver or Delegate, each other Agent, the Lenders, the Issuing Banks, and each party providing services to a Loan Party pursuant to a Treasury Services Agreement, if at the date of entering into such Treasury Services Agreement (or, with respect to Treasury Services Agreements in effect at the date hereof, at the date hereof) such person was a Lender, Arranger or Agent (or an Affiliate of a Lender, Arranger or Agent) (i) with an investment grade credit rating with respect to its unsecured debt or liabilities from Moody’s and S&P or (ii) otherwise approved by the Funding Agent, and in each case (with respect to any Affiliate of a Lender) such person executes and delivers to the Funding Agent a letter agreement substantially in the form of Exhibit S attached hereto or in such other form as may be acceptable to the Funding Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 10.03, Section 10.09, the Intercreditor Agreement and the Security Documents as if it were a Lender.
     “Securities Act” shall mean the Securities Act of 1933.
     “Securities Collateral” shall mean, collectively, the Pledged Securities, the Pledged Intercompany Notes and the Distributions.
     “Securitization Assets” means all existing or hereafter acquired or arising (i) Receivables that are sold, assigned or otherwise transferred pursuant to a Securitization Facility, (ii) the Related Security with respect to the Receivables referred to in clause (i) above, (iii) the collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited (and in any event excluding any lockboxes, lockbox accounts, collection accounts or deposit accounts that any Loan Party or any Company organized under the laws of Germany has an interest in) and which have been specifically identified and consented to by the Funding Agent, and (v) all other rights and payments which relate solely to such Receivables.
     “Securitization Facility” means each transaction or series of related transactions that effect the securitization of Receivables of a person; provided that no Receivables or other property of any Borrower, Borrowing Base Guarantor or any Company organized or conducting business in a Principal Jurisdiction shall be subject to a Securitization Facility.

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     “Securitization Subsidiary” means any special purpose financial subsidiary established by a Company for the sole purpose of consummating one or more Securitization Facilities and in respect of which no Company (other than a Securitization Subsidiary) has any obligation to maintain or preserve such Securitization Subsidiary’s financial condition or cause such Securitization Subsidiary to achieve specified levels of operating results.
     “Security Agreement” shall mean each U.S. Security Agreement, each Canadian Security Agreement, each U.K. Security Agreement, each Swiss Security Agreement, each German Security Agreement, each Irish Security Agreement, each Brazilian Security Agreement, and each other Security Agreement entered into pursuant to Section 5.11(b), individually and collectively, as the context may require.
     “Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to any Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.11.
     “Security Documents” shall mean each Security Agreement, the Mortgages, any Security Trust Deed, and each other security document, deed of trust, charge or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or financing change statements, control agreements, bailee notification letters, or instruments of perfection required by this Agreement, any Security Agreement, any Mortgage or any other such security document, charge or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to any Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations or to perfect, obtain control over or otherwise protect the interest of the Collateral Agent therein.
     “Security Trust Deed” shall mean any security trust deed to be executed by, among others, the Collateral Agent, the Funding Agent and any Loan Party granting security over U.K. or Irish assets of any Loan Party.
     “Senior Note Agreement” shall mean the indenture dated as of February 3, 2005, pursuant to which the Senior Notes were issued and any other indenture, note purchase agreement or other agreement pursuant to which Senior Notes are issued in a Permitted Refinancing of the Senior Notes.
     “Senior Note Documents” shall mean the Senior Notes, the Senior Note Agreement, the Senior Note Guarantees and all other documents executed and delivered with respect to the Senior Notes or the Senior Note Agreement.
     “Senior Note Guarantees” shall mean the guarantees of the Loan Parties (other than Holdings) and the other guarantors pursuant to the Senior Note Agreement.
     “Senior Notes” shall mean Canadian Borrower’s 7-1/4% Senior Notes due 2015 issued pursuant to the Senior Note Agreement and any senior notes issued pursuant to a Permitted

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Refinancing of the Senior Notes (including the registered notes issued in exchange for Senior Notes with substantially identical terms as the Senior Notes so exchanged).
     “Settlement” has the meaning assigned to such term in Section 2.17(c).
     “Settlement Date” has the meaning assigned to such term in Section 2.17(c).
     “Significant Event of Default” shall mean any Event of Default under Section 8.01(a), (b), (g) or (h).
     “Similar Business” shall mean any business conducted by the Canadian Borrower and the other Loan Parties on the Closing Date as described in the Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).
     “Specified Foreign Currency” has the meaning assigned to such term in Section 2.01(a).
     “Specified Foreign Currency Funding Capacity” at any date of determination, for any Lender, shall mean the ability of such Lender to fund U.S./European Revolving Loans denominated in a Specified Foreign Currency, as set forth in the records of the Funding Agent as notified in writing by such Lender to the Funding Agent within three (3) Business Days of such Lender becoming a Lender hereunder.
     “Specified Foreign Currency Loan” has the meaning assigned to such term in Section 12.01(a).
     “Specified Foreign Currency Participation” has the meaning assigned to such term in Section 12.01(a).
     “Specified Foreign Currency Participation Fee” has the meaning assigned to such term in Section 12.06.
     “Specified Foreign Currency Participation Settlement” has the meaning assigned to such term in Section 12.02(i).
     “Specified Foreign Currency Participation Settlement Amount” has the meaning assigned to such term in Section 12.02(ii).
     “Specified Foreign Currency Participation Settlement Date” has the meaning assigned to such term in Section 12.02(i).
     “Specified Foreign Currency Participation Settlement Period” has the meaning assigned to such term in Section 12.02(i).
     “Specified Holders” shall mean the Persons listed on Schedule 1.01(g).
     “Spot Selling Rate” shall mean on any date of determination (a) when used by the Administrative Borrower to calculate the Borrowing Base, the spot selling rate posted by the

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Federal Reserve Bank of New York on its website for the sale of the applicable currency for Dollars at approximately 11:00 a.m. (Chicago time) on such date and (b) for all other purposes, the spot selling rate determined by the Funding Agent which shall be the spot selling rate posted by Reuters on its website for the sale of the applicable currency for Dollars at approximately 4:00 p.m. (Chicago time) on the prior Business Day; provided that if such rate is not available, such rate shall be the spot selling rate posted by the Federal Reserve Bank of New York on its website for the sale of the applicable currency for Dollars at approximately 4:00 p.m. (Chicago time) on the prior Business Day
     “Standby Letter of Credit” shall mean any standby letter of credit or similar instrument issued for the purpose of supporting obligations of Holdings or any of its Subsidiaries not prohibited by this Agreement.
     “Statutory Reserves” shall mean (a) for any Interest Period for any Eurocurrency Borrowing in dollars, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D), (b) for any Interest Period for any portion of a Borrowing in GBP, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in GBP maintained by commercial banks which lend in GBP, (c) for any Interest Period for any portion of a European Swingline Borrowing in Swiss francs, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in Swiss francs maintained by commercial banks which lend in Swiss francs or (d) for any Interest Period for any portion of a Borrowing in euros, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves), if any, are in effect on such day for funding in euros maintained by commercial banks which lend in euros. Eurocurrency Borrowings and EURIBOR Borrowings shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.
     “Sub-Class,” when used in reference to any U.S./European Revolving Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are U.S. Revolving Loans, U.K. Revolving Loans or Swiss Revolving Loans.
     “Subordinated Debt Loan” shall mean that certain loan extended by AV Metals to Holdings in the aggregate principal amount of $900,000,000, as evidenced by the Promissory Note, dated May 15, 2007, made by Holdings in favor of AV Metals, as such loan may be increased by any Additional Subordinated Debt Loan or amended, in each case in accordance with the terms hereof; provided that to the extent the provisions of the definition of Permitted Holdings Amalgamation are complied with, the Subordinated Debt Loan in effect on the Closing Date and any Additional Subordinated Debt Loan incurred after the Closing Date and prior to the date of the Permitted Holdings Amalgamation may become an obligation of the Canadian Borrower after the Permitted Holdings Amalgamation occurs; provided, further, that all other

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Subordinated Debt Loans, if any, shall at all times be and remain unsecured obligations solely of Holdings.
     “Subordinated Indebtedness” shall mean Indebtedness of a Loan Party that is subordinated by its terms (including pursuant to the terms of any subordination agreement, intercreditor agreement, or otherwise) in right of payment to the Obligations of such Loan Party, including the Subordinated Debt Loan.
     “Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings. Notwithstanding the foregoing, Logan shall not be treated as a Subsidiary hereunder or under the other Loan Documents unless it qualifies as a Subsidiary under clause (ii) of this definition.
     “Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to this Agreement as a Subsidiary Guarantor pursuant to Section 5.11.
     “Supermajority Lenders” shall mean at any time, Lenders having more than 66-2/3% of the sum of all outstanding Commitments (or after the termination thereof, Total Revolving Exposure).
     “Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) current as of a date which shows all exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, unless otherwise acceptable to the Collateral Agent, (iii) certified by the surveyor (in a manner reasonably acceptable to the Funding Agent) to the Funding Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association (or the local equivalent) as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 4.01(o)(iii) or (b) otherwise acceptable to the Collateral Agent.

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     “Swingline Exposure” shall mean at any time the sum of (a) U.S. Swingline Exposure plus (b) European Swingline Exposure.
     “Swingline Lender” mean, individually and collectively, as the context may require, the U.S. Swingline Lender and the European Swingline Lender.
     “Swingline Loan” shall mean any loan made by a Swingline Lender pursuant to Section 2.17.
     “Swiss Borrower” shall have the meaning assigned to such term in the preamble hereto.
     “Swiss Borrowing Base” shall mean at any time an amount equal to the sum of the Dollar Equivalent of, without duplication:
     (i) the book value of Eligible Large Customer Swiss Accounts, multiplied by the advance rate of 85%, plus
     (ii) the book value of Eligible Small Customer Swiss Accounts, multiplied by the “Applicable Percentage” (as defined in the Receivables Purchase Agreement), multiplied by the advance rate of 85%, minus
     (iii) effective upon notification thereof to Administrative Borrower by the Collateral Agent and compliance with Section 2.01(d), any Reserves established from time to time by the Collateral Agent with respect to the Swiss Borrowing Base in accordance with the terms of this Agreement.
     The Swiss Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Collateral Agent and the Funding Agent with such adjustments as Funding Agent and Collateral Agent deem appropriate in its Permitted Discretion to assure that the Swiss Borrowing Base is calculated in accordance with the terms of this Agreement.
     “Swiss francs” or “CHF” shall mean lawful money of Switzerland.
     “Swiss Franc Denominated Loan” shall mean each European Swingline Loan denominated in Swiss Francs at the time of the incurrence thereof, unless and until converted into Dollar Denominated Loans pursuant to Section 2.09.
     “Swiss Guarantor” shall mean each Subsidiary of Holdings organized in Switzerland (other than the Swiss Borrower) party hereto as a Guarantor, and each other Subsidiary of Holdings organized in Switzerland that is required to become a Guarantor pursuant to the terms hereof.
     “Swiss Loan Party” shall mean the Swiss Borrower or a Swiss Guarantor.
     “Swiss Non-Qualifying Bank” shall mean a (Swiss or non-Swiss) Person that does not qualify as a Swiss Qualifying Bank.

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     “Swiss Qualifying Bank” shall mean a (Swiss or non-Swiss) financial institution which (i) qualifies as a bank pursuant to the banking laws in force in its country of incorporation, (ii) carries on a true banking activity in such jurisdiction as its main purpose, and (iii) has personnel, premises, communication devices and decision-making authority of its own, all as per the guidelines of the Swiss Federal Tax Administration No. S-02.122.1(4.99), No. S-02.122.2(4.99), S-02-123(9.86), No. S-02.128(1.2000) and No. S-02.130(4.99) or legislation or guidelines addressing the same issues which are in force at such time.
     “Swiss Revolving Exposure” shall mean, with respect to any Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of all outstanding Swiss Revolving Loans of such Lender, plus the Dollar Equivalent of the aggregate amount at such time of such Lender’s European LC Exposure, plus the Dollar Equivalent of the aggregate amount at such time of such Lender’s European Swingline Exposure.
     “Swiss Revolving Loan” shall have the meaning assigned to such term in Section 2.01(a).
     “Swiss Security Agreement” shall mean, collectively, any Security Agreement substantially in the form of Exhibits M-4-1 to 7 among the Swiss Loan Parties and the Collateral Agent for the benefit of the Secured Parties.
     “Swiss Withholding Tax” shall mean any withholding tax in accordance with the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (Bundesgesetz uber die Verrechnungssteuer) and any successor provision, as appropriate.
     “Syndication Agent” shall have the meaning assigned to such term in the preamble hereto.
     “TARGET” shall mean the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system (or any successor payment system).
     “TARGET Day” shall mean any day on which TARGET is open for the settlement of payments in Euro.
     “Tax Deduction” has the meaning assigned to such term in Section 2.15(i).
     “Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.
     “Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, payroll, social security, employment and unemployment taxes, assessments, fees or other charges imposed by any Taxing Authority, including any interest, additions to tax or penalties applicable thereto.
     “Taxing Authority” shall mean any governmental entity of any jurisdiction or political subdivision thereof with the authority to impose, assess, and collect Taxes and engage in activities of a similar nature with respect to such Taxing Authority.

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     “Ten Non-Bank Regulations” shall mean the regulations pursuant to the guidelines No. S-02.122.1(4.99), No. S-02.128(1.2000) and No. S-02.130.1(4.99) of the Swiss Federal Tax Administration (or legislation or guidelines addressing the same issues which are in force at such time) pursuant to which the aggregate number of Lenders of a Swiss Borrower under this Agreement which are not Swiss Qualifying Banks shall not at any time exceed ten.
     “Term Loan Administrative Agent” shall mean UBS AG, Stamford Branch, in its capacity as administrative agent under the Term Loan Credit Agreement, and its successors and assigns in such capacity.
     “Term Loan Agents” shall mean the “Agents” (as defined in the Term Loan Documents, including the Term Loan Administrative Agent and the Term Loan Collateral Agent).
     “Term Loan Collateral Agent” shall mean UBS AG, Stamford Branch, in its capacity as collateral agent under the Term Loan Credit Agreement, and its successors and assigns in such capacity.
     “Term Loan Credit Agreement” shall mean (i) that certain credit agreement dated as of the date hereof among the Loan Parties party thereto, the lenders party thereto, the Arrangers, as joint lead arrangers, and UBS AG, Stamford Branch, as administrative agent and as collateral agent for the Term Loan Secured Parties, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement and the Intercreditor Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein and in the Intercreditor Agreement) or refinance in whole or in part the indebtedness and other obligations outstanding under the (x) credit agreement referred to in clause (i) or (y) any subsequent Term Loan Credit Agreement, in each case which constitutes a Permitted Term Loan Facility Refinancing with respect to the Term Loans, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Credit Agreement hereunder. Any reference to the Term Loan Credit Agreement hereunder shall be deemed a reference to any Term Loan Credit Agreement then in existence.
     “Term Loan Documents” shall mean the Term Loan Credit Agreement and the other Loan Documents as defined in the Term Loan Credit Agreement, including the mortgages and other security documents, guaranties and the notes issued thereunder.
     “Term Loan Obligations” shall mean the Term Loans and the guarantees by the Loan Parties under the Term Loan Documents.
     “Term Loan Priority Collateral” shall have the meaning provided in the Intercreditor Agreement.
     “Term Loan Secured Parties” shall mean the Term Loan Administrative Agent, the Term Loan Collateral Agent and each Person that is a lender under the Term Loan Credit Agreement.

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     “Term Loan Security Documents” shall have the meaning assigned to the term “Security Documents” in the Term Loan Credit Agreement.
     “Term Loans” shall mean the senior secured term loans under the Term Loan Credit Agreement.
     “Test Period” shall mean, at any time, the four consecutive fiscal quarters of Canadian Borrower then last ended (in each case taken as one accounting period).
     “Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Funding Agent.
     “Title Policy” shall have the meaning assigned to such term in Section 4.01(o)(iii).
     “Total Adjusted Borrowing Base” shall mean, at any time, the sum of (i) the U.S. Borrowing Base at such time, plus (ii) the Canadian Borrowing Base at such time, plus (iii) the lesser of (A) the U.K. Borrowing Base and (B) $325 million, minus (without duplication) (iv) Reserves against the Total Borrowing Base or any component thereof (other than the Swiss Borrowing Base).
     “Total Adjusted Revolving Exposure” shall mean, at any time, the Total Revolving Exposure minus Swiss Revolving Exposure.
     “Total Borrowing Base” shall mean, at any time, the sum of (i) the U.S. Borrowing Base at such time, plus (ii) the Canadian Borrowing Base at such time, plus (iii) the European Borrowing Base at such time, minus (without duplication) (iv) Reserves against the Total Borrowing Base or any component thereof.
     “Total Canadian Commitment” shall mean, at any time, the sum of the Canadian Commitments of each of the Lenders at such time.
     “Total Canadian Revolving Exposure” shall mean, at any time, the sum of the Canadian Revolving Exposure of each of the Lenders at such time.
     “Total Commitment” shall mean, at any time, the sum of the Total Canadian Commitment and the Total U.S./European Commitment.
     “Total European Revolving Exposure” shall mean, at any time, the sum of the Total Swiss Revolving Exposure and Total U.K. Revolving Exposure at such time.
     “Total Leverage Ratio” shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated Adjusted EBITDA for the four consecutive fiscal quarters of Canadian Borrower then last ended (in each case taken as one accounting period) for which financial statements have been delivered (or if financial statements with respect to the most recently ended fiscal quarter are required to but, have not been delivered, for which financial statements are then required to have been delivered).

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     “Total Revolving Exposure” shall mean, at any time, the sum of the Revolving Exposure of each of the Lenders at such time.
     “Total Swiss Revolving Exposure” shall mean, at any time, the sum of the Swiss Revolving Exposure of each of the Lenders at such time.
     “Total U.K. Revolving Exposure” shall mean, at any time, the sum of the U.K. Revolving Exposure of each of the Lenders at such time.
     “Total U.S. Revolving Exposure” shall mean, at any time, the sum of the U.S. Revolving Exposure of each of the Lenders at such time.
     “Total U.S./European Commitment” shall mean, at any time, the sum of the U.S./European Commitments of each of the Lenders at such time.
     “Total U.S./European Revolving Exposure” shall mean, at any time, the sum of the U.S./European Revolving Exposure of each of the Lenders at such time.
     “Transaction Documents” shall mean the Loan Documents and the Term Loan Documents.
     “Transactions” shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including (a) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (b) the Refinancing; (c) the execution, delivery and performance of the Term Loan Documents and the borrowings thereunder; and (d) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.
     “Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.
     “Treasury Services Agreement” shall mean any agreement relating to treasury, depositary pooled account or netting arrangements (including the European Cash Pooling Arrangements) and cash management services or automated clearinghouse transfer of funds.
     “Treaty Lender” shall have the meaning assigned to such term in clause (C) of the definition of “U.K. Qualifying Lender”.
     “Twenty Non-Bank Regulations” shall mean the regulations pursuant to the guidelines No. S-02.122.1(4.99), No. S-02.122.2(4.99), No. S-02.128(1.2000) and No. S-02.130.1(4.99) of the Swiss Federal Tax Administration (or legislation or guidelines addressing the same issues which are in force at such time) pursuant to which the aggregate number of persons and legal entities, which are not Swiss Qualifying Banks and to which the Swiss Borrower directly or indirectly, including, without limitation, through a Restricted Sub-Participation or other sub-participations under any other agreement, owes interest-bearing borrowed money under all interest-bearing instruments including, inter alia, this Agreement, taken together (other than bond issues which are subject to Swiss Withholding Tax), shall not exceed twenty at any time in order to not trigger Swiss Withholding Tax.

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     “Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted EURIBOR Rate, the Adjusted LIBOR Rate, the Alternate Base Rate, the Canadian Base Rate or the BA Rate (in each case with regard to a Loan of a given currency).
     “UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
     “U.K. Borrower” shall have the meaning assigned to such term in the preamble hereto.
     “U.K. Borrowing Base” shall mean at any time an amount equal to the sum of the Dollar Equivalent of, without duplication:
     (i) the book value of Eligible U.K. Accounts multiplied by the advance rate of 85%, minus
     (ii) the lesser of (i) the advance rate of 75% of the Cost of Eligible U.K. Inventory, or (ii) the advance rate of 85% of the Net Recovery Cost Percentage multiplied by the Cost of Eligible U.K. Inventory, minus
     (iii) effective upon notification thereof to Administrative Borrower by the Collateral Agent and compliance with Section 2.01(d), any Reserves established from time to time by the Collateral Agent with respect to the U.K. Borrowing Base in accordance with the terms of this Agreement.
     The U.K. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Collateral Agent and the Funding Agent with such adjustments as Funding Agent and Collateral Agent deem appropriate in their collective Permitted Discretion to assure that the U.K. Borrowing Base is calculated in accordance with the terms of this Agreement.
     “U.K. Guarantor” shall mean each Subsidiary of Holdings incorporated in England and Wales (other than the U.K. Borrower) party hereto as a Guarantor, and each other Subsidiary of Holdings incorporated in England and Wales that is required to become a Guarantor pursuant to the terms hereof.
     “U.K. Loan Party” shall mean each of the U.K. Borrower and each U.K. Guarantor.
     “U.K. Qualifying Lender” shall mean a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement or any other Loan Document and is:
(A)	a lender:
(i)	which is a bank (as defined for the purpose of Section 879 of the Income Taxes Act 2007) making an advance under this Agreement or any other Loan Document, or

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(ii)	in respect of an advance made under this Agreement or any other Loan Document by a person that was a bank (as defined for the purpose of Section 879 of the Income Taxes Act 2007) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(B)	a lender which is:
(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is either:
(I)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(II)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which is required to bring into account in computing its chargeable profits (within the meaning of Section 11(2) of the Income and Corporation Taxes Act 1988) the whole of any share of interest payable in respect of that advance that falls to it by reason of Sections 114 and 115 of the Income and Corporation Taxes Act 1988; or
(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account that interest payable in respect of that advance in computing the chargeable profits (for the purposes of Section 11(2) of the Income and Corporation Taxes Act 1988) of that company; or
(C)	a lender which:
(i)	is treated as a resident of a jurisdiction having a double taxation agreement with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest for the purposes of the treaty; and

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which the Lender’s

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participation in the Loan is effectively connected (a “Treaty Lender”).
     “U.K. Revolving Exposure” shall mean, with respect to any Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of all outstanding U.K. Revolving Loans of such Lender.
     “U.K. Revolving Loan” shall have the meaning assigned to such term in Section 2.01(a).
     “U.K. Security Agreement” shall mean, collectively, any Security Agreement substantially in the form of Exhibits M-3-1 to 3 among the U.K. Loan Parties and the Collateral Agent for the benefit of the Secured Parties, including the U.K. Share Charge.
     “U.K. Share Charge” shall mean shall mean a Security Agreement in substantially the form of Exhibit M-3-2, among the Canadian Borrower and the Collateral Agent.
     “United States” shall mean the United States of America.
     “Unpaid Supplier Reserve” shall mean, at any time, with respect to the Canadian Loan Parties, the amount equal to the percentage applicable to Inventory in the calculation of the Canadian Borrowing Base multiplied by the aggregate value of the Eligible Inventory which the Funding Agent, in its Permitted Discretion, considers is or may be subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any other laws of Canada or any other applicable jurisdiction granting revendication or similar rights to unpaid suppliers, in each case, where such supplier’s right ranks or is capable of ranking in priority to or pari passu with one or more of the First Priority Liens granted in the Security Documents.
     “Unrestricted Grantors” shall mean Loan Parties that are not Restricted Grantors.
     “U.S. Borrower” shall mean each Initial U.S. Borrower, and each other Subsidiary (which is organized under the laws of the United States or any state thereof or the District of Columbia) that is or becomes a party to this Agreement as a U.S. Borrower pursuant to Section 5.11.
     “U.S. Borrowing Base” shall mean at any time an amount equal to the sum of, without duplication:
     (i) the book value of Eligible U.S. Accounts multiplied by the advance rate of 85%, plus
     (ii) the lesser of (i) the advance rate of 75% of the Cost of Eligible U.S. Inventory, or (ii) the advance rate of 85% of the Net Recovery Cost Percentage multiplied by the Cost of Eligible U.S. Inventory, minus
     (iii) effective upon notification thereof to Administrative Borrower by the Collateral Agent and compliance with Section 2.01(d), any Reserves established from time to time by the

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Collateral Agent with respect to the U.S. Borrowing Base in accordance with the terms of the Agreement.
     The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Collateral Agent and the Funding Agent with such adjustments as Funding Agent and Collateral Agent deem appropriate in their collective Permitted Discretion to assure that the U.S. Borrowing Base is calculated in accordance with the terms of this Agreement.
     “U.S. LC Exposure” shall mean at any time the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all U.S. Reimbursement Obligations outstanding at such time. The U.S. LC Exposure of any U.S./European Lender at any time shall mean its Pro Rata Percentage of the aggregate U.S. LC Exposure at such time.
     “U.S. Letter of Credit” shall have the meaning assigned to such term in Section 2.18(a).
     “U.S. Reimbursement Obligations” shall mean each applicable Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements in respect of U.S. Letters of Credit.
     “U.S. Revolving Exposure” shall mean, with respect to any U.S./European Lender at any time, the Dollar Equivalent of the aggregate principal amount at such time of all outstanding U.S Borrower Revolving Loans of such Lender, plus the Dollar Equivalent of the aggregate amount at such time of such Lender’s U.S. LC Exposure, plus the Dollar Equivalent of the aggregate amount at such time of such Lender’s U.S. Swingline Exposure.
     “U.S. Revolving Loan” shall have the meaning assigned to such term in Section 2.01(a).
     “U.S. Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit M-1 among the U.S. Borrowers and the Collateral Agent for the benefit of the Secured Parties.
     “U.S. Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding U.S. Swingline Loans. The U.S. Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate U.S. Swingline Exposure at such time.
     “U.S. Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.
     “U.S. Swingline Loan” shall have the meaning assigned to such term in Section 2.17(a).
     “U.S./European Commitments” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make U.S./European Revolving Loans and purchase participations in U.S./European Letters of Credit hereunder up to the amount set forth on Schedule I to the Lender Addendum executed and delivered by such Lender directly under the column entitled “U.S./European Commitment” or in an Increase Joinder, or in the Assignment and Assumption pursuant to which such Lender assumed its U.S./European Commitment, as

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applicable, as the same may be (a) increased pursuant to Section 2.23, (b) reduced from time to time pursuant to Section 2.07 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The aggregate amount of the Lenders’ U.S./European Commitments on the Closing Date is $740 million.
     “U.S./European Issuing Bank” shall mean, as the context may require, (a) ABN AMRO, in its capacity as issuer of U.S. Letters of Credit and European Letters of Credit issued by it; (b) any other Lender that that is a Swiss Qualifying Bank that may become an Issuing Bank pursuant to Section 2.18(j) and (k) in its capacity as issuer of U.S. Letters of Credit and European Letters of Credit issued by such Lender; (c) any other U.S./European Lender that may become an Issuing Bank pursuant to Section 2.18(l), but solely in its capacity as issuer of Existing Letters of Credit; or (d) collectively, all of the foregoing. Any U.S./European Issuing Bank may, in its discretion, arrange for one or more U.S./European Letters of Credit to be issued by Affiliates of such U.S./European Issuing Bank (so long as each such Affiliate is a Swiss Qualifying Bank), in which case the term “U.S./European Issuing Bank” shall include any such Affiliate with respect to U.S./European Letters of Credit issued by such Affiliate.
     “U.S./European LC Commitment” shall mean the commitment of the U.S./European Issuing Bank to issue U.S. Letters of Credit and European Letters of Credit pursuant to Section 2.18. The total amount of the U.S./European LC Commitment shall initially be $75 million, but shall in no event exceed the U.S./European Commitment.
     “U.S./European LC Exposure” shall mean, at any time, the sum of the U.S. LC Exposure and European LC Exposure at such time.
     “U.S./European Lender” shall mean each Lender which has a U.S./European Commitment (without giving effect to any termination of the Total U.S./European Commitment if any U.S./European LC Exposure remains outstanding) or which has any outstanding U.S./European Revolving Loans (or any then outstanding U.S./European LC Exposure).
     “U.S./European Letter of Credit” shall have the meaning assigned to such term in Section 2.18(a).
     “U.S./European Percentage” of any U.S./European Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the U.S./European Commitment of such U.S./European Lender at such time and the denominator of which is the Total U.S./European Commitment at such time, provided that if any such determination is to be made after the Total U.S./European Commitment (and the related U.S./European Commitments of the Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination.
     “U.S./European Reimbursement Obligations” shall mean each applicable Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements in respect of U.S./European Letters of Credit.
     “U.S./European Revolving Exposure” shall mean, with respect to any U.S./European Lender at any time, the sum of U.S. Revolving Exposure, Swiss Revolving Exposure and U.K. Revolving Exposure.

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     “U.S./European Revolving Loan” shall have the meaning assigned to such term in Section 2.01(a).
     “Vendor Managed Inventory” shall mean Inventory of a U.S. Borrower, a Canadian Loan Party, or an Eligible U.K. Loan Party located in the ordinary course of business of such Loan Party at a customer location that has been disclosed to the Funding Agent in Schedule 3.24 or in a Borrowing Base Certificate or updates to the Perfection Certificate.
     “Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.
     “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.
     “Wind-Up” shall have the meaning assigned to such term in Section 6.05(g), and “Winding-Up” shall have a meaning correlative thereto.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class or Sub-Class (e.g., a “U.S./European Revolving Loan” or a “Swiss Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class (or Sub-Class) and Type (e.g., a “Eurocurrency U.S. Revolving Loan”). Borrowings also may be classified and referred to by Class or Sub-Class (e.g., a “Canadian Borrowing,”) or by Type (e.g., a “BA Rate Borrowing”) or by Class or Sub-Class and Type (e.g., a “BA Rate Canadian Borrowing”).
SECTION 1.03 Terms Generally; Alternate Currency Transaction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any

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definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means “on, in, under, above or about.” For purposes of this Agreement and the other Loan Documents, (i) where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate in effect on the Business Day immediately preceding the date of such transaction or determination and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance other Indebtedness, and such refinancing would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate in effect on the Business Day immediately preceding the date of such refinancing, such dollar denominated restriction shall be deemed not to have been exceeded so long as (x) such refinancing Indebtedness is denominated in the same currency as such Indebtedness being refinanced and (y) the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced except as permitted by the definition of Permitted Refinancing Indebtedness) and (ii) as of any date of determination, for purposes of the pro rata application of any amounts required to be applied hereunder to the payment of Loans or other Obligations which are denominated in more than a single Approved Currency, such pro rata application shall be determined by reference to the Dollar Equivalent of such Loans or other Obligations as of such date of determination. For purposes of this Agreement and the other Loan Documents, the word “foreign” shall refer to jurisdictions other than the United States, the states thereof and the District of Columbia. For purposes of this Agreement and the other Loan Documents, the words “the applicable borrower” (or words of like import), when used with reference to obligations of any U.S. Borrower, shall refer to the U.S. Borrowers on a joint and several basis. From and after the effectiveness of the Permitted Holdings Amalgamation (x) all references to the Canadian Borrower in any Loan Document shall refer to the Successor Canadian Borrower and (y) all references to Holdings or Parent Guarantor in any Loan Document shall refer to AV Metals. Each reference to the “Issuing Bank” shall refer to the applicable Issuing Bank or Issuing Banks, as the context may require.
SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect from time to

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time unless otherwise agreed to by Administrative Borrower and the Required Lenders; provided that (i) if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Administrative Borrower or the Required Lenders shall so request, the Funding Agent, the Lenders and Administrative Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Administrative Borrower shall provide to the Funding Agent and the Lenders any documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
SECTION 1.05 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
ARTICLE II.
THE CREDITS
     SECTION 2.01 Commitments.
     (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender with a U.S./European Commitment agrees, severally and not jointly, at any time and from time to time on or after the Closing Date until the earlier of the Business Day prior to the Final Maturity Date and the termination of the U.S./European Commitment of such Lender in accordance with the terms hereof, to make Revolving Loans (x) to the U.S. Borrowers, jointly and severally, in any Approved Currency (other than Canadian dollars) (each, a “U.S. Revolving Loan”), (y) to the Swiss Borrower, in euros or GBP (each, a “Swiss Revolving Loan”), and (z) to the U.K. Borrower, in euros or GBP (each, a “U.K. Revolving Loan” and, collectively with each Swiss Borrower Revolving Loan, each a “European Revolving Loan” and, the European Revolving Loans and the U.S. Revolving Loans collectively each being a “U.S./European Revolving Loan”), in an aggregate principal amount that does not result in:
          (i) such Lender’s U.S./European Revolving Exposure exceeding such Lender’s U.S./European Commitment;
          (ii) the Total U.S./European Revolving Exposure exceeding the Total U.S./European Commitment at such time;
          (iii) the Total Adjusted Revolving Exposure exceeding the Total Adjusted Borrowing Base (subject to the Funding Agent’s authority in its sole discretion to make Overadvances pursuant to the terms of Section 10.10); or

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          (iv) the Total Revolving Exposure exceeding the lesser of (I) the Total Borrowing Base (subject to the Funding Agent’s authority in its sole discretion to make Overadvances pursuant to the terms of Section 10.10), and (II) the total Revolving Commitments.
Subject to, and to the extent provided in, Article XII, U.S./European Revolving Loans denominated in euros or GBP (each a “Specified Foreign Currency”) that are required to be made by a Participating Specified Foreign Currency Lender pursuant to this Section 2.01 shall instead be made by LaSalle Bank N.A. and purchased and settled by such Participating Specified Foreign Currency Lender in accordance with Article XII.
     (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender with a Canadian Commitment agrees, severally and not jointly, at any time and from time to time on or after the Closing Date until the earlier of the Business Day prior to the Final Maturity Date and the termination of the Canadian Commitment of such Canadian Lender in accordance with the terms hereof, to make Revolving Loans in dollars or Canadian dollars to Canadian Borrower (each, a “Canadian Revolving Loan” and, collectively with the U.S./European Revolving Loans, each being called a “Revolving Loan”), in an aggregate principal amount that does not result in:
          (i) such Lender’s Canadian Revolving Exposure exceeding such Lender’s Canadian Commitment;
          (ii) the Total Canadian Revolving Exposure exceeding the Total Canadian Commitment at such time;
          (iii) the Total Adjusted Revolving Exposure exceeding the Total Adjusted Borrowing Base (subject to the Funding Agent’s authority in its sole discretion to make Overadvances pursuant to the terms of Section 10.10); or
          (iv) the Total Revolving Exposure exceeding the lesser of (I) the Total Borrowing Base (subject to the Funding Agent’s authority in its sole discretion to make Overadvances pursuant to the terms of Section 10.10), and (II) the total Revolving Commitments.
     (c) Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.
     (d) Notwithstanding anything to the contrary in this Agreement, the Funding Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as the Funding Agent in its Permitted Discretion shall deem necessary, against the Borrowing Base, including, without limitation, (i) sums that the respective Borrowers or Borrowing Base Guarantors are or will be required to pay (such as taxes (including payroll and sales taxes), assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have not yet paid, (ii) amounts owing by the respective Borrowers or Borrowing Base Guarantors or, without duplication, their respective Subsidiaries to any Person in respect of any Lien of the type described in the definition of

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“First Priority” on any of the Collateral, which Lien, in the Permitted Discretion of the Collateral Agent, is reasonably likely to rank senior in priority to or pari passu with one or more of the Liens granted in the Security Documents in and to such item of the Collateral, (iii) an Unpaid Supplier Reserve, a Rent Reserve, and a reserve against prior claims of Logan against Inventory, in each case, against Eligible Inventory included in the Borrowing Base, and (iv) Reserves for Priority Payables against the Borrowing Base; provided, however, that (x) the Funding Agent shall have provided the Administrative Borrower at least ten (10) Business Days’ prior written notice of any such establishment, (y) the Funding Agent may only establish a Reserve (other than Unpaid Supplier Reserves, Rent Reserves, Reserves for Priority Payables and any other identified Reserve in the Borrowing Base Certificate delivered on the Closing Date, which may be established based on facts known to the Funding Agent on or before the Closing Date) after the Closing Date based on any event, condition or other circumstance arising after the Closing Date or based on facts not known to the Funding Agent as of the Closing Date or based on changes in the facts known to the Funding Agent as of the Closing Date, and (z) Reserves shall not duplicate eligibility criteria contained in the definitions of “Eligible Accounts” or “Eligible Inventory” or reserves or criteria deducted in computing the cost of Eligible Inventory or the Net Recovery Cost Percentage of Eligible Inventory. The amount of any Reserve established by the Funding Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Reserve. Upon delivery of written notice to Administrative Borrower as provided above, the Funding Agent shall be available to discuss the proposed Reserve, and the applicable Borrower or Borrowing Base Guarantor may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Funding Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of the Funding Agent to establish such Reserve, unless the Funding Agent shall have determined in its Permitted Discretion that the event, condition or other matter that is the basis for such new Reserve no longer exists or has otherwise been adequately addressed by the Loan Parties.
SECTION 2.02 Loans.
     (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Swingline Loans and Loans deemed made pursuant to Section 2.18(e)(ii), each Borrowing shall be in an aggregate principal amount that is not less than (and in integral amounts consistent with) the Minimum Currency Threshold or, if less, equal to the remaining available balance of the applicable Commitments.
     (b) Subject to Section 2.11 and Section 2.12, (i) each Borrowing of Dollar Denominated Loans shall be comprised entirely of ABR Loans or Eurocurrency Loans as Administrative Borrower may request pursuant to Section 2.03 (provided that ABR Loans shall be available only with respect to Dollar Denominated Loans borrowed by U.S. Borrowers or Canadian Borrower), (ii) each Borrowing of GBP Denominated Loans or Swiss Franc Denominated Loans shall be comprised entirely of Eurocurrency Loans, (iii) each

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Borrowing of Euro Denominated Loans shall be comprised entirely of EURIBOR Loans, and (iv) each Borrowing of Canadian Dollar Denominated Loans shall be comprised entirely of Canadian Base Rate Loans or BA Rate Loans as Administrative Borrower may request pursuant to Section 2.03; provided that all Loans comprising the same Borrowing shall at all times be of the same Type. Each Lender may at its option make any Eurocurrency Loan or EURIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurocurrency Borrowings in dollars, five Eurocurrency Borrowings in GBP, eight EURIBOR Borrowings, or more than three BA Rate Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
     (c) Except with respect to Loans deemed made pursuant to Section 2.18(e)(ii) and European Swingline Loans, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in Chicago, or to such account in a European jurisdiction, as the Funding Agent may designate, not later than 11:00 a.m., Chicago time, and the Funding Agent shall promptly credit the amounts so received to an account of the applicable Borrower as directed by the Administrative Borrower in the applicable Borrowing Request maintained with the Funding Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders; provided that the funding of all U.S./European Revolving Loans that are also denominated in a Specified Foreign Currency shall also be subject to the provisions of Article XII.
     (d) Unless the Funding Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Funding Agent such Lender’s portion of such Borrowing, the Funding Agent may assume that such Lender has made such portion available to the Funding Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Funding Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Funding Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Funding Agent, each of such Lender and such Borrower severally agrees to repay to the Funding Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Funding Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Interbank Rate and a rate determined by the Funding Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Funding Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the applicable Borrower’s obligation to repay the Funding Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

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     (e) Notwithstanding anything to the contrary contained herein, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.
SECTION 2.03 Borrowing Procedure.
     (a) To request a Borrowing (subject to Section 2.17(e) with respect to European Swingline Loans), the Administrative Borrower, on behalf of the applicable Borrower, shall deliver, by hand delivery, telecopier or, to the extent separately agreed by the Funding Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Borrowing Request to the Funding Agent (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Chicago time, three (3) Business Days before the date of the proposed Borrowing, (ii) in the case of a BA Rate Loan, not later than 11:00 a.m., Chicago time, two (2) Business Days before the date of the proposed Borrowing, (iii) in the case of a EURIBOR Borrowing, not later than 11:00 a.m., Chicago time, three (3) Business Days before the date of the proposed Borrowing, (iv) in the case of a Canadian Base Rate Borrowing, not later than 11:00 a.m., Chicago time, one (1) Business Day before the date of the proposed Borrowing, or (v) in the case of an ABR Borrowing, not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
          (i) the aggregate amount of such Borrowing;
          (ii) the date of such Borrowing, which shall be a Business Day;
          (iii) whether such Borrowing shall constitute a Borrowing of U.S. Revolving Loans, U.K. Revolving Loans, Swiss Revolving Loans, or Canadian Revolving Loans;
          (iv) in the case of Dollar Denominated Loans made to U.S. Borrowers or to Canadian Borrower, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
          (v) in the case of Canadian Dollar Denominated Loans, whether such Borrowing is to be a Canadian Base Rate Borrowing or a BA Rate Borrowing;
          (vi) in the case of a Eurocurrency Borrowing, EURIBOR Borrowing or BA Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated, as applicable, by the definition of the term “Eurocurrency Interest Period,” “EURIBOR Interest Period” or “BA Rate Interest Period”;
          (vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c);
          (viii) that the conditions set forth in Section 4.02(b) — (d) have been satisfied as of the date of the notice; and

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          (ix) in the case of a Eurocurrency Borrowing, Canadian Base Rate Borrowing or BA Rate Borrowing in an Alternate Currency, the Approved Currency for such Borrowing.
     If no election as to the Type of Borrowing is specified with respect to a Borrowing of Dollar Denominated Loans made to U.S. Borrowers or to Canadian Borrower or Canadian Dollar Denominated Loans, then the requested Borrowing shall be an ABR Borrowing or Canadian Base Rate Borrowing, as applicable. If no Interest Period is specified with respect to any requested EURIBOR Borrowing, Eurocurrency Borrowing or BA Rate Borrowing, then the Administrative Borrower on behalf of the applicable Borrower shall be deemed to have selected an Interest Period, as applicable, of one month’s or thirty days’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Funding Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     (b) Appointment of Administrative Borrower. Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to request Loans and Letters of Credit pursuant to this Agreement in the name or on behalf of such Borrower. The Funding Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent of Borrowers and agrees to ensure that the disbursement of any Loans to a Borrower requested by or paid to or for the account of such Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower. Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from the Agents and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents, including the Intercreditor Agreement. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower. No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Funding Agent and appointment by the Borrowers of a replacement Administrative Borrower.
     (c) Appointment of European Administrative Borrower. Each U.K. and Swiss Borrower hereby irrevocably appoints and constitutes European Administrative Borrower as its agent to request Loans and Letters of Credit pursuant to this Agreement in the name or on behalf of such Borrower. The Funding Agent and Lenders may disburse the Loans to such bank account of European Administrative Borrower or a U.K. and Swiss Borrower or otherwise make such Loans to a U.K. or Swiss Borrower and provide such Letters of Credit to a U.K. or Swiss Borrower as European Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. European Administrative Borrower hereby accepts the appointment by the U.K. and Swiss Borrowers to act as the agent of such Borrowers and agrees to ensure that the disbursement of any Loans to a U.K. or Swiss Borrower requested by or paid to or for the account of such Borrower, or the issuance of any

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Letter of Credit for a U.K. or Swiss Borrower hereunder, shall be paid to or for the account of such Borrower. Each U.K. and Swiss Borrower hereby irrevocably appoints and constitutes European Administrative Borrower as its agent to receive statements on account and all other notices from the Agents and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower by European Administrative Borrower shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower. No purported termination of the appointment of European Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Funding Agent and appointment by the U.K. and Swiss Borrowers of a replacement European Administrative Borrower.
SECTION 2.04 Evidence of Debt.
     (a) Promise to Repay. Each U.S. Borrower, jointly and severally, hereby unconditionally promises to pay to the Funding Agent, for the account of each applicable Revolving Lender (or, in the case of U.S. Swingline Loans, the U.S. Swingline Lender in accordance with Section 2.17(a)), the then unpaid principal amount of each U.S. Revolving Loan of such Revolving Lender on the Final Maturity Date. The Swiss Borrower hereby unconditionally promises to pay (i) to the Funding Agent, for the account of each applicable Revolving Lender, the then unpaid principal amount of each Swiss Revolving Loan of such Revolving Lender on the Final Maturity Date and (ii) to the European Swingline Lender, the then unpaid principal amount of each European Swingline Loan on the earlier of the Final Maturity Date and the last day of the Interest Period for such Loan. The U.K. Borrower hereby unconditionally promises to pay to the Funding Agent, for the account of each applicable Revolving Lender, the then unpaid principal amount of each U.K. Revolving Loan of such Revolving Lender on the Final Maturity Date. The Canadian Borrower hereby unconditionally promises to pay to the Funding Agent, for the account of each applicable Revolving Lender, the then unpaid principal amount of each Canadian Revolving Loan of such Revolving Lender on the Final Maturity Date. All payments or repayments of Loans made pursuant to this Section 2.04(a) shall be made in the Approved Currency in which such Loan is denominated.
     (b) Lender and Funding Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Funding Agent shall maintain accounts in which it will record (i) the amount and Approved Currency of each Loan made hereunder, the Borrower or Borrowers to which such Loan is made, the Type, Class and Sub-Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Funding Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded as well as the Borrower or Borrowers which received such Loans or Letters

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of Credit; provided that the failure of any Lender or the Funding Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.
     (c) Promissory Notes. Any Lender by written notice to the Administrative Borrower (with a copy to the Funding Agent) may request that Loans of any Class and Sub-Class made by it be evidenced by a promissory note. In such event, the applicable Borrower or Borrowers shall prepare, execute and deliver to such Lender one or more promissory notes payable to such Lender or its registered assigns in the form of Exhibit K-1, K-2 or K-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to such payee or its registered assigns. If, because of fluctuations in exchange rates after the date of issuance thereof, any such Note would not be at least as great as the Dollar Equivalent of the outstanding principal amount of the Loans made by such Lender evidenced thereby at any time outstanding, such Lender may request (and in such case the applicable Borrowers shall promptly execute and deliver) a new Note in an amount equal to the Dollar Equivalent of the aggregate principal amount of such Loans of such Lender outstanding on the date of the issuance of such new Note.
SECTION 2.05 Fees.
     (a) Commitment Fee. The Borrowers (other than the Canadian Borrower), jointly and severally, agree to pay to the Funding Agent for the account of each Lender having a U.S./European Commitment a commitment fee (a “U.S./European Commitment Fee”) denominated in Dollars on the actual daily amount by which the Total U.S./European Commitment exceeds the Total U.S./European Revolving Exposure, and the Canadian Borrower agrees to pay to the Canadian Funding Agent for the account of each Canadian Lender a commitment fee (the “Canadian Commitment Fee” and, together with the U.S./European Commitment Fee, the “Commitment Fee”), denominated in Dollars on the actual daily amount by which the Total Canadian Commitment exceeds the Total Canadian Exposure, in each case from and including the date hereof to but excluding the date on which such Revolving Commitment terminates at a rate per annum equal to the Applicable Fee. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of each month, commencing July 31, 2007, and (B) on the date on which such Revolving Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans, Swingline Exposure and LC Exposure of such Lender.
     (b) Fee Letter. Canadian Borrower agrees to pay or to cause the applicable Borrower to pay all Fees payable pursuant to the Fee Letter, in the amounts and on the dates set forth therein.
     (c) LC and Fronting Fees. The applicable Borrower agrees to pay (i) to the Funding Agent for the account of each Lender having a U.S./European Commitment a

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participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on (A) with regard to Letters of Credit denominated in dollars or GBP, Eurocurrency Loans, (B) with regard to Letters of Credit denominated in euros, EURIBOR Loans, and (C) with regard to Letters of Credit denominated in Canadian Dollars, BA Rate Loans, in each case pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure of such Issuing Bank (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which such Issuing Bank ceases to have any LC Exposure, as well as the Issuing Bank’s customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of each month, commencing on July 31, 2007, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). If at any time any principal of or interest on any Loan or any fee or other amount payable by the Loan Parties hereunder has not been paid when due, whether at stated maturity, upon acceleration or otherwise, the LC Participation Fee shall be increased to a per annum rate equal to 2% plus the otherwise applicable rate with respect thereto for so long as such overdue amounts have not been paid.
     (d) All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Funding Agent for distribution, if and as appropriate, among the Lenders, except that Borrowers shall pay the Fronting Fees directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.
SECTION 2.06 Interest on Loans.
     (a) ABR Loans. Subject to the provisions of Section 2.06(f), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.
     (b) Eurocurrency Loans. Subject to the provisions of Section 2.06(f), the Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

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     (c) Canadian Base Rate Loans. Subject to the provisions of Section 2.06(f), the Loans comprising each Canadian Base Rate Borrowing shall bear interest at a rate per annum equal to the Canadian Base Rate plus the Applicable Margin in effect from time to time.
     (d) BA Rate Loans. Subject to the provisions of Section 2.06(f), the Loans comprising each BA Rate Borrowing shall bear interest at a rate per annum equal to the BA Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
     (e) EURIBOR Loans. Subject to the provisions of Section 2.06(f), the Loans comprising each EURIBOR Borrowing shall bear interest at a rate per annum equal to the Adjusted EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
     (f) Default Rate. Notwithstanding the foregoing, if at any time any principal of or interest on any Loan or any fee or other amount payable by the Loan Parties hereunder has not been paid when due, whether at stated maturity, upon acceleration or otherwise and for so long as such amounts have not been paid, all Obligations shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).
     (g) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(f) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan, Canadian Base Rate Loan or a Swingline Loan without a permanent reduction in Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any EURIBOR Loan, Eurocurrency Loan or BA Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
     (h) Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate or Canadian Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and (ii) interest computed by reference to the BA Rate or Eurocurrency Loans by way of GBP shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Base Rate, BA Rate, Adjusted EURIBOR Rate or Adjusted LIBOR Rate shall be determined by the Funding Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

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     (i) Currency for Payment of Interest. All interest paid or payable pursuant to this Section 2.06 shall be paid in the Approved Currency in which the Loan giving rise to such interest is denominated.
     (j) Swiss Minimum Interests Rates and Payments. The various rates of interests provided for in this Agreement (including, without limitation, under this Section 2.06) are minimum interest rates.
          (i) When entering into this Agreement, each party hereto has assumed that the payments required under this Agreement are not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties hereto do not anticipate that any payment will be subject to Swiss Withholding Tax, they agree that, if (A) Swiss Withholding Tax should be imposed on interest or other payments (the “Relevant Amount”) by a Swiss Loan Party and (B) Section 2.15 should be held unenforceable, then the applicable interest rate in relation to that interest payment shall be: (x) the interest rate which would have been applied to that interest payment (as provided for in the absence of this Section 2.06(j); divided by (y) 1 minus the minimal permissible rate at which the relevant Tax Deduction is required to be made in view of domestic tax law and/or applicable Treaties (where the rate at which the relevant Tax Deduction is required to be made is, for this purpose, expressed as a fraction of one (1)) and all references to a rate of interest under such Loan shall be construed accordingly. For this purpose, the Swiss Withholding Tax shall be calculated on the amount so recalculated.
          (ii) The Swiss Borrower shall not be required to make an increased payment to any specific Lender (but without prejudice to the rights of all other Lenders hereunder) under paragraph (i) above or under Section 2.15 in connection with a Swiss Withholding Tax if the Swiss Borrower has breached the Ten Non-Bank Regulations and/or Twenty Non-Bank Regulations as a direct result of (A) the incorrectness of the representation made by such Lender pursuant to Section 2.21 if such Lender specified that it was a Swiss Qualifying Bank or (B) such Lender, as assignee or participant, breaching the requirements and limitations for transfers, assignments or participations pursuant to Section 11.04 or (C) if Section 2.15 does not provide for an obligation to make increased payments.
          (iii) For the avoidance of doubt, the Swiss Borrower shall be required to make an increased payment to a specific Lender under paragraph (i) above in connection with the imposition of a Swiss Withholding Tax (A) if the Swiss Borrower has breached the Ten Non-Bank Regulations and/or the Twenty Non-Bank Regulations as a result of its failure to comply with the provisions of Section 3.23 or, (B) if after a Significant Event of Default or Conversion Event, lack of compliance with the Ten Non-Bank Regulations and/or the Twenty Non-Bank Regulations as a result of assignments or participation effected in accordance herewith, or (C) following a change of law or practice in relation with the Ten Non-Bank Regulations and/or the Twenty Non-Bank Regulations Swiss Withholding Tax becomes due on interest payments made by Swiss Borrower and Section 2.15 is not enforceable.
          (iv) If requested by the Funding Agent, a Swiss Loan Party shall provide to the Funding Agent those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax for each relevant Lender to prepare a claim for refund of Swiss Withholding Tax. In the event Swiss Withholding Tax is refunded to the Lender

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by the Swiss Federal Tax Administration, the relevant Lender shall forward, after deduction of costs, such amount to the Swiss Loan Party; provided, however, that (i) the relevant Swiss Loan Party has fully complied with its obligations under this Section 2.06(j); (ii) the relevant Lender may determine, in its sole discretion, consistent with the policies of such Lender, the amount of the refund attributable to Swiss Withholding Tax paid by the relevant Swiss Loan Party; (iii) nothing in this Agreement shall require the Lender to disclose any confidential information to the Swiss Loan Party (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 2.06(j)(iv) at any time during which a Default or Event of Default exists.
SECTION 2.07 Termination and Reduction of Commitments.
     (a) Termination of Commitments. The Revolving Commitments, the European Swingline Commitment, the U.S./European LC Commitment and the Canadian LC Commitment shall automatically terminate on the Final Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 4:00 p.m., Chicago time, on July 11, 2007, if the initial Credit Extension shall not have occurred by such time.
     (b) Optional Terminations and Reductions. At its option, Administrative Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments, the Total U.S./European Revolving Exposures would exceed the Total U.S./European Commitment, or the Total Canadian Revolving Exposures would exceed the Total Canadian Commitment.
     (c) Borrower Notice. Administrative Borrower shall notify the Funding Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Funding Agent shall advise the Lenders of the contents thereof. Each notice delivered by Administrative Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by Administrative Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be (subject to payment of any amount pursuant to Section 2.13) revoked by Administrative Borrower (by notice to the Funding Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
SECTION 2.08 Interest Elections.
     (a) Generally. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a EURIBOR Borrowing, Eurocurrency

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Borrowing or BA Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Administrative Borrower may elect to convert such Borrowing to a different Type (in the case of Dollar Denominated Loans made to U.S. Borrowers or to Canadian Borrower, to an ABR Borrowing or a Eurocurrency Borrowing, and in the case of Canadian Dollar Denominated Loans, to a Canadian Base Rate Borrowing or a BA Rate Borrowing) or to rollover or continue such Borrowing and, in the case of a EURIBOR Borrowing, Eurocurrency Borrowing or BA Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrowings consisting of Alternate Currency Revolving Loans (other than Borrowings consisting of Loans in Canadian Dollars) may not be converted to a different Type. Administrative Borrower may elect different options with respect to different portions (not less than the Minimum Currency Threshold) of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrowers shall not be entitled to request any conversion, rollover or continuation that, if made, would result in more than eight Eurocurrency Borrowings in dollars, five Eurocurrency Borrowings in GBP, eight EURIBOR Borrowings, or more than three BA Rate Borrowings outstanding hereunder at any one time. This Section shall not apply to Swingline Loans, which may not be converted or continued.
     (b) Interest Election Notice. To make an election pursuant to this Section, Administrative Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Interest Election Request to the Funding Agent not later than the time that a Borrowing Request would be required under Section 2.03 if Administrative Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:
          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) through (v) below shall be specified for each resulting Borrowing);
          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
          (iii) in the case of Dollar Denominated Loans made to U.S. Borrowers or to Canadian Borrower, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
          (iv) in the case of Canadian Dollar Denominated Loans, whether such Borrowing is to be a Canadian Base Rate Borrowing or a BA Rate Borrowing;
          (v) if the resulting Borrowing is a EURIBOR Borrowing, a Eurocurrency Borrowing or BA Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated, as applicable, by the definition of the

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term “EURIBOR Interest Period,” “Eurocurrency Interest Period” or “BA Rate Interest Period”; and
          (vi) in the case of a Borrowing consisting of Alternate Currency Revolving Loans, the Alternate Currency of such Borrowing.
     If any such Interest Election Request requests a EURIBOR Borrowing, Eurocurrency Borrowing or BA Rate Borrowing but does not specify an Interest Period, then Borrowers shall be deemed to have selected an Interest Period of one month’s or thirty days’ duration.
     Promptly following receipt of an Interest Election Request, the Funding Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
     (c) Automatic Conversion to Base Rate Borrowing. If an Interest Election Request with respect to a Eurocurrency Borrowing made to U.S. Borrowers or to Canadian Borrower in dollars is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If an Interest Election Request with respect to a BA Rate Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Base Rate Borrowing. EURIBOR Borrowings and Eurocurrency Borrowings denominated in an Alternate Currency, and Eurocurrency Borrowings made to Swiss Borrower or U.K. Borrower and denominated in dollars, shall not be converted to a Base Rate Borrowing, but shall be continued as Loans of the same Type with a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Funding Agent or the Required Lenders may require, by notice to Administrative Borrower, that (i) no outstanding Borrowing may be converted to or continued as a EURIBOR Borrowing, Eurocurrency Borrowing or BA Rate Borrowing and (ii) unless repaid, each Eurocurrency Borrowing or BA Rate Borrowing (other than a Borrowing of Alternate Currency Loans or a Eurocurrency Borrowing made to Swiss Borrower or U.K. Borrower and denominated in dollars, but including a Borrowing of Canadian Dollars) shall be converted to an ABR Borrowing or a Canadian Base Rate Borrowing, as the case may be, at the end of the Interest Period applicable thereto.
SECTION 2.09 Special Provisions Applicable to Lenders Upon the Occurrence of a Conversion Event.
     (a) Conversion Events. On the date of the occurrence of a Conversion Event, automatically (and without the taking of any action) (x) all then outstanding Non-Dollar Denominated Loans shall be automatically converted into Loans of the respective Class and Sub-Class maintained in dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective Loans on the date such Conversion Event first occurred, which Loans (i) shall continue to be owed by the applicable Borrower, and (ii) shall at all times thereafter be deemed to be Base Rate Loans and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Non-Dollar Denominated Loans shall

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be payable in dollars, taking the Dollar Equivalent of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion of Non-Dollar Denominated Loans to Base Rate Loans as provided above in this Section 2.09(a) shall be deemed to constitute for purposes of Section 2.13, a prepayment of Loans before the last day of any Interest Period relating thereto.
     (b) Certain Participations Upon Conversion Event. On the date of the occurrence of any Conversion Event (i) if any European Swingline Loans are outstanding, the U.S./European Lenders shall be deemed to have purchased participations therein in accordance with Section 2.17(g), and shall promptly make payment therefor in accordance therewith, (ii) if any U.S. Swingline Loans are outstanding, the U.S. European Lenders shall promptly make payment therefore in accordance with Section 2.17(c) and (iii) if there have been any LC Disbursements pursuant to Letters of Credit which have not yet been reimbursed to the respective Issuing Lender pursuant to Section 2.18(e), the applicable Lenders shall each make payments to the Issuing Lender therefor in accordance with the requirements of Section 2.18(e). Each Lender which is required to make payments pursuant to the immediately preceding sentence shall be obligated to do so in accordance with the terms of this Agreement.
SECTION 2.10 Optional and Mandatory Prepayments of Loans.
     (a) Optional Prepayments. Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10 and subject to the provisions of Section 9.01(e); provided that each partial prepayment shall be in a principal amount that is not less than (and in integral amounts consistent with) the Minimum Currency Threshold or, if less, the outstanding principal amount of such Borrowing.
     (b) Certain Revolving Loan Prepayments.
          (i) In the event of the termination of all the Revolving Commitments, each Borrower shall, on the date of such termination, repay or prepay all its outstanding Borrowings and all its outstanding Swingline Loans and replace all outstanding Letters of Credit or cash collateralize all its outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).
          (ii) In the event of the termination of all the U.S./European Commitments, each applicable Borrower shall, on the date of such termination, repay or prepay all its outstanding U.S./European Borrowings and all its outstanding Swingline Loans and replace all its outstanding Letters of Credit or cash collateralize all its outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).
          (iii) In the event of the termination of all the Canadian Commitments, the Canadian Borrower shall, on the date of such termination, repay or prepay all its outstanding Canadian Borrowings and replace all its outstanding Canadian Letters of Credit or cash collateralize all its outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

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          (iv) In the event of any partial reduction of the U.S./European Commitments, then (x) at or prior to the effective date of such reduction, the Funding Agent shall notify Administrative Borrower and the applicable Revolving Lenders of the sum of the Revolving Exposures and of the Total U.S./European Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, or if the Total U.S./European Revolving Exposures would exceed the Total U.S./European Commitment after giving effect to such reduction, each applicable Borrower shall, on the date of such reduction, first, repay or prepay its Swingline Loans, second, repay or prepay its Borrowings and third, replace its outstanding Letters of Credit or cash collateralize its outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
          (v) In the event of any partial reduction of the Canadian Commitments, then (x) at or prior to the effective date of such reduction, the Funding Agent shall notify Administrative Borrower and the applicable Revolving Lenders of the sum of the Revolving Exposures and of the Total Canadian Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, or if the Total Canadian Revolving Exposures would exceed the Total Canadian Commitment after giving effect to such reduction, then Canadian Borrower shall, on the date of such reduction, first, repay or prepay its Borrowings and second, replace its outstanding Canadian Letters of Credit or cash collateralize its outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
          (vi) In the event that the Total U.S./European Revolving Exposure exceeds the Total U.S./European Commitment then in effect (including on any date on which Dollar Equivalents are determined pursuant to the definition thereof), each applicable Borrower shall, without notice or demand, immediately first, repay or prepay its Borrowings, and second, replace its outstanding Letters of Credit or cash collateralize its outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
          (vii) In the event that the Total Canadian Revolving Exposure exceeds the Total Canadian Commitment then in effect (including on any date on which Dollar Equivalents are determined pursuant to the definition thereof), Canadian Borrower shall, without notice or demand, immediately first, repay or prepay its Canadian Borrowings, and second, replace its outstanding Canadian Letters of Credit or cash collateralize its outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
          (viii) In the event that (A) the aggregate U.S./European LC Exposure exceeds the U.S./European LC Commitment then in effect or (B) the aggregate Canadian LC Exposure exceeds the Canadian LC Commitment then in effect (in each case including on any date on which Dollar Equivalents are determined pursuant to the definition thereof), each applicable Borrower shall, without notice or demand, immediately replace its outstanding Letters of Credit

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or cash collateralize its outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
          (ix) In the event that (A) the Total Revolving Exposure exceeds the Total Borrowing Base then in effect, or (B) the Total Adjusted Revolving Exposure exceeds the Total Adjusted Borrowing Base then in effect, each applicable Borrower shall, without notice or demand, immediately first, repay or prepay its Borrowings, and second, replace its outstanding Letters of Credit or cash collateralize its outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess; provided that to the extent such excess results solely by reason of a change in exchange rates, unless a Default or an Event of Default has occurred and is continuing, no Borrower shall be required to make such repayment, replacement or cash collateralization unless the amount of such excess is greater than 5% of the Total Borrowing Base or Total Adjusted Borrowing Base, as the case may be (in which event the applicable Borrowers shall make such replacements or cash collateralization so as to eliminate such excess in its entirety).
          (x) In the event that the Total Revolving Exposure exceeds the total Revolving Commitments then in effect, each applicable Borrower shall, without notice or demand, immediately first, repay or prepay its Borrowings, and second, replace its outstanding Letters of Credit or cash collateralize its outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.
          (xi) In the event an Activation Notice has been given (as contemplated by Section 9.01), Borrowers shall pay all proceeds of Collateral (other than proceeds of Term Loan Priority Collateral) into the Collection Account, for application in accordance with Section 9.01(e).
     (c) Asset Sales. Not later than three (3) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by Holdings or any of its Subsidiaries, Borrowers shall make (in addition to any prepayments required by Section 2.10(b) (which shall be made regardless of whether any prepayment is required under this paragraph (c)), prepayments in accordance with Section 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:
          (i) no such prepayment shall be required under this Section 2.10(c) with respect to (A) any Asset Sale permitted by Section 6.06 other than clauses (b), (i) and (k) thereof, (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in less than $5.0 million in Net Cash Proceeds in any fiscal year; and
          (ii) subject to any requirement for a prepayment made under Section 2.10(b) and so long as no Event of Default or Cash Dominion Trigger Event shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that Administrative Borrower shall have delivered an Officers’ Certificate to the Funding Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets or to make Permitted Acquisitions (and, in the case of Net Cash Proceeds from an Asset Sale made pursuant to Section 6.06(k), such Net Cash Proceeds may also be used

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to make investments in joint ventures so long as a Company owns at least 50% of the Equity Interests in such joint venture) within 365 days following the date of such Asset Sale (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(c); provided, further, that if the property subject to such Asset Sale constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11 and Section 5.12.
     (d) Debt Issuance or Preferred Stock Issuance. (i) Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by Holdings or any of its Subsidiaries, Borrowers shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds; and (ii) not later than one (1) Business day following the receipt of any Net Cash Proceeds of any Preferred Stock Issuance made when Excess Availability is less than $90 million immediately prior to or after giving effect to such prepayment and all Credit Extensions on such date, Borrowers shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to the lesser of 100% of such Net Cash Proceeds and the amount of such prepayment that results in Excess Availability being $90 million after giving effect to such prepayment and all Credit Extensions on such date.
     (e) Equity Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Equity Issuance made when Excess Availability is less than $90 million immediately prior to or after giving effect to such Equity Issuance and all Credit Extensions on such date, Borrowers shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to the lesser of 50% of such Net Cash Proceeds and the amount of such prepayment that results in Excess Availability being $90 million after giving effect to such prepayment and all Credit Extensions on such date (it being agreed that the Borrowers may use the remaining Net Cash Proceeds to make required prepayments on the Term Loan); provided, however, that if on the date of such Equity Issuance, (i) no Default has occurred and is continuing and (ii) the Total Leverage Ratio is less than 3.0 to 1.0, then no such prepayment shall be required to be made in respect of such Equity Issuance; provided, further, that this clause (e) shall not apply to the proceeds of any Qualified Capital Stock issued by Holdings after the Closing Date to the Acquiror or any of its Affiliates.
     (f) Casualty Events. Not later than three (3) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by Holdings or any of its Subsidiaries, Borrowers shall make (in addition to any prepayments required by Section 2.10(b) (which shall be made regardless of whether any prepayment is required under this paragraph (c)), prepayments in accordance with Section 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:
          (i) so long as no Event of Default or Cash Dominion Trigger Event shall then exist or arise therefrom, such proceeds (other than amounts required under Section 2.10(b) to be

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prepaid) shall not be required to be so applied on such date to the extent that (A) in the event such Net Cash Proceeds exceed $1 million but shall not exceed $20.0 million, Administrative Borrower shall have delivered an Officers’ Certificate to the Funding Agent on or prior to such date stating that such proceeds are expected to be used, or (B) in the event that such Net Cash Proceeds exceed $20.0 million, the Funding Agent has consented by notice to Administrative Borrower on or prior to such date to allowing such proceeds to be used, in each case, to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets, no later than 365 days following the date of receipt of such proceeds; provided that if the property subject to such Casualty Event constituted Collateral under the Security Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11 and Section 5.12; and
(ii) if any portion of such Net Cash Proceeds shall not be so applied within such 365-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(f).
     (g) Closing Date Cash Flows. Not later than two (2) Business Days following the Closing Date, Borrowers shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount such that after giving effect thereto, Excess Availability as of the Closing Date would have been not less than $300 million if such prepayment had been made on the Closing Date.
     (h) Application of Prepayments. (i) Prior to any optional or mandatory prepayment hereunder, Administrative Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this Section 2.10(h), provided that after an Activation Notice has been delivered, Section 9.01(e) shall apply, provided, further, that notwithstanding the foregoing, after an Event of Default has occurred and is continuing or after the acceleration of the Obligations, Section 8.03 shall apply. Any mandatory prepayment shall be made without reduction to the Revolving Commitments.
          (ii) Amounts to be applied pursuant to this Section 2.10 to the prepayment of Revolving Loans by a Borrower shall be applied, as applicable, first to reduce outstanding Swingline Loans, and then to reduce other outstanding Base Rate Loans of that Borrower. Any amounts remaining after each such application shall be applied to prepay EURIBOR Loans, Eurocurrency Loans or BA Rate Loans, as applicable, of that Borrower. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the Base Rate Loans (including Swingline Loans) at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding Base Rate Loans (including Swingline Loans) shall be immediately prepaid and, at the election of Administrative Borrower, the Excess Amount shall be either (A) deposited in an escrow account on terms satisfactory to the Collateral Agent and applied to the prepayment of EURIBOR Loans, Eurocurrency Loans or BA Rate Loans on the last day of the then next-expiring Interest Period for EURIBOR Loans, Eurocurrency Loans or BA Rate Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate

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provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while an Event of Default has occurred and is continuing, the Funding Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.
          (i) Notice of Prepayment. Administrative Borrower or European Administrative Borrower, as applicable, shall notify the Funding Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a EURIBOR Borrowing, Eurocurrency Borrowing or BA Rate Borrowing, not later than 11:00 a.m., Chicago time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., Chicago time, one (1) Business Day before the date of prepayment, (iii) in the case of prepayment of a U.S. Swingline Loan, not later than 11:00 a.m., Chicago time, on the date of prepayment, and (iv) in the case of prepayment of a European Swingline Loan, not later than 11:00 a.m., Zurich time, on the date of prepayment. Each such notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such termination is revoked in accordance with Section 2.07. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Funding Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.
SECTION 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a EURIBOR Borrowing, Eurocurrency Borrowing or BA Rate Borrowing:
     (a) the Funding Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted EURIBOR Rate, Adjusted LIBOR Rate or BA Rate for such Interest Period or that any Alternate Currency is not available to the Lenders in sufficient amounts to fund any Borrowing consisting of Alternate Currency Revolving Loans; or
     (b) the Funding Agent is advised in writing by the Required Lenders that the Adjusted EURIBOR Rate, the Adjusted LIBOR Rate or BA Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Funding Agent shall give written notice thereof to Administrative Borrower and the Lenders as promptly as practicable thereafter and, until the Funding Agent notifies

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Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a EURIBOR Borrowing, Eurocurrency Borrowing or BA Rate Borrowing, as applicable, shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars or a BA Rate Borrowing in Canadian Dollars, such Borrowing shall be made as an ABR Borrowing or a Canadian Base Rate Borrowing, as the case may be, and Borrowing Requests for any affected Alternate Currency Revolving Loans (other than Loans in Canadian Dollars) or European Swingline Loans shall not be effective.
SECTION 2.12 Yield Protection; Change in Law Generally.
     (a) Increased Costs Generally. If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate or the Adjusted EURIBOR Rate, as applicable) or the Issuing Bank;
          (ii) subject any Lender or the Issuing Bank to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any EURIBOR Loan, Eurocurrency Loan or BA Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or
          (iii) impose on any Lender or the Issuing Bank or the interbank market any other condition, cost or expense affecting this Agreement or EURIBOR Loans, Eurocurrency Loans or BA Rate Loans made by such Lender or any Letter of Credit or participation therein;
          and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any EURIBOR Loan, any Eurocurrency Loan or BA Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Issuing Bank, Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or the Issuing Bank determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this

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Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to Administrative Borrower shall be conclusive absent manifest error. Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Change in Legality Generally. Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or any EURIBOR Loan, or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or any EURIBOR Loan, then, upon written notice by such Lender to Administrative Borrower and the Funding Agent:
          (i) the Commitments of such Lender (if any) to fund the affected Type of Loan shall immediately terminate;
          (ii) in the case of Dollar Denominated Loans, (x) such Lender may declare that Eurocurrency Loans will not thereafter (for the duration of such unlawfulness) be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurocurrency Loans, whereupon any request to convert an ABR Borrowing to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing for an additional Interest Period shall, as to such Lender only, be deemed a request to continue an ABR Loan as such, or to convert a Eurocurrency Loan into an ABR Loan, as the case may be, unless such declaration shall be subsequently withdrawn and (y) all such outstanding Eurocurrency Loans made by such Lender shall be automatically converted to ABR Loans on the last day of the then current Interest

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Period therefor or, if earlier, on the date specified by such Lender in such notice (which date shall be no earlier than the last day of any applicable grace period permitted by applicable law); and
          (iii) in the case of Eurocurrency Loans that are GBP Denominated Loans or Swiss Franc Denominated Loans, or Dollar Denominated Loans of Swiss Borrower or U.K. Borrower, and in the case of EURIBOR Loans, the applicable Borrower shall repay all such outstanding Eurocurrency Loans or EURIBOR Loans, as the case may be, of such Lender on the last day of the then current Interest Period therefor or, if earlier, on the date specified by such Lender in such notice (which date shall be no earlier than the last day of any applicable grace period permitted by applicable law).
     (f) Change in Legality in Relation to Issuing Bank. Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Issuing Bank to issue or allow to remain outstanding any Letter of Credit, then, by written notice to Administrative Borrower and the Funding Agent:
          (i) such Issuing Bank shall no longer be obligated to issue any Letters of Credit; and
          (ii) each Borrower shall use its commercially reasonable best efforts to procure the release of each outstanding Letter of Credit issued by such Issuing Bank.
SECTION 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurocurrency Loan, EURIBOR Loan or BA Rate Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan, EURIBOR Loan or BA Rate Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice was validly revoked pursuant to Section 2.07(c)) or (d) the assignment of any Eurocurrency Loan, EURIBOR Loan or BA Rate Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Administrative Borrower pursuant to Section 2.16(c), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, EURIBOR Loan or BA Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate, Adjusted EURIBOR Rate or BA Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) (excluding, however, the Applicable Margin included therein, if any), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable currency, amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to

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Administrative Borrower (with a copy to the Funding Agent) and shall be conclusive and binding absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within five (5) days after receipt thereof.
SECTION 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
     (a) Payments Generally. Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 2.22 or Section 11.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., Chicago time or, in the case of European Swingline Loans, 11:00 a.m. Zurich time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Funding Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Funding Agent at Agent’s Account, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 2.22 and Section 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Funding Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.
     (b) Pro Rata Treatment.
          (i) Each payment by Borrowers of interest in respect of the Loans of any Class shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders having Commitments of such Class.
          (ii) Each payment by Borrowers on account of principal of the Borrowings of any Class shall be made pro rata according to the respective outstanding principal amounts of the Loans of such Class then held by the Lenders.
     (c) Insufficient Funds. If at any time insufficient funds are received by and available to the Funding Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably

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among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.
     (d) Sharing of Set-Off. Subject to the terms of the Intercreditor Agreement, if any Lender (and/or the Issuing Bank, which shall be deemed a “Lender” for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Funding Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
          (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.
     (e) Borrower Default. Unless the Funding Agent shall have received notice from Administrative Borrower prior to the date on which any payment is due to the Funding Agent for the account of the Lenders or the Issuing Bank hereunder that the applicable Borrower will not make such payment, the Funding Agent may assume that the applicable Borrower have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Funding Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with

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interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Funding Agent, at the greater of the Interbank Rate and a rate determined by the Funding Agent in accordance with banking industry rules on interbank compensation.
     (f) Lender Default. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), Section 2.14(e), Section 2.17(c), Section 2.17(g), Section 2.18(d), Section 2.18(e), or Section 11.03(c), then the Funding Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Funding Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.15 Taxes.
     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any Loan Party shall be required by applicable Requirements of Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) such Loan Party shall increase the sum payable as necessary so that after all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) each Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Loan Party shall make such deductions and (iii) the applicable Loan Party shall timely pay the full amount deducted to the relevant Taxing Authority in accordance with applicable Requirements of Law.
The U.K. Borrower is not required to make an increased payment to any Agent, Lender or Issuing Bank, under this Section for a deduction on account of an Indemnified Tax imposed by the United Kingdom with respect to a payment of interest on a Loan, if on the date on which the payment falls due:
          (i) the payment could have been made to that Agent, Lender or Issuing Bank without deduction if it was a U.K. Qualifying Lender, but on that date that Agent, Lender or Issuing Bank is not or has ceased to be a U.K. Qualifying Lender other than as a result of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant Taxing Authority; or
          (ii) the relevant lender is a U.K. Qualifying Lender solely under part (B) of the definition of that term and it has not confirmed in writing to the U.K. Borrower that it falls within that part (this subclause shall not apply where the Lender has not so confirmed and a change after the date of this Agreement in (or in the interpretation, administration or application of) any law, or any published practice or concession of any relevant Taxing Authority either: (I) renders such confirmation unnecessary in determining whether the U.K. Borrower is required to make a withholding or deduction for, or on account of Tax, or (II) prevents the Lender from giving such confirmation); or

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          (iii) a payment is due to a Treaty Lender and the U.K. Borrower is able to demonstrate that the payment could have been made to the Lender without deduction had the Lender complied with its obligations under Section 2.15(g).
     (b) Payment of Other Taxes by Borrowers. Without limiting the provisions of paragraph (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Taxing Authority in accordance with applicable Requirements of Law.
     (c) Indemnification by Borrowers. Each Loan Party shall indemnify each Agent, Lender and the Issuing Bank, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Agent, Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. A certificate as to the amount of such payment or liability delivered to Administrative Borrower by a Lender or the Issuing Bank (with a copy to the Funding Agent), or by an Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. No Borrower shall be obliged to provide indemnity under this Section where the Indemnified Tax or Other Tax in question is (i) compensated for by an increased payment under Sections 2.15(a) or 2.12(a)(ii) or (ii) would have been compensated for by an increased payment under Section 2.15(a) but was not so compensated solely because of one of the exclusions in that Section.
     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Taxing Authority, the relevant Loan Party shall deliver to the Funding Agent the original or a certified copy of a receipt issued by such Taxing Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Funding Agent.
     (e) Status of Lenders. Except with respect to U.K. withholding taxes, any Lender lending to a non-U.K. Borrower that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, to the extent it may lawfully do so, deliver to Administrative Borrower (with a copy to the Funding Agent), at the time or times prescribed by applicable Requirements of Law or reasonably requested by Administrative Borrower or the Funding Agent (and from time to time thereafter, as requested by Administrative Borrower or Funding Agent), such properly completed and executed documentation prescribed by applicable Requirements of Law or any subsequent replacement or substitute form that may lawfully be provided as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Administrative Borrower or the Funding Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by Administrative Borrower or the Funding Agent as will enable the applicable Loan Parties or the Funding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements; provided, however, that the Administrative Borrower

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may treat any Agent, Lender or Issuing Bank as an “exempt recipient” based on the indicators described in Treasury Regulations Section 1.6049-4(c) and if it may be so treated, such Agent, Lender or Issuing Bank shall not be required to provide such documentation, except to the extent such documentation is required pursuant to the Treasury Regulations promulgated under the Code Section 1441.
     Each Lender which so delivers any document requested by Administrative Borrower or Funding Agent in Section 2.15(e) herein further undertakes to deliver to Administrative Borrower (with a copy to Funding Agent), upon request of Administrative Borrower or Funding Agent, copies of such requested form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Administrative Borrower or Funding Agent, in each case, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it. For avoidance of doubt, Borrowers shall not be required to pay additional amounts to any Lender or Funding Agent pursuant to this Section 2.15(e) to the extent the obligation to pay such additional amount would not have arisen but for the failure of such Lender or Funding Agent to comply with this paragraph.
     (f) Treatment of Certain Refunds. If an Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of, credit against, relief or remission for any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which any Loan Party has paid additional amounts pursuant to this Section, Section 2.12 (a)(ii), or Section 2.06 (j), it shall pay to such Loan Party an amount equal to such refund, credit, relief or remission (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or any additional amounts under Section 2.12 (a)(ii), or Section 2.06 (j)), net of all reasonable and customary out-of-pocket expenses of such Agent, Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Taxing Authority with respect to such refund or any additional amounts under Section 2.12 (a)(ii), or Section 2.06 (j)); provided that each Loan Party, upon the request of such Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) to such Agent, Lender or the Issuing Bank in the event such Agent, Lender or the Issuing Bank is required to repay such refund to such Taxing Authority. Nothing in this Agreement shall be construed to require any Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other person. Notwithstanding anything to the contrary, in no event will any Agent, Lender or the Issuing Bank be required to pay any amount to any Loan Party the payment of which would place such Agent, Lender or the Issuing Bank in a less favorable net after-tax position than such Agent, Lender or the Issuing Bank would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

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     (g) Notwithstanding anything to the contrary in Section 2.15(e), with respect to non-U.S. withholding taxes, the Funding Agent, the relevant Lender(s) (at the written request of the relevant Loan Party) and the relevant Loan Party, shall co-operate in completing any procedural formalities necessary (including delivering any documentation prescribed by the applicable Requirement of Law and making any necessary reasonable approaches to the relevant Taxing Authorities) for the relevant Loan Party to obtain authorization to make a payment to which the Funding Agent or such Lender(s) is entitled without a deduction or withholding for, or on account of, Taxes; provided, however, that none of the Funding Agent or any Lender shall be required to provide any documentation that it is not legally entitled to provide, or take any action that, in the Funding Agent’s or the relevant Lender’s reasonable judgment, would subject the Funding Agent or such Lender to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.
     (h) Treaty Relief Time Limit Obligations. Subject to Section 2.15(g), a Treaty Lender in respect of an advance to the U.K. Borrower shall within 30 days of becoming a Lender in respect of that advance, (unless it is unable to do so as a result of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant Taxing Authority), file with the appropriate Taxing Authority for certification a duly completed U.K. double taxation relief application form for the U.K. Borrower to obtain authorization to pay interest to that Lender in respect of such advance without a deduction for Taxes in respect of Tax imposed by the United Kingdom on interest and provide the U.K. Borrower with reasonably satisfactory evidence that such form has been filed. If a Treaty Lender fails to comply with its obligations under this Section 2.15(h), the U.K. Borrower shall not be required to make an increased payment to that Lender under Section 2.15(a) until such time as such Lender has filed such relevant documentation. This Section 2.15(h) shall not apply to a Treaty Lender if a filing under the PTR Scheme has been made in respect of that Treaty Lender in accordance with Section 2.15(i) and HM Revenue & Customs have confirmed that provisional treaty relief is available. The Funding Agent and/or the relevant Treaty Lender, as applicable, shall use reasonable efforts to promptly provide to HM Revenue & Customs any additional information or documentation requested by HM Revenue & Customs from the Funding Agent or the relevant Treaty Lender (as the case may be) in connection with a treaty relief claim under this paragraph; provided, however that neither the Funding Agent nor any Treaty Lender shall be required to provide any information or documentation that it is not legally entitled to provide, or take any action that, in the Funding Agent’s or the relevant Lender’s reasonable judgment would subject the Funding Agent or such Lender to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect;
     (i) Requirement to Seek Refund in Respect of an Increased Payment. If the U.K. Borrower makes a tax deduction (a “Tax Deduction”) in respect of tax imposed by the United Kingdom on interest from a payment of interest to a Treaty Lender, and Section 2.15(a) applies to increase the amount of the payment due to that Treaty Lender from the U.K. Borrower, the U.K. Borrower shall promptly provide the Treaty Lender with an executed original certificate, in the form required by HM Revenue & Customs, evidencing the Tax Deduction. The Treaty Lender shall, within a reasonable period following receipt of such certificate, apply to HM Revenue & Customs for a refund of the amount of the tax deduction and, upon receipt by the Treaty Lender of such amount from HM Revenue & Customs,

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Section 2.15(f) shall apply in relation thereto and for the avoidance of doubt, a refund obtained pursuant to this Section 2.15(i) shall be considered as received by the Treaty Lender for the purposes of Section 2.15(f) and no Agent, Lender or Issuing Bank shall have discretion to determine otherwise; provided, however, that this Section 2.15(i) shall not require a Treaty Lender to apply for a refund of the amount of the Tax Deduction if the procedural formalities required in relation to making such an application are materially more onerous or require the disclosure of materially more information than the procedural formalities required by HM Revenue & Customs as at the date of this Agreement in relation to such an application.
     (j) U.K. Provisional Treaty Relief Scheme.
     For the avoidance of doubt, this Section 2.15(j) shall apply only if and to the extent that the PTR Scheme is available to Treaty Lenders.
Each Treaty Lender:
          (i) irrevocably appoints the Funding Agent to act as syndicate manager under, and authorizes the Funding Agent to operate, and take any action necessary or desirable under, the PTR Scheme in connection with the Loan Documents and Loans;
          (ii) shall co-operate with the Funding Agent in completing any procedural formalities necessary under the PTR Scheme, and shall promptly supply to the Funding Agent such information as the Funding Agent may request in connection with the operation of the PTR Scheme;
          (iii) without limiting the liability of any Loan Party under this Agreement, shall, within five (5) Business Days of demand, indemnify the Funding Agent for any liability or loss incurred by the Funding Agent as a result of the Funding Agent acting as syndicate manager under the PTR Scheme in connection with the Treaty Lender’s participation in any Loan (except to the extent that the liability or loss arises directly from the Funding Agent’s gross negligence or willful misconduct); and
          (iv) shall, within five (5) Business Days of demand, indemnify the U.K. Borrower for any tax which the U.K. Borrower becomes liable to pay in respect of any payments made to such Treaty Lender arising as a result of any incorrect information supplied by such Treaty Lender under paragraph (ii) above which results in a provisional authority issued by the HM Revenue & Customs under the PTR Scheme being withdrawn.
The U.K. Borrower acknowledges that it is fully aware of its contingent obligations under the PTR Scheme and shall:
          (i) promptly supply to the Funding Agent such information as the Funding Agent may request in connection with the operation of the PTR Scheme; and
          (ii) act in accordance with any provisional notice issued by the HM Revenue & Customs under the PTR Scheme.

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The Funding Agent agrees to provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Loan to the U.K. Borrowers specified in such provisional authority.
All parties acknowledge that the Funding Agent:
          (i) is entitled to rely completely upon information provided to it in connection with this Section 2.15(j);
          (ii) is not obliged to undertake any enquiry into the accuracy of such information, nor into the status of the Treaty Lender or, as the case may be, the U.K. Borrower providing such information; and
          (iii) shall have no liability to any person for the accuracy of any information it submits in connection with this Section 2.15(j).
     (k) Except as otherwise provided in Section 2.15(h) or (j), if, as a result of executing a Loan Document, entering into the transactions contemplated thereby or with respect thereto, receiving a payment or enforcing its rights thereunder, an Agent, Lender or the Issuing Bank is required to file a Tax Return in a jurisdiction in which it would not otherwise be required to file, the Loan Parties shall promptly provide such assistance as the relevant Agent, Lender or the Issuing Bank shall reasonably request with respect to the completion and filing of such Tax Return. For clarification, any expenses incurred in connection with such filing shall be subject to Section 11.03.
SECTION 2.16 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. Subject to Section 11.04(h), each Lender may at any time or from time to time designate, by written notice to the Funding Agent, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including, in the case of Canadian Lenders, by designating, subject to Section 2.20, a separate lending office (or Affiliate) to act as such with respect to Dollar Denominated Loans and LC Exposure versus Non-Dollar Denominated Loans; provided that, unless such designation is made after the occurrence of a Conversion Event, to the extent such designation shall result, as of the time of such designation, in increased costs under Section 2.12 or Section 2.15 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). The proviso to the first sentence of this Section 2.16(a) shall not

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apply to changes in a lending office pursuant to Section 2.16(b) if such change was made upon the written request of the Administrative Borrower.
     (b) If any Lender requests compensation under Section 2.12, or requires any Loan Party to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to Administrative Borrower shall be conclusive absent manifest error.
     (c) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if any Borrower is required to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, or if Administrative Borrower exercises its replacement rights under Section 11.02(d), then Borrowers may, at their sole expense and effort, upon notice by the Administrative Borrower to such Lender and the Funding Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04 (including Section 11.04(h))), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
          (i) Borrowers or the assignee shall have paid to the Funding Agent the processing and recordation fee specified in Section 11.04(b);
          (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrowers (in the case of all other amounts);
          (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and
          (iv) such assignment does not conflict with applicable Requirements of Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.

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SECTION 2.17 Swingline Loans.
     (a) U.S. Swingline Loans. The Funding Agent, the U.S. Swingline Lender and the U.S./European Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Administrative Borrower requests a Base Rate U.S. Revolving Loan, the U.S. Swingline Lender may elect to have the terms of this Section 2.17(a) apply to up to $75 million of (or, in the case of the initial Borrowing of U.S. Revolving Loans on the Closing Date, the entire amount of) such Borrowing Request by crediting, on behalf of the U.S./European Lenders and in the amount requested, same day funds to the U.S. Borrowers (or, in the case of a U.S. Swingline Loan made to finance the reimbursement of an LC Disbursement in respect of a U.S. Letter of Credit as provided in Section 2.18(e), by remittance to the Issuing Bank), on the applicable Borrowing date as directed by the Administrative Borrower in the applicable Borrowing Request maintained with the Funding Agent (each such Loan made solely by the U.S. Swingline Lender pursuant to this Section 2.17(a) is referred to in this Agreement as a “U.S. Swingline Loan”), with settlement among them as to the U.S. Swingline Loans to take place on a periodic basis as set forth in Section 2.17(c). Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other Base Rate U.S. Revolving Loans funded by the U.S./European Lenders, except that all payments thereon shall be payable to the U.S. Swingline Lender solely for its own account. U.S. Swingline Loans shall be made in minimum amounts of $1.0 million and integral multiples of $500,000 above such amount.
     (b) U.S. Swingline Loan Participations. Upon the making of a U.S. Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such U.S. Swingline Loan), each U.S./European Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the U.S. Swingline Lender, without recourse or warranty, an undivided interest and participation in such U.S. Swingline Loan in proportion to its Pro Rata Percentage of the U.S./European Commitment. The U.S. Swingline Lender may, at any time, require the U.S./European Lenders to fund their participations. From and after the date, if any, on which any U.S./European Lender is required to fund its participation in any U.S. Swingline Loan purchased hereunder, the Funding Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Percentage of all payments of principal and interest and all proceeds of Collateral received by the Funding Agent that are payable to such Lender in respect of such Loan.
     (c) U.S. Swingline Loan Settlement. The Funding Agent, on behalf of the U.S. Swingline Lender, shall request settlement (a “Settlement”) with the U.S./European Lenders on at least a weekly basis or on any date that the Funding Agent elects, by notifying the U.S./European Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 11:00 a.m. Chicago time on the date of such requested Settlement (the “Settlement Date”). Each U.S./European Lender (other than the U.S. Swingline Lender, in the case of the U.S. Swingline Loans) shall transfer the amount of such U.S./European Lender’s Pro Rata Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Funding Agent, to such account of the Funding Agent as the Funding Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the

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applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Funding Agent shall be applied against the amounts of the U.S. Swingline Lender’s U.S. Swingline Loans and, together with U.S. Swingline Lender’s Pro Rata Percentage of such U.S. Swingline Loan, shall constitute U.S. Revolving Loans of such U.S./European Lenders. If any such amount is not transferred to the Funding Agent by any U.S./European Lender on such Settlement Date, each of such Lender and the U.S. Borrowers severally agrees to repay to the U.S. Swingline Lender forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrowers until the date such amount is repaid to the U.S. Swingline Lender at (i) in the case of such U.S. Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Interbank Rate and a rate determined by the Funding Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the U.S. Swingline Bank such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the applicable Borrowers’ obligations to repay the Funding Agent such corresponding amount pursuant to this Section 2.17(c) shall cease.
     (d) European Swingline Commitment. Subject to the terms and conditions set forth herein and from and after the European Swingline Activation Date, the European Swingline Lender agrees to make European Swingline Loans to the European Administrative Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not (subject to the provisions of Section 10.10) result in (i) the aggregate principal amount of outstanding European Swingline Loans exceeding the European Swingline Commitment, (ii) the Total U.S./European Revolving Exposure exceeding the Total U.S./European Commitment, (iii) the Total Adjusted Revolving Exposure exceeding the Total Adjusted Borrowing Base, or (iv) the Total Revolving Exposure exceeding the lesser of (A) the total Revolving Commitments and (B) the Total Borrowing Base then in effect; provided that the European Swingline Lender shall not be required to make a European Swingline Loan (i) to refinance an outstanding European Swingline Loan, or if another European Swingline Loan is then outstanding or (ii) if a European Swingline Loan has been outstanding within three (3) Business Days prior to the date of such requested European Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the European Administrative Borrower may borrow, repay and reborrow European Swingline Loans.
     (e) European Swingline Loans. To request a European Swingline Loan, the European Administrative Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Funding Agent and the European Swingline Lender, not later than 11:00 a.m., Zurich time, on the day of a proposed European Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), currency, Interest Period, and the amount of the requested European Swingline Loan. Each European Swingline Loan shall be a Eurocurrency Loan with an Interest Period between two days and seven days and shall be made in Euros, GBP or Swiss francs. The European Swingline Lender shall make each European Swingline Loan available to the European Administrative Borrower to an account as directed by the European Administrative Borrower in the applicable Borrowing Request maintained with the Funding

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Agent (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank) by 4:00 p.m., Zurich time, on the requested date of such European Swingline Loan. The European Administrative Borrower shall not request a European Swingline Loan if at the time of or immediately after giving effect to the extension of credit contemplated by such request a Default has occurred and is continuing or would result therefrom. European Swingline Loans shall be made in minimum amounts of €1.0 million (for Loans denominated in Euros), GBP1.0 million (for Loans denominated in GBP), or CHF1.0 million (for Loans denominated in Swiss Francs) and integral multiples of €500,000, GBP500,000 or CHF500,000, respectively, above such amount.
     (f) Prepayment. The European Administrative Borrower shall have the right at any time and from time to time to repay any European Swingline Loan, in whole or in part, upon giving written notice to the European Swingline Lender and the Funding Agent before 11:00 a.m., Zurich time, on the proposed date of repayment. All payments in respect of the European Swingline Loans shall be made to the European Swingline Lender at Agent’s Account.
     (g) Participations. The European Swingline Lender may at any time in its discretion by written notice given to the Funding Agent (provided such notice requirement shall not apply if the European Swingline Lender and the Funding Agent are the same entity) not later than 11:00 a.m., Zurich time, on the third succeeding Business Day following such notice require the U.S./European Lenders to acquire participations on such Business Day in all or a portion of the European Swingline Loans then outstanding; provided that (i) European Swingline Lender shall not give such notice prior to the occurrence of an Event of Default, and (ii) such notice shall be deemed given automatically upon the occurrence of a Conversion Event; provided further, that if (x) such Event of Default is cured or waived in writing in accordance with the terms hereof, (y) no Obligations have yet been declared due and payable under Article 8 (or a rescission has occurred under Section 8.02) and (z) the European Swingline Lender has actual knowledge of such cure or waiver, all prior to the European Swingline Lender’s giving (or being deemed to give) such notice, then the European Swingline Lender shall not give any such notice based upon such cured or waived Event of Default. Such notice shall specify the aggregate amount of European Swingline Loans in which U.S./European Lenders will participate. Promptly upon receipt of such notice, the Funding Agent will give notice thereof to each U.S./European Lender, specifying in such notice such Lender’s Pro Rata Percentage of such European Swingline Loan or Loans. Each U.S./European Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Funding Agent, for the account of the European Swingline Lender, such Lender’s Pro Rata Percentage of such European Swingline Loan or Loans. Each U.S./European Lender acknowledges and agrees that its obligation to acquire participations in European Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Pro Rata Percentage of the Total U.S./European Revolving Exposure to exceed such Lender’s U.S./European Commitment. Each U.S./European Lender shall comply with its obligation under this paragraph by wire transfer

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     of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the U.S./European Lenders), and the Funding Agent shall promptly pay to the European Swingline Lender the amounts so received by it from the U.S./European Lenders. The Funding Agent shall notify the European Administrative Borrower of any participations in any European Swingline Loan acquired by the U.S./European Lenders pursuant to this paragraph, and thereafter payments in respect of such European Swingline Loan shall be made to the Funding Agent and not to the European Swingline Lender. Any amounts received by the European Swingline Lender from the European Administrative Borrower (or other party on behalf of the European Administrative Borrower) in respect of a European Swingline Loan after receipt by the European Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Funding Agent. Any such amounts received by the Funding Agent shall be promptly remitted by the Funding Agent to the U.S./European Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a European Swingline Loan pursuant to this paragraph shall not relieve the European Administrative Borrower of any default in the payment thereof.
     (h) Notwithstanding any provisions of this Agreement to the contrary, no Person shall be or become European Swingline Lender hereunder unless such Person is a Swiss Qualifying Bank.
SECTION 2.18 Letters of Credit.
     (a) General. Subject to the terms and conditions set forth herein:
          (i) the Administrative Borrower may request the U.S./European Issuing Bank, and the U.S./European Issuing Bank agrees, to issue Letters of Credit (each, a “U.S. Letter of Credit”) denominated in any Approved Currency (other than Canadian Dollars) for the account of a Loan Party (other than a Canadian Subsidiary) designated by Administrative Borrower in a form reasonably acceptable to the Funding Agent and the U.S./European Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that a U.S. Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each U.S. Letter of Credit issued for the account of another Subsidiary of Holdings). The European Administrative Borrower may request the U.S./European Issuing Bank, and the U.S./European Issuing Bank agrees, to issue Letters of Credit (each, a “European Letter of Credit” and, together with the U.S. Letters of Credit, each a “U.S./European Letter of Credit”) denominated in any Approved Currency (other than Canadian Dollars) for the account of a Loan Party (other than a Canadian Subsidiary) designated by European Administrative Borrower in a form reasonably acceptable to the Funding Agent and the U.S./European Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the European Administrative Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each European Letter of Credit issued for the account of another Subsidiary of Holdings). The U.S./European Issuing Bank shall have no obligation to issue, and the Applicable Administrative Borrower shall not request the issuance of, any U.S./European Letter of Credit at any time if after giving effect to such issuance, the U.S./European LC Exposure would exceed the U.S./European LC Commitment, the Total U.S./European Revolving Exposure would exceed the

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Total U.S./European Commitment, or the total Revolving Exposure would exceed the total Revolving Commitments;
          (ii) the Administrative Borrower may request the Canadian Issuing Bank, and the Canadian Issuing Bank agrees, to issue Letters of Credit (each, a “Canadian Letter of Credit”) denominated in dollars or Canadian Dollars for the account of a Loan Party designated by Administrative Borrower that is a Canadian Subsidiary of Holdings in a form reasonably acceptable to the Canadian Funding Agent and the Canadian Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Administrative Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Canadian Letter of Credit issued for the account of another Canadian Subsidiary of Holdings). The Canadian Issuing Bank shall have no obligation to issue, and the Administrative Borrower shall not request the issuance of, any Canadian Letter of Credit at any time if after giving effect to such issuance, the Canadian LC Exposure would exceed the Canadian LC Commitment, the Total Canadian Revolving Exposure would exceed the Total Canadian Commitment, or the total Revolving Exposure would exceed the total Revolving Commitments;
          (iii) in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Applicable Administrative Borrower to, or entered into by any Applicable Administrative Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
     (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Applicable Administrative Borrower shall deliver, by hand or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank and the Funding Agent), an LC Request to the applicable Issuing Bank and the Funding Agent not later than 11:00 a.m. Chicago time on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).
     A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:
          (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
          (ii) the amount and the currency thereof;
          (iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);
          (iv) the name and address of the beneficiary thereof;
          (v) whether the Letter of Credit is to be issued for its own account or for the account of one of the other Subsidiaries of Holdings (provided that the Applicable

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Administrative Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of another Subsidiary of Holdings);
          (vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;
          (vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and
          (viii) such other matters as the Issuing Bank may require.
     A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:
          (i) the Letter of Credit to be amended, renewed or extended;
          (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);
          (iii) the nature of the proposed amendment, renewal or extension; and
          (iv) such other matters as the Issuing Bank may require.
If requested by the Issuing Bank, the Applicable Administrative Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit, but in the event of any inconsistency between such standard form and this Agreement, the terms of this Agreement shall control. A U.S./European Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each U.S./European Letter of Credit, the Applicable Administrative Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension and subject to the provisions of Section 10.10, (i) the U.S./European LC Exposure shall not exceed the U.S./European LC Commitment, (ii) the Total Revolving Exposure shall not exceed the lesser of (I) the Total Borrowing Base, and (II) the total Revolving Commitments, (iii) the Total U.S./European Revolving Exposure shall not exceed the Total U.S./European Commitment, (iv) the Total Adjusted Revolving Exposure shall not exceed the Total Adjusted Borrowing Base, and (v) the conditions set forth in Section 4.02 in respect of such issuance, amendment, renewal or extension shall have been satisfied. A Canadian Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Canadian Letter of Credit, the Canadian Administrative Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension and subject to the provisions of Section 10.10, (i) the Canadian LC Exposure shall not exceed the Canadian LC Commitment, (ii) the Total Revolving Exposure shall not exceed the lesser of (I) the Total Borrowing Base, and (II) the total Revolving Commitments, (iii) the Total Canadian Revolving Exposure shall not exceed the Total Canadian Commitment, (iv) the Total Adjusted Revolving Exposure shall not exceed the Total Adjusted Borrowing Base, and (v) the conditions set forth in Section 4.02 in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a

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Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit, or is to be denominated in a currency other than dollars or an Approved Currency.
     Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Funding Agent, who shall promptly notify each U.S./European Lender (in the case of a U.S./European Letter of Credit), or each Canadian Lender (in the case of the Canadian Letter of Credit), thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.18(e). On the first Business Day of each calendar month, each U.S./European Issuing Bank shall provide to the Funding Agent a report listing all outstanding U.S./European Letters of Credit and the amounts and beneficiaries thereof and the Funding Agent shall promptly provide such report to each U.S./European Lender. On the first Business Day of each calendar month, each Canadian Issuing Bank shall provide to the Funding Agent a report listing all outstanding Canadian Letters of Credit and the amounts and beneficiaries thereof and the Funding Agent shall promptly provide such report to each Canadian Lender.
     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.
     (d) Participations. By the issuance of a U.S./European Letter of Credit (or an amendment to a U.S./European Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each U.S./European Lender, and each U.S./European Lender hereby acquires from the Issuing Bank, a participation in such U.S./European Letter of Credit equal to such U.S./European Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such U.S./European Letter of Credit. In consideration and in furtherance of the foregoing, each U.S./European Lender hereby absolutely and unconditionally agrees to pay to the Funding Agent, for the account of the U.S./European Issuing Bank, such U.S./European Lender’s Pro Rata Percentage of each LC Disbursement made by the U.S./European Issuing Bank and not reimbursed by the Applicable Administrative Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to the Applicable Administrative Borrower for any reason. By the issuance of a Canadian Letter of Credit (or an amendment to a Canadian Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Canadian Lender, and each Canadian Lender hereby acquires from the Issuing Bank, a participation in such Canadian Letter of Credit equal to such Canadian Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Canadian Letter of Credit. In consideration and in furtherance of the foregoing, each Canadian Lender hereby absolutely and unconditionally agrees to pay to the Funding

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Agent, for the account of the Canadian Issuing Bank, such Canadian Lender’s Pro Rata Percentage of each LC Disbursement made by the Canadian Issuing Bank and not reimbursed by the Applicable Administrative Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to the Applicable Administrative Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement.
          (i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Applicable Administrative Borrower (or in the case of the Existing Letters of Credit, the Administrative Borrower or such other Borrower as it shall designate) shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 3:00 p.m., Chicago time, on the date that such LC Disbursement is made, if such Letter of Credit is a U.S. Letter of Credit or a Canadian Letter of Credit and the Administrative Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Chicago time on such date, or, if such Letter of Credit is European Letter of Credit, or if such notice has not been received by the Applicable Administrative Borrower prior to such time on such date, then not later than 3:00 p.m., Chicago time, on the Business Day immediately following the day that the Applicable Administrative Borrower receives such notice; provided that the Applicable Administrative Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.17 that such payment be financed with Base Rate Revolving Loans in dollars in the Dollar Equivalent amount of such LC Disbursement, or with respect to LC Disbursements in euros or GBP, European Swingline Loans in an equivalent amount of such currency and, to the extent so financed, the Applicable Administrative Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Loans or Swingline Loans.
          (ii) If the Applicable Administrative Borrower fails to make such payment when due, the Issuing Bank shall notify the Funding Agent and the Funding Agent shall notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Applicable Administrative Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof. Each applicable Lender shall pay by wire transfer of immediately available funds to the Funding Agent not later than 2:00 p.m., Chicago time, on such date (or, if (x) such Letter of Credit is a European Letter of Credit, not later than 11:00 a.m. Chicago time on the third Business Day following such notice or (y) such Letter of Credit is not a European Letter of Credit and such Lender shall have received such notice later than 11:00 a.m., Chicago time, on any day, not later than 11:00 a.m., Chicago time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Lender, and the Funding Agent will promptly pay to the Issuing Bank the amounts so received by it from the Lenders. The Funding Agent will promptly pay to the Issuing Bank any amounts

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received by it from the Applicable Administrative Borrower pursuant to the above paragraph prior to the time that any Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Funding Agent from the Applicable Administrative Borrower thereafter will be promptly remitted by the Funding Agent to the Lenders that shall have made such payments and to the Issuing Bank, as appropriate.
          (iii) If any Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Funding Agent as provided above, each of such Lender and the Applicable Administrative Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Funding Agent for the account of the Issuing Bank at (i) in the case of the Applicable Administrative Borrower, the rate per annum set forth in Section 2.18(h) and (ii) in the case of such Lender, at a rate determined by the Funding Agent in accordance with banking industry rules or practices on interbank compensation.
          (iv) All payments made pursuant to this Section 2.18(e) shall be in the Approved Currency in which the LC Disbursement giving rise to such payment is denominated.
     (f) Obligations Absolute. The Reimbursement Obligation of the Administrative Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Administrative Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of the Administrative Borrower and its Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Applicable Administrative Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Administrative Borrower and the European Administrative Borrower to the extent permitted by applicable Requirements of Law) suffered by the Applicable Administrative Borrower that are caused by the Issuing Bank’s failure to exercise care when determining

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whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Funding Agent and the Applicable Administrative Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Administrative Borrower of its Reimbursement Obligation to the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).
     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Applicable Administrative Borrower reimburses such LC Disbursement, at the rate per annum determined pursuant to Section 2.06(f). Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
     (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Applicable Administrative Borrower receives notice from the Funding Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Applicable Administrative Borrowers shall deposit on terms and in accounts satisfactory to the Collateral Agent, in the name of the Collateral Agent and for the benefit of the applicable Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Applicable Administrative Borrower described in Section 8.01(g) or Section 8.01(h). Funds so deposited shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the

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Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations pursuant to Section 8.03 herein of Borrowers under this Agreement. If the Applicable Administrative Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Applicable Administrative Borrower within three (3) Business Days after all Events of Default have been cured or waived.
     (j) Additional Issuing Banks. The Applicable Administrative Borrower may, at any time and from time to time, designate one or more additional Canadian Lenders to act as an issuing bank with respect to Canadian Letters of Credit under the terms of this Agreement, or designate one or more additional U.S./European Lenders to act as an issuing bank with respect to U.S./European Letters of Credit under the terms of this Agreement, in each case with the consent of the Funding Agent (which consent shall not be unreasonably withheld), the Issuing Bank and such Lender(s). Any Lender designated as an issuing bank pursuant to this paragraph (j) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require. Notwithstanding any provisions of this Agreement to the contrary, no Person shall be or become a U.S./European Issuing Bank hereunder unless such Person is a Swiss Qualifying Bank.
     (k) Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign as Issuing Bank hereunder at any time upon at least thirty (30) days’ prior notice to the Lenders, the Funding Agent and the Administrative Borrower. Any Issuing Bank may be replaced at any time by written agreement among the Administrative Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Funding Agent shall notify the Lenders of any such replacement of any Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Administrative Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one U.S./European Issuing Bank or more than one Canadian Issuing Bank hereunder, the Applicable Administrative Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

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     (l) Existing Letters of Credit. On the Closing Date, (i) each Existing Letter of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto deemed converted into Letters of Credit issued pursuant to this Section 2.18 for the account of the Loan Parties set forth on Schedule 2.18 and subject to the provisions hereof, and for this purpose fees in respect thereof pursuant to Section 2.05(c) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such Existing Letters of Credit, except to the extent that such fees are also payable pursuant to Section 2.05(c)) as if such Existing Letters of Credit had been issued on the Closing Date, (ii) the Lenders set forth on Schedule 2.18, or their designated Affiliates who are Issuing Banks, with respect to each such Existing Letter of Credit shall be deemed to be the Issuing Bank with respect to such Existing Letters of Credit, (iii) such Letters of Credit shall each be included in the calculation of LC Exposure and U.S. LC Exposure, European LC Exposure, or Canadian LC Exposure, as applicable, and (iv) all liabilities of the Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations. No Existing Letter of Credit converted in accordance with this clause (l) shall be amended, extended or renewed except in accordance with the terms hereof. Notwithstanding the foregoing, the Loan Parties shall not be required to pay any additional issuance fees with respect to the issuance of such Existing Letter of Credit solely as a result of such letter of credit being converted to a Letter of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 2.05(c) shall otherwise apply to such Existing Letters of Credit.
     (m) Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:
          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;
          (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank; or
          (iii) that Letter of Credit is either: (1) at the request of or for the account of any Person incorporated in Ireland; or (2) to any person resident in Ireland, in each case where the Issuing Bank is not duly authorized to carry on the business of issuing contracts of suretyship in Ireland (or is not otherwise exempted under the laws of Ireland from the requirement to have any such authorization).

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The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
SECTION 2.19 Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.
     (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by the any Canadian Loan Party in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada or the federal laws of Canada, in no event shall the aggregate interest (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time, “Section 347”)) payable by the Canadian Loan Parties to the Agents or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the Credit advances (as defined in Section 347) under this Agreement or such other Loan Document lawfully permitted under Section 347 and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of Interest (as defined in Section 347) is determined to be contrary to the provisions of Section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Agents, the Lenders and the Canadian Loan Parties and the amount of such payment or collection shall be refunded by the relevant Agents and Lenders to the applicable Canadian Loan Parties. For the purposes of this Agreement and each other Loan Document to which the Canadian Loan Parties are a party, the effective annual rate of interest payable by the Canadian Loan Parties shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the for the account of the Canadian Loan Parties will be conclusive for the purpose of such determination in the absence of evidence to the contrary.
     (b) For the purposes of the Interest Act (Canada) and with respect to Canadian Loan Parties only:
          (i) whenever any interest or fee payable by the Canadian Loan Parties is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be; and
          (ii) all calculations of interest payable by the Canadian Loan Parties under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.

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The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.
SECTION 2.20 Canadian Lenders.
     (a) Each Canadian Lender shall at all times be a Canadian Resident or, at its option, such Canadian Lender shall designate an Affiliate of such Lender which is a Canadian Resident (which Affiliate shall be a signatory to this Agreement and be listed on Schedule 2.20 hereto, or shall become a party hereto by signing an assumption agreement in form and substance reasonably satisfactory to the Canadian Funding Agent) to act as a Canadian Lender hereunder, in which case the Affiliate so designated as a Canadian Lender hereunder shall be required to be satisfactory to (and approved by) the Canadian Funding Agent and shall at all times hold the Canadian Commitment (and all extensions of credit pursuant thereto) of the respective Canadian Lender, unless (i) a Significant Event of Default is in existence or a Conversion Event has occurred, (ii) the failure of a Canadian Lender to be, or to designate, a Canadian Resident would not result in increased taxes being paid by the Borrowers, or (iii) the Administrative Borrower has otherwise consented, which consent shall not be unreasonably withheld or delayed (it being expressly understood that withholding such consent in order to avoid any increased obligation of the Borrowers under Section 2.15 shall be deemed reasonable). To the extent legally entitled to do so, the Canadian Funding Agent and each Canadian Lender shall, upon written request by the Canadian Borrower, deliver to the Canadian Borrower or the applicable Taxing Authority, any form or certificate required in order that any payment by the Canadian Borrower under this Agreement may be made free and clear of, and without deduction or withholding for or on account of, any Taxes, provided that (x) in determining the reasonableness of such a request such Person shall be entitled to consider the cost (to the extent unreimbursed by the Canadian Borrower) which would be imposed on such Person of complying with such request, and (y) nothing in this Section 2.20(a) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).
     (b) A Canadian Lender may change its Affiliate acting as Canadian Lender hereunder but only pursuant to an assignment in form and substance reasonably satisfactory to the Canadian Funding Agent (with the consent of the Funding Agent), where the relevant assignee represents and warrants, unless a Significant Event of Default is in existence or a Conversion Event has occurred, that it is an Affiliate of the relevant Canadian Lender and represents and warrants that it is a Canadian Resident and will act directly as a Canadian Lender with respect to the Canadian Commitment of the relevant Canadian Lender.
     (c) In connection with any assignment pursuant to Section 2.16(c), 11.02(d) or 11.04 of all or any part of the Canadian Commitment of any Canadian Lender the Assignment and Assumption shall, unless a Significant Event of Default is in existence or a Conversion Event has occurred, contain the representation and warranties specified in the Assignment and Assumption including that it is a Canadian Resident.

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     (d) The foregoing shall in no event limit the sales or purchases of participations in Canadian Revolving Loans after the occurrence of a Conversion Event or during the existence of a Significant Event of Default.
SECTION 2.21 Lenders to Swiss Borrower.
     (a) Each Lender to Swiss Borrower on the Closing Date represents that it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank as further indicated on Schedule 2.21. Each Lender which makes a Loan to Swiss Borrower represents to Swiss Borrower on the date on which it becomes a party to this Agreement in its capacity as such whether it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank, as indicated on the applicable Assignment and Assumption.
     (b) Each Lender which makes a Loan to Swiss Borrower shall, if requested to do so by Swiss Borrower, within 10 Business Days of receiving such request confirm, as at the date on which it gives such confirmation whether it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank (or, if it requires a confirmation by the Swiss Federal Tax Administration in order to be able to give such confirmation, a request for such a confirmation shall be filed by the relevant Lender with the Swiss Federal Tax Administration within 10 Business Days of it receiving such request and, upon receipt of the required confirmation from the Swiss Federal Tax Administration, the necessary confirmation by the relevant Lender shall be made within 10 Business Days of such confirmation being received by it).
     (c) Any Lender to Swiss Borrower that ceases to be a Swiss Qualifying Bank shall provide written notice to Administrative Borrower and Funding Agent at least 20 Business Days’ prior to the time that it ceases to be a Swiss Qualifying Bank. If as a result of such event the number of Swiss Non-Qualifying Banks under this Agreement exceeds the number ten, then, so long as no Significant Event or Default is in existence, Administrative Borrower shall have the right to request that the relevant Lender assign or transfer by novation all of its rights and obligations under this Agreement to an Eligible Assignee qualifying as a Swiss Qualifying Bank or another Lender qualifying as a Swiss Qualifying Bank, all in accordance with Section 11.04. The Funding Agent shall have no responsibility for determining whether or not an entity is a Swiss Qualified Bank, but shall track the number of Lenders from time to time that were unable to represent that they were Swiss Qualifying Banks in order to determine whether the number of Swiss Non-Qualifying Banks under this Agreement exceeds the number ten; provided that the Funding Agent shall have no liability for any determinations made hereunder unless such liability arises from its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a non-appealable decision).
     (d) This Section 2.21, Section 2.06(j), Section 3.23 and Section 11.04 shall apply accordingly to any Borrower (other than Swiss Borrower), which is incorporated or established under the laws of, or for tax purposes resident in, Switzerland, or for tax purposes having a permanent establishment in Switzerland with which a Loan is effectively connected.
SECTION 2.22 Blocked Loan Parties. If a Loan Party would have been required to make any payment or perform any action under any provision of the Loan Documents but the relevant provision(s) (or any portion thereof) is (are) not enforceable against that Loan Party or

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for any other reason that Loan Party is unable to fulfill its obligations under the Loan Documents (a “Blocked Loan Party”), the Administrative Borrower may designate which Loan Party shall fulfill the Blocked Loan Party’s obligations, but only so long as the designated Loan Party is duly and promptly fulfilling such obligations, failing which all Loan Parties shall be jointly and severally liable for the performance thereof.
SECTION 2.23 Increase in Commitments.
     (a) Borrowers Request. The Borrowers may by written notice to the Funding Agent and each Lender elect to request prior to December 31, 2011, a single increase to the existing Revolving Commitments by an amount not in excess of $100,000,000 in the aggregate. Such notice shall specify (i) the date on which the Borrowers propose that the increased or new Commitments shall be effective (each, an “Increase Effective Date”), the allocation of such Commitments between the U.S./European Commitment and the Canadian Commitment, and the time period within which each Lender is requested to respond, which in each case shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Funding Agent and the Lenders of the applicable Class. Each Lender of such Class (other that Lenders subject to replacement pursuant to Section 2.16 or a defaulting lender as described in Section 2.14(f)) in its sole and absolute discretion may notify the Funding Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Funding Agent shall notify the Administrative Borrower and each Lender of such Class of the Lenders’ responses to each request made hereunder. If the existing Lenders do not agree to the full amount of a requested increase, the Administrative Borrower may then invite a Lender or any Lenders to increase their Commitments or invite additional financial institutions (reasonably satisfactory to Funding Agent and solely to the extent otherwise permitted by Section 11.04 (including Section 11.04(h)) and each other applicable requirement hereof, including Sections 2.20, 2.21 and 3.23) to become Lenders pursuant to an Increase Joinder.
     (b) Conditions. The increased or new Commitments shall become effective, as of such Increase Effective Date; provided that:
          (i) each of the conditions set forth in Section 4.02 shall be satisfied;
          (ii) no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;
          (iii) after giving pro forma effect to the borrowings to be made on the Increase Effective Date and to any change in Consolidated EBITDA and any increase in Indebtedness resulting from the consummation of any Permitted Acquisition or other Investment concurrently with such borrowings as of the date of the most recent financial statements delivered pursuant to Section 5.01(a) or (b), the Borrowers shall be in compliance with the covenant set forth in Section 6.10, to the extent applicable;

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          (iv) the Borrowers shall make any payments required pursuant to Section 2.12 in connection with any adjustment of Revolving Loans pursuant to Section 2.23(d); and
          (v) the Borrowers shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Funding Agent in connection with any such transaction.
     (c) Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to the new Commitments shall be identical to the Revolving Loans of the same Class. The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Loan Parties, the Funding Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Funding Agent, to effect the provisions of this Section 2.23. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to new Commitments made pursuant to this Agreement, and all references in Loan Documents to Commitments of a Class shall be deemed, unless the context otherwise requires, to include references to new Commitments of such Class made pursuant to this Agreement.
     (d) Adjustment of Revolving Loans. Each of the Revolving Lenders having a Revolving Commitment of an applicable Class prior to such Increase Effective Date (the “Pre-Increase Revolving Lenders”) shall assign to any Revolving Lender which is acquiring a new or additional Revolving Commitment of such Class on the Increase Effective Date (the “Post-Increase Revolving Lenders”), and such Post-Increase Revolving Lenders shall purchase from each Pre-Increase Revolving Lender, at the principal amount thereof, such interests in the Revolving Loans of such Class and participation interests in LC Exposure and Swingline Loans of such Class outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in LC Exposure and Swingline Loans will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders of such Class ratably in accordance with their Revolving Commitments of such Class after giving effect to such increased Revolving Commitments.
     (e) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Funding Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC, the PPSA or otherwise after giving effect to the establishment of any such new Commitments.

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ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Funding Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:
SECTION 3.01 Organization; Powers. Each Company (a) is duly organized or incorporated (as applicable) and validly existing under the laws of the jurisdiction of its organization or incorporation (as applicable), (b) has all requisite organizational or constitutional power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s organizational or constitutional powers and have been duly authorized by all necessary constitutional or organizational action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03 No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents (as reflected in the applicable Perfection Certificate) and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens. The execution, delivery and performance of the Loan Documents will not violate, or result in a default under, or require any consent or approval under, the Senior Notes, the Senior Note Documents, or the Term Loan Documents.
     SECTION 3.04 Financial Statements; Projections.

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     (a) Historical Financial Statements. The Administrative Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Canadian Borrower (i) as of and for the fiscal years ended 2005 and 2006, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers, independent public accountants, and (ii) as of and for the three-month period ended March 30, 2007, and for the comparable period of the preceding fiscal year, in each case, certified by the chief financial officer of Canadian Borrower. Such financial statements and all financial statements delivered pursuant to Section 5.01(a), Section 5.01(b) and Section 5.01(c) have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of Canadian Borrower as of the dates and for the periods to which they relate.
     (b) No Liabilities. Except as set forth in the most recent financial statements referred to in Section 3.04(a), as of the Closing Date there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents, the Term Loan Documents and the Senior Notes. Since December 31, 2006, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
     (c) Pro Forma Financial Statements. Borrowers have heretofore delivered to the Lenders in the Confidential Information Memorandum, the Canadian Borrower’s unaudited pro forma consolidated capitalization table as of March 31, 2007, after giving effect to the Transactions as if they had occurred on such date. Such capitalization table has been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the date hereof to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly in all material respects the pro forma capitalization of Holdings as of such date assuming the Transactions had occurred at such date, except as required to adjust for the final allocation as between the Revolving Loans and Term Loans.
     (d) Forecasts. The forecasts of financial performance of the Canadian Borrower and its subsidiaries furnished to the Lenders have been prepared in good faith by the Loan Parties and based on assumptions believed by the Loan Parties to reasonable.
SECTION 3.05 Properties
     (a) Generally. Each Company has good title to, valid leasehold interests in, or license of, all its property material to its business, free and clear of all Liens except for Permitted Liens. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair in all material respects (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

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     (b) Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate dated the Closing Date contain a true and complete list of each interest in Real Property (i) owned by any Loan Party as of the date hereof having fair market value of $1 million or more and describes the type of interest therein held by such Loan Party and whether such owned Real Property is leased to a third party and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, sublessee, franchisee or licensee, as of the date hereof having annual rental payments of $1 million or more and describes the type of interest therein held by such Loan Party.
     (c) No Casualty Event. No Company has as of the date hereof received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property. No Mortgage encumbers improved Real Property located in the United States that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.
     (d) Collateral. Each Company owns or has rights to use all of the Collateral used in, necessary for or material to each Company’s business as currently conducted, except where the failure to have such ownership or rights of use could not reasonably be expected to have a Material Adverse Effect. The use by each Company of such Collateral does not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06 Intellectual Property.
     (a) Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, software, trademarks, mask works, inventions, designs, trade names, service marks, copyrights, technology, trade secrets, proprietary information and data, domain names, know-how, processes and other comparable intangible rights necessary for the conduct of its business as currently conducted (“Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the date hereof, no material claim has been asserted and is pending by any person, challenging or questioning the use by any Loan Party of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of any Intellectual Property by each Loan Party, and the conduct of such Loan Party’s business as currently conducted, does not infringe or otherwise violate the rights of any person in respect of Intellectual Property, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     (b) Registrations. Except pursuant to non-exclusive licenses and other non-exclusive user agreements entered into by each Loan Party in the ordinary course of business, on and as of the date hereof (i) each Loan Party owns and possesses the right to use, and has

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not authorized or enabled any other person to use, any Intellectual Property listed on any schedule to the relevant Perfection Certificate, or any other Intellectual Property that is material to its business, and (ii) all registrations listed in Schedule 12(a) or 12(b) to the Perfection Certificate are valid and in full force and effect, in each case where the failure to do so or the absence thereof could reasonably be expected to have a Material Adverse Effect.
     (c) No Violations or Proceedings. To each Loan Party’s knowledge, on and as of the date hereof, (i) there is no material infringement or other violation by others of any right of such Loan Party with respect to any Intellectual Property listed on any schedule to the relevant Perfection Certificate, or any other Intellectual Property that is material to its business, except as may be set forth on Schedule 3.06(c), and (ii) no claims are pending or threatened to such effect except as set forth on Schedule 3.06(c).
SECTION 3.07 Equity Interests and Subsidiaries.
     (a) Equity Interests. Schedules 1(a) and 10 to the Perfection Certificate dated the Closing Date set forth a list of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. As of the Closing Date, all Equity Interests of each Company held by Holdings or a Subsidiary thereof are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Holdings, are owned by Holdings, directly or indirectly through Wholly Owned Subsidiaries except as indicated on Schedules 1(a) and 10 to the Perfection Certificate. All Equity Interests of Canadian Borrower are owned directly by Holdings. As of the Closing Date, each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Documents, free of any and all Liens, rights or claims of other persons, except Permitted Liens, and as of the Closing Date there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.
     (b) No Consent of Third Parties Required. Except as have previously been obtained, no consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or First Priority (subject to the Intercreditor Agreement) status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Documents or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect thereof.
     (c) Organizational Chart. An accurate organizational chart, showing the ownership structure of Holdings, Borrowers and each Subsidiary on the Closing Date is set forth on Schedule 10 to the Perfection Certificate dated the Closing Date.

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SECTION 3.08 Litigation; Compliance with Laws. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.09 Agreements. No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder that in each case could reasonably be expected to have an adverse effect on the Agents or the Lenders or their respective rights and benefits hereunder.
SECTION 3.10 Federal Reserve Regulations. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Documents does not violate such regulations.
SECTION 3.11 Investment Company Act. No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
SECTION 3.12 Use of Proceeds. Borrowers will use the proceeds of the Revolving Loans and Swingline Loans (a) on the Closing Date for the Refinancing and (b) on and after the Closing Date for general corporate purposes (including to effect Permitted Acquisitions) and for payment of fees, premiums and expenses in connection with the Transactions.
SECTION 3.13 Taxes. Each Company has (a) timely filed or caused to be timely filed all material Tax Returns required to have been filed by it and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all material Taxes due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has

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set aside on its books adequate reserves in accordance with GAAP or other applicable accounting rules and (ii) which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP or other applicable accounting rules for all material Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.
SECTION 3.14 No Material Misstatements. The written information (including the Confidential Information Memorandum), reports, financial statements, certificates, exhibits or schedules furnished by or on behalf of any Company to any Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not and does not contain any material misstatement of fact and, taken as a whole, did not and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading in their presentation of Holdings and its Subsidiaries taken as a whole as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Loan Party represents only that it was prepared in good faith and based on assumptions believed by the applicable Loan Parties to be reasonable.
SECTION 3.15 Labor Matters. As of the Closing Date, there are no strikes, lockouts or labor slowdowns against any Company pending or, to the knowledge of any Company, threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, provincial, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Hindalco Acquisition did not and will not, and the consummation of the Transactions will not, give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound, except as could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.16 Solvency. (i) At the time of and immediately after the consummation of the Transactions to occur on the Closing Date and after giving effect to the application of the proceeds of each Loan made on such date and the operation of the Contribution, Intercompany, Contracting and Offset Agreement, (a) the fair value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent, prospective or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its

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Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent, prospective or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent, prospective or otherwise, as such debts and liabilities become absolute and matured; (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date; and (e) each Loan Party is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any Loan Party is organized or incorporated (as applicable), or otherwise unable to pay its debts as they fall due.
     (ii) At the time of and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan and the operation of the Contribution, Intercompany, Contracting and Offset Agreement, (a) the fair value of the assets of each Borrower, Borrowing Base Guarantor and German Guarantor (for purposes of this Section 3.16, a “Principal Loan Party”) (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent, prospective or otherwise; (b) the present fair saleable value of the property of each Principal Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent, prospective or otherwise, as such debts and other liabilities become absolute and matured; (c) each Principal Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent, prospective or otherwise, as such debts and liabilities become absolute and matured; (d) each Principal Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date; and (e) each Principal Loan Party is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which such Principal Loan Party is organized or incorporated (as applicable), or otherwise unable to pay its debts as they fall due.
SECTION 3.17 Employee Benefit Plans. Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of all such underfunded Plans in an amount which could reasonably be expected to have a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most

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recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.
     To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable Governmental Authority and Taxing Authority, except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No Company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, except to the extent of liabilities which could not reasonably be expected to have a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued in the financial statements of the Canadian Borrower and its Subsidiaries, in each case in an amount that could not reasonably be expected to have a Material Adverse Effect.
     Except as specified on Schedule 3.17, (i) no Company is or has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), and (ii) no Company is or has at any time been “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.
SECTION 3.18 Environmental Matters.
     (a) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
          (i) The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law;
          (ii) The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing;
          (iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could reasonably be expected to result in liability of the Companies under any applicable Environmental Law;
          (iv) There is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or their predecessors in interest or relating to the operations of the Companies, and, to the best knowledge of the Loan Parties after due

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inquiry, there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim;
          (v) No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;
          (vi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and
          (vii) No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.
     (b) As of the Closing Date:
          (i) Except as could not reasonably be expected to have a Material Adverse Effect, no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location; and
          (ii) No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar publicly available list maintained by any Governmental Authority including any such list relating to petroleum.
SECTION 3.19 Insurance. Schedule 3.19 sets forth a true and correct description of all insurance policies maintained by each Company as of the Closing Date. All insurance maintained by the Companies and required by Section 5.04 is in full force and effect, and all premiums thereon have been duly paid. As of the Closing Date, no Company has received notice of violation or cancellation thereof, the Mortgaged Property, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no material default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
SECTION 3.20 Security Documents.
     (a) U.S. Security Agreement. The U.S. Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and

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enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by the Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (b) Canadian Security Agreement. Each of the Canadian Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, when PPSA financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by such Canadian Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under the PPSA as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (c) U.K. Security Agreement. The U.K. Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registration specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by the U.K. Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (d) Swiss Security Agreement. The Swiss Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by the Swiss Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

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     (e) German Security Agreement. The German Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, or in the case of accessory security, in favor of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by the German Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (f) Irish Security Agreement. The Irish Security Agreement is effective to create in favor of the Collateral Agent for the benefit of and as trustee for the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by the Irish Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (g) Brazilian Security Agreement. Each Brazilian Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by each of the Brazilian Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
     (h) Intellectual Property Filings. When the (i) financing statements and other filings in appropriate form referred to on Schedule 7 to the relevant Perfection Certificate have been made, and (ii) U.S. Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in such Security Agreement) that are registered or applied for by any Loan Party with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered or applied for by any Loan Party with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Liens.

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     (i) Mortgages. Each Mortgage (other than a Mortgage granted by a U.K. Borrower) is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid, perfected and enforceable First Priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens or other Liens acceptable to the Collateral Agent, and when such Mortgages are filed in the offices specified on Schedule 8(a) to the applicable Perfection Certificates dated the Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Section 5.11 and Section 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 5.11 and Section 5.12), the Mortgages shall constitute First Priority fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Permitted Liens.
     The Mortgages granted by the U.K. Borrower and each applicable U.K. Guarantor under the relevant U.K. Security Agreement are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, legal, valid and enforceable Liens on all of each such Loan Party’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed with the Land Registry, the Mortgages shall constitute fully perfected First Priority Liens on, and security interest in, all right, title and interest of the U.K. Borrower and each applicable U.K. Guarantor in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens.
     (j) Valid Liens. Each Security Document delivered pursuant to Section 5.11 and Section 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings, registrations or recordings and other actions set forth in the relevant Perfection Certificate are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Document will constitute First Priority fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.
     (k) Receivables Purchase Agreement. The Receivables Purchase Agreement is in full force and effect. Each representation and warranty under the Receivables Purchase Agreement of each Loan Party party thereto is true and correct on and as of the date made thereunder. No “Termination Event” (as defined therein) has occurred under the Receivables Purchase Agreement.
SECTION 3.21 Acquisition Documents; Material Indebtedness Documents; Representations and Warranties in Acquisition Agreement. Schedule 3.21 lists, as of the

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Closing Date, (i) the Acquisition Agreement and each material agreement, certificate, instrument, letter or other document delivered pursuant to the Acquisition Agreement or otherwise entered into, executed or delivered by any Loan Party or Acquiror in connection with the Hindalco Acquisition (each, an “Acquisition Document”), (ii) each material Senior Note Document, (iii) each material Term Loan Document, (iv) each material agreement, certificate, instrument, letter or other document delivered pursuant to the Subordinated Debt Loan, and (v) each material agreement, certificate, instrument, letter or other document evidencing any other Material Indebtedness, and the Lenders have been furnished true and complete copies of each of the foregoing. All representations and warranties of each Company set forth in the Acquisition Agreement were true and correct in all material respects as of the time such representations and warranties were made and no default has occurred under the Acquisition Agreement.
SECTION 3.22 Anti-Terrorism Law. No Loan Party and, to the knowledge of the Loan Parties, none of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
     No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:
          (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
          (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
          (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
          (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
          (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.
     No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (i) through (v) above, (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

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SECTION 3.23 Ten Non-Bank Regulations and Twenty Non-Bank Regulations
     (a) Swiss Borrower shall ensure that while it is a Borrower:
          (i) the aggregate number of Lenders of Swiss Borrower under this Agreement which are not Swiss Qualifying Banks must not exceed ten (10), (as per Ten Non-Bank Regulations); and
          (ii) the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Banks, where applicable, of Swiss Borrower under all outstanding loans, facilities and/or private placements (including under this Agreement) must not at any time exceed twenty (20) (as per Twenty Non-Bank Regulations), in each case where failure to do so would have, or would reasonably be expected to have, a Material Adverse Effect.
     (b) Swiss Borrower will for the purposes of determining the total number of creditors which are Swiss Non-Qualifying Bank for the purposes of the 20 Non-Bank Creditor Rule ensure that at all times at least 10 Lenders that are Swiss Non-Qualifying Banks are permitted as Lenders (the Permitted Swiss Non-Qualifying Banks) (irrespective of whether or not there are, at any time, any such Permitted Swiss Non-Qualifying Bank).
SECTION 3.24 Location of Material Inventory and Equipment. Schedule 3.24 sets forth as of the Closing Date all locations where the aggregate value of Inventory and Equipment (other than mobile Equipment or Inventory in transit) owned by the Loan Parties exceeds $1,000,000.
SECTION 3.25 Accuracy of Borrowing Base. At the time any Borrowing Base Certificate is delivered pursuant to this Agreement, each Account and each item of Inventory included in the calculation of the Borrowing Base satisfies all of the criteria stated herein to be an Eligible Account and an item of Eligible Inventory, respectively.
SECTION 3.26 Senior Notes; Material Indebtedness. The Obligations constitute “Senior Debt” or “Designated Senior Indebtedness” (or any other defined term having a similar purpose) within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with additional Term Loans). The Commitments and the Loans and other extensions of credit under the Loan Documents constitute “Credit Facilities” (or any other defined term having a similar purpose) within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with additional Term Loans). The consummation of each of (i) the Hindalco Acquisition, (ii) the Transactions, (iii) each incurrence of Indebtedness hereunder and (iv) the granting of the Liens provided for under the Security Documents to secure the Secured Obligations is permitted under, and, in each case, does not require any consent or approval under, the terms of (A) the Senior Note Documents (and any Permitted Refinancings thereof), the Term Loan Documents (and any Permitted Term Loan Facility Refinancings thereof) or any other Material Indebtedness or (B) any other material agreement or instrument binding upon any Company or any of its property except, in the case of this clause (B), as could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 3.27 Centre of Main Interests and Establishments. For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), (i) the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each U.K. Loan Party is situated in England and Wales, (ii) the centre of main interest of each Irish Guarantor is situated in Ireland, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction, (iii) the centre of main interest of each Swiss Loan Party is situated in Switzerland, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction, and (iv) the centre of main interest of German Seller is situated in Germany.
SECTION 3.28 Holding and Dormant Companies. Except as may arise under the Loan Documents, the Term Loan Documents or (in the case of Novelis Europe Holdings Limited) the Senior Notes, neither Holdings nor Novelis Europe Holdings Limited, trades or has any liabilities or commitments (actual or contingent, present or future) other than liabilities attributable or incidental to acting as a holding company of shares in the Equity Interests of its Subsidiaries.
SECTION 3.29 Hindalco Acquisition. The Hindalco Acquisition was consummated on the Acquisition Closing Date in all material respects in accordance with the terms and conditions of the Acquisition Agreement, without the waiver or amendment of any such terms or conditions not approved by the Funding Agent and the Arrangers other than any waiver or amendment thereof that was not materially adverse to the interests of the Lenders.
SECTION 3.30 Excluded Collateral Subsidiaries. The Excluded Collateral Subsidiaries as of the Closing Date are listed on Schedule 1.01(e).
SECTION 3.31 Immaterial Subsidiaries. The Immaterial Subsidiaries as of the Closing Date are listed on Schedule 1.01(f).
ARTICLE IV.
CONDITIONS TO CREDIT EXTENSIONS
     SECTION 4.01 Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, each Issuing Bank to fund the initial Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.
     (a) Loan Documents. The Funding Agent shall have received executed counterparts of each of the following, properly executed by a Responsible Officer of each applicable signing Loan Party, each in form and substance reasonably satisfactory to the Funding Agent and its legal counsel:
          (i) this Agreement,
          (ii) each Foreign Guaranty;
          (iii) the initial Borrowing Base Certificate,

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          (iv) the Intercreditor Agreement;
          (v) the Contribution, Intercompany, Contracting and Offset Agreement;
          (vi) the Receivables Purchase Agreement;
          (vii) a Note executed by each applicable Borrower in favor of each Lender that has requested a Note prior to the Closing Date;
          (viii) the U.S. Security Agreement, each Canadian Security Agreement, each U.K. Security Agreement, each Swiss Security Agreement, each German Security Agreement, each Irish Security Agreement, each Brazilian Security Agreement and each other Security Document requested by the Funding Agent prior to the Closing Date; and
          (ix) the Perfection Certificates.
     (b) Corporate Documents. The Funding Agent shall have received:
          (i) a certificate of the secretary, assistant secretary or managing director (where applicable) of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Loan Party certified (to the extent customary in the applicable state) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors and/or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrowers, the borrowings hereunder, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary, assistant secretary or managing director executing the certificate in this clause (i), and other customary evidence of incumbency) and (D) that the borrowing, guarantee, or granting of Liens with respect to the Loans or any of the other Secured Obligations would not cause any borrowing, guarantee, security or similar limit binding on any Loan Party to be exceeded;
          (ii) a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority);
          (iii) evidence that the records of the applicable Loan Parties at the United Kingdom Companies House and each other relevant registrar of companies (or equivalent Governmental Authority) in the respective jurisdictions of organization of the Loan Parties are accurate, complete and up to date and that the latest relevant accounts have been duly filed, where applicable;

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          (iv) if relevant, evidence that each Irish Guarantor has done all that is necessary to follow the procedures set out in Sub-Sections (2) and (11) of section 60 of the Companies Act 1963 of Ireland in order to enable it to enter into the Loan Documents;
          (v) a copy of the constitutional documents of any Person incorporated in Ireland whose shares are subject to security under any Security Document, together with any resolutions of the shareholders of such Person adopting such changes to the constitutional documents of that Person to remove any restriction on any transfer of shares or partnership interests (or equivalent) in such Person pursuant to any enforcement of any such Security Document;
          (vi) evidence that each of the Loan Parties are members of the same group of companies consisting of a holding company and its subsidiaries for the purposes of Section 155 of the Companies Act 1963 of Ireland and Section 35 of the Companies Act 1990 of Ireland; and
          (vii) such other documents as the Lenders, the Issuing Bank or the Funding Agent may reasonably request.
     (c) Officers’ Certificate. The Funding Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Canadian Borrower, certifying (i) compliance with the conditions precedent set forth in this Section 4.01 and Section 4.02(b) and (c), (ii) as to the absence of any Acquisition Material Adverse Effect from September 30, 2006, through the Acquisition Closing Date, (iii) that the representations and warranties of each Company set forth in the Acquisition Agreement shall have been true and correct (without giving effect to any materiality qualifiers set forth therein) as of the Acquisition Closing Date as if made on and as of such date (except (a) to the extent such representations and warranties speak solely as of an earlier date, in which event such representations and warranties shall be true and correct to such extent as of such earlier date, (b) other than in the case of the representations and warranties specifically referred to in clause (c) below, to the extent that facts or matters as to which such representations and warranties are not so true and correct as of such dates, individually or in the aggregate, have not had and would not have a Acquisition Material Adverse Effect, and (c) in the case of the representations and warranties set forth in Section 3.03 of the Acquisition Agreement such representations and warranties shall have been true and correct in all material respects), (iv) that each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document were true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.
     (d) Financings and Other Transactions, etc.
          (i) (A) The Hindalco Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement, without the waiver or amendment of any such terms not approved by the Funding Agent and the Arrangers other than any waiver or amendment thereof that is not materially adverse to the interests of the Lenders and (B) the Transactions shall have been consummated or shall be consummated

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simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Transaction Documents, without the waiver or amendment of any such terms not approved by the Funding Agent and the Arrangers other than any waiver or amendment thereof that is not materially adverse to the interests of the Lenders.
          (ii) The Canadian Borrower and Novelis Corporation shall contemporaneously receive an aggregate of $960 million in gross proceeds from borrowings under the Term Loan Credit Agreement.
          (iii) The Refinancing shall be consummated contemporaneously with the transactions contemplated hereby in full to the satisfaction of the Lenders with all Liens in favor of the existing lenders being unconditionally released; the Funding Agent shall have received a “pay-off” letter in form and substance reasonably satisfactory to the Funding Agent with respect to all debt being refinanced in the Refinancing; and the Funding Agent shall have received from any person holding any Lien securing any such debt, such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property and other instruments, in each case in proper form for recording, as the Funding Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.
     (e) Financial Statements; Pro Forma Balance Sheet; Projections. The Funding Agent shall have received the financial statements described in Section 3.04(a) and the pro forma capitalization table described in Section 3.04(c), together with forecasts of the financial performance of the Companies.
     (f) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans and Credit Extensions hereunder, (ii) the Term Loans, (iii) the Senior Notes, (iv) the Subordinated Debt Loan, (v) the Indebtedness listed on Schedule 6.01(b), (vi) Indebtedness owed to, and preferred stock held by, any Borrower or any Guarantor to the extent permitted hereunder and (vii) other Indebtedness permitted under Section 6.01.
     (g) Opinions of Counsel. The Funding Agent shall have received, on behalf of itself, the other Agents, the Arrangers, the Lenders and the Issuing Bank, (i) a favorable written opinion of Torys LLP, special counsel for the Loan Parties, (ii) a favorable written opinion of each local and foreign counsel of the Loan Parties listed on Schedule 4.01(g), in each case (A) dated the Closing Date, (B) addressed to the Agents, the Issuing Bank and the Lenders and (C) covering the matters set forth in Exhibit N and such other matters relating to the Loan Documents and the Transactions as the Funding Agent shall reasonably request, and (iii) a copy of each legal opinion (if any) delivered in connection with the Hindalco Acquisition.
     (h) Solvency Certificate. The Funding Agent shall have received a solvency certificate in the form of Exhibit O (or in such other form as is satisfactory to the Funding Agent to reflect applicable legal requirements), dated the Closing Date and signed by a senior Financial Officer of each Loan Party or the Canadian Borrower.

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     (i) Requirements of Law. The Funding Agent shall be satisfied that Holdings, its Subsidiaries and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.
     (j) Consents. All approvals of Governmental Authorities and third parties (i) required to be obtained under the Hindalco Acquisition Agreement or (ii) necessary to consummate the Transactions shall been obtained and shall be in full force and effect.
     (k) Litigation. There shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the Hindalco Acquisition.
     (l) Sources and Uses. The sources and uses of the Loans shall be as set forth in Schedule 4.01(l).
     (m) Fees. The Arrangers and Funding Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.
     (n) Personal Property Requirements. The Collateral Agent shall have received:
          (i) except to the extent otherwise provided in the Intercreditor Agreement, all certificates, agreements or instruments, if any, representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;
          (ii) except to the extent otherwise provided in the Intercreditor Agreement, the Intercompany Note executed by and among the Canadian Borrower and each of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank;
          (iii) except to the extent otherwise provided in the Intercreditor Agreement, all other certificates, agreements (including Control Agreements) or instruments necessary to perfect the Collateral Agent’s security interest in all “Chattel Paper”, “Instruments”, “Deposit Accounts” and “Investment Property” (as each such term is defined in the U.S. Security Agreement) of each Loan Party to the extent required hereby or under the relevant Security Documents;
          (iv) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office PPSA filings, and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents;

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          (v) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, PPSA, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches (in jurisdictions where such searches are available), each of a recent date listing all outstanding financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county (or other applicable) jurisdictions in which any property of any Loan Party (other than Inventory in transit) is located and the state and county (or other applicable) jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which are effective to encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens);
          (vi) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents;
          (vii) evidence that all Liens (other than Permitted Liens) affecting the assets of the Loan Parties have been or will be discharged on or before the Closing Date (or, in the case of financing statement filings or similar notice of lien filings that do not evidence security interests (other than security interests that are discharged on or before the Closing Date), that arrangements with respect to the release or termination thereof satisfactory to the Funding Agent have been made);
          (viii) copies of all notices required to be sent and other documents required to be executed under the Security Documents;
          (ix) all share certificates, duly executed and stamped stock transfer forms and other documents of title required to be provided under the Security Documents; and
          (x) evidence that the records of the U.K. Borrower and Novelis Europe Holding Limited at the United Kingdom Companies House are accurate, complete and up to date and that the latest relevant accounts have been duly filed.
     (o) Real Property Requirements. The Collateral Agent shall have received:
          (i) a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that holds any direct interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;
          (ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the

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Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;
          (iii) with respect to each Mortgage of property located in the United States, Canada or, to the extent reasonably requested by the Collateral Agent, any other jurisdictions, (a) a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid, perfected mortgage Lien on the Mortgaged Property and fixtures described therein having the priority specified in the Intercreditor Agreement in the amount equal to not less than 115% of the fair market value of such Mortgaged Property and fixtures, which fair market value is set forth on Schedule 4.01(o)(iii), which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions acceptable to the Collateral Agent, it being acknowledged that Permitted Liens of the type described in Section 6.02(a), 6.02(b), 6.02(d), 6.02(f) (clause (x) only), 6.02(g), and 6.02(k) shall be acceptable or (b) in respect of Mortgaged Property situated outside the United States, a title opinion of the Canadian Borrower’s local counsel in form and substance satisfactory to the Collateral Agent;
          (iv) with respect to each applicable Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;
          (v) evidence reasonably acceptable to the Collateral Agent of payment by the applicable Borrowers of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;
          (vi) with respect to each Real Property or Mortgaged Property, copies of all Leases in which any Loan Party or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests, if any, in each case providing for annual rental payments in excess of $250,000. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

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          (vii) with respect to each Mortgaged Property, each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property;
          (viii) to the extent requested by the Collateral Agent, Surveys with respect to the Mortgaged Properties;
          (ix) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property situated in the United States;
          (x) (a) title deeds to each real and leasehold property situated in England and Wales secured in favor of the Collateral Agent; or (b) a letter (satisfactory to the Collateral Agent) from solicitors holding those title deeds undertaking to hold them to the order of the Collateral Agent; or (c) if any document is at the Land Registry, a certified copy of that document and a letter from the U.K. Borrower’s solicitors directing the registry to issue the document to the Collateral Agent or its solicitors; and
          (xi) in relation to property situated in England and Wales, if applicable, satisfactory priority searches at the Land Registry and Land Charges Searches, giving not less that 25 Business Days’ priority notice beyond the date of the debenture and evidence that no Lien is registered against the relevant property (other than Permitted Liens or any Liens that will be released on the date of first drawdown, such searches to be addressed to or capable of being relied upon by the Secured Parties).
     (p) Insurance. The Funding Agent shall have received a copy of, or a certificate as to coverage under, the property and liability insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance satisfactory to the Funding Agent.
     (q) USA Patriot Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 11.13.
     (r) Minimum Excess Availability. As of the Closing Date and after giving pro forma effect to the prepayment required by Section 2.10(g), Excess Availability shall be not less than $300 million.
     (s) Initial Borrowing Base Certificate. The Collateral Agent and the Funding Agent shall have received a Borrowing Base Certificate, dated the Closing Date and certifying the Borrowing Base as of May 31, 2007.
     (t) Take Over Audit — Inventory and Accounts. Within five (5) days prior to the Closing Date, the Collateral Agent’s staff and/or agents shall have conducted a supplemental

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“take over audit” which supports and confirms (i) to the satisfaction of the Collateral Agent, the calculation of the initial Borrowing Base, (ii) no material change in the procedures since the delivery of the Inventory Appraisal, (iii) no material change in sales, Inventory turn or the level of Inventory since the delivery of the Inventory Appraisal and (iv) the accuracy in all material respects of the representations and warranties set forth herein.
     (u) Cash Management. The Collateral Agent and the Funding Agent shall have reviewed and approved the Companies’ cash management system and shall have received executed blocked account agreements (or, with respect to countries other than the United States and Canada, other customary arrangements) from all of the financial institutions where the Loan Parties maintain bank accounts or securities accounts (except as may otherwise be agreed by the Collateral Agent) in form and substance satisfactory to Funding Agent and Collateral Agent and in accordance with Section 9.01.
     (v) Process Agent. The Collateral Agent and the Funding Agent shall have received evidence of the acceptance by the Process Agent of its appointment as such by the Loan Parties.
     (w) Outstanding Indebtedness. The Collateral Agent and the Funding Agent shall have received evidence that the amount of funded indebtedness and unfunded commitments under that certain Credit Agreement, dated as of January 7, 2005, among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd, Novelis AG, the lenders and issuers party thereto, and Citicorp North America, Inc., as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified), shall not exceed $1,500 million.
SECTION 4.02 Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.
     (a) Notice. The Funding Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Funding Agent shall have received an LC Request as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Funding Agent shall have received a Borrowing Request as required by Section 2.17.
     (b) No Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom (subject to Section 4.02(c) and Section 4.03 in the case of the initial Credit Extension).
     (c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such

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representation and warranty shall have been true and correct in all material respects as of such earlier date; provided that in the case of the initial Credit Extension hereunder only, the representations contained in Sections 3.04 (Financial Statements; Projections), 3.05 (Properties), 3.06 (Intellectual Property), 3.07 (Equity Interests and Subsidiaries), 3.08 (Litigation; Compliance with Laws) (other than clause (i) thereunder), 3.09 (Agreements), 3.13 (Taxes), 3.14 (No Material Misstatements), 3.15 (Labor Matters), 3.17 (Employee Benefit Plans), 3.18 (Environmental Matters), 3.19 (Insurance), 3.21 (Acquisition Documents; Material Indebtedness Documents; Representations and Warranties in Acquisition Agreement), 3.24 (Location of Material Inventory and Equipment), 3.26 (Senior Notes; Material Indebtedness) (solely with regard to the first sentence thereof), 3.27 (Centre of Main Interests and Establishments) and 3.28 (Holding and Dormant Companies) shall only be conditions to the obligation of each Lender and each applicable Issuing Bank to fund the initial Credit Extension requested to be made by it on the date of the initial Credit Extensions hereunder to the extent that, as a result of the breach of such representation, Acquiror (x) had or would have had the right to terminate its obligations under the Acquisition Agreement on the Acquisition Closing Date (or to not consummate the Hindalco Acquisition on the Acquisition Closing Date) and (y) Acquiror or any of its affiliates, representatives or advisors had, as of the Acquisition Closing Date, knowledge of such right to terminate or right to not consummate the Acquisition.
     (d) No Legal Bar. With respect to each Lender, no order, judgment or decree of any Governmental Authority shall purport to restrain such Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
     Each of the delivery of a Borrowing Request or an LC Request and the acceptance by any Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by each Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Section 4.02(b) through (d) have been satisfied (which representation and warranty shall be deemed limited to the knowledge of the Loan Parties in the case of the first sentence of Section 4.02(d)). Borrowers shall provide such information (including, if applicable, calculations in reasonable detail of the covenants in Section 6.10) as the Funding Agent may reasonably request to confirm that the conditions in Section 4.02(b) through (d) have been satisfied.
SECTION 4.03 Certain Collateral Matters. To the extent any Collateral (other than the pledge and perfection of the Lien of the Collateral Agent in the Equity Interests of Subsidiaries held by the Loan Parties (to the extent required hereunder) and other assets pursuant to which a lien may be perfected by the filing of a financing statement under the UCC, the PPSA and other similar filings in other applicable jurisdictions) is not provided on the Closing Date after use by Holdings and its Subsidiaries of commercially reasonable efforts to do so, the delivery of such Collateral shall not constitute a condition precedent to the Closing Date, but shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Borrowers and the Funding Agent, provided, however, that failure by

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the Loan Parties to pledge and perfect Liens on Collateral in the Borrowing Base will limit the eligibility of such Collateral for inclusion in the Borrowing Base.
ARTICLE V.
AFFIRMATIVE COVENANTS
     Each Loan Party warrants, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:
SECTION 5.01 Financial Statements, Reports, etc. Furnish to the Funding Agent (and the Funding Agent shall make available to the Lenders, on the Platform or otherwise, in accordance with its customary procedures):
     (a) Annual Reports. As soon as available and in any event within the earlier of (i) ninety (90) days and (ii) such shorter period as may be required by the Securities and Exchange Commission, after the end of each fiscal year, beginning with the first fiscal year ending after the Closing Date, (i) the consolidated balance sheet of Canadian Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of independent public accountants of recognized national standing reasonably satisfactory to the Funding Agent (which opinion shall not be qualified as to scope or contain any going concern qualification, paragraph of emphasis or explanatory statement), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Canadian Borrower as of the dates and for the periods specified in accordance with GAAP, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Funding Agent, of the financial condition and results of operations of Canadian Borrower for such fiscal year, as compared to amounts for the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(a) may be furnished in the form of a Form 10-K (so long as the financial statements, narrative report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Canadian Borrower and its Subsidiaries separating out the results by region;
     (b) Quarterly Reports. As soon as available and in any event within the earlier of (i) forty-five (45) days and (ii) such shorter period as may be required by the Securities and Exchange Commission, after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending June 30, 2007, (i) the consolidated balance sheet of Canadian Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal

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year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Canadian Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, except as otherwise disclosed therein and subject to the absence of footnote disclosures and to normal year-end audit adjustments, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Funding Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(b) may be furnished in the form of a Form 10-Q (so long as the financial statements, management report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Canadian Borrower and its Subsidiaries separating out the results by region;
     (c) Monthly Reports. At any time after the occurrence of a Covenant Trigger Event and prior to the subsequent occurrence of a Covenant Recovery Event, within thirty (30) days after the end of each of the first two months of each fiscal quarter, (i) the consolidated balance sheet of the Canadian Borrower as of the end of such month and the related consolidated statements of income and cash flows of the Canadian Borrower for each such month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, cash flows of the Canadian Borrower as of the date and for the periods specified, subject to normal quarterly adjustments and year end audit adjustments and (ii) a management report in a form reasonably satisfactory to the Funding Agent setting forth statement of income items and Consolidated EBITDA of the Canadian Borrower for such month and for the then elapsed portion of the fiscal year, showing variance, by dollar amount and percentage, from amounts for the comparable periods in the previous fiscal year;
     (d) Financial Officer’s Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), beginning with the fiscal quarter ending June 30, 2007, a Compliance Certificate (A) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) setting forth computations in reasonable detail satisfactory to the Funding Agent (including a breakdown of such computations on a quarterly basis) demonstrating compliance with the covenants contained in Section 6.10 (including a calculation of Consolidated Fixed Charge Coverage Ratio, whether or not a Covenant Trigger Event has occurred) and (C) showing a reconciliation of Consolidated EBITDA to the net income set forth on the statement of income, such reconciliation to be on a quarterly basis; and (ii) concurrently with any delivery of financial statements under Section 5.01(a) above, to the extent permitted under applicable accounting guidelines, a report of the accounting firm opining on or certifying such financial statements stating that in the course of

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its regular audit of the financial statements of Canadian Borrower and its Subsidiaries, such accounting firm obtained no knowledge that any Default has occurred, or if any Default has occurred, specifying the nature and extent thereof;
      (e) Officer’s Certificate Regarding Organizational Chart and Perfection of Collateral. Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a Responsible Officer of the Administrative Borrower attaching an accurate organizational chart (or confirming that there has been no change in organizational structure) and otherwise setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;
      (f) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, with any national U.S. or non-U.S. securities regulatory authority or securities exchange or with the National Association of Securities Dealers, Inc., or distributed to holders of its publicly held Indebtedness or securities pursuant to the terms of the documentation governing such Indebtedness or securities (or any trustee, agent or other representative therefor), as the case may be; provided that documents required to be delivered pursuant to this clause (f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Canadian Borrower posts such documents, or provides a link thereto on Canadian Borrower’s website (or other location specified by the Canadian Borrower) on the Internet; or (ii) on which such documents are posted on Canadian Borrower’s behalf on the Platform; provided that: (i) upon written request by the Funding Agent, Canadian Borrower shall deliver paper copies of such documents to the Funding Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Funding Agent and (ii) Canadian Borrower shall notify (which may be by facsimile or electronic mail) the Funding Agent of the posting of any such documents and provide to the Funding Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that notwithstanding anything contained herein, in every instance Canadian Borrower shall be required to provide paper copies of the certificates required by clauses (d) and (e) of this Section 5.01 to the Funding Agent;
      (g) Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter”, exception report or other similar letter or report received by any such person from its certified public accountants and the management’s responses thereto;
      (h) Projections. Within sixty (60) days of the end of each fiscal year, a copy of the annual projections for Canadian Borrower (including balance sheets, statements of income and sources and uses of cash, for (i) each quarter of such fiscal year prepared in detail and (ii) each fiscal year thereafter, through and including the fiscal year in which the Final Maturity Date occurs, prepared in summary form, in each case, of the Canadian Borrower on a consolidated basis, with appropriate presentation and discussion of the principal assumptions upon which such forecasts are based, accompanied by the statement of a Financial Officer of the Canadian Borrower to the effect that such assumptions are believed to be reasonable;

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      (i) Labor Relations. Promptly after becoming aware of the same, written notice of (a) any labor dispute to which any Loan Party or any of its Subsidiaries is or is expected to become a party, including any strikes, lockouts or other labor disputes relating to any of such person’s plants and other facilities, which could reasonably be expected to result in a Material Adverse Effect, (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such person and (c) any material liability under Requirements of Law similar to the Worker Adjustment and Retraining Notification Act or otherwise arising out of plant closings;
      (j) Borrowing Base. Promptly, and in any event within fifteen (15) days after (i) the Closing Date, and (ii) thereafter, the end of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) (or more frequently as specified in Section 9.03(a)), provide copies of Borrowing Base Certificates, certified by a Responsible Officer of the Administrative Borrower and otherwise as specified in Section 9.03(a);
      (k) Asset Sales. At least ten (10) days prior to an Asset Sale, the Net Cash Proceeds of which (or the Dollar Equivalent thereof) are anticipated to exceed $20,000,000, written notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by any Loan Party or any of its Subsidiaries;
     (l) Other Information. Promptly, from time to time, such other information regarding the operations, properties, business affairs and condition (financial or otherwise) of any Company, or compliance with the terms of any Loan Document, or matters regarding the Collateral (beyond the requirements contained in Section 9.03) as the Funding Agent or any Lender may reasonably request.
SECTION 5.02 Litigation and Other Notices. Furnish to the Funding Agent written notice of the following promptly (and, in any event, within three (3) Business Days after acquiring knowledge thereof):
     (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
     (b) the filing or commencement of, or any written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Borrower or other Company that in the reasonable judgment of the Borrowers could reasonably be expected to result in a Material Adverse Effect if adversely determined or (ii) with respect to any Loan Document;
     (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
     (d) the occurrence of a Casualty Event involving a Dollar Equivalent amount in excess of $20 million;

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     (e) any dispute or contest with regard to any Lien that could reasonably be expected to result in forfeiture of Revolving Credit Priority Collateral having a Dollar Equivalent fair market value in excess of $1 million;
     (f) the incurrence of any Lien on Revolving Credit Priority Collateral arising out of or in connection with any Priority Payable for amounts past due and owing by a Borrower or Borrowing Base Guarantor, or for an accrued amount for which a Borrower or Borrowing Base Guarantor then has an obligation to remit to a Governmental Authority or other Person pursuant to a Requirement of Law and having a Dollar Equivalent value in excess of $1 million; and
     (g) (i) the incurrence of any Lien (other than Permitted Liens) on the Collateral, or claim asserted against any of the Collateral or (ii) the occurrence of any other event which could reasonably be expected to affect the value of the Collateral, in each case which could reasonably be expected to be material with regard to (x) the Revolving Credit Priority Collateral, taken as a whole, or (y) the Term Loan Priority Collateral, taken as a whole.
SECTION 5.03 Existence; Businesses and Properties.
     (a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence, rights and franchises necessary or desirable in the normal conduct of its business, except (i) other than with respect to a Borrower’s or Borrowing Base Guarantor’s existence, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.05 or Section 6.06.
     (b) Do or cause to be done all things necessary to obtain, maintain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, approvals, authorizations, patents, copyrights, trademarks, service marks and trade names used, useful, or necessary to the conduct of its business, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; do or cause to be done all things necessary to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with each Loan Party or any of its Subsidiaries, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property), contractual obligations, and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain, preserve and protect all of its property and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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SECTION 5.04 Insurance.
     (a) Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis (subject to usual and customary exclusions), (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance and flood insurance, and (v) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law; provided that with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Company shall agree at any time after the occurrence of a Cash Dominion Trigger Event and prior to the subsequent occurrence of a Cash Dominion Recovery Event to the adjustment of any claim thereunder with regard to Inventory having a Dollar Equivalent value in excess of $20 million without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during an Event of Default.
     (b) Requirements of Insurance. All such property and liability insurance maintained by the Loan Parties shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee or loss payee, as applicable (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.
     (c) Flood Insurance. Except to the extent already obtained in accordance with clause (iv) of Section 5.04(a), with respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and such insurance is required to be obtained pursuant to the requirements of the National Flood Insurance Act of 1968, as amended from time to time, or the Flood Disaster Protection Act of 1973, as amended from time to time.
     (d) Broker’s Report. As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, deliver to the Funding Agent and the Collateral Agent (i) a report of a reputable insurance broker with respect to the insurance maintained pursuant to clauses (i)-(iv) of Section 5.04(a) in form and substance satisfactory to the Funding Agent and the Collateral Agent (together with such additional reports as the Funding Agent or the Collateral Agent may reasonably request), and (ii) such broker’s statement that all premiums then due and payable with respect to the coverage maintained pursuant to clauses (i)-(iv) of

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Section 5.04(a) have been paid and confirming, with respect to any property, physical hazard or liability insurance maintained by a Loan Party, that the Collateral Agent has been named as loss payee or additional insured, as applicable.
     (e) Mortgaged Properties. Each Loan Party shall comply in all material respects with all Insurance Requirements in respect of each Mortgaged Property; provided, however, that each Loan Party may, at its own expense and after written notice to the Funding Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.
SECTION 5.05 Payment of Taxes.
     (a) Payment of Taxes. Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP (or other applicable accounting rules), and (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien, and (y) the failure to pay could not reasonably be expected to result in a Material Adverse Effect.
     (b) Filing of Returns. Timely file all material Tax Returns required to be filed by it.
SECTION 5.06 Employee Benefits.
     (a) Comply with the applicable provisions of ERISA and the Code and any Requirements of Law applicable to any Foreign Plan or Compensation Plan, except where any non-compliance could not reasonably be expected to result in a Material Adverse Effect.
     (b) Furnish to the Funding Agent (x) as soon as possible after, and in any event within five (5) Business Days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows that, any ERISA Event has occurred, a statement of a Financial Officer of Administrative Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Funding Agent, copies of such other documents or governmental reports or filings relating to any Plan (or Foreign Plan, or other employee benefit plan sponsored or contributed to by any Company) as the Funding Agent shall reasonably request.

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          (c) (i) Ensure that the Novelis U.K. Pension Plan is funded in accordance with the agreed schedule of contributions dated May 16, 2007, and that no action or omission is taken by any Company in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect. (ii) Except for any existing defined benefit pension schemes as specified on Schedule 3.17 ensure that no Company is or has been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are defined in Sections 39 or 43 of the Pensions Act 2004) such an employer. (iii) Deliver to the Funding Agent upon request as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes), actuarial reports in relation to all pension schemes mentioned in clause (i) above. (iv) Promptly notify the Funding Agent of any material change in the agreed rate of contributions to any pension schemes mentioned in clause (i) above, (v) Promptly notify the Funding Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group. (vi) Promptly notify the Funding Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
          (d) Ensure that all Foreign Plans (except the Novelis U.K. Pension Plan) and Compensation Plans that are required to be funded are funded and contributed to in accordance with their terms to the extent of all Requirements of Law.
SECTION 5.07 Maintaining Records; Access to Properties and Inspections; Annual Meetings.
          (a) Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP (or other applicable accounting standards) and all Requirements of Law of all financial transactions and the assets and business of each Company and its Subsidiaries are made of all dealings and transactions in relation to its business and activities, including, without limitation, proper records of intercompany transactions) with full, true and correct entries reflecting all payments received and paid (including, without limitation, funds received by or for the account of any Loan Party from deposit accounts of the other Companies). Each Company will permit any representatives designated by the Funding Agent (who may be accompanied by any Agent or Lender) to visit and inspect the financial records and the property of such Company (at reasonable intervals, during normal business hours and within five Business Days after written notification of the same to Administrative Borrower, except that, during the continuance of an Event of Default, none of such restrictions shall be applicable) and to make extracts from and copies of such financial records, and permit any representatives designated by the Funding Agent (who may be accompanied by any Agent or Lender) to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).
          (b) Within 150 days after the end of each fiscal year of the Companies, at the request of the Funding Agent or Required Lenders, hold a meeting (at a mutually agreeable location, venue and time or, at the option of the Funding Agent, by conference call, the costs

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of such venue or call to be paid by Borrowers) with all Lenders who choose to attend such meeting, at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies.
SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.
SECTION 5.09 Compliance with Environmental Laws; Environmental Reports.
          (a) Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws, in each case, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or other applicable accounting standards.
          (b) If a Default caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than twenty (20) Business Days without the Companies commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Funding Agent or the Required Lenders through the Funding Agent, provide to the Lenders as soon as practicable after such request, at the expense of Borrowers, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in form and substance, reasonably acceptable to the Funding Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.
SECTION 5.10 Interest Rate Protection. From and after the thirtieth (30th) day after the Closing Date until the Final Maturity Date, maintain fixed rate Indebtedness, or Hedging Agreements with terms and conditions acceptable to the Funding Agent, that together result in at least 45% of the aggregate principal amount of Holdings’ Consolidated Indebtedness being effectively subject to a fixed or maximum interest rate.
SECTION 5.11 Additional Collateral; Additional Guarantors.
          (a) Subject to the terms of the Intercreditor Agreement and this Section 5.11, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within thirty (30) days after the acquisition thereof) (i) execute and deliver to the Funding Agent and the Collateral Agent such amendments or supplements to the

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relevant Security Documents or such other documents as the Funding Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Funding Agent. Borrowers shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Funding Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.
          (b) With respect to any person that becomes a Subsidiary after the Closing Date (other than an Excluded Collateral Subsidiary), or any Subsidiary that was an Excluded Collateral Subsidiary but, as of the end of the most recently ended fiscal quarter, has ceased to be an Excluded Collateral Subsidiary or is required to become a Loan Party by operation of the provisions of Section 5.11(d), promptly (and in any event within thirty (30) days after such person becomes a Subsidiary or ceases to be an Excluded Collateral Subsidiary or is required to become a Loan Party by operation of the provisions of Section 5.11(d)) (i) pledge and deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by a Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause any such Subsidiary that is a Wholly Owned Subsidiary, in each case to the extent not prohibited by applicable Requirements of Law, (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor (or, in the case of a Subsidiary organized under the laws of the United States or any state thereof or the District of Columbia, a U.S. Borrower) and joinder agreements to the applicable Security Documents (in each case, substantially in the form annexed thereto or in such other form as may be reasonably satisfactory to the Funding Agent) or, in the case of a Foreign Subsidiary, execute such other Security Documents (or joinder agreements) to the extent possible under and compatible with the laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Funding Agent, and (B) to take all actions necessary or advisable in the opinion of the Funding Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Funding Agent or the Collateral Agent. Notwithstanding the foregoing, (1) clause (i) of this paragraph (b) shall not apply to the Equity Interests of (x) any Company listed on Schedule 5.11(b) to the extent any applicable Requirement of Law continues to prohibit the pledging of its Equity Interests to secure the Secured Obligations and (y) any Joint Venture Subsidiary, to the extent the terms of any applicable joint venture, stockholders, partnership, limited liability company or similar agreement prohibits or conditions the pledging of its Equity Interests to secure the Secured Obligations and (2) clause (ii) of this paragraph (b) shall not apply to any Company listed on

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Schedule 5.11(b) to the extent any applicable Requirement of Law prohibits it from becoming a Loan Party.
          (c) Subject to the terms of the Intercreditor Agreement, promptly grant to the Collateral Agent, within sixty (60) days of the acquisition thereof, a security interest in and Mortgage on (i) each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value the Dollar Equivalent of which is at least $5 million, and (ii) unless the Collateral Agent otherwise consents, and subject to obtaining any consent required from the applicable landlord and any applicable mortgagee (each of which the Loan Parties agree to use commercially reasonable efforts to obtain), each leased Real Property of such Loan Party which lease individually has a fair market value the Dollar Equivalent of which is at least $5 million, in each case, as additional security for the Secured Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02). Subject to the terms of the Intercreditor Agreement, such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Funding Agent and the Collateral Agent and shall constitute valid, perfected and enforceable First Priority Liens subject only to Permitted Liens. Subject to the terms of the Intercreditor Agreement, the Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the First Priority Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Funding Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy (or title opinion satisfactory to the Collateral Agent), a Survey (if applicable in the respective jurisdiction), and a local counsel opinion (in form and substance reasonably satisfactory to the Funding Agent and the Collateral Agent) in respect of such Mortgage). For purposes of this Section 5.11(c) Real Property owned by a Company that becomes a Loan Party following the Closing Date in accordance with the terms of this Agreement shall be deemed to have been acquired on the later of (x) the date of acquisition of such Real Property and (y) the date such Company becomes a Loan Party.
          (d) If, at any time and from time to time after the Closing Date, Subsidiaries that are not Loan Parties because they are Excluded Collateral Subsidiaries comprise in the aggregate more than 1% of the consolidated total assets of Canadian Borrower and its Subsidiaries as of the end of the most recently ended fiscal quarter or more than 1% of Consolidated EBITDA of Canadian Borrower and its Subsidiaries as of the end of the most recently ended fiscal quarter, then the Loan Parties shall, not later than 45 days after the date by which financial statements for such fiscal quarter are required to be delivered pursuant to this Agreement, cause one or more of such Subsidiaries to become Loan Parties (notwithstanding that such Subsidiaries are, individually, Excluded Collateral Subsidiaries) such that the foregoing condition ceases to be true.
SECTION 5.12 Security Interests; Further Assurances. Subject to the terms of the Intercreditor Agreement, promptly, upon the reasonable request of the Funding Agent or the

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Collateral Agent, at Borrowers’ expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Funding Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or use commercially reasonable efforts to obtain any consents or waivers as may be reasonably required in connection therewith. Deliver or cause to be delivered (using commercially reasonable efforts with respect to delivery of items from Persons who are not in the control of any Loan Party) to the Funding Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Funding Agent and the Collateral Agent as the Funding Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Funding Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document that requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Funding Agent, the Collateral Agent or such Lender may reasonably require in connection therewith. If the Funding Agent, the Collateral Agent or the Required Lenders determine that they are required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrowers shall provide to the Funding Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA (or other applicable requirements) and are otherwise in form satisfactory to the Funding Agent and the Collateral Agent.
SECTION 5.13 Information Regarding Collateral. Not effect any change (i) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) other than changes in location to a property identified on Schedule 3.24, another property location previously identified on a Perfection Certificate Supplement or Borrowing Base Certificate, as to which the steps required by clause (B) below have been completed or to a Mortgaged Property or a leased property subject to a Landlord Access Agreement (it being agreed that this clause (ii) shall not apply to Inventory in transit from a supplier or vendor to a permitted location or between permitted locations or Inventory in transit to a customer, nor shall it prohibit the Loan Parties from maintaining Inventory having Dollar Equivalent fair market value not in excess of $10,000,000 located at locations not identified on Schedule 3.24 or a Perfection Certificate Supplement or a Borrowing Base Certificate), (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Funding Agent not less than ten (10) Business Days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in

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connection therewith as the Collateral Agent or the Funding Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. The Loan Parties shall not permit more than $10 million in the aggregate of their Inventory to be located at any location not listed on Schedule 3.24 (other than Inventory in transit), as updated from time to time in any Perfection Certificate Supplement or Borrowing Base Certificate. For the purposes of the Regulation, (i) no U.K. Loan Party shall change its centre of main interest (as that term is used in Article 3(1) of the Regulation) from England and Wales, (ii) nor shall any Irish Guarantor change its centre of main interest from Ireland, nor shall any Irish Guarantor have an “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction, (iii) nor shall nor shall any Swiss Loan Party change its centre of main interest from Switzerland, nor shall any Swiss Loan Party have an “establishment” in any other jurisdiction, (iv) nor shall German Seller change its centre of main interest from Germany.
SECTION 5.14 Affirmative Covenants with Respect to Leases. With respect to each Lease to which a Loan Party is party as landlord or lessor, the respective Loan Party shall perform all the obligations imposed upon the landlord under such Lease and enforce all of the tenant’s obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Property Material Adverse Effect.
SECTION 5.15 Secured Obligations. Timely pay and perform all of its Secured Obligations.
SECTION 5.16 Post-Closing Covenants. Execute and deliver the documents and complete the tasks and take the other actions set forth on Schedule 5.16, in each case within the time limits specified on such Schedule.
ARTICLE VI.
NEGATIVE COVENANTS
     Each Loan Party warrants, covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders (and such other Lenders whose consent may be required under Section 11.02) shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:
SECTION 6.01 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except

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          (a) Indebtedness incurred under this Agreement and the other Loan Documents (including obligations under Treasury Services Agreements with Secured Parties);
          (b) (i) Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b), and Permitted Refinancings thereof, (ii) Indebtedness of Loan Parties under the Term Loan Documents and Permitted Term Loan Facility Refinancings thereof, (iii) Indebtedness of Loan Parties and other persons referenced on Schedule 6.01(b) under the Senior Note Documents, and Indebtedness under Permitted Refinancings thereof, and (iv) the Subordinated Debt Loan and Permitted Refinancings thereof;
          (c) Indebtedness of any Company under Hedging Agreements (including Contingent Obligations with respect thereto); provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate;
          (d) Indebtedness permitted by Section 6.04(i);
          (e) Indebtedness of any Securitization Subsidiary under any Securitization Facility (i) that is without recourse to any Company (other than such Securitization Subsidiary) or any of their respective assets (other than pursuant to representations, warranties, covenants and indemnities customary for such transactions), (ii) the payment of principal and interest in respect of which is not guaranteed by any Company, (iii) in respect of which the governing documentation is in form and substance reasonably satisfactory to the Funding Agent, and (iv) that is on customary terms and conditions; provided that the aggregate outstanding principal amount of the Indebtedness of all Securitization Subsidiaries under all Securitization Facilities at any time outstanding shall not exceed $300 million less the aggregate amount of Indebtedness then outstanding under Section 6.01(m) less the aggregate book value at the time of determination of the then outstanding Accounts subject to a Permitted Factoring Facility at such time;
          (f) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and Permitted Refinancings thereof (other than refinancings funded with intercompany advances), in an aggregate amount not to exceed $200 million at any time outstanding;
          (g) Sale and Leaseback Transactions permitted under Section 6.03;
          (h) Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations, financing of insurance premiums, and bankers acceptances issued for the account of any Company, in each case, incurred in the ordinary course of business (including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances) (in each case other than Indebtedness for borrowed money);

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          (i) Contingent Obligations (i) of any Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Loan Party and relating to Indebtedness of a Loan Party under Section 6.01(f), (g), (h), (j), (l), (n) and (r), (ii) of any Loan Party in respect of Indebtedness of Subsidiaries in an aggregate amount not exceeding $75 million at any one time outstanding less all amounts paid with regard to Contingent Obligations permitted pursuant to Section 6.04(a), and (iii) of any Company that is not a Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Company under this Section 6.01;
          (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of incurrence;
          (k) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
          (l) Unsecured Indebtedness not otherwise permitted under this Section 6.01 in an aggregate principal amount not to exceed $200 million at any time outstanding; provided that not more than an aggregate amount of $100 million of such Indebtedness at any time outstanding shall have a maturity or provide for scheduled amortization of principal prior to the 180th day following the Final Maturity Date;
          (m) Indebtedness consisting of working capital facilities, lines of credit or cash management arrangements for Excluded Subsidiaries and Contingent Obligations of Excluded Subsidiaries in respect thereof; provided that (i) the aggregate principal amount of such Indebtedness incurred by NKL after the Closing Date shall not exceed $100 million at any time outstanding and (ii) the aggregate principal amount of such Indebtedness incurred by all other Excluded Subsidiaries after the Closing Date shall not exceed an aggregate of $100 million at any time outstanding;
          (n) Indebtedness in respect of indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by the Loan Parties and their Subsidiaries in connection with an Asset Sale or sale of Equity Interests otherwise permitted under this Agreement;
          (o) unsecured guaranties in the ordinary course of business of any person of the obligations of suppliers, customers or licensees;
          (p) Indebtedness of NKL arising under letters of credit issued in the ordinary course of business;
          (q) (i) Indebtedness of any person existing at the time such person is acquired in connection with a Permitted Acquisition or any other Investment permitted under Section 6.04; provided that such Indebtedness is not incurred in connection with or in contemplation of such Permitted Acquisition or other Investment and is not secured by Accounts or Inventory of any Company organized in a Principal Jurisdiction or the proceeds thereof, and at the time of such Permitted Acquisition or other Investment, no Event of Default shall have occurred and be continuing, and (ii) Permitted Refinancings of such Indebtedness in an aggregate amount, for

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all such Indebtedness permitted under this clause (q) not to exceed $50 million at any time outstanding;
          (r) Indebtedness in respect of treasury, depositary and cash management services or automated clearinghouse transfer of funds (including the European Cash Pooling Arrangements and other pooled account arrangements and netting arrangements) in the ordinary course of business, in each case, arising under the terms of customary agreements with any bank (other than Treasury Services Agreements with Secured Parties) at which such Subsidiary maintains an overdraft, pooled account or other similar facility or arrangement; and
          (s) Permitted Holdings Indebtedness.
SECTION 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
          (a) (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and (ii) Liens for taxes, assessments or governmental charges or levies, which are due and payable and are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with GAAP;
          (b) Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid for more than 30 days, are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with GAAP;
          (c) any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) that does not attach to the Accounts and Inventory of any Borrower or Borrowing Base Guarantor and any Lien granted as a replacement, renewal or substitute therefor; provided that any such replacement, renewal or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date (including undrawn commitments thereunder in effect on the Closing Date, accrued and unpaid interest thereon and fees and premiums payable in connection with a Permitted Refinancing of the Indebtedness secured by such Lien) and (ii) does not encumber any property other than the property subject thereto on the Closing Date (any such Lien, an “Existing Lien”);
          (d) easements, rights-of-way, restrictions (including zoning restrictions), reservations (including pursuant to any original grant of any Real Property from the applicable Governmental Authority), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies or irregularities on or with respect to any

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Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness for borrowed money or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;
          (e) Liens arising out of judgments, attachments or awards not resulting in an Event of Default that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with GAAP;
          (f) Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established on the books of the appropriate Company in accordance with GAAP, and (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and, with respect to clause (y), property relating to the performance of obligations secured by such bonds or instruments;
          (g) Leases, subleases or licenses of the properties of any Company (other than Accounts and Inventory) granted to other persons which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
          (h) Liens arising out of conditional sale, hire purchase, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business and which do not attach to Accounts or Inventory that is included in the calculation of the Borrowing Base, except to the extent explicitly permitted by the definition of “Eligible Accounts” or “Eligible Inventory,” as applicable;
          (i) Liens securing Indebtedness incurred pursuant to Section 6.01(f) or Section 6.01(g); provided that any such Liens do not attach to Accounts or Inventory and attach only to the property being financed pursuant to such Indebtedness and any proceeds of such property and do not encumber any other property of any Company;
          (j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to treasury, depositary and cash management services or automated clearinghouse transfer of

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funds (including pooled account arrangements and netting arrangements); provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any other Indebtedness;
          (k) Liens granted (i) pursuant to the Loan Documents to secure the Secured Obligations or (ii) pursuant to the Term Loan Documents to secure the “Secured Obligations” (as defined in the Term Loan Credit Agreement) and any Permitted Term Loan Facility Refinancings thereof;
          (l) licenses of Intellectual Property granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;
          (m) the filing of UCC or PPSA financing statements (or the equivalent in other jurisdictions) solely as a precautionary measure in connection with operating leases or consignment of goods;
          (n) Liens on property of Excluded Subsidiaries securing Indebtedness of Excluded Subsidiaries permitted by Section 6.01(m) and (p);
          (o) Liens securing the refinancing of any Indebtedness secured by any Lien permitted by clauses (c), (i) or (r) of this Section 6.02 or this clause (o) without any change in the assets subject to such Lien and to the extent such refinanced Indebtedness is permitted by Section 6.01;
          (p) to the extent constituting a Lien, the existence of the “equal and ratable” clause in the Senior Note Documents (and any Permitted Refinancings thereof) (but not any security interests granted pursuant thereto);
          (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
          (r) Liens on assets acquired in a Permitted Acquisition or on property of a person (in each case, other than Accounts or Inventory owned by a Company organized or doing business in a Principal Jurisdiction) existing at the time such person is acquired or merged with or into or amalgamated or consolidated with any Company to the extent permitted hereunder or such assets are acquired (and not created in anticipation or contemplation thereof); provided that (i) such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon and proceeds thereof) and are no more favorable to the lienholders than such existing Lien and (ii) the aggregate principal amount of Indebtedness secured by such Liens does not exceed $50 million at any time outstanding;
          (s) any encumbrance or restriction (including put and call agreements) solely in respect of the Equity Interests of any Joint Venture or Joint Venture Subsidiary that is not a Loan Party, contained in such Joint Venture’s or Joint Venture Subsidiary’s Organizational Documents or the joint venture agreement or stockholders agreement in respect of such Joint Venture or Joint Venture Subsidiary;

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          (t) Liens granted in connection with Indebtedness permitted under Section 6.01(e) that are limited in each case to the Securitization Assets transferred or assigned pursuant to the related Securitization Facility;
          (u) Liens (which, if the same apply to any Collateral, are junior to the Liens on the Collateral securing the Secured Obligations) not otherwise permitted by clauses (a) through (t) of this Section 6.02 to the extent attaching to properties and assets not constituting Revolving Credit Priority Collateral (as defined in the Intercreditor Agreement) and with an aggregate fair market value not in excess of, and securing liabilities not in excess of, $25 million at any time outstanding;
          (v) To the extent constituting Liens, rights under purchase and sale agreements with respect to Equity Interests permitted to be sold in Asset Sales permitted under Section 6.06;
          (w) Liens securing obligations owing to the Loan Parties so long as such obligations and Liens, where owing by or on assets of Loan Parties, are subordinated to the Secured Obligations and to the Secured Parties’ Liens on the Collateral in a manner satisfactory to the Funding Agent; and
          (x) Liens created, arising or securing obligations under the Receivables Purchase Agreement.
provided, however, that notwithstanding any of the foregoing, no consensual Liens (other than Liens permitted under clauses (s) and (v) above, in the case of Securities Collateral, and clause (h) above (to the extent permitted thereby), in the case of Accounts or Inventory) shall be permitted to exist, directly or indirectly, on any Securities Collateral or any Accounts or Inventory of any Borrower, Borrowing Base Guarantor or other Company organized or conducting business in, or having assets located in, a Principal Jurisdiction, other than Liens granted pursuant to the Security Documents or the Term Loan Security Documents.
SECTION 6.03 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.06, (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02 and (iii) after giving effect to such Sale and Leaseback Transaction, (A) in the case of NKL, the aggregate fair market value of all properties covered by Sale and Leaseback Transactions entered into by NKL would not exceed $200 million and (B) in the case of Holdings or any other Subsidiary of Holdings, the aggregate fair market value of all properties covered by Sale and Leaseback Transactions entered into by all such persons would not exceed $100 million.
SECTION 6.04 Investments, Loan and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to, any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other ownership interest in, or make any capital contribution to, any other person, or purchase or

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otherwise acquire (in one transaction or a series of transactions) all or substantially all of the property and assets or business of any other person or assets constituting a business unit, line of business or division of any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”; it being understood that the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and when determining the amount of an Investment that remains outstanding, the last paragraph of this Section 6.04 shall apply), except that the following shall be permitted:
          (a) Investments consisting of unsecured guaranties of, or other unsecured Contingent Obligations with respect to, operating payments not constituting Indebtedness for borrowed money incurred by Subsidiaries that are not Loan Parties, in the ordinary course of business, that, to the extent paid, shall not exceed an aggregate amount equal to $75 million less the amount of Contingent Obligations by Loan Parties in respect of Companies that are not Loan Parties permitted pursuant to Section 6.01(i)(ii);
          (b) Investments outstanding on the Closing Date and identified on Schedule 6.04(b);
          (c) the Companies may (i) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business or in connection with a Permitted Acquisition, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
          (d) Investments in Securitization Subsidiaries in connection with Securitization Facilities permitted by Section 6.01(e);
          (e) the Loan Parties and their Subsidiaries may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to their respective employees (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed (when aggregated with loans and advances outstanding pursuant to clause (h) below) $15 million;
          (f) any Company may enter into Hedging Agreements to the extent permitted by Section 6.01(c);
          (g) Investments made by any Company as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;
          (h) loans and advances to directors, employees and officers of the Loan Parties and their Subsidiaries for bona fide business purposes, in aggregate amount not to exceed (when aggregated with loans and advances outstanding pursuant to clause (e) above) $15 million at any time outstanding; provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;

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          (i) Investments (i) by any Company in any other Company outstanding on the Closing Date and Investments made on or about the Closing Date in connection with the Receivables Purchase Agreement, (ii) by any Company in any Unrestricted Grantor, (iii) by any Restricted Grantor in any other Restricted Grantor, (iv) by an Unrestricted Grantor in any Restricted Grantor up to an aggregate amount made after the Closing Date of $50 million in the aggregate at any one time outstanding, and (v) by any Company that is not a Loan Party in any other Company; provided that any such Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Funding Agent and, in the case of a loan or advance by a Loan Party, evidenced by an Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents;
          (j) Investments in securities or other obligations received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers or in connection with the settlement of delinquent accounts in the ordinary course of business, and Investments received in good faith in settlement of disputes or litigation;
          (k) Investments in Joint Ventures in which the Loan Parties hold at least 50% of the outstanding Equity Interests or Joint Venture Subsidiaries made with the Net Cash Proceeds of Asset Sales made in accordance with Section 6.06(k);
          (l) Investments in Norf GmbH for purposes of making Capital Expenditures in an aggregate amount not to exceed $10 million during any Fiscal Year;
          (m) Permitted Acquisitions; provided that the Lien on and security interest in such Investment granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable;
          (n) so long as the Availability Conditions are satisfied, Investments not otherwise permitted hereby, including other Investments in any Subsidiary of any Loan Party; provided, however, that any Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Funding Agent and, in the case of a loan or advance by a Loan Party, evidenced by an Intercompany Note and, pledged by such Loan Party as Collateral pursuant to the Security Documents;
          (o) Mergers, amalgamations and consolidations in compliance with Section 6.05; provided that the Lien on and security interest in such Investment granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable;
          (p) Investments in respect of European Cash Pooling Arrangements, subject to the limitations set forth in Section 6.07;
          (q) Investments consisting of guarantees of Indebtedness referred to in clauses (i) (to the extent such guarantee is in effect on the Closing Date or permitted as part of a Permitted

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Refinancing), (ii) and (iii) of Section 6.01(b) and Contingent Obligations permitted by Section 6.01(i); and
          (r) other Investments in an aggregate amount not to exceed $50 million at any time outstanding; provided that any such Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and, in the case of a loan or advance by a Loan Party, evidenced by an Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents.
An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment to any Company. The outstanding amount of an Investment shall, in the case of a Contingent Obligation that has been terminated, be reduced to the extent no payment is or was made with respect to such Contingent Obligation upon or prior to the termination of such Contingent Obligation; and the outstanding amount of other Investments shall be reduced by the amount of cash or Cash Equivalents received with respect to such Investment upon the sale or disposition thereof, or constituting a return of capital with respect thereto or, repayment of the principal amount thereof, in the case of a loan or advance. No property acquired by any Borrower or Borrowing Base Guarantor in connection with any Investment permitted under this Section 6.04 shall be permitted to be included in the Borrowing Base until the Collateral Agent has received and approved, in its Permitted Discretion, (A) a collateral audit with respect to such property, conducted by an independent appraisal firm reasonably acceptable to Collateral Agent, (B) all UCC or other search results necessary to confirm the Collateral Agent’s Lien on all of such property of such Borrowing Base Guarantor, which Lien is a First Priority Lien with regard to any Revolving Credit Priority Collateral, and (C) such customary certificates (including a solvency certificate), resolutions, financial statements, legal opinions, and other documentation as the Funding Agent may reasonably request (including as required by Sections 5.11 and 5.12).
SECTION 6.05 Mergers, Amalgamations and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:
          (a) Asset Sales in compliance with Section 6.06;
          (b) Permitted Acquisitions in compliance with Section 6.04;
          (c) (i) any Company may merge, amalgamate or consolidate with or into any Unrestricted Grantor (provided that (A) in the case of any merger, amalgamation or consolidation involving a Borrower, a Borrower is the surviving or resulting person, and in any other case, an Unrestricted Grantor is the surviving or resulting person, (B) no Borrower (other than a U.S. Borrower, so long as there always exists at least one U.S. Borrower) shall merge, amalgamate or consolidate with or into any other Borrower), (C) in the case of any merger, amalgamation or consolidation involving Canadian Borrower, the surviving or resulting Borrower is organized under the laws of Canada or the United States (or any state thereof or the District of Columbia) and (D) in the case of any merger or consolidation involving a U.S. Borrower, the surviving Borrower is organized under the laws of the United States (or any state thereof or the District of Columbia), (ii) any Restricted Grantor may merge, amalgamate or

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consolidate with or into any other Restricted Grantor organized under the laws of the same country (or any jurisdiction within such same country) (provided that (A) in the case of any merger, amalgamation or consolidation involving a Borrower, a Borrower is the surviving or resulting person, and in any other case, a Subsidiary Guarantor is the surviving or resulting person and (B) except as expressly provided in clause (i) above with respect to U.S. Borrowers, no Borrower shall merge, amalgamate or consolidate with or into any other Borrower) and (iii) any Company that is not a Loan Party may merge, amalgamate or consolidate with or into any Restricted Grantor (provided that a Borrower is the surviving or resulting person in the case of any merger, amalgamation or consolidation involving a Borrower, and in any other case, a Subsidiary Guarantor is the surviving or resulting person); provided that, in the case of each of the foregoing clauses (i) through (iii), (1) the surviving or resulting person is a Wholly Owned Subsidiary of Holdings, (2) the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable and (3) no Default is then continuing or would result therefrom; provided that in the case of any amalgamation or consolidation involving a Loan Party, at the request of the Funding Agent, such Loan Party and each other Loan Party shall confirm its respective Secured Obligations and Liens under the Loan Documents in a manner reasonably satisfactory to the Funding Agent;
          (d) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party;
          (e) Holdings and the Canadian Borrower may consummate the Permitted Holdings Amalgamation;
          (f) any Subsidiary (other than any Borrower or Borrowing Base Guarantor) may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and
          (g) any Unrestricted Grantor (other than a Borrower) may dissolve, liquidate or wind-up its affairs (collectively, “Wind-Up”), so long as all of its assets are distributed or otherwise transferred to an Unrestricted Grantor organized under the laws of the same jurisdiction as the Unrestricted Grantor Winding-Up its affairs; provided any Borrowing Base Guarantor may only Wind-Up into a Borrower organized under the laws of the same jurisdiction as such Borrowing Base Guarantor; and any Restricted Grantor (other than a Borrower) may Wind-Up so long as all of its assets are distributed or otherwise transferred to a Restricted Grantor or an Unrestricted Grantor organized under the laws of the same jurisdiction as the Restricted Grantor Winding-Up its affairs; provided any Borrowing Base Guarantor may only Wind-Up into a Borrower organized under the laws of the same jurisdiction as such Borrowing Base Guarantor; provided that (1) the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or created in accordance with the provisions of

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Section 5.11 or Section 5.12, as applicable and (2) no Default is then continuing or would result therefrom.
     To the extent the Required Lenders or such other number of Lenders whose consent is required under Section 11.02, as applicable, waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, and so long as the Lien of the Term Loan Administrative Agent or the Term Loan Collateral Agent pursuant to the Term Loan Documents in such Collateral is also released, such Collateral (unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents, and so long as Borrowers shall have provided the Agents with such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Section 6.05, and the Agents shall take all actions as the Administrative Borrower reasonably requests in order to effect the foregoing.
SECTION 6.06 Asset Sales. Effect any Asset Sale, or agree to effect any Asset Sale, except that the following shall be permitted:
     (a) disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Borrowers, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;
     (b) so long as no Default is then continuing or would result therefrom, any other Asset Sale (other than the Equity Interests of any Wholly Owned Subsidiary unless all of the Equity Interests of such Subsidiary then owned by any of the Companies are sold to the purchaser thereof in a sale permitted by this clause (b)) for fair market value, with at least 80% of the consideration received for all such Asset Sales payable in cash upon such sale; provided, however, that with respect to any such Asset Sale pursuant to this clause (b), the aggregate consideration received during any fiscal year for all such Asset Sales shall not exceed $150 million;
     (c) leases, subleases or licenses of the properties of any Company in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
     (d) mergers and consolidations, and liquidations and dissolutions in compliance with Section 6.05;
     (e) sales, transfers and other dispositions of Accounts for the fair market value thereof in connection with a Permitted Factoring Facility so long as at any time of determination the aggregate book value of the then outstanding Accounts subject to a Permitted Factoring Facility does not exceed an amount equal to $300 million less the amount of Indebtedness under all outstanding Securitization Facilities at such time less the amount of Indebtedness outstanding under Section 6.01(m) at such time;
     (f) the sale or disposition of cash and Cash Equivalents in connection with a transaction otherwise permitted under the terms of this Agreement;

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     (g) assignments and licenses of intellectual property of any Loan Party and its Subsidiaries in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
     (h) Asset Sales (other than the Equity Interests of any Subsidiary unless all of the Equity Interests of such Subsidiary then owned by any of the Companies are sold to the purchaser thereof in a sale permitted by this clause (h)) (i) by and among Unrestricted Grantors (other than Holdings), (ii) by and among Restricted Grantors organized under the laws of the same country (or jurisdictions within such same country), (iii) by Restricted Grantors to Unrestricted Grantors so long as the consideration paid by Unrestricted Grantors in each such Asset Sale does not exceed fair market value for such Asset Sale, (iv) by Unrestricted Grantors to Restricted Grantors of property for fair market value, and for aggregate consideration, not in excess of $25 million for all such Asset Sales following the Closing Date, (v) by Companies that are not Loan Parties to Loan Parties so long as the consideration paid by Loan Parties in each such Asset Sale does not exceed (1) the fair market value for such Asset Sale and (2) $25 million for all such Asset Sales following the Closing Date; and (vi) by and among Companies that are not Loan Parties, provided that (A) in the case of any transfer from one Loan Party to another Loan Party, any security interests granted to the Collateral Agent for the benefit of any Secured Parties pursuant to the relevant Security Documents in the assets so transferred shall (1) remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or (2) be replaced by security interests granted to the relevant Collateral Agent for the benefit of the relevant Secured Parties pursuant to the relevant Security Documents, which new security interests shall be in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (B) no Default is then continuing or would result therefrom;
     (i) the Companies may consummate Asset Swaps (other than Asset Swaps constituting all or substantially all of the asset of a Company), so long as (x) each such sale is in an arm’s-length transaction and the applicable Company receives at least fair market value consideration (as determined in good faith by such Company), (y) the Collateral Agent shall have a First Priority perfected Lien on the assets acquired pursuant to such Asset Swap at least to the same extent as the assets sold pursuant to such Asset Swap (immediately prior to giving effect thereto) and (z) the aggregate fair market value of all assets sold pursuant to this clause (i) shall not exceed $25 million in the aggregate since the Closing Date; provided that so long as the assets acquired by any Company pursuant to the respective Asset Swap are located in the same country as the assets sold by such Company, such $25 million aggregate cap will not apply to such Asset Swap;
     (j) sales, transfers and other dispositions of Receivables and Related Security to a Securitization Subsidiary for the fair market value thereof and all sales, transfers or other dispositions of Securitization Assets by a Securitization Subsidiary under, and pursuant to, a related Securitization Facility permitted under Section 6.01(e);
     (k) so long as no Default is then continuing or would result therefrom, the arm’s-length sale or disposition for cash of Equity Interests in a Joint Venture Subsidiary for fair market value or the issuance of Equity Interests in a Joint Venture Subsidiary; provided,

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however, that the aggregate fair market value of all such Equity Interests sold or otherwise disposed of pursuant to this clause (k) following the Closing Date shall not exceed $300 million; and
     (l) issuances of Equity Interests permitted under Section 6.13(b)(i), (ii), (iii), (iv) and (vi).
     To the extent the Required Lenders or such other number of Lenders whose consent is required under Section 11.02, as applicable, waive the provisions of this Section 6.06 with respect to the sale of any Collateral or any Collateral is sold as permitted by this Section 6.06, and so long as the Lien of the Term Loan Administrative Agent or the Term Loan Collateral Agent (or any other Term Loan Agents) pursuant to the Term Loan Documents in such Collateral is also released, such Collateral (unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents, and so long as the Loan Parties shall have provided the Agents such certificates or documents as any Agent shall reasonably request in order to demonstrate compliance with this Section 6.06, the Agents shall take all actions as the Administrative Borrower reasonably requests in order to effect the foregoing.
SECTION 6.07 European Cash Pooling Arrangements.
     Amend, vary or waive any term of the European Cash Pooling Arrangements without express written consent of the Funding Agent, or enter into any new pooled account or netting agreement with any Affiliate without express written consent of the Funding Agent. Permit the aggregate amount owed pursuant to the European Cash Pooling Arrangements by all Companies who are not Loan Parties minus the aggregate amount on deposit pursuant to the European Cash Pooling Arrangements from such Persons to exceed $30 million.
SECTION 6.08 Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:
     (a) (i) Dividends by any Company to any Loan Party that is a Wholly Owned Subsidiary of Holdings, (ii) Dividends by Holdings payable solely in Qualified Capital Stock and (iii) Dividends by Holdings payable with the proceeds of Permitted Holdings Indebtedness;
     (b) (i) Dividends by any Company that is not a Loan Party to any other Company that is not a Loan Party but is a Wholly Owned Subsidiary of Holdings and (ii) cash Dividends by any Company that is not a Loan Party to the holders of its Equity Interests on a pro rata basis;
     (c) (A) to the extent actually used by Holdings to pay such franchise taxes, costs and expenses, payments by Borrowers to or on behalf of Holdings in an amount sufficient to pay franchise taxes and other fees solely required to maintain the legal existence of Holdings and (B) payments by Borrowers to or on behalf of Holdings in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings, in the case of clauses (A) and (B) in an aggregate amount not to exceed $5 million in any fiscal year;

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     (d) beginning with the fiscal year of Canadian Borrower commencing in 2009, Canadian Borrower may pay cash Dividends to Holdings the proceeds of which may be utilized by Holdings to pay cash Dividends to the holders of its Equity Interests (or to repay Subordinated Debt Loans) in an amount declared and paid in any fiscal year of Canadian Borrower not to exceed 50% of Consolidated Net Income for the previous fiscal year of Canadian Borrower (beginning with the first complete fiscal year commencing after the Closing Date) (such amount for any such fiscal year, determined after giving effect to clause (ii), the “CNI Basket”) less the aggregate amount of any repayments or redemptions of Indebtedness under the Senior Note Documents (or any Permitted Refinancings of any of such Indebtedness) made out of the CNI Basket for such fiscal year pursuant to clause (z) of Section 6.11(a); provided that (i) the Dividends described in this clause (d) shall not be permitted if either (A) the Availability Condition is not satisfied or (B) a Default is continuing at the date of declaration or payment thereof or would result therefrom and (ii) Consolidated Net Income shall be calculated for purposes of this clause (d) and for purposes of Section 6.11 without giving effect to non-cash after-tax gains and losses resulting from the mark-to-market of any Hedging Agreement in accordance with the Statement of Financial Accounting Standards No. 133 or non-cash after-tax gains or losses relating to any balance sheet translation in accordance with the Statement of Financial Accounting Standards No. 52 and, in either case, assuming an applicable tax rate equal to 35%; and
     (e) to the extent constituting a Dividend, payments permitted by Section 6.09(d) that do not relate to Equity Interests.
SECTION 6.09 Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with or for the benefit of any Affiliate of any Company (other than between or among Loan Parties), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:
     (a) Dividends permitted by Section 6.08;
     (b) Investments permitted by Section 6.04(d), (e), (h), (i) or (l);
     (c) mergers, amalgamations and consolidations permitted by Section 6.05(c), (d), (e), (f) or (g) Asset Sales permitted by Section 6.06(h) and issuances of Equity Interests by Holdings or among Loan Parties in each case to the extent permitted by Section 6.13(b);
     (d) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the Canadian Borrower;
     (e) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

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     (f) the existence of, and the performance by any Company of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which has been disclosed in writing to the Funding Agent as in effect on the Closing Date, and similar agreements that it may enter into thereafter, to the extent not more adverse to the interests of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Closing Date;
     (g) the Transactions as contemplated by the Transaction Documents;
     (h) Securitization Facilities permitted under Section 6.01(e) and transactions in connection therewith on a basis no less favorable to the applicable Company as would be obtained in a comparable arm’s length transaction with a person not an Affiliate thereof;
     (i) cash management netting and pooled account arrangements permitted under Section 6.01(r);
     (j) transactions between or among any Companies that are not Loan Parties;
     (k) transactions between Loan Parties and Companies that are not Loan Parties that are at least as favorable to each such Loan Party as would reasonably be obtained by such Loan Party in a comparable arm’s-length transaction with a person other than an Affiliate; and
     (l) transactions contemplated by the Receivables Purchase Agreement;
provided that notwithstanding any of the foregoing or any other provision of this Agreement, all intercompany loans, advances or other extensions of credit made to or by Companies organized in Switzerland shall be on fair market terms.
SECTION 6.10 Minimum Consolidated Fixed Charge Coverage Ratio. At any time after the occurrence of a Covenant Trigger Event and prior to the subsequent occurrence of a Covenant Recovery Event, permit the Consolidated Fixed Charge Coverage Ratio, for the most recent Test Period ending upon or immediately prior to such Covenant Trigger Event for which financial statements have been delivered under Section 5.01(a) or (b) (or if a Default has occurred under Section 5.01(a) or (b), are required to have been delivered under Section 5.01(a) or (b)), and any Test Period ending thereafter and prior to the subsequent occurrence of a Covenant Recovery Event, to be less than 1.0 to 1.0.
SECTION 6.11 Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.Directly or indirectly:
     (a) (i) Unless the Availability Condition is satisfied, make any voluntary or optional payment of principal on or prepayment on or redemption or acquisition for value of, or complete any mandatory prepayment, redemption or purchase offer in respect of, or otherwise voluntarily or optionally defease or segregate funds with respect to, any Indebtedness under the Senior Note Documents or any Subordinated Indebtedness (including the Subordinated Debt Loan and any Additional Subordinated Debt Loan but excluding any Subordinated

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Indebtedness wholly among Loan Parties) (or any Permitted Refinancings of any of such Indebtedness), except (w) the Subordinated Debt Loan may be repaid with the proceeds of Permitted Holdings Indebtedness, (x) with the proceeds of a Permitted Refinancing of such Indebtedness or the proceeds of additional Term Loans and (y) redemptions of the Senior Notes required under the terms of Senior Note Documents pursuant to Section 4.17 of the Senior Note Agreement (as in effect on the Closing Date) as a result of the Hindalco Acquisition; provided that notwithstanding the foregoing, regardless of whether the Availability Condition is satisfied, no redemption or repayment of Indebtedness under the Senior Note Documents (or Permitted Refinancing (other than a refinancing with additional Term Loans) of any such Indebtedness (other than as provided in clause (x) and (y) above) will be permitted until the end of the first complete fiscal year commencing after the Closing Date, and following such fiscal year, beginning in 2009, repayments or redemptions of Indebtedness under the Senior Notes Documents (or any Permitted Refinancing (other than a refinancing with additional Term Loans) of any of such Indebtedness) in an aggregate amount not to exceed the CNI Basket for the previous fiscal year of Canadian Borrower (beginning with the first complete fiscal year commencing after the Closing Date) less the aggregate amount of any cash Dividends paid out of the CNI Basket for such fiscal year pursuant to Section 6.08(d) will be permitted, so long as (x) no Default has occurred and is continuing at the time thereof and (y) the Availability Condition is satisfied at the time thereof;
          (ii) make any payment on or with respect to any Subordinated Indebtedness wholly among Loan Parties in violation of the subordination provisions thereof; or
          (iii) make any payment (whether, voluntary, mandatory, scheduled or otherwise) on or with respect to any Subordinated Indebtedness (including payments of principal and interest thereon, but excluding the discharge by Novelis AG (as consideration for the purchase of receivables under the Receivables Purchase Agreement) of loans or advances made by Novelis AG to German Seller) if an Event of Default is continuing or would result therefrom;
     (b) with respect to any Term Loans under the Term Loan Documents (or any Permitted Term Loan Facility Refinancings of any of such Indebtedness):
          (i) Unless the Availability Condition is satisfied, make any voluntary or optional payment of principal on or voluntary prepayment on or voluntary acquisition for value of Indebtedness under the Term Loan Documents (except pursuant to a Permitted Term Loan Facility Refinancing); and
          (ii) Unless Excess Availability is at least $90 million after giving effect to the applicable prepayment and all Credit Extensions on such date, make any otherwise mandatory prepayment, redemption or purchase offer under the Term Loan Documents as a result of any (A) change of control, or (B) debt or equity issuance;
     (c) amend or modify, or permit the amendment or modification of, any provision of any document governing any Material Indebtedness (other than Indebtedness under the Loan Documents or Term Loan Documents (or any Permitted Term Loan Facility Refinancings thereof) and Indebtedness of NKL permitted under Section 6.01(m) or listed on Schedule 6.01)

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in any manner that, taken as a whole, is adverse in any material respect to the interests of the Lenders;
     (d) amend or modify, or permit the amendment or modification of, any provision of any document governing any Indebtedness under the Term Loan Documents (or any Permitted Term Loan Facility Refinancings thereof) if such amendment or modification would (i) cause the aggregate principal amount (or accreted value, if applicable) of all such Indebtedness, after giving effect to such amendment or modification, to at any time exceed the Maximum Term Loan Facility Amount plus an amount equal to unpaid accrued interest, premium and make-whole amount, if any, on the Indebtedness being so amended or modified plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such amendment or modification, (ii) cause the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to such Indebtedness, after giving effect to such amendment or modification, to be increased from the “Applicable Margin” set forth in the Term Loan Documents as of the Closing Date by more than 3% per annum (excluding increases resulting from the accrual of interest at the default rate specified in the Term Loan Credit Agreement), (iii) cause such Indebtedness to have a final maturity date earlier than the final maturity date of, or have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of, such Indebtedness immediately prior to such amendment or modification (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (iv) result in the persons that are (or are required to be) obligors under such Indebtedness to be different from the persons that are (or are required to be) obligors under such Indebtedness being so amended or modified (unless such persons required to be obligors under such Indebtedness are or are required to be or become obligors under the Loan Documents) or (v) remove (or otherwise amend in a manner materially adverse to the Lenders) any provision thereof that requires, as a condition to the requirement to make a prepayment of principal thereunder, satisfaction of the Availability Conditions hereunder; and provided that prior to the effectiveness of such amendment or modification, a Responsible Officer of the Administrative Borrower shall have delivered an Officers’ Certificate to the Funding Agent (together with a reasonably detailed description of the material terms and conditions of such amendment or modification or drafts of the documentation relating thereto) certifying that the Administrative Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements;
     (e) terminate, amend or modify any of its Organizational Documents (including (x) by the filing or modification of any certificate of designation and (y) any election to treat any Pledged Securities (as defined in the Security Agreement) as a “security” under Section 8-103 of the UCC other than concurrently with the delivery of certificates representing such Pledged Securities to the Collateral Agent) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the Lenders;
     (f) amend or modify, or grant any consents, waivers or approvals with respect to, or permit the amendment or modification of, or granting of any consents, waivers or approvals with respect to, the Receivables Purchase Agreement, without the consent of the Funding Agent; or

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     (g) amend or modify, or permit the amendment or modification of, any provision of any document governing any Subordinated Debt Loan or Additional Subordinated Debt Loan in any manner except as consented to by the Funding Agent in connection with the Permitted Holdings Amalgamation and except in a manner that is not adverse in any respect to the Lenders and consented to by the Funding Agent or in connection with increasing the Subordinated Debt Loan pursuant to an Additional Subordinated Debt Loan.
SECTION 6.12 Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Canadian Borrower to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Canadian Borrower or any Subsidiary of the Canadian Borrower, or pay any Indebtedness owed to the Canadian Borrower or a Subsidiary of the Canadian Borrower, (b) make loans or advances to the Canadian Borrower or any Subsidiary of the Canadian Borrower or (c) transfer any of its properties to the Canadian Borrower or any Subsidiary of the Canadian Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Note Documents and the Term Loan Documents or other Material Indebtedness; provided that in the case of such other Material Indebtedness, such encumbrances and restrictions are, taken as a whole, no more restrictive than such encumbrances and restrictions in the Term Loan Documents in existence on the Closing Date; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Company; (v) customary provisions restricting assignment of any agreement entered into by a Subsidiary of the Canadian Borrower; (vi) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (vii) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (viii) any agreement in effect at the time such Subsidiary of the Canadian Borrower becomes a Subsidiary of the Canadian Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Canadian Borrower; (ix) without affecting the Loan Parties’ obligations under Section 5.11, customary provisions in partnership agreements, shareholders’ agreements, joint venture agreements, limited liability company organizational governance documents and other Organizational Documents, entered into in the ordinary course of business (or in connection with the formation of such partnership, joint venture, limited liability company or similar person) that (A) restrict the transfer of Equity Interests in such partnership, joint venture, limited liability company or similar person or (B) the case of any Joint Venture or Joint Venture Subsidiary that is not a Loan Party, provide for other restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the Equity Interests in, or property held in, such joint venture, and customary provisions in asset sale and stock sale agreements and other similar agreements permitted hereunder that provide for restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the assets or persons subject to such sale agreements; (x) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xi) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; or (xii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise not prohibited by the Loan Documents of the

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contracts, instruments or obligations referred to in clauses (iii), (viii) or (xi) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.
SECTION 6.13 Limitation on Issuance of Capital Stock.
     (a) Except as permitted by clause (b)(vi) below, issue any Equity Interest that is not Qualified Capital Stock.
     (b) Issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Equity Interest, except (i) for stock splits, stock dividends and additional issuances of Equity Interests which do not decrease the percentage ownership of any of the Loan Parties in any class of the Equity Interests of such issuing Company or issuances of Equity Interests in Joint Venture Subsidiaries in connection with the creation thereof; (ii) Subsidiaries of the Canadian Borrower formed after the Closing Date in accordance with Section 6.14 may issue Equity Interests to the Canadian Borrower or the Subsidiary of the Canadian Borrower which is to own such Equity Interests; (iii) the Canadian Borrower may issue common stock that is Qualified Capital Stock to Holdings, (iv) Holdings may issue Equity Interests that are Qualified Capital Stock, (v) any Company that is not a direct or indirect Wholly Owned Subsidiary of Holdings may issue Qualified Capital Stock to the extent such issuance would be a permitted Asset Sale under Section 6.06 and (vi) Joint Venture Subsidiaries may issue Preferred Stock or Disqualified Capital Stock. All Equity Interests issued in accordance with this Section 6.13(b) shall, to the extent required by Section 5.11 and Section 5.12 or any Security Agreement or if such Equity Interests are issued by any Loan Party (other than Holdings), be delivered to the Collateral Agent for pledge pursuant to the applicable Security Agreement.
SECTION 6.14 Limitation on Creation of Subsidiaries. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, Loan Parties may (i) establish or create one or more Wholly Owned Subsidiaries of Holdings or (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.04(d), (k), (m), (n), (o) or (p), so long as, in each case, Section 5.11(b) shall be complied with.
SECTION 6.15 Business.
     (a) Each of Holdings, Novelis Europe Holdings Limited and Eurofoil shall not engage in any business or activity other than (i) holding shares in the Equity Interests of its Subsidiaries, (ii) holding intercompany loans made to the Canadian Borrower, (iii) other activities attributable to or ancillary to its role as a holding company for its Subsidiaries, and (iv) compliance with its obligations under the Loan Documents, the Term Loan Documents (and any Permitted Term Loan Facility Refinancings thereof), and the Senior Note Documents (and any Permitted Refinancings thereof).
     (b) With respect to Borrower and the Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date as described in the Confidential Information Memorandum (or, in the good

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faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).
     (c) Permit any Securitization Subsidiary to engage in any business or activity other than performing its obligations under the related Securitization Facility.
SECTION 6.16 Limitation on Accounting Changes. Make or permit any change in accounting policies or reporting practices or tax reporting treatment, except changes that are permitted by GAAP or any Requirement of Law and disclosed to the Funding Agent.
SECTION 6.17 Fiscal Year. Change its fiscal year-end to a date other than March 31.
SECTION 6.18 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease (other than Capital Lease Obligations permitted under Section 6.01(f)) having an original term of one year or more that would cause the aggregate amount of rent paid or reserved in respect of all such obligations to exceed $25 million payable in any fiscal year of the Canadian Borrower.
SECTION 6.19 No Further Negative Pledge. Enter into or suffer to exist any consensual agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired to secure the Secured Obligations, or which requires the grant of any security for an obligation if security is granted to secure the Secured Obligations, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Senior Note Documents and the Term Loan Documents; and (4) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of a Loan Party or a Subsidiary, (d) is permitted under Section 6.02(s), (e) exists in any agreement or other instrument of a person acquired in an Investment permitted hereunder in existence at the time of such Investment (but not created in connection therewith or in contemplation thereof), which prohibition or limitation is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person so acquired; and provided that no such person shall be a Borrowing Base Guarantor, and no properties of any such person shall be included in the Borrowing Base, to the extent such prohibition or limitation is applicable to the Liens under the Security Documents or requires the grant or creation of a Lien on any of the Revolving Credit Priority Collateral, (f) is contained in any joint venture, shareholders agreement, limited liability operating agreement or other Organizational Document governing a Joint Venture or Joint Venture Subsidiary which limits the ability of an owner of an interest in a Joint Venture or Joint Venture Subsidiary from encumbering its ownership interest therein or (g) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3) or (4)(e); provided that such amendments and refinancings are no more

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materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.
SECTION 6.20 Anti-Terrorism Law; Anti-Money Laundering.
     (a) Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.20).
     (b) Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.
SECTION 6.21 Embargoed Persons. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law.
SECTION 6.22 Tax Shelter Reporting. Treat the Loans as being a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4. In the event Borrowers (or any of them) determine to take any action inconsistent with such intention, they will promptly notify the Funding Agent thereof. This covenant shall survive the payment and termination of any Loans under this Agreement.
ARTICLE VII.
GUARANTEE

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SECTION 7.01 The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, each Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or Treasury Services Agreement entered into with a counterparty that is a Secured Party, and the performance of all obligations under any of the foregoing, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). In addition to the guarantee contained herein, each Guarantor that is a Foreign Subsidiary, as well as Holdings, shall execute a Guarantee governed by the applicable law of such Person’s jurisdiction of organization (each such Guarantee, a “Foreign Guarantee”) and to the extent that the provisions of this Article VII shall duplicate or conflict with the provisions thereof, the terms of the Foreign Guarantees shall govern the obligations of such Guarantors. The Guarantors hereby jointly and severally agree that if Borrower(s) or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever as if it was the principal obligor, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Without prejudice to the generality of Section 7.01 and Section 7.02, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributors to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
SECTION 7.02 Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrowers or any other Loan Party under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

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          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
          (iv) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
          (v) the release of any other Guarantor pursuant to Section 7.09.
     The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any Borrower or any other Loan Party under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against any Borrower or any other Loan Party, or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
SECTION 7.03 Reinstatement. The obligations of the Guarantors under this ARTICLE VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed

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Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the bad faith or willful misconduct of such Secured Party.
SECTION 7.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible and irrevocable payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Secured Obligations a manner reasonably satisfactory to the Funding Agent.
SECTION 7.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.
SECTION 7.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this ARTICLE VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
SECTION 7.07 Continuing Guarantee. The guarantee in this ARTICLE VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
SECTION 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such

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liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
SECTION 7.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, Equity Interests of any Guarantor are sold or transferred such that it ceases to be a Subsidiary (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 11.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and the pledge of such Equity Interests so transferred to the Collateral Agent pursuant to the Security Agreements shall be released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents; provided that such Guarantor is also released from its obligations under the Term Loan Documents and other guaranteed Material Indebtedness on the same terms.
SECTION 7.10 Certain Tax Matters. Notwithstanding the provisions of Sections 2.06(j), 2.15, 2.20, 2.21 or 2.22 if a Loan Party makes a payment hereunder that is subject to withholding tax in excess of the withholding that would have been imposed on payments made by the Borrower with respect to whose obligation it is making a payment, the Loan Parties shall increase the amount of such payment such that, after deduction and payment of all such withholding taxes, the payee receives an amount equal to the amount it would have received if no such withholding had been imposed; provided, that the Agent or Lender provides, as reasonably requested by the relevant Loan Party and as required under Sections 2.15(e), 2.15(g), or 2.15(h), as the case may be, such forms, certificates and documentation that it is legally entitled to furnish and would be required to reduce or eliminate withholding and, with respect to non-U.S. withholding taxes, would not, in the Funding Agent’s or the relevant Lender’s reasonable judgment, subject it to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.

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SECTION 7.11 German Guarantor.
     (a) Subject to Section 7.11(b) through Section 7.11(e) below, the Secured Parties shall not enforce the guarantee obligations of a German Guarantor existing in the form of a German limited liability company or limited partnership with a limited liability company as partner (GmbH or GmbH & Co. KG) under this Article VII to the extent (i) such German Guarantor guarantees obligations of one of its shareholders or of an affiliated company (verbundenes Unternehmen) of a shareholder within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than a Subsidiary of that German Guarantor or the German Guarantor itself), and (ii) the enforcement of such guarantee for shareholder obligations would reduce, in violation of Section 30 of the German Limited Liability Companies Act (GmbHG), the net assets (assets minus liabilities minus provisions and liability reserves (Reinvermögen), in each case as calculated in accordance with generally accepted accounting principles in Germany (Grundsätze ordnungsmäßiger Buchführung) as consistently applied by such German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss gem. § 42 GmbH — Act, §§ 242, 264 HGB) of the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) to an amount that is insufficient to maintain its (or in the case of a GmbH & Co. KG, its general partner’s) registered share capital (Stammkapital) (or would increase an existing shortage in its net assets below its registered share capital); provided that for the purpose of determining the relevant registered share capital and the net assets, as the case may be:
          (i) The amount of any increase of registered share capital (Stammkapital) of such German Guarantor (or its general partner in the form of a GmbH) implemented after the date of this Agreement that is effected without the prior written consent of the Funding Agent shall be deducted from the registered share capital of the German Guarantor (or its general partner in the form of a GmbH);
          (ii) any loans provided to the German Guarantor by a direct or indirect shareholder or an affiliate thereof (other than a Subsidiary of such German Guarantor) shall be disregarded and not accounted for as a liability to the extent that such loans are subordinated or are considered subordinated under Section 32a GmbHG;
          (iii) shareholder loans, other loans and contractual obligations and liabilities incurred by the German Guarantor in violation of the provisions of any of the Loan Documents shall be disregarded and not accounted for as liabilities;
          (iv) any assets that are shown in the balance sheet with a book value that, in the opinion of the Funding Agent, is significantly lower than their market value and that are not necessary for the business of the German Guarantor (nicht betriebsnotwendig) shall be accounted for with their market value; and
          (v) the assets of the German Guarantor will be assessed at liquidation values (Liquidationswerte) if, at the time the managing directors prepare the balance sheet in accordance with paragraph (b) below and absent the demand a positive going concern prognosis (positive Fortbestehensprognose) cannot be established.

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     (b) The limitations set out in Section 7.11(a) only apply:
          (i) if and to the extent that the managing directors of the German Guarantor (or in the case of a GmbH Co. KG, its general partner) have confirmed in writing to the Funding Agent within ten Business Days of a demand for payment under this Article VII the amount of the obligations under this Article VII which cannot be paid without causing the net assets of such German Guarantor (or in the case of a GmbH Co. KG, its general partner) to fall below its registered share capital, or increase an existing shortage in net assets below its registered share capital (taking into account the adjustments set out above) and such confirmation is supported by a current balance sheet and other evidence satisfactory to the Funding Agent and neither the Funding Agent nor any Lender raises any objections against that confirmation within five Business Days after its receipt; or
          (ii) if, within twenty Business Days after an objection under clause (i) has been raised by the Funding Agent or a Lender, the Funding Agent receives a written audit report (“Auditor’s Determination”) prepared at the expense of the relevant German Guarantor by a firm of auditors of international standing and reputation that is appointed by the German Guarantor and reasonably acceptable to the Funding Agent, to the extent such report identifies the amount by which the net assets of that German Guarantor (or in the case of a GmbH & Co. KG, its general partner in the form of a GmbH) are necessary to maintain its registered share capital as at the date of the demand under this Article VII (taking into account the adjustments set out above). The Auditor’s Determination shall be prepared in accordance with generally accepted accounting principles applicable in Germany (Grundsätze ordnungsgemäßer Buchführung) as consistently applied by the German Guarantor in the preparation of its most recent annual balance sheet. The Auditor’s Determination shall be binding for all Parties except for manifest error.
     (c) In any event, the Credit Parties shall be entitled to enforce the guarantee up to those amounts that are undisputed between them and the relevant German Guarantor or determined in accordance with Section 7.11(a) and Section 7.11(b). In respect of the exceeding amounts, the Credit Parties shall be entitled to further pursue their claims (if any) and the German Guarantor shall be entitled to provide that the excess amounts are necessary to maintain its registered share capital (calculated as at the date of demand under this Article VII and taking into account the adjustments set out above). The Secured Parties are entitled to pursue those parts of the guarantee obligations of the German Guarantor that are not enforced by operation of Section 7.11(a) above at any subsequent point in time. This Section 7.11 shall apply again as of the time such additional demands are made.
     (d) Section 7.11(a) shall not apply as to the amount of Loans borrowed under this Agreement and passed on (whether by way of shareholder loan or equity contribution) to the respective German Guarantor or any of its Subsidiaries as long as the respective shareholder loan is outstanding or the respective equity contribution has not been dissolved or otherwise repaid.
     (e) Should it become legally permissible for managing directors of a German Guarantor to enter into guarantees in support of obligations of their shareholders without limitations, the limitations set forth in Section 7.11(a) shall no longer apply. Should any such

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guarantees become subject to legal restrictions that are less stringent than the limitations set forth in Section 7.11(a) above, such less stringent limitations shall apply. Otherwise, Section 7.11(a) shall remain unaffected by changes in applicable law.
SECTION 7.12 Swiss Guarantors. If and to the extent that (i) the obligations under this ARTICLE VII of any Swiss Guarantor are for the exclusive benefit of any of such Swiss Guarantor’s Affiliates (other than such Swiss Guarantor’s direct or indirect Subsidiaries) and (ii) complying with the obligations under this ARTICLE VII would constitute a repayment of capital (restitution des apports) or the payment of a (constructive) dividend (distribution de dividende), the following shall apply:
     (a) The aggregate obligations under this ARTICLE VII of any Swiss Guarantor shall be limited to the maximum amount of such Swiss Guarantor’s profits and reserves available for distribution, in each case in accordance with, without limitation, articles 671 para.1 to 3 and 675 para.2 of the Swiss Code of Obligations (the “Available Amount”) at the time any Swiss Guarantor makes a payment under this ARTICLE VII (provided such limitation is still a legal requirement under Swiss law at that time).
     (b) Immediately after having been requested to make a payment under this ARTICLE VII (the “Guarantee Payment”), each Swiss Guarantor shall (i) provide the Funding Agent, within thirty (30) Business Days from being requested to make the Guarantee Payment, with (1) an interim audited balance sheet prepared by the statutory auditors of the applicable Swiss Guarantor, (2) the determination of the Available Amount based on such interim audited balance sheet as computed by the statutory auditors, and (3) a confirmation from the statutory auditors that the Available Amount is the maximum amount which can be paid by the Swiss Guarantor under this ARTICLE VII without breaching the provisions of Swiss corporate law, which are aimed at protecting the share capital and legal reserves, and (ii) upon receipt of the confirmation referred to in the preceding sentence under (3) and after having taken all actions required pursuant to paragraph (d) below, make such Guarantee Payment in full (less, if required, any Swiss Withholding Tax).
     (c) If so required under Swiss law (including double tax treaties to which Switzerland is a party) at the time it is required to make a payment under this ARTICLE VII or the Security Documents, the applicable Swiss Guarantor (1) may deduct the Swiss Withholding Tax at the rate of 35% (or such other rate as may be in force at such time) from any payment under this ARTICLE VII or the Security Documents, (2) may pay the Swiss Withholding Tax to the Swiss Federal Tax Administration, and (3) shall notify and provide evidence to the Funding Agent that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration. To the extent the Guarantee Payment due is less than the Available Amount, the applicable Swiss Guarantor shall be required to make a gross-up, indemnify or otherwise hold harmless the Secured Parties for the deduction of the Swiss Withholding Tax, it being understood that at no time shall the Guarantee Payment (including any gross-up or indemnification payment pursuant to this paragraph (c) and including any Swiss Withholding Tax levied thereon) exceed the Available Amount. The applicable Swiss Guarantor shall use its best efforts to ensure that any person which is, as a result of a payment under this ARTICLE VII, entitled to a full or partial refund of the Swiss Withholding Tax, shall as soon as possible after the deduction of the Swiss Withholding Tax (i) request a refund

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of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) pay to the Secured Parties upon receipt any amount so refunded. The Obligations will only be considered as discharged to the extent of the effective payment received by the Secured Parties under this ARTICLE VII. This subsection (c) is without prejudice to the gross-up or indemnification obligations of any Guarantor other that the Swiss Guarantors.
     (d) The Swiss Guarantors shall use reasonable efforts to take and cause to be taken all and any other action, including the passing of any shareholders’ resolutions to approve any Guarantee Payment under this ARTICLE VII or the Security Documents, which may be required as a matter of Swiss mandatory law or standard business practice as existing at the time it is required to make a Guarantee Payment under this ARTICLE VII or the Security Documents in order to allow for a prompt payment of the Guarantee Payment or Available Amount, as applicable.
     (e) To the extent (i) the Swiss Borrower is jointly and severally liable towards the Lenders for obligations under this Agreement of the Swiss Borrower’s Affiliates (other than the Swiss Borrower’s direct or indirect Subsidiaries) which were incurred for the exclusive benefit of such Swiss Borrower’s Affiliates and (ii) complying with such joint and several obligations would constitute a repayment of capital (restitution des apports) or the payment of a (constructive) dividend (distribution de dividende), then paragraphs (a) to (d) of this ARTICLE VII shall be applicable to such obligations. For the avoidance of doubt this paragraph is without prejudice to the joint and several liability of any Loan Party (other than the Swiss Borrower) for any obligations arising under this Agreement.
SECTION 7.13 Irish Guarantor. This Guarantee does not apply to any liability to the extent that it would result in this Guarantee constituting unlawful financial assistance within the meaning of, in respect of any Irish Guarantor, Section 60 of the Companies Act 1963 of Ireland.
SECTION 7.14 Brazilian Guarantor. The Brazilian Guarantor waives and shall not exercise any and all rights and privileges granted to guarantors which might otherwise be deemed applicable, including but not limited to the rights and privileges referred to in Articles 827, 834, 835, 836, 837, 838 and 839 of the Brazilian Civil Code and the provisions of Article 595 of the Brazilian Civil Procedure Code.
ARTICLE VIII.
EVENTS OF DEFAULT
SECTION 8.01 Events of Default. Upon the occurrence and during the continuance of the following events (“Events of Default”):
     (a) default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;
     (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any

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Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;
     (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or which is contained in any certificate furnished by or on behalf of a Loan Party pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when so made or deemed made;
     (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a), Section 5.03(a), Section 5.04(a), Section 5.04(b), Section 5.08, Section 9.01(e), Section 9.02(b), Section 9.03, and ARTICLE VI;
     (e) (i) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02 (other than Section 5.02(a)), or ARTICLE IX (other than Section 9.01(e), Section 9.02(b), and Section 9.03), and such default shall continue unremedied or shall not be waived for a period of five (5) days after written notice thereof from the Funding Agent or any Lender to Administrative Borrower, or (ii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b), (d) or (e)(i) immediately above) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days after written notice thereof from the Funding Agent or any Lender to Administrative Borrower;
     (f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit (in the case of the Senior Notes only, with or without the lapse of time, but after any notice period required thereunder has commenced) the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that, other than in the case of the Term Loans, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate Dollar Equivalent amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $50 million at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the net amount payable by all Companies if such Hedging Obligations were terminated at such time);
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or Material Subsidiary, or of a substantial part of the property of any Loan Party or Material Subsidiary, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar

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official for any Loan Party or Material Subsidiary or for a substantial part of the property of any Loan Party or Material Subsidiary; or (iii) the winding-up, liquidation or examination of any Loan Party or Material Subsidiary; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) any Loan Party or Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Loan Party or Material Subsidiary or for a substantial part of the property of any Loan Party or Material Subsidiary; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its insolvency or inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; (viii) wind up or liquidate (except in accordance with Section 6.05) or put into examination, (ix) take any step with a view to a moratorium or a composition or similar arrangement with any creditors of any Loan Party or Material Subsidiary, or a moratorium is declared or instituted in respect of the indebtedness of any Loan Party or Material Subsidiary;
     (i) one or more judgments, orders or decrees for the payment of money in an aggregate Dollar Equivalent amount in excess of $25 million, to the extent not covered by insurance or supported by a letter of credit or appeal bonds posted in cash, shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;
     (j) one or more ERISA Events or noncompliance with respect to Foreign Plans or Compensation Plans shall have occurred that, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans or Compensation Plans that have occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates that could reasonably be expected to result in a Material Adverse Effect;
     (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected First Priority (subject to the Intercreditor Agreement) security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Document) in favor of the Collateral Agent, or shall be asserted by any Borrower or any other Loan Party not to be a valid, perfected, First Priority (except as otherwise expressly provided in this Agreement, the Intercreditor Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

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     (l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;
     (m) there shall have occurred a Change in Control;
     (n) the Intercreditor Agreement or any material provision thereof shall cease to be in full force or effect other than (i) as expressly permitted hereunder or thereunder, (ii) by a consensual termination or modification thereof agreed to by the Agents party thereto and the Term Loan Agents party thereto, or (iii) as a result of satisfaction in full of the obligations under the Term Loan Documents;
     (o) any Company shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction; or
     (p) a “Termination Event” (as defined therein) has occurred under the Receivables Purchase Agreement;
then, and in every such event (other than an event with respect to any Loan Party described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event or an acceleration of all obligations under the Term Loan Credit Agreement, the Funding Agent may, and at the request of the Required Lenders shall, by notice to Administrative Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to any Loan Party described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.
SECTION 8.02 Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations owing by them

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that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant Section 11.02, then upon the written consent of the Required Lenders and written notice to the Administrative Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Bank to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit any Loan Party and do not give any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.
SECTION 8.03 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the proceeds received by any of the Agents in respect of any sale of, collection from or other realization upon all or any part of the Collateral, whether pursuant to the exercise by the Collateral Agent of its remedies or otherwise (including any payments received with respect to adequate protection payments or other distributions relating to the Obligations during the pendency of any reorganization or insolvency proceeding) after an Event of Default has occurred and is continuing or after the acceleration of the Obligations, shall be applied, in full or in part, together with any other sums then held by the Agents or any Receiver pursuant to this Agreement, promptly by the Agents or any Receiver as follows:
     (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Agents or any Receiver and their agents and counsel, and all expenses, liabilities and advances made or incurred by the Agents or any Receiver in connection therewith and all amounts for which the Agents or any Receiver are entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
     (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including any compensation payable to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
     (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations which are then due and owing (other than principal and Reimbursement Obligations) including Overadvances (other than obligations of the type described in clause (b) in the definition of “Secured Obligations”), in each case equally and ratably in accordance with the respective amounts thereof then due and owing;
     (d) Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations and any premium thereon (including the cash collateralization of

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any Reimbursement Obligations pursuant to Section 2.18(i) (other than obligations of the type described in clause (b) in the definition of “Secured Obligations”); and
     (e) Fifth, to the indefeasible payment in full in cash, pro rata, of obligations of the type described in clause (b) in the definition of “Secured Obligations” including, but not limited to, obligations arising under Treasury Services Agreements constituting Secured Obligations; and
     (f) Sixth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
     In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.
ARTICLE IX.
COLLATERAL ACCOUNT; COLLATERAL MONITORING; APPLICATION OF COLLATERAL PROCEEDS
     Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired or been fully cash collateralized and all amounts drawn thereunder have been reimbursed in full, unless Collateral Agent and Funding Agent or the Required Lenders shall otherwise consent in writing:
SECTION 9.01 Accounts; Cash Management
     The Loan Parties in the United States, Canada, England and Wales, Switzerland, and Germany (and any other jurisdiction in which a Borrower or Borrowing Base Guarantor is located) (the “Borrowing Base Loan Parties”) shall maintain a cash management system which is acceptable to the Funding Agent and the Collateral Agent (the “Cash Management System”), which shall operate as follows:
     (a) All funds held by any Borrowing Base Loan Party (other than funds being collected pursuant to the provisions stated below) shall be deposited in one or more bank accounts or securities investment accounts, in form and substance reasonably satisfactory to Collateral Agent subject to the terms of the Security Agreement and applicable Control Agreements.
     (b) Each Borrowing Base Loan Party shall establish and maintain, at its sole expense, blocked accounts, charged accounts, or lockboxes and related deposit accounts (in each case, “Blocked Accounts”), which, on the Closing Date, shall consist of the accounts listed as such on Schedule 9.01(b) and related lockboxes maintained by the financial institutions listed on such schedule (or another financial institution acceptable to Collateral

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Agent), with such banks as are acceptable to Collateral Agent into which each Loan Party shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral (other than proceeds of a Casualty Event or an Asset Sale that do not require a repayment under Loan Documents, and subject to the Intercreditor Agreement) in the identical form in which such payments are made, whether by cash, check or other manner and shall be identified and segregated from all other funds of the Loan Parties (except, with regard to accounts located in Europe, to the extent permitted pursuant to the applicable U.K. Security Agreement, the Swiss Security Agreement or the German Security Agreement or Control Agreement). Each Borrowing Base Loan Party shall deliver, or cause to be delivered, to Collateral Agent a Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of any Borrowing Base Loan Party is maintained, and, except as provided in Section 9.01(d), by each bank where any other deposit account of a Borrowing Base Loan Party is from time to time maintained. Each Borrowing Base Loan Party shall further execute and deliver such agreements and documents as Collateral Agent may reasonably require in connection with such Blocked Accounts and such Control Agreements. No Borrowing Base Loan Party shall establish any deposit accounts after the Closing Date, unless such Loan Party has given the Collateral Agent 30 days’ (or such shorter period as may be determined by the Collateral Agent in its sole discretion) prior written notice of its intention to establish such new account and has complied in full with the provisions of this Section 9.01(b) with respect to such deposit accounts. Each Borrowing Base Loan Party agrees that from and after the delivery of an Activation Notice (as defined below), all payments made to such Blocked Accounts or other funds received and collected by Collateral Agent or any Lender, whether in respect of the Accounts, as proceeds of Inventory or other Collateral (subject to the Intercreditor Agreement) or otherwise shall be treated as payments to Collateral Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Collateral Agent and Lenders to the extent of the then outstanding Obligations and may be applied by the Collateral Agent in accordance with Section 9.01(e).
     (c) With respect to the Blocked Accounts of the U.S. Borrowers and such other Borrowing Base Loan Parties as the Collateral Agent shall determine in its sole discretion, the applicable bank maintaining such Blocked Accounts shall agree to forward daily all amounts in each Blocked Account to one Blocked Account designated as a concentration account in the name listed on Schedule 9.01(b) (the “Concentration Account”) at a bank acceptable to the Collateral Agent that shall be designated as the Concentration Account bank for the Loan Parties (the “Concentration Account Bank”), which, on the Closing Date, shall consist of the accounts listed as such on Schedule 9.01(b) maintained by the financial institutions listed on such schedule (or other financial institution acceptable to the Collateral Agent). Each Bank providing a Blocked Account shall agree to follow the instructions of the Collateral Agent with regard to each such Blocked Account, including the Concentration Account, including, from and after the receipt of a notice (an “Activation Notice”) from the Collateral Agent (which Activation Notice may (or shall, upon the written instruction of the Required Lenders) be given by Collateral Agent at any time from and after the occurrence of a Cash Dominion Trigger Event and prior to a Cash Dominion Recovery Event) pursuant to the applicable Control Agreement, to follow only the instructions of the Collateral Agent (and not those of any Loan Party) with respect to the Blocked Accounts (including the Concentration Account), including (i) to forward daily all amounts in the Concentration Account to the

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account designated as the collection account (the “Collection Account”), which shall be under the exclusive dominion and control of the Collateral Agent (it being understood that, prior to the delivery of an Activation Notice, the respective Loan Parties shall also be authorized to issue instructions with regard to funds in the Concentration Account), and (ii) with respect to the Blocked Accounts to forward all amounts in each Blocked Account to the applicable Collection Account or as the Collateral Agent otherwise directs and to commence the process of daily sweeps from such Blocked Account into the Collection Account or otherwise under Section 9.01 or as the Collateral Agent otherwise directs.
     (d) Notwithstanding any provision of this Section 9.01 to the contrary, (A) Borrowing Base Loan Parties may maintain zero balance disbursement accounts and accounts used solely to fund payroll, payroll taxes or employee benefits in the ordinary course of business that are not a part of the Cash Management Systems, provided that no Borrowing Base Loan Parties shall accumulate or maintain cash in such accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements or Requirements of Law and (B) Borrowing Base Loan Parties may maintain local cash accounts that are not a part of the Cash Management Systems which individually do not at any time contain funds in excess of $50,000 and, together with all other such local cash accounts, do not exceed $500,000.
     (e) From and after the delivery of an Activation Notice, unless an Event of Default has occurred and is continuing (in which event Section 8.03 shall apply) and unless Funding Agent or Collateral Agent determines to release such funds to the Borrowers in accordance with the following sentence, Funding Agent shall apply all funds of a Borrower or Borrowing Base Guarantor organized under the laws of the same jurisdiction of such Borrower that are in or are received into a Collection Account or that are otherwise received under this Section 9.01 by the Funding Agent or the Collateral Agent (except to the extent constituting Term Loan Priority Collateral or otherwise not required to be paid pursuant to Section 2.10) on a daily basis to the repayment of (i) first, Fees and reimbursable expenses of the Funding Agent and the Collateral Agent then due and payable by such Borrower and such Borrowing Base Guarantors; (ii) second, to interest then due and payable on all Loans to such Borrower, (iii) third, Overadvances to such Borrower, (iv) fourth, the Swingline Loans to such Borrower, (v) fifth, Base Rate Loans to such Borrower, pro rata, (vi) sixth, BA Rate Loans, Eurocurrency Loans and EURIBOR Loans to such Borrower, pro rata, together with all accrued and unpaid interest thereon (provided, however, payments on such BA Rate Loans, Eurocurrency Loans and EURIBOR Loans with respect to which the application of such payment would result in the payment of the principal prior to the last day of the relevant Interest Period shall be transferred to the Cash Collateral Account to be applied to such BA Rate Loans, Eurocurrency Loans or EURIBOR Loans on the last day of the relevant Interest Period of such BA Rate Loans, Eurocurrency Loan or EURIBOR Loan or to the Obligations owing by such Borrower and Borrowing Base Guarantors as they come due (whether at stated maturity, by acceleration or otherwise). After payment in full has been made of the amounts required under subsections (i)-(vi) in the preceding sentence, all funds in a Collection Account or otherwise received under Section 9.01(b) (except to the extent not required to be paid thereunder) shall be applied on a daily basis to all amounts described in subsections (i)-(vi) in the preceding sentence owing by any other Loan Parties, in the order set out therein. Notwithstanding the foregoing sentences, after payment in full has been made of the amounts required under subsections (i)-

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(vi) in the two preceding sentences, upon Administrative Borrower’s request and as long as no Default has occurred and is continuing and all other conditions precedent to a Borrowing have been satisfied, any additional funds deposited in a Collection Account or a Cash Collateral Account shall be released to the applicable Borrowing Base Loan Party. In addition, if consented to by the Funding Agent, the Collateral Agent and the Required Lenders, such funds in a Cash Collateral Account may be released to the applicable Borrowing Base Loan Party. Notwithstanding the above, if the Funding Agent has declared the Loans and/or Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part pursuant to Section 8.01 or if an Event of Default has occurred and is continuing, the Funding Agent shall apply all funds received in the Collection Account in accordance with Section 8.03. If this Section 9.01(e) applies, the Funding Agent will use reasonable efforts to cooperate with the Administrative Borrower in structuring the payments under this Section 9.01(e) in a manner that would minimize withholding taxes imposed on such payments.
     (f) Each Loan Party following delivery of an Activation Notice shall, acting as trustee for Collateral Agent, receive, as the property of Collateral Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral (subject to the Intercreditor Agreement) which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Collateral Agent. In no event shall the same be commingled with any Loan Party’s own funds (except, with regard to accounts located in Europe, to the extent permitted pursuant to the applicable U.K. Security Agreement, Swiss Security Agreement, or German Security Agreement or Control Agreement). Each Loan Party agrees to reimburse Collateral Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Collateral Agent’s payments to or indemnification of such bank or person.
     (g) With regard to accounts located in Europe, the Collateral Agent may, in its sole discretion, agree pursuant to the Security Documents to vary the cash management procedures set forth herein, including as documented in the applicable U.K. Security Agreement, Swiss Security Agreement, German Security Agreement, and/or Control Agreements) and including, subject to Section 6.07, with regard to the European Cash Pooling Arrangements. To the extent that any Security Document sets forth cash management that varies from this Section 9.01, the applicable Loan Parties shall comply with such Security Documents, and shall comply with this Section 9.01 to the extent not inconsistent therewith.
SECTION 9.02 Inventory. With respect to the Inventory: (a) each Loan Party shall at all times maintain records of Inventory reasonably satisfactory to Collateral Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; and (b) the Loan Parties shall cooperate fully with the Collateral Agent and its agents during all Collateral field audits and Inventory Appraisals which shall be at the expense of Borrowers and shall be conducted (x) annually, (y) after the occurrence of a Covenant Trigger Event and prior to the subsequent occurrence of a Covenant Recovery Event, semi-annually, or (z) following the occurrence and during the continuation of an Event of Default, more frequently at Collateral Agent’s reasonable request.

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SECTION 9.03 Borrowing Base-Related Reports. The Borrowers shall deliver or cause to be delivered (at the expense of the Borrowers) to the Collateral Agent and the Funding Agent the following (and the Funding Agent shall make available to the Lenders, on the Platform or otherwise, in accordance with its customary procedures):
     (a) in no event less frequently than fifteen (15) days after (x) the Closing Date, and (y) thereafter, the end of each month for the month most recently ended (or, if such day is not a Business Day, the next succeeding Business Day), a Borrowing Base Certificate from the Administrative Borrower accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its Permitted Discretion, provided, that after the occurrence of a Covenant Trigger Event and until the occurrence of a corresponding Covenant Recovery Event, Administrative Borrower shall deliver additional weekly roll-forward of Accounts referenced in paragraph (b)(i) below (both consolidated and segregated by Borrower (or Borrowing Base Guarantor) and region) within five (5) Business Days after the end of each calendar week, and, if requested by the Collateral Agent or the Required Lenders, a Borrowing Base Certificate reflecting such updated Account information (prepared weekly) within five (5) Business Days after the end of each calendar week, or more frequent Borrowing Base Certificates reflecting shorter periods as reasonably requested by the Collateral Agent. Each Borrowing Base Certificate shall reflect all information through the end of the appropriate period for Borrower and each Borrowing Base Guarantor, both in consolidated form and segregated by Borrower (or Borrowing Base Guarantor) and region. In addition, the Administrative Borrower shall promptly (and in any event within five (5) Business Days) provide to the Collateral Agent and the Funding Agent an updated Borrowing Base Certificate after the occurrence of an event (including a casualty event, a sale or other disposition, or any other event resulting in the ineligibility of Accounts or Inventory that are included as Eligible Accounts or Eligible Inventory in the most recently delivered Borrowing Base Certificate) which causes such Accounts or Inventory in excess of $75 million included in such Borrowing Base no longer to be Eligible Accounts or Eligible Inventory;
     (b) upon request by the Collateral Agent, and in no event less frequently than thirty (30) days after the end of (i) each month, a monthly trial balance showing Accounts outstanding aged from statement date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by a comparison to the prior month’s trial balance and such supporting detail and documentation as shall be requested by the Collateral Agent in its Permitted Discretion and (ii) each month, a summary of Inventory by location and type (differentiating raw materials, work-in-process, and finished goods) accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its Permitted Discretion; and
     (c) such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Loan Parties as the Collateral Agent shall from time to time request in its Permitted Discretion.
     The delivery of each certificate and report or any other information delivered pursuant to this Section 9.03 shall constitute a representation and warranty by the Borrowers that the statements and information contained therein are true and correct in all material respects on and as of the date referred to therein.

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SECTION 9.04 Rescission of Activation Notice. Notwithstanding any of the provisions of Section 9.01 to the contrary, after Collateral Agent has delivered an Activation Notice and upon delivery of a certificate by a Financial Officer of the Administrative Borrower to the Collateral Agent certifying that a Cash Dominion Recovery Event has occurred with respect to the outstanding Cash Dominion Trigger Event, the Collateral Agent shall rescind the Activation Notice by written notice, as necessary, to the applicable Concentration Account Banks and any such other banks to which Collateral Agent had issued such Activation Notice and following such rescission the Cash Management System shall be operated as if no such Activation Notice had been given.
ARTICLE X.
THE FUNDING AGENT AND THE COLLATERAL AGENT
SECTION 10.01 Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints LaSalle Business Credit, LLC to act on its behalf as the Funding Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Canadian Lenders hereby irrevocably appoints AMRO Bank N.V., acting through its Canadian branch, to act on its behalf as the Canadian Funding Agent hereunder and under the other Loan Documents and authorizes such Canadian Funding Agent to take such actions on its behalf and to exercise such powers as are delegated to such Canadian Funding Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Funding Agent, the Collateral Agent, the Canadian Funding Agent, the other Agents, the Lenders and the Issuing Bank, and neither Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
SECTION 10.02 Rights as a Lender. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or other Loan Party, or any Subsidiary or other Affiliate thereof, as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 10.03 Exculpatory Provisions.
     (a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:
          (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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          (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and
          (iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or other Loan Party or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.
     (b) No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.02) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by Administrative Borrower, a Lender or the Issuing Bank.
     (c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Funding Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
SECTION 10.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be

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fulfilled to the satisfaction of a Lender or the Issuing Bank, the Funding Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Funding Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Borrower or other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent, including a sub-agent which is a non-U.S. affiliate of such Agent; provided, that any such sub-agent of Canadian Administrative Agent or Canadian Funding Agent shall be a Person complying with the applicable requirements of Section 2.20. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties; provided, that any such sub-agent of Canadian Administrative Agent or Canadian Funding Agent shall be a Person complying with the applicable requirements of Section 2.20. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
SECTION 10.06 Resignation of Agent. Each Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Administrative Borrower, to appoint a successor, which (i) for an Agent other than the Canadian Funding Agent, shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, (ii) in the case of the Canadian Funding Agent, shall be a bank that is a Canadian Resident, and (iii) for the Funding Agent, shall be a commercial bank or other financial institution having assets in excess of $1,000 million. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify Administrative Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan

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Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE X and Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
SECTION 10.07 Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed the Confidential Information Memorandum, Appraisals and initial Borrowing Base Certificate and each other document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 10.08 No Other Duties, etc. Notwithstanding anything to the contrary contained herein, none of the Joint Bookmanagers, Joint Lead Arrangers, Syndication Agent, or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Funding Agent, the Canadian Funding Agent, the Collateral Agent, a Lender or the Issuing Bank hereunder.
SECTION 10.09 Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers or the Guarantors and without limiting the obligation of the Borrowers or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from

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such Agent’s gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the payment of the Loans and all other amounts payable hereunder.
SECTION 10.10 Overadvances. The Funding Agent shall not, without the prior consent of the Required Lenders, make (and shall use its reasonable best efforts to prohibit the Issuing Banks and Swingline Lenders, as applicable, from making) any Revolving Loans or provide any Letters of Credit to the Borrowers on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans, Swingline Loans, or Letters of Credit would either (i) cause the Total Revolving Exposure to exceed the lesser of (a) the Total Borrowing Base, and (b) the total Revolving Commitments, (ii) cause the Total Adjusted Revolving Exposure to exceed the Total Adjusted Borrowing Base, (iii) cause Total U.S./European Revolving Exposure to exceed the Total U.S./European Commitment at such time, (iv) cause Total Canadian Revolving Exposure to exceed the Total Canadian Commitment at such time, or (v) be made when one or more of the other conditions precedent to the making of Loans hereunder cannot be satisfied, except that Funding Agent may make (or cause to be made) such additional Revolving Loans or Swingline Loans or provide such additional Letters of Credit on behalf of Lenders (each an “Overadvance” and collectively, the “Overadvances”), intentionally and with actual knowledge that such Loans or Letters of Credit will be made without the satisfaction of the foregoing conditions precedent, if the Funding Agent deems it necessary or advisable in its discretion to do so, provided, that: (a) the total principal amount outstanding at any time of the Overadvances to the Borrowers which Funding Agent may make or provide (or cause to be made or provided) after obtaining such actual knowledge that the conditions precedent have not been satisfied, shall not exceed the amount equal to 5% of the U.S. Borrowing Base and shall not, without the consent of all Lenders, cause (i) total Revolving Exposure to exceed the Revolving Commitments of all of the Lenders, or the Revolving Exposure of a Lender to exceed such Lender’s Revolving Commitment, (ii) the Total U.S./European Revolving Exposure to exceed the Total U.S./European Commitment of all of the Lenders, or such Lender’s Pro Rata Percentage of the Total U.S./European Revolving Exposure to exceed such Lender’s U.S./European Commitment, or (iii) the Total Canadian Revolving Exposure to exceed the Total Canadian Commitments of all of the Lenders, or the Canadian Exposure of a Lender to exceed such Lender’s Canadian Commitment, (b) without the consent of all Lenders, (i) no Overadvance shall be outstanding for more than sixty (60) days and (ii) after all Overadvances have been repaid, Funding Agent shall not make any additional Overadvance unless sixty (60) days or more have elapsed since the last date on which any Overadvance was outstanding and (c) Funding Agent shall be entitled to recover such funds, on demand from the applicable Borrower together with interest thereon for each day from the date such payment was due until the date such amount is paid to Funding Agent at the interest rate provided for in Section 2.06(h). Each Lender of the applicable Class shall be obligated to pay Funding Agent the amount of its Pro Rata Percentage of any such Overadvance, provided, that such Funding Agent is acting in accordance with the terms of this Section 10.10.
SECTION 10.11 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs Agents to enter into this Agreement and the other Loan Documents, including the Intercreditor Agreement. Each Lender agrees that any action taken by Agents or Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, including the Intercreditor Agreement, and the exercise by Agents or Required

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Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
SECTION 10.12 Release. Each Lender and each Issuer hereby releases each Agent acting on its behalf pursuant to the terms of this Agreement or any other Loan Document from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction on self-dealing).
SECTION 10.13 Acknowledgment of Security Trust Deed. Each Lender acknowledges the terms of the Security Trust Deed and, in particular, the terms, basis and limitation on which the Collateral Agent holds the “Transaction Security” (as defined therein) and specifically agrees and accepts (i) such terms, basis and limitation; (ii) that the Collateral Agent shall, as trustee, have only those duties, obligations and responsibilities expressly specified in the Security Trust Deed; (iii) the limitation and exclusion of the Collateral Agent’s liability as set out therein; and (iv) all other provisions of the Security Trust Deed as if it were a party thereto.
ARTICLE XI.
MISCELLANEOUS
SECTION 11.01 Notices.
     (a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
     (i) if to any Loan Party, to Administrative Borrower at:
Novelis Inc.
3399 Peachtree Road NE, Suite 1500
Atlanta, GA 30326
Attention: Orville Lunking, Treasurer
Telecopier No.: 404-814-4200
Email: orville.lunking@novelis.com
     with a copy to:
Novelis Inc.
3399 Peachtree Road NE, Suite 1500
Atlanta, GA 30326
Attention: Leslie J. Parrette, Jr.
Telecopier No.: 404-814-4272
Email: les.parrette@novelis.com

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if to the Funding Agent or the Collateral Agent, to it at:
LaSalle Business Credit, LLC
135 South LaSalle Street, Suite 425
Chicago, IL 60603
Attention: Account Officer
Telecopier No.: 312-904-6450
     with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive, Suite 2100
Chicago, IL 60606
Attention: Seth E. Jacobson
Telecopier No.: (312) 407-8511
Phone No.: (312) 407-0889
     (ii) if to the U.S. Swingline Lender, to it at:
ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 425
Chicago, IL 60603
Attention: Account Officer
Telecopier No.: 312-904-6450
     with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive, Suite 2100
Chicago, IL 60606
Attention: Seth E. Jacobson
Telecopier No.: (312) 407-8511
Phone No.: (312) 407-0889
     (iii) if to the U.S. Issuing Bank, to it at:
ABN AMRO Bank N.V.
540 West Madison, 26th Floor
Chicago, IL 60661
Attention: Trade Services
Telecopier No.: 312-780-0828

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     with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive, Suite 2100
Chicago, IL 60606
Attention: Seth E. Jacobson
Telecopier No.: (312) 407-8511
Phone No.: (312) 407-0889
     (iv) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire;
     (v) if to the Canadian Funding Agent or Canadian Issuing Bank, to it at:
ABN AMRO Bank N.V.
79 Wellington Street West
TD Waterhouse Tower, 15th Floor
Toronto, ON M5K 1G8
Canada
     for commitments, covenants, extensions of maturity dates, and general matters:
Attention: Daniel Cabrera
Telecopier No.: (416) 367-7937
     for financial information and reporting:
Attention: Daniel Cabrera and Phoebe Kokulakanthan
Telecopier No.: (416) 367-7937
     for loans, interest and fees:
Attention: Carole Floyd
Telecopier No.: (312) 601-3610
Attention: Loan Administration
Telecopier No.: (416) 367-1485
     In each case with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive, Suite 2100
Chicago, IL 60606
Attention: Seth E. Jacobson
Telecopier No.: (312) 407-8511
Phone No.: (312) 407-0889
     (vi) if to the European Issuing Bank, to it at:

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ABN AMRO Bank N.V., Zurich Branch
Beethovenstrasse 33
P.O. Box 2065
CH-8022 Zurich
Switzerland
Attention: Margot Kuesters and Annette Schmid
Telecopier No.: +41 44 631 41 80
     with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive, Suite 2100
Chicago, IL 60606
Attention: Seth E. Jacobson
Telecopier No.: (312) 407-8511
Phone No.: (312) 407-0889
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Funding Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to ARTICLE II if such Lender or Issuing Bank, as applicable, has notified the Funding Agent that it is incapable of receiving notices under such Article by electronic communication. The Funding Agent, the Collateral Agent or Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Funding Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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     (c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
     (d) Posting. Each Loan Party hereby agrees that it will provide to the Funding Agent all information, documents and other materials that it is obligated to furnish to the Funding Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Funding Agent at peter.walther@abnamro.com or at such other e-mail address(es) provided to Administrative Borrower from time to time or in such other form, including hard copy delivery thereof, as the Funding Agent shall reasonably require. Nothing in this Section 11.01(d) shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.
     To the extent consented to by the Funding Agent from time to time, Funding Agent agrees that receipt of the Communications by the Funding Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Funding Agent for purposes of the Loan Documents; provided that Administrative Borrower shall also deliver to the Funding Agent an executed original of each Compliance Certificate and an executed copy (which may be by pdf or similar electronic transmission) of each notice or request of the type described in clauses (i) through (iv) of paragraph (d) above required to be delivered hereunder.
     Each Loan Party further agrees that Funding Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Funding Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Funding Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.

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SECTION 11.02 Waivers; Amendment.
     (a) Generally. No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 11.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
     (b) Required Consents. Subject to the terms of the Intercreditor Agreement and to Section 11.02(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or by the Funding Agent with the written consent of the Required Lenders) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Funding Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:
          (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);
          (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(f)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;
          (iii) (A) change the scheduled final maturity of any Loan, (B) postpone the date for payment of any Reimbursement Obligation or any interest or fees payable hereunder, (C) change the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(f)), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Final Maturity Date, in any case, without the written consent of each Lender directly affected thereby;

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          (iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;
          (v) permit the assignment or delegation by any Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;
          (vi) except pursuant to the Intercreditor Agreement, release Holdings or all or substantially all of the Subsidiary Guarantors from their Guarantees (except as expressly provided in this Agreement or as otherwise expressly provided by any such Guarantee), or limit their liability in respect of such Guarantees, without the written consent of each Lender;
          (vii) except pursuant to the Intercreditor Agreement or the express terms hereof, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of a material portion of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Classes of Loans or increases in the Loans consented to by the Required Lenders or additional Classes of Loans or increases in the Loans pursuant to Section 2.23 may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents;
          (viii) change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Section 2.02(a), Section 2.17(g) and Section 2.18(d), without the written consent of each Lender directly affected thereby (it being understood that additional Classes of Loans or Loans pursuant to Section 2.23 or consented to by the Required Lenders may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents) and may share payments and setoffs ratably with other Loans);
          (ix) change any provision of this Section 11.02(b), (c), or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans or Loans pursuant to Section 2.23 or consented to by the Required Lenders);
          (x) change the percentage set forth in the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;
          (xi) change the application of payments as among or between Classes under Section 2.10(h), Section 8.03 or Section 9.01(e) without the written consent of the Required Class Lenders of each Class that is being allocated a lesser prepayment as a result thereof (it being understood that the Required Lenders may waive, in whole or in part, any prepayment so

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long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not changed and, if additional Loans or Classes of Loans under this Agreement consented to by the Required Lenders or additional Loans pursuant to Section 2.23 are made, such new loans may be included on a pro rata basis in the various payments required pursuant to Section 2.10(h), Section 8.03, and Section 9.01(e));
          (xii) change or waive any provision of ARTICLE X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;
          (xiii) change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Funding Agent and each relevant Issuing Bank;
          (xiv) change or waive any provision hereof relating to Swingline Loans (including the definition of “European Swingline Commitment”), without the written consent of each relevant Swingline Lender; or
          (xv) change the criteria set forth in the definitions of “Eligible Accounts” or “Eligible Inventory” or increase the applicable advance rates which, in either case, has the effect of making more credit available without the written consent of the Supermajority Lenders.
provided, further, that
     (1) any waiver, amendment or modification prior to the completion of the primary syndication of the Commitments and Loans (as determined by the Arrangers) may not be effected without the written consent of the Arrangers; and
     (2) any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Funding Agent, the Term Loan Collateral Agent and the Term Loan Administrative Agent (in each case with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents).
     (c) Collateral. Without the consent of any other person, the applicable Loan Party or Parties and the Funding Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.
     (d) Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section

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11.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, upon notice by the Administrative Borrower to such Lender and the Funding Agent, to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination. Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Funding Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Funding Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.
     (e) Holdings Amalgamation and Increased Commitments. Notwithstanding the foregoing, the Funding Agent and the Borrowers (without the consent of any Lenders) may amend or amend and restate this Agreement and the Loan Documents if necessary or advisable in connection with or to effectuate (i) the Permitted Holdings Amalgamation and (ii) any increase in Commitments contemplated by Section 2.23.
SECTION 11.03 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Administrative Borrower shall pay or cause the applicable Loan Party to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent, the Funding Agent, the Canadian Funding Agent, the Collateral Agent, the Arrangers, and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Canadian Administrative Agent, the Funding Agent, the Canadian Funding Agent, and/or the Collateral Agent, expenses incurred in connection with due diligence, inventory appraisal and collateral audit and reporting fees, travel, courier, reproduction, printing and delivery expenses, and the obtaining and maintaining of CUSIP numbers for the Loans) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, including any Inventory Appraisal, or in connection with any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent, the Funding Agent, the Canadian Funding Agent, the Collateral Agent, any Lender, the Issuing Bank or any Receiver (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Canadian Administrative Agent, the Funding Agent, the Canadian Funding Agent, the Collateral Agent, any Lender, the Issuing Bank or any Receiver), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights

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under this Section 11.03, (B) in enforcing, preserving and protecting, or attempting to enforce, preserve or protect its interests in the Collateral or (C) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.
     (b) Indemnification by Borrower. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), the Canadian Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), the Funding Agent (and any sub-agent thereof), the Canadian Funding Agent (and any sub-agent thereof), each Lender and Receiver and the Issuing Bank, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all reasonable out-of-pocket losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES, AND THE LOAN PARTIES AGREE, THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE.

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     (c) Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 11.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), Canadian Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Funding Agent (or any sub-agent thereof), the Canadian Funding Agent (or any sub-agent thereof), the Issuing Bank, the Swingline Lender or any Receiver or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Canadian Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Funding Agent (or any such sub-agent), the Canadian Funding Agent (or any sub-agent thereof), the Issuing Bank, the Swingline Lender, such Receiver or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Canadian Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Funding Agent (or any such sub-agent), the Canadian Funding Agent (or any such sub-agent), the Swingline Lender, the Issuing Bank or the Receiver, in each case in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Canadian Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Funding Agent (or any such sub-agent), the Canadian Funding Agent (or any such sub-agent), the Swingline Lender, the Issuing Bank or the Receiver in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure and unused Commitments at the time.
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
     (e) Payments. All amounts due under this Section shall be payable not later than three (3) Business Days after demand therefor accompanied by reasonable particulars of amounts due.

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SECTION 11.04 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may (except as a result of a transaction expressly permitted by Section 6.05(c) or (e)) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Canadian Administrative Agent, the Collateral Agent, the Funding Agent, the Canadian Funding Agent, each Issuing Bank, each Swingline Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 11.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 11.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
          (i) except in the case of any assignment made in connection with the primary syndication of the Commitment and Loans by the Arrangers up to three (3) months after the Closing Date or an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Funding Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall be an integral multiple of $1.0 million and not less than $5.0 million, in the case of any assignment in respect of Revolving Loans and/or Revolving Commitments, unless each of the Funding Agent and, so long as no Event of Default has occurred and is continuing, Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis; and

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          (iii) the parties to each assignment shall execute and deliver to the Funding Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Funding Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Funding Agent pursuant to paragraph (c) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.06(j), Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 2.21, Section 7.10 and Section 11.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.04. In the event of a transfer by novation of all or part of its rights and obligations under this Agreement by a Lender, such Lender expressly reserves the rights, powers, privileges and actions that it enjoys under any Security Documents governed by French law in favor of its Eligible Assignee, in accordance with the provisions of article 1278 et seq. of the French Code civil.
     (c) Register. The Funding Agent, acting solely for this purpose as an agent of the Borrowers, shall, at all times while the Loans and LC Disbursements (or any of them) are outstanding, maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Funding Agent, the Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank, the Collateral Agent, the Swingline Lender and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. The requirements of this Section 11.04(c) are intended to result in any and all Loans and LC Disbursements being in “registered form” for purposes of Section 871, Section 881 and any other applicable provision of the Code, and shall be interpreted and applied in a manner consistent therewith.
     (d) Participations. Except to the extent that participations are limited by Section 11.04(h), any Lender may at any time, without the consent of, or notice to, any Borrower (other than Swiss Borrower to the extent provided in Section 11.04(h)), the Funding Agent, the Issuing Bank or the Swingline Lender, sell participations to any person (other than a natural person or any Borrower, any of any Borrower’s or any other Company’s Affiliates or

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Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Loan Party, the Funding Agent and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.06(j), Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 2.21, and Section 7.10 (subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to such sections (as applicable) as though it were a Lender.
     (e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.06(j), Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 2.21, and Section 7.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Administrative Borrower’s prior written consent.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of any Loan Party or the Funding Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in

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Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     (h) Successors and Assigns of a Loan to Swiss Borrower.
               (i) Notwithstanding anything in Sections 11.04(a) — (g), but only so long as no Event of Default shall have occurred and is continuing, no assignment or transfer of all or a portion of any Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans at the time owing to it, and including assignment by way of security, novation or sub-participations) to a Swiss Non-Qualifying Bank shall be made without the prior written consent of the Swiss Borrower, except that such consent shall be given:
                    (1) if the transferee is an existing Lender; or
                    (2) if as a result of a change in Swiss Tax laws, a violation of the Ten Non-Bank Regulations and the Twenty Non-Bank Regulations no longer results in the imposition of Swiss stamp tax and/or Swiss withholding tax; or
                    (3) if the transfer is exclusively of Canadian Commitments, Canadian Revolving Loans and Canadian LC Exposure.
               (ii) Any Lender that enters into a participation or sub-participation in relation to its U.S./European Commitment or Loans in respect thereof shall ensure that, unless an Event of Default shall have occurred and is continuing:
                    (1) the terms of such participations or sub-participation agreement prohibit the participant or sub-participant from entering into further sub-participation agreements (in relation to the rights between it and such Lender) and transferring, assigning (including by way of security) or granting any interest over the participant or sub-participation agreement, except in each case to a person who is an existing Lender, but subject to the consent contained above in paragraph (i) of this Section 11.04(h);
                    (2) the identity of the participant or sub-participant is permitted to be disclosed to the Swiss Federal Tax Administration by the Swiss Borrower;
                    (3) the participant or sub-participant enters into a unilateral undertaking in favor of Swiss Borrower to abide by the terms included in the participations or sub-participation agreement to reflect this Section 11.04(h) and Section 2.21; and
                    (4) the terms of such participations or sub-participation agreement oblige the participant or sub-participant, in respect of any further sub-participation, assignment, transfer or grant, to include, mutatis mutandis, the provisions of this Section, including a requirement that any further sub-participant, assignee or grantee enters into such undertaking and abides by the terms of Section 2.21.
Notwithstanding the foregoing clauses (1) — (4), unless an Event of Default shall have occurred and is continuing, participations or sub-participations in relation to any Lender’s U.S./European Commitment or Loans in respect thereof are not permitted unless (x) such participant or sub-

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participant is a Swiss Qualifying Bank, (y) the Administrative Borrower consents to such participation or sub-participation or (z) the participation or sub-participation relates solely to Canadian Commitments, Canadian Revolving Loans and Canadian LC Exposure.
               (iii) For the avoidance of doubt, nothing in Subsection (ii) above restricts any Lender, participant or sub-participant from entering into any agreement with another person under which payments are made by reference to this Agreement or to any hereto related participation or sub-participation agreement (including without limitation credit default or total return swaps), provided such agreement is not treated as a sub-participation for the purposes of the Ten Non-Bank Regulations and the Twenty Non-Bank Regulations.
SECTION 11.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.06(j), Section 2.12, Section 2.14, Section 2.15, Section 2.16 , Section 2.21, Section 7.10 and ARTICLE X (other than Section 10.10) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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SECTION 11.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, any separate letter agreements with respect to fees payable to any Agent or the Arrangers, and any provisions of the Commitment Letter and the Fee Letter that are explicitly stated to survive the execution and delivery of this Agreement (which surviving obligations are hereby assumed by the Borrowers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Funding Agent and when the Funding Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
SECTION 11.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 11.08 Right of Setoff. Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Administrative Borrower and the Funding Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.09 Governing Law; Jurisdiction; Consent to Service of Process.

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     (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
     (b) Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Funding Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
     (c) Waiver of Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier, e-mail or other electronic communication) in Section 11.01. Each Loan Party hereby irrevocably designates, appoints and empowers CSC Corporation, 1133 Ave of the Americas, Suite 3100, New York, New York, 10036 (telephone no: 212-299-5600) (telecopy no: 212-299-5656) (electronic mail address: jbudhu@cscinfo.com) (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.
SECTION 11.10 Waiver of Jury Trial. Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any

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other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
SECTION 11.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 11.12 Treatment of Certain Information; Confidentiality. Each of Administrative Agent, the Canadian Administrative Agent, the Collateral Agent, the Funding Agent, the Canadian Funding Agent, each other Agent, each Lender, and each Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of Administrative Borrower or the applicable Loan Party or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Funding Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties. For purposes of this Section, “Information” means all information received from a Loan Party or any of its Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Funding Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by any Loan Party or any of their Subsidiaries. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.
SECTION 11.13 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Funding Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and the other Loan Parties, which information includes the name, address and tax identification number of the

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Borrowers and the other Loan Parties and other information regarding the Borrowers and the other Loan Parties that will allow such Lender or the Funding Agent, as applicable, to identify the Borrowers and the other Loan Parties in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Funding Agent.
SECTION 11.14 Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Interbank Rate to the date of repayment, shall have been received by such Lender.
SECTION 11.15 Lender Addendum. Each Lender to become a party to this Agreement on the date hereof shall do so by delivering to the Funding Agent a Lender Addendum duly executed by such Lender, the Administrative Borrower and the Funding Agent.
SECTION 11.16 Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
     (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
     (b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
     (d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
     (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
     (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

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SECTION 11.17 Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, each Lender acknowledges that the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by such Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall govern and control.
SECTION 11.18 Judgment Currency.
     (a) Each Loan Party’s obligations hereunder and under the other Loan Documents to make payments in the applicable Approved Currency (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Funding Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Funding Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent, and in the case of other currencies, the rate of exchange (as quoted by the Funding Agent or if the Funding Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Funding Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
     (c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
SECTION 11.19 Euro.
     (a) If at any time that an Alternate Currency Revolving Loan is outstanding, the relevant Alternate Currency (other than the euro) is fully replaced as the lawful currency of the country that issued such Alternate Currency (the “Issuing Country”) by the euro so that all payments are to be made in the Issuing Country in euros and not in the Alternate Currency previously the lawful currency of such country, then such Alternate Currency Revolving Loan

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shall be automatically converted into a Loan denominated in euros in a principal amount equal to the amount of euros into which the principal amount of such Alternate Currency Revolving Loan would be converted pursuant to law and thereafter no further Loans will be available in such Alternate Currency.
     (b) The Canadian Borrower shall, or shall cause the applicable Loan Party from time to time, at the request of any Lender accompanied by reasonably documented particulars thereof, pay to such Lender the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense, increased cost, reduction in any amount payable, reduction in the effective return of its capital, the decrease or delay in the payment of interest or any other return forgone by such Lender or its Affiliates as a result of the tax or currency exchange resulting from the introduction of, changeover to or operation of the euro in any applicable nation or eurocurrency market.
SECTION 11.20 Special Provisions Relating to Currencies Other Than Dollars and Canadian Dollars.
     (a) All funds to be made available to Funding Agent pursuant to this Agreement in euros, Swiss francs or GBP shall be made available to Funding Agent in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial center in such Participating Member State (or in London) as Funding Agent shall from time to time nominate for this purpose.
     (b) In relation to the payment of any amount denominated in euros, Swiss francs or GBP, Funding Agent shall not be liable to any Loan Party or any of the Lenders for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by Funding Agent if Funding Agent shall have taken all relevant and necessary steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in euros, Swiss francs or GBP) to the account with the bank in the principal financial center in the Participating Member State which the Administrative Borrower or, as the case may be, any Lender shall have specified for such purpose. In this Section 11.20(b), “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as Funding Agent may from time to time determine for the purpose of clearing or settling payments of euros, Swiss francs or GBP. Furthermore, and without limiting the foregoing, Funding Agent shall not be liable to any Loan Party or any of the Lenders with respect to the foregoing matters in the absence of its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision or pursuant to a binding arbitration award or as otherwise agreed in writing by the affected parties).
SECTION 11.21 Abstract Acknowledgment of Indebtedness and Joint Creditorship.
     (a) Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally agrees and covenants with the Collateral Agent by way of an abstract acknowledgment of indebtedness (abstraktes Schuldversprechen) that it

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owes to the Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties, sums equal to, and in the currency of, each amount payable by such Loan Party to each of the Secured Parties under each of the Loan Documents and Treasury Services Agreements relating to any Secured Obligations, as and when that amount falls due for payment under the relevant Secured Debt Agreement or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting such Loan Party, to preserve its entitlement to be paid that amount.
     (b) Each Loan Party undertakes to pay to the Collateral Agent upon first written demand the amount payable by such Loan Party to each of the Secured Parties under each of the Secured Debt Agreements as such amount has become due and payable.
     (c) The Collateral Agent has the independent right to demand and receive full or partial payment of the amounts payable by each Loan Party under this Section 11.21, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting such Loan Party, to preserve their entitlement to be paid those amounts.
     (d) Any amount due and payable by a Loan Party to the Collateral Agent under this Section 11.21 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Secured Debt Agreements and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 11.21; provided that no Loan Party may consider its obligations towards a Secured Party to be so discharged by virtue of any set-off, counterclaim or similar defense that it may invoke vis-à-vis the Collateral Agent.
     (e) The rights of the Secured Parties (other than the Collateral Agent) to receive payment of amounts payable by each Loan Party under the Secured Debt Agreements are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 11.21.
     (f) In addition, but without prejudice to the foregoing, the Collateral Agent shall be the joint creditor (together with the relevant Secured Parties) of all obligations of each Loan Party towards each of the Secured Parties under the Secured Debt Agreements.
SECTION 11.22 Special Appointment of Collateral Agent for German Security.
     (a) (i) Each Lender that is or will become party to this Agreement hereby appoints the Collateral Agent as trustee (Treuhaender) and administrator for the purpose of holding on trust (Treuhand), administering, enforcing and releasing the German Security (as defined below) for the Secured Parties, (ii) the Collateral Agent accepts its appointment as a trustee and administrator of the German Security on the terms and subject to the conditions set out in this Agreement and (iii) the Lenders, the Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Lender shall exercise any

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independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.
     (b) To the extent possible, the Collateral Agent shall hold and administer any German Security which is security assigned, transferred or pledged under German law to it as a trustee for the benefit of the Secured Parties, where “German Security” means the assets which are the subject of a security document which is governed by German law.
     (c) Each Lender hereby authorizes and instructs the Collateral Agent (with the right of sub delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of the Secured Parties. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security.
     (d) The Lenders and the Collateral Agent agree that all rights and claims constituted by the abstract acknowledgment of indebtedness pursuant to this Section 11.22 and all proceeds held by the Collateral Agent pursuant to or in connection with such abstract acknowledgment of indebtedness are held by the Collateral Agent with effect from the date of such abstract acknowledgment of indebtedness in trust for the Secured Parties and will be administered in accordance with the Loan Documents and Treasury Services Agreements relating to any Secured Obligations. The Secured Parties and the Collateral Agent agree further that the respective Loan Party’s obligations under such abstract acknowledgment of indebtedness shall not increase the total amount of the Secured Obligations (as defined in the respective agreement governing German Security) and shall not result in any additional liability of any of the Loan Parties or otherwise prejudice the rights of any of the Loan Parties. Accordingly, payment of the obligations under such abstract acknowledgment of indebtedness shall, to the same extent, discharge the corresponding Secured Obligations and vice versa.
SECTION 11.23 Special Appointment of Funding Agent in Relation to South Korea.
     (a) Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Funding Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Loan Party to each of the Secured Parties under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve its entitlement to be paid that amount.
     (b) The Funding Agent shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 11.23, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve their entitlement to be paid those amounts.

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     (c) Any amount due and payable by a Loan Party to the Funding Agent under this Section 11.23 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Funding Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 11.23.
     (d) Subject to paragraph (c) above, the rights of the Secured Parties (in each case, other than the Funding Agent) to receive payment of amounts payable by each Loan Party under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Funding Agent to receive payment under this Section 11.23.
SECTION 11.24 Designation of Collateral Agent under Civil Code of Quebec. Each of the parties hereto (including each Lender, acting for itself and on behalf of each of its Affiliates which are or become Secured Parties from time to time) confirms the appointment and designation of the Collateral Agent (or any successor thereto) as the person holding the power of attorney (fondé de pouvoir) within the meaning of Article 2692 of the Civil Code of Québec for the purposes of the hypothecary security to be granted by the Loan Parties or any one of them under the laws of the Province of Québec and, in such capacity, the Collateral Agent shall hold the hypothecs granted under the laws of the Province of Québec as such fondé de pouvoir in the exercise of the rights conferred thereunder. The execution by the Collateral Agent in its capacity as fondé de pouvoir prior to the date hereof of any document creating or evidencing any such hypothecs is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of the Act respecting the special powers of legal persons (Québec), the Collateral Agent may acquire and be the holder of any of the bonds secured by any such hypothec. Each future Secured Party, whether a Lender, an Issuer or a holder of any Secured Obligation, shall be deemed to have ratified and confirmed (for itself and on behalf of each of its Affiliates that are or become Secured Parties from time to time) the appointment of the Collateral Agent as fondé de pouvoir.
SECTION 11.25 Maximum Liability. Subject to Section 7.08 and Sections 7.11 to 7.14, it is the desire and intent of (i) each U.S. Borrower and each European Loan Party and the U.S./European Lenders, and (ii) each Canadian Loan Party and the Canadian Lenders, that, in each case, their respective liability shall be enforced against each U.S. Borrower, European Loan Party or Canadian Loan Party, as applicable, to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. If, however, and to the extent that, the obligations of any U.S. Borrower, European Loan Party or Canadian Loan Party under any Loan Document shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of such U.S. Borrower’s obligations (in the case of any invalidity or unenforceability with respect to a U.S. Borrower’s obligations), Canadian Loan Party’s obligations (in the case of any invalidity or unenforceability with respect to a Canadian Loan Party’s obligations) or European Loan Party’s obligations (in the case of any invalidity or unenforceability with respect to a European Loan Party’s obligations) under the Loan Documents

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shall be deemed to be reduced and such U.S. Borrower, European Loan Party or Canadian Loan Party, as applicable, shall pay the maximum amount of the Secured Obligations which would be permissible under applicable law.
ARTICLE XII.
FOREIGN CURRENCY PARTICIPATIONS
SECTION 12.01 U.S./European Revolving Loans; Intra-Lender Issues.
     (a) Specified Foreign Currency Participations. Notwithstanding anything to the contrary contained herein, all U.S./European Revolving Loans that are denominated in a Specified Foreign Currency (each, a “Specified Foreign Currency Loan”) shall be made solely by the U.S./European Lenders (including LaSalle Bank N.A.) who are not Participating Specified Foreign Currency Lenders (as defined below). Each U.S./European Lender acceptable to LaSalle Bank N.A. that does not have Specified Foreign Currency Funding Capacity (a “Participating Specified Foreign Currency Lender”) shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from LaSalle Bank N.A., and LaSalle Bank N.A. shall sell and be deemed to sell to each such Participating Specified Foreign Currency Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Specified Foreign Currency Participation”) in each U.S./European Revolving Loan which is a Specified Foreign Currency Loan funded by LaSalle Bank N.A. in an amount equal to such Participating Specified Foreign Currency Lender’s U.S./European Percentage of the Borrowing that includes such U.S./European Revolving Loan. Such purchase and sale of a Specified Foreign Currency Participation shall be deemed to occur automatically upon the making of a Specified Foreign Currency Loan by LaSalle Bank N.A., without any further notice to any Participating Specified Foreign Currency Lender. The purchase price payable by each Participating Specified Foreign Currency Lender to LaSalle Bank N.A. for each Specified Foreign Currency Participation purchased by it from LaSalle Bank N.A. shall be equal to 100% of the principal amount of such Specified Foreign Currency Participation (i.e., the product of (i) the amount of the Borrowing that includes the relevant U.S./European Revolving Loan and (ii) such Participating Specified Foreign Currency Lender’s U.S./European Percentage), and such purchase price shall be payable by each Participating Specified Foreign Currency Lender to LaSalle Bank N.A. in accordance with the settlement procedure set forth in Section 12.02 below. LaSalle Bank N.A. and the Funding Agent shall record on their books the amount of the U.S./European Revolving Loans made by LaSalle Bank N.A. and each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation and Funded Specified Foreign Currency Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Specified Foreign Currency Lender pursuant to this Section 12.01.
SECTION 12.02 Settlement Procedure for Specified Foreign Currency Participations. Each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation in the Specified Foreign Currency Loans shall be in an amount equal to its U.S./European Percentage of all such Specified Foreign Currency Loans. However, in order to facilitate the administration of the Specified Foreign Currency Loans made by LaSalle Bank

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N.A. and the Specified Foreign Currency Participations, settlement among LaSalle Bank N.A. and the Participating Specified Foreign Currency Lenders with regard to the Participating Specified Foreign Currency Lenders’ Specified Foreign Currency Participations shall take place in accordance with the following provisions:
          (i) LaSalle Bank N.A. and the Participating Specified Foreign Currency Lenders shall settle (a “Specified Foreign Currency Participation Settlement”) by payments in respect of the Specified Foreign Currency Participations as follows: So long as any Specified Foreign Currency Loans are outstanding, Specified Foreign Currency Participation Settlements shall be effected upon the request of LaSalle Bank N.A. through the Funding Agent on such Business Days as requested by LaSalle Bank N.A. and as the Funding Agent shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Specified Foreign Currency Lender requesting such Specified Foreign Currency Participation Settlement (each such date on which a Specified Foreign Currency Participation Settlement occurs herein called a “Specified Foreign Currency Participation Settlement Date”), such notice to be delivered no later than 2:00 p.m. (Chicago time) at least one Business Day prior to the requested Specified Foreign Currency Participation Settlement Date; provided that LaSalle Bank N.A. shall have the option but not the obligation to request a Specified Foreign Currency Participation Settlement Date and, in any event, shall not request a Specified Foreign Currency Participation Settlement Date prior to the occurrence of an Event of Default; provided further, that if (x) such Event of Default is cured or waived in writing in accordance with the terms hereof, (y) no Obligations have yet been declared due and payable under Article 8 (or a rescission has occurred under Section 8.02) and (z) the Funding Agent has actual knowledge of such cure or waiver, all prior to the Funding Agent’s giving notice to the Participating Specified Foreign Currency Lenders of the first Specified Foreign Currency Participation Settlement Date under this Agreement, then the Funding Agent shall not give notice to the Participating Specified Foreign Currency Lenders of a Specified Foreign Currency Participation Settlement Date based upon such cured or waived Event of Default. If on any Specified Foreign Currency Participation Settlement Date the total principal amount of the Specified Foreign Currency Loans made or deemed made by LaSalle Bank N.A. during the period ending on (but excluding) such Specified Foreign Currency Participation Settlement Date and commencing on (and including) the immediately preceding Specified Foreign Currency Participation Settlement Date (or the Closing Date in the case of the period ending on the first Specified Foreign Currency Participation Settlement Date) (each such period herein called a “Specified Foreign Currency Participation Settlement Period”) is greater than the principal amount of Specified Foreign Currency Loans repaid during such Specified Foreign Currency Participation Settlement Period to LaSalle Bank N.A., each Participating Specified Foreign Currency Lender shall pay to LaSalle Bank N.A. (through the Funding Agent), no later than 11:00 a.m. (Chicago time) on such Specified Foreign Currency Participation Settlement Date, an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of the amount of such excess. If in any Specified Foreign Currency Participation Settlement Period the outstanding principal amount of the Specified Foreign Currency Loans repaid to LaSalle Bank N.A. in such period exceeds the total principal amount of the Specified Foreign Currency Loans made or deemed made by LaSalle Bank N.A. during such period, LaSalle Bank N.A. shall pay to each Participating Specified Foreign Currency Lender (through the Funding Agent) on such Specified Foreign Currency Participation Settlement Date an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of such excess. Specified Foreign Currency Participation Settlements in respect of

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Specified Foreign Currency Loans shall be made in the respective Approved Currency in which such Specified Foreign Currency Loan was funded on the Specified Foreign Currency Participation Settlement Date for such Specified Foreign Currency Loans.
          (ii) If any Participating Specified Foreign Currency Lender fails to pay to LaSalle Bank N.A. on any Specified Foreign Currency Participation Settlement Date the full amount required to be paid by such Participating Specified Foreign Currency Lender to LaSalle Bank N.A. on such Specified Foreign Currency Participation Settlement Date in respect of such Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation (such Participating Specified Foreign Currency Lender’s “Specified Foreign Currency Participation Settlement Amount”) with LaSalle Bank N.A., LaSalle Bank N.A. shall be entitled to recover such unpaid amount from such Participating Specified Foreign Currency Lender, together with interest thereon (in the same respective currency or currencies as the relevant Specified Foreign Currency Loans) at the Base Rate plus 2.00%. Without limiting LaSalle Bank N.A.’s rights to recover from any Participating Specified Foreign Currency Lender any unpaid Specified Foreign Currency Participation Settlement Amount payable by such Participating Specified Foreign Currency Lender to LaSalle Bank N.A., the Funding Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Specified Foreign Currency Lender an amount equal to such Participating Specified Foreign Currency Lender’s unpaid Specified Foreign Currency Participation Settlement Amount owing to LaSalle Bank N.A. and apply such withheld amount to the payment of any unpaid Specified Foreign Currency Participation Settlement Amount owing by such Participating Specified Foreign Currency Lender to LaSalle Bank N.A.
          (iii) (a) A Participating Specified Foreign Currency Lender which has a Funded Specified Foreign Currency Participation shall be entitled to receive interest on such Funded Specified Foreign Currency Participation to the same extent as if such Specified Foreign Currency Lender was the direct holder of the portion of the Loan in which it purchased a Specified Foreign Currency Participation (it being agreed that, promptly upon the receipt by LaSalle Bank N.A. or any of its Affiliates of any interest in respect of any Loan in which a Participating Specified Foreign Currency Lender has a Funded Specified Foreign Currency Participation, LaSalle Bank N.A. will pay or cause to be paid to such Participating Foreign Currency Lender its ratable share of such interest in immediately available funds) and (b) for purposes of determining the Lenders comprising the “Required Lenders”, the “Required Class Lenders” and the “Supermajority Lenders” from and after the termination of the Commitments, (i) the Revolving Exposure of a Lender that is a Participating Specified Foreign Currency Lender shall be deemed to include the amount of the sum of each Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender and (ii) the amount of the Revolving Exposure of LaSalle Bank N.A. and its affiliates shall be reduced by an amount equal to the sum of each Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender.
          (iv) If any Specified Foreign Currency Loans convert to dollars pursuant to Section 2.09, a Specified Foreign Currency Participation Settlement Date shall be deemed to automatically occur on the date of such conversion and LaSalle Bank N.A. shall receive an amount expressed in the respective Alternate Currency immediately prior to such conversion.

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SECTION 12.03 Obligations Irrevocable. The obligations of each Participating Specified Foreign Currency Lender to purchase from LaSalle Bank N.A. a participation in each Specified Foreign Currency Loan made by LaSalle Bank N.A. and to make payments to LaSalle Bank N.A. with respect to such participation, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:
          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents or of any Loans, against the Borrowers or any other Loan Party;
          (ii) the existence of any claim, setoff, defense or other right which the Borrowers or any other Loan Party may have at any time against the Funding Agent, any Participating Specified Foreign Currency Lender, or any other Person, whether in connection with this Agreement, any Specified Foreign Currency Loans, the transactions contemplated herein or any unrelated transactions;
          (iii) any application or misapplication of any proceeds of any Specified Foreign Currency Loans;
          (iv) the surrender or impairment of any security for any Specified Foreign Currency Loans;
          (v) the occurrence of any Default or Event of Default;
          (vi) the commencement or pendency of any events specified in Section 8.01(g) or (h), in respect of the Borrowers, Holdings or any of its Subsidiaries or any other Person; or
          (vii) the failure to satisfy the applicable conditions precedent set forth in Article 4.
SECTION 12.04 Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower or any other Loan Party received by the Funding Agent with respect to any Specified Foreign Currency Loan made by LaSalle Bank N.A. is thereafter set aside, avoided or recovered from the Funding Agent in connection with any insolvency proceeding or due to any mistake of law or fact, each Participating Specified Foreign Currency Lender shall, upon written demand by the Funding Agent, pay to LaSalle Bank N.A. (through the Funding Agent) such Participating Specified Foreign Currency Lender’s U.S./European Percentage of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by LaSalle Bank N.A. or the Funding Agent upon the amount required to be repaid by it.
SECTION 12.05 Indemnification by Lenders. Each Participating Specified Foreign Currency Lender agrees to indemnify LaSalle Bank N.A. (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder or under any other Loan Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against LaSalle Bank N.A. in any way relating to or arising out of any Specified Foreign Currency Loans or any

236

action taken or omitted by LaSalle Bank N.A. in connection therewith; provided that no Participating Specified Foreign Currency Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of LaSalle Bank N.A. (as determined by a court of competent jurisdiction in a final non-appealable judgment). Without limiting the foregoing, each Participating Specified Foreign Currency Lender agrees to reimburse LaSalle Bank N.A. promptly upon demand for such Participating Specified Foreign Currency Lender’s ratable share of any costs or expenses payable by the Borrowers to LaSalle Bank N.A. in respect of the Specified Foreign Currency Loans to the extent that LaSalle Bank N.A. is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section 12.05 shall survive payment in full of all Specified Foreign Currency Loans.
SECTION 12.06 Specified Foreign Currency Loan Participation Fee. In consideration for each Participating Specified Foreign Currency Lender’s participation in the Specified Foreign Currency Loans made by LaSalle Bank N.A., LaSalle Bank N.A. agrees to pay to the Funding Agent for the account of each Participating Specified Foreign Currency Lender, as and when LaSalle Bank N.A. receives payment of interest on its Specified Foreign Currency Loans, a fee (the “Specified Foreign Currency Participation Fee”) at a rate per annum equal to the Applicable Margin on such Specified Foreign Currency Loans minus 0.25% on the unfunded Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender in such Specified Foreign Currency Loans of LaSalle Bank N.A. The Specified Foreign Currency Participation Fee in respect of any unfunded Specified Foreign Currency Participation in a Specified Foreign Currency Loan shall be payable to the Funding Agent in the Alternate Currency in which the respective Specified Foreign Currency Loan was funded when interest on such Specified Foreign Currency Loan is received by LaSalle Bank N.A. If LaSalle Bank N.A. does not receive payment in full of such interest, the Specified Foreign Currency Participation Fee in respect of the unfunded Specified Foreign Currency Participation in such Specified Foreign Currency Loans shall be reduced proportionately. Any amounts payable under this Section 12.06 by the Funding Agent to the Participating Specified Foreign Currency Lenders shall be paid in the Alternate Currency in which the respective Specified Foreign Currency Loan was funded (or, if different, the currency in which such interest payments are actually received).
[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NOVELIS INC., as Canadian Borrower

By:		/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Vice President and Treasurer

NOVELIS CORPORATION, as U.S. Borrower

By:		/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

NOVELIS PAE CORPORATION, as U.S. Borrower

By:		/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

NOVELIS FINANCES USA LLC, as U.S. Borrower

By:		/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

NOVELIS SOUTH AMERICA HOLDINGS LLC, as U.S. Borrower

By:	/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Vice President and Treasurer

ALUMINUM UPSTREAM HOLDINGS LLC, as U.S. Borrower

By:	/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Vice President and Treasurer

NOVELIS UK LTD, as U.K. Borrower

By:	/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

NOVELIS AG, as Swiss Borrower

By:	/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

NOVELIS CAST HOUSE TECHNOLOGY LTD., as Canadian Guarantor

By:	/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

4260848 CANADA INC., as Canadian Guarantor

By:	/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

4260856 CANADA INC., as Canadian Guarantor

By:	/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

NOVELIS NO. 1 LIMITED PARTNERSHIP, as Canadian Guarantor,

By:	4260848 CANADA INC.
Its:	General Partner

By:	/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

NOVELIS EUROPE HOLDINGS LIMITED., as U.K. Guarantor

By:	/s/ Orville Lunking

	Name:	Orville Lunking

	Title:	Authorized Signatory

NOVELIS DEUTSCHLAND GMBH, as German Guarantor

By:	/s/ Gottfried Weindl

	Name:	Gottfried Weindl

	Title:	Managing Director

NOVELIS SWITZERLAND SA, as Swiss Guarantor

By:	/s/ Orville Lunking

	Name:	Orville Lunking

	Title:	Authorized Signatory

NOVELIS TECHNOLOGY AG, as Swiss Guarantor

By:	/s/ Orville Lunking

	Name:	Orville Lunking

	Title:	Authorized Signatory

Present when the Common Seal of

NOVELIS ALUMINIUM HOLDING COMPANY,

was hereunto affixed in the presence of:

	Name:	/s/ Andreas Thiele

	Title:	Duly appointed attorney

	Name:	/s/ Eva Paus-Werdermann

	Title:	Assistant to Legal Counsel

NOVELIS DO BRASIL LTDA., as Brazilian Guarantor

By:		/s/ Tadeu Nardocci

	Name:	Antonio Tadeu Coelho Nardocci

	Title:	Presidente

By:		/s/ Alexandre Almeida

	Name:	Alexandre M. Almeida

	Title:	Director Financeiro

AV ALUMINUM INC., as Guarantor

By:		/s/ Orville Lunking

	Name:	Orville G. Lunking

	Title:	Authorized Signatory

ABN AMRO BANK N.V., as Administrative Agent, U.S./European Issuing Bank, Swingline Lender, Joint Lead Arranger, Joint Bookrunner and as Lender

By:		/s/ James Moyes

	Name:	James L. Moyes

	Title:	Managing Director

LASALLE BUSINESS CREDIT, LLC, as Collateral Agent and as Funding Agent

By:		/s/ Steve Friedlander

	Name:	Steve Friedlander

	Title:	S.V.P.

ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian Administrative Agent, Canadian Funding Agent, Canadian Issuing Bank and as Lender

By:		/s/ Lawrence Maloney

	Name:	Lawrence J. Maloney

	Title:	Country Executive

By:		/s/ Michael Quinn

	Name:	Michael D. Quinn

	Title:	Vice President

ABN AMRO INCORPORATED, as Joint Lead Arranger and Joint Bookmanager

By:		/s/ David Wood

	Name:	David Wood

	Title:	Managing Director

UBS SECURITIES LLC, as Syndication Agent

By:	/s/ Mary E. Evans

	Name:	Mary E. Evans

	Title:	Associate Director

By:	/s/ Irja R. Otsa

	Name:	Irja R. Otsa

	Title:	Associate Director

BANK OF AMERICA, N.A., as Documentation Agent

By:	/s/ Stephen Y. McGehee

	Name:	Stephen Y. McGehee

	Title:	Senior Vice President

NATIONAL CITY BUSINESS CREDIT, INC., as Documentation Agent

By:	/s/ Michael P. McNeirney

	Name:	Michael P. McNeirney

	Title:	Vice President

CIT BUSINESS CREDIT CANADA INC., as Documentation Agent

By:	/s/ Dennis McCluskey

	Name:	E. Dennis McCluskey

	Title:	President & CEO

By:	/s/ Darryl Lalach

	Name:	Darryl Lalach

	Title:	Treasurer & V.P. Operations

UBS SECURITIES LLC, as Joint Lead Arranger and Joint Bookmanager

By:	/s/ Mary E. Evans

	Name:	Mary E. Evans

	Title:	Associate Director

By:	/s/ David Julie

	Name:	David B. Julie

	Title:	Associate Director

Annex I
Applicable Margin

				Canadian
Average Quarterly Excess Availability	Eurocurrency	EURIBOR	ABR	Base Rate	BA Rate
Level I	1.00%	1.00%	(0.25%)	(0.25%)	1.00%
Greater than or equal to $575 million

Level II	1.25%	1.25%	0.00%	0.00%	1.25%
Less than $575 million and equal to or greater than $375 million

Level III	1.50%	1.50%	0.25%	0.25%	1.50%
Less than $375 million and equal to or greater than $175 million

Level IV	1.75%	1.75%	0.50%	0.50%	1.75%
Less than $175 million
     Each change in the Applicable Margin resulting from a change in Average Quarterly Excess Availability shall be effective with respect to all Loans and Letters of Credit outstanding on and after the first day of each fiscal quarter of the Canadian Borrower until the last day of each such fiscal quarter of the Canadian Borrower. Notwithstanding the foregoing, (i) Average Quarterly Excess Availability shall be deemed to be in Level II from the Closing Date to December 31, 2007, and (ii) Quarterly Excess Availability shall be deemed to be in Level IV at any time (A) any principal of or interest on any Loan or any fee or other amount payable by the Loan Parties hereunder has not been paid when due, whether at stated maturity, upon acceleration or otherwise and for so long as such amounts have not been paid, or (B) during the existence of an Event of Default of the type described in Section 8.01(g) or Section 8.01(h).

Annex II
Mandatory Cost Formula
     1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.
     2. On the first day of each Interest Period (or as soon as possible thereafter) the Funding Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Funding Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.
     3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Funding Agent. This percentage will be certified by that Lender in its notice to the Funding Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.
     4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Funding Agent as follows:
(a)	in relation to a GBP Denominated Loan:

AB + C(B – D) + E x 0.01	per cent. per annum

100 – (A + C)
(b)	in relation to a Loan in any currency other than GBP:

E x 0.01	per cent. per annum.

300
     Where:
     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.
     B is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.06(f)) payable for the relevant Interest Period on the Loan.
     C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Funding Agent (or such other bank as may be designated by the Funding Agent in consultation with Borrower) on interest bearing Special Deposits.
     E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Funding Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Funding Agent pursuant to paragraph 7 below and expressed in GBP per £1,000,000.
     5. For the purposes of this Schedule:
     (a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;
     (b) “Facility Office” means the office or offices notified by a Lender to the Funding Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement;
     (c) “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;
     (d) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);
     (e) “Reference Banks” means, in relation to each of the LIBOR Rate and the EURIBOR Rate and Mandatory Cost, the principal office in Chicago, Illinois of LaSalle Bank N.A., or such other bank or banks as may be designated by the Funding Agent in consultation with Borrower;
     (f) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules; and
     (g) “Unpaid Sum” means any sum due and payable but unpaid by any Loan Party under the Loan Documents.
     6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.
     7. If requested by the Funding Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Funding Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority

(calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in GBP per £1,000,000 of the Tariff Base of that Reference Bank.
     8. Each Lender shall supply any information required by the Funding Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:
     (a) the jurisdiction of its Facility Office; and
     (b) any other information that the Funding Agent may reasonably require for such purpose.
     Each Lender shall promptly notify the Funding Agent of any change to the information provided by it pursuant to this paragraph.
     9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Funding Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Funding Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.
     10. The Funding Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.
     11. The Funding Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.
     12. Any determination by the Funding Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.
     13. The Funding Agent may from time to time, after consultation with Borrower and the Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Annex II in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

Schedule 1.01(a)
Refinancing Indebtedness to Be Repaid

Company	Description	Bank Name	Issue Date	Due date	Amount

Novelis Inc.	Bond	N/A	February 3, 2005	February 3, 2015	US$841,000.00
Novelis Inc.	Revolving and Term Loans	Citibank as agent	January 10, 2005	January 10, 2012	US$290,647,096.00
Novelis Corporation	Revolving and Term Loans	Citibank as agent	January 10, 2005	January 10, 2012	US$873,672,511.50
Novelis AG	Revolving Loans	Citibank as agent	January 10, 2005	January 10, 2012	€16,052,177.32
Novelis Deutschland GmbH	Revolving Loans	Citibank as agent	January 10, 2005	January 10, 2012	€30,115,675.00

Novelis UK Ltd.	Revolving Loans	Citibank as agent	January 10, 2005	January 10, 2012	£19,509,581.69

Schedule 1.01(b)
Subsidiary Guarantors
▪	4260848 Canada Inc.

▪	4260856 Canada Inc.

▪	Aluminum Upstream Holdings LLC

▪	Novelis AG

▪	Novelis Aluminium Holding Company

▪	Novelis Cast House Technology Ltd.

▪	Novelis Corporation

▪	Novelis Deutschland GmbH

▪	Novelis do Brasil Ltda.

▪	Novelis Europe Holdings Limited

▪	Novelis Finances USA LLC

▪	Novelis Inc.

▪	Novelis No. 1 Limited Partnership

▪	Novelis PAE Corporation

▪	Novelis South America Holdings LLC

▪	Novelis Switzerland SA

▪	Novelis Technology AG

▪	Novelis UK Ltd.

Schedule 1.01(c)
Applicable Jurisdiction Requirements
1. No later than 30 days (or such longer period as to which the Funding Agent may agree) following the date that the Funding Agent gives notice to the Administrative Borrower requiring compliance with the requirements set forth in Section 1690 of the French Civil Code in respect of Accounts governed by the laws of France or owed by Account Debtors located in France, the Funding Agent shall (a) be satisfied that the applicable Borrowers and Borrowing Base Guarantors shall have complied with such requirements or (b) have received an opinion (from a firm satisfactory to the Funding Agent in form and substance satisfactory to the Funding Agent addressing such matters a the Funding Agent may reasonably request) that includes a conclusion to the effect that the Accounts have been duly assigned and are beyond the reach of any assignor’s creditors irrespective of compliance with such notice requirements of the French Civil Code.
2. To the extent requested by the Funding Agent or the Collateral Agent, notification to and, if required, consent from such Account Debtors located in such jurisdictions or whose Accounts are governed by the law of such jurisdictions, as may be requested from time to time.

Schedule 1.01(d)
Specified Account Debtors

Company	Concentration Limit
▪ Anheuser-Busch Inc.	30%

▪ Rexam Beverage Can Company	30%

▪ Ball Metal Beverage Container Corp.	20%

Schedule 1.01(e)
Excluded Collateral Subsidiaries
▪	Al Dotcom Sdn Berhad

▪	Alcom Nikkei Specialty Coatings Sdn Berhad

▪	Albrasilis Aluminio do Brasil Indústria e Comércio Ltda.

▪	Eurofoil, Inc.

▪	Isytec GmbH i.L.

▪	Novelis Aluminium Beteiligungs GmbH

▪	Novelis Automotive UK Ltd.

▪	Novelis Belgique SA

▪	Novelis Benelux N.V.

▪	Novelis de Mexico, S.A. de C.V.

▪	Novelis Laminés France SAS

▪	Novelis Luxembourg SA

▪	Novelis PAE SAS

▪	Novelis Sweden AB

Schedule 1.01(f)
Immaterial Subsidiaries
▪	Al Dotcom Sdn Berhad

▪	Alcom Nikkei Specialty Coatings Sdn Berhad

▪	Albrasilis Aluminio do Brasil Indústria e Comércio Ltda.

▪	Aluminum Company of Malaysia Berhad

▪	Eurofoil, Inc.

▪	Isytec GmbH i.L.

▪	Novelis Aluminium Beteiligungs GmbH

▪	Novelis Automotive UK Ltd.

▪	Novelis Belgique SA

▪	Novelis Benelux N.V.

▪	Novelis de Mexico, S.A. de C.V.

▪	Novelis Italia S.p.A.

▪	Novelis Laminés France SAS

▪	Novelis PAE SAS

▪	Novelis Sweden AB

Schedule 1.01(g)
Specified Holders
ADITYA BIRLA NUVO LIMITED
BIRLA GROUP HOLDINGS PRIVATE LIMITED
BIRLA INSTITUTE OF TECHNOLOGY AND SCIENCE
GLOBAL HOLDINGS PRIVATE LIMITED
GRASIM INDUSTRIES LTD
HERITAGE HOUSING FINANCE LIMITED
IGH HOLDINGS PRIVATE LIMITED
MANAV INVESTMENT & TRADING CO. LTD.
MANGALAM SERVICES LIMITED
PILANI INVESTMENT & IND. CORP. LTD.
TGS INVESTMENT AND TRADE PRIVATE LIMITED
TRAPTI TRADING & INVESTMENTS PVT LTD
TRUSTEE
TURQUOISE INVESTMENT AND FINANCE P LIMITED
UMANG COMM. CO. LTD
ADITYA VIKRAM KUMAR MANGALAM BIRLA HUF
KUMAR MANGALAM BIRLA
KUMAR MANGALAM BIRLA F & N G OF ANANYASHREE BIRLA
KUMAR MANGALAM BIRLA KARTA OF AVKM BIRLA HUF
NEERJA BIRLA
RAJASHREE BIRLA
VASAVADATTA BAJAJ
In addition, any persons Controlled by the persons listed above shall also constitute a Specified Holder or so long as such person is Controlled by a Specified Holder.
Notwithstanding the foregoing if Control of any of the persons listed above (an “Original Holder”) changes such that any such person ceases to be directly or indirectly Controlled by the same persons which Control such persons as of the Closing Date (other than another person which is a Specified Holder after giving effect to this sentence), such Original Holder shall cease to constitute a Specified Holder

Schedule 1.01(h)
Participating Foreign Currency Lenders
Wachovia Bank, N.A.
Wells Fargo Foothill, LLC
State Of California Public Employees’ Retirement System (Calpers)
UPS Capital Corporation

Schedule 1.01(i)
Agent’s Account
(a) (i) with respect to the Lenders’ obligations to fund, settle or purchase participations in Dollar Denominated Loans in respect of their respective U.S./European Commitments, the account of LaSalle Business Credit, LLC, Account No. 5800333386 at LaSalle Bank N.A., ABA Routing No. 071000505, reference Novelis,
(ii) with respect to the Canadian Lenders’ obligations to fund, settle or purchase participations in Dollar Denominated Loans in respect of their respective Canadian Commitments, the account of ABN AMRO Bank N.V., Canada, Account No. 673001195941 at ABN AMRO Bank New York, ABA Routing No. 026009580, Swift Code ABNAUS33, reference ABL Loan — Novelis,
(iii) with respect to the Lenders’ obligations to fund, settle or purchase participations in Canadian Dollar Denominated Loans in respect of their respective Canadian Commitments, the account of ABN AMRO Bank N.V., Canada, Account No. 071720001115 at Royal Bank of Canada, Toronto, Swift Code ROYCCAT2, reference ABL Loan — Novelis (450813186911),
(iv) with respect to the Lenders’ obligations to fund, settle or purchase participations in Euro Denominated Loans in respect of their respective U.S./European Commitments, the account of ABN AMRO Bank, Chicago, Account No. NL22ABNA0540433918 at ABNAMRO Bank, Amsterdam, Swift Code ABNANL2A, reference ABL Loan — Novelis, and
(v) with respect to the Lenders’ obligations to fund, settle or purchase participations in GBP Denominated Loans in respect of their respective U.S./European Commitments, the account of ABN AMRO Bank, Chicago, Account No. GB71ABNA40503000909904 at ABN AMRO Bank, London, Sort CODE 40-50-30, Swift Code ABNAGB2L, reference ABL Loan — Novelis;
(b) (i) with respect to the Borrowers’ obligations to make payments in respect of U.S./European Revolving Loans in Dollars, the Funding Agent’s Account No. 2321122 at LaSalle Bank N.A., ABA Routing No. 071000505, Swift Code LASLUS44, reference Novelis,
(ii) with respect to the Borrowers’ obligations to make payments in respect of Canadian Revolving Loans in Canadian Dollars, the Canadian Funding Agent’s Account No. 071720001115 at Royal Bank of Canada, Swift ID ROYCCAT2, Swift Code ABNACATT, reference Novelis Inc. & a/c number 450813186911,
(iii) with respect to the Borrowers’ obligations to make payments in respect of Canadian Revolving Loans in Dollars, the Canadian Funding Agent’s Account No. 673001195941 at ABN AMRO Bank N.V., ABA Routing No. 026009580, Swift Code ABNAUS33, reference Novelis Inc.,
(iv) with respect to the Borrowers’ obligations to make payments in respect of U.S./European Revolving Loans in GBP, the account of ABN AMRO Bank, Chicago, Account No.

1

GB71ABNA40503000909904 at ABN AMRO Bank, London, Sort CODE 40-50-30, Swift Code ABNAGB2L, reference ABL Loan — Novelis,
(v) with respect to the Borrowers’ obligations to make payments in respect of U.S./European Revolving Loans in Euros, the account of ABN AMRO Bank, Chicago, Account No. NL22ABNA0540433918 at ABNAMRO Bank, Amsterdam, Swift Code ABNANL2A, reference ABL Loan — Novelis, and
(vi) with respect to the Borrowers’ obligations to make payments in respect of European Swingline Loans in CHF, an account to be identified by notice to the Administrative Borrower;
or, in each case, such other account as is specified from time to time by the Funding Agent in a notice to the Administrative Borrower or, in the case of payments by the Lenders, notice to the Lenders.

2

Schedule 2.18
Existing Letters of Credit

Entity	Bank	Benificiary	Expiry date	Currency	Amount	Amount(USD)
Novelis Inc	CITI	Kingston	February 28, 2008	CAD	573,137	$541,871
Novelis Inc	National city	Atlanta Property of GA	March 1, 2008	USD	200,000	$200,000
Novelis Corp.	National city	Liberty Mutual	January 1, 2008	USD	2,048,347	$2,048,347
Novelis Corp.	National city	Zurich Insurance	July 21, 2007	USD	10,134,786	$10,134,786
Novelis Corp.	National city	Commonwealth of Kentucky	May 29, 2008	USD	1,152,377	$1,152,377
Novelis Corp.	National city	Pennyrile Rural Electric Cooperative	May 29, 2008	USD	47,275	$47,275
Novelis Deutschland GmbH	CITI	Sistem Teknik	July 3, 2007	EUR	17,750	$24,126
Novelis Deutschland GmbH	CITI	Mechaterm International Ltd.	July 30, 2007	GBP	33,600	$67,526
Novelis Deutschland GmbH	CITI	Bharat Aluminum Company Ltd.	August 6, 2007	EUR	553,461	$752,264
Novelis Deutschland GmbH	CITI	Lanzhou Aluminum Co Ltd	September 13, 2007	EUR	73,000	$99,222
Novelis Deutschland GmbH	CITI	Lanzhou Aluminum Co Ltd	July 15, 2007	EUR	73,000	$99,222
Novelis Deutschland GmbH	CITI	Chalco Henan International Trading Co. Ltd.	September 30, 2007	USD	446,350	$446,350
Novelis Deutschland GmbH	CITI	China Aluminium International Trading Co. Ltd.	August 25, 2007	EUR	71,600	$97,319
Novelis Deutschland GmbH	CITI	Open-end Joint Stock Company Sibirsko-Urals	February 28, 2008	EUR	905,800	$1,231,163
Novelis Deutschland GmbH	CITI	Open-end Joint Stock Company Sibirsko-Urals	February 28, 2008	EUR	1,358,700	$1,846,745
Novelis Deutschland GmbH	CITI	Assan Aluminyum Sanayi Ve Ticaret	August 16, 2008	EUR	1,650,000	$2,242,680
Novelis Deutschland GmbH	CITI	Assan Aluminyum Sanayi Ve Ticaret	December 31, 2008	EUR	324,000	$440,381

Entity	Bank	Beneficiary	Expiry date	Currency	Amount	Amount(USD)
Novelis Deutschland GmbH	CITI	Aluminum Konin — Impexmetal S.A.	October 15, 2007	EUR	61,500	$83,591
Novelis Deutschland GmbH	CITI	Aluminum of Greece S.A.	November 29, 2007	EUR	32,820	$44,609
Novelis Deutschland GmbH	CITI	Hydro Aluminium Deutschland GmbH	July 31, 2007	EUR	95,500	$129,804
Novelis Deutschland GmbH	CITI	SC ALRO SA	May 24, 2008	EUR	32,000	$43,494
Novelis Deutschland GmbH	Commerzbank	CEGEDEL SA	December 31, 2007	EUR	839,000	$1,140,369
Novelis Deutschland GmbH	Commerzbank	Kramer Verwaltungs GmbH&Co. KG	March 20, 2008	EUR	4,893	$6,651
Novelis Deutschland GmbH	Commerzbank	Hauptzollamt Braunschweig	March 1, 2008	EUR	400,000	$543,680
Novelis Deutschland GmbH	Commerzbank	China CNTC International Tendering Co.	September 16, 2007	EUR	20,000	$27,184
Novelis Deutschland GmbH	Commerzbank	Chongging Tendering	October 4, 2007	EUR	45,000	$61,164
Novelis Deutschland GmbH	Commerzbank	GHI	October 12, 2007	EUR	23,000	$31,262
Novelis Deutschland GmbH	Commerzbank	GHI	October 12, 2007	EUR	23,000	$31,262
Novelis Deutschland GmbH	Commerzbank	Henan Central Sun International	November 10, 2007	EUR	65,000	$88,348
Novelis Deutschland GmbH	Commerzbank	China CNTC International Tendering Co.	November 25, 2007	USD	110,000	$110,000
Novelis Deutschland GmbH	Commerzbank	Xinjinag Joinworld	April 25, 2008	USD	70,000	$70,000
Novelis Deutschland GmbH	Commerzbank	Hydro Aluminium Alucast GmbH	January 18, 2008	EUR	63,600	$86,445
Novelis Deutschland GmbH	Commerzbank	Shangdong Tendering Co. Ltd	November 15, 2007	USD	95,000	$95,000
Novelis Deutschland GmbH	Commerzbank	Shangdong Tendering Co. Ltd	November 5, 2007	USD	26,000	$26,000
						$24,090,515

		Summary By Currency		USD
Exchange Rates Used to Convert to USD*:		USD	14,330,135	$14,330,135
EUR/USD	1.3592	GBP	33,600	$67,526
GBP/USD	2.0097	EUR	6,732,624	$9,150,983
USD/CAD	1.0577	CAD	573,137	$541,871
				$24,090,515

*	Rates according to Reuters real time rates for 7/5/07

Schedule 2.20
Canadian Lenders

		% of ABL Revolver
Lender	Amount (USD)	Canadian Tranche
ABN AMRO Bank N.V.	15,000,000.00	25%
Royal Bank of Canada	10,000,000.00	16.66%
CIT Business Credit Canada Inc.	35,000,000.00	58.33%

Total	60,000,000.00	100.00%

1

Schedule 2.21
Lenders to Swiss Borrower

SWISS QUALIFYING BANKS	SWISS NON-QUALIFYING BANKS
ABN AMRO Bank N.V.	General Electric Capital Corporation
LaSalle Bank National Association	The CIT Group/Business Credit, Inc.
UBS AG, Stamford Branch	Lloyds TSB Commercial Finance Limited
Bank of America, N.A.	State of California Public Employees’ Retirement System
Wachovia Bank N.A.	Wells Fargo Foothill, LLC
Royal Bank of Canada	HSBC Business Credit (USA) Inc.
Commerzbank AG, New York Branch	Siemens Financial Services, Inc.
Allied Irish Banks, P.L.C.	RBS Business Capital, a division of RBS Asset Finance, Inc.
PNC Bank, National Association	Citicorp North America, Inc.
Bayerische Landesbank, New York Branch	UPS Capital Corporation
National City Business Credit, Inc.
Natixis

Schedule 3.06(c)
Violations or Proceedings
▪	Novelis Inc. has filed an action against a Spanish affiliate of Alcoa, Inc. (“Alcoa”) that it believes is infringing on one of Novelis Inc.’s litho product pretreatment patents. Novelis Inc. owns a family of patents covering an electrolytic method for cleaning aluminum sheet that is used as a pretreatment for lithographic sheet, which includes European patent 0795048. This European patent was validated in Spain and corresponds to U.S. patent 5,997,721. Novelis Inc. became aware that the Spanish affiliate of Alcoa might be infringing this patent at its facility in Alicante, Spain, and has requested that a Spanish court appoint an expert to conduct a “Verification of facts” as permitted under Spanish law. Such expert conducted an inspection of the Alcoa facility and their related documents in the fourth quarter of 2006. The expert’s report indicates that Alcoa is using the patented process. Novelis has now filed an infringement action against Alcoa, and Alcoa has counterclaimed that the patent in question is not valid.

Schedule 3.17
Pension Matters
Novelis UK Pension Plan
The Novelis UK Pension Plan is a defined benefit scheme, with currently 950 active members, 730 deferred members and ~880 pensioners. The sponsoring employer is Novelis UK Ltd. On the 1st of January 2006 around 575 Novelis employees who had participated in the British Alcan RILA Plan became active contributing members of the Novelis UK Pension Plan, with 377 (65%) of them electing to keep their past service with the British Alcan RILA Plan. At the same time the Novelis UK Pension Plan was closed to new members with a defined contribution plan being set up for new employees.

Schedule 3.19
Insurance
1) Property Insurance Summary
“ALL RISK” PROPERTY DAMAGE, MACHINERY BREAKDOWN & BUSINESS INTERRUPTION INSURANCE COVERAGE
July 1, 2007 - July 1, 2008
NAMED INSURED:
▪	Novelis Inc. and/or its affiliated, subsidiary and associated companies and/or corporations and the Insured’s interest in partnerships and joint ventures as now exist or may hereafter be constituted or acquired and any party in interest which the Insured is responsible to insure.

▪	Including the Insured’s interest in the following joint ventures:
o	Logan Aluminum Inc.

o	Aluminium Norf GmbH (to be insured 100%)
PERIOD OF INSURANCE:
From July 1, 2007, to July 1, 2008
Both Dates at 12:01 am standard time at the place where the Property Insured is located.
COVERAGE DETAILS:
Property Insured
All real and personal property of every kind, nature and description except as may hereafter be excluded including but not limited to:
▪	All property in which the Insured has an insurable interest including but not limited to property owned, used, leased or intended for use by the Insured, or hereafter constructed, erected, installed, or acquired. In the event of loss or damage, the Insurers agree to accept and consider the Insured as sole and unconditional owner of improvements and betterments, notwithstanding any contract or leases to the contrary.

▪	All property of others in the Insured’s care, custody and control and/or for which the Insured may be legally liable and/or under an obligation and/or has assumed responsibility to provide insurance.

▪	All property which is required to be specifically insured by reason of any statute.

Perils Covered
▪	All Perils of direct physical loss or damage including Machinery Breakdown and Business Interruption, to the Property Insured by any cause whatsoever including Earthquake, Windstorm, and Flood.
LIMITS OF LIABILITY:
U.S.     $750,000,000     EACH OCCURRENCE
▪	Combined for Property Damage, including Machinery Breakdown and Business Interruption excess of the DEDUCTIBLE LEVELS and subject to the following ground-up sub-limits, where applicable, as described below:
GROUND-UP PROGRAM SUB-LIMITS

Contingent Business Interruption and Contingent Extra Expense (Direct Suppliers and/or Customers)	$200,000,000	each and every occurrence for BI. except,
	$25,000,000	each and every occurrence combined for PD & BI from interruption emanating from earthquake in the New Madrid zone.
Course of Construction	$100,000,000	each and every occurrence combined for PD & BI including Advance loss of Profits.
Debris Removal	$50,000,000	each and every occurrence for PD or 25% of the loss, whichever is greater.
Decontamination Expenses	$50,000,000	each and every occurrence for PD.
Defense Costs	$5,000,000	each and every occurrence combined for PD & BI.
Demolition and Increased Cost of Construction	$100,000,000	each and every occurrence combined for PD & BI.
Earthquake	$750,000,000	each and every occurrence combined for PD & BI and in the annual aggregate, except

$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Chile.
$300,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for China.
$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Columbia.
$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Guam.
$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Indonesia.
$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Israel.
$300,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Mexico.
$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Peru.
$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Portugal.
$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Taiwan.
$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Venezuela.

	$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Turkey
	$25,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for California. This sub-limit applies on a cumulative basis for all coverage triggered by earthquake in this zone.
	$25,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Japan. This sub-limit applies on a cumulative basis for all coverage triggered by earthquake in this zone.
	$25,000,000	each and every occurrence combined for PD &d BI and in the annual aggregate for New Zealand. This sub-limit applies on a cumulative basis for all coverage triggered by earthquake in this zone.
	$50,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for New Madrid (sub-limit does not apply to the Logan facility).
	$50,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Pacific Northwest.
	$50,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for Philippines.
Extra / Expediting Expenses	$200,000,000	combined each and every occurrence for PD & BI.
Fine Arts	$25,000,000	each and every occurrence for PD.
Fire Fighting Expenses Including Cost of Extinguishing Materials	$25,000,000	each and every occurrence for PD.

Flood	$750,000,000	each and every occurrence combined for PD & BI and in the annual aggregate except,
	$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for properties situated in a 100 year floodplain.
	$100,000,000	each and every occurrence combined for PD & BI and in the annual aggregate for flood in the Netherlands.
Interruption By Civil or Military Authority	$100,000,000	each and every occurrence for PD & BI or 30 consecutive days, whichever is less.
Interruption of Ingress and/or Egress	$100,000,000	each and every occurrence for PD & BI or 30 consecutive days, whichever is less.
Impounded Water	$100,000,000	each and every occurrence combined for PD and BI.
Land and Water Contaminant or Pollutant Cleanup, Removal and Disposal	$100,000	each and every occurrence for PD.
Leasehold Interest	$100,000,000	each and every occurrence for BI.
Neighbour’s Recourse Liability	$15,000,000	each and every occurrence combined for PD & BI.
Newly Acquired Location	$100,000,000	each and every occurrence combined for PD & BI.
Non-Admitted Tax Liability	$150,000,000	each and every occurrence.
Pot Line Freeze Up	$100,000,000	each and every occurrence combined for PD and BI.
Research & Development	$25,000,000	each and every occurrence combined for PD & BI.
Recapture of Investment Incentives	$50,000,000	each and every occurrence.
Royalties	$10,000,000	each and every occurrence

Service Interruption	$200,000,000	each and every occurrence combined for PD & BI, except
	$25,000,000	each and every occurrence combined for PD & BI from interruption emanating from earthquake in the New Madrid zone.
Transit	$25,000,000	each and every occurrence combined for PD & BI.
Transmission and Distribution Lines	$10,000,000	each and every occurrence combined for direct loss causing PD & BI.
Unnamed Location	$100,000,000	each and every occurrence combined for PD & BI.
DEDUCTIBLE LEVELS:
          $2,500,000 each and every occurrence combined for Property Damage, Business Interruption and Machinery Breakdown coverage for locations with insurable values exceeding US $100,000,000.
          $1,000,000 each and every occurrence combined for Property Damage, Business Interruption and Machinery Breakdown coverage for locations with insurable values equal to or less than US $100,000,000.
BASIS OF VALUATION
Replacement cost and as further stipulated within the attached policy wording.
DIFFERENCE IN CONDITIONS
Master Policy provides coverage where conditions of the locally integrated and/or non-integrated policies differ from the Master Policy and specifically where the conditions of the Master Policy are broader.
DIFFERENCE IN LIMITS
Master Policy provides coverage where the difference between the limits of liability stated in any locally integrated and/or non-integrated policies are less than the Master Policy.
TERRITORY
Worldwide except no coverage will be provided in the following countries:

Afghanistan, Albania, Algeria, Angola, Armenia, Azerbaijan, Bosnia and Herzegovina, Cambodia, Chad, Congo, Cuba, Chechnya, Georgia, Iraq, Iran, Kyrgyszstan, Laos, Lebanon, Liberia, Montenegro, Nigeria, North Korea, Pakistan, Serbia, Somalia, Syria, Tajikhistan, Tchechnia, Turkmenistan, Uzbekistan, Yugoslavia and Zaire.
EXCLUSIONS:
▪	MARINE EXPORT SHIPMENTS

▪	MARINE IMPORT SHIPMENTS

▪	AIRCRAFT / WATERCRAFT

▪	LAND/WATER

▪	LABOUR DISTURBANCES

▪	WAR / NUCLEAR DEVICE / REBELLION / SEIZURE BY PUBLIC

▪	AUTHORITY / CONTRABAND OR ILLEGAL TRADE

▪	NUCLEAR

▪	FRAUD

▪	WEAR AND TEAR

▪	CROPS or STANDING TIMBER

▪	CURRENCY / PREVIOUS METALS

▪	OFFSHORE PROPERTY

▪	VEHICLES

▪	MYSTERIOUS DISAPPEARANCE

▪	CHANGES IN TEMPERATURE

▪	PROPERTY SOLD

▪	UNDERGROUND MINES

▪	satellites / spacecraft

▪	manufacturing or processing errors

▪	errors in design

▪	cost of making good defective design or specifications

▪	errors in processing / manufacturing product

▪	settling, cracking, shrinkage

▪	remote loss / delay or loss of market

▪	VERMIN, INSECTS or animals

▪	LOCAL, STATE OR NATIONAL GOVERNMENT CATASTROPHE POOLS

▪	POLLUTION

▪	FINES / PENALTIES

▪	10 YEAR FLOOD PLAIN (based on the renewal schedule of locations there are currently no locations situated in a 10 year flood plain)

▪	MICRO ORGANISM

▪	BIOLOGICAL / CHEMICAL MATERIALS
CANCELLATION:
Insurance may be cancelled by the insurer by mailing at least 90 days’ prior written notice to the Named Insured, except for non-payment of premium, which is 15 days by written notice.
CURRENCY:
U.S. DOLLARS

ENDORSEMENTS:
- Electronic Date Recognition Clarification Clause

- Computer Virus Clause

- War and Terrorism Exclusion Endorsement

- Asbestos Exclusion Endorsement
2) Liability Insurance Summary
Summary of Insurance — Comprehensive General Liability

Insured:	Novelis Inc.

Insurer:	Zurich Insurance Company

Primary Policy Number:	LA 37’940B

Policy Period:	April 1, 2007, to April 1, 2008

Limits Of Liability:	US $75,000,000 per claim made for all insured losses combined, including loss expense, subject to an annual aggregate of US $150,000,000 for all claims made within one insurance year irrespective of whether the claims are attributable to one or more than one occurrence.

Sub-Limits for Additional Coverages

US $75,000,000 per claim made and in the aggregate per insurance year for the following Additional Coverages combined:

a) Personal Injury Liability

b) Advertiser’s Liability

c) Employer’s Liability

d) Employee Benefits Liability

e) Loss of Use

f) Pure financial loss

g) Additional Coverage for Motor Vehicles

The Indemnity of Zurich is limited to:

a)   US $50,000,000 per claim made and in the aggregate per insurance year for Product Recall Costs, and included in this sub-limit US $15,000,000 per claim made and in the aggregate per insurance year for Product Recall costs in the case of insured entities that maintain no certified quality management system under recognised standards (e.g. ISO 9001, et seq.);

b) US $25,000,000 per claim made and in the aggregate per insurance year for Dismantling and Assembly Expenses;

c) For Special Coverages according to (a) and (b) above, the maximum limit of indemnity per claim made and in the aggregate per insurance year remains US $50,000,000;

d) US $400,000 per claim made and US $4,000,000 in the aggregate per insurance year for Legal Protection in criminal Proceedings;

e) US $4,000,000 per claim made and in the aggregate per insurance year for claims in respect of losses relating to Contingent Watercraft.

Deductibles:	The deductibles per claim made are as follows:

General Deductible for entities in Canada

CAD $25,000 for Product Liability

CAD $25,000 for other losses

No deductible for bodily injury claims

Germany

EUR 50,000 for Product Liability

In connection with the local environmental industrial liability insurance per insurance case 10% but a minimum of EUR 50,000 and a maximum of EUR 500,000

EUR 4,000 for other losses

No deductible for bodily injury claims

Italy

EUR 50,000

South Korea

US $20,000

No deductible for bodily injury claims

Switzerland

CHF 30,000 for Product Liability

CHF 6,000 for other losses

No deductible for bodily injury claims

United Kingdom

GBP 10,000 for Product Liability

GBP 2,000 for other losses

No deductible for bodily injury claims

United States of America (USA)

US $1,000,000 for losses which occur and/or are litigated in the USA only

US $25,000 for other losses

Belgium, France, Spain

EUR 20,000 for Product Liability

EUR 4,000 for other losses

No deductible for bodily injury claims

Other Countries

US $20,000 for Product Liability

US $4,000 for other losses

No deductible for bodily injury claims

Difference in Limits Coverage

No deductible is applicable to Difference in Limits Coverage

Deductible for Special Coverages

Notwithstanding the other deductibles mentioned above, the deductibles for the Special Coverages amount to:

US $1,000,000 in respect of Novelis Inc. and its subsidiaries for claims which are made and/or are litigated in the USA only US $810,000 for other losses / entities

Novelis Inc. participates in the Program with an annual program deductible of US $950,000 per claim made in excess of the applicable deductible(s) with an annual aggregate of US $2,000,000.

Territorial Limits:	Worldwide

Coverage:	The policy covers legal liability arising out of the companies and their activities, in respect of business premises, property, operations and product liability risks for bodily injury and property damage.

Insuring and Defense Agreement:	The coverage provided by Zurich consists of the indemnity for justified insured claims and of any loss expense, including defense costs, against both justified and unjustified insured claims. Payments under these coverages will be made by Zurich, on behalf of the insureds. They will include but not be restricted to:

a) Interest on damages;

b) Premiums on bonds to release attachments for an amount not in excess of the limit of indemnity of this contract as well as all premiums on appeal bonds required in any above defended claim;

c) Loss reduction expenses;

d) Cost of experts, lawyers, court, arbitration and mediation expenses

e) Litigation costs of an opposing party;

f) Loss prevention expenses, And will be limited by the limit of indemnity of this contract.

Principal Extensions:	Comprehensive General Liability Manuscript Policy Form which includes:

   ▪   Additional coverage for Motor Vehicles – limited to the Limit of Indemnity and applies excess of the greater of US $2,000,000 or the limit of indemnity of the locally existing basic motor vehicle coverage;

▪ Advertisers’ Liability;

▪ Agreed Waiver of Liability;

▪ Assumption of Legal Third-Party Liability;

▪ Condominium Owners;

▪ Cross Liability;

▪ Damage to Property in the Custody of or Worked Upon by the Insured;

▪ Effects of Ionizing Radiation;

▪ Employee Benefits Liability;

▪ Employer’s Liability – limited to the Limit of Indemnity and applies excess of:

▪ US $100,000 for the USA

▪ CDN $1,000,000 for other countries

▪ Extension of the Statutory Time-Limits;

▪ Fault on the Part of Independent Contractors;

▪ Identification or Elimination of Defects and Damage;

▪ Insured Ancillary Risks;

▪ Joint Ventures;

▪ Leased Telecommunications Installations;

▪ Leasehold Property;

▪ Legal liability arising from the granting of licenses conferring rights in respect of intangible goods;

▪ Legal Protection in Criminal Proceedings;

▪ Loss of Use;

▪ Loss during Loading and Unloading;

▪ Losses Incurred in Mixing, Combining and Further Processing;

▪ Losses Relating to Environmental Damage Caused by Installations for the Storage, Treatment or Disposal of Waste or Waste Products;

▪ Machinery Clause;

▪ Non Owned Aviation Liability / Airport Premises — limited to the Limit of Indemnity and applies excess of CDN $5,000,000;

▪ Objection of Late Complaints;

▪ Personal Injury Liability;

▪ Personal Liability;

▪ Pure Financial Loss;

▪ Railroad Branch Lines and Sidetracks and Related Installations and Rolling Stock;

▪ Real Estate and Installations not Used for Business Purposes;

▪ Use of Public Highways for Internal Works Traffic.

Special Coverages:	Special coverages shall mean the following additional coverages;

▪ Dismantling and assembly expenses;

▪ Product recall costs;

▪ Loss prevention expenses;

▪ Testing and sorting costs.

Principal Exclusions:	The policy excludes the following:

▪ Own Damages;

▪ Bodily injury to employees;

▪ Employment-related practices;

▪ Workers’ Compensation and Occupational Disease;

▪ Charterers’ Liability;

▪ Damage to property in the custody of or worked upon by the Insured;

▪ Radioactivity;

▪ Civil War;

▪ Special Substances and Risks;

▪ Intentional Act;

▪ Terrorism in the USA;

   ▪   Losses relating to environmental damage except for (1) consequences of a sudden event (2) losses relating to environmental damage caused by installations for composting or short-term storage on waste products or purification of waste water.

Schedule 3.21
Acquisition Documents
(i)	Each Acquisition Document
▪	Arrangement Agreement, dated as of February 10, 2007, by and among Hindalco Industries Limited, AV Aluminum Inc. and Novelis Inc.

▪	Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, dated April 5, 2007, by Novelis Inc.

▪	Final Order Approving the Arrangment, dated May 14, 2007, by the Ontario Superior Court of Justice

▪	Articles of Arrangement, dated May 15, 2007, by and among Novelis Inc., AV Metals Inc. and Hindalco Industries Limited
(ii)	Each material Senior Note Document
▪	Indenture, relating to the 7 1/4% Senior Notes due 2015, dated as of February 3, 2005, between Novelis Inc., the guarantors named on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”)

▪	Registration Rights Agreement, dated as of February 3, 2005, among Novelis Inc., the guarantors named on the signature pages thereto, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as Representatives of the Initial Purchasers

▪	Supplemental Indenture, dated as of November 29, 2006, between Novelis Inc., Novelis Finances USA LLC, Novelis South America Holdings LLC, Aluminum Upstream Holdings LLC and the Bank of New York Trust Company, N.A.

▪	Supplemental Indenture, dated as of May 14, 2007, between Novelis Inc., Novelis No. 1 Limited Partnership, the guarantors named on the signature pages on the Indenture and The Bank of New York Trust Company, N.A., as trustee
(iii)	Each material Term Loan Document
▪	Term Loan Credit Agreement, dated July 6, 2007 among Novelis Inc., as Canadian Borrower, Novelis Corporation, as U.S. Borrower, AV Aluminum Inc. as Parent Guarantor, and the other guarantors party thereto, the Lenders party thereto, UBS AG, Stamford Branch, as Administrative Agent and as Collateral Agent and UBS Securities LLC and ABN AMRO Incorporated, as Joint Lead Arrangers and Joint Bookmanagers (the “Term Loan”).

▪	The Security Documents as defined in the Term Loan
(iv)	Each material agreement, certificate, instrument, letter or other document delivered pursuant to the Subordinated Debt Loan
▪	Promissory Note, dated May 15, 2007, between AV Aluminum Inc. as “Debtor” and AV Metals Inc. as “Lender”

(v)	Each material agreement, certificate, instrument, letter or other document delivered pursuant to any other Material Indebtedness:

Company	Description	Bank Name	Issue Date	Due date	US$ Amount
Novelis Inc.	Bond	N/A	February 3, 2005	February 3, 2015	$1,399,159,000
Novelis Korea Ltd.	Loan	Korea Exchange Bank	December 28, 2004	December 28, 2007	$70,000,000
Novelis Inc.	Hedging Obligation	N/A	N/A	N/A	$81,936,375

Schedule 3.24
Location of Material Inventory

Subject to
Bailee/Landlord
Loan Party	Address	Owned/Leased	Letter
Novelis Inc.	7307 Meadow Avenue Burnaby, British Columbia V5J 4Z2 Canada	Leased	No

	1 Lappan’s Lane, P.O. Box 2000 Kingston, Ontario K7L 4Z5 Canada	Owned	N/A

	Kingston Research and Development Center 945 Princess Street, P.O. Box 8400 Kingston, Ontario K7L 5L9 Canada	Owned	N/A

	2040 rue Fay, P.O. Box 1010 Saguenay, Quebec G7S 4K6 Canada	Owned	N/A

	1909 (2150) rue Onésine-Gagnon Lachine, Quebec, H8T 3M8 Canada	Leased	No

Subject to
Bailee/Landlord
Loan Party	Address	Owned/Leased	Letter
Novelis Corporation	Foil Products Division: Executive Office:	Leased	No
15 13 Redding Drive LaGrange, Georgia 30240 USA

	Global Automotive Products Division:	Leased	No
Executive Office:
28970 Cabot Drive
Suite 500
Novi, Michigan 48377
USA

	Rolled Products North America Division:	Leased	No
Aurora Research and Development:
535 North Exchange Court Aurora, Illinois 60504 USA

	Berea Recycling Plant: 302 Mayde Road Berea, Kentucky 40403 USA	Owned	N/A

	Fairmont Light Gauge Plant: 1800 Speedway Fairmont, West Virginia 26554 USA	Owned	N/A

	Greensboro Recycling Plant: 1261 Willow Run Road Greensboro, Georgia 30642 USA	Owned	N/A

	Light Gauge Sales Office: 7421 Camel Executive Park Charlotte NC 28226-0415 USA	Home office, de minimis annual rent	N/A

	Louisville Light Gauge Plant: 1430 South 13th Street Louisville, Kentucky 40210 USA	Owned	N/A

	Oswego Sheet Products Plant: Lake Road North Oswego, New York 13126 USA	Owned	N/A

Subject to
Bailee/Landlord
Loan Party	Address	Owned/Leased	Letter
	Terre Haute Light Gauge Plant: 5901 North 13th Street Terre Haute, Indiana 47805 USA	Owned	N/A

	Warren Sheet Products Plant: 390 Griswold Avenue, NE Warren, Ohio 44483	Owned	N/A
USA

Other:
	1022 1 E. Montgomery Suite A,	Lease, de minimis	No
	Spokane, WA 99206	annual rent
USA

	2408 Zurlo Ct.	Home office, de	No
	Santa Rosa, California 95403	minimis annual rent
USA

	475 Jennifer Lane	Home office, de	No
	Grayslake, Illinois 60030	minimis annual rent
USA

	14 Ledgewood Drive	Home office, de	No
	Bedford, Massachusetts 01730	minimis annual rent
USA

	9 Davidson Avenue	Home office, de	No
	Jamesburg, New Jersey 08831	minimis annual rent
USA

	1616 Westgate Circle	Sales office, de	No
	Suite 105	minimis annual rent
Brentwood, Tennessee 37027
USA

Novelis UK Ltd.	Bridgnorth: Stourbridge Road Bridgnorth WV 5 6AW United Kingdom	Leased	No

	Latchford:	Owned	N/A
Thelwall Lane
Warrington, Cheshire
WA41NP
United Kingdom

	Banbury:	Leased	No
5th Floor
Beaumont House, Southam Road

Subject to
Bailee/Landlord
Loan Party	Address	Owned/Leased	Letter
Banbury, Oxfordshire
United Kingdom

	Bilston:	Leased	No
Unit 13 Bilston Business Centre,
Dudley Street
Bilston
Wolverhampton
WV14 0LA
United Kingdom

Novelis do	Candeias:	N/A for Brazil	N/A for Brazil
Brasil Ltda.	Via das Torres, S/N° — Centro
Industrial de Aratu
Candeias, BA
CEP 43800-000
Brazil

Ouro Preto:
Av. Américo R. Gianetti, 521 —
Saramenha
Ouro Preto, MG
CEP 35400-000
Brazil

Pindamonhangaba:
Av. Buriti, 1087 — Feital
Pindamonhangaba, SP
CEP 12441-270
Brazil

Santo André:
R. Felipe Camarão, 414 — Utinga
Santo André, SP
CEP 09220-902
Brazil

Belo Horizonte:
Av. do Contorno, 8.000, sala 702
Centro — Belo Horizonte, MG
CEP
Brazil

Hydropower Plant — Fumaça:
Est. Miguel Rodrigues a Barroca
S/N° — Cachoeira do Brumado
Mariana, MG
CEP 35424-000
Brazil

Hydropower Plant — Furquim:

Subject to
Bailee/Landlord
Loan Party	Address	Owned/Leased	Letter
Estrada Acesso à Usina de Furquim
S/N°
Mariana, MG
CEP 35426-000
Brazil

Hydropower Plant — Brecha:
Fazenda Usina da Brecha, S/N° —
Piranga, Guaraciaba, MG
CEP 35436-000
Brazil

Hydropower Plant — Salto:
Usina Santo Antonio do Salto S/N°
Ouro Preto, MG
CEP 35430-000
Brazil

Hydropower Plant — Brito:
Usina Estrada do Brito S/N° — Brito
Ponte Nova, MG
CEP 35301-970
Brazil

Bauxite Mine —Fazenda Vargem:
Mina Fazenda da Vargem, S/N°
Santa Bárbara, MG
CEP 35960-000
Brazil

Bauxite Mine —Antonio Pereira:
Est. de Acesso a Serra Antonio
Pereira, S/N°
Ouro Preto, MG
CEP 35411-000
Brazil

Bauxite Mine — Monjolo:
Mina Jazida Monjolo S/N°
Mariana, MG
CEP 35420-000
Brazil

Bauxite Mine — Fazenda do Lopes
Fazenda do Lopes, S/N°
Caeté, MG
CEP 34800-000
Brazil

Bauxite Mine — Serra do Maquiné
Mina Serra do Maquiné S/N°

Subject to
Bailee/Landlord
Loan Party	Address	Owned/Leased	Letter
Caeté, MG
CEP 34800-000
Brazil

Bauxite Mine — Fazenda Gandarela e
Mato Grosso
Fazenda Gandarela e Mato Grosso
S/N°, Santa Bárbara, MG
CEP 35960-000
Brazil

Bauxite Mine — Galo
Fazenda Mina Galo S/N° — Distrito
de Carfanaum
Faria Lemos, MG
CEP 36840-000
Brazil

Bauxite Mine Lagoa Seca
Estrada de Acesso à Mina Lagoa
Seca, S/N° — Itabirito — MG
CEP 35450-000
Brazil

Consórcio Candonga (a consortium
with CVRD — Cia. Vale Rio Doce)
Estrada Acesso a Santana do
Deserto, km 12
Rio Doce, MG
CEP 35442-000
Brazil

Warehouse — Aratu
Via Matoim S/N° — Aratu
Candeias, BA
Brazil
CEP 43800-000

Warehouse — Acuruí
Estrada de Capanema a Acuruí
S/N°
Itabirito, MG
CEP 35340-000
Bazil

Novelis	Novelis Packaging Benelux:
Deutschland	Venuslaan 14
GmbH	3318 JX Dordrecht
Netherlands

Novelis Deutschland GmbH
Sales Office France:

Subject to
Bailee/Landlord
Loan Party	Address	Owned/Leased	Letter
26, rue Rennequin — B12
75017 Paris
France

Novelis Deutschland GmbH
Werk Berlin
Holzhauser Strasse 96-1 00
13509 Berlin
Germany

Novelis Deutschland GmbH
Nordic Office Denmark
Ringager 4A
2605 Brondby
Denmark

Novelis Deutschland GmbH
Nordic Office Finland
P.O. Box 6 1
Kapelitie 6D
02201 Espoo
Finland

Novelis Market Centre Spain
Canada Real de las Merinas
3 — Planta Baja
Centro de Negocios Eisenhower
28042 Madrid
Spain

Novelis Deutschland GmbH
Market Centre Austria
Uchatiusgasse 4/3
1030 Wien
Österreich

Novelis Deutschland GmbH
Market Centre Hong Kong
39th Floor, One Exchange Square, 8
Connaught Place
Hong Kong

Novelis Deutschland GmbH
Market Center Hungary
Balogh Adam Koez 6
1026 Budapest
Hungary

Novelis Deutschland GmbH
Werk Göttingen
Hannoversche Strasse 1

Subject to
Bailee/Landlord
Loan Party	Address	Owned/Leased	Letter
37075 Göttingen Germany

Novelis Deutschland GmbH Werk Luedenscheid Wiesenstrasse 24-30 58507 Luedenscheid Germany

Novelis Deutschland GmbH Werk Nachterstedt Gaterslebener Strasse 1 06469 Nachterstedt Germany

Sales Office Dahenfeld
(part of Werk Nachterstedt)
Industriestrasse 12/13
74172 Neckarsulm
Germany

Novelis Deutschland GmbH
Am Eisenwerk 30
58840 Ohle
Germany

Novelis Deutschland GmbH
Representative Office
ul, Zeromskiego 38
81-826 Sopot
Poland
Locations of Collateral in Possession of Persons Other Than Any Loan Party

Loan Party	Address	Subject to Bailee/Landlord Letter
Novelis Inc.	Building #1104	Bailee Letter
14 Kenview Boulevard
Brampton, Ontario
L6T 5S1
Canada

	205 Industrial Drive	Bailee Letter
Mount Forest, Ontario
N0G 1Z0
Canada

Novelis	Rexam Beverage	No
Corporation	124 Carson Road
Birmingham, Alabama 35215

Loan Party	Address	Subject to Bailee/Landlord Letter
USA

	Precision Strip	No
36000 Alabama Hwy 21
Talladega, Alabama
USA

	Rexam Beverage	No
211 No. 51st Avenue
Phoenix, Arizona 85043
USA

	Total Warehousing	No
4411 W. Roosevelt
Phoenix, Arizona 85043
USA

	Rexam Beverage Can Co.	No
20730 Prairie St.
Chatsworth, California 91311
USA

	Rexam Beverage Can Co.	No
2433 Crocker Circle
Fairfield, California 94533
USA

	Western Intermodal	No
2801 Giant Road
Richmond, California 94806
USA

	CMI Freight-Trans. Inc.	No
4900 S. Boyle Avenue
Vernon, California 90058
USA

	TMSI Warehouse	No
16600 Table Mountain
Golden, Colorado 80403
USA

	TMSI Warehouse	No
7725 East 88th Avenue
Henderson, Colorado 80640
USA

	TMSI Warehouse	No
900 Metal Container Court
Windsor, Colorado 80550
USA

Loan Party	Address	Subject to Bailee/Landlord Letter
	Rexam Beverage Can Co.	No
Forest Park Plant 055,
48 Royal Drive
Forest Park, Georgia 30297
USA

	Rexam Beverage Can Co.	No
1120 Industrial Blvd.
Greensboro, Georgia 30642
USA

	Rexam Beverage Can Co.	No
480 Sibley Avenue
Union Point, Georgia 30669
USA

	Rexam Beverage Can Co.	No
1101 W. 43rd Street
Chicago, Illinois 60609
USA

	C.M.I. Steel Wheel Warehouse	No
Chicago, Illinois
USA

	American Nickeloid	No
2900 West Main Street
Peru, Illinois 61354
USA

	Wayne Steel	No
21901 Cottage Grove
Sauk Village, Illinois 60411
USA

	Wells Warehouse	No
932 Eastern Avenue
Connersville, Indiana 47331
USA

	Eagle Steel Products	No
5150 Loop Road
Jefferson, Indiana
USA

Loan Party	Address	Subject to Bailee/Landlord Letter
	Precoat	No
US Highway #12 Indiana Rte. 249
Portage, Indiana
USA

	Triumph Industries	No
115 E. Pennsylvania
Rockville, Indiana 47872
USA

	City Welding	No
193 North Dormeyer Avenue
Rockville, Indiana 47872
USA

	Aleris Blanking & Rim Products	No
1140 Crawford Street
Terre Haute, Indiana 47807
USA

	Rexam Beverage Can Warehouse	No
4001 Montdale Park Drive
Valparaiso, Indiana 46383
USA

	Ball Metal Container	No
4700 Whiteway Drive
Tampa, Florida 33617
USA

	Owl’s Head	No
187 Mitch McConnell Way
Bowling Green, Kentucky 42101
USA

	Aleris	No
609 Gardner Camp Road
Morgantown, Kentucky 42261
USA

	Ryerson, Inc.	No
920 Old Brunerstown Road
Shelbyville, Kentucky 40065
USA

	RJ Corman	No
444 N. Hardison
South Union, Kentucky
USA

Loan Party	Address	Subject to Bailee/Landlord Letter
	Precision Strip Inc.	No
446 N. Hardison Road
Woodburn, Kentucky 42170
USA

	Steinweg	No
2101 East Firt Avenue
Baltimore, Maryland 21230
USA

	D & S Delivery Service	No
32925 Schoolcraft Road
Livonia, Michigan 48150
USA

	Aluminum Blanking	No
360 West Sheffield Avenue
Pontiac, Michigan 48340
USA

	Michigan Metal Transport	No
36253 Michigan Avenue
Wayne, Michigan 48184
USA

	Rexam Beverage Can Co.	No
139 Eva Street
St. Paul, Minnesota 55107
USA

	Precoat	No
1095 Mendell Davis Drive
Jackson, Mississippi 39272
USA

	Rexam Beverage	No
10800 Marina Drive
Olive Branch, Mississippi 38654
USA

	Precoat Metals	No
3900 Bingham St.
St. Louis, Missouri 63116
USA

	Oswego Industries	No
7 Morrill Place
Fulton, New York 13069
USA

Loan Party	Address	Subject to Bailee/Landlord Letter
	Valeo Inc. Engine Cooling Truck Div.	No
2258 Allen Street
Jamestown, New York 14701
USA

	Ball Corp Metal Beverage	No
95 Ballard Road
Middletown, New York 10940
USA

	Oswego Warehousing Inc.	No
193 East Seneca Street
Oswego, New York 13126
USA

	Scepter, Inc.	No
11 Lamb Road
Seneca Falls, New York 13148
USA

	Triangle Warehouse	No
8400 Triad Drive
Greensboro, North Carolina 27409
USA

	Rexam Beverage Can Co.	No
4000 Old Milwaukee Lane
Winston-Salem, North Carolina 27107
USA

	Precision Strip Inc.	No
88 S. Ohio Street
Minster, Ohio 45865
USA

	American Utility Processors	No
1246 Princeton St.
Akron, Ohio 44301

	Specialty Metals	No
1100 Home Avenue
Akron, Ohio 44310
USA

	Midwest Iron & Metal	No
463 Homestead Avenue
Dayton, Ohio 45408
USA

Loan Party	Address	Subject to Bailee/Landlord Letter
	Highway Logistics Warehouse	No
1800 Production Drive
Findlay, Ohio 45840
USA

	Rexam Beverage Can	No
2145 Cedar Street
Fremont, Ohio
USA

	MISA Metal Processing	No
1501 Made Drive
Middletown, Ohio
USA

	Precision Strip Inc.	No
86 South Ohio Street
Minster, Ohio 45865
USA

	Precision Strip Inc.	No
315 Park Avenue
Tipp City, Ohio 45371
USA

	Rexam Beverage Can	No
10444 Waterville
Whitehouse, Ohio 43571
USA

	Main Steel Polishing	No
3805 B. Hendricks Road
Youngstown, Ohio 44515

	D&M Warehouse	No
2700 SW 15th St.
Oklahoma City, Oklahoma 73108
USA

	Rexam Beverage Can Co.	No
3400 South Council Road
Oklahoma City, Oklahoma 73179
USA

	Rexam Beverage Can Co.	No
609 Cousar St.
Bishopville, South Carolina 29010
USA

Loan Party	Address	Subject to Bailee/Landlord Letter
	Smelter Service	No
400 Arrow Mines Road
Mt. Pleasant, Tennessee 38474
USA

	TAP	No
7207 Hoover Mason Road
Mt. Pleasant, Tennessee 38474
USA

	Big G Warehouse	No
190 Hawkins Drive
Shelbyville, Tennessee 37160
USA

	Scepter, Inc.	No
1485 Scepter Lane
Waverly, Tennessee 37185
USA

	El Paso Distribution Center	No
1301 Joe Battle
El Paso, Texas
USA

	Rexam Beverage Can Co.	No
1001 Fisher Road
Longview, Texas
USA

	Gulf Winds	No
1200 E. Barbours Cut Blvd.
Morgan’s Point, Texas 77571
USA

	CMI Freight-Trans. Inc.	No
4401 D Street NW, Suite C
Auburn, Washington 98001
USA

	Rexam Plant	No
1220 North 2nd Avenue
Kent, Washington 98032
USA

Novelis UK	Alloa Community Enterprises Ltd	No
Ltd.	Unit 1 Block 1
Ward Street
Alloa

Loan Party	Address	Subject to Bailee/Landlord Letter
Scotland
FK10 1ET
United Kingdom

	Teeside Transfer & Aggregation Centre	No
(Abitibi Consolidated Recyling Europe Transfer & Aggregation Centre)
Puddlers Road
South Tees Industrial Park
Middlesborough
Cleveland
TS6 6TX
United Kingdom

	Howcan	No
245 Oldham Road
Manchester
M40 7PT
United Kingdom

	Alutrade	No
Langley Forge House
Tat Bank Road
Oldbury
West Midlands
B69 4NN
United Kingdom

	Richard Freeths Waste Merchant	No
Kingshill
Cricklade
Swindon
SN6 6JR
United Kingdom

	Dunstable Waste Group	No
Blackburn Road
Houghton Regis
Nr Dunstable
LU5 5BQ
United Kingdom

	Universal Recycling Co	No
London Wiper Co Ltd T/A
Wharf Road
Kilnhurst
Mexborough
South Yorkshire
S64 5SY
United Kingdom

Loan Party	Address	Subject to Bailee/Landlord Letter
	FDB Distribution Ltd	No
Building 38
2nd Avenue
Pensnett Industrial Estate
Kingswinford
West Midlands
DY6 7UN
United Kingdom

Inventory with consignment customers
(Bridgnorth):
	Coppice Alupack Ltd	No
Isfryn Industrial Estate
Blackmill
Bridgend
CF35 6EB
United Kingdom

	BSK Materials Ltd	No
Commissioners Road
Strood
Kent
ME2 4ED
United Kingdom

	Vaassen Flexible Packaging BV	No
PO Box 2
Vaassen
8170 AA
Netherlands

	Alcan Packaging Tenningen Tschuelin Rothal	No
GMBH
Friedrich Myer Strasse 23
79331
Germany

	Rogers Induflex	No
Ottergemse Steenweg 801
Gent
9000
Belgium

	CC Pack	No
Box 2
Tibro
54321
Sweden

Loan Party	Address	Subject to Bailee/Landlord Letter
Novelis	Third Party in Possession regarding Berlin:	N/A for Germany
Deutschland
GmbH	Schenker Deutschland AG
Logistikzenttum Nord
Montanstr. 8-16
D-13407 Berlin
Germany

Pohland-Speditionsges. mbH
Industriestr. 6
D-95182 Dohlau
Germany

Third Party in Possession regarding
GottingenNorf
(inventory under Norf is property of Novelis Deutschland GmbH):

Inventory at forwarding agencies:

Friedrich Zufall GmbH & Co. KG,
Internationale Spedition,
Robert-Bosch-Breite 9,
D-37079 Gottingen
Germany

Schenker Deutschland AG,
Nordhoffstr. 4,
D-37077 Gottingen
Germany

Erich Schmelz GmbH & Co. KG,
Internationale Spedition,
MiramstraDe 75,
D-34123 Kassel
Germany

Benneckenstein Transporte GmbH Sped.,
Mittelweg 2 1,
D-37154 Northeim
Germany

Warehouses for raw material:

Trimet Aluminium AG,
Aluminiumallee 1,
D-45356 Essen
Germany

Loan Party	Address	Subject to Bailee/Landlord Letter
UCT UmschlagContainer Terminal GmbH,
Sachtlebenstrasse 34,
41541 Dormagen
Germany

Agfa-Gevaert AG,
Grafische Systeme,
Werk Kalle-Albert,
Postfach 3540,
65025 Wiesbaden
Germany

Agfa-Gevaert UK Manufacturing,
Coal Road,
Leeds LS14 2AL West Yorkshire,
United Kingdom

Kodak Polychrome Graphics GmbH,
An der Bahn 80,
37520 Osterode
Germany

Ball Packaging Europe GmbH,
Zweigniederlassung Braunschweig,
Hamburger Str. 36-41,
38114 Braunschweig
Germany

Karl Achenbach GmbH & Co. KG,
Zinzinger Str. 1 I,
66117 Saarbriicken
Germany

NE Deckensysteme GmbH,
Industriestr. 16,
45739 Oer-Erkenschwick
Germany

MKG Metall- und Kunststoff-Verarbeitungs-Ges. mbH,
Daimlerstr. 13-15,
49504 Lotte
Germany

Warehouses for finished goods:
R.M.S. Europe Ltd.,
Boothfeny Terminal,
Bridge Street,

Loan Party	Address	Subject to Bailee/Landlord Letter
Goole,
East Yorkshire, DN14 5SS
United Kingdom

Third Party in Possession regarding
Ludenscheid:

Schenker Deutschland GmbH
Logistikzentrum Nord
Montanstr. 8-16
D-13407 Berlin
Germany

Pirelli Cables Limited
Industrial Cables Division
Plant 11
Chickenhall Lane
Eastleigh
Southhampton — SO5 5XA
United Kingdom

Pirelli Telekom Cables & Systems UK Ltd.
Store 39
Chickenhall Lane
Eastleigh
Hampshire — SO50 6YU
United Kingdom

Reuther Verpackung
Elisabethstr. 6
D-56564 Neuwied
Germany

Draka Comteq Finland Oy
Local Network Cables LNC
Johdintie 5
FIN-90630 Oulu
Finland

SIG Combibloc GmbH
Rurstr. 58
D-52441 Linnich
Germany

Spedition Fahmer GmbH
Plettenberger Str. 12
D-58791 Werdohl
Germany

Third Party in Possession regarding Nachterstedt

Loan Party	Address	Subject to Bailee/Landlord Letter
Inventory with consignment customers:

M. Preymesser GmbH & Co. KG
Anton-Tucher-Str 1
D-28309 Bremen
Germany

Innomotive Systems Europe GmbH
Othestr. 19
D-51702 Bergneustadt
Germany

Jaguar Cars Ltd.
Central Accounts Payable
R.4013 10
Trafford House, Station Way
Basildon, SS16 5XX
United Kingdom

M. Preymesser GmbH & Co. KG
Hafenstr. 95
D-74078 Heilbronn
Germany

M. Preymesser GmbH & Co. KG
Industriestr. 3
D-84 180 Loiching
Germany

Ball Packaging Europe GmbH
Hamburger Str. 36 - 41
D-38 114 Braunschweig
Germany

M. Preymesser GmbH & Co. KG
Otto-Lilienthal-Str. 34
D-71034 Boblingen
Germany

GE Hungary RT
Vaci ut. 77
Budapest
Hungary

Stahl Zentrurn Glauchau GmbH & Co. KG
Peniger Str. 17
D-0837 I Glauchau
Germany

Loan Party	Address	Subject to Bailee/Landlord Letter
W. Hartrnann & CO.
Rodingsmarkt 39
D-20459 Hamburg
Germany

Lapple Blechverarbeitung GmbH & Co. KG
Bayern
Maxhiitter Str. 16
D-93 I58 Teublitz
Germany

Alcan Alluminio S.P.A.
Via Bruno Buozzi 12
Fizzonasco di Pieve
Italy

Panopa Logistik GmbH
Max-von-Laue Weg 2
D-38448 Wolfsburg
Germany

ThyssenKmpp Schulte GmbH
Robert-Bosch-Str. 1
D-38112 Braunschweig
Germany

ThyssenKrupp Metallcenter GmbH
Am Storrenacker 4
D-76139 Karlsruhe
Germany

SMK Stahlmagazin GmbH
Von-Miller Str. 3 1
D-6766 I Kaiserslautern
Germany

Inventory with commission processor
(Lohnveredler)

LTI Metalltechnik GmbH
Im Fliirlein 16
D-742 14 Schontal-Berlichingen
Germany

Coils Anodizing N.V.
Industriezone 5
Landen
Belgium

Loan Party	Address	Subject to Bailee/Landlord Letter
Decomecc Co.
Bilzer Weg 8
3600 Genk
Belgium

Rede
Rue de la Libtration
60530 Le Mesnil en Thelle
France

Jaguar Cars Ltd.
Central Accounts Payable
R.40/3 10
Trafford House, Station Way
Basildon, SS16 5XX
United Kingdom

Inventory with customers who purchase on approval (gutbefund)

Tirsan Anhangerproduktion u. Handel Goch
GmbH
Siemensstr. 74
approval (Gutbefund)
D-47574 Goch
Germany

Alutech Ges.mbH
Untersbergstr. 1
Austria

Behr Motorradtechnik Reichenbach GmbH
Gewerbering 2
D-08468 Reichenbach
Germany

Becker Plastics GmbH
Am Bahnhof 3
D-45711 Datteln
Germany

Alfun AS.
Zahradni 1610/40
79201 Bruntal
Czech Republic

Aries S.P.A.
Strada Torino 23
10092 Beinasco (To) Italy

Loan Party	Address	Subject to Bailee/Landlord Letter
Lapple Blechverarbeitung GmbH & Co. KG
Bayern
Maxhutter Str. 16
D-93 158 Teublitz
Germany

Jaguar Cars Ltd.
Central Accounts Payable
R.4013 10
Trafford House, Station Way
Basildon, SS16 5XX
United Kingdom

Alcan Singen GmbH
Ahsingen-Platz 1
D-78221 Singen
Germany

Third Party in Possession regarding Plettenberg Ohle:

Inventory and consignment arrangements:

ContiTech TechnoChemie
D-61184 Karben
Germany

ContiTech TechnoChemie GmbH
D-3829 Salzgitter
Germany

Continental Industrias
E-28820 Coslada-Madrid
Spain

Sped. Muller (Dura)
D-54552 Mehren
Germany

Dura Shifter Systems
GB-Llangennech, SA14 8DZ
United Kingdom

Sped. Hermann Merkel (Eaton)
D-76456 Kuppenheim
Germany

Loan Party	Address	Subject to Bailee/Landlord Letter
Eaton Fluid Power
Brierley Hill
West Midlands DY5 2LB
England
United Kingdom

Inventory at forwarding agency:

Excel GmbH
D-Meinerzhagen

Inventory under consignment arrangements:

Baars
Kattenberg 52a
D-18273 Gustrow
Germany

Dewitz
Nicolaistrasse 32
D-12247 Berlin
Germany

Moller
Alter Hellweg 62
D-44064 Dortmund
Germany

Pohl
Erich — Zeigner — Allee 69/73
D-04229 Leipzig
Germany

Zable
Gateforth Lane
GB-YO8 9HP Hambleton Selby
United Kingdom

Zaiser
Neuwiesen 9
D-73312 Geislingen
Germany

A.F.V. Emballages
28 Grande Rue
F-78790 Hargeville
France

Loan Party	Address	Subject to Bailee/Landlord Letter
Inventory at external storage area:

ARG
Am Stadthafen 51 - 65
D-45881 Gelsenkirchen
Germany

Boon Weets Industriezone Webbekom 2/16 B-3290 Diest Belgium

Compackt
Kalver Strasse 20
D-585 15 Liidenscheid
Germany

Fahmer
Plettenberger Str. 12
D-58791 Werdohl
Germany

Trimet
Am Stadthafen 51 - 65
D-45881 Gelsenkirchen
Germany

Schmitt
Ebbetalstrasse 63a
D-58840 Plettenberg
Germany

Sperrlager OV-APO
Bahnhofstr. 27
CH-6890 Lustenau
Switzerland

Schneider Maschinenbau
Maumker Strasse 13
D-57368 Lennestadt
Germany

Cordes & Simon
Spannstiftstr. 1 - 39
D-58 119 Hagen
Germany

Novelis do	Inventory stored with customers under consignment arrangements:
Brasil Ltda.

Loan Party	Address	Subject to Bailee/Landlord Letter
	Cabreúva	N/A
Crown Embalagens S/A
Rod. Dom Gabriel P. B. Couto, Km 80.24
Cabreúva, SP
CEP 13315-000
Brazil

Schedule 4.01(g)
Local and Foreign Counsel
▪	Lawson Lundell LLP, as special British Columbia and Alberta counsel to the Loan Parties

▪	Desjardins Ducharme L.L.P., as special Quebec counsel to the Loan Parties

▪	Macfarlanes, as UK counsel to the Loan Parties

▪	Norr StiefenHofer Lutz, as German counsel to the Loan Parties

▪	Ernst & Young Societe d’Avocats, as French counsel to the Loan Parties

▪	Levy & Salomao Advogados, as Brazilian counsel to the Loan Parties

▪	A&L Goodbody, as Irish counsel to the Loan Parties

▪	Homburger, as Swiss counsel to the Loan Parties

▪	Studio Legale Tributario, as Italian counsel to the Loan Parties

▪	Kim & Chang, as Korean counsel to the Loan Parties

▪	Van Olmen — Wynant, as Belgian counsel to the Loan Parties

▪	Elvinger Dessoy Dennewald, as Luxembourg counsel to the Loan Parties

▪	Jones Day, as Georgia, Ohio and Texas counsel to the Loan Parties

▪	Jackson Kelly PLLC, as West Virginia counsel to Loan Parties

▪	Ice Miller, as Indiana counsel to Loan Parties

▪	Taft Stettinius & Hollister LLP, as Kentucky counsel to Loan Parties

Schedule 4.01(I)
Sources and Uses
Sources and Uses
in millions
Sources

	Amount	%
New Term Loan	$960.0	75%
New ABL Revolver*	$324.0	25%

Total	$1,284.0	100%

Uses

	Amount	%
Refinance Term Loan	$822.0	64%
Refinance Revolver	$443.0	35%
Fees and expenses	$19.0	1%

	$1,284.0	100%

*	After giving effect to the borrowing and repayment to occur on the Closing Date pursuant to the Credit Agreement in an aggregate amount of approximately $226 million

Schedule 4.01(o)(iii)
Title Insurance Amounts

Facility	Amount
Greensboro, Georgia		$8,110,000
Terre Haute, Indiana		$24,450,000
Berea, Kentucky		$16,500,000
Louisville, Kentucky		$11,000,000
Scriba, New York		$28,920,000
Warren, Ohio		$13,670,000
Fairmont, West Virginia		$22,300,000
Kingston, Ontario	C$	50,710,000
Saguenay, Quebec	C$	20,980,000

Schedule 5.11(b)
Certain Subsidiaries
Novelis Italia SpA
Novelis Foil France SAS
Novelis PAE SAS

Schedule 5.16
Post-Closing Covenants
1.	Within 30 days (or such longer period as may be agreed to by the Funding Agent in its sole discretion), Novelis Europe Holdings Limited shall deliver to the Funding Agent a Pledge Agreement Over Shares in favor of the Secured Parties whereby Novelis Europe Holding Limited pledges 100% of the share capital of Novelis Italia S.p.A.

2.	Within 30 days (or such longer period as may be agreed to by the Funding Agent in its sole discretion) Borrowers shall deliver to the Funding Agent share certificates representing, individually, (i) 84,393,463 ordinary shares issued by Novelis Europe Holdings Limited to Novelis Inc.; (ii) 1 ordinary share issued by Novelis Europe Holdings Limited to Novelis Inc.; and (iii) 144,928,900 preferred shares issued by Novelis Europe Holdings Limited to Novelis Inc. If Borrowers are not able to locate such share certificates, Borrower shall cause to be executed lost stock affidavits and shall cause Novelis Europe Holdings Limited to reissue such certificates, with such certificates to be delivered to the Funding Agent within the time period proscribed in this paragraph 2.

3.	Within 3 Business Days after the date hereof, Borrowers shall deliver to the Funding Agent an executed final copy, with an original to follow via next-business-day-delivery, of an opinion letter from Taft, Stettinius & Hollister LLP concerning the enforceability of the mortgages and fixture filings with respect to the real property located in each of Madison County and Jefferson County, Kentucky.

4.	Within 10 Business Days (or such longer period as may be agreed to by the Funding Agent in its sole discretion) the Borrowers shall deliver to the Term Loan Administrative Agent replacements for the Pledged Intercompany Notes listed on Schedule 11 on the Perfection Certificate other than those entered into on the Closing Date in the form of Intercompany Note found in Exhibit P together with endorsements.

5.	Within forty-five (45) days of closing (or such longer period as may be agreed to by the Funding Agent in its sole discretion) each Guarantor will, subject to the proviso below, execute, deliver, and submit to the relevant government office(s) for filing or registration, and pay the requisite fee for such filing or registration, all documents reasonably requested by the Collateral Agent and necessary to validate or perfect the Lien of the Collateral Agent, for the ratable benefit of the Secured Parties, in any material Intellectual Property that such Guarantor owns in Germany, Switzerland, Canada, the UK and the US. In particular:
     (i) with respect to IP established under U.S. law, other than obsolete or abandoned IP, Guarantor will (a) execute, deliver, and submit an agreement substantially in the form of the U.S. Intellectual Property Security Agreement for recording in the U.S. Patent and Trademark Office and U.S. Copyright Office, (b) execute and deliver and file Form UCC-1s in the applicable Secretary of State’s Office and (c) record in the U.S. Patent and

Trademark Office and U.S. Copyright Office, as applicable, documentation necessary to bring title to such IP current into the name of the relevant Guarantor,
     (ii) with respect to IP established under German law, other than obsolete or abandoned IP, Guarantor will execute and deliver a Security Transfer and Assignment Agreement Relating to Intellectual Property Rights (which may be recorded in the relevant German IP registry office upon the occurrence of an Event of Default),
     (iii) with respect to IP established under UK law, other than obsolete or abandoned IP, Guarantor will (a) execute and deliver Form 24s for recording in the relevant UK IP registry, (b) execute, deliver and file appropriate documents for recording with the UK Companies House and (c) record documentation in the UK IP registry necessary to bring title to such IP current into the name of the relevant Guarantor,
     (iv) with respect to IP established under Canadian law, Guarantor will file or cause to be filed any additional registrations under the PPSA required by the Collateral Agent in respect of the appropriate Security Documents,
     (v) with respect to IP established under Swiss law, Guarantor will execute and deliver, or submit for registration at its sole cost and expense, such documents and instruments for recording the Collateral Agent’s Lien, for the ratable benefit of the Secured Parties, as are necessary and appropriate;
     provided that, in each of the foregoing clauses (iv) and (v), the cost of recording such documents and instruments, or of bringing the title to such IP current, is not unreasonable when compared to the value of the IP, and its materiality to the business of the Guarantor or other Guarantors.
6.	Within 1 Business Day of the Closing Date (or such longer period as may be agreed to by the Funding Agent in its sole discretion) a Share Pledge of 100% of the capital stock of Novelis Deutschland GmbH for the Term Lenders and one such Share Pledge for the ABL Lenders accompanied by an opinion of A&L Goodbody covering such Share Pledges.

7.	Transfer of Title to Movable Assets to be provided within 5 Business Days of the Closing Date (or such longer period as may be agreed to by the Funding Agent in its sole discretion).

8.	Negative pledge over real estate in Germany with undertaking not to transfer the real estate within 5 Business Days of the Closing Date (or such longer period as may be agreed to by the Funding Agent in its sole discretion, including, at the election of the Funding Agent, entry into the land register of respective encumbrances securing the negative pledge and no-transfer (within 2 months from the election)).

9.	Evidence that the land charges have been effectively transferred to Novelis Deutschland GmbH within 2 months, or such longer period acceptable to the Funding Agent.

10.	Copy of Trust Agreement between Novelis AG and Novelis Deutschland GmbH, within one Business Day.

11.	Commerzbank Receipt of Trust Agreement and issuance of Lien Waiver (or subordination) Agreement Over All Pledged Bank Accounts within 5 Business Days of the Closing Date (or such longer period as may be agreed to by the Funding Agent in its sole discretion).

12.	Global Assignment of Receivables and Insurance Claims (Globalzession) by Novelis Deutschland GmbH within 10 Business Days of the Closing Date (or such longer period as may be agreed to by the Funding Agent in its sole discretion).

13.	Ten (10) notarized originals and 190 simple originals of executed assignment notices by Novelis AG within 10 Business Days of the Closing Date (or such longer period as may be agreed to by the Funding Agent in its sole discretion), and two hundred Novelis Deutschland GmbH executed notices of assignment within 1 Business Day of the Closing Date (or such longer period as may be agreed to by the Funding Agent in its sole discretion).

14.	Security transfer agreements over all IP rights of Novelis Deutschland GmbH.
          All of the above documents shall be required to be delivered in a form and substance satisfactory to the Agents.

Schedule 6.01(b)
Existing Indebtedness

		Bank Name/			US$
Company	Description	Noteholder	Issue Date	Due date	Amount
Novelis Korea Ltd.	Loan	Korea Exchange Bank	December 28, 2004	December 28, 2007	$70,000,000
Novelis Korea Ltd.	Loan	Shinhan Bank	November 17, 2004	November 17, 2007	$42,539,615
Novelis Korea Ltd.	Loan	Shinhan Bank	December 24, 2004	December 24, 2007	$26,587,259
Novelis Korea Ltd.	Loan	Korea Exchange Bank	November 9, 2000	September 15, 2008	$246,942
Novelis Korea Ltd.	Loan	Korea Exchange Bank	August 14, 2002	September 15, 2010	$402,903
Novelis Korea Ltd.	Loan	Shinhan Bank	December 18, 2003	June 15, 2011	$318,196
Novelis AG	Capital lease	Leasing Company	August 17, 2005	August 17, 2011	$3,315,855
Novelis AG	Capital lease	Alcan	December 30, 2004	Q4, 2019	$46,321,440
Novelis Foil France SAS	Loan	C.I.L	December 31, 1992	December 31, 2012	$305,395
Novelis Foil France SAS	Loan	C.I.L	December 31, 1991	December 31, 2011	$305,190
Novelis Luxembourg	Loan	SNCI	November 27, 2003	March 31, 2009	$1,226,912
Novelis Italia SpA	Loan	Ministero del Tesoro	April 14, 2000	April 14, 2009	$306,935
Novelis AG	Loan	Commerzbank, Berlin	N/A	N/A	$45,842
Novelis Foil France SAS	Loan	Societe Generale	N/A	N/A	$15,208
Novelis Italia SpA	Loan	Credito Artigiano SPA	N/A	N/A	$1,830,815
Novelis Italia SpA	Loan	Banca lntesa SPA	N/A	N/A	$2,007,564
Novelis Italia SpA	Loan	San Paolo Imi SPA	N/A	N/A	$34,384
Novelis Italia SpA	Loan	Banca Popolare di Bergamo SPA	N/A	N/A	$129,176
Novelis Italia SpA	Loan	Unicredit Banca SPA	N/A	N/A	$172,873
With respect to Indebtedness under the Senior Note Documents, the obligors thereunder include (in addition to Loan Parties) Eurofoil, Inc.

Schedule 6.02(c)
Existing Liens
The exceptions from the title insurance coverage as set forth on the attached Annex A.

Registration/
		File No. and	Renewal Period	Collateral
Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Description
NOVELIS CORPORATION PO BOX 6977 CLEVELAND, OHIO 44101-1977	AIR LIQUIDE INDUSTRIAL US LP 12800 WEST LITTLE YORK ROAD HOUSTON, TEXAS 77041	05-0021329284 JULY 8, 2005 AMENDMENT 05-00265681 AUGUST 24, 2005	5 YEARS	VERTICAL VESSEL 9000 GALLON SERIAL #L1348 VERTICAL VESSEL 13000 GALLON SERIAL #S1154 AND S1155 (LOCATION: ALCAN ALUMINUM 448 COUNTY ROUTE 1A, OSWEGO, NY 13126)
VERTICAL VESSEL: 11000 GALLON SERIAL # 318 (LOCATION: CHASE CITY, VA)

NOVELIS CORPORATION 6060 PARKLAND BLVD. CLEVELAND, OHIO 44124	MARUBENI AMERICA CORPORATION 450 LEXINGTON AVENUE NEW YORK, NY 10017	06-0002744609 JANUARY 25, 2006	5 YEARS	PURCHASE MONEY SECURITY INTEREST IN ALL PRIMARY ALUMINUM TEE BARS SHIPPED TO DEBTOR AND ALL PROCEEDS ARISING FROM THE SALE OF PRIMARY ALUMINUM TEE BARS.

NOVELIS CORPORATION 3399 PEACHTREE ROAD ATLANTA, GA 30326-1120	IOS CAPITAL 1738 BASS ROAD MACON, GA 31210-1043	06-0004965040 FEBRUARY 13, 2006	5 YEARS	All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. 1799592, and all additions, improvements,

Registration/
		File No. and	Renewal Period	Collateral
Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Description
attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) there from.

NOVELIS CORPORATION 6060 PARKLAND BLVD. CLEVELAND, OHIO 44124	THOMPSON TRACTOR CO., INC. PO BOX 10367 BIRMINGHAM, AL 35202	06-0017582291 MAY 23, 2006	5 YEARS	ONE (1) GC55, S/N AT88A00191, INCLUDING PROCEEDS.

NOVELIS CORPORATION 448 COUNTY ROUTE 1A OSWEGO, NY 131263962	DE LAGE LANDEN FINANCIAL SERVICES INC. 1111 OLD EAGLE SCHOOL ROAD WAYNE, PA 19087	06-0032929798 OCTOBER 3, 2006	5 YEARS	UCC-1 WITH A SCHEDULE A, INCLUDING ALL COMPONENTS, ADDITIONS, UPGRADES, ATTACHMENTS, ACCESSIONS, SUBSTITUTIONS, REPLACEMENT AND PROCEEDS OF THE FOREGOING. THIS FILING IS FOR PRECAUTIONARY PURPOSES IN CONNECTION WITH AN EQUIPMENT LEASING TRANSACTION AND IS NOT TO BE CONSTRUED AS INDICATING THAT THE TRANSACTION IS OTHER THAN A TRUE LEASE.

NOVELIS CORPORATION 6060 PARKLAND BLVD. CLEVELAND, OHIO 44124	GLENCORE LTD. 3 STAMFORD PLAZA 301 TRESSOR BLVD. STAMFORD, CT 06901-3244	06-0033941541 OCTOBER 12, 2006	5 YEARS	All of Glencore Ltd.’s A7E, A71, P1020 (ingot) AND/OR ITS EQUIVALENT stored from time to time at storage facilities of Novelis Corporation located at four Novelis locations.

Schedule 6.04(b)
Existing Investments
Investments as set forth in Schedule 10 to the Perfection Certificates delivered by each of the Loan Parties.
Note issued by Novelis UK Ltd in favor of Novelis Luxembourg Participations S.A., dated February 3, 2005, in the principal amount of $123,457,338, and maturing February 3, 2015 (the “NLP Note”).
Note issued by Novelis AG in favor of Novelis Laminés France SAS, dated June 10, 2007 in the principal amount of EUR 700,000 and maturing July 10, 2007 (the “NLF Note”).
Note issued by Novelis AG in favor of Novelis PAE SAS, dated June 29, 2007 in the principal amount of EUR 4,800,000 and maturing
July 9, 2007 (the “NP Note”).
It is expressly understood and agreed that the NLP Note, the NLF Note and the NP Note shall be permitted under Section 6.04(b) of the Credit Agreement for a period of 30 days following the Closing Date and the NLP Note, the NLF Note and the NP Note shall automatically (and without further action by any party) be removed from this Schedule 6.04(b) on the 31st day following the Closing Date.

Schedule 9.01(b)
Cash Management
USA

	TYPE OF		BANK OR	ACCOUNT
OWNER	ACCOUNT	JURISDICTION	INTERMEDIARY	NUMBERS
Novelis Corporation	Disbursement -US	U.S.	Citibank Delaware	3869-9988
Novelis Corporation	Concentration	U.S.	National City Bank	983075782
Novelis Corporation	Lockbox -Trade	U.S.	Bank of America	3284734433
Novelis Corporation	Lockbox -Misc	U.S.	Bank of America	3344885994
CANADA

	TYPE OF		BANK OR	ACCOUNT
OWNER	ACCOUNT	JURISDICTION	INTERMEDIARY	NUMBERS
Novelis Inc.	Overdraft	Canada	Citibank -Canada	2-015044-017
Novelis Inc.	Overdraft	Canada	Citibank -Canada	2-015044-001
Novelis Inc.	Lockbox, Consolidation	Canada	RBC	114-743-8
Novelis Inc.	Lockbox, Consolidation	Canada	RBC	403-820-4
Novelis Inc. Novelis Inc. Novelis Inc. Novelis Inc. Novelis Inc.	Lockbox Lockbox Lockbox Lockbox Lockbox	Canada Canada Canada Canada Canada	RBC RBC RBC RBC RBC	TO 7864C MO 7864C CO 7864C VO 7864C TO 8978U
SWITZERLAND

	TYPE OF		BANK OR
OWNER	ACCOUNT	JURISDICTION	INTERMEDIARY	ACCOUNT NUMBERS
Novelis AG	Treasury Account	Switzerland	Credit Suisse Zürich-Paradeplatz	0835 492976 82 2
Novelis AG	Treasury Account	Switzerland	Credit Suisse Zürich-Paradeplatz	0835 492976 81 0
Novelis AG	Treasury Account	Switzerland	Credit Suisse Zürich-Paradeplatz	0835 492976 82 0
Novelis AG	Treasury Account	Switzerland	Credit Suisse Zürich-Paradeplatz	0835 492976 81 1
Novelis AG	Treasury Account	Switzerland	Credit Suisse Zürich-Paradeplatz	0835 492976 82 9
Novelis AG	Treasury Account	Switzerland	Credit Suisse Zürich-Paradeplatz	0835 492976 82 11
Novelis AG	Treasury Account	Switzerland	Credit Suisse Zürich-Paradeplatz	0835 492976 821
Novelis AG	Treasury Account	Switzerland	Credit Suisse Zürich-Paradeplatz	0835 492976 82 12
Novelis AG	Master Cash Pool Accounts	Germany	Commerzbank Berlin	100/4 205990500DKK
Novelis AG	Master Cash Pool Accounts	Germany	Commerzbank Berlin	100/4 205990500EUR

	TYPE OF		BANK OR
OWNER	ACCOUNT	JURISDICTION	INTERMEDIARY	ACCOUNT NUMBERS
Novelis AG	Master Cash Pool Accounts	Germany	Commerzbank Berlin	100/4 205990500NOK
Novelis AG	Master Cash Pool Accounts	Germany	Commerzbank Berlin	100/4 205990500SEK
Novelis AG	Master Cash Pool Accounts	Germany	Commerzbank Berlin	100/4 205990500GBP
Novelis AG	Master Cash Pool Accounts	Germany	Commerzbank Berlin	100/4 205990500USD
Novelis AG	Master Cash Pool Accounts	Germany	Commerzbank Berlin	100/4 205990500CHF
Novelis AG	Master Cash Pool Accounts	Germany	Commerzbank Berlin	100/4 205990500AUD
Novelis AG	Master Cash Pool Accounts	Germany	Commerzbank Berlin	100/4 205990500CAD
Novelis Switzerland SA	Account Receivable / Payable	Switzerland	Credit Suisse	CH21 0483 5089 4273 4100 0
Novelis Switzerland SA	Account Receivable / Payable	Switzerland	Credit Suisse	CH84 0483 5089 4273 4200 0
Novelis Switzerland SA	Account Receivable / Payable	Switzerland	Credit Suisse	CH57 0483 5089 4273 4200 1
Novelis Switzerland SA	Account Receivable / Payable	Switzerland	Credit Suisse	CH30 0483 5089 4273 4200 2
Novelis Technology AG	Account Receivable / Payable	Switzerland	Credit Suisse Zürich	0835 110381 92 1
Novelis Technology AG	Account Receivable / Payable	Switzerland	Credit Suisse Zürich	0835 110381 91
Novelis Technology AG	Account Receivable / Payable	Switzerland	Credit Suisse Zürich	0835 110381 92
GERMANY

BANK OR
OWNER	TYPE OF ACCOUNT	JURISDICTION	INTERMEDIARY	ACCOUNT NUMBERS
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	100 400 00 205991300
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	100 400 00 205991300
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	100 400 00 205991300
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	100 400 00 205991300
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	100 400 00 205991300
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	100 400 00 205991300

BANK OR
OWNER	TYPE OF ACCOUNT	JURISDICTION	INTERMEDIARY	ACCOUNT NUMBERS
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	100 400 00 205991300
Novelis Deutschland GmbH	Main Account	Germany	Commerzbank	100 400 00 205991302
Novelis Deutschland GmbH	Main Account	Germany	Commerzbank	100 400 00 205991302
Novelis Deutschland GmbH	Main Account	Germany	Commerzbank	100 400 00 205991302
Novelis Deutschland GmbH	Main Account	Germany	Commerzbank	100 400 00 205991302
Novelis Deutschland GmbH	Main Account	Germany	Commerzbank	100 400 00 205991302
Novelis Deutschland GmbH	Main Account	Germany	Commerzbank	100 400 00 205991302
Novelis Deutschland GmbH	Main Account	Germany	Commerzbank	100 400 00 205991302
Novelis Deutschland GmbH	Payable Metal Account	Germany	Commerzbank	100 400 00 205991301
Novelis Deutschland GmbH	Pension Account	Germany	Commerzbank	100 400 00 205991301
Novelis Deutschland GmbH	Fees Account	Germany	Commerzbank	100 400 00 205995400
Novelis Deutschland GmbH	Security and Reserve Account	Germany	Commerzbank	100 400 00 205995408
Novelis Deutschland GmbH	Deposit Account	Germany	Commerzbank	100 400 00 205991309
Novelis Deutschland GmbH	Deposit Account	Germany	Commerzbank	100 400 00 205991309
Novelis Deutschland GmbH	Deposit Account	Germany	Commerzbank	100 400 00 1766005
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	458 400 26 6208870
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	458 410 31 8203200
Novelis Deutschland GmbH	Account Receivable / Payable	Germany	Commerzbank	810 400 00 6526172

BANK OR
OWNER	TYPE OF ACCOUNT	JURISDICTION	INTERMEDIARY	ACCOUNT NUMBERS
Novelis Deutschland GmbH	Pension Account	Germany	Commerzbank	760 400 61 521823501
Novelis Deutschland GmbH	Account Receivable / Payable	Spain	Commerzbank	COBAESM 3631686
Novelis Deutschland GmbH	Account Receivable / Payable	United Kingdom	Commerzbank	COBAGB2 1152214
Novelis Deutschland GmbH	Account Payable	Finland	Nordea Pamki Suomi Oyi	NDEAFIHHXXX 15713027756
Novelis Deutschland GmbH	Account Payable	Denmark	Den Danske Bank	DABADKKKXXX 3326147966
Novelis Deutschland GmbH	Account Payable	France	Societe Generale	SOGEFRPP 00020491387
Novelis Deutschland GmbH	Account Payable	Netherlands	Postbank	PSTBNL21 1775145
Novelis Deutschland GmbH	Account Payable	Belgium	Fortis Bank	GEBABEBB 210073796440
Novelis Deutschland GmbH	Account Payable	Netherlands	ABN AMRO Bank NV	ABNANL2A 417007310
UK

Security Account
Account Bank	Jurisdiction	Security Account Numbers	name
HSBC Bank plc	U.K.	51050176 (Bridgnorth — GBP)	Novelis UK Ltd
City of London		51269313 (Rogerstone — GBP)	Novelis UK Ltd
Corporate Office		1272284	Novelis Europe
Canary Wharf			Holdings Limited
London
E14 5HQ
Sort Code: 40-02-50

HSBC Bank plc	U.K.	36650238 (Bridgnorth — CAD)	Novelis UK Ltd.
City of London		59081939 Rogerstone — CAD)
Corporate Office		57166067 (Bridgnorth EUR)
Canary Wharf		59081947 (Rogerstone EUR)
London		57478406 (Bridgnorth CHF)
E14 5HQ		67178848 (Rogerstone CHF)
Sort Code: 40-05-15		57478371 (Bridgnorth SEK)
59081971 (Rogerstone SEK)
59081963 (Rogerstone DKK)
36658094 (Bridgnorth USD)
59081955 (Rogerstone USD)
		59241725 (EUR)	Novelis Europe

Security Account
Account Bank	Jurisdiction	Security Account Numbers	name
		59241733 (USD)	Holdings Limited

Commerzbank AG, London Branch 60 Gracechurch Street	U.K.	30119391 (Rogerstone EUR) 30119392 (Bridgnorth EUR)	Novelis UK Ltd.
London EC3V 0HR
Sort Code: 40-62-01

EXHIBIT A
Form of
ADMINISTRATIVE QUESTIONNAIRE

NOVELIS INC.

Agent Address:	LaSalle Business Credit, LLC 135 South LaSalle Street, Suite 425 Chicago, Illinois 60603	Return form to: Steven Friedlander Telephone: (312) 992-2487 Facsimile: 312-992-1501 E-mail: steven.friedlander@abnamro.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.
Legal Name of Lender to appear in Documentation:

Signature Block Information:

•	Signing Credit Agreement	☐	Yes	☐	No

•	Coming in via Assignment	☐	Yes	☐	No

•	Swiss Qualifying Bank	☐	Yes	☐	No

•	Canadian Resident	☐	Yes	☐	No

•	Specified Foreign Currency Capacity	☐	Yes	☐	No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other- please_specify)

Lender Parent:

EXHIBIT A-1

Domestic Address	Eurocurrency or EURIBOR Address

Canadian Address

EXHIBIT A-2

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Bid Contact	L/C Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

EXHIBIT A-3

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Agent’s Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

EXHIBIT A-4

Tax Documents
NON-U.S. LENDER INSTITUTIONS:
I. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
II. Flow-Through Entities:
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, other non- U.S. flow-through entity or Qualified or Non-Qualified Intermediary, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Subject to applicable exceptions (including an exception for certain U.S. branches of foreign banks), Non-Qualified Intermediaries and Foreign Flow-Through Entities other than “foreign withholding partnerships” are generally required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing the form applicable to your institution. Original tax form(s) must be submitted within 90 days after the first payment of income.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, we request that you submit an original Form W-9 (Request for Taxpayer Identification Number and Certification).
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.
EXHIBIT A-5

EXHIBIT B
Form of
Assignment and Assumption
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Funding Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participations in any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	[Novelis, Inc.][Novelis Corporation, Novelis PAE Corporation, Novelis Finances USA LLC, Novelis South America Holdings LLC and Aluminum Upstream Holdings LLC][Novelis UK Ltd][Novelis AG]

4.	Funding Agent:	LaSalle Business Credit, LLC, as the funding agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among

[1]	Select as applicable.
EXHIBIT B-1

NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. Subsidiaries of the Canadian Borrower signatory thereto as Borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors, the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers.
6. Assigned Interest:

Aggregate Amount
of [U.S./European
	Commitments/U.S./	Amount of	Percentage Assigned
	European	[U.S./European	of [U.S./European
	Revolving	Commitments/U.S./	Commitments/U.S./
	Loans][Canadian	European Revolving	European Revolving
	Commitments/Canadian	Loans][Canadian	Loans][Canadian
	Revolving	Commitments/Canadian	Commitments/Canadian
	Loans] for all	Revolving	Revolving
Facility Assigned	Lenders[2]	Loans] Assigned[2]	Loans][3]
[U.S. Revolving	$	$	%
Loans][Swiss Revolving Loans][U.K. Revolving Loans] [Canadian Revolving Loans] [European Swingline Loans]
7. Swiss Qualifying Bank: Assignee [is][is not] a Swiss Qualifying Bank.
8. Canadian Resident: Assignee [is][is not] a Canadian Resident.

[2]	Set forth in Dollar Equivalent.

[3]	Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all Lenders thereunder.
EXHIBIT B-2

9. [Trade Date:                     ]4

[4]	To be completed if the Assignor and Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
EXHIBIT B-3

Effective Date: __________ ____, 20 _______ [TO BE INSERTED BY FUNDING AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]5
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

[NOVELIS INC., as Administrative Borrower][6]

By:
Name:
Title:

LASALLE BUSINESS CREDIT, LLC, as Funding Agent

By:
Name:
Title:

[5]	This date may not be fewer than 5 Business days after the date of assignment unless the Funding Agent otherwise agrees.

[6]	To be added only if the approval of such person is required by the terms of the Credit Agreement.
EXHIBIT B-4

[ABN AMRO BANK N.V., as U.S./European Issuing Bank and as Swingline Lenter][6]

By:
Name:
Title:

[ABN AMRO BANK N.V., as Canadian Issuing Bank][6]

By:
Name:
Title:
EXHIBIT B-5

ANNEX 1 to Assignment and Assumption
[BORROWER]
CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties, any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 4.01(e) or 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Funding Agent or any other Lender, (vi) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire in the form of Exhibit A to the Credit Agreement, (vii) to the extent required by the Credit Agreement, the Funding Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (viii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of
EXHIBIT B-ANNEX 1-1

Section 2.16(c), 11.02(d) and 11.04 of the Credit Agreement, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control).
2. Payments. From and after the Effective Date, the Funding Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.
EXHIBIT B-ANNEX 1-2

EXHIBIT C
Form of
BORROWING REQUEST
LaSalle Business Credit, LLC,
     as Funding Agent for
the Lenders referred to below,
135 South LaSalle Street, Suite 425
Chicago, Illinois 60603
Attention: Steven Friedlander
Re: NOVELIS
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as Borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers. Administrative Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Borrowing	[U.S. Revolving Loans]
[Canadian Revolving Loans]
[U.K. Revolving Loans]
[Swiss Revolving Loans]
[U.S. Swingline Loans]
[European Swingline Loans]

(B)	Approved Currency of Borrowing

EXHIBIT C-1

(C)	Principal amount of Borrowing[1]

(D)	Date of Borrowing (which is a Business Day)

(E)	Type of Borrowing	[ABR] [Eurocurrency] [EURIBOR] [Canadian Base Rate] [BA Rate][2]

(F)	Interest Period and the last day thereof[3]

(G)	Funds are requested to be disbursed to Borrower’s account with [ ] (Account No. ).
Administrative Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b), (c) and (d) of the Credit Agreement are satisfied as of the date hereof.
[Signature Page Follows]

[1]	Dollar Denominated Loans must be in an amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million for ABR Loans and (ii) an integral multiple of $1.0 million and not less than $5.0 million for Eurocurrency Loans. Canadian Dollar Denominated Loans must be in an amount that is (i) an integral multiple of Cdn.$1.0 million and not less than Cdn.$5.0 million for Canadian Base Rate Loans and (ii) an integral multiple of Cdn.$1.0 million and not less than Cdn.$5.0 million for BA Rate Loans. Euro Denominated Loans must be in amount that is (i) an integral multiple of €1.0 million and not less than €5.0 million. GBP Denominated Loans must be in an amount that is at least GBP2.5 million and, if greater, an integral multiple of GBP1.0 million. U.S. Swingline Loans must be in an amount that is not less than $1.0 million and integral multiples of $500,000 above such amount. European Swingline Loans must be in an amount that is not less than €1.0 million (for Loans denominated in Euros), GBP1.0 million (for Loans denominated in GBP), or CHF1.0 million (for Loans denominated in Swiss Francs) and integral multiples of €500,000, GBP500,000 or CHF500,000, respectively, above such amount.

[2]	Shall be ABR for U.S. Swingline Loans and Eurocurrency or EURIBOR for European Swingline Loans.

[3]	Shall be subject to the definition of “Eurocurrency Interest Period”, “EURIBOR Interest Period” or “BA Rate Interest Period”, as applicable, set in the Credit Agreement.
EXHIBIT C-2

NOVELIS INC., as Administrative Borrower
By:
Name:
Title:

EXHIBIT C-3

EXHIBIT D
Form of
COMPLIANCE CERTIFICATE
     I, [___], the [Financial Officer] of [____] (in such capacity and not in my individual capacity), hereby certify that, with respect to that certain Credit Agreement, dated as of July 6, 2007 (the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. Subsidiaries of the Canadian Borrower signatory thereto as Borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers:
     (a) Attached hereto as Schedule 1 are detailed calculations1 demonstrating compliance Borrower and its Subsidiaries with Section 6.10 of the Credit Agreement. Borrower and its Subsidiaries are in compliance with such Sections as of the date hereof. [Attached hereto as Schedule 2 is the report of [accounting firm.]]2
     (b) The Borrower was in compliance (to the extent required by the terms thereof) with each of the covenants set forth in Section 6.10 of the Credit Agreement at all times during and since [____].
     (c) No Default has occurred under the Credit Agreement which has not been previously disclosed, in writing, to the Funding Agent pursuant to a Compliance Certificate.3
     (d) Attached hereto as Schedule 3 are detailed calculations showing a reconciliation of Consolidated EBITDA to the net income set forth on the statement of income, on a quarterly basis.

[1]	Calculations shall be in reasonable details satisfactory to the Funding Agent (including a breakdown of such computations on a quarterly basis).

[2]	To accompany annual financial statements only, to the extent permitted under applicable accounting guidelines. The report must opine or certify that, with respect to its regular audit of such financial statements, which audit was conducted in accordance with GAAP, the accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof.

[3]	If a Default shall have occurred, an explanation specifying the nature and extent of such Default shall be provided on a separate page together with an explanation of the corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).
EXHIBIT D-1

[Signature Page Follows]
EXHIBIT D-2

Dated this [   ] day of [      ], 20[   ].

[ ]

By:
Name:
Title: [Financial Officer]
EXHIBIT D-3

SCHEDULE 1
Financial Covenants
EXHIBIT D-4

[SCHEDULE 2]
[Report of Accounting Firm]
[See attached]
EXHIBIT D-5

[SCHEDULE 3]
[Reconciliation of Consolidated EBITDA to net income]
[See attached]
EXHIBIT D-6

EXHIBIT E
Form of
INTEREST ELECTION REQUEST
LaSalle Business Credit, LLC,
   as Funding Agent
135 South LaSalle Street, Suite 425
Chicago, Illinois 60603
Attention: Steven Friedlander
[Date]
Re: Novelis
Ladies and Gentlemen:
This Interest Election Request is delivered to you pursuant to Section 2.08 of the Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the (“Credit Agreement”), among NOVELIS INC. (“Canadian Borrower”), a corporation formed under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, and the other U.S. Subsidiaries of the Canadian Borrower signatory thereto as Borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers.

EXHIBIT E-1

The Administrative Borrower hereby requests that on [                    ]1 (the “Interest Election Date”),
1. $[                    ] of the presently outstanding principal amount of the [U.S. Revolving Loans] [U.K. Revolving Loans] [Swiss Revolving Loans] [Canadian Revolving Loans] [available/originally made on [                    ]], in [                    ]2
2. [and all presently being maintained as/be issued as] [ABR Loans] [Eurocurrency Loans] [EURIBOR Loans] [Canadian Base Rate Loans] [BA Rate Loans],
3. be [established as] [converted into] [continued as],
4. [[Eurocurrency Loans] [EURIBOR Loans] having an Interest Period of [one/two/three/six] months] [ABR Loans] [Canadian Base Rate Loans] [BA Rate Loans having an Interest period of [30/60/90/180] days].
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:
(a) the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement);
(b) no Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].
[Signature Page Follows]

[1]	Shall be a Business Day that is (i) three Business Days following the date of this Interest Election Request in the case of conversion into/continuation of Eurocurrency Loans to the extent this Interest Election Request is delivered to the Funding Agent not later than 11:00 a.m., Chicago time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof, (ii) two Business Days following the date of this Interest Election Request in the case of conversion into/continuation of BA Rate Loans to the extent this Interest Election Request is delivered to the Funding Agent not later than 11:00 a.m., Chicago time on the date hereof, otherwise the third Business Day following the date of delivery hereof, (iii) three Business Days following the date of this Interest Election Request in the case of conversion into/continuation of EURIBOR Loans to the extent this Interest Election Request is delivered to the Funding Agent not later than 11:00 a.m., Chicago time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof, (iv) one Business Day following the date of this Interest Election Request in the case of conversion into/continuation of Canadian Base Rate Loans to the extent this Interest Election Request is delivered to the Funding Agent not later than 11:00 a.m., Chicago time on the date hereof, otherwise the second Business Day following the date of delivery hereof, or (v) the date of this Interest Election Request in the case of a conversion into ABR Loans to the extent this Interest Election Request is delivered to the Funding Agent not later than 9:00 a.m., Chicago time on the date hereof, otherwise the Business Day following the date of delivery hereof.

[2]	Specify Alternate Currency of Borrowing.

EXHIBIT E-2

The Administrative Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

NOVELIS INC., as Administrative Borrower
By:
Name:
Title:

EXHIBIT E-3

EXHIBIT F
Form of
JOINDER AGREEMENT
Reference is made to the Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as Borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers.
W I T N E S S E T H:
WHEREAS, the Guarantors have entered into the Credit Agreement and the applicable Security Documents in order to induce the Lenders to make the Loans and the Issuing Banks to issue Letters of Credit to or for the benefit of the Borrowers;
WHEREAS, pursuant to Section 5.11(b) of the Credit Agreement, certain Subsidiaries are required to become Guarantors under the Credit Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue Letters of Credit and as consideration for the Loans previously made by the Lenders and Letters of Credit previously issued by the Issuing Banks and as consideration for the other agreements of the Lenders and the Agents under the Loan Documents.
NOW, THEREFORE, the Funding Agent, Collateral Agent and the New Guarantor hereby agree as follows:
1. Guarantee. In accordance with Section 5.11(b) of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor.
2. Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect”, true and

EXHIBIT F-1

correct in all respects) as of such earlier date. Each reference to a Guarantor in the Credit Agreement shall be deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to each of the schedules to the Credit Agreement and the Perfection Certificates applicable to it.
3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.
5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.
6. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 11.01 of the Credit Agreement.
7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
[Signature Pages Follow]

EXHIBIT F-2

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW GUARANTOR]
By:
Name:
Title:

Address for Notices: LASALLE BUSINESS CREDIT, LLC, as Funding Agent and as Collateral Agent
By:
Name:
Title:

Address for Notices: LaSalle Business Credit, LLC 135 South LaSalle Street, Suite 425 Chicago, Illinois 60603 Attention: Steven Friedlander

EXHIBIT F-3

[Note: Schedules to be attached.]

EXHIBIT F-4

EXHIBIT G
Form of
LANDLORD ACCESS AGREEMENT
[See attached]

EXHIBIT G-1

EXHIBIT G
FORM OF
LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT
          THIS LANDLORD’S LIEN WAIVER, ACCESS AGREEMENT AND CONSENT (the “Agreement”) is made and entered into as of                                         , 2007 by and between                                                             , having an office at                                                              (“Landlord”) and ABN AMRO BANK N.V., having an office at                                                              as collateral agent, (in such capacity, “Collateral Agent”), for the benefit of the Secured Parties under the Credit Agreement (as hereinafter defined).
R E C I T A L S:
          A. Landlord is the record title holder and owner of the real property described in Schedule A attached hereto (the “Real Property”).
          B. Landlord has leased all or a portion of the Real Property (the “Leased Premises”) to [                    ] (“Lessee” or “Borrower”) pursuant to a certain lease agreement or agreements described in Schedule B attached hereto (collectively, and as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”).
          C. “Borrower” and the Collateral Agent, among others, are, in connection with the execution and delivery of this Agreement, entering into a Credit Agreement, dated as of [                    ], 2007, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make certain loans to, among others, Borrower (collectively, the “Loans”).
          D. [The Lessee is a subsidiary of Borrower]1
          E. [The Lessee has, pursuant to the Credit Agreement among other things guaranteed the obligations of the Borrower under the Credit Agreement and to other Documents evidencing and securing the Loans.]2
          F. As security for the payment and performance of Lessee’s Obligations under the Credit Agreement and the other Loan Documents, Collateral Agent (for its benefit and the benefit of the Secured Parties) has or will acquire a security interest in and lien upon all of Lessee’s personal property, inventory, accounts, goods, machinery, equipment, furniture and fixtures (together with all additions,

[1]	If Lessee is not the borrower under the Credit Agreement, this recital will be included. Also, Recital B will change so that Lessee and Borrower are not the same party, and Recital C will change.

[2]	Include this Recital if the Lessee is not the borrower under the Credit Agreement.

substitutions, replacements and improvements to, and proceeds of, the foregoing, collectively, the “Personal Property”) [and a mortgage lien on Lessee’s leasehold interest in the Leased Premises.]3.
          G. Collateral Agent has requested that Landlord execute this Agreement as a condition precedent to the making of the Loans under the Credit Agreement.
A G R E E M E N T:
          NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby represents, warrants and agrees in favor of Collateral Agent, as follows:
          1. Landlord hereby waives and releases unto Collateral Agent (i) any contractual landlord’s lien and any other landlord’s lien which it may be entitled to at law or in equity against any Personal Property, (ii) any and all rights granted by or under any present or future laws to levy or distrain for rent or any other charges which may be due to the Landlord against the Personal Property and (iii) any and all claims, liens and demands of every kind which it has or may hereafter have against the Personal Property (including, without limitation, any right to include the Personal Property in any secured financing Landlord may become party to). Landlord acknowledges that the Personal Property is and will remain personal property and not fixtures even though it may be affixed to or placed on the Real Property.
          2. Landlord certifies that (i) Landlord is the landlord under the Lease described in Schedule B attached hereto, (ii) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth in Schedule B hereto, (iii) there is no defense, offset, claim or counterclaim by or in favor of Landlord against Lessee under the Lease or against the obligations of Landlord under the Lease and (iv) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of any occurrence of any other default under or in connection with the Lease, (v) Lessee is in possession of the Leased Premises, (vi) the current monthly base rent under the Lease is $                     per month, such monthly base rent due under the Lease has been paid through                     , (vii) additional rent is $                     and has been paid through                     , (viii) common area charges are $                     and have been paid through                     , (ix) there are no other agreements, whether oral or written, between Lessee and Lessor concerning the Real Property or the Leased Premises, (x) any improvements required by the terms of the Lease to be made by lessee have been completed to the satisfaction of Landlord, and Lessee’s current use and operating of the Leased Premises complies with any use covenants or operating requirements contained in the Lease, (x) Landlord is the record and beneficial owner of the Leased Premises, and the Lease is not subordinate, and has not been subordinated by Landlord, to any mortgage, lien or other encumbrance; Landlord has not assigned, conveyed, transferred, sold, encumbered or mortgaged its interest in the Lease or the Real Property, and there are no mortgages, deeds of trust or other security interests encumbering Landlord’s fee interest in the Leased Premises, (xi) Landlord has not received written notice of any pending eminent domain proceedings or other governmental actions or any judicial actions of any kind against Landlord’s interest in the Real Property, and (xii) Landlord, and the person or persons executing this certificate on behalf of Landlord, have the power and authority to execute this Agreement.

[3]	Include bracketed language if Leased Premises are to be mortgaged.

          3. Landlord agrees that Collateral Agent has the right to remove the Personal Property from the Leased Premises at any time prior to the occurrence of a default under the Lease and, after the occurrence of such a default, during the Standstill Period (as hereinafter defined) provided that Collateral Agent shall repair any damage arising from such removal. Landlord further agrees that, during the foregoing periods, Landlord will not (i) remove any of the Personal Property from the Leased Premises or (ii) hinder Collateral Agent’s actions in removing Personal Property from the Leased Premises or Collateral Agent’s actions in otherwise enforcing its security interest in the Personal Property. Collateral Agent shall not be liable for any diminution in value of the Leased Premises caused by the absence of Personal Property actually removed or by the need to replace the Personal Property after such removal. Landlord acknowledges that Collateral Agent shall have no obligation to remove the Personal Property from the Leased Premises.
          4. Landlord acknowledges and agrees that Lessee’s granting of a security interest in the Personal Property [and the granting of a mortgage lien in and upon Lessee’s interest in the Leased Premises, in each case,]4 in favor of the Collateral Agent (for its benefit and the benefit of the holders of the Notes) shall not constitute a default under the Lease nor permit Landlord to terminate the Lease or re-enter or repossess the Leased Premises or otherwise be the basis for the exercise of any remedy by Landlord and Landlord hereby expressly consents to the granting of such security interest [and mortgage lien.]5.
          5. Notwithstanding anything to the contrary contained in this Agreement or the Lease, in the event of a default by Lessee under the Lease, Landlord agrees that (i) it shall provide to Collateral Agent at the address set forth in the introductory paragraph hereof a copy of any notice of default delivered to Lessee under the Lease and (ii) it shall not exercise any of its remedies against Lessee provided in favor of Landlord under the Lease or at law or in equity until, in the case of a monetary default, the date which is 45 days after the date the Landlord delivers written notice of such monetary default to Collateral Agent, and in the case of a non-monetary default, the date which is 60 days after the date the Landlord delivers written notice of such non-monetary default to Collateral Agent (such 45-day period for monetary defaults and such 60 day period for non-monetary defaults, as applicable, being referred to as the “Standstill Period”), provided, however, if such non-monetary default by its nature cannot reasonably be cured by Collateral Agent within such 60 day period, the Collateral Agent shall have such additional period of time as may be reasonably necessary to cure such non-monetary default, so long as Lender commences such curative measures within such 60 day period and thereafter proceeds diligently to complete such curative measures. In the event that any such non-monetary default by its nature cannot reasonably be cured by Collateral Agent, Landlord shall, provided Collateral Agent has theretofore cured all monetary defaults (if any), upon the request of Collateral Agent enter into a new lease with Collateral Agent (or its nominee) on the same terms and conditions as the Lease. Collateral Agent shall have the right, but not the obligation, during the Standstill Period, to cure any such default and Landlord shall accept any such cure by Collateral Agent or Lessee. If, during the Standstill Period, Collateral Agent or Lessee or any other Person cures any such default, then Landlord shall rescind the notice of default.

[4]	Include bracketed language if Leased Premises are to be mortgaged.

[5]	Include bracketed language if Leased Premises are to be mortgaged.

          6. In the event of a termination, disaffirmance or rejection of the Lease for any reason, including, without limitation, pursuant to any laws (including any bankruptcy or other insolvency laws) by Lessee or the termination of the Lease for any reason by Landlord, Landlord will give the Collateral Agent the right, within sixty (60) days of such event, provided all monetary defaults under the Lease have been cured, to enter into a new lease of the Leased Premises, in the name of the Collateral Agent (or a designee to be named by the Collateral Agent at the time), for the remainder of the term of the Lease and upon all of the terms and conditions thereof, or, if the Collateral Agent shall elect not to exercise such right (such election to be made by Collateral Agent at its sole discretion), Landlord will give the Collateral Agent the right to enter upon the Leased Premises during such sixty (60) day period for the purpose of removing Tenant’s personal property therefrom.
          7. Notwithstanding any provision to the contrary contained in the Lease, any acquisition of Lessee’s interest by Collateral Agent, its nominee, shall not create a default under, or require Landlord’s consent under, the Lease.
          8. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Landlord (including, without limitation, any successor owner of the Real Property) and Collateral Agent. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord’s interest in the Leased Premises. Notwithstanding that the provisions of this Agreement are self-executing, Landlord agrees, upon request by Collateral Agent, to execute and deliver a written acknowledgment confirming the provisions of this Agreement in form and substance satisfactory to Collateral Agent.
          9. All notices to any party hereto under this Agreement shall be in writing and sent to such party at its respective address set forth above (or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9) by certified mail, postage prepaid, return receipt requested or by overnight delivery service.
          10. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent’s written certification that the Loans have been paid in full and all of Borrower’s other Obligations under the Credit Agreement and the other Loan Documents have been satisfied.
          11. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
          12. Landlord agrees to execute, acknowledge and deliver such further instruments as Collateral Agent may request to allow for the proper recording of this Agreement (including, without limitation, a revised landlord’s waiver in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.
          13. Landlord agrees that, so long as the Notes and Lessee’s Obligations under the Credit Agreement remain outstanding and Collateral Agent retains an interest in the Personal Property

[and/or Lessee’s interest in the Leased Premises]6, no modification, alteration or amendment shall be made to the Lease without the prior written consent of Collateral Agent if such modification, alteration or amendment could have a material adverse effect on the value or use of the Leased Premises or Lessee’s obligations or rights under the Lease.

[6]	Include bracketed language if Leased Premises are to be mortgaged.

          IN WITNESS WHEREOF, Landlord and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

, as Landlord
By:
Name:
Title:

LASALLE BUSINESS CREDIT, LLC, as Collateral Agent
By:
Name:
Title:

Schedule A
Description of Real Property

Schedule B
Description of Leases

Location/
Lessor	Lessee	Dated	Modification	Property Address

EXHIBIT H
Form of
[U.S./EUROPEAN] [CANADIAN] LC REQUEST [AMENDMENT]
Dated [          ]
LASALLE BUSINESS CREDIT LLC, as Funding Agent under the Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as Borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers.
[NAME AND ADDRESS OF ISSUING BANK]
Ladies and Gentlemen:
We hereby request that [NAME OF ISSUING BANK], as Issuing Bank under the Credit Agreement [issue] [amend] [renew] [extend] [a] [an existing] [Standby] [Commercial] Letter of Credit for the account of the undersigned [               ]15 on [               ]16 (the “Date of [Issuance] [Amendment] [Renewal] [Extension]”) in the aggregate stated amount of [               ]17. [Such Letter of Credit was originally issued on [date].] The requested Letter of Credit [shall be] [is] denominated in Approved Currency.

[15]	Note that if the LC Request is for (i) a U.S. Letter of Credit for a Loan Party that is not the U.S. Borrower, the U.S. Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each U.S. Letter of Credit issued for the account or in favor of any such Loan Party, (ii) a European Letter of Credit for the account of another Subsidiary of Holdings that is not the European Administrative Borrower, the European Administrative Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each European Letter of Credit issued for the account of such other Subsidiary of Holdings, and (iii) a Canadian Letter of Credit for the account of another Canadian Subsidiary of Holdings that is not the Administrative Borrower, the Administrative Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Canadian Letter of Credit issued for the account of such other Canadian Subsidiary of Holdings.

[16]	Date of Issuance [Amendment] [Renewal] [Extension] must be at least three Business Days after the date of this LC Request, assuming this LC Request is delivered to the Issuing Bank by 11:00 a.m., New York City time (or such shorter period as is acceptable to the Issuing Bank).

[17]	Aggregate initial stated amount of Letter of Credit.

EXHIBIT H-1

The beneficiary of the requested Letter of Credit [will be] [is] [          ]18, and such Letter of Credit [will be] [is] in support of [          ]19 and [will have] [has] a stated expiration date of [          ]20. [Describe the nature of the amendment, renewal or extension.]
We hereby certify that:
(1) As of today and at the time of and immediately after giving effect to the [issuance] [amendment] [renewal] [extension] of the Letter of Credit requested herein, no Default has or will have occurred and be continuing.
(2) Each of the representations and warranties made by any Loan Party set forth in any Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of today’s date and with the same effect as though made on and as of today’s date, except to the extent such representations and warranties expressly relate to an earlier date.
(3) No order, judgment or decree of any Governmental Authority purports to restrain any Lender from taking any actions to be made hereunder or from making any Loans to be made by it. No injunction or other restraining order has been issued, is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this LC Request, the Credit Agreement or the making of Loans thereunder.
(4) After giving effect to the request herein, (A)(i) the U.S./European LC Exposure shall not exceed the U.S./European LC Commitment, (ii) the Total Revolving Exposure shall not exceed the lesser of (I) the Total Borrowing Base, and (II) the total Revolving Commitments, (iii) the Total U.S./European Revolving Exposure shall not exceed the Total U.S./European Commitment, (iv) the Total Adjusted Revolving Exposure shall not exceed the Total Adjusted Borrowing Base, and (v) the conditions set forth in Section 4.02 of the Credit Agreement in respect of such issuance, amendment, renewal or extension shall have been satisfied, and (B)(i) the Canadian LC Exposure shall not exceed the Canadian LC Commitment, (ii) the Total Revolving Exposure shall not exceed the lesser of (I) the Total Borrowing Base, and (II) the total Revolving Commitments, (iii) the Total Canadian Revolving Exposure shall not exceed the Total Canadian Commitment, (iv) the Total Adjusted Revolving Exposure shall not exceed the Total Adjusted Borrowing Base, and (v) the conditions set forth in Section 4.02 of the Credit Agreement in respect of such issuance, amendment, renewal or extension shall have been satisfied.

[18]	Insert name and address of beneficiary.

[19]	Insert description of the obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Commercial Letters of Credit.

[20]	Insert last date upon which drafts may be presented which may not be later than (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

EXHIBIT H-2

Copies of all relevant documentation with respect to the supported transaction are attached hereto.

[ ]
By:
Name:
Title:

EXHIBIT H-3

EXHIBIT I
Form of
LENDER ADDENDUM
Reference is made to the Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as Borrowers (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), NOVELIS UK LTD., a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors, the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, and as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, the Syndication Agent, the Documentation Agents, ABN AMRO BANK N.V., as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers.
Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 11.15 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.
THIS LENDER ADDENDUM SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

EXHIBIT I-1

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this             day of July, 2007.

as a Lender [Please type legal name of Lender above]
By:
Name:
Title:

[If second signature is necessary:]
By:
Name:
Title:

EXHIBIT I-2

Accepted and agreed:
NOVELIS INC.

By:	Name:
Title:
LASALLE BUSINESS CREDIT, LLC, as
Funding Agent

By:	Name:
Title:

EXHIBIT I-3

Schedule 1
COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:
Notice Address:

Attention:
Telephone:
Facsimile:

2.	Commitment:

EXHIBIT I-4

EXHIBIT J
Form of
MORTGAGE
[See attached]

EXHIBIT J-1

[The aggregate maximum principal amount of indebtedness that may be secured hereby is
$[     ].]1

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
BY
[                                        ],
as Mortgagor,
TO
LASALLE BUSINESS CREDIT, LLC,
as Collateral Agent,
as Mortgagee

Dated as of [                    ], 2007
Relating to Premises in:
[                                        ]

This instrument was prepared in consultation with counsel in the state in which the Mortgaged Property is located by the attorney named below and after recording please return to:
Roshan Sonthalia, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071

[1]	TO BE INCLUDED ONLY IN MORTGAGE RECORDING TAX STATES.

-i-

Page
ARTICLE V.

CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 5.1. Present Assignment; License to the Mortgagor	11
SECTION 5.2. Collection of Rents by the Mortgagee	12
SECTION 5.3. Irrevocable Interest	12

ARTICLE VI.

TAXES AND CERTAIN STATUTORY LIENS

SECTION 6.1. Payment of Property Charges	13
SECTION 6.2. Stamp and Other Taxes	13
SECTION 6.3. Certain Tax Law Changes	13
SECTION 6.4. Proceeds of Tax Claim	13

ARTICLE VII.

CASUALTY EVENTS AND RESTORATION

SECTION 7.1. Casualty Event	13
SECTION 7.2. Condemnation	14
SECTION 7.3. Restoration	14

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1. Remedies in Case of an Event of Default	14
SECTION 8.2. Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale	15
SECTION 8.3. Additional Remedies in Case of an Event of Default	16
SECTION 8.4. Legal Proceedings After an Event of Default	17
SECTION 8.5. Remedies Not Exclusive	18

ARTICLE IX.

SECURITY AGREEMENT AND FIXTURE FILING

SECTION 9.1. Security Agreement	18
SECTION 9.2. Fixture Filing	18

ARTICLE X.

FURTHER ASSURANCES

SECTION 10.1. Recording Documentation To Assure Security	19

-ii-

Page
SECTION 10.2. Further Acts	20
SECTION 10.3. Additional Security	20

ARTICLE XI.

MISCELLANEOUS

SECTION 11.1. Covenants To Run with the Land	20
SECTION 11.2. No Merger	20
SECTION 11.3. Concerning Mortgagee	21
SECTION 11.4. Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact	22
SECTION 11.5. Continuing Security Interest; Assignment	22
SECTION 11.6. Termination; Release	22
SECTION 11.7. Modification in Writing	23
SECTION 11.8. Notices	23
SECTION 11.9. GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL	23
SECTION 11.10. Severability of Provisions	24
SECTION 11.11. Relationship	24
SECTION 11.12. No Credit for Payment of Taxes or Impositions	24
SECTION 11.13. No Claims Against the Mortgagee	24
SECTION 11.14. Mortgagee’s Right To Sever Indebtedness	24

ARTICLE XII.

INTERCREDITOR AGREEMENT

SECTION 12.1. Intercreditor Agreement	25
SECTION 12.2. Credit Agreement	26

ARTICLE XIII.

LEASES

SECTION 13.1. Mortgagor’s Affirmative Covenants with Respect to Leases	26
SECTION 13.2. Mortgagor’s Negative Covenants with Respect to Leases	27

ARTICLE XIV.

LOCAL LAW PROVISIONS

SIGNATURE

ACKNOWLEDGMENTS

SCHEDULE A Legal Description

-iii-

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING
          This MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”), dated as of [                     ,                      ], is made by [                                          ], a [                                        ], having an office at 6060 Parkland Boulevard, Cleveland, Ohio 44124, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the “Mortgagor”), in favor of LASALLE BUSINESS CREDIT, LLC, having an address at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, in its capacity as collateral agent for Secured Parties (as hereinafter defined) and the Issuing Bank (as hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Mortgagee”).
R E C I T A L S:
          A. Pursuant to that certain Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor Credit Agreement), among Novelis Inc. (the “Canadian Borrower”), Novelis Corporation and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as borrowers (collectively, the “U.S. Borrowers”), Novelis UK Ltd (the “U.K. Borrower”), Novelis AG (the “Swiss Borrower” and, together with the Canadian Borrower, the U.S. Borrowers and the U.K. Borrowers, the “Borrowers”), AV Aluminum Inc., and the Subsidiary Guarantors (such term and each other capitalized term used and not defined herein having the meaning given to it in Article I of the Credit Agreement), the Lenders, ABN Amro N.V., as U.S./European issuing bank, ABN Amro Bank N.V., acting through its Canadian branch, as Canadian issuing bank, ABN Amro Bank N.V., as swingline lender, ABN Amro Bank N.V., as administrative agent for the Lenders, LaSalle Business Credit, LLC, as collateral agent for the Secured Parties and the Issuing Bank, UBS Securities LLC, as syndication agent, Bank of America, N.A., National City Business Credit, Inc. and CIT Business Credit Canada Inc., as documentation agents, ABN Amro Bank N.V., acting through its Canadian branch, as Canadian funding agent, ABN Amro Bank N.V., acting through its Canadian branch, as Canadian administrative agent, and ABN Amro Incorporated and UBS Securities LLC, as joint lead arrangers and joint bookrunners, the Lenders have agreed to make to or for the account of the Borrowers certain Revolving Loans, Swingline Loans and issue certain Letters of Credit.
          B. The Mortgagor will receive substantial benefits from the execution, delivery and performance of the Loan Documents and is, therefore, willing to enter into this Mortgage.
          C. It is a condition to (i) the obligations of the Lenders to make the Loans under the Credit Agreement (ii) the obligations of the Issuing Bank to issue Letters of Credit and

(iii) the performance of the obligations of the Secured Parties under the Loan Documents and Treasury Services Agreements, if any, that the Mortgagor execute and deliver the applicable Loan Documents, including this Mortgage.
          D. This Mortgage is given by the Mortgagor in favor of the Mortgagee for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Secured Obligations (as defined in the Credit Agreement) owing by Mortgagor pursuant to the Loan Documents (collectively, the “Secured Obligations”).
A G R E E M E N T:
          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:
ARTICLE I.
DEFINITIONS AND INTERPRETATION
          SECTION 1.1. Definitions, (a) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement, including the following:
     “Administrative Agent”; “Affiliate”; “Agents”; “Casualty Event”; “Collateral Agent”; “Commitment”; “Event of Default”; “Governmental Authority”; “Letter of Credit”; “Lenders”; “Lien”; “Loan Documents”; “Loan Parties”; “Loans”; ‘‘Net Cash Proceeds”; “Notes”; “Permitted Liens”; “person”; “Requirements of Law”; “Secured Parties”; “Security Agreement”; “Security Documents”; “Subsidiary Guarantor”; and “Treasury Services Agreements.”
          (b) The following terms in this Mortgage shall have the following meanings:
          “Allocated Indebtedness” shall have the meaning assigned to such term in Section 11.14(i) hereof.
          “Allocation Notice” shall have the meaning assigned to such term in Section 11.14(i) hereof.
          “Collateral” shall have the meaning assigned to such term in Section 11.14(i) hereof.
          “Contracts” shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all contracts and other general intangibles relating to the Mortgaged Property and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto.

          “Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
          “Default Rate” shall mean the rate of interest payable during a default pursuant to the provisions of Section 2.06(f) of the Credit Agreement.
          “Fixtures” shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are real property or fixtures under the UCC or any other applicable law including, without limitation, all HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, power, waste removal, elevators, maintenance or other systems or equipment, utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land.
          “Improvements” shall mean all buildings, structures and other improvements of every kind or description and any and all alterations now or hereafter located, attached or erected on the Land, including, without limitation, (i) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (ii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein.
          “Insurance Policies” means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Mortgaged Property pursuant to the Credit Agreement.
          “Land” shall mean the land described in Schedule A annexed to this Mortgage, together with all of the Mortgagor’s reversionary rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto and together with any greater or additional estate therein as may be acquired by Mortgagor.
          “Landlord” shall mean any landlord, lessor, franchisor, licensor or grantor, as applicable.
          “Leases” shall mean, collectively, any and all interests of the Mortgagor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses,

occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.
          “Mortgage” shall have the meaning assigned to such term in the Preamble hereof.
          “Mortgaged Property” shall have the meaning assigned to such term in Section 2.1 hereof.
          “Mortgagee” shall have the meaning assigned to such term in the Preamble hereof.
          “Mortgagor” shall have the meaning assigned to such term in the Preamble hereof.
          “Mortgagor’s Interest” shall have the meaning assigned to such term in Section 2.2 hereof.
          “Permit” shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.
          “Premises” shall mean, collectively, the Land, the Fixtures and the Improvements.
          “Proceeds” shall mean, collectively, any and all cash proceeds and noncash proceeds and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Mortgaged Property, (iii) payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Mortgaged Property and (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon.
          “Property Charges” shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords’, carriers’, mechanics’, workmens’, repairmens’, laborers’, materialmens’, suppliers’ and warehousemens’ Liens and other claims arising by operation of law), judgments or demands against, all or any portion of the Mortgaged Property or other amounts of any nature which, if unpaid, might result in or permit the creation of, a Lien on the Mortgaged Property or which might result in foreclosure of all or any portion of the Mortgaged Property.
          “Property Material Adverse Effect” shall mean, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on (a) the business or operations of the Mortgagor as presently conducted at the Mortgaged Property; (b) the value or utility of the Mortgaged Property; or (c) the legality, priority or enforceability of the Lien created by this Mortgage or the rights and remedies of the Mortgagee hereunder.
          “Prudent Operator” shall mean a prudent operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.
          “Records” shall mean, collectively, any and all right, title and interest of the Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any alteration relating to the Premises or the maintenance of any Permit.
          “Rents” shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant’s obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.
          “Secured Obligations” shall have the meaning assigned to such term in Recital D hereof.
          “Tenant” shall mean any tenant, lessee, sublessee, franchisee, licensee, grantee or obligee, as applicable.
          “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the state in which the Premises are located; provided, however, that if the creation, perfection or enforcement of any security interest herein granted is governed by the laws of any other state as to the matter in question, “UCC” shall mean the Uniform Commercial Code in effect in such state.
          SECTION 1.2. Interpretation. The rules of construction set forth in Section 1.03 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis.

ARTICLE II.
GRANTS AND SECURED OBLIGATIONS
          SECTION 2.1. Grant of Mortgaged Property. The Mortgagor hereby grants, mortgages, bargains, sells, assigns, transfers and conveys to the Mortgagee, its successors and assigns, and hereby grants to the Mortgagee, a security interest in and upon, all of the Mortgagor’s estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the “Mortgaged Property”):
(i)	Land;

(ii)	Improvements;

(iii)	Fixtures;

(iv)	Leases;

(v)	Rents;

(vi)	Permits;

(vii)	Contracts;

(viii)	Records; and

(ix)	Proceeds;
          Notwithstanding the foregoing provisions of this Section 2.1, Mortgaged Property shall not include a grant of any of the Mortgagor’s right, title or interest in any Contract or Permit (x) that validly prohibits the creation by the Mortgagor of a security interest therein and (y) to the extent, but only to the extent that, any Requirement of Law applicable thereto prohibits the creation of a security interest therein; provided, however, that the right to receive any payment of money or any other right referred to in Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC to the extent that such Sections are effective to limit the prohibitions described in clauses (x) and (y) of this Section 2.1 shall constitute Mortgaged Property hereunder and; provided, further, that at such time as any Contract or Permit described in clauses (x) and (y) of this Section 2.1 is no longer subject to such prohibition, such applicable Contract or Permit shall (without any act or delivery by any person) constitute Mortgaged Property hereunder.
          TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Secured Obligations.

          SECTION 2.2. Assignment of Leases and Rents. As additional security for the payment and performance in full of the Secured Obligations and subject to the provisions of Article V hereof, the Mortgagor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Mortgagee, and grants to the Mortgagee, all of the Mortgagor’s estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the “Mortgagor’s Interest”):
     (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;
     (ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases;
     (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and
     (iv) the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.
          SECTION 2.3. Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.
          SECTION 2.4. Future Advances. This Mortgage shall secure all Secured Obligations including, without limitation, future advances whenever hereafter made with respect to or under the Credit Agreement or the other Loan Documents and shall secure not only Secured Obligations with respect to presently existing indebtedness under the Credit Agreement or the other Loan Documents, but also any and all other indebtedness which may hereafter be owing by the Mortgagor to the Secured Parties under the Credit Agreement or the other Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Secured Parties, or otherwise, and any extensions, refinancings, modifications or renewals of all such Secured Obligations whether or not Mortgagor executes any extension agreement or renewal instrument and, in each case, to the same extent as if such future advances were made on the date of the execution of this Mortgage.
          SECTION 2.5. Secured Amount. The maximum aggregate amount of all indebtedness that is, or under any contingency may be secured at the date hereof or at any time

hereafter by this Mortgage is $[                    ]2 (the “Secured Amount”), plus, to the extent permitted by applicable law, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other costs incurred to protect the security encumbered hereby or the lien hereof, expenses incurred by the Mortgagee by reason of any default by the Mortgagor under the terms hereof, together with interest thereon, all of which amount shall be secured hereby.
          SECTION 2.6. Last Dollar Secured. So long as the aggregate amount of the Secured Obligations exceeds the Secured Amount, any payments and repayments of the Secured Obligations shall not be deemed to be applied against or to reduce the Secured Amount.
          SECTION 2.7. No Release. Nothing set forth in this Mortgage shall relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor’s part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage or any other Loan Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Mortgagor contained in this Section 2.7 shall survive the termination hereof and the discharge of the Mortgagor’s other obligations under this Mortgage and the other Loan Documents.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF MORTGAGOR
          SECTION 3.1. Intentionally Omitted.
          SECTION 3.2. Warranty of Title. The Mortgagor represents and warrants that:
     (i) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property;

[2]	THE LOAN AMOUNT IS $800,000,000; IF STATE ALLOWS FOR MORTGAGES TO BE FOR MORE THAN THE LOAN AMOUNT IN CASE THE CREDIT AGREEMENT IS AMENDED, USE $975,000,000; IF STATE HAS MORTGAGE TAX, USE THE AGREED UPON VALUE OF THE PROPERTY.

     (ii) it has good and marketable fee simple title to the Premises and the Landlord’s interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for (x) as of the date hereof, Permitted Liens and Liens in favor of the Mortgagee pursuant to the Security Documents and (y) hereafter, Permitted Liens; and;
     (iii) upon recordation in the official records in the county (or other applicable jurisdiction) in which the Premises are located this Mortgage will create and constitute a valid and enforceable first priority Lien on the Mortgaged Property in favor of the Mortgagee for the benefit of the Secured Parties, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are, as of the date hereof and hereafter, subject only to Permitted Liens.
          SECTION 3.3. Condition of Mortgaged Property. The Mortgagor represents and warrants that:
     (i) the Premises and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use and subdivision laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting the Mortgaged Property whether or not recorded, except where the failure so to comply could not result in a Property Material Adverse Effect;
     (ii) as of the date hereof, Mortgagor has neither received any notice of nor has any knowledge of any disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and has no knowledge of any state of facts that may exist which could give rise to any such claims;
     (iii) no portion of the Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts promulgated by the Federal Emergency Management Agency or any successor thereto or, if any portion of the Premises is located within such area as evidenced by the Federal Emergency Management Agency Standard Flood Hazard Determination provided to the Mortgagee by the Mortgagor pursuant to Section 4.01(o)(ix) of the Credit Agreement, the Mortgagor has obtained the flood insurance prescribed in Section 5.04(c) of the Credit Agreement hereof;
     (iv) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Premises or any portion thereof; and
     (v) there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property.

          SECTION 3.4. Property Charges. The Mortgagor represents and warrants that all Property Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Property Charges constitute, as of the date hereof and hereafter, a Permitted Lien.
ARTICLE IV.
CERTAIN COVENANTS OF MORTGAGOR
          SECTION 4.1. Payment and Performance. The Mortgagor shall pay and perform the Secured Obligations in full as and when the same shall become due under the Loan Documents and when they are required to be performed thereunder.
          SECTION 4.2. Title. The Mortgagor shall
     (i) (A) keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property except where the failure to keep in effect the same could not result in a Property Material Adverse Effect and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto;
     (ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property, subject to Permitted Liens, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain this Mortgage as a valid and enforceable first priority Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Liens; and
     (iii) promptly upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Mortgagor’s right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to the Mortgagee at the reasonable expense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Mortgagee to be applied as Net Cash Proceeds to the payment of the Secured

Obligations or otherwise in accordance with the provisions of Section 2.10 of the Credit Agreement.
     (iv) not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises which would have a Property Material Adverse Effect without the prior written consent of the Mortgagee.
          SECTION 4.3. Inspection. Mortgagor shall permit Mortgagee, and its agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records located thereon provided, that such inspections shall not materially interfere with the use and operation of the Mortgaged Property.
          SECTION 4.4. Limitation on Liens; Transfer Restrictions.
          (i) Except for the Permitted Liens and the Lien of this Mortgage, the Mortgagor may not, without the prior written consent of the Mortgagee, permit to exist or grant any Lien on all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.
          (ii) Except to the extent permitted by the Credit Agreement, the Mortgagor may not, without the prior written consent of the Mortgagee, sell, convey, assign, lease or otherwise transfer all or any part of the Mortgaged Property.
          SECTION 4.5. Insurance. The Mortgagor shall obtain and keep in full force and effect the Insurance Policies required by the Credit Agreement pursuant to the terms thereof.
ARTICLE V.
CONCERNING ASSIGNMENT OF LEASES AND RENTS
          SECTION 5.1. Present Assignment; License to the Mortgagor.
          (i) Section 2.2 of this Mortgage constitutes a present, absolute, effective, irrevocable and complete assignment by Mortgagor to Mortgagee of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to Mortgagor thereunder and apply the same as Mortgagee may, in its sole discretion, determine to be appropriate to protect the security afforded by this Mortgage (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon Mortgagee being in possession of the Premises. This assignment is an absolute assignment and not an assignment for additional security only. The Mortgagee hereby grants to the Mortgagor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Secured Obligations or solvency of Mortgagor, the license granted in the immediately preceding sentence shall automatically cease and terminate without any notice by Mortgagee (such notice being hereby expressly waived by Mortgagor to the extent permitted by applicable law), or any action or proceeding or the intervention of a receiver appointed by a court.
          (ii) Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and Requirements of Law. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title II of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.
          (iii) Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.
          SECTION 5.2. Collection of Rents by the Mortgagee.
          (i) Any Rents receivable by the Mortgagee hereunder, after payment of all proper costs and expenses as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), shall be applied in accordance with the provisions of Section 8.03 of the Credit Agreement. The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of any Event of Default or invalidate any act done pursuant to such notice.
          (ii) The Mortgagor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee for payment of Rents to the Mortgagee and the Mortgagor shall have no claim against Tenant for Rents paid by Tenant to the Mortgagee pursuant to such notice or demand.
          SECTION 5.3. Irrevocable Interest. All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

ARTICLE VI.
TAXES AND CERTAIN STATUTORY LIENS
          SECTION 6.1. Payment of Property Charges. Unless and to the extent contested by the Mortgagor in accordance with the provisions of the Credit Agreement, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Property Charges. The Mortgagor shall, upon the Mortgagee’s request, deliver to the Mortgagee receipts evidencing the payment of all such Property Charges.
          SECTION 6.2. Stamp and Other Taxes. The Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon this Mortgage or the Secured Obligations or any instrument or transaction affecting or relating to the same and in default thereof, the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the provisions of Section 2.15(c) of the Credit Agreement.
          SECTION 6.3. Certain Tax Law Changes. In the event of the passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any taxes, and imposing any taxes, either directly or indirectly, on this Mortgage or any other Loan Document which are payable by or assessed on the Mortgagee, the Mortgagor shall promptly pay to the Mortgagee or the appropriate tax authority such amount or amounts as may be necessary from time to time to pay any such taxes, assessments or other charges resulting therefrom; provided, that if any such payment or reimbursement to the Mortgagee shall be unlawful or taxable, or would constitute usury or render the indebtedness wholly or partially usurious under applicable law, the Mortgagor shall pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.
          SECTION 6.4. Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. The Mortgagee shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Mortgagee shall in a reasonably prompt manner be released to the Mortgagor.
ARTICLE VII.
CASUALTY EVENTS AND RESTORATION
          SECTION 7.1. Casualty Event. If there shall occur any Casualty Event (or, in the case of any condemnation, taking or other proceeding in the nature thereof, upon the occurrence thereof or notice of the commencement of any proceedings therefor), the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent thereof. The proceeds payable in respect of any such Casualty Event are hereby assigned and shall be paid to the Mortgagee. The Net Cash Proceeds of each Casualty Event shall be applied, allocated and distributed in accordance with the provisions of Section 2.10 of the Credit Agreement.
          SECTION 7.2. Condemnation. In the case of any taking, condemnation or other proceeding in the nature thereof, the Mortgagee may, at its option, participate in any proceedings or negotiations which might result in any taking or condemnation and the Mortgagor shall deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by it to permit such participation. The Mortgagee may be represented by counsel satisfactory to it at the reasonable expense of the Mortgagor in connection with any such participation. The Mortgagor shall pay all reasonable fees, costs and expenses incurred by the Mortgagee in connection therewith and in seeking and obtaining any award or payment on account thereof. The Mortgagor shall take all steps necessary to notify the condemning authority of such participation.
          SECTION 7.3. Restoration. In the event the Mortgagor is permitted or required to perform any repairs or restoration to the Premises in accordance with the provisions of Section 2.10(f) of the Credit Agreement, the Mortgagor shall complete such repairs or restoration in accordance with provisions thereof.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
          SECTION 8.1. Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, the Mortgagee may at its option, in addition to any other action permitted under this Mortgage or the Credit Agreement or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:
     (i) personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises, (D) make all necessary or proper repairs, renewals and replacements and such useful alterations thereto and thereon as the Mortgagee may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise or (F) collect and receive all Rents. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Mortgagee shall be applied in accordance with the provisions of Section 8.03 of the Credit Agreement.

     (ii) with or without entry, personally or by its agents or attorneys (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 8.2 hereof or (B) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or
     (iii) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Credit Agreement and the other Loan Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.
          SECTION 8.2. Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.
          (i) If any Event of Default shall have occurred and be continuing, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the Credit Agreement and realization on the Mortgaged Property and proceeds thereon through power of sale (if then available under applicable law) or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all the Mortgagor’s Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney(s) in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed. The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall divest the Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Mortgagor agrees that possession of the Mortgaged Property by the Mortgagor, or any person claiming under the Mortgagor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, the Mortgagor and any person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect.

One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.
          (ii) The proceeds of any sale made under or by virtue of this Article VIII, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article VIII or otherwise, shall be applied in accordance with the provisions of Section 8.03 of the Credit Agreement.
          (iii) The Mortgagee (on behalf of any Secured Party or on its own behalf) or any Lender or any of their respective Affiliates may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article VIII and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to the Mortgagee, or such Lender in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the costs of the action or proceedings and any other sums that the Mortgagee or such Lender is authorized to deduct under this Mortgage.
          (iv) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.
          (v) If the Premises are comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this Section 8.2 in respect of any or a number of individual parcels.
          SECTION 8.3. Additional Remedies in Case of an Event of Default.
          (i) The Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof and, to the extent permitted by applicable law, the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against the Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.
          (ii) Any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.
          (iii) Any monies collected by the Mortgagee under this Section 8.3 shall be applied in accordance with the provisions of Section 8.2(ii).
          SECTION 8.4. Legal Proceedings After an Event of Default.
          (i) After the occurrence of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise to enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.
          (ii) Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to the Mortgagee.
          (iii) The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Mortgagor hereby expressly (X) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (Y) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (Z) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct.

          SECTION 8.5. Remedies Not Exclusive. No remedy conferred upon or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of the Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, and the Mortgagor’s failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.
ARTICLE IX.
SECURITY AGREEMENT AND FIXTURE FILING
          SECTION 9.1. Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the UCC; and, upon and during the continuance of an Event of Default, the Mortgagee shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Mortgagee’s option, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble such personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee’s rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Mortgagee shall give the Mortgagor not less than ten (10) days’ prior notice of the time and place of any intended disposition.
          SECTION 9.2. Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

Name and Address of the debtor:	Name and Address of the secured party:
The Mortgagor having the address described in the Preamble hereof.

The Mortgagor is a corporation organized under the laws of the State of Texas whose Organization Number is 0800204347, and whose Taxpayer Identification Number is 41-2098321.
The Mortgagee having the address described in the Preamble hereof, from which address information concerning the security interest may be obtained.
This Financing Statement covers the following types or items of property:
The Mortgaged Property.
This instrument covers goods or items of personal property which are or are to become fixtures upon the Premises.
The name of the record owner of the Premises on which such fixtures are or are to be located is the Mortgagor.
In addition, Mortgagor authorizes the Mortgagee to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Mortgaged Property is located as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to the Mortgagee pursuant to this Mortgage in the Mortgaged Property.
ARTICLE X.
FURTHER ASSURANCES
          SECTION 10.1. Recording Documentation To Assure Security. The Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein. The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

          SECTION 10.2. Further Acts. The Mortgagor shall, at the sole cost and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time request, which may be necessary in the judgment of the Mortgagee from time to time to assure, perfect, convey, assign, pledge, transfer and confirm unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its best efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Mortgagor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Mortgagor under this Section 10.2, the Mortgagee may execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and is irrevocable.
          SECTION 10.3. Additional Security. Without notice to or consent of the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee’s Lien and rights under this Mortgage.
ARTICLE XI.
MISCELLANEOUS
          SECTION 11.1. Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of, the Mortgagor. If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.
          SECTION 11.2. No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee shall have consented to such merger in writing.

          SECTION 11.3. Concerning Mortgagee.
          (i) The Mortgagee has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Mortgagee hereunder are subject to the provisions of the Credit Agreement. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the Credit Agreement. The Mortgagee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring Mortgagee’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.
          (ii) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Mortgaged Property.
          (iii) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.
          (iv) With respect to any of its rights and obligations as a Lender, the Mortgagee shall have and may exercise the same rights and powers hereunder. The term “Lenders,” “Lender” or any similar terms shall, unless the context clearly otherwise indicates, include the Mortgagee in its individual capacity as a Lender. The Mortgagee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Mortgagor or any Affiliate of the Mortgagor to the same extent as if the Mortgagee were not acting as Collateral Agent.
          (v) If any portion of the Mortgaged Property also constitutes collateral granted by Mortgagor to the Mortgagee to secure the Secured Obligations under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Mortgagee, in its sole discretion, shall select which provision or provisions shall control.

          SECTION 11.4. Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact. If the Mortgagor shall fail to perform any covenants contained in this Mortgage (including, without limitation, the Mortgagor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Credit Agreement, (ii) pay Property Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to), after five (5) Business Days notice to Mortgagor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of Section 11.03 of the Credit Agreement. Neither the provisions of this Section 11.4 nor any action taken by the Mortgagee pursuant to the provisions of this Section 11.4 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor, or otherwise, from time to time in the Mortgagee’s discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
          SECTION 11.5. Continuing Security Interest; Assignment. This Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Mortgagor, its successors and assigns, (ii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee for the benefit of the Secured Parties and each of their respective successors, transferees and assigns and (iii) in the event there is more than one mortgagor party hereto, all undertakings hereunder shall be deemed joint and several. No other persons (including, without limitation, any other creditor of any Loan Party) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), but subject, however, to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise.
          SECTION 11.6. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Mortgage shall terminate. Upon termination hereof or any release of the Mortgaged Property or any portion thereof in accordance with the provisions of the Credit Agreement, the Mortgagee shall, upon the request and at the sole cost and expense of the Mortgagor, forthwith assign, transfer and deliver to the Mortgagor, against receipt and without recourse to or warranty by the Mortgagee, such of the Mortgaged Property to be released (in the case of a release) as may be in possession of the Mortgagee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Mortgaged Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Mortgaged Property, as the case may be.
          SECTION 11.7. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Credit Agreement and unless in writing and signed by the Mortgagee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other Loan Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.
          SECTION 11.8. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, if to the Mortgagor or the Mortgagee, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.8.
          SECTION 11.9. GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. MORTGAGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE MORTGAGEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY MORTGAGOR REFUSES TO ACCEPT SERVICE, MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF MORTGAGEE TO BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 11.10. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          SECTION 11.11. Relationship. The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Credit Agreement, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and mortgagor and mortgagee.
          SECTION 11.12. No Credit for Payment of Taxes or Impositions. The Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Property Charges on the Mortgaged Property or any part thereof.
          SECTION 11.13. No Claims Against the Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
          SECTION 11.14. Mortgagee’s Right To Sever Indebtedness.
          (i) The Mortgagor acknowledges that (A) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by property of the Mortgagor and its Affiliates in other jurisdictions (all such property, collectively, the “Collateral”), (B) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (C) the Mortgagor intends that the Mortgagee have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that the Mortgagee would have had if each item of Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement, mortgage or security instrument. In furtherance of such intent, the Mortgagor agrees that the Mortgagee may at any time by notice (an “Allocation Notice”) to the Mortgagor allocate a portion (the “Allocated Indebtedness”) of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured

Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of the Mortgagor unrelated to the other transactions contemplated by the Credit Agreement, any other Loan Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Mortgagor and shall not be available hereunder to satisfy any Secured Obligations of the Mortgagor other than the Allocated Indebtedness. In any action or proceeding to foreclose the Lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Mortgage commenced after the giving by the Mortgagee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and the Mortgagor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 11.14, the proceeds received by the Mortgagee pursuant to this Mortgage shall be applied by the Mortgagee in accordance with the provisions of Section 8.03 of the Credit Agreement.
          (ii) The Mortgagor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the Lien hereof or other remedy exercised under this Mortgage constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Mortgagee elected to proceed with a power of sale, foreclosure or such other remedy or because of any failure by the Mortgagee to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Mortgagee is not entitled to a deficiency judgment, the Mortgagor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Mortgagor of any remedy in the Credit Agreement or any other Loan Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.
          (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 11.14, including, without limitation, any amendment to this Mortgage, any substitute promissory note or affidavit or certificate of any kind, the Mortgagee may execute, deliver or record such instrument as the attorney-in-fact of the Mortgagor. Such power of attorney is coupled with an interest and is irrevocable.
          (iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 11.14 shall be effective only to the maximum extent permitted by law.
ARTICLE XII.
INTERCREDITOR AGREEMENT
          SECTION 12.1. Intercreditor Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES,

PURSUANT TO THIS MORTGAGE AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF JULY 6, 2007 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG NOVELIS INC., A CORPORATION FORMED UNDER THE CANADA BUSINESS CORPORATIONS ACT, NOVELIS CORPORATION, A TEXAS CORPORATION, NOVELIS PAE CORPORATION, A DELAWARE CORPORATION, NOVELIS FINANCES USA LLC, A DELAWARE LIMITED LIABILITY COMPANY, NOVELIS SOUTH AMERICA HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY, ALUMINUM UPSTREAM HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY, NOVELIS UK LIMITED, A LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES WITH REGISTERED NUMBER 00279596, AND NOVELIS AG, A STOCK CORPORATION (AG) ORGANIZED UNDER THE LAWS OF SWITZERLAND, AV ALUMINUM INC., A CORPORATION FORMED UNDER THE CANADA BUSINESS CORPORATIONS ACT (“HOLDINGS”), THE SUBSIDIARIES OF HOLDINGS FROM TIME TO TIME PARTY THERETO, ABN AMRO BANK N.V., AS ADMINISTRATIVE AGENT FOR THE REVOLVING CREDIT LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), LASALLE BUSINESS CREDIT, LLC, AS COLLATERAL AGENT FOR THE REVOLVING CREDIT CLAIMHOLDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AND AS FUNDING AGENT, ABN AMRO BANK N.V., ACTING THROUGH ITS CANADIAN BRANCH, AS CANADIAN ADMINISTRATIVE AGENT FOR THE REVOLVING CREDIT LENDERS AND AS CANADIAN FUNDING AGENT, UBS AG, STAMFORD BRANCH, AS ADMINISTRATIVE AGENT FOR THE TERM LOAN LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), AND AS COLLATERAL AGENT FOR THE TERM LOAN CLAIMHOLDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS MORTGAGE, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
          SECTION 12.2. Credit Agreement. In the event of any conflict between the Credit Agreement and this Mortgage, the provisions of the Credit Agreement shall govern and control.
ARTICLE XIII.
LEASES
          SECTION 13.1. Mortgagor’s Affirmative Covenants with Respect to Leases. With respect to each Lease, the Mortgagor shall:

          (i) observe and perform in all material respects all the obligations imposed upon the Landlord under such Lease;
          (ii) promptly send copies to the Mortgagee of all notices of default which the Mortgagor shall send or receive thereunder; and
          (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed.
          SECTION 13.2. Mortgagor’s Negative Covenants with Respect to Leases. With respect to each Lease, the Mortgagor shall not, without the prior written consent of the Mortgagee:
          (i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than three (3) months in advance of the respective period in respect of which such Rent is to accrue, except:
(A)	in connection with the execution and delivery of such Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of three (3) months Rent;

(B)	the amount held by Landlord as a reasonable security deposit thereunder; and

(C)	any amount received and collected for escalation and other charges in accordance with the terms of such Lease;
          (ii) assign, transfer or hypothecate (other than to the Mortgagee hereunder or the Term Loan Collateral Agent, as the case may be, and subject to the terms of the Intercreditor Agreement) any Rent under such Lease whether then due or to accrue in the future or the interest of the Mortgagor as Landlord under such Lease;
          (iii) enter into any amendment or modification of any Lease if the same would not comply with the definition of Permitted Liens or could reasonably be expected to result in a Property Material Adverse Effect;
          (iv) (a) terminate (whether by exercising any contractual right of the Mortgagor to recapture leased space or otherwise) or (b) permit the termination of such Lease or (c) accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or (d) accept assignment of such Lease to the Mortgagor unless the same would not cause a Property Material Adverse Effect (but with respect to clauses (b) and (c) hereof, Mortgagor shall not be required to obtain Mortgagee’s prior written consent if the tenant under any such Lease possesses such rights as of the date hereof);
          (v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the obligations of such Tenants under their respective Leases or guarantors of

Tenants from obligations under any guarantees of the Leases unless the same would not cause a Property Material Adverse Effect.
ARTICLE XIV.
LOCAL LAW PROVISIONS
[ ]
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.

[ ], a [ ]
By:
Name:
Title:
[local counsel to confirm signature requirements]
S-1
[Property Location] Deed of Trust/Mortgage Signature Page

ACKNOWLEDGMENT

State of	)
	)	ss.:
County of	)
[Local counsel to provide appropriate acknowledgment]
[Property Location] Deed of Trust/Mortgage Notary Page

Schedule A — Legal Description
Legal Description of premises located at [                                        ]:
[to come from title policy]

EXHIBIT K-1
Form of
U.S./EUROPEAN REVOLVING NOTE

$	New York, New York [Date]
FOR VALUE RECEIVED, each of the undersigned (“Borrower”), hereby promises to pay to [                                        ] or its registered assigns (the “Lender”) on the Final Maturity Date (as defined in the Credit Agreement referred to below; the terms used herein which are defined in such Credit Agreement having the meanings set forth therein unless otherwise defined herein or unless the context otherwise requires), in Dollars (in the case of the portion of the principal amount hereof attributable to Dollar Denominated Loans of the Lender), Euros (in the case of the portion of the principal amount hereof attributable to Euro Denominated Loans of the Lender) or GBP (in the case of the portion of the principal amount hereof attributable to GBP Denominated Loans of the Lender), as applicable, and in immediately available funds, the principal amount of the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement (it being expressly understood that the Dollar Equivalent of the principal amount of this Note may exceed the face amount of this Note stated above). Borrower further agrees to pay interest in Dollars (in the case of the portion of the principal amount hereof attributable to Dollar Denominated Loans of the Lender), Euros (in the case of the portion of the principal amount hereof attributable to Euro Denominated Loans of the Lender) or GBP (in the case of the portion of the principal amount hereof attributable to GBP Denominated Loans of the Lender), as applicable, and in immediately available funds, at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.
The holder of this Note may endorse and attach a schedule to reflect the date, Type, currency and amount of each Revolving Loan of the Lender owing by the Borrower outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as Borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and

EXHIBIT K-1-1

Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers, and is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. No failure in exercising any rights hereunder or under the other Loan Documents on the part of the Lender shall operate as a waiver of such rights.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Time is of the essence in respect of this Note.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
[Signature Page Follows]

EXHIBIT K-1-2

NOVELIS CORPORATION,
as Borrower

By:
Name:
Title:

NOVELIS PAE CORPORATION,
as Borrower

By:

Name:
Title:

NOVELIS FINANCES USA LLC,
as Borrower

By:

Name:
Title:

NOVELIS SOUTH AMERICA HOLDINGS LLC,
as Borrower

By:

Name:
Title:

ALUMINUM UPSTREAM HOLDINGS LLC,
as Borrower

By:

Name:
Title:

EXHIBIT K-1-3

NOVELIS UK LTD,
as Borrower

By:

Name:
Title:

NOVELIS AG,
as Borrower

By:

Name:
Title:

EXHIBIT K-1-4

EXHIBIT K-2
Form of
CANADIAN REVOLVING NOTE

$	New York, New York [Date]
FOR VALUE RECEIVED, the undersigned, NOVELIS, INC., a corporation formed under the Canada Business Corporations Act (“Borrower”), hereby promises to pay to [                                        ] or its registered assigns (the “Lender”) on the Final Maturity Date (as defined in the Credit Agreement referred to below; the terms used herein which are defined in such Credit Agreement having the meanings set forth therein unless otherwise defined herein or unless the context otherwise requires), in Dollars (in the case of the portion of the principal amount hereof attributable to Dollar Denominated Loans of the Lender) or Canadian Dollars (in the case of the portion of the principal amount hereof attributable to Canadian Dollar Denominated Loans of the Lender), as applicable, and in immediately available funds, the principal amount of the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement (it being expressly understood that the Dollar Equivalent of the principal amount of this Note may exceed the face amount of this Note stated above). Borrower further agrees to pay interest in Dollars (in the case of the portion of the principal amount hereof attributable to Dollar Denominated Loans of the Lender) or Canadian Dollars (in the case of the portion of the principal amount hereof attributable to Canadian Dollar Denominated Loans of the Lender), as applicable, and in immediately available funds, at such office specified in Section 2.14 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.
The holder of this Note may endorse and attach a schedule to reflect the date, Type, currency and amount of each Revolving Loan of the Lender owing by the Borrower outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”). NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as Borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead
EXHIBIT K-2-1

arrangers and joint bookmanagers, and is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. No failure in exercising any rights hereunder or under the other Loan Documents on the part of the Lender shall operate as a waiver of such rights.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Time is of the essence in respect of this Note.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
[Signature Page Follows]
EXHIBIT K-2-2

NOVELIS, INC., as Borrower
By:
Name:
Title:
EXHIBIT K-2-3

EXHIBIT K-3
Form of
EUROPEAN SWINGLINE NOTE

$	New York, New York [Date]
FOR VALUE RECEIVED, the undersigned, Novelis AG, a stock corporation (AG) organized under the laws of Switzerland (“Borrower”), hereby promises to pay to [                                        ] or its registered assigns (the “Lender”) on the Final Maturity Date (as defined in the Credit Agreement referred to below; the terms used herein which are defined in such Credit Agreement having the meanings set forth therein unless otherwise defined herein or unless the context otherwise requires), in Euros (in the case of the portion of the principal amount hereof attributable to Euro Denominated Loans of the Lender), GBP (in the case of the portion of the principal amount hereof attributable to GBP Denominated Loans of the Lender) or Swiss francs (in the case of the portion of the principal amount hereof attributable to Swiss Franc Denominated Loans of the Lender), as applicable, and in immediately available funds, the principal amount of the aggregate unpaid principal amount of all European Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below (it being expressly understood that the Dollar Equivalent of the principal amount of this Note may exceed the face amount of this Note stated above). Borrower further agrees to pay interest in Euros (in the case of the portion of the principal amount hereof attributable to Euro Denominated Loans of the Lender), GBP (in the case of the portion of the principal amount hereof attributable to GBP Denominated Loans of the Lender) or Swiss francs (in the case of the portion of the principal amount hereof attributable to Swiss Franc Denominated Loans of the Lender), as applicable, and in immediately available funds, at such office specified in Section 2.17(f) of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement.
The holder of this Note may endorse and attach a schedule to reflect the date, Type, currency and amount of each Swingline Loan of the Lender outstanding under the Credit Agreement and the date and amount of each payment or prepayment of principal thereof; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of Borrower hereunder or under the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as Borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and
EXHIBIT K-3-1

Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers, and is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.
This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein. No failure in exercising any rights hereunder or under the other Loan Documents on the part of the Lender shall operate as a waiver of such rights.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
Time is of the essence in respect of this Note.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
[Signature Page Follows]
EXHIBIT K-3-2

NOVELIS UK LTD, as Borrower
By:
Name:
Title:

NOVELIS AG, as Borrower
By:
Name:
Title:

EXHIBIT K-3-3

EXHIBIT L-1
Form of
PERFECTION CERTIFICATE
[See attached]
EXHIBIT L-1-1

PERFECTION CERTIFICATE
     Reference is hereby made to that certain Credit Agreement, dated as of July [       ], 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NOVELIS INC., a corporation formed under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, EUROFOIL, INC., a New York corporation, NOVELIS UK LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number [00279596], and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO INCORPORATED, as issuing bank, as swingline lender, as administrative agent (together with its successors in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (together with its successors in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank, [-], as syndication agent, [-], as documentation agent, ABN AMRO BANK N.V., as Canadian administrative agent (together with its successors in such capacity, “Canadian Administrative Agent” and, together with the Administrative Agent and the Collateral Agent, the “Agents”), and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers.
     The undersigned hereby certify to the Agents as follows:
     1. Names.
     (a) The exact legal name of each Loan Party, as such name appears in its respective certificate or articles of incorporation, memorandum or articles of association, or any other organizational document, is set forth in Schedule 1(a). Each Loan Party is (i) the type of entity disclosed next to its name in Schedule 1(a), (ii) organized under the laws of the jurisdiction disclosed next to its name in Schedule 1(a) and (iii) a registered organization in such jurisdiction except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Loan Party that is a registered organization, the United States Federal Employer Identification Number (or equivalent under the laws of the relevant jurisdiction of organization of such Loan Party) of each Loan Party.
     (b) Set forth in Schedule 1(b) hereto is any other organizational names each Loan Party has had in the past five years, together with the date of the relevant change.
     (c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Loan Party, or any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between July [      ], 2002 and the date hereof. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between July [      ], 2002 and the date hereof. Except as set forth in Schedule 1(c), no Loan Party has changed its jurisdiction of organization at any time during the past four months.
      2. Current Locations. (a) The chief executive office of each Loan Party is located at the address set forth in Schedule 2(a) hereto.

     (b) Set forth in Schedule 2(b) are all locations where each Loan Party maintains any books or records relating to any Collateral.
     (c) Set forth in Schedule 2(c) hereto are all the other places of business of each Loan Party.
     (d) Set forth in Schedule 2(d) hereto are all other locations where each Loan Party maintains any of the Collateral consisting of inventory or equipment not identified above.
     (e) Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than each Loan Party, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
      3. Prior Locations. Set forth in Schedule 3 is the information required by Schedule 2(a), Schedule 2(b), Schedule 2(c), Schedule 2(d) and Schedule 2(e) with respect to each location or place of business previously maintained by each Loan Party at any time during the past four months.
      4. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all of the Collateral has been originated by each Loan Party in the ordinary course of business or consists of goods which have been acquired by such Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.
      5. File Search Reports. Attached hereto as Schedule 5 is a true and accurate summary of file search reports (or equivalent reports under the laws of each relevant jurisdiction) from (A) the Uniform Commercial Code filing offices, Personal Property Security Act filings offices or Registrar of Companies (or equivalent filing offices or registrars under the laws of each relevant jurisdiction) (collectively, “Filing Offices”) (i) in each jurisdiction identified in Section 1(a), Section 2 or Section 3 with respect to each legal name and entity set forth in Section 1 and (ii) in each jurisdiction described in Schedule (1)(c) or Schedule 4 relating to any of the transactions described in Schedule (1)(c) or Schedule 4 with respect to each legal name of the person or entity (or with respect to each such person or entity, as applicable) from which each Loan Party purchased or otherwise acquired any of the Collateral and (B) each filing officer or registrar (or equivalent thereof under the laws of each relevant jurisdiction) in each real estate recording office or registrar (or equivalent thereof under the laws of each relevant jurisdiction) identified on Schedule 8 with respect to real estate on which Collateral consisting of fixtures is or is to be located. A true copy of each financing statement, mortgage, charge, judgment, tax lien, bankruptcy, pending lawsuit or other filing identified in such reports has been delivered to the Collateral Agent.
      6. Collateral Filings. The financing statements, mortgages, charges and other filings (collectively, “Collateral Filings”), in each case, duly authorized by each Loan Party constituting the debtor (or the equivalent thereof under the laws of each relevant jurisdiction), including the indications of the collateral, attached as Schedule 6 relating to the applicable Security Agreement or Mortgage or other applicable Security Document, are in the appropriate forms for filing in the Filing Offices in the jurisdictions identified in Schedule 7 hereof.
      7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule of (i) the appropriate Filing Offices for the Collateral Filings attached hereto as Schedule 6 and (ii) the appropriate Filing Offices for the filings described in Schedule 12(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent and/or the Lenders and other Secured Parties under the Security Documents (other than the Mortgages) (the

“Pledged Collateral”). No other filings or actions are required to create, preserve, protect and perfect such security interests in the Pledged Collateral.
      8. Real Property. Attached hereto as Schedule 8(a) is a list of all real property owned or leased by each Loan Party noting Mortgaged Property as of the Closing Date and Filing Offices for Mortgages as of the Closing Date. Except as described on Schedule 8(b) attached hereto, no Loan Party has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a) and no Loan Party has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.
      9. Termination Statements. Attached hereto as Schedule 9(a) are the duly authorized termination statements (or equivalents thereof under the laws of each applicable jurisdiction) in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto with respect to each Lien described therein.
      10. Equity Ownership and Other Equity Investments. Attached hereto as Schedule 10 is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, shares, partnership interests, limited liability company membership interests or other equity interests of each Loan Party and its Subsidiaries and the record and beneficial owners of such stock, shares, partnership interests, limited liability company membership interests or other equity interests, the number of shares or other equity interests owned by each such Loan Party or Subsidiary and its percentage ownership, the number of shares or other equity interests outstanding, the numbers of any certificate representing such stock, shares, partnership interests, limited liability company membership interests or other equity interests, and the number of shares or other equity interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights in respect of any such stock, shares, partnership interests, limited liability company membership interests or other equity interests. Set forth on Schedule 10 is each equity investment of each Loan Party that represents 50% or less of the equity of the entity in which such investment was made. Set forth on Schedule 10 is a true and correct organizational structure chart with respect to the Loan Parties and their respective Subsidiaries as of the date hereof.
      11. Instruments and Tangible Chattel Paper; Advances. (a) Attached hereto as Schedule 11(a) is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Loan Party as of July        , 2007, including all intercompany notes between or among any two or more Companies.
      (b) Attached hereto as Schedule 11(b) is (i) a true and correct list of all loans and advances made by any Company to any Company as of the date hereof, which advances will be on and after the date hereof evidenced by one or more Intercompany Notes and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents and (ii) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Company as of the date hereof.
      12. Intellectual Property. (a) Attached hereto as Schedule 12(a) is a schedule setting forth all Patents and Trademarks (each as defined in the U.S. Security Agreement; provided that solely for purposes hereof, the references to “Pledgors” in such definitions shall be deemed to be references to Loan Parties) and all licenses with respect to Patents and Trademarks of (or licensed by) each Loan Party, including the name of the registered owner and the registration number, or their equivalents in non-U.S. jurisdictions, if any, of each such Patent, Trademark and license with respect to Patents and Trademarks of (or licensed by) each Loan Party. Attached hereto as Schedule 12(b) is a schedule setting forth all Copyrights (as defined in the U.S. Security Agreement; provided that solely for purposes hereof, the references to “Pledgors” in such definition shall be deemed to be references to Loan Parties) and licenses with respect to Copyrights of (or licensed by) each Loan Party, including the name of the registered owner and the registration number, or their equivalents in non-U.S. jurisdictions, if any, of each such Copyright or license with respect to Copyrights of (or licensed by) each Loan Party.
      (b) Attached hereto as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office, or their equivalents in non-U.S. jurisdictions, if any, are the filings necessary to preserve, protect and perfect the security interests in the Trademarks, Patents and Copyrights and licenses with respect to Trademarks, Patents and Copyrights set forth on Schedule 12(a) and Schedule 12(b), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.
      13. Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the U.S. Security Agreement) held by each Loan Party, including a brief description thereof.
      14. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 14 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the U.S. Security Agreement) maintained by each Loan Party, including the name of each institution where each such account is held, the name and account number of each such account and the name of each entity that holds each account.
      15. Letter-of-Credit Rights. Attached hereto as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of each Loan Party, as beneficiary thereunder.
      16. Motor Vehicles. Attached hereto as Schedule 16 is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by each Loan Party, and the owner and approximate value of such motor vehicles.
      17. No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 16 of this Perfection Certificate except as set forth on Schedule 17 hereto.
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     IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this         day of July, 2007.

NOVELIS CORPORATION
By:
Name:
Title:

NOVELIS PAE CORPORATION
By:
Name:
Title:

EUROFOIL, INC.
By:
Name:
Title:

NOVELIS, INC.
By:
Name:
Title:

NOVELIS UK LIMITED
By:
Name:
Title:

NOVELIS AG
By:
Name:
Title:

AV ALUMINUM INC.
By:
Name:
Title:

NOVELIS CAST HOUSE TECHNOLOGY LTD.
By:
Name:
Title:

4260848 CANADA INC.
By:
Name:
Title:

4260856 CANADA INC.
By:
Name:
Title:

NOVELIS UK LTD.
By:
Name:
Title:

NOVELIS DEUTSCHLAND GMBH
By:
Name:
Title:

NOVELIS SWITZERLAND SA
By:
Name:
Title:

NOVELIS TECHNOLOGY AG
By:
Name:
Title:

NOVELIS ALUMINUM HOLDING COMPANY
By:
Name:
Title:

NOVELIS DO BRASIL LTDA
By:
Name:
Title:

Schedule 1(a)
Legal Names, Etc.

Federal Employer
		Registered Organization		Identification Number (or
Legal Name	Type of Entity	(Yes/No)	Organizational Number[a]	equivalent)[a]	Jurisdiction of Organization

[a]	If none, so state.

Schedule 1(b)
Prior Organizational Names

Loan Party	Prior Name	Date of Change

Schedule 1(c)
Changes in Identity; Other Names

List of All Other Names
			Date of	State of	Used During Past Five
Loan Party	Name of Entity	Action	Action	Formation	Years

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

Schedule 2(a)
Chief Executive Offices

Loan Party	Address	County	State	Country

Schedule 2(b)
Location of Books

Loan Party	Address	County	State	Country

Schedule 2(c)
Other Places of Business

Loan Party	Address	County	State	Country

Schedule 2(d)
Additional Locations of Equipment and Inventory

Loan Party	Address	County	State	Country

Schedule 2(e)
Locations of Collateral in Possession of Persons Other Than Any Loan Party

Name of Entity in
Possession of
	Collateral/Capacity of	Address/Location of
Loan Party	such Entity	Collateral	County	State	Country

Schedule 3
Prior Locations Maintained by Loan Parties

Loan Party	Address	County	State	Country

Schedule 4
Transactions Other Than in the Ordinary Course of Business

Loan Party	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 5
File Search Reports

Loan Party	Search Report dated	Prepared by	Jurisdiction

See attached.

Schedule 6
Copy of Collateral Filings To Be Filed
See attached.

Schedule 7
Filings/Filing Offices

Applicable Security
Document
[Mortgage, Security
Type of Filing[a]	Entity	Agreement of Other]	Jurisdictions

[a]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 8(a)
Real Property

		Owned or	Landlord/Owner	Description of
Entity of Record	Location Address	Leased	if Leased	Lease Documents

Schedule 8(a)
Leases, Subleases, Tenancies, Franchise agreements, Licenses or Other Occupancy Arrangements

Schedule 9(a)
Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

Schedule 9(b)
Termination Statement Filings

				Type of		Collateral
		Secured	Type of	Collateral Filing	Collateral	Filing
Debtor	Jurisdiction	Party	Collateral	[UCC-1, etc.]	Filing Date	Number

Schedule 10
Equity Ownership and Other Equity Investments
1. Equity Ownership and other Equity Investments:

			Record					No.
			Owner		No. of	No. of		Shares
			(Beneficial		Shares or	Shares or		Covered by
Loan		Type of	Owner, if	Certificate	Interests	Interests	Percentage	Warrants;
Party	Issuer	Organization	different)	No.	Owned	Outstanding	Ownership	Options

2. Organizational Structure Chart:
See attached.

Schedule 11(a)
Instruments and Tangible Chattel Paper
1. Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2. Chattel Paper:

Schedule 11(b)
Advances
Intercompany Notes:

		Principal	Date of	Maturity
Noteholder	Obligor	Amount	Issuance	Date

Unpaid Intercompany transfers of goods:

Companies
(Advanced to/Advanced by)	Amount of Advances

Schedule 12(a)
Patents and Trademarks
UNITED STATES PATENTS:
Registrations:

REGISTRATION
OWNER	NUMBER	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	DESCRIPTION

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

CANADIAN PATENTS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

[           ] PATENTS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:
Registrations:

REGISTRATION
OWNER	NUMBER	TRADEMARK

Applications:

APPLICATION
OWNER	NUMBER	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	TRADEMARK

CANADIAN TRADEMARKS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	TRADEMARK

[           ] TRADEMARKS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	TRADEMARK

Schedule 12(b)
Copyrights
UNITED STATES COPYRIGHTS
Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

CANADIAN COPYRIGHTS
Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

[           ] COPYRIGHTS
Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

Schedule 12(c)
Intellectual Property Filings

Schedule 13
Commercial Tort Claims

Schedule 14
Deposit Accounts, Securities Accounts and Commodity Accounts

BANK OR
OWNER	TYPE OF ACCOUNT	INTERMEDIARY	ACCOUNT NUMBERS

Schedule 15
Letter of Credit Rights

Schedule 16
Motor Vehicles

Schedule 17
Changes from Circumstances Described in Perfection Certificate

EXHIBIT L-2
Form of
PERFECTION CERTIFICATE SUPPLEMENT
[See attached]
EXHIBIT L-2-1

EXHIBIT L-2
PERFECTION CERTIFICATE SUPPLEMENT
     This Perfection Certificate Supplement, dated as of [     ], 200[ ] is delivered pursuant to Section 5.01(e) of that Certain Credit Agreement, dated as of July [___], 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS LOAN FINANCE LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and THE CIT GROUP BUSINESS CREDIT, INC., as documentation agent, ABN AMRO BANK N.V., Canada Branch, as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint book-managers.
     The undersigned hereby certify to the Agents and each of the other Secured Parties that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Closing Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:
     1. Names. (a) Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Loan Party, as such name appears in its respective certificate or articles of incorporation, memorandum or articles of association, or any other organizational document; (y) each Loan Party is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate, (ii) organized under the laws of the jurisdiction disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (iii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate; and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Loan Party that is a registered organization, the United States Federal Employer Identification Number (or equivalent under the laws of the relevant jurisdiction of organization of such Loan Party) of each Loan Party.
     (b) Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) of the Prior Perfection Certificate is any other corporate or organizational names each Loan Party has had in the past five years, together with the date of the relevant change.
     (c) Except as listed on Schedule 1(c) attached hereto and made a part hereof, set forth in Schedule 1(c) of the Prior Perfection Certificate is (i) a list of all other names (including trade names or similar appellations) used by each Loan Party, or any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between July [___], 2002 and the date hereof and (ii) the information required by Section 1 of this certificate for any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between July [___], 2002 and the date hereof. Except as set forth in Schedule 1(c) attached hereto and made a part hereof and on Schedule 1(c) of the Prior Perfection Certificate, no Loan Party has changed its jurisdiction of organization at any time during the past four months.
     2. Current Locations. (a) Except as listed on Schedule 2(a) attached hereto and made a part hereof, the chief executive office of each Loan Party is located at the address set forth in Schedule 2(a) of the Prior Perfection Certificate.
     (b) Except as listed on Schedule 2(b) attached hereto and made a part hereof, set forth in Schedule 2(b) of the Prior Perfection Certificate are all locations where each Loan Party maintains any books or records relating to any Collateral.
     (c) Except as listed on Schedule 2(c) attached hereto and made a part hereof, set forth in Schedule 2(c) of the Prior Perfection Certificate are all the other places of business of each Loan Party.
     (d) Except as listed on Schedule 2(d) attached hereto and made a part hereof, set forth in Schedule 2(d) of the Prior Perfection Certificate are all other locations where each Loan Party maintains any of the Collateral consisting of inventory or equipment not identified above.
     (e) Except as listed on Schedule 2(e) attached hereto and made a part hereof, set forth in Schedule 2(e) of the Prior Perfection Certificate are the names and addresses of all persons or entities other than each Loan Party, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
     3. [Intentionally omitted].
     4. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto and on Schedule 4 to the Prior Perfection Certificate,, all of the Collateral has been originated by each Loan Party in the ordinary course of business or consists of goods which have been acquired by such Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.
     5. [Intentionally omitted].
     6. Collateral Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, the financing statements, mortgages, charges and other filings (collectively, “Collateral Filings”), in each case, duly authorized by each Loan Party constituting the debtor (or the equivalent thereof under the laws of each relevant jurisdiction), including the indications of the collateral relating to the applicable Security Agreement or the applicable Mortgage or other applicable Security Document, are set forth in Schedule 6 of the Prior Perfection Certificate and are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereto and thereto.
     7. Schedule of Filings. Except as listed on Schedule 7 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 7 is a schedule of (i) the appropriate filing offices for the Collateral Filings attached hereto and thereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12 hereto and thereto and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent and/or the Lenders and other Secured Parties under the Security Documents (other than the Mortgages) (the “Pledged Collateral”). No other filings or actions are required to create, preserve, protect and perfect such security interests in the Pledged Collateral.
     8. Real Property. Except as listed on Schedule 8(a) attached hereto and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate is a list of all real property owned or leased by each Loan Party noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date. Except as described on Schedule 8(b) attached hereto, no Loan Party has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a) or Schedule 8(a) of the Prior Perfection Certificate, other than those listed on Schedule 8(b) of the Prior Perfection Certificate, and no Loan Party has any Leases which require the consent of the landlord, tenant or other party thereto to the Transactions.
     9. Termination Statements. Except as listed on Schedule 9(a) attached hereto and made a part hereof, Schedule 9(a) to the Prior Perfection Certificate sets forth the duly authorized termination statements (or equivalents thereof under the laws of each applicable jurisdiction) in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto and thereto with respect to each Lien described therein.
     10. Equity Ownership and Other Equity Investments. Except as listed on Schedule 10(a) attached hereto and made a part hereof, Schedule 10(a) to the Prior Perfection Certificate is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, shares, partnership interests, limited liability company membership interests or other equity interests of each Loan Party and its Subsidiaries and the record and beneficial owners of such stock, shares, partnership interests, limited liability company membership interests or other equity interests, the number of shares or other equity interests owned by each such Loan Party or Subsidiary and its percentage ownership, the number of shares or other equity interests outstanding, the numbers of any certificate representing such stock, shares, partnership interests, limited liability company membership interests or other equity interests, and the number of shares or other equity interests covered by all outstanding options, warrants, rights of conversion or purchase and similar rights in respect of any such stock, shares, partnership interests, limited liability company membership interests or other equity interests. Except as set forth on Schedule 10(b) attached hereto and made a part hereof, Schedule 10(b) to the Prior Perfection Certificate sets forth each equity investment of each Loan Party that represents 50% or less of the equity of the entity in which such investment was made. Except as set forth on Schedule 10 attached hereto and made a part hereof, set forth on Schedule 10 to the Prior Perfection Certificate is a true and correct organizational structure chart with respect to the Loan Parties and their respective Subsidiaries as of the date hereof.
     11. Instruments and Tangible Chattel Paper; Advances. (a) Except as listed on Schedule 11(a) attached hereto and made a part hereof, Schedule 11(a) to the Prior Perfection Certificate is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Loan Party as of July       , 2007, including all intercompany notes between or among any two or more Companies.
     (b) Except as listed on Schedule 11(b) attached hereto and made a part hereof, Schedule 11(b) to the Prior Perfection Certificate is (i) a true and correct list of all loans and advances made by any Company to any Company as of the date hereof, which advances will be on and after the date hereof evidenced by one or more Intercompany Notes and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Security Documents and (ii) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Company as of the date hereof.
     12. Intellectual Property. (a) Except as listed on Schedule 12(a) attached hereto and made a part hereof, Schedule 12(a) to the Prior Perfection Certificate is a schedule setting forth all of each Loan Party’s Patents and Trademarks (each as defined in the U.S. Security Agreement; provided that solely for purposes hereof, the references to “Pledgors” in such definitions shall be deemed to be references to Loan Parties) and all licenses with respect to Patents and Trademarks of (or licensed by) each Loan Party, including the name of the registered owner and the registration number, or their equivalents in non-U.S. jurisdictions, if any, of each such Patent, Trademark and license with respect to Patents and Trademarks of (or licensed by) each Loan Party. Except as listed on Schedule 12(b) attached hereto and made a part hereof, Schedule 12(b) to the Prior Perfection Certificate is a schedule setting forth all Copyrights (as defined in the U.S. Security Agreement; provided that solely for purposes hereof, the references to “Pledgors” in such definition shall be deemed to be references to Loan Parties) and licenses with respect to Copyrights of (or licensed by) each Loan Party, including the name of the registered owner and the registration number, or their equivalents in non-U.S. jurisdictions, if any, of each such Copyright or license with respect to Copyrights of (or licensed by) each Loan Party.
     (b) Except as listed on Schedule 12(c) attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office, or their equivalents in non-U.S. jurisdictions, if any, are the filings necessary to preserve, protect and perfect the security interests in the Trademarks, Patents and Copyrights and licenses with respect to Trademarks, Patents and Copyrights set forth on Schedule 12(a) and Schedule I2(b) hereto and thereto, including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.
     13. Commercial Tort Claims. Except as listed on Schedule 13 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Loan Party, including a brief description thereof.
     14. Deposit Accounts, Securities Accounts and Commodity Accounts. Except as listed on Schedule 14 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 14 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the U.S. Security Agreement) maintained by each Loan Party, including the name of each institution where each such account is held, the name of each such account and the name and account number of each entity that holds each account.
     15. Letter-of-Credit Rights. Except as listed on Schedule 15 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of each Loan Party, as beneficiary thereunder.
     16. Motor Vehicles. Except as listed on Schedule 16 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 16 is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by each Loan Party, and the owner and approximate value of such motor vehicles.

     17. No Change. The undersigned knows of no anticipated change in any of the circumstances or with respect to any of the matters contemplated in Sections 1 through 16 of this Perfection Certificate Supplement except as set forth on Schedule 17 hereto.
[The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of this ___ day of July, 2007.

NOVELIS CORPORATION
By:
Name:
Title:

NOVELIS PAE CORPORATION
By:
Name:
Title:

EUROFOIL, INC.
By:
Name:
Title:

NOVELIS, INC.
By:
Name:
Title:

NOVELIS UK LIMITED
By:
Name:
Title:

NOVELIS AG
By:
Name:
Title:

AV ALUMINUM INC.

By:
Name:
Title:

NOVELIS CAST HOUSE TECHNOLOGY LTD.
By:
Name:
Title:

4260848 CANADA INC.
By:
Name:
Title:

4260856 CANADA INC.
By:
Name:
Title:

NOVELIS UK LTD.
By:
Name:
Title:

NOVELIS DEUTSCHLAND GMBH
By:
Name:
Title:

NOVELIS SWITZERLAND SA
By:
Name:
Title:

NOVELIS TECHNOLOGY AG
By:
Name:
Title:

NOVELIS ALUMINUM HOLDING COMPANY
By:
Name:
Title:

NOVELIS DO BRASIL LTDA
By:
Name:
Title:

Schedule 1(a)
Legal Names, Etc.

Federal Employer
		Registered Organization		Identification Number (or
Legal Name	Type of Entity	(Yes/No)	Organizational Number[a]	equivalent)[a]	Jurisdiction of Organization

[a]	If none, so state.

Cahill Gordon & Reindel LLP
Schedule 1(b)
Prior Organizational Names

Loan Party	Prior Name	Date of Change

Schedule 1(c)
Changes in Identity; Other Names

List of All Other Names
			Date of	State of	Used During Past Five
Loan Party	Name of Entity	Action	Action	Formation	Years

[Add Information required by Section 1 to the extent required by Section l(c) of the Perfection Certificate Supplement]

Schedule 2(a)
Chief Executive Offices

Loan Party	Address	County	State	Country

Schedule 2(b)
Location of Books

Loan Party	Address	County	State	Country

Schedule 2(c)
Other Places of Business

Loan Party	Address	County	State	Country

Schedule 2(d)
Additional Locations of Equipment and Inventory

Loan Party	Address	County	State	Country

Schedule 2(e)
Locations of Collateral in Possession of Persons Other Than Any Loan Party

Name of Entity in
Possession of
	Collateral/Capacity of	Address/Location of
Loan Party	such Entity	Collateral	County	State	Country

Schedule 4
Transactions Other Than in the Ordinary Course of Business

Loan Party	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 6
Copy of Collateral Filings To Be Filed
See attached.

Schedule 7
Filings/Filing Offices

Applicable Security
Document
[Mortgage, Security
Type of Filing[a]	Entity	Agreement or Other]	Jurisdictions

[a]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 8(a)
Real Property

		Owned or	Landlord/Owner	Description of
Entity of Record	Location Address	Leased	if Leased	Lease Documents

Schedule 8(b)
Leases, Subleases, Tenancies, Franchise agreements, Licenses or Other Occupancy Arrangements

Schedule 9(a)
Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

Schedule 9(b)
Termination Statement Filings

Collateral
			Type of Collateral	Collateral	Filing
Debtor	Jurisdiction	Secured Party	Filing [UCC-1, etc.]	Filing Date	Number

Schedule 10
Equity Ownership and Other Equity Investments
1. Equity Ownership and other Equity Investments:

			Record					No.
			Owner		No. of	No. of		Shares
			(Beneficial		Shares or	Shares or		Covered
Loan		Type of	Owner, if	Certificate	Interests	Interests		By Warrants;
Party	Issuer	Organization	different)	No.	Owned	Outstanding	Percentage Ownership	Options

2. Organizational Structure Chart:
See attached.

Schedule 11(a)
Instruments and Tangible Chattel Paper
1. Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date

2. Chattel Paper:

Schedule 11(b)
Advances
Intercompany Notes:

		Principal	Date of	Maturity
Noteholder	Obligor	Amount	Issuance	Date

Unpaid Intercompany transfers of goods:

Companies
(Advanced to/Advanced by)	Amount of Advances

Schedule 12(a)
Patents and Trademarks
UNITED STATES PATENTS:
Registrations:

REGISTRATION
OWNER	NUMBER	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	DESCRIPTION

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

CANADIAN PATENTS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

[          ] PATENTS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	DESCRIPTION

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:
Registrations:

REGISTRATION
OWNER	NUMBER	TRADEMARK

Applications:

APPLICATION
OWNER	NUMBER	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	TRADEMARK

CANADIAN TRADEMARKS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	TRADEMARK

[          ] TRADEMARKS:
Registrations:

REGISTRATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

APPLICATION
OWNER	NUMBER	COUNTRY/STATE	TRADEMARK

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	TRADEMARK

Schedule 12(b)
Copyrights
UNITED STATES COPYRIGHTS
Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	NUMBER	DESCRIPTION

CANADIAN COPYRIGHTS
Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

[          ] COPYRIGHTS
Registrations:

OWNER	COUNTRY/STATE	TITLE	REGISTRATION NUMBER

Applications:

OWNER	COUNTRY/STATE	APPLICATION NUMBER

Licenses:

REGISTRATION/
APPLICATION
LICENSEE	LICENSOR	COUNTRY/STATE	NUMBER	DESCRIPTION

Schedule 12(c)
Intellectual Property Filings

Schedule 13
Commercial Tort Claims

Schedule 14
Deposit Accounts, Securities Accounts and Commodity Accounts

BANK OR
OWNER	TYPE OF ACCOUNT	INTERMEDIARY	ACCOUNT NUMBERS

Schedule 15
Letter of Credit Rights

Schedule 16
Motor Vehicles

Schedule 17
Changes from Circumstances Described in Perfection Certificate

EXHIBIT M-1
Form of
U.S. SECURITY AGREEMENT
[See attached]
EXHIBIT M-1-1

EXECUTION VERSION

SECURITY AGREEMENT
made by
NOVELIS INC.,
as Canadian Borrower,
NOVELIS CORPORATION
NOVELIS PAE CORPORATION,
NOVELIS FINANCES USA LLC,
NOVELIS SOUTH AMERICA HOLDINGS LLC,
ALUMINUM UPSTREAM HOLDINGS LLC,
as U.S. Borrowers
and
THE GUARANTORS FROM TIME TO TIME PARTY HERETO
in favor of
LASALLE BUSINESS CREDIT, LLC,
as Collateral Agent

Dated as of July 6, 2007

TABLE OF CONTENTS

Page
PREAMBLE	1

RECITALS	1

AGREEMENT	2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. DEFINITIONS	2
SECTION 1.2. INTERPRETATION	9
SECTION 1.3. RESOLUTION OF DRAFTING AMBIGUITIES	9
SECTION 1.4. PERFECTION CERTIFICATE	10

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1. GRANT OF SECURITY INTEREST	10
SECTION 2.2. FILINGS	11

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1. DELIVERY OF CERTIFICATED SECURITIES COLLATERAL	12
SECTION 3.2. PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL	12
SECTION 3.3. FINANCING STATEMENTS AND OTHER FILINGS; MAINTENANCE OF PERFECTED SECURITY INTEREST	13
SECTION 3.4. OTHER ACTIONS	13
SECTION 3.5. JOINDER OF ADDITIONAL GUARANTORS	16
SECTION 3.6. SUPPLEMENTS; FURTHER ASSURANCES	17

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1. TITLE	17
SECTION 4.2. VALIDITY OF SECURITY INTEREST	18
-i-

-ii-

-iii-

Page
SECTION 11.17. MORTGAGES	35
SECTION 11.18. CONFLICTS	35

SIGNATURES	S-1

EXHIBIT 1 Form of Issuer’s Acknowledgment
EXHIBIT 2 Form of Securities Pledge Amendment
EXHIBIT 3 Form of Joinder Agreement
EXHIBIT 4 Form of Copyright Security Agreement
EXHIBIT 5 Form of Patent Security Agreement
EXHIBIT 6 Form of Trademark Security Agreement
EXHIBIT 7 Form of Bailee Letter
-iv-

SECURITY AGREEMENT
          This SECURITY AGREEMENT, dated as of July 6, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS FINANCES USA LLC, a Delaware limited liability company (“Novelis Finances”), NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company (“Novelis South”), ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company (“Aluminum Upstream” and, together with Novelis Corporation, Novelis PAE, Novelis Finances and Novelis South, the “U.S. Borrowers”), and the Guarantors from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (the Canadian Borrower, the U.S. Borrowers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors”, and each, a “Pledgor”), in favor of LASALLE BUSINESS CREDIT, LLC, in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined) (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
R E C I T A L S:
          A. The U.S. Borrowers, Novelis, Inc., a corporation formed under the Canada Business Corporations Act, Novelis UK Limited, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, Novelis AG, a stock corporation (AG) organized under the laws of Switzerland, AV Aluminum Inc., a corporation formed under the Canada Business Corporations Act, and the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, ABN AMRO BANK N.V., as U.S./European Issuing Bank, U.S. Swingline Lender and Administrative Agent, LaSalle Business Credit, LLC, as Collateral Agent and Funding Agent, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian Issuing Bank, Canadian Funding Agent and as Canadian Administrative Agent, and the other parties thereto have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement, dated as of July 6, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor Credit Agreement).
          B. Each Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Secured Obligations.
          C. Each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.
          D. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

          F. It is a condition to (i) the obligations of the Lenders to make the Loans and other Credit Extensions under the Credit Agreement and (ii) the obligations of each Issuing Bank to issue Letters of Credit that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.
A G R E E M E N T:
          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
          SECTION 1.1. Definitions.
          (a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:
          “Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Entitlement”; “Securities Intermediary”; “Supporting Obligations”; and “Tangible Chattel Paper.”
          (b) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Sections 1.03, 1.04 and 1.05 of the Credit Agreement shall apply herein mutatis mutandis.
          (c) The following terms shall have the following meanings:
          “Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.
          “Agreement” shall have the meaning assigned to such term in the Preamble hereof.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute.
          “Bailee Letter” shall be an agreement in form substantially similar to Exhibit 7 hereto or in such other form and substance reasonably satisfactory to the Collateral Agent.
          “Canadian Borrower” shall have the meaning assigned to such term in the Preamble hereof.

          “Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.
          “Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Pledgor to any Agent with respect to the Pledged Collateral pursuant to any Loan Document.
          “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
          “Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Commodity Account.
          “Contracts” shall mean, collectively, with respect to each Pledgor, the Acquisition Documents, all sale, service, performance, equipment or properly lease contracts, licenses, agreements and grants and all other contracts, licenses, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
          “Control” shall mean (i) in the case of each Deposit Account, “control”, as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control”, as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control”, as such term is defined in Section 9-106 of the UCC.
          “Control Agreements” shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.
          “Copyrights” shall mean, collectively, all copyrights (whether statutory or common law, whether established, registered or recorded in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all (i) copyright registrations and applications, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
          “Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.
          “Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
          “Deposit Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.

          “Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include the LC Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
          “Discharge of Term Loan Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.
          “Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.
          “Excluded Commodities Accounts” shall mean Commodities Accounts with Investment Property or other property held in or credited to such Commodities Accounts with an aggregate value of less than $1,000,000 at any time with respect to any particular Commodities Account and less than $2,500,000 at any time in the aggregate for all such Commodities Accounts.
          “Excluded Deposit Accounts” shall mean (i) Deposit Accounts used solely to fund payroll, payroll taxes and similar employment taxes or employee benefits in the ordinary course of business and (ii) Deposit Accounts with an amount on deposit of less than $1,000,000 at any time with respect to any particular Deposit Account and less than $2,500,000 at any time in the aggregate for all such Deposit Accounts; provided that notwithstanding the foregoing, no Deposit Account of a Borrowing Base Loan Party shall be an Excluded Deposit Account unless it is permitted to exist outside of the Cash Management System pursuant to Section 9.01(d) of the Credit Agreement.
          “Excluded Securities Accounts” shall mean (i) Securities Accounts with Investment Property or other property held in or credited to such Securities Accounts with an aggregate value of less than $10,000,000 at any time in the aggregate for all such Securities Accounts and (ii) Securities Accounts with property held in or credited to such Securities Accounts consisting solely of the Equity Interests of Aluminum Company of Malaysia Berhard (Malaysia).
          “Excluded Property” shall mean
     (a) any permit or license issued by a Governmental Authority to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Requirement of Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity),
     (b) any “Venture Interests” as defined in the Joint Venture Agreement, dated January 18, 1985, between Arco Logan Inc. and Alcan Aluminum Corporation, as such Joint Venture Agreement may have been amended prior to January 7, 2005, and any Equity Interest in any other joint ventures to the extent the terms of the applicable joint venture agreement validly prohibit the creation by the applicable Pledgor of a security interest in such other Equity Interests in favor of the Collateral Agent, but only to the extent and for so long as (i) the terms of the applicable agreement prohibit the creation by the applicable Pledgor of a security interest in such “Venture Interests” or other Equity Interests in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity) and (ii) such prohibition is permitted by Section 6.19 of the Credit Agreement,
     (c) any property owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such property,
     (d) any United States trademark or service mark application filed on the basis of a Pledgor’s intent-to-use such mark, in each case, unless and until evidence of the use of such trademark in interstate commerce is submitted to and accepted by the United States Patent and Trademark Office, and
     (e) any Equity Interests of Novelis de Mexico, S.A. de C.V. so long as (i) such Subsidiary is an Excluded Collateral Subsidiary and (ii) the pledge of or grant of a security interest in the Equity Interests of such Subsidiary pursuant hereto would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger an increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by the Collateral Agent; provided, however, that Excluded Property shall not include (x) Voting Stock of such Subsidiary representing not more than 65% of the total voting power of all outstanding Voting Stock of such Subsidiary and (y) 100% of the Equity Interests not constituting Voting Stock of such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this clause (e);
provided, however, that Excluded Properly shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (e) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a), (b), (c), (d) or (e)).
          “General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles”, as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all intellectual property, (vi) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged

Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vii) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (viii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.
          “Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
          “Immaterial Intellectual Property Collateral” shall mean Intellectual Property Collateral that is not Material Intellectual Property Collateral.
          “Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments”, as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.
          “Intellectual Property” shall mean, collectively, Patents, Trademarks, Copyrights, Intellectual Property Licenses and Trade Secrets and Other Proprietary Rights.
          “Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Trade Secrets and Other Proprietary Rights of the Pledgors, in each case, other than any Excluded Property.
          “Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license agreements, distribution agreements and covenants not to sue (regardless of whether such agreements and covenants are contained within an agreement that also covers other matters, such as development or consulting) with respect to any Patent, Trademark, Copyright or Trade Secrets and Other Proprietary Rights, whether such Pledgor is a licensor or licensee, distributor or distributee under any such agreement, together with any and all (i) amendments, renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all Patents, Trademarks, Copyrights or Trade Secrets and Other Proprietary Rights.
          “Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
          “Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and among the Pledgors and the other Companies party thereto, the Funding Agent,

the Administrative Agent, the Collateral Agent, the Canadian Funding Agent, the Canadian Administrative Agent, the Term Loan Agents, and certain other persons which may be or become parties thereto or become bound thereto from time to time, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
          “Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.
          “Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.
          “LC Account” shall mean any account established and maintained in accordance with the provisions of Section 2.18(i) of the Credit Agreement and all property from time to time on deposit in such LC Account.
          “Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of any material Pledged Collateral or Mortgaged Property or (ii) to the business, results of operations, prospects or condition, financial or otherwise, of any Pledgor.
          “Mortgaged Property” shall have the meaning assigned to such term in the Mortgages.
          “Patents” shall mean, collectively, all patents, patent applications, certificates of inventions, industrial designs and rights corresponding thereto throughout the world (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements or other violations thereof.
          “Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.
          “Perfection Certificate” shall mean, individually and collectively, as the context may require, each perfection certificate dated July 6, 2007, executed and delivered by each Pledgor in favor of the Agents, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Pledgor in favor of the Funding Agent and Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.
          “Permitted Encumbrances” shall mean Permitted Liens of the type described in Section 6.02(a), (b), (c), (d), (f), (g), (h), (i), (j), (k) (to the extent provided in the Intercreditor Agreement), (n), (o), (q), (r), (s) and (t) of the Credit Agreement which have priority over the Liens granted pursuant to this Agreement (and in each case, subject to the proviso to Section 6.02 of the Credit Agreement).

          “person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.
          “Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.
          “Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10 to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.
          “Pledgor” shall have the meaning assigned to such term in the Preamble hereof.
          “Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.
          “Securities Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Account.
          “Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.
          “Term Loan Agents” shall have the meaning assigned to such term in the Intercreditor Agreement.
          “Term Loan Security Documents” shall have the meaning assigned to such term in the Intercreditor Agreement
          “Trade Secrets and Other Proprietary Rights” shall mean, collectively, all trade secrets, proprietary information and data and databases, know-how and processes, designs, inventions,

technology and software and any other intangible rights to the extent not covered by the definitions of Patents, Trademarks and Copyrights; whether registered or unregistered, whether statutory or common law, and whether established or registered in the United States or any other country or any political subdivision thereof, including, without limitation, any of the foregoing listed on Schedule 12(a) to the Perfection Certificate, together with any and all (i) registrations and applications for the foregoing, (ii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iii) reissues, continuations, extensions, renewals and divisions thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements or other violations thereof, (vi) rights corresponding thereto throughout the world and (vii) rights to sue for past, present and future infringements and other violations thereof.
          “Trademarks” shall mean, collectively, all trademarks (including service marks and certification marks), slogans, logos, certification marks, trade dress, Internet Domain Names, corporate names and trade names, whether registered or unregistered (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) reissues, continuations, extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (vi) rights corresponding thereto throughout the world and (vii) rights to sue for past, present and future infringements, dilutions or other violations thereof.
          “Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.
          “Treasury Obligations” shall mean all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
          “U.S. Borrowers” shall have the meaning assigned to such term in the Preamble hereof.
          SECTION 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement.
          SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.
          SECTION 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II
GRANT OF SECURITY AND SECURED OBLIGATIONS
          SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):
(i)	all Accounts;

(ii)	all Equipment, Goods, Inventory and Fixtures;

(iii)	all Documents, Instruments and Chattel Paper;

(iv)	all Letters of Credit and Letter-of-Credit Rights;

(v)	all Securities Collateral;

(vi)	all Investment Property;

(vii)	all Patents, Trademarks, Copyrights, Intellectual Property Licenses and Trade Secrets and Other Proprietary Rights;

(viii)	the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;

(ix)	all General Intangibles;

(x)	all Money and all Deposit Accounts;

(xi)	all Supporting Obligations;

(xii)	all books and records relating to the Pledged Collateral; and

(xiii)	to the extent not covered by clauses (i) through (xii) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.
          Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property and (x) the Pledgors shall, concurrently with any delivery of financial statements under Section 5.01(a) of the Credit Agreement and upon the request of the Collateral Agent at any time an Event of Default has occurred and is continuing, provide to the Collateral Agent such information regarding the Excluded Property as the Collateral Agent may reasonably request (including written notice identifying in reasonable detail the Excluded Property) and (y) from and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Collateral Agent unless such prohibition is permitted under Section 6.19 of the Credit Agreement.
          SECTION 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the debtor or in which debtor otherwise has rights” or a similar description and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.
          (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.
          (c) Each Pledgor hereby further authorizes the Collateral Agent to execute and/or submit filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), as applicable, including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents and to take such other actions as may be required under applicable law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

ARTICLE III
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL
          SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral (other than Excluded Property and any certificates, agreements or instruments representing or evidencing Equity Interests in an Excluded Collateral Subsidiary which is not a Loan Party) in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected First Priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within thirty days after receipt thereof by such Pledgor or such longer period as may be determined by the Collateral Agent in its sole discretion) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto (provided that notwithstanding the foregoing, no such certificates, agreements or instruments representing or evidencing Securities Collateral shall be required to be so delivered to the extent such Securities Collateral constitutes Excluded Property or any certificates, agreements or instruments representing or evidencing Equity Interests in an Excluded Collateral Subsidiary which is not a Loan Party, but shall be so delivered promptly (but in any event within thirty days) following the date such Securities Collateral ceases to constitute Excluded Property or such Subsidiary ceases to qualify as an Excluded Collateral Subsidiary or otherwise becomes, or is required to become, a Loan Party pursuant to the terms of the Credit Agreement). All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.
          SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected First Priority security interest in all uncertificated Pledged Securities (other than uncertificated Pledged Securities in which a security interest cannot be perfected by taking all applicable actions under the UCC and such other actions (including, without limitation, the delivery or filing of financing, statements, agreements instruments or other documents) as may have been reasonably requested by the Collateral Agent in order to perfect such security interest under the local laws of the jurisdiction of the issuer of such Pledged Securities) pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly Owned Subsidiary, use commercially reasonable efforts to cause) the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Collateral Agent, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly

Owned Subsidiary, use commercially reasonable efforts to cause) the issuer of such uncertificated Pledged Securities to enter into a control agreement with the Collateral Agent and such Pledgor reasonably satisfactory to the Collateral Agent pursuant to which such issuer shall agree to comply with instructions originated by the Collateral Agent without further consent by such Pledgor, and cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly Owned Subsidiary, use commercially reasonable efforts to cause) such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, (iii) upon request by the Collateral Agent, provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof, and (iv) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, (A) cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly Owned Subsidiary, use commercially reasonable efforts to cause) the Organizational Documents of each such issuer that is a Subsidiary of a Pledgor to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly Owned Subsidiary, use commercially reasonable efforts to cause) such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.
          SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral (other than uncertificated Pledged Securities in which a security interest cannot be perfected by taking all applicable actions under the UCC and such other actions (including, without limitation, the delivery or filing of financing, statements, agreements instruments or other documents) as may have been reasonably requested by the Collateral Agent in order to perfect such security interest under the local laws of the jurisdiction of the issuer of such Pledged Securities) have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral (other than uncertificated Pledged Securities in which a security interest cannot be perfected by taking all applicable actions under the UCC and such other actions (including, without limitation, the delivery or filing of financing, statements, agreements instruments or other documents) as may have been reasonably requested by the Collateral Agent in order to perfect such security interest under the local laws of the jurisdiction of the issuer of such Pledged Securities) as a perfected First Priority security interest subject only to Permitted Collateral Liens.
          SECTION 3.4. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:
     (a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $1,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within thirty days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.
     (b) Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 14 to the Perfection Certificate. The Collateral Agent has a First Priority security interest in each such Deposit Account (other than Excluded Deposit Accounts), which security interest is (or, with respect to any such Deposit Accounts identified on Schedule 5.16 to the Credit Agreement, after completion of the actions with respect to such Deposit Accounts specified on such Schedule, will be) perfected by Control. No Pledgor shall hereafter establish and maintain any Deposit Account unless (1) it shall have given the Collateral Agent 30 days’ (or such shorter period as may be determined by the Collateral Agent in its sole discretion) prior written notice of its intention to establish such new Deposit Account with a Bank, (2) such Bank shall be reasonably acceptable to the Collateral Agent and (3) such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account (other than Excluded Deposit Accounts). The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless a Cash Dominion Trigger Event has occurred and no subsequent Cash Dominion Recovery Event has occurred. The two immediately preceding sentences shall not apply to the LC Account or to any other Deposit Accounts for which the Collateral Agent is the Bank. No Pledgor shall grant Control of any Deposit Account to any person other than the Collateral Agent and, subject to the terms of the Intercreditor Agreement, Term Loan Agents.
     (c) Securities Accounts and Commodity Accounts. (i) As of the date hereof, no Pledgor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 14 to the Perfection Certificate. The Collateral Agent has a First Priority security interest in each such Securities Account and Commodity Account (other than Excluded Securities Accounts and Excluded Commodities Accounts), which security interest is perfected by Control. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall have given the Collateral Agent 30 days’ (or such shorter period as may be determined by the Collateral Agent in its sole discretion) prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account (other than Excluded Securities Accounts and Excluded Commodities Accounts), as the case may be. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within five days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit

Account or Securities Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless a Cash Dominion Trigger Event has occurred and no subsequent Cash Dominion Recovery Event has occurred or, after giving effect to any such investment and withdrawal rights, a Cash Dominion Trigger Event would occur. The two immediately preceding sentences shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent and, subject to the terms of the Intercreditor Agreement, Term Loan Agents.
     (ii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.
     (d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11(a) to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $1,000,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.
     (e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either use commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $1,000,000 in the aggregate for all Pledgors.
     (f) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 13 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall promptly notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Collateral Agent does not have a security interest, does not exceed $1,000,000 in the aggregate for all Pledgors.
     (g) Landlord’s Access Agreements/Bailee Letters. If and to the extent reasonably requested by the Collateral Agent, each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after such request with respect to each location where such Pledgor maintains Pledged Collateral, a Bailee Letter and/or Landlord Access Agreement, as applicable, and use commercially reasonable efforts to obtain a Bailee Letter, Landlord Access Agreement and/or landlord’s lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of any Pledged Collateral. A waiver of bailee’s lien shall not be required if the value of the Pledged Collateral held by such bailee is less than $100,000, provided that the aggregate value of the Pledged Collateral held by all bailees who have not delivered a Bailee Letter is less than $1,000,000 in the aggregate.
          SECTION 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of Holdings which, from time to time, after the date hereof shall be required to become a party to this Agreement or to otherwise pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, (a) to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto within thirty days (or such longer period as may be determined by the Collateral Agent in its sole discretion) of the date on which it became a Subsidiary, ceased to be an Excluded Collateral Subsidiary or was required to become a Loan Party by operation of the provisions of Section 5.11(d) of the Credit Agreement, as the case may be, and (ii) a Perfection Certificate, in each case, within thirty days (or such longer period as may be determined by the Collateral Agent in its sole discretion) of the date on which it became a Subsidiary, ceased to be an Excluded Collateral Subsidiary or was required to become a Loan Party by operation of the provisions of Section 5.11(d) of the Credit Agreement, as the case may be, and (b) in the case of a Subsidiary organized outside of the United States, to execute and deliver to the Collateral Agent such additional documentation as the Collateral Agent shall reasonably request and, in each case with respect to clauses (a) and (b) above, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor”

for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.
          SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form and substance reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
          Each Pledgor represents, warrants and covenants as follows:
          SECTION 4.1. Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others. In addition, no Liens or claims exist on the Securities Collateral, other than Permitted Liens that are permitted to attach to Securities Collateral pursuant to the provisions of Section 6.02 of the Credit Agreement.
          SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Pledged Collateral. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing First Priority security interest therein.
          SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Except to the extent otherwise permitted by Section 5.05 of the Credit Agreement, each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Encumbrances. Except as permitted by the Credit Agreement, there is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder.
          SECTION 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file, any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Encumbrance with respect to such Permitted Encumbrance or financing statements or public notices relating to the termination statements listed on Schedule 7 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holders of the Permitted Encumbrances.
          SECTION 4.5. Inventory and Equipment.
          (a) Except as expressly permitted by Section 5.13 of the Credit Agreement, it shall not move any Equipment or Inventory to any location, other than any location that is listed in the relevant Schedules to the Perfection Certificate, unless (i) it shall have given the Collateral Agent not less than 30 days’ (or such shorter period as may be determined by the Collateral Agent in its sole discretion) prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request and (ii) to the extent applicable with respect to such new location, such Pledgor shall have complied with Section 3.4(g); provided that notwithstanding the foregoing, in no event shall Equipment or Inventory be moved to any location outside of the continental United States except in connection with an Asset Sale expressly permitted by the Credit Agreement.

          (b) With respect to any Inventory scheduled or listed on the most recent Collateral Report, except as disclosed therein: (i) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location not set forth in the Perfection Certificate except as permitted by Section 4.5(a) above or Section 5.13 of the Credit Agreement, (ii) the Pledgors have good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, and except for other Liens permitted to attach to Inventory under Section 6.02 of the Credit Agreement, (iii) with respect to Inventory included in any Borrowing Base Certificate, such Inventory is Eligible Inventory, (iv) such Inventory is not subject to any Intellectual Property Licenses with any third parties that would, upon sale or other disposition of such Inventory by the Collateral Agent in accordance with the terms hereof, infringe or otherwise violate the Intellectual Property of such third-party licensor, violate any Contracts with such third-party licensor, or cause the Collateral Agent to incur any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current Intellectual Property Licenses related thereto, (v) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (vi) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent upon the occurrence and during the continuance of any Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which any Pledgor is a party or to which such Inventory is subject.
          SECTION 4.6. Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.
          SECTION 4.7. Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
          SECTION 4.8. Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors (other than Immaterial Intellectual Property Collateral).
          SECTION 4.9. Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Credit Agreement.

ARTICLE V
CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
          SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within thirty days (or such longer period as may be determined by the Collateral Agent in its sole discretion) after receipt thereof) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and to the extent required thereunder, the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.
          SECTION 5.2. Voting Rights; Distributions; etc.
     (a) So long as no Event of Default shall have occurred and be continuing:
     (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.
     (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent not prohibited by the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five days (or such longer period as may be determined by the Collateral Agent in its sole discretion) after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
          (b) So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

          (c) Upon the occurrence and during the continuance of any Event of Default and notice by the Collateral Agent:
     (i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.
     (ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.
          (d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.
          (e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(c)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
          SECTION 5.3. Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation in any material respect of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation in any material respect thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.
          SECTION 5.4. Organizational Documents. Each Pledgor has delivered to the Collateral Agent true, correct and complete copies of its Organizational Documents. The Organizational Documents of each Pledgor are in full force and effect, have not as of the date hereof been amended or modified except as disclosed to the Collateral Agent, and there is no existing default by any party thereunder or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder. Each Pledgor shall deliver to the Collateral Agent a copy of any notice of default given or received by it under any Organizational Document within ten days after such Pledgor gives or receives such notice. No Pledgor will terminate or agree to terminate any Organizational Document or make any amendment or modification to any Organizational Document except as expressly permitted by the terms of the Credit Agreement.

          SECTION 5.5. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.
          (a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
          (b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.
ARTICLE VI
CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL
          SECTION 6.1. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent an irrevocable, non-exclusive license and, to the extent permitted under Intellectual Property Licenses granting such Pledgor rights in Intellectual Property, sublicense (in each case, exercisable without payment of royalties or other compensation to such Pledgor) to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located; provided that the quality of any products in connection with which the Trademarks are used will not be materially inferior to the quality of such products prior to such Event of Default. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
          SECTION 6.2. Protection and Maintenance of Intellectual Property Collateral. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding (not including office or other matters in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office or any foreign counterpart) or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such Material Intellectual Property Collateral in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, except as shall be consistent with commercially reasonable business judgment, (iii) not permit to lapse or become abandoned any Material

Intellectual Property Collateral, (iv) take action to prosecute infringers and violators of Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any Material Intellectual Property Collateral, in each case, except as shall be consistent with commercially reasonable business judgment, (v) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral, or the value or utility of the Intellectual Property of the Pledgors, taken as a whole, or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (vi) not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the consent of the Collateral Agent, (vii) diligently keep adequate records respecting all Intellectual Property Collateral, (viii) without limiting the Collateral Agent’s rights and each Pledgor’s obligations under Section 6.3 below, furnish to the Collateral Agent from time to time upon the Collateral Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request, (ix) use statutory notice of registration in connection with its use of registered Trademarks, prior marking practices in connection with the use of Patents, and appropriate notice of Copyright in connection with the publication of material subject to Copyrights and (x) maintain the level of quality of products sold and services rendered under any Trademarks owned by such Pledgor at a level at least consistent with the quality of such products and services as of the date hereof, and adequately control the quality of goods an services offered by any licensees of its Trademarks to maintain such standards.
          SECTION 6.3. After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any ownership or other rights in and/or to any additional Intellectual Property (including trademark applications for which evidence of the use of such trademarks in interstate commerce has been submitted to and accepted by the United States Patent and Trademark Office pursuant to 15 U.S.C. Section 1060(a) (or a successor provision)) or (ii) become entitled to the benefit of any additional Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions of this Agreement shall automatically apply thereto and any such item described in the preceding clause (i) or (ii) (other than any Excluded Property) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and such Intellectual Property (other than any Excluded Property) shall be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly provide to the Collateral Agent written notice of any of the foregoing Intellectual Property owned by such Pledgor which is the subject of a registration or application and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution and delivery, within 90 days (or, in the case of Copyrights, 30 day, or, in each case, such longer period as may be determined by the Collateral Agent in its sole discretion) of the acquisition by such Pledgor of such Intellectual Property, of an instrument in form and substance reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Agent’s lien and security interest in such Intellectual Property. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 12(a) and 12(b) to the Perfection

Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.
          SECTION 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 11.03 of the Credit Agreement. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.
ARTICLE VII
CERTAIN PROVISIONS CONCERNING RECEIVABLES
          SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.
          SECTION 7.2. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment, discount, credit, rebate or reduction with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice without the prior written consent of the Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables except as may be otherwise consistent with the exercise of reasonable business judgment in the ordinary course of business. If (i) any material adjustment, discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a material Receivable exists or (ii) if, to the knowledge of any Pledgor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a material Receivable, the Pledgors will promptly disclose such fact to the Collateral Agent in writing.
          SECTION 7.3. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.
          SECTION 7.4. Legend. Each Pledgor shall legend, at the request of the Collateral Agent and in form, substance and manner satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.
          SECTION 7.5. Special Representations and Warranties and Covenants.
          (a) As of the time when each of its Receivables arises, each Pledgor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto represent the legal, valid and binding obligation of the Account Debtor or other relevant obligor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such Account Debtor or obligor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan.
          (b) The names of the obligors, amounts owing, due dates and other information with respect to each Pledgor’s Receivables that are Pledged Collateral are and will be correctly stated, at the time furnished, in all records of such Pledgor relating thereto and in all invoices (if any) and each Collateral Report with respect thereto furnished to any Agent by such Pledgor from time to time.
          (c) Except as disclosed on the most recent Collateral Report, (i) there are no setoffs, claims or disputes existing or asserted with respect to any Accounts referred to in such Collateral Report and no Pledgor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by a Pledgor in the ordinary course of its business for prompt payment, (ii) to the knowledge of such Pledgor, there are no facts, events or occurrences that in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Pledgor’s books and records and any invoices, statements and the most recent Collateral Report with respect thereto, (iii) no Pledgor has received any written notice of proceedings or actions that are threatened or pending against any Account Debtor that might result in any material adverse change in such Account Debtor’s financial condition and (iv) no Pledgor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.
ARTICLE VIII
TRANSFERS
          SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as not prohibited by the Credit Agreement.
ARTICLE IX
REMEDIES
          SECTION 9.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time (alternatively, successively or concurrently on any one or more occasions) exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:
          (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
          (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to the Collateral Agent;
          (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate and dispose of, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license, liquidation or disposition;
          (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;
          (v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;
          (vi) Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;
          (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral;
          (viii) In the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Pledgor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors and other obligors in respect of Receivables of such Pledgor and parties to contracts with such Pledgor, to verify with such persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Chattel Paper, Payment Intangibles, General Intangibles, Instruments and other Receivables that are Pledged Collateral; and
          (ix) Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
          SECTION 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, 10 days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
          SECTION 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
          SECTION 9.4. Certain Sales of Pledged Collateral.
          (a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

          (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.
          (c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (d) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
          (e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
          SECTION 9.5. No Waiver: Cumulative Remedies.
          (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.
          (b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
          SECTION 9.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of such Pledgor’s rights in the Intellectual Property Collateral, in recordable form with respect to those items of the Intellectual Property Collateral consisting of registered Patents, Trademarks and/or Copyrights (or applications therefor) and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights of such Pledgor, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.
ARTICLE X
APPLICATION OF PROCEEDS
          SECTION 10.1. Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE XI
MISCELLANEOUS
          SECTION 11.1. Concerning Collateral Agent.
          (a) The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.
          (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.
          (c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
          (d) Except as otherwise provided in Sections 11.17 and 11.18 hereof, if any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.
          (e) The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 5.13 of the Credit Agreement. If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
          SECTION 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.03 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
          SECTION 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

          SECTION 11.4. Termination; Release. When all the Secured Obligations (other than Treasury Obligations) have been paid in full, all Treasury Obligations have been paid in full or otherwise collateralized in a manner satisfactory to the holders and providers of the Treasury Obligations, in their sole discretion, and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to the relevant Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including any necessary UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.
          SECTION 11.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
          SECTION 11.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Administrative Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.
          SECTION 11.7. Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 11.09 and 11.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
          SECTION 11.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
          SECTION 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
          SECTION 11.11. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.
          SECTION 11.12. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
          SECTION 11.13. No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.
          SECTION 11.14. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

     (ii) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;
     (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;
     (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
     (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document; or
     (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.
          SECTION 11.15. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
          SECTION 11.16. Delivery of Collateral. Prior to the Discharge of Term Loan Obligations, to the extent any Pledgor is required hereunder to deliver Pledged Collateral that is Term Loan Priority Collateral to the Collateral Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Pledged Collateral to any of the Term Loan Agents in accordance with the terms of the Term Loan Security Documents, such Pledgor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to such Term Loan Agents, acting as a gratuitous bailee and/or sub-agent of the Collateral Agent in accordance with the terms of the Intercreditor Agreement.
          SECTION 11.17. Mortgages. In the case of a conflict between this Agreement and the Mortgages with respect to Pledged Collateral that is real property (including Fixtures), the Mortgages shall govern. In all other conflicts between this Agreement and the Mortgages, this Agreement shall govern.
          SECTION 11.18. Conflicts.
          (a) In the case of any conflict between this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall govern.

          (b) In the case of a conflict between this Agreement and the Canadian Security Agreement, solely with respect to the Canadian Borrower, the provisions of the Canadian Security Agreement shall govern.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

NOVELIS INC., as a Pledgor
By:	/s/ Orville G. Lunking
	Name:	Orville G. Lunking
	Title:	Vice President and Treasurer

NOVELIS CORPORATION, as a Pledgor
By:	/s/ Orville G. Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

NOVELIS PAE CORPORATION, as a Pledgor
By:	/s/ Orville G. Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

NOVELIS FINANCES USA LLC, as a Pledgor
By:	/s/ Orville G. Lunking
	Name:	Orville G. Lunking
	Title:	Authorized Signatory

NOVELIS SOUTH AMERICA HOLDINGS LLC, as a Pledgor
By:	/s/ Orville G. Lunking
	Name:	Orville G. Lunking
	Title:	Vice President and Treasurer

[Signature Page to ABL US Security Agreement]

ALUMINUM UPSTREAM HOLDINGS LLC, as a Pledgor
By:	/s/ Orville G. Lunking
	Name:	Orville G. Lunking
	Title:	Vice President and Treasurer

[Signature Page to ABL US Security Agreement]

LASALLE BUSINESS CREDIT, LLC, as Collateral Agent
By:	/s/ Steve Friedbetter
	Name:	Steve Friedbetter
Title: S.V.P.

[Signature Page to ABL US Security Agreement]

EXHIBIT 1
ISSUER’S ACKNOWLEDGMENT
     The undersigned hereby (i) acknowledges as of this            day of                     , 20     , receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of July 6, 2007, made by NOVELIS INC., a corporation formed under the Canada Business Corporation Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS FINANCES USA LLC, a Delaware limited liability company, NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company, and ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company and the Guarantors party thereto, in favor of LASALLE BUSINESS CREDIT, LLC, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[ ]
By:
Name:
Title:

EXHIBIT 2
SECURITIES PLEDGE AMENDMENT
     This Securities Pledge Amendment, dated as of [                     ] (“Securities Pledge Amendment”), is delivered by [                     ] (the “Pledgor”), in favor of LASALLE BUSINESS CREDIT, LLC, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of July 6, 2007, made by NOVELIS INC., a corporation formed under the Canada Business Corporation Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS FINANCES USA LLC, a Delaware limited liability company, NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company, and ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company and the Guarantors party thereto, in favor of LASALLE BUSINESS CREDIT, LLC, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
     As collateral security for the payment and performance in full of all the Secured Obligations, the Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of the Pledgor in, to and under the Pledged Securities and Intercompany Notes listed on this Securities Pledge Amendment and all Proceeds of any and all of the foregoing (other than Excluded Property).
     The Pledgor hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.
     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS SECURITIES PLEDGE AMENDMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS SECURITIES PLEDGE AMENDMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

PLEDGED SECURITIES

PERCENTAGE OF
ALL ISSUED
	CLASS OF			NUMBER OF	CAPITAL OR OTHER
	STOCK OR	PAR	CERTIFICATE	SHARES OR	EQUITY INTERESTS
ISSUER	INTERESTS	VALUE	NO(S).	INTERESTS	OF ISSUER

INTERCOMPANY NOTES

	PRINCIPAL	DATE OF	INTEREST	MATURITY
ISSUER	AMOUNT	ISSUANCE	RATE	DATE

[ ], as Pledgor
By:
Name:
Title:

AGREED TO AND ACCEPTED: LASALLE BUSINESS CREDIT, LLC, as Collateral Agent
By:
Name:
Title:

EXHIBIT 3
JOINDER AGREEMENT
[Name of New Pledgor]
[Address of New Pledgor]
[Date]

Ladies and Gentlemen:
     Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of July 6, 2007, made by NOVELIS INC., a corporation formed under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS FINANCES USA LLC, a Delaware limited liability company, NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company, and ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company and the Guarantors party thereto, in favor of LASALLE BUSINESS CREDIT, LLC, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
     This Joinder Agreement (“Joinder Agreement”) supplements the Security Agreement and is delivered by the undersigned, [                     ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and the Credit Agreement.
     Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.
     This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
     THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS JOINDER AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS JOINDER AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]
By:
Name:
Title:

AGREED TO AND ACCEPTED: LASALLE BUSINESS CREDIT, LLC, as Collateral Agent
By:
Name:
Title:

[Schedules to be attached]

EXHIBIT 4
COPYRIGHT SECURITY AGREEMENT
     COPYRIGHT SECURITY AGREEMENT, dated as of [                    ] (“Copyright Security Agreement”), by [                    ] and [                    ] (individually, an “Assignor”, and, collectively, the “Assignors”), in favor of LASALLE BUSINESS CREDIT, LLC, a limited liability company located at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Assignee”).
W I T N E S S E T H:
     WHEREAS, the Assignors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Assignee pursuant to which the Assignors are required to execute and deliver this Copyright Security Agreement;
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor and the Assignee hereby agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement. For purposes of this Copyright Security Agreement, the term “Copyrights” shall mean, collectively, all copyrights (whether statutory or common law, whether established, registered or recorded in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all (i) copyright registrations and applications, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
     SECTION 2. Grant of Security Interest in Copyright Collateral. As collateral security for the payment and performance in full of all the Secured Obligations, each Assignor hereby pledges and grants to the Assignee for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Assignor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Copyright Collateral”):
     (a) all Copyrights of such Assignor, including, without limitation, the registered and applied-for Copyrights of such Assignor listed on Schedule I attached hereto; and

     (b) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Assignor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Copyright Security Agreement shall not extend to any Excluded Property.
     SECTION 3. Security Agreement. The lien and security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the lien and security interest granted to the Assignee pursuant to the Security Agreement and Assignors hereby acknowledge and affirm that the rights and remedies of the Assignee with respect to the lien and security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Assignee shall otherwise determine.
     SECTION 4. Recordation. Each Assignor hereby authorizes and requests that the United States Copyright Office record this Copyright Security Agreement.
     SECTION 5. Termination. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Copyright Security Agreement shall terminate. Upon termination of this Copyright Security Agreement the Pledged Copyright Collateral shall be released from the Lien of this Copyright Security Agreement and upon the request and at the sole cost and expense of the Assignors, the Assignee shall execute, acknowledge, and deliver to the Assignors an instrument in writing in recordable form releasing the Pledged Copyright Collateral from the Lien of this Copyright Security Agreement.
     SECTION 6. Counterparts. This Copyright Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Copyright Security Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Copyright Security Agreement.
     SECTION 7. Governing Law. This Copyright Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
     SECTION 8. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ASSIGNEE, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS COPYRIGHT SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ASSIGNEE AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT

OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS COPYRIGHT SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each Assignor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNORS][1]
By:
Name:
Title:

Accepted and Agreed: LASALLE BUSINESS CREDIT, LLC, as Assignee
By:
Name:
Title:

[1]	This document needs only to be executed by Pledgors that hold registered or applied-for Copyrights that are subject to the Lien of the Security Agreement.

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS
Copyright Registrations:

REGISTRATION
OWNER	NUMBER	TITLE OF WORK

Copyright Applications:

OWNER	TITLE OF WORK

EXHIBIT 5
PATENT SECURITY AGREEMENT
     PATENT SECURITY AGREEMENT, dated as of [                    ] (“Patent Security Agreement”), by [                    ] and [                    ] (individually, an “Assignor”, and, collectively, the “Assignors”), in favor of LASALLE BUSINESS CREDIT, LLC, a limited liability company located at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Assignee”).
W I T N E S S E T H:
     WHEREAS, the Assignors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Assignee pursuant to which the Assignors are required to execute and deliver this Patent Security Agreement;
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor and the Assignee hereby agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement. For purposes of this Patent Security Agreement, the term “Patents” shall mean, collectively, all patents, patent applications, certificates of inventions, industrial designs and rights corresponding thereto throughout the world (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements or other violations thereof.
     SECTION 2. Grant of Security Interest in Patent Collateral. As collateral security for the payment and performance in full of all the Secured Obligations, each Assignor hereby pledges and grants to the Assignee for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Assignor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Patent Collateral”):
     (a) all Patents of such Assignor, including, without limitation, the registered and applied-for Patents of such Assignor listed on Schedule I attached hereto; and

     (b) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Assignor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Patent Security Agreement shall not extend to any Excluded Property.
     SECTION 3. Security Agreement. The lien and security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the lien and security interest granted to the Assignee pursuant to the Security Agreement and Assignors hereby acknowledge and affirm that the rights and remedies of the Assignee with respect to the lien and security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Assignee shall otherwise determine.
     SECTION 4. Recordation. Each Assignor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Patent and Security Agreement.
     SECTION 5. Termination. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Patent Security Agreement shall terminate. Upon termination of this Patent Security Agreement the Pledged Patent Collateral shall be released from the Lien of this Patent Security Agreement and upon the request and at the sole cost and expense of the Assignors, the Assignee shall execute, acknowledge, and deliver to the Assignors an instrument in writing in recordable form releasing the Pledged Patent Collateral from the Lien of this Patent Security Agreement.
     SECTION 6. Counterparts. This Patent Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.
     SECTION 7. Governing Law. This Patent Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
     SECTION 8. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ASSIGNEE, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS PATENT SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ASSIGNEE AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF

ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS PATENT SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each Assignor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNORS][2]
By:
Name:
Title:

Accepted and Agreed: LASALLE BUSINESS CREDIT, LLC, as Assignee
By:
Name:
Title:

[2]	This document needs only to be executed by Pledgors that hold registered or applied-for Patents that are subject to the Lien of the Security Agreement.

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS
Patent Registrations:

REGISTRATION
OWNER	NUMBER	NAME

Patent Applications:

APPLICATION
OWNER	NUMBER	NAME

EXHIBIT 6
TRADEMARK SECURITY AGREEMENT
     TRADEMARK SECURITY AGREEMENT, dated as of [                    ] ( “Trademark Security Agreement”), by [                      ] and [                      ] (individually, an “Assignor”, and, collectively, the “Assignors”), in favor of LASALLE BUSINESS CREDIT, LLC, a limited liability company located at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Assignee”).
W I T N E S S E T H:
     WHEREAS, the Assignors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Assignee pursuant to which the Assignors are required to execute and deliver this Trademark Security Agreement;
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor and the Assignee hereby agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement. For purposes of this Trademark Security Agreement, the term “Trademarks” shall mean, collectively, all trademarks (including service marks and certification marks), slogans, logos, certification marks, trade dress, Internet Domain Names, corporate names and trade names, whether registered or unregistered (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) reissues, continuations, extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (vi) rights corresponding thereto throughout the world and (vii) rights to sue for past, present and future infringements, dilutions or other violations thereof.
     SECTION 2. Grant of Security Interest in Trademark Collateral. As collateral security for the payment and performance in full of all the Secured Obligations, each Assignor hereby pledges and grants to the Assignee for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Assignor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Trademark Collateral”):
     (a) all Trademarks of such Assignor, including, without limitation, the registered and applied-for Trademarks of such Assignor listed on Schedule I attached hereto; and

     (b) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Assignor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained in clauses (a) through (c) above, the security interest created by this Trademark Security Agreement shall not extend to any Excluded Property.
     SECTION 3. Security Agreement. The lien and security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the lien and security interest granted to the Assignee pursuant to the Security Agreement and Assignors hereby acknowledge and affirm that the rights and remedies of the Assignee with respect to the lien and security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Assignee shall otherwise determine.
     SECTION 4. Recordation. Each Assignor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Trademark Security Agreement.
     SECTION 5. Termination. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Trademark Security Agreement shall terminate. Upon termination of this Trademark Security Agreement the Pledged Trademark Collateral shall be released from the Lien of this Trademark Security Agreement and upon the request and at the sole cost and expense of the Assignors, the Assignee shall execute, acknowledge, and deliver to the Assignors an instrument in writing in recordable form releasing the Pledged Trademark Collateral from the Lien of this Trademark Security Agreement.
     SECTION 6. Counterparts. This Trademark Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Trademark Security Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.
     SECTION 7. Governing Law. This Trademark Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
     SECTION 8. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ASSIGNEE, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS TRADEMARK SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ASSIGNEE AND THE OTHER SECURED PARTIES HEREUNDER

ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS TRADEMARK SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each Assignor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNORS][3]
By:
Name:
Title:

Accepted and Agreed: LASALLE BUSINESS CREDIT, LLC, as Assignee
By:
Name:
Title:

[3]	This document needs only to be executed by Pledgors that hold registered or applied-for Trademarks that are subject to the Lien of the Security Agreement.

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS
Trademark Registrations:

REGISTRATION
OWNER	NUMBER	TRADEMARK

Trademark Applications:

APPLICATION
OWNER	NUMBER	TRADEMARK

EXHIBIT 7
FORM OF BAILEE LETTER
LaSalle Business Credit, LLC, as Agent
135 South LaSalle Street, Suite 425
Chicago, Illinois 60603
Attention: Account Officer
Facsimile No: 312-904-6450
          Re: [                    ]
          [                    ] (the “Bailor”), a [                    ] and a subsidiary of Novelis Inc. (the “Parent”), now does or hereafter may deliver to certain premises [managed] [owned] by [                    ] (the “Bailee”), a [                    ], on behalf of the Bailor as owner and located at [                    ] (the “Premises”), certain of its [DESCRIBE PROPERTY SUBJECT TO BAILMENT] for [DESCRIBE PURPOSE FOR WHICH PROPERTY HAS BEEN DELIVERED TO BAILEE].
          The Parent and certain of its Subsidiaries (collectively, the “Borrowers”) have entered into financing arrangements with certain financial institutions (the “Lenders”), pursuant to a Credit Agreement, dated as of July 6, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) for which LaSalle Business Credit, LLC shall act as collateral agent (the “Agent”). As a condition to the Agent’s and the Lenders’ loans and other financial accommodations to the Borrowers (as defined in the Credit Agreement), the Agent and the Lenders require, among other things, liens on all of the Bailor’s property located on the Premises, and the proceeds thereof (the “Collateral”).
          To induce the Agent and the Lenders (together with their respective agents and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the Bailee hereby acknowledges receipt of the above notice, and hereby further agrees that:
     (i) title to the Collateral remains with the Bailor while the Collateral is in the custody, control or possession of the Bailee, the undersigned, to the best of its knowledge without special inquiry, does not know of any security interest or claim with respect to such goods or proceeds, other than the security interest which is the subject of this Agreement, and the Bailee will not assert against the Collateral any lien, right of distraint or levy, right of offset, claim, deduction, counterclaim, security or other interest in the Collateral, including any of the foregoing which might arise or exist in its favor pursuant to any agreement, common law, statute (including the Federal Bankruptcy Code) or otherwise, all of which the undersigned hereby subordinates in favor of the Agent;

     (ii) the Collateral shall be clearly identified or identifiable as being owned by the Bailor and is distinguishable from the property of the Bailee and other property in its possession;
     (iii) none of the Collateral located on the Premises shall be permitted to become a fixture to the Premises;
     (iv) the Bailee has not issued, and shall not issue, any negotiable documents or other negotiable instruments in respect of any Collateral;
     (v) if any Borrower defaults on its obligations to the Agent and the Lenders, subject to any grace period, and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the Bailee, upon receipt of reasonable written confirmation of the currency and existence of a default (a) will hold the Collateral for the Agent’s account for the benefit of the Lenders, and release the Collateral only to the Agent or its designee, (b) will permit the Agent to enter the Premises upon reasonable notice and during regular business hours and without unduly interrupting the Bailee’s operations, to inspect, assemble, take possession of, and remove all of the Collateral located on the Premises and will reasonably cooperate with the Agent in its efforts to do so; (c) will permit the Collateral to remain on the Premises for forty-five (45) days after the Agent notifies the Bailee in writing of the default, or, at the Agent’s option, to remove the Collateral from the Premises within a reasonable time, not to exceed forty-five (45) days after the Agent notifies the undersigned in writing of the default; (d) will not hinder the Agent’s actions in enforcing its liens on the Collateral; and (e) after the Agent notifies the Bailee in writing of the default, will, without further consent or agreement of the Bailor, abide solely by Agent’s lawful instructions with respect to the Collateral, and not those of the Bailor and
     (vi) the Bailee hereby waives and releases, for Agent’s benefit, any and all claims, liens, including bailee’s liens, and demands of every kind which Bailee has or may later have against the Collateral (including any right to include such goods in any secured financing to which Bailee may become party).
          The Bailee hereby irrevocably and unconditionally authorizes Agent (or its designee) to file at any time prior to the payment in full of the Secured Obligations (as defined in the Credit Agreement) in any jurisdiction and with such filing offices as the Agent so chooses such financing statements naming the Bailee as the debtor consignee, the Bailor as the secured party consignor, and the Agent as assignee, describing the Collateral in a manner that Agent believes is reasonably necessary or desirable to protect its security interest in the Bailor’s property, and including any other information with respect to the Bailee required under the Uniform Commercial Code for the sufficiency of such financing statement or for it to be accepted by the filing office of any applicable jurisdiction (and any amendments or continuations with respect thereto); provided, however, Agent shall provide to Bailor for review copies of any such filings to be made, sufficiently in advance of filing and once filed, final copies of such filings.
          Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

          The agreements contained herein shall continue in force until each Borrower’s obligations and liabilities to the Agent and the Lenders are paid and satisfied in full and all financing arrangements among the Agent, the Lenders and the Borrowers have been terminated.
          The consent of the Bailor hereto constitutes its acknowledgment that Agent may assert any of the rights set forth or referred to herein, without objection by the Bailor, and that the Bailee may act in accordance with this Agreement without liability to the Bailor. By its signature below, the Bailor agrees to reimburse the Bailee for all reasonable costs and expenses incurred by the Bailee as a direct result of compliance with this Agreement.
   The Bailee will notify all successor owners, transferees, purchasers and mortgagees of the Premises of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned.
[Signature pages follow]

          This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. The undersigned hereby waives notice of acceptance of this Agreement by Agent.
          Executed and delivered this ___ day of                      , 20 ___ .

[ ] [Address]
By:
Name:
Title:

CONSENTED AND AGREED TO:
[                    ]
[Address]

By:
Title:
ACKNOWLEDGED AND ACCEPTED:
LASALLE BUSINESS CREDIT, LLC, as Agent
135 South LaSalle Street, Suite 425
Chicago, Illinois 60603
Attention: Account Officer
Facsimile No: 312-904-6450

By:
Name: Title:

EXHIBIT M-2
Form of
CANADIAN SECURITY AGREEMENT
[See attached]
EXHIBIT M-2-1

AV ALUMINUM INC.
NOVELIS INC.
NOVELIS CAST HOUSE TECHNOLOGY LTD.
4260848 CANADA INC.
4260856 CANADA INC.
NOVELIS NO. 1 LIMITED PARTNERSHIP
as Obligors
and
LASALLE BUSINESS CREDIT, LLC
as Collateral Agent

SECURITY AGREEMENT
July 6, 2007

SECURITY AGREEMENT
     Security agreement dated as of July 6, 2007 made by each of AV Aluminum Inc., Novelis Inc., Novelis Cast House Technology Ltd., 4260848 Canada Inc., 4260848 Canada Inc. and Novelis No. 1 Limited Partnership, by its general partner 4260848 Canada Inc., to and in favour of LaSalle Business Credit, LLC, as Collateral Agent for the benefit of the Secured Parties.
RECITALS:
(a)	The Agents and the Lenders have agreed to make certain credit facilities available to the Borrowers on the terms and conditions contained in the Credit Agreement;

(b)	The Guarantors have guaranteed the obligations of the Borrowers on the terms and conditions contained in the Guarantee; and

(c)	It is a condition precedent to the extension of credit to the Borrowers under the Credit Agreement that the Obligors execute and deliver this Agreement in favour of the Collateral Agent as security for the payment and performance of their obligations under the Credit Agreement, the Guarantee and the other Credit Documents to which they are a party.
     In consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Obligors agree as follows.
ARTICLE 1
INTERPRETATION
Section 1.1 Defined Terms.
     As used in this Agreement, the following terms have the following meanings:
“Administrative Agent” means ABN AMRO Bank N.V. acting as administrative agent for the Lenders under the Credit Agreement and any successor administrative agent appointed under the Credit Agreement, and its successors and assigns.
“Agents” mean, collectively, the Administrative Agent, the Canadian Administrative Agent and the Collateral Agent.
“Agreement” means this security agreement.
“Borrowers” means, collectively, the Canadian Borrower, the U.S. Borrowers, the U.K. Borrower and the Swiss Borrower.

“Canadian Administrative Agent” means ABN AMRO Bank N.V., Canada Branch, as Canadian administrative agent for the Lenders under the Credit Agreement and any successor Canadian administrative agent appointed under the Credit Agreement, and its successors and assigns.
“Canadian Borrower” means Novelis Inc., a corporation amalgamated and existing under the laws of Canada, and its successors and permitted assigns.
“Collateral” has the meaning specified in Section 2.1.
“Collateral Agent” means LaSalle Business Credit, LLC acting as collateral agent for the Secured Parties and any successor collateral agent appointed under the Credit Agreement, and its successors and permitted assigns.
“Credit Agreement” means the credit agreement dated as of July 6, 2007 among the Borrowers, Holdings, the Subsidiary Guarantors, the Lenders, ABN AMRO Bank N.V., as U.S./European issuing bank, ABN AMRO Bank N.V., Canada Branch, as Canadian issuing bank, ABN AMRO Bank N.V., as swingline lender, the Administrative Agent, the Collateral Agent, LaSalle Business Credit, LLC, as funding agent, UBS Securities LLC, as syndication agent, Bank of America, N.A. National City Business Credit, Inc. and CIT Business Credit Canada Inc., as documentation agents, ABN AMRO Bank N.V., acting through its Canadian branch, as Canadian funding agent the Canadian Administrative Agent and ABN AMRO Incorporated and UBS Securities LLC, as joint lead arrangers and joint bookmanagers, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and includes any agreement extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Agents or Lenders.
“Excluded Property” means any (i) Equity Interest in any joint venture to the extent that the terms of the applicable joint venture agreement validly prohibit the creation by the applicable Obligor of a security interest in such Equity Interests in favour of the Collateral Agent, but only to the extent and for so long as (A) the terms of the applicable agreement prohibit the creation by the applicable Obligor of a security interest in such Equity Interests in favor of the Collateral Agent and (B) such prohibition is permitted by Section 6.19 of the Credit Agreement, and (ii) any United States trade-mark or service mark application filed on the basis of an Obligor’s intent-to-use such mark, in each case, unless and until evidence of the use of such trade-mark in interstate commerce is submitted to and accepted by the United States Patent and Trademark Office; provided that, Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to above (unless such proceeds, substitutions or replacements would constitute Excluded Property referred to above)).

“Excluded Securities Accounts” means (i) securities accounts with investment property or other property held in or credited to such securities accounts with an aggregate value of less than $10,000,000 at any time in the aggregate for all such securities account of any Loan Party which are not subject to a control agreement satisfactory to the Collateral Agent (excluding accounts referred in clause (ii)), and (ii) securities accounts with property held in or credited to such securities accounts consisting solely of the Equity Interests of Aluminum Company of Malaysia Berhard (Malaysia).
“Expenses” has the meaning specified in Section 2.2(d).
“Guarantee” means the guarantee dated the date hereof by the Guarantors to and in favour of the Collateral Agent and the other Secured Parties.
“Guarantors” means, collectively, AV Aluminum Inc., a corporation incorporated and existing under the laws of Canada, the Canadian Borrower, Novelis Cast House Technology Ltd., a corporation incorporated and existing under the laws of Ontario, 4260848 Canada Inc., a corporation incorporated and existing under the laws of Canada, 4260856 Canada Inc., a corporation incorporated and existing under the laws of Canada and Novelis No. 1 Limited Partnership, a partnership formed and existing under the laws of Quebec, by its general partner 4260848 Canada Inc., and each of their successors and permitted assigns, and “Guarantor” shall mean anyone of them.
“Instruments” means (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument.
“Intellectual Property” means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications for copyright registration; (iv) mask works, mask work registrations and applications for mask work registrations; (v) designs, design registrations, design registration applications and integrated circuit topographies; (vi) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations and all renewals thereof, trade-mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; (vii) computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; and (viii) any other intellectual property and industrial property; (ix) income, fees, royalties, damages, claims and payments for past, present, or future infringements or other violations thereof; (x) rights corresponding thereto throughout the world; and (xi) rights to sue for past, present or future infringements or other violations thereof.
“Lenders” means the financial institutions and other lenders listed on the signature pages of the Credit Agreement, any Person who may become a Lender pursuant to the Credit Agreement, and their respective successors and assigns.
“Obligors” means, collectively, the Canadian Borrower and the Guarantors and “Obligor” means any one of them.
“Perfection Certification” means the perfection certificate executed by each of the Obligors and attached hereto as Schedule “B”.
“Registrable Intellectual Property” means any Intellectual Property in respect of which ownership, title, security interests, charges or encumbrances are capable of registration, recording or notation with any Governmental Authority pursuant to applicable laws.
“Required Secured Parties” means the Required Lenders, or to the extent required by the Credit Agreement, all of the Lenders.
“Restricted Asset” has the meaning specified in Section 2.4(1).
“Secured Obligations” has the meaning specified in Section 2.2.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Funding Agent, the Canadian Funding Agent, any Receiver or Delegate, each other Agent, the Lenders, the Issuing Banks, and each party providing services to a Loan Party pursuant to a Treasury Services Agreement, if at the date of entering into such Treasury Services Agreement (or, with respect to Treasury Services Agreements in effect at the date hereof, at the date hereof) such person was a

Lender, Arranger or Agent (or an Affiliate of a Lender, Arranger or Agent) (i) with an investment grade credit rating with respect to its unsecured debt or liabilities from Moody’s and S&P or (ii) otherwise approved by the Funding Agent, and in each case (with respect to any Affiliate of a Lender) such person executes and delivers to the Funding Agent a letter agreement in form and substance acceptable to the Funding Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 10.03 and 10.09 of the Credit Agreement, the Intercreditor Agreement and the Security Documents as if it were a Lender.
“Securities” means:
(a)	a document that is (i) issued in bearer, order or registered form, (ii) of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, (iii) one of a class or series or by its terms is divisible into a class or series of documents, and (iv) evidence of a share, participation or other interest in property or in any enterprise or is evidence of an obligation of the issuer and includes an uncertificated security; and

(b)	a share, participation or other interest in a Person;
but excludes
(c)	any ULC Shares.
“Security Interest” has the meaning specified in Section 2.2.
“U.K. Borrower” means Novelis UK Ltd, a limited liability company incorporated under the laws of England and Wales, and its successors and permitted assigns.
“ULC Shares” means shares in any unlimited company or unlimited liability corporation at any time owned or otherwise held by the Obligor.
“U.S. Borrowers” means, collectively, Novelis Corporation, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory to the Credit Agreement as borrowers, and their successors and permitted assigns.
Section 1.2 Interpretation.
(1)	Terms defined in the Personal Property Security Act (Ontario) and the Securities Transfer Act (Ontario) and used but not otherwise defined in this Agreement have the same meanings. Capitalized terms used in this Agreement but not defined have the meanings given to them in the Credit Agreement.

(2)	Any reference in any Credit Document to Liens permitted by the Credit Agreement and any right of the Obligors to create or suffer to exist Liens permitted by the Credit Agreement are not intended to and do not and will not subordinate the Security Interest to any such Lien or give priority to any Person over the Secured Parties.

(3)	In this Agreement the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The expressions “Article”, “Section” and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Agreement.

(4)	Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(5)	The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation.

(6)	The schedules attached to this Agreement form an integral part of it for all purposes of it.

(7)	Any reference to this Agreement, any Credit Document or any Security Document refers to this Agreement or such Credit Document or Security Document as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules attached to it. Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.
ARTICLE 2
SECURITY
Section 2.1 Grant of Security.
     Subject to Section 2.4, each Obligor grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, and assigns, mortgages, charges, hypothecates and pledges to the Collateral Agent, for the benefit of the Secured Parties, all of the property and undertaking of such Obligor whether now owned or hereafter acquired and all of the property and undertaking in which such Obligor now has or hereafter acquires any interest (collectively, the “Collateral”) including all of such Obligor’s:
(a)	present and after-acquired personal property;

(b)	inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the businesses of the Obligor;

(c)	equipment, machinery, furniture, fixtures, plant, vehicles and other goods of every kind and description and all licences and other rights and all related records, files, charts, plans, drawings, specifications, manuals and documents;

(d)	accounts due or accruing and all related agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating to them;

(e)	money, documents of title and chattel paper;

(f)	Instruments and Securities, including the Instruments and Securities listed in Schedule “A”;

(g)	intangibles including all security interests, goodwill, choses in action, contracts, contract rights, licenses and other contractual benefits;

(h)	Intellectual Property including the Registrable Intellectual Property listed in the Perfection Certificate;

(i)	all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 2.1(a) through Section 2.1(h) inclusive; and

(j)	all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in
Section 2.1(a) through Section 2.1(i) inclusive, including the proceeds of such proceeds.
Section 2.2 Secured Obligations.
     The security interest, assignment, mortgage, charge, hypothecation and pledge granted by this Agreement (collectively, the “Security Interest”) secures the payment and performance of the following (collectively, the “Secured Obligations”):
(a)	the obligations of the Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers and the other Loan Parties under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Loan Parties under the Credit Agreement and the other Loan Documents;

(b)	the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the other Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents;

(c)	the due and punctual payment and performance of all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party; and

(d)	all expenses, costs and charges incurred by or on behalf of the Secured Parties in connection with this Agreement, the Security Interest or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Parties’ interest in any Collateral, whether or not directly relating to the enforcement of this Agreement or any other Credit Document (collectively, the “Expenses”).
Section 2.3 Attachment.
(1)	Each Obligor acknowledges that (i) value has been given, (ii) it has rights in the applicable Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a copy of this Agreement.

(2)	If any Securities or Instruments are now or at any time become evidenced, in whole or in part, by uncertificated securities registered or recorded in records maintained by or on behalf of the issuer thereof in the name of a clearing agency or a custodian or of a nominee of either, the applicable Obligor will, at the request and option of the Collateral Agent, (i) cause an appropriate entry to be made in the records of the clearing agency or custodian to record the interest of the Collateral Agent in such Securities or Instruments created pursuant to this Agreement or (ii) cause the Collateral Agent to have control over such Securities or Instruments, other than with respect to Securities and Instruments held in an Excluded Securities Account.

(3)	Each Obligor delivers to and deposits with the Collateral Agent any and all certificates evidencing the Securities listed in Schedule “A”, to the extent such Securities are certificated, together with, in each case, a stock power duly endorsed in blank for transfer and grants control over such Securities to the Collateral Agent, as applicable. Each Obligor also delivers to and deposits with the Collateral Agent the Instruments listed in Schedule “A”, as applicable.

(4)	If any Obligor acquires any Securities or any Instruments, such Obligor will notify the Collateral Agent in writing and provide the Collateral Agent with a revised Schedule “A” recording the acquisition and particulars of such Instruments or Securities within 15 days after such acquisition. Upon request by the Collateral Agent, such Obligor will promptly (but in any event within 30 days after receipt by such Obligor or such longer period as may be determined by the Collateral Agent in its sole discretion) deliver to and deposit with the Collateral Agent, or cause the Collateral Agent to have control over, such Securities or Instruments other than (i) Instruments evidencing amounts payable of less than $1,000,000 in the aggregate for all Obligors or evidencing any rights to goods having a value of less than $1,000,000 in the aggregate for all Obligors and (ii) Securities or Instruments representing or evidencing Equity Interests in an Excluded Collateral Subsidiary which is not a Loan Party, as security for the Secured Obligations. The applicable Obligor will also promptly inform the Collateral Agent in writing of the acquisition by it of any ULC Shares.

(5)	At the request of the Collateral Agent, the Obligors, as applicable will (i) cause the transfer of any Securities or Instruments (other than Securities or Instruments representing or evidencing Equity Interests in an Excluded Collateral Subsidiary which is not a Loan Party) to the Collateral Agent to be registered wherever such registration may be required or advisable in the reasonable opinion of the Collateral Agent, (ii) duly endorse any such Securities or Instruments for transfer in blank or register them in the name of the Collateral Agent or its nominee or otherwise as the Collateral Agent may reasonably direct, (iii) immediately deliver to the Collateral Agent any and all consents or other documents which may be necessary to effect the transfer of any such Securities or Instruments to the Collateral Agent or any third party and (iv) deliver to or otherwise cause the Collateral Agent to have control over such Securities or Instruments.

(6)	Each Obligor will promptly notify the Collateral Agent in writing of the acquisition by it of any Registrable Intellectual Property and will provide the Collateral Agent with a revised Perfection Certificate recording the acquisition and particulars of such additional Intellectual Property.
Section 2.4 Scope of Security Interest.
(1)	To the extent that an assignment of amounts payable and other proceeds arising under or in connection with, or the grant of a security interest in any agreement, licence, lease, permit or quota of any Obligor would constitute a default under or a breach of or would result in the termination of such agreement, licence, lease, permit or quota (each, a “Restricted Asset”), the Security Interest with respect to each Restricted Asset will constitute a trust created in favour of the Collateral Agent, for the benefit of the Secured Parties, pursuant to which the applicable Obligor holds as trustee all proceeds arising under or in connection with the Restricted Asset in trust for the Collateral Agent, for the benefit of the Secured Parties, on the following basis:
(a)	subject to the Credit Agreement, until the Security Interest is enforceable the Obligor is entitled to receive all such proceeds; and

(b)	whenever the Security Interest is enforceable, (i) all rights of such Obligor to receive such proceeds cease and all such proceeds will be immediately paid over to the Collateral Agent for the benefit of the Secured Parties, and (ii) such Obligor will take all actions requested by the Collateral Agent to collect and enforce payment and other rights arising under the Restricted Asset.
Upon request by the Collateral Agent, the Obligors will use all commercially reasonable efforts to obtain the consent of each other party to any and all Restricted Assets to the assignment of such Restricted Asset to the Collateral Agent in accordance with this Agreement. The Obligors will also use all commercially reasonable efforts to ensure that all agreements entered into on and after the date of this Agreement expressly permit assignments of the benefits of such agreements as collateral security to the Collateral Agent in accordance with the terms of this Agreement.

(2)	The Security Interest with respect to trade-marks and Intellectual Property established under the laws of the United States, including any state, territory or political subdivision thereof, constitutes a lien on and security interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Collateral Agent for the benefit of the Secured Parties, but does not constitute an assignment or mortgage of such Collateral to the Collateral Agent or any Secured Party.

(3)	Until the Security Interest is enforceable, the grant of the Security Interest in the Intellectual Property does not affect in any way the Obligors’ rights to commercially exploit the Intellectual Property, defend it, enforce such Obligor’s rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(4)	The Security Interest does not extend to consumer goods or ULC Shares.

(5)	The Security Interest does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property, now held or hereafter acquired by any of the Obligors, but the Obligors will stand possessed of any such last day upon trust to assign and dispose of it as the Collateral Agent may reasonably direct.

(6)	The Security Interest does not extend to Excluded Property.
Section 2.5 Grant of Licence to Use Intellectual Property.
     Each Obligor hereby grants to the Collateral Agent an irrevocable, nonexclusive licence (exercisable without payment of royalty or other compensation to such Obligor) to use, or sublicense any Intellectual Property in which such Obligor has rights wherever the same may be located, provided that the quality of any products in connection with which any trade-marks is used will not be materially inferior to the quality of such products prior to such Event of Default. Such licence includes access to (i) all media in which any of the licensed items may be recorded or stored, and (ii) all software and computer programs used for compilation or print-out. The license granted under this Section is to enable the Collateral Agent to exercise its rights and remedies under Article 3 and for no other purpose.
Section 2.6 Care and Custody of Collateral.
(1)	The Secured Parties have no obligation to keep Collateral in their possession identifiable.

(2)	The Collateral Agent may upon the occurrence and during the continuance of an Event of Default, (i) notify any Person obligated on an Instrument,

Security or account to make payments to the Collateral Agent, whether or not the Obligors were previously making collections on such accounts, chattel paper, instruments, and (ii) assume control of any proceeds arising from the Collateral.

(3)	The Collateral Agent has no obligation to collect dividends, distributions or interest payable on, or exercise any option or right in connection with, any Securities or Instruments. The Collateral Agent has no obligation to protect or preserve any Securities or Instruments from depreciating in value or becoming worthless and is released from all responsibility for any loss of value. In the physical keeping of any Securities, the Collateral Agent is only obliged to exercise the same degree of care as it would exercise with respect to its own Securities kept at the same place.
Section 2.7 Rights of the Obligor.
(1)	Until the occurrence of an Event of Default which is continuing, each Obligor, as applicable, is entitled to vote the Securities that are part of the Collateral and to receive dividends and distributions on such Securities, as may be permitted by the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default, all rights of the Obligors to vote (under any proxy given by the Collateral Agent (or its nominee) or otherwise) or to receive distributions or dividends cease and all such rights become vested solely and absolutely in the Collateral Agent.

(2)	Any distributions or dividends received by any of the Obligors contrary to Section 2.7(1) or any other moneys or property received by any of the Obligors after the Security Interest is enforceable will be received as trustee for the Collateral Agent and the Secured Parties and shall be immediately paid over to the Collateral Agent.
Section 2.8 Expenses.
     All Taxes and Other Taxes (as these terms are defined in the Credit Agreement), charges, costs, and Expenses (including legal fees and notarial fees) including withholding taxes (a “Tax Payment”), relating to, resulting from, or otherwise connected with, this Agreement, the execution, amendment and/or the enforcement of this Agreement shall, for greater certainty be for the account of the applicable Obligor and all shall be paid in accordance with Section 2.15 of the Credit Agreement.
     The Obligors are liable for and will pay on demand by the Collateral Agent any and all Expenses.

ARTICLE 3
ENFORCEMENT
Section 3.1 Enforcement.
     The Security Interest becomes and is enforceable against the Obligors upon the occurrence and during the continuance of an Event of Default.
Section 3.2 Remedies.
     Whenever the Security Interest is enforceable, the Collateral Agent may realize upon the Collateral and enforce the rights of the Collateral Agent and the Secured Parties by:
(a)	entry onto any premises where Collateral consisting of tangible personal property may be located;

(b)	entry into possession of the Collateral by any method permitted by law;

(c)	sale, grant of options to purchase, or lease of all or any part of the Collateral;

(d)	holding, storing and keeping idle or operating all or any part of the Collateral;

(e)	exercising and enforcing all rights and remedies of a holder of the Securities and Instruments as if the Collateral Agent were the absolute owner thereof (including, if necessary, causing the Collateral to be registered in the name of the Collateral Agent or its nominee if not already done);

(f)	collection of any proceeds arising in respect of the Collateral;

(g)	collection, realization or sale of, or other dealing with, accounts;

(h)	license or sublicense, whether on an exclusive or nonexclusive basis, of any Intellectual Property for such term and on such conditions and in such manner as the Collateral Agent in its sole judgment determines (taking into account such provisions as may be necessary to protect and preserve such Intellectual Property);

(i)	instruction to any bank which has entered into a control agreement with the Collateral Agent to transfer all moneys, Securities and Instruments held by such depositary bank to an account maintained with or by the Collateral Agent;

(j)	application of any moneys constituting Collateral or proceeds thereof in accordance with Section 5.11;

(k)	appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(1)	institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(m)	institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(n)	filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Obligors; and

(o)	any other remedy or proceeding authorized or permitted under the Personal Property Security Act (Ontario).
Section 3.3 Additional Rights.
     In addition to the remedies set forth in Section 3.2 and elsewhere in this Agreement, whenever the Security Interest is enforceable, the Collateral Agent may:
(a)	require any of the Obligors, at such Obligor’s expense, to assemble the Collateral at a place or places designated by notice in writing and each of the Obligors agree to so assemble the Collateral immediately upon receipt of such notice;

(b)	require the Obligors, by notice in writing, to disclose to the Collateral Agent the location or locations of the Collateral and the Obligors agree to promptly make such disclosure when so required;

(c)	repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Obligors or otherwise;

(d)	redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on the applicable Obligor);

(e)	pay any liability secured by any Lien against any Collateral (the Obligors will immediately on demand reimburse the Collateral Agent for all such payments);

(f)	carry on all or any part of the business of the Obligors and, to the exclusion of all others including the Obligors, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by any of the Obligor for such time as the Collateral Agent sees fit, free of charge, and the Collateral Agent and the Secured Parties are not liable to the Obligors for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(g)	borrow for the purpose of carrying on any of the businesses of the Obligors or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment;

(h)	commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Obligors; and

(i)	at any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Obligors or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Collateral Agent, the Collateral Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price.
Section 3.4 Exercise of Remedies.
     The remedies under Section 3.2 and Section 3.3 may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Collateral Agent and the Secured Parties however arising or created. The Collateral Agent and the Secured Parties are not bound to exercise any right or remedy, and the exercise of rights and remedies is without prejudice to the rights of the Collateral Agent and the Secured Parties in respect of the Secured Obligations including the right to claim for any deficiency.

Section 3.5 Receiver’s Powers.
(1)	Any receiver appointed by the Collateral Agent is vested with the rights and remedies which could have been exercised by the Collateral Agent in respect of the Obligors or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Collateral Agent.

(2)	Any receiver appointed by the Collateral Agent will act as agent for the Collateral Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Obligors. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Obligors or as agent for the Collateral Agent as the Collateral Agent may determine in its discretion. The Obligors agree to ratify and confirm all actions of the receiver acting as agent for the Obligors, and to release and indemnify the receiver in respect of all such actions.

(3)	The Collateral Agent, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, the Obligors or otherwise and is not responsible for any misconduct or negligence of such receiver.
Section 3.6 Appointment of Attorney.
     The Obligors hereby irrevocably constitute and appoint the Collateral Agent (and any officer of the Collateral Agent) the true and lawful attorney of the Obligors. As the attorney of the Obligors, the Collateral Agent has the power to exercise for and in the name of the Obligors, upon the occurrence and during the continuation of an Event of Default, with full power of substitution, any of the Obligors’ right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement, delivery and transfer of the Collateral to the Collateral Agent, its nominees or transferees, and the Collateral Agent and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as the Obligors might do. This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives, and does not terminate upon, the bankruptcy, dissolution, winding up or insolvency of any of the Obligors. This power of attorney extends to and is binding upon each of the Obligors’ successors and permitted assigns. The Obligors authorize the Collateral Agent to delegate in writing to another Person any power and authority of the Collateral Agent under this power of attorney as may be necessary or desirable in the opinion of the Collateral Agent, and to revoke or suspend such delegation.

Section 3.7 Dealing with the Collateral.
(1)	The Collateral Agent and the Secured Parties are not obliged to exhaust their recourse against the Obligors or any other Person or against any other security they may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Collateral Agent may consider desirable.

(2)	The Collateral Agent and the Secured Parties may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Obligors and with other Persons, sureties or securities as they may see fit without prejudice to the Secured Obligations, the liability of the Obligors or the rights of the Collateral Agent and the Secured Parties in respect of the Collateral.

(3)	Except as otherwise provided by law or this Agreement, the Collateral Agent and the Secured Parties are not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.
Section 3.8 Standards of Sale.
     Without prejudice to the ability of the Collateral Agent to dispose of the Collateral in any manner which is commercially reasonable, the Obligor acknowledges that:
(a)	the Collateral may be disposed of in whole or in part;

(b)	the Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)	any assignee of such Collateral may be the Collateral Agent, a Secured Party or a customer of any such Person;

(d)	any sale conducted by the Collateral Agent will be at such time and place, on such notice and in accordance with such procedures as the Collateral Agent, in its sole discretion, may deem advantageous;

(e)	the Collateral may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Collateral) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f)	a disposition of the Collateral may be on such terms and conditions as to credit or otherwise as the Collateral Agent, in its sole discretion, may deem advantageous; and

(g)	the Collateral Agent may establish an upset or reserve bid or price in respect of the Collateral.
Section 3.9 Dealings by Third Parties.
(1)	No Person dealing with the Collateral Agent, any of the Secured Parties or an agent or receiver is required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Collateral Agent or the Secured Parties by the Obligors, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Collateral Agent or any Secured Party with the Collateral, or (vi) how any money paid to the Collateral Agent or the Secured Parties have been applied.

(2)	Any bona fide purchaser of all or any part of the Collateral from the Collateral Agent or any receiver or agent will hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of any of the Obligors, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which such Obligor has or may have under any rule of law or statute now existing or hereafter adopted.
ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.1 General Representations, Warranties and Covenants.
     The Obligors represent and warrant and covenant and agree, acknowledging and confirming that the Collateral Agent and each Secured Party is relying on such representations, warranties, covenants and agreements, that:

(a)	Continuous Perfection. The Perfection Certificate sets out each of the Obligor’s place of business or, if more than one, each Obligor’s chief executive office. Other than in the case of Novelis No. 1 Limited Partnership, such place of business or chief executive office, as the case may be, has been located at such address for the 60 days immediately preceding the date of this Agreement. The Perfection Certificate also sets out the address at which the books and records of the Obligor are located, the address at which senior management of the Obligor are located and conduct their deliberations and make their decisions with respect to the business of each Obligor and the address from which the invoices and accounts of each Obligor are issued.

(b)	Additional Security Perfection and Protection of Security Interest. The Obligors will grant to the Collateral Agent, for the benefit of the Secured Parties, security interests, assignments, mortgages, charges, hypothecations and pledges in such property and undertaking of such Obligor that is not subject to a valid and perfected first ranking security interest (subject only to Permitted Liens), other than Excluded Securities Accounts in respect of which a securities intermediary may have a prior ranking interest, constituted by the Security Documents, in each relevant jurisdiction as determined by the Collateral Agent. The Obligors will perform all acts, execute and deliver all agreements, documents and instruments and take such other steps as are requested by the Collateral Agent at any time to register, file, signify, publish, perfect, maintain, protect, and enforce the Security Interest including: (i) executing, recording and filing of financing or other statements, and paying all taxes, fees and other charges payable, (ii) placing notations on its books of account to disclose the Security Interest, (iii) delivering or using its commercially reasonable efforts to deliver, as applicable, acknowledgements, confirmations and subordinations that may be necessary to ensure that the Security Documents constitute a valid and perfected first ranking security interest (subject only to Permitted Liens), other than Excluded Securities Accounts in respect of which a securities intermediary may have a prior ranking interest, (iv) executing and delivering any agreements, documents and instruments that may be needed as a result of the coming into force of the Securities Transfer Act (Ontario), and (v) delivering opinions of counsel in respect of matters contemplated by this paragraph. The documents and opinions contemplated by this paragraph must be in form and substance satisfactory to the Collateral Agent.

(c)	Confirmation of Registerable Intellectual Property. The Perfection Certificate lists all Registerable Intellectual Property that is owned by each of the Obligors on the date of this Agreement. Upon the request of the Collateral Agent, the Obligors shall deliver to the Collateral Agent a Confirmation of Security Interest in the form of Schedule “C” in respect of all Registerable Intellectual Property now owned, and subsequently when acquired after the date hereof, confirming the assignment for security of such Registerable Intellectual Property to the Collateral Agent and shall within 30 days or such longer period as may be determined by the Collateral Agent in its sole discretion make all filings, registrations and recordings as are necessary or appropriate to perfect the Security Interest granted to the Collateral Agent in the Registerable Intellectual Property.

(d)	Location of Property. None of the Obligors other than the Canadian Borrower and 4260848 Canada Inc., in its capacity as general partner of Novelis No. 1 Limited Partnership has any tangible property located outside of Ontario. The Canadian Borrower does not hold any tangible property outside of Ontario, Quebec, British Columbia and Alberta. 4260848 Canada Inc., in its capacity as general partner of Novelis No. 1 Limited Partnership does not hold any tangible property outside of Quebec and Ontario.

(e)	Control Agreements. Other than as contemplated by Section 4.1(b), none of the Obligors will grant control to any party other than the Collateral Agent and, subject to the terms of the Intercreditor Agreement, the Revolving Credit Agents, in respect of any investment property.
ARTICLE 5
GENERAL
Section 5.1 Notices.
     Any notices, directions or other communications provided for in this Agreement must be in writing and given in accordance with the Credit Agreement, for the Canadian Borrower, or the Guarantee, for any of the Guarantors.
Section 5.2 Discharge.
     The Security Interest will be discharged upon, but only upon, (i) full and indefeasible payment and performance of the Secured Obligations, and (ii) the Collateral Agent and the Secured Parties having no Commitments under any Credit Document. Upon discharge of the Security Interest and at the request and expense of the Obligors, the Collateral Agent will execute and deliver to each of the Obligors such releases, discharges, financing statements and other documents or instruments as the Obligors may reasonably require and the Collateral Agent will redeliver to the

Obligors, or as the Obligors may otherwise direct the Collateral Agent, any Collateral in its possession.
Section 5.3 No Merger, Survival of Representations and Warranties.
     This Agreement does not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Collateral Agent or any of the Secured Parties will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Collateral Agent and the Secured Parties in respect of the Secured Obligations. The representations, warranties and covenants of the Obligors in this Agreement survive the execution and delivery of this Agreement and any advances under the Credit Agreement. Notwithstanding any investigation made by or on behalf of the Collateral Agent or the Secured Parties these covenants, representations and warranties continue in full force and effect.
Section 5.4 Further Assurances.
     The Obligors will do all acts and things and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that the Collateral Agent may require and take all further steps relating to the Collateral or any other property or assets of the Obligors that the Collateral Agent may require for (i) protecting the Collateral, (ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Collateral Agent. After the Security Interest becomes enforceable, the Obligors will do all acts and things and execute and deliver all documents and instruments that the Collateral Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.
Section 5.5 Supplemental Security.
     This Agreement is in addition to, without prejudice to and supplemental to all other security now held or which may hereafter be held by the Collateral Agent or the Secured Parties.
Section 5.6 Successors and Assigns.
     This Agreement is binding on the Obligors and their successors and permitted assigns, and enures to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns. This Agreement may be assigned by the Collateral Agent without the consent of, or notice to, the Obligors, to such Person as the Collateral Agent may determine and, in such event, such Person will be entitled to all of the rights and remedies of the Collateral Agent as set forth in this Agreement or otherwise. In any action brought by an assignee to enforce any such right or remedy, the Obligors will not assert against the assignee any claim or defence which the Obligors now have or may have against the Collateral Agent or any of the Secured Parties. The Obligors may not assign, transfer or delegate any of their rights or obligations under this Agreement without the prior written consent of the Collateral Agent which may be unreasonably withheld.
Section 5.7 Amalgamation.
     Each Obligor acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties that the Security Interest (i) subject to Section 2.4, extends to: (A) all of the property and undertaking that any of the amalgamating corporations then owns, (B) all of the property and undertaking that the amalgamated corporation thereafter acquires, (C) all of the property and undertaking in which any of the amalgamating corporations then has any interest and (D) all of the property and undertaking in which the amalgamated corporation thereafter acquires any interest; and (ii) secures the payment and performance of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by each of the amalgamating corporations and the amalgamated corporation to the Secured Parties in any currency, however or wherever incurred, and whether incurred alone or jointly with another or others and whether as principal, guarantor or surety and whether incurred prior to, at the time of or subsequent to the amalgamation. The Security Interest attaches to the additional collateral at the time of amalgamation and to any collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired. Upon any such amalgamation, the defined term “Obligors” shall include, collectively, each of the amalgamating corporations and the amalgamated corporation, the defined term “Collateral” means all of the property and undertaking and interests described in (i) above, and the defined term “Secured Obligations” means the obligations described in (ii) above.
Section 5.8 Severability.
     If any court of competent jurisdiction from which no appeal exists or is taken, determines any provision of this Agreement to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.
Section 5.9 Amendment.
     This Agreement may only be amended, supplemented or otherwise modified by written agreement executed by the Collateral Agent (with the consent of the Required Secured Parties) and the Obligors.
Section 5.10 Waivers, etc.
(1)	No consent or waiver by the Collateral Agent or the Secured Parties in respect of this Agreement is binding unless made in writing and signed by an authorized officer of the Collateral Agent (with the consent of the Required

Secured Parties). Any consent or waiver given under this Agreement is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision.

(2)	A failure or delay on the part of the Collateral Agent or the Secured Parties in exercising a right under this Agreement does not operate as a waiver of, or impair, any right of the Collateral Agent or the Secured Parties however arising. A single or partial exercise of a right on the part of the Collateral Agent or the Secured Parties does not preclude any other or further exercise of that right or the exercise of any other right by the Collateral Agent or the Secured Parties.
Section 5.11 Application of Proceeds of Security.
     All monies collected by the Collateral Agent upon the enforcement of the Collateral Agent’s or the Secured Parties’ rights and remedies under the Security Documents and the Liens created by them including any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent and the Secured Parties under the Security Documents, will be applied as provided in the Credit Agreement. To the extent any other Credit Document requires proceeds of collateral under such Credit Document to be applied in accordance with the provisions of this Agreement, the Collateral Agent or holder under such other Credit Document shall apply such proceeds in accordance with this Section.
Section 5.12 Conflict.
(1)	Subject to Subsection (2) below, in the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement which cannot be resolved by both provisions being complied with, the provisions contained in the Credit Agreement will prevail to the extent of such conflict.

(2)	NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF JULY 6, 2007 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”, AMONG NOVELIS INC., A CORPORATION FORMED UNDER THE CANADA BUSINESS CORPORATIONS ACT, NOVELIS CORPORATION, A TEXAS

CORPORATION, NOVELIS PAE CORPORATION, A DELAWARE CORPORATION, NOVELIS FINANCES USA LLC, A DELAWARE LIMITED LIABILITY COMPANY, NOVELIS SOUTH AMERICA HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY, ALUMINUM UPSTREAM HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY, NOVELIS UK LTD, A LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES WITH REGISTERED NUMBER 00279596, AND NOVELIS AG, A STOCK CORPORATION (AG) ORGANIZED UNDER THE LAWS OF SWITZERLAND, HOLDINGS, THE SUBSIDIARIES OF HOLDINGS FROM TIME TO TIME PARTY THERETO, ABN AMRO BANK N.V., AS ADMINISTRATIVE AGENT, FOR THE REVOLVING CREDIT LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), LASALLE BUSINESS CREDIT, LLC, AS COLLATERAL AGENT FOR THE REVOLVING CREDIT CLAIMHOLDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AND AS FUNDING AGENT, ABN AMRO BANK N.V., ACTING THROUGH ITS CANADIAN BRANCH, AS CANADIAN ADMINISTRATIVE AGENT FOR THE REVOLVING CREDIT LENDERS AND AS CANADIAN FUNDING AGENT, AND UBS AG, STAMFORD BRANCH, AS ADMINISTRATIVE AGENT FOR THE TERM LOAN LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), AND AS COLLATERAL AGENT FOR THE TERM LOAN CLAIMHOLDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
Section 5.13 Governing Law.
     This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     IN WITNESS WHEREOF the Obligors have executed this Agreement.

AV ALUMINUM INC.
By:
Authorized Signing Officer

NOVELIS INC.
By:
Authorized Signing Officer

NOVELIS CAST HOUSE TECHNOLOGY LTD.
By:
Authorized Signing Officer

4260848 CANADA INC.
By:
Authorized Signing Officer

4260856 CANADA INC.
By:
Authorized Signing Officer

NOVELIS NO. 1 LIMITED PARTNERSHIP, by its general partner, 4260848 CANADA INC.
By:
Authorized Signing Officer

Schedule “A”

		Record
		Owner		No. of	No. of		No. Shares
		(Beneficial		Shares or	Shares or		Covered by
	Type of	Owner, if	Certificate	Interests	Interests	Percentage	Warrants;
Issuer	Organization	different)	No.	Owned	Outstanding	Ownership	Options
Novelis Inc.	Canadian Corporation	AV Aluminum Inc.	ZQ937639	75,415,536 common shares	77,459,658 common shares	100%	None

			1	2,044,122 common shares

Novelis Corporation	Texas Corporation	Novelis Inc.	7	4,945 common shares	4,945 common shares	100%	None

Novelis Cast House Technology Ltd.	Ontario Corporation	Novelis Inc.	6	200 common shares	200 common shares	100%	None

Novelis Finances USA LLC	Delaware Limited Liability Company	Novelis Inc.	1	1 share	1 share	100%	None

Novelis Foil France SAS	French Société par Action Simplifiée	Novelis Inc.	N/A	3,127,500 shares	3,127,500 shares	100%	None

Novelis Europe Holdings Limited	Private company limited by shares	Novelis Inc.	10	61,238,501 ordinary shares	165,631,965 ordinary shares	100%	None

			[tbd]	84,393,463 ordinary shares	144,928,900 preferred shares

			[tbd]	1 ordinary share

				20,000,000 ordinary shares[1]

			[tbd]	144,928,900 preferred shares

[1]	To be issued on closing

		Record
		Owner		No. of	No. of			No. Shares
		(Beneficial		Shares or	Shares or			Covered by
	Type of	Owner, if	Certificate	Interests	Interests	Percentage		Warrants;
Issuer	Organization	different)	No.	Owned	Outstanding	Ownership		Options
Novelis Aluminium Beteiligungs GmbH	German GmbH	Novelis Inc.	N/A	25,000 common shares	25,000 common shares	100%		None

Novelis Laminés France SAS	French Société par Action Simplifiée	Novelis Inc.	N/A	200,000 shares	200,000 shares	100%		None

Novelis PAE SAS	French Société par Action Simplifiée	Novelis Inc.	N/A	8,000 shares	8,000 shares	100%		None

Novelis No. 1 Limited Partnership	Québec Limited Partnership	Novelis Inc. (Limited Partner)	N/A	N/A	N/A	99.99 0.01	% %	None

		4260848 Canada Inc. (General Partner)

4260848 Canada Inc.	Canadian Corporation	Novelis Inc.	C-5	100 common shares	100 common shares	100%		None

4260856 Canada Inc.	Canadian Corporation	Novelis Inc.	C-5	100 common shares	100 common shares	100%		None

Aluminum Company of Malaysia Berhad	Malaysian Public Company limited by shares listed on the Malaysian Stock Exchange	Novelis Inc.	N/A	78,234,054 ordinary shares	134,330,848 ordinary shares	58.24%		None

Novelis do Brasil Ltda.	Brazilian Limited Liability Quota Company	Novelis Inc.	N/A	120,130,999 quotas	120,131,000 quotas	99.99%		None

Record
		Owner		No. of	No. of		No. Shares
		(Beneficial		Shares or	Shares or		Covered by
	Type of	Owner, if	Certificate	Interests	Interests	Percentage	Warrants;
Issuer	Organization	different)	No.	Owned	Outstanding	Ownership	Options
Novelis South America Holdings LLC	Delaware Limited Liability Company	Novelis Inc.	N/A	1 share	1 share	100%	None

Novelis Korea Limited	Korean Company, Limited	4260856 Canada Inc.	Ahje00006~9	47,631 shares	136,640 shares	40.74%	None

			Saje000 017~23 Maje00 0030~35		(including 19,735 Treasury Stock)	(except Treasury Stock)

		4260848 Canada Inc.	Daje000032~34	31,755 shares		27.16% (except Treasury Stock)

Gaje000065

Ahje00003~5

Saje000016

Maje000023~29

Daje000027~31

Gaje000060~64

INSTRUMENTS

				US$
Debtor	Noteholder	Issue Date	Due date	Amount
Novelis Deutschland GmbH	Novelis Aluminium Holding Company	Jan. 6, 2005	Jan. 6, 2015		$172,255,970
Novelis Deutschland GmbH	Novelis Aluminium Holding Company	Jan. 6, 2005	Jan. 6, 2015		$188,561,280
Novelis Corporation	Novelis Deutschland GmbH	Feb. 28, 2007	Feb. 28, 2008		$11,000,000
Novelis UK Ltd.	Novelis Deutschland GmbH	Feb. 25, 2006	Dec. 30, 2014		$39,970,000
Novelis Italia SpA	Novelis Deutschland GmbH	Feb. 25, 2006	Dec. 30, 2014		$49,050,000
Novelis Corporation	Novelis Deutschland GmbH	Sept. 29, 2006	Sept. 28, 2007		$53,137,500
Novelis Corporation	Novelis Deutschland GmbH	Sept. 29, 2006	Sept. 28, 2007		$70,850,000
Novelis Corporation	Novelis do Brasil Ltda.	Sept. 28, 2006	Sept. 28, 2007		$20,000,000
Novelis do Brasil Ltda.	Novelis Inc.	Feb. 22, 2007	Aug. 24, 2007		$5,000,000
Novelis PAE SAS	Novelis Inc.	Feb. 3, 2005	Feb. 3, 2015		$8,680,680
Novelis do Brasil Ltda.	Novelis Inc.	Aug. 4, 1998	Aug. 4, 2007		$20,000,000
Novelis Luxembourg S.A.	Novelis Inc.	Feb. 3, 2005	Feb. 3, 2015		$20,437,500
Novelis do Brasil Ltda.	Novelis Inc.	Feb. 22, 2007	Aug. 24, 2007		$25,000,000
Novelis do Brasil Ltda.	Novelis Inc.	Feb. 22, 2007	Aug. 24, 2007		$25,000,000
Novelis Switzerland S.A.	Novelis Inc.	Feb. 3, 2005	Feb. 3, 2015		$29,261,933
Novelis do Brasil Ltda.	Novelis Inc.	Feb. 2, 1998	Aug. 4, 2007		$30,000,000
Novelis do Brasil Ltda.	Novelis Inc.	Mar. 20, 1998	Aug. 4, 2007		$30,000,000
Novelis Foil France	Novelis Inc.	Feb. 3, 2005	Feb. 3, 2015		$51,775,000
Novelis Luxembourg S.A.	Novelis Inc.	Feb. 3, 2005	Feb. 3, 2015		$123,457,338
Novelis Aluminium Holding Company	Novelis Inc.	Jan. 7, 2005	Jan. 7, 2015		$188,561,280
Novelis Aluminium Holding Company	Novelis Inc.	Feb. 3, 2005	Feb. 3, 2015		$196,597,304
Novelis AG	Novelis Inc.	Jan. 13, 2005	Jan. 13, 2015		$198,033,974
Novelis Aluminium Holding Company	Novelis Inc.	Jan. 7, 2005	Jan. 6, 2015		$400,349,972
Novelis UK Ltd.	Novelis Luxembourg Participations S.A.	Feb. 3, 2005	Feb. 3, 2015		$123,457,338
Novelis Specialites France	Novelis Inc.	February 3, 2005	February 3, 2015	EUR	6,108,189
Novelis AG	Novelis Inc.	March 31, 2005	March 31, 2010	US$	16,000,000
Novelis Aluminium Holding Company	Novelis AG	June 29, 2007	Sep. 28, 2007	EUR	18,379,739.24

				US$
Debtor	Noteholder	Issue Date	Due date	Amount
Novelis AG	Novelis Lamines France SAS	June 10, 2007	July 10, 2007	EUR	700,000.00
Novelis Foil France	Novelis AG	June 11, 2007	July 11, 2007	EUR	22,000,000.00
Novelis AG	Novelis PAE SAS	June 19, 2007	July 9, 2007	EUR	4,800,000.00
Novelis AG	Novelis Technology SA	June 29, 2007	July 31, 2007	EUR	605,730.78
Novelis Aluminium Holding Company	Novelis AG	June 27, 2007	Sep. 28, 2007	EUR	5,400,000.00
Novelis Corporation	Novelis do Brasil Ltda.	June 29, 2007	June 28, 2008		$15,000,000
Novelis Corporation	Novelis Inc.	June 28, 2007	June 27, 2008		$40,000,000
Novelis Corporation	Novelis Inc.	June 29, 2007	June 28, 2008		$25,000,000
Novelis Deutschland GmbH	Novelis AG	July 6, 2007	July 3, 2008	EUR	30,115,675.00
Novelis Corporation	Novelis Deutschland GmbH	July 6, 2007	July 3, 2008		$37,947,495.76
Novelis AG	Novelis Inc.	July 6, 2007	July 3, 2008		$226,176,631.12
Novelis Inc.	Novelis Corporation	July 6, 2007	July 3, 2008		$226,176,631.12

TRANSFER RESTRICTIONS
1.	Novelis do Brasil Ltda.

Nil.

2.	Novelis Europe Holdings Ltd. (UK)

There are no restrictions on transfer where the transfer is to a bank or a financial institution.

3.	Novelis Laminés France SAS, Novelis PAE SAS, Novelis Foil France SAS

Nil.

4.	4260848 Canada Inc., 4260856 Canada Inc., Cast House Technology Ltd., Novelis Inc.

4260848 Canada Inc.: The shares of the Corporation shall not be transferred without the consent of either (i) the directors evidenced by a resolution passed or signed by them and recorded in the books of the Corporation or (ii) the holders of a majority in number of the outstanding voting shares of the Corporation.

4260856 Canada Inc.: The shares of the Corporation shall not be transferred without the consent of either (i) the directors evidenced by a resolution passed or signed by them and recorded in the books of the Corporation or (ii) the holders of a majority in number of the outstanding voting shares of the Corporation.

Cast House Technology Ltd.: The issue or transfer of shares of the Corporation shall require the express sanction of the Board of Directors signified by a resolution passed by the Board.

Novelis Inc.: No restrictions on transfer.

5.	Novelis Corporation, Novelis Finances USA LLC, Novelis South America Holdings LLC

Nil.

SCHEDULE “B”
PERFECTION CERTIFICATE

SCHEDULE “C”
FORM OF CONFIRMATION OF SECURITY INTEREST IN INTELLECTUAL
PROPERTY
WHEREAS:
[Name of Relevant Obligor] (the “Debtor”), a corporation incorporated and existing under the laws of • with offices at [address], is the owner of the [trade-marks/patents/copyrights/industrial designs] set forth in Exhibit “A” hereto, the registrations and applications for the [trade-marks/patents/copyrights/industrial designs] identified therein and the underlying goodwill associated with such [trademarks/patents/copyrights/industrial designs] (collectively, the “[Trade-Marks/ Patents/Copyrights/Industrial Designs]”); and
LaSalle Business Credit, LLC, as agent for certain lenders (the “Collateral Agent”), with offices at [address], has entered into an agreement with the Debtor, as reflected by a separate document entitled the “Security Agreement” dated as of the [•] day of •, 2007 by which the Debtor granted to the Collateral Agent, a security interest in certain property, including the [Trade-Marks/Patents/Copyrights/Industrial Designs], in consideration of the provision of certain credit facilities to certain companies which are the wholly-owned subsidiaries of the Debtor;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and in accordance with the terms and obligations set forth in the Security Agreement, the Debtor confirms the grant to the Collateral Agent of a security interest in and to the [Trade-Marks/Patents/Copyrights/Industrial Designs].
DATED at                      on this [•] day of [•], [•].

[NAME OF RELEVANT OBLIGOR]

Per:
Authorized Signing Officer

EXHIBIT “A”
TRADE-MARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS

EXHIBIT M-3
Form of
U.K. SECURITY AGREEMENT
[See attached]
EXHIBIT M-3-1

EXECUTION COPY
Dated 6 July 2007
Between
NOVELIS UK LTD
NOVELIS EUROPE HOLDINGS LIMITED
as Original Chargors
and
LASALLE BUSINESS CREDIT, LLC
as Collateral Agent

GUARANTEE AND SECURITY AGREEMENT

This Deed is entered into subject to
the terms of a Credit Agreement
and an Intercreditor Agreement dated
on or about the date hereof
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
Canary Wharf
London E14 5DS

ii

iii

THIS DEED is dated 6 July 2007
BETWEEN:
(1)	NOVELIS UK LTD (registered number 00279596) with its registered office at Castle Works, Rogerstone, Newport, NP10 9 YD (Novelis UK);

(2)	NOVELIS EUROPE HOLDINGS LIMITED (registered number 05308334) with its registered office at Castle Works, Rogerstone, Newport, NP10 9YD (Novelis Europe and together with Novelis UK, the Original Chargors); and

(3)	LASALLE BUSINESS CREDIT, LLC as agent and trustee for the Secured Parties referred to below (the Collateral Agent).
BACKGROUND:
(A)	Each Chargor enters into this Deed in connection with the Credit Agreement (as defined below).

(B)	It is Intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.
IT IS AGREED as follows:
1.	INTERPRETATION

1.1	Definitions
In this Deed:
Account Bank means a bank with whom a Security Account is maintained.
Act means the Law of Property Act 1925.
Acquisition Document means in relation to any Chargor, any agreement under which it acquires or disposes of a business or part of a business (either by share or asset sale) and under which the aggregate consideration payable at anytime is in excess of £250,000.
Additional Chargor means a member of the Group which becomes a Chargor by executing a Deed of Accession.
Administrator means any administrator appointed in respect of any Chargor (whether by the Collateral Agent, or a court or otherwise).
Cash Management Document means in relation to any Chargor, any agreement between two or more members of the Group to which it is a party that provides for any cash pooling, set-off or netting arrangement, including the European Cash Pooling Arrangements.
Chargor means an Original Chargor and any Additional Chargor.
Charged Shares means all shares in any member of the Group incorporated in England and Wales from time to time issued to a Chargor or held by any nominee on its behalf.

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Charged Company means each member of the Group from time to time whose shares are subject to the Security under this Deed.
Credit Agreement means the Credit Agreement dated on or about the date hereof, between, amongst others, Novelis Inc., as Canadian Borrower, Novelis Corporation, as U.S. Borrower, the other U.S. Subsidiaries of Canadian Borrower party thereto, as U.S. Borrowers, Novelis UK Ltd, as U.K. Borrower, Novelis AG, as Swiss Borrower, AV ALUMINUM INC., as Parent Guarantor, the Other Guarantors party thereto, the Lenders party thereto, ABN Amro Bank N.V., as U.S./European Issuing Bank, U.S. Swingline Lender and Administrative Agent and LaSalle Business Credit, LLC, as Collateral Agent and Funding Agent.
Deed of Accession means a deed substantially in the form of Schedule 5 (Form of Deed of Accession).
Discharge Date means the date on which the Funding Agent is satisfied that all of the Revolving Credit Obligations (as defined in the Intercreditor Agreement) have been irrevocably paid and discharged.
Excluded Leasehold Property means in relation to any Chargor, the leasehold property specified in Part 1B of Schedule 1 (Security Assets) opposite its name.
Excluded Real Property means in relation to any Chargor:
(a)	the freehold property specified in Part 1B of Schedule 1 (Security Assets) opposite its name;

(b)	its Excluded Leasehold Property; and

(c)	any real property acquired by that Chargor after the date of this Deed which that Chargor and the Collateral Agent have designated an Excluded Real Property.
Fixtures means all fixtures and fittings (including trade fixtures and fittings) and fixed plant and machinery included in a Chargor’s Mortgaged Property.
Group means the Original Chargors and their Affiliates from time to time.
Intercompany Document means in relation to any Chargor, any agreement with any other member of the Group under which the aggregate consideration payable at anytime is in excess of £250,000.
Investments means:
(a)	the Charged Shares; and

(b)	all other shares, stocks, debentures, bonds, warrants, coupons and other securities and investments, which a Chargor purports to mortgage or charge under this Deed.
Mortgaged Property means all freehold and leasehold property which a Chargor purports to mortgage or charge under this Deed.
Original Property means any freehold or leasehold property specified in Part 1A of Schedule 1 (Security Assets).

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Party means a party to this Deed.
Plant and Machinery means any plant, machinery, computers, office equipment or vehicles which a Chargor purports to mortgage or charge under this Deed.
Premises means all buildings and erections included in a Chargor’s Mortgaged Property.
Primary Contract means in relation to any Chargor:
(a)	any agreement specified in Part 4A of Schedule 1 (Security Assets) opposite its name or in Part 4A of the schedule to any Deed of Accession by which it became party to this Deed;

(b)	any other agreement to which that Chargor is a party and which that Chargor and the Collateral Agent have designated a Primary Contract;

(c)	any Acquisition Document;

(d)	any Cash Management Document;

(e)	any Hedging Agreement;

(f)	any Intercompany Document;

(g)	any letter of credit issued in its favour under which the aggregate consideration payable at anytime is in excess of £100,000; or

(h)	any bill of exchange or other negotiable instrument held by it.
Receiver means an administrative receiver, a receiver and manager or a receiver, in each case, appointed under this Deed.
Related Rights means in relation to any Investment:
(a)	the proceeds of sale of the whole or any part of that asset or any monies and proceeds paid or payable in respect of that asset;

(b)	all rights under any licence, agreement for sale, option or lease in respect of that asset; and

(c)	all rights, benefits, claims, contracts, warranties, remedies, security indemnities or covenants for title

(d)	in respect of that asset.
Report on Title means any report or certificate on title on the Mortgaged Property provided to the Collateral Agent, together with confirmation from the provider of that Report that it can be relied upon by the Secured Parties.
Secondary Contract means in relation to any Chargor:
(a)	any agreement specified in Part 4B of Schedule 1 (Security Assets) opposite its name or in Part 4B of the schedule to any Deed of Accession by which it became party to this Deed;

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(b)	any other agreement to which that Chargor is a party and which that Chargor and the Collateral Agent have designated a Secondary Contract; and

(c)	any other agreement (other than a Primary Contract) entered into after the date of this Deed under which the aggregate consideration payable at anytime is in excess of £250,000.
Security means any Security Interest created, evidenced or conferred by or under this Deed or any Deed of Accession.
Security Account means in relation to any Chargor:
(a)	any account specified in Part 6 of Schedule 1 (Security Assets) opposite its name or in Part 6 of the schedule to any Deed of Accession by which it became party to this Deed; and

(b)	any other account which it purports to charge under this Deed.
Security Assets means any and all assets of each Chargor that are the subject of this Security.
Security Contracts means in relation to any Chargor, its Primary Contracts and its Secondary Contracts.
Security Interest means any mortgage, pledge, lien, charge (fixed or floating), assignment, hypothecation, set-off or trust arrangement for the purpose of creating security, reservation of title or security interest or any other agreement or arrangement having a similar effect.
Security Period means the period beginning on the date of this Deed and ending on the Discharge Date.
Security Trust Deed means the Security Trust Deed dated on or about the date of this Deed and entered into between, amongst others, the Collateral Agent, the Funding Agent and the Chargors.
Term Loan Collateral Release Date means in relation to any Chargor the date on which the Security Interests granted by that Chargor over the Term Loan Priority Collateral to the Term Loan Collateral Agent pursuant to the Term Loan Security Agreement have been irrevocably and unconditionally released, revoked, re-transferred or otherwise become unenforceable.
Term Loan Security Agreement means the Guarantee and Security Agreement dated on about the date hereof between the Chargors and the Term Loan Collateral Agent.
1.2	Construction
(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	an “agreement” includes any legally binding arrangement, agreement, contract, deed or instrument (in each case whether oral or written);

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(c)	an “amendment” includes any amendment, supplement, variation, waiver, novation, modification, replacement or restatement (however fundamental) and “amend” and “amended” shall be construed accordingly;

(d)	“assets” includes properties, assets, businesses, undertakings, revenues and rights of every kind (including uncalled share capital), present or future, actual or contingent, and any interest in any of the above;

(e)	a “consent” includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver;

(f)	references to an Event of Default being “continuing” means that such Event of Default has occurred or arisen and has not been expressly waived in writing by the by the Collateral Agent or Funding Agent (as appropriate);

(g)	a “disposal” includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary and “dispose” will be construed accordingly;

(h)	“including” means including without limitation and “includes” and “Included” shall be construed accordingly;

(i)	“Indebtedness” includes any obligation (whether incurred as principal, guarantor or surety and whether present or future, actual or contingent) for the payment or repayment of money;

(j)	“losses” includes losses, actions, damages, payments, claims, proceedings, costs, demands, expenses (including legal and other fees) and liabilities of any kind and “loss” shall be construed accordingly;

(k)	a “person” includes any individual, trust, firm, fund, company, corporation, partnership, joint venture, government, state or agency of a state or any undertaking or other association (whether or not having separate legal personality) or any two or more of the foregoing; and

(l)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law compliance with which is customary) of any governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

(m)	In this Deed, unless a contrary intention appears:
(i)	a reference to any person includes a reference to that person’s permitted successors, assignees and transferees and, in the case of the Collateral Agent and the Funding Agent, any person for the time being appointed as Collateral Agent or Funding Agent (as appropriate) in accordance with the Loan Documents, and in the case of the Collateral Agent and any Receiver, any Delegate of the Collateral Agent or Receiver (as appropriate);

(ii)	references to Clauses, Subclauses and Schedules are references to, respectively, clauses and subclauses of and schedules to this Deed and references to this Deed include its schedules;

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(iii)	a reference to (or to any specified provision of) any agreement is to that agreement (or that provision) as amended from time to time;

(iv)	a reference to a statute, statutory instrument or provision of law is to that statute, statutory instrument or provision of law, as it may be applied, amended or re-enacted from time to time;

(v)	the index to and the headings in this Deed are for convenience only and are to be ignored in construing this Deed;

(vi)	references to “with full title guarantee” are to be construed as provided for in the Law of Property (Miscellaneous Provisions) Act 1994; and

(vii)	words imparting the singular include the plural and vice versa.
(n)	The term:

certificated has the meaning given to it in the Uncertificated Securities Regulations 2001; and

clearance system means a person whose business is or includes the provision of clearance services or security accounts or any nominee or depository for that person.

(o)	Any covenant of a Chargor under this Deed (other than a payment obligation) remains in force during the Security Period and is given for the benefit of each Secured Party.

(p)	The terms of the other Loan Documents and of any side letters between any Parties in relation to any Loan Document (as the case may be) are incorporated in this Deed to the extent required to ensure that any purported disposition of any freehold or leasehold property contained in this Deed is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(q)	Without prejudice to any other provision of this Deed, the Collateral Agent shall be entitled to retain this Deed and not to release any of the Security Assets if the Collateral Agent, acting reasonably, considers that an amount paid to a Secured Party under a Loan Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, and any amount so paid will not be considered to have been irrevocably paid for the purposes of this Deed.

(r)	Unless the context otherwise requires, a reference to a Security Asset or any type or description of a Security Asset includes:
(i)	any part of that Security Asset; and

(ii)	any present and future assets of that type.
1.3	Third Party Rights
(a)	Unless expressly provided to the contrary in this Deed, a person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

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(b)	Notwithstanding any term of this Deed, the consent of any third party is not required to rescind, vary, amend or terminate this Deed at any time.
1.4	Intercreditor Agreement Governs
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT OR ANY RECIEVER OR OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
2.	GUARANTEE

2.1	Guarantee
Each Chargor irrevocably and unconditionally jointly and severally:
(i)	guarantees as principal obligor to the Collateral Agent due and punctual performance by each Loan Party of all of the Secured Obligations now or in the future due, owing or incurred by it;

(ii)	undertakes with the Collateral Agent that whenever another Loan Party does not pay or discharge any Secured Obligation now or in the future due, owing or incurred by that Loan Party, it shall immediately on the Collateral Agent’s written demand pay or discharge such Secured Obligation as if it was the principal obligor; and

(iii)	indemnifies the Collateral Agent immediately on written demand against any cost, loss or liability suffered by the Collateral Agent or other Secured Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Collateral Agent or other Secured Party would otherwise have been entitled to recover.
2.2	Continuing Guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Loan Party under the Loan Documents, regardless of any Intermediate payment or discharge in whole or in part.
2.3	Reinstatement
If any payment by a Loan Party or any discharge given by the Collateral Agent or Secured Party (whether in respect of the obligations of any Loan Party or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:
(a)	the liability of each Loan Party shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

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(b)	the Collateral Agent and each other Secured Party shall be entitled to recover the value or amount of that security or payment from each Loan Party, as if the payment, discharge, avoidance or reduction had not occurred.
2.4	Waiver of defences
The obligations of each Chargor under this Clause 2 (Guarantee) will not be affected by an act, omission, matter or thing which, but for this Clause 2 (Guarantee), would reduce, release or prejudice any of its obligations under this Clause 2 (Guarantee) (without limitation and whether or not known to it or any Secured Party) including:
(i)	any time, waiver or consent granted to, or composition with, any Loan Party or other person;

(ii)	the release of any other Loan Party or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Loan Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Loan Party or any other person;

(v)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Loan Document or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(vii)	any insolvency or similar proceedings.
2.5	Demands
(a)	The making of one demand under Clause 2.1 (Guarantee) shall not preclude the Collateral Agent from making any further demands.

(b)	Any delay of the Collateral Agent in making a demand under Clause 2.1 (Guarantee) shall not be treated as a waiver of its rights to make such demand.
2.6	Chargor Intent
Without prejudice to the generality of Clause 2.4 (Waiver of Defences), each Chargor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to

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be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
2.7	Immediate recourse
Each Chargor waives any right it may have of first requiring the Collateral Agent or any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Chargor under this Clause 2 (Guarantee). This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.
2.8	Deferral of Chargors’ rights
(a)	Until all amounts which may be or become payable by the Loan Parties under or in connection with the Loan Documents have been irrevocably paid in full and unless the Collateral Agent otherwise directs (in which case it shall take such action as it is directed), no Chargor will exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents:
(i)	to be indemnified by a Loan Party;

(ii)	to claim any contribution from any other Chargor of any Loan Party’s obligations under the Loan Documents; and/or

(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Secured Party under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by any Secured Party.
(b)	If a Chargor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Loan Parties under or in connection with the Loan Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Collateral Agent or as the Collateral Agent may direct.
2.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

2.10	Credit Agreement

The provisions of Sections 2.06(j), 2.12 (with respect to Taxes), 2.15, 2.20, 2.22, 2.23 and 7.10 of the Credit Agreement are hereby incorporated, mutatis mutandi, and shall apply to this Agreement, the Chargors, the Lenders, the Collateral Agent and the Funding Agent as if set forth herein.

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3.	CREATION OF SECURITY

3.1	General
(a)	All this Security;
(i)	is created in favour of the Collateral Agent;

(ii)	is security for the payment, discharge and performance of all the Secured Obligations; and

(iii)	is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.
(b)	If a Chargor assigns or charges an agreement under this Deed and the assignment or charge breaches a term of that agreement because a third party’s consent has not been obtained:
(i)	the Chargor must notify the Collateral Agent immediately;

(ii)	unless the Collateral Agent otherwise requires, the Chargor must, and each other Chargor must ensure that the Chargor will, use all reasonable endeavours to obtain the consent as soon as practicable; and

(iii)	the Chargor must promptly supply to the Collateral Agent a copy of the consent obtained by it.
(c)	Each Chargor hereby acknowledges that all assets, right, interests and benefits which are now or in the future granted to the Collateral Agent pursuant to this Clause 3 or otherwise mortgaged, charged, assigned or otherwise granted to it under this Deed (or any other document in connection herewith) and all other rights, powers and discretions granted to or conferred upon the Collateral Agent under this Deed or the Loan Documents (or any other document in connection therewith) shall be held by the Collateral Agent on trust for the Secured Parties from time to time in accordance with the provisions of the Security Trust Deed.

(d)	The fact that no or incomplete details of any Security Asset are inserted in Schedule 1 (Security Assets) or in the schedule to any Deed of Accession (if any) by which any Chargor became party to this Deed does not affect the validity or enforceability of this Security.
3.2	Land
(a)	Each Chargor charges:
(i)	by way of a legal mortgage all estates or interests in any freehold or leasehold property owned by it (save for the Excluded Real Property) and all rights under any licence or other agreement or document which gives that Chargor a right to occupy or use property; this includes any specified in Part 1 of Schedule 1 (Security Assets) opposite its name or in Part 1 of the schedule to any Deed of Accession by which it became party to this Deed; and

(ii)	(to the extent that they are not the subject of a mortgage under sub-paragraph (i) above) by way of fixed charge all estates or interests

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in any freehold or leasehold property owned by it (save for the Excluded Real Property) and all rights under any licence or other agreement or document which gives that Chargor a right to occupy or use property.
(b)	A reference in this Deed to any freehold or leasehold property includes:
(i)	all buildings, erections, fixtures and fittings (including trade fixtures and fittings) and fixed plant and machinery on that property owned by the relevant Chargor; and

(ii)	the benefit of any covenants for title given or entered into by any predecessor in title of the relevant Chargor in respect of that property and any moneys paid or payable in respect of those covenants.
3.3	Investments
(a)	Each Chargor charges:
(i)	by way of a first legal mortgage the Charged Shares; this includes any Charged Shares specified in Part 2 of Schedule 1 (Security Assets) opposite its name or in Part 2 of the schedule to any Deed of Accession by which it became party to this Deed; and

(ii)	(to the extent that they are not the subject of a mortgage under sub-paragraph (i) above) by way of a fixed charge its interest in all shares, stocks, debentures, bonds, warrants, coupons or other securities and investments (including all Cash Equivalents) owned by it or held by any nominee on its behalf.
(b)	A reference in this Deed to any share, stock, debenture, bond, warrant, coupon or other security or investment includes:
(i)	any dividend, interest or other distribution paid or payable;

(ii)	any right, money or property accruing, derived, incidental or offered at any time by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise;

(iii)	any right against any clearance system;

(iv)	any Related Rights; and

(v)	any right under any custodian or other agreement,
in relation to that share, stock, debenture, bond, warrant, coupon or other security or investment.
3.4	Plant and machinery
Each Chargor charges by way of a fixed charge all plant, machinery, computers, office equipment or vehicles or interest specified in Part 3 of Schedule 1 (Security Assets) opposite its name or in Part 3 of the schedule to any Deed of Accession by which it became party to this Deed and any and all other plant, machinery, computers, office equipment or vehicles (or interest therein) owned by it.

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3.5	Credit balances
Each Chargor charges by way of a fixed charge all of its rights in respect of each amount standing to the credit of each account with any person, including its Security Accounts and the debt represented by that account.
3.6	Book debts etc.
Each Chargor charges by way of a fixed charge:
(a)	all of its book and other debts;

(b)	all other moneys due and owing to it; and

(c)	the benefit of all rights, securities and guarantees of any nature enjoyed or held by it in relation to any item under paragraph (a) or (b) above.
3.7	Insurance Policies
(a)	Each Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all amounts payable to it under or in connection with each of its Insurance Policies and all of its rights in connection with those amounts.

(b)	To the extent that they are not effectively assigned under paragraph (a) above, each Chargor charges by way of fixed charge all amounts and rights described in paragraph (a) above.

(c)	A reference in this Subclause to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of a Loan Party to a third party.
3.8	Other contracts
(a)	Each Chargor assigns absolutely, subject to a proviso for re-assignment on redemption, all of its rights in respect of its Primary Contracts.

(b)	Without prejudice to the obligations of the Chargor under Clause 3.1 (b), to the extent that any such right described in paragraph (a) above is not assignable or capable of assignment, the assignment of that right purported to be effected by paragraph (a) shall operate as an assignment of any damages, compensation, remuneration, profit, rent or income which that Chargor may derive from that right or be awarded or entitled to in respect of that right.

(c)	To the extent that they do not fall within any other Subclause of this Clause and are not effectively assigned under paragraph (a) or (b) above, each Chargor charges by way of fixed charge all of its rights under each agreement and document to which it is a party, including, without limitation, its Secondary Contracts.
3.9	Intellectual property
Each Chargor charges by way of a fixed charge all of its rights in respect of any Intellectual Property; this includes any specified in Part 5 of Schedule 1 (Security Assets) opposite its name or in Part 5 of the schedule to any Deed of Accession by which it became party to this Deed.

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3.10	Miscellaneous
Each Chargor charges by way of a fixed charge:
(a)	any beneficial interest, claim or entitlement it has to any assets of any pension fund;

(b)	its goodwill;

(c)	the benefit of any authorisation (statutory or otherwise) held in connection with its business or the use of any Security Asset;

(d)	the right to recover and receive compensation which may be payable to it in respect of any authorisation referred to in paragraph (c) above; and

(e)	its uncalled capital.
3.11	Floating charge
(a)	Each Chargor charges by way of a floating charge all of its assets whatsoever and wheresoever not otherwise effectively mortgaged, charged or assigned under this Deed.

(b)	Except as provided below, the Collateral Agent may by notice to a Chargor convert the floating charge created by that Chargor under this Deed into a fixed charge as regards any of that Chargor’s assets specified in that notice, if:
(i)	an Event of Default is continuing;

(ii)	the Collateral Agent considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy; or

(iii)	that Chargor fails to comply, or takes or threatens to take any action which, in the reasonable opinion of the Collateral Agent, is likely to result in it failing to comply with its obligations under paragraph (a) of Clause 5 (Restrictions on dealing).
(c)	The floating charge created under this Deed may not be converted into a fixed charge solely by reason of:
(i)	the obtaining of a moratorium; or

(ii)	anything done with a view to obtaining a moratorium,
under section 1A of the Insolvency Act 1986.
(d)	The floating charge created under this Deed will (in addition to the circumstances in which the same will occur under general law) automatically convert into a fixed charge over all of each Chargor’s assets:
(i)	if an administrator is appointed or the Collateral Agent receives notice of an intention to appoint an administrator; or

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(ii)	on the convening of any meeting of the members of that Chargor to consider a resolution to wind that Chargor up (or not to wind that Chargor up).
(e)	The floating charge created under this Deed is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

(f)	The giving by the Collateral Agent of a notice under paragraph (b) above in relation to any asset of a Chargor will not be construed as a waiver or abandonment of the Collateral Agent’s rights to give any other notice in respect of any other asset or of any other right of any other Secured Party under this Deed or any other Loan Document.

(g)	Any charge which has been converted into a fixed charge in accordance with paragraphs (b) or (d) above may, by notice in writing given at any time by the Collateral Agent to the relevant Chargor, be reconverted into a floating charge in relation to the Security Assets specified in such notice.
4.	REPRESENTATIONS - GENERAL

4.1	Nature of security
Each Chargor represents and warrants to each Secured Party that:
(a)	this Deed creates those Security Interests it purports to create (save that the legal mortgage created in Clause 3.3(a)(i) will take effect in equity until such time as the Collateral Agent exercises its discretion under Clause 7.2(b)) and is not liable to be avoided or otherwise set aside on its liquidation or administration or otherwise;

(b)	this Deed is its legal, valid and binding obligation and is enforceable against it in accordance with its terms;

(c)	no authorisation, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either:
(i)	the pledge or grant by the Chargor of the Security purported to be created in favour of the Collateral Agent under this Deed; or

(ii)	the exercise by the Collateral Agent of any rights or remedies in respect of the Security Assets (whether specifically granted or created under this Deed or created or provided for by applicable law); and
(d)	all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Deed or the exercise of remedies in respect of the Security Assets have been made or will be obtained within periods required to perfect the Security as against any third party.
4.2	Times for making representations and warranties
(a)	The representations and warranties set out in this Deed (including in this Clause) are made by each Chargor.

(b)	Each representation and warranty under this Deed is deemed to be repeated by:

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(i)	each Chargor which becomes party to this Deed of Accession, on the date on which that Chargor becomes a Chargor; and

(ii)	each Chargor on each date during the Security Period.
(c)	When a representation and warranty is deemed to be repeated, it is deemed to be made by reference to the circumstances existing at the time of repetition.
5.	RESTRICTIONS ON DEALINGS
No Chargor may:
(a)	create or permit to subsist any Security Interest on any of its assets; or

(b)	either in a single transaction or in a series of transactions and whether related or not and whether voluntarily or involuntarily sell, lease, transfer, redeem or otherwise dispose of all or any part of its assets, unless permitted under the Credit Agreement.
6.	LAND

6.1	Information for Report on Title
Each Chargor represents and warrants to each Secured Party that:
(a)	the information supplied by it or on its behalf to the lawyers who prepared any Report on Title relating to any of its Mortgaged Property for the purpose of that Report on Title was true in all material respects at the date it was expressed to be given; and

(b)	the information referred to in paragraph (a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed would make that information untrue or misleading in any material respect;

(c)	the Excluded Leasehold Properties are rack rent leases granted to a Chargor at a rent without a fine or premium from time to time.
6.2	Title
Each Chargor represents and warrants to each Secured Party that except as disclosed in any Report on Title relating to any of its Mortgaged Property:
(a)	it is the legal and beneficial owner of its Mortgaged Property;

(b)	no breach of any law, regulation or covenant is outstanding which affects or would be reasonably likely to affect materially the value, saleability or use of its Mortgaged Property;

(c)	there are no covenants, agreements, stipulations, reservations, conditions, interests, rights or other matters whatsoever affecting its Mortgaged Property which conflict with its present use or adversely affect the value, saleability or use of any of the Mortgaged Property, in each case to any material extent;

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(d)	nothing has arisen or has been created or is subsisting which would be an overriding interest or an unregistered interest which overrides first registration or registered dispositions over its Mortgaged Property and which would be reasonably likely to affect materially its value, saleability or use;

(e)	all facilities (including access) necessary for the enjoyment and use of its Mortgaged Property (including those necessary for the carrying on of its business at the Mortgaged Property) are enjoyed by that Mortgaged Property and none of those facilities are on terms entitling any person to terminate or curtail its use or on terms which conflict with or restrict its use, where the lack of those facilities would be reasonably likely to affect materially its value, saleability or use;

(f)	it has received no notice of any adverse claims by any person in respect of its Mortgaged Property which if adversely determined would or would be reasonably likely to materially adversely affect the value, saleability or use of any of its Mortgaged Property, nor has any acknowledgement of such been given to any person in respect of its Mortgaged Property; and

(g)	its Mortgaged Property is held by it free from any Security Interest (other than as permitted by the Credit Agreement) or any lease or licence which would be reasonably likely to affect materially its value, saleability or use.
6.3	Repair
Each Chargor must keep:
(a)	its Premises in good and substantial repair and condition; and

(b)	its Fixtures in a good state of repair and in good working order and condition.
6.4	Compliance with leases and covenants
Each Chargor must:
(a)	perform all the material terms on its part contained in any lease, agreement for lease, licence or other agreement or document which gives that Chargor a right to occupy or use property comprised in its Mortgaged Property;

(b)	not do or allow to be done any act as a result of which any lease comprised in its Mortgaged Property may become liable to forfeiture or otherwise be terminated; and

(c)	duly and punctually comply with all material covenants and stipulations affecting the Mortgaged Property or the facilities (including access) necessary for the enjoyment and use of the Mortgaged Property and indemnify each Secured Party in respect of any breach of those covenants and stipulations.
6.5	Acquisitions
If a Chargor acquires any freehold or leasehold property after the date of this Deed (save for Excluded Real Property), it must:
(a)	notify the Collateral Agent immediately;

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(b)	immediately on request by the Collateral Agent and at the cost of that Chargor, execute and deliver to the Collateral Agent a legal mortgage in favour of the Collateral Agent of that property in any form (consistent with, and no more onerous than, this Deed) which the Collateral Agent may require;

(c)	if the title to that freehold or leasehold property is registered at the Land Registry or required to be so registered, give the Land Registry written notice of this Security; and

(d)	if applicable, ensure that this Security is correctly noted in the Register of Title against that title at the Land Registry.
6.6	Notices
Each Chargor must, within 14 days after the receipt by it of any application, requirement, order or notice served or given by any public or local or any other authority with respect to its Mortgaged Property (or any part of it) which would or would be reasonably likely to have a material adverse effect on the value, saleability or use of any of the Mortgaged Property:
(a)	deliver a copy to the Collateral Agent; and

(b)	inform the Collateral Agent of the steps taken or proposed to be taken to comply with the relevant requirement,
6.7	Leases
No Chargor may in respect of its Mortgaged Property (or any part of it), unless expressly permitted under the Credit Agreement:
(a)	grant or agree to grant (whether in exercise or independently of any statutory power) any lease or tenancy;

(b)	agree to any amendment or waiver or surrender of any lease or tenancy;

(c)	commence any forfeiture proceedings in respect of any lease or tenancy;

(d)	confer upon any person any contractual licence or right to occupy;

(e)	consent to any assignment of any tenant’s interest under any lease or tenancy;

(f)	agree to any rent reviews in respect of any lease or tenancy; or

(g)	serve any notice on any former tenant under any lease or tenancy (or any guarantor of that former tenant) which would entitle it to a new lease or tenancy.
6.8	The Land Registry
(a)	Each Chargor consents to a restriction in the following terms being entered into on the Register of Title relating to any Mortgaged Property registered at the Land Registry:
“No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of the security agreement referred to in the charges register dated [  ] in

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favour of [  ] (as agent and trustee for the Secured Parties referred to in that security agreement) or its conveyancer.”
(b)	Each Chargor applies to the Chief Land Registrar for a notice in the following terms to be entered on the Register of Title relating to any Mortgaged Property registered at the Land Registry:
“The Lenders under a Credit Agreement dated as of [-], 2007, among Novelis Inc., as Canadian Borrower, Novelis Corporation, Novelis Pae Corporation Eurofoil, Inc., as U.S. Borrowers, Novelis UK Ltd, as U.K. Borrower, Novelis AG, as Swiss Borrower, AV ALUMINUM INC., as Parent Guarantor, and the Other Guarantors Party thereto, the Lenders Party thereto LaSalle Business Credit, LLC, as U.S. Issuing Bank, Swingline Lender, Funding Agent and Collateral Agent, Canadian Issuing Bank and Canadian Funding Agent, and ABN AMRO Incorporated, UBS Securities LLC, as Joint Lead Arrangers and Joint Bookmanagers are under an obligation (subject to the terms of that Credit Agreement) to [the Chargor] to make further advances and the security agreement referred to in the charges register dated [  ] in favour of [  ] (as agent and trustee for the Secured Parties referred to in that security agreement) secures those further advances.”
6.9	Deposit of title deeds
Each Chargor must deposit with the Collateral Agent all deeds and documents of title relating to its Mortgaged Property and all local land charges, land charges and Land Registry search certificates and similar documents received by it or on its behalf.
6.10	Development
No Chargor may, unless expressly permitted under the Credit Agreement:
(a)	make or permit others to make any application for planning permission in respect of any part of the Mortgaged Property; or

(b)	carry out or permit to be carried out on any part of the Mortgaged Property any development for which the permission of the local planning authority is required, except as part of carrying on its principal business where it would not or would not be reasonably likely to have a material adverse effect on the value, saleability or use of the Mortgaged Property or the carrying on of the principal business of that Chargor.
6.11	Investigation of title
Each Chargor must grant the Collateral Agent or its lawyers on request all reasonable facilities within the power of that Chargor to enable the Collateral Agent or its lawyers (at the expense of that Chargor) after this Security has become enforceable to:
(a)	carry out investigations of title to the Mortgaged Property; and

(b)	make such enquiries in relation to any part of the Mortgaged Property as a prudent mortgagee might carry out.

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6.12	Report on Title
Each Chargor must, as soon as practicable after a request by the Collateral Agent at a time when an Event of Default is continuing, supply the Collateral Agent with a Report on Title of that Chargor to its Mortgaged Property concerning those items which may properly be sought to be covered by a prudent mortgagee in a lawyer’s report of this nature.
6.13	Power to remedy
If a Chargor fails to perform any covenant or stipulation or any term of this Deed affecting its Mortgaged Property, that Chargor must allow the Collateral Agent or its agents and contractors:
(a)	to enter any part of its Mortgaged Property;

(b)	to comply with or object to any notice served on that Chargor in respect of its Mortgaged Property; and

(c)	to take any action as the Collateral Agent may reasonably consider necessary or desirable to prevent or remedy any breach of any such covenant, stipulation or term or to comply with or object to any such notice.
That Chargor must immediately on request by the Collateral Agent pay the costs and expenses of the Collateral Agent or its agents and contractors incurred in connection with any action taken by it under this Subclause.
6.14	Unregistered Property
Each Chargor shall use reasonable endeavours to:
(a)	to provide a completed and signed Land Registry application form to complete the first registration of any unregistered real properties and registration of this Security at the Land Registry: and

(b)	answer any requisitions raised by the Land Registry,
including in each case, without limitation, instruction of solicitors in these regards and providing statutory declarations in respect of any title requisitions raised by the Land Registry.
7.	INVESTMENTS

7.1	Investments
Each Chargor represents and warrants to each Secured Party that:
(a)	its Investments are duly authorised, validly issued and fully paid;

(b)	its Investments are not subject to any Security Interest (other than as permitted by the Credit Agreement), any option to purchase or similar right;

(c)	it is the sole legal and beneficial owner of its Investments (save for any Investments acquired by or issued to that Chargor after the date of this Deed that

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are held by any nominee on its behalf or any Investments transferred to the Collateral Agent or its nominee pursuant to this Deed);
(d)	each Charged Company is a company incorporated with limited liability;

(e)	the constitutional documents of each Charged Company do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of this Security; and

(f)	there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Charged Company (including any option or right of pre-emption or conversion).
7.2	Certificated Investments
(a)	Each Chargor must:
(i)	deposit with the Collateral Agent, or as the Collateral Agent may direct, any bearer instrument, share certificate or other document of title or evidence of ownership in relation to any Investment, immediately in respect of any Investment subject to this Security on the date of this Deed and thereafter immediately following the acquisition by, or the issue to, that Chargor of any certificated Investment (unless the same is required for registering any transfer, in which case the relevant Chargor must deposit the same immediately after such registration is completed); and

(ii)	immediately take any action and execute and deliver to the Collateral Agent any share transfer or other document which may be requested by the Collateral Agent in order to enable the transferee to be registered as the owner or otherwise obtain a legal title to that Investment; this includes:
(1)	delivering executed and (unless exempt from stamp duty), pre-stamped share transfers in favour of the Collateral Agent or any of its nominees as transferee or, if the Collateral Agent so directs, with the transferee left blank; and

(2)	procuring that those share transfers are registered by the Charged Company in which the Investments are held in the share register of that Charged Company and that share certificates in the name of the transferee are delivered to the Collateral Agent.
(b)	The Collateral Agent may, at any time, complete the instruments of transfer on behalf of the Chargor in favour of itself or such other person as it shall select.
7.3	Changes to rights
No Chargor may (except to the extent permitted by the Credit Agreement and the Intercreditor Agreement) take or allow the taking of any action on its behalf which may

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result in the rights attaching to any of its Investments being altered or further shares being issued.
7.4	Calls
(a)	Each Chargor must pay all calls and other payments due and payable in respect of any of its Investments.

(b)	If a Chargor fails to do so, the Collateral Agent may (at its discretion) pay those calls or other payments on behalf of that Chargor. That Chargor must immediately on request reimburse the Collateral Agent for any payment made by the Collateral Agent under this Subclause and, pending reimbursement, that payment will constitute part of the Secured Obligations.
7.5	Other obligations in respect of Investments
(a)	Each Chargor must comply with all requests for information which is within its knowledge and which it is required to comply with by law (including section 212 of the Companies Act 1985) or under the constitutional documents relating to any of its Investments. If a Chargor fails to do so, the Collateral Agent may elect to provide any information which it may have on behalf of that Chargor.

(b)	Each Chargor must promptly supply a copy to the Collateral Agent of any information referred to in sub-paragraph (a) above.

(c)	It is acknowledged and agreed that notwithstanding anything to the contrary contained in this Deed, each Chargor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of any of its Investments.

(d)	No Secured Party will be required in any manner to:
(i)	perform or fulfil any obligation of a Chargor;

(ii)	make any payment;

(iii)	make any enquiry as to the nature or sufficiency of any payment received by it or a Chargor;

(iv)	present or file any claim or take any other action to collect or enforce the payment of any amount; or

(v)	take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise, in respect of any Investment.
7.6	Voting rights
(a)	Unless and until the service of a notice by the Collateral Agent or an Event of Default is continuing, each Chargor may continue to exercise the voting rights, powers and other rights in respect of its Investments, provided that (x) it shall deliver copies of any minutes shareholder meeting in respect of the Investments

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to the Collateral Agent promptly upon receipt, and (y) it shall not exercise such voting rights, powers and other rights in a manner which would result in, or otherwise permit or agree to, (i) any variation of the rights attaching to or conferred by any of the Investments which the Collateral Agent considers prejudicial to the interests of the Secured Parties or which conflict or derogate from any Loan Documents or (ii) any increase in the issued share capital of a Charged Company, which in the opinion of the Collateral Agent would prejudice the value of, or the ability of the Collateral Agent to realise, the security created by this Deed.
(b)	Unless and until the service of a notice by the Collateral Agent or an Event of Default is continuing, if the relevant Investments have been registered in the name of the Collateral Agent or its nominee, the Collateral Agent (or that nominee) must exercise the voting rights, powers and other rights in respect of the Investments in any manner which the relevant Chargor may direct in writing. The Collateral Agent (or that nominee) will execute any form of proxy or other document which the relevant Chargor may reasonably require for this purpose.

(c)	Subject to the terms of the Credit Agreement and the Intercreditor Agreement, unless and until the service of a notice by the Collateral Agent or an Event of Default is continuing, all dividends or other income or distributions paid or payable in relation to any Investments must be paid to the relevant Chargor. To achieve this:
(i)	the Collateral Agent or its nominee will promptly execute any dividend mandate necessary to ensure that payment is made direct to the relevant Chargor;) or

(ii)	if payment is made directly to the Collateral Agent (or its nominee) before the service of a notice by the Collateral Agent or at a time when an Event of Default is not continuing, the Collateral Agent (or that nominee) will promptly pay that amount to the relevant Chargor.
(d)	Unless and until the service of a notice by the Collateral Agent or an Event of Default is continuing, the Collateral Agent shall use its reasonable endeavours to promptly forward to the relevant Chargor all material notices, correspondence and/or other communication it receives in relation to the Investments.

(e)	Following the service of a notice by the Collateral Agent or so long as an Event of Default is continuing, the Collateral Agent or its nominee may exercise or refrain from exercising:
(i)	any voting rights; and

(ii)	any other powers or rights which maybe exercised by the legal or beneficial owner of any Investment, any person who is the holder of any Investment or otherwise in each case, in the name of the relevant Chargor, the registered holder or otherwise and without any further consent or authority on the part of the relevant Chargor and irrespective of any direction given by any Chargor.
(f)	To the extent that the Investments remain registered in the names of the Chargors, each Chargor irrevocably appoints the Collateral Agent or its nominee

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as its proxy to exercise all voting rights in respect of those Investments following the service of a notice by the Collateral Agent or so long as an Event of Default is continuing.
(g)	Each Chargor must indemnify the Collateral Agent against any loss or liability incurred by the Collateral Agent as a consequence of the Collateral Agent acting in respect of its Investments on the direction of that Chargor.
7.7	Clearance systems
(a)	Each Chargor must, if so requested by the Collateral Agent:
(i)	instruct any clearance system to transfer any Investment held by it for that Chargor or its nominee to an account of the Collateral Agent or its nominee with that clearance system; and

(ii)	take whatever action the Collateral Agent may request for the dematerialisation or rematerialisation of any Investments held in a clearance system.
(b)	Without prejudice to the rest of this Subclause the Collateral Agent may, at the expense of the relevant Chargor, take whatever action is required for the dematerialisation or rematerialisation of the Investments as necessary.
7.8	Custodian arrangements
Each Chargor must;
(a)	promptly give notice of this Deed to any custodian of any Investment in any form which the Collateral Agent may reasonably require; and

(b)	use reasonable endeavours to ensure that the custodian acknowledges that notice in any form which the Collateral Agent may reasonably require.
8.	INTELLECTUAL PROPERTY

8.1	Representations
Each Chargor represents and warrants to each Secured Party that as at the date of this Deed or, if later, the date it became a Party:
(a)	all Intellectual Property which is material to its business is identified in Part 5 of Schedule 1 (Security Assets) opposite its name or in Part 5 of the schedule to any Deed of Accession by which it became party to this Deed; and

(b)	it is not aware of any circumstances relating to the validity, subsistence or use of any of its Intellectual Property which could reasonably be expected to have a Material Adverse Effect.
8.2	Preservation
(a)	Each Chargor must promptly, if requested to do so by the Collateral Agent, sign or procure the signature of, and comply with all instructions of the Collateral Agent in respect of, any document required to make entries in any public register of Intellectual Property (including the United Kingdom Trade Marks Register)

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which either record the existence of this Deed or the restrictions on disposal imposed by this Deed.
(b)	No Chargor may, without the prior consent of the Collateral Agent or unless permitted by the Credit Agreement:
(i)	amend or waive or terminate, any of its rights in respect of its Intellectual Property; or

(ii)	take any action which might jeopardise the existence or enforceability of any of its rights in respect of its Intellectual Property.
9.	ACCOUNTS

9.1	Accounts
All Security Accounts must be maintained at a branch of the Account Bank approved by the Collateral Agent
9.2	Change of Account Bank
(a)	Any Account Bank may be changed to another bank and additional banks may be appointed as Account Banks if the Company and the Collateral Agent so agree.

(b)	Without prejudice to Clause 9.2(a), a Chargor may only open an account with a new Account Bank after the proposed new Account Bank agrees with the Collateral Agent and the relevant Chargors, in a manner satisfactory to the Collateral Agent, to fulfil the role of the Account Bank under this Deed.

(c)	If there is a change of Account Bank, the net amount (if any) standing to the credit of the Security Accounts maintained with the old Account Bank will be transferred to the corresponding Security Accounts maintained with the new Account Bank immediately upon the appointment taking effect and each Chargor and the Collateral Agent hereby irrevocably gives all authorisations and instructions necessary for any such transfer to be made.

(d)	Each Chargor;
(i)	must take any action which the Collateral Agent may require to facilitate a change of Account Bank in accordance with the preceding provisions of Clause 9.2 and any transfer of credit balances (including the execution of bank mandate forms); and

(ii)	irrevocably appoints the Collateral Agent as its attorney to take any such action if that Chargor should fail to do so.

(iii)	No Chargor shall, during the subsistence of this Deed, without the Collateral Agent’s prior consent, permit or agree to any variation of the rights attaching to any Security Account or close any Security Account.
9.3	Book debts and receipts
(a)	Each Chargor must immediately deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments

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constituting proceeds of Inventory or other Collateral (each term as defined in the Credit Agreement) into a Security Account in accordance with Section 9.01 of the Credit Agreement.
(b)	To the extent not deposited or remitted to a Security Account under Clause 9.3(a), each Chargor must promptly get in and realise its;
(i)	securities to the extent held by way of temporary investment;

(ii)	book and other debts and other moneys owed to it; and

(iii)	royalties, fees and income of any nature owed to it,
in the ordinary course of its business and (prior to payment into a Security Account under Clause 9.3(c)) hold the proceeds of the getting in and realisation on trust for the Collateral Agent.
(c)	Each Chargor must, except to the extent that the Collateral Agent otherwise agrees, pay all the proceeds of the getting in and realisation under Clause 9.3(b) into a Security Account as soon as practicable on receipt.
9.4	Withdrawals
(a)	The Collateral Agent (or a Receiver) may (subject to the payment of any claims having priority to this Security and subject to the Intercreditor Agreement) withdraw amounts standing to the credit of any Security Account for application in accordance with the Loan Documents.

(b)	No Chargor shall be entitled to receive, withdraw or otherwise transfer any credit balance from time to time standing to the credit of any Security Account except with the prior consent of the Collateral Agent.

(c)	Each Chargor must ensure that none of its Security Accounts is overdrawn at any time.

(d)	Each Chargor must ensure that each Account Bank operates each Security Account in accordance with the terms of this Deed and the notices given under Clause 9.5 or as permitted by the Credit Agreement.
9.5	Notices of charge
(a)	Each Chargor must:
(i)	immediately give notice to each relevant Account Bank substantially in the form of Part 1 of Schedule 2 (Forms of letter for Security Accounts); and

(ii)	use all reasonable endeavours to procure that each relevant Account Bank acknowledges that notice substantially in the form of Part 2 of Schedule 2 (Forms of letter for Security Accounts).
(b)	As soon as practicable after receipt by the Collateral Agent of the acknowledgement in paragraph (a)(ii) above from an Account Bank and provided that no Default is outstanding, the Collateral Agent will send a letter to

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that Account Bank substantially in the form of Part 3 of Schedule 2 (Forms of letter for Account Bank).
10.	RELEVANT CONTRACTS

10.1	Representations
Each Chargor represents and warrants to each Secured Party that:
(a)	each of its Security Contracts is its legally binding, valid, and enforceable obligation;

(b)	it is not in default of any of its obligations under any of its Security Contracts;

(c)	(save as otherwise agreed with the Collateral Agent) there is no prohibition on assignment in any of its Primary Contracts; and

(d)	its entry into and performance of this Deed will not conflict with any term of any of its Primary Contracts.
10.2	Preservation
(a)	No Chargor may, without the prior consent of the Collateral Agent or unless expressly permitted by the Credit Agreement:
(i)	amend or waive any term of, or terminate, any of its Secondary Contracts; or

(ii)	take any action which might jeopardise the existence or enforceability of any of its Secondary Contracts, in each case to the extent that the same would have a Material Adverse Effect.
(b)	No Chargor may, without the prior consent of the Collateral Agent or unless expressly permitted by the Credit Agreement:
(i)	amend or waive any term of, or terminate, any of its Primary Contracts; or

(ii)	take any action which might jeopardise the existence or enforceability of any of its Primary Contracts.
10.3	Other undertaking
Each Chargor must:
(a)	duly and promptly perform its obligations under each of its Security Contracts; and

(b)	supply the Collateral Agent and any Receiver with copies of each of its Security Contracts and any information and documentation relating to any of its Security Contracts requested by the Collateral Agent or any Receiver.

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10.4	Rights
(a)	Subject to the rights of the Collateral Agent under paragraph (b) below, each Chargor must diligently pursue its rights under each of its Security Contracts, but only if and to the extent that the exercise of those rights in the manner proposed would not result in a Default under the terms of the Credit Agreement.

(b)	If an Event of Default is continuing, the Collateral Agent may exercise (without any further consent or authority on the part of the relevant Chargor and irrespective of any direction given by the Chargor) any of that Chargor’s rights under its Security Contracts.
10.5	Notices of assignment
Each Chargor must:
(a)	following the Term Loan Collateral Discharge Date immediately serve a notice of assignment, substantially in the form of Part 1 of Schedule 4 (Forms of letter for Primary Contracts), on each of the other parties to each of its Primary Contracts (unless notice is given to those parties under the Loan Documents); and

(b)	use all reasonable endeavours to procure that each of those other parties acknowledges that notice, substantially in the form of Part 2 of Schedule 4 (Forms of letter for Primary Contracts) within 14 days of the date of Term Loan Collateral Discharge Date or any Deed of Accession by which it became party to this Deed after the Term Loan Collateral Discharge Date or, if later, the date of entry into that Primary Contract (as appropriate).
11.	PLANT AND MACHINERY

11.1	Maintenance
Each Chargor must keep its Plant and Machinery in good repair and in good working order and condition.
11.2	Nameplates
Each Chargor must take any action which the Collateral Agent may reasonably require to evidence the interest of the Collateral Agent in its Plant and Machinery; this includes (if so requested) fixing a nameplate on its Plant and Machinery in a prominent position stating that:
(a)	the Plant and Machinery is charged in favour of the Collateral Agent; and

(b)	the Plant and Machinery must not be disposed of without the prior consent of the Collateral Agent unless permitted under the Credit Agreement.
11.3	INSURANCE POLICIES

11.4	Rights
(a)	Subject to the rights of the Collateral Agent under paragraph (b) below, each Chargor must diligently pursue its rights under each of its Insurance Policies, but

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only if and to the extent that the exercise of those rights in the manner proposed would not result in a Default under the terms of the Credit Agreement.
(b)	If an Event of Default is continuing:
(i)	the Collateral Agent may exercise (without any further consent or authority on the part of any Chargor and irrespective of any direction given by any Chargor) any of the rights of any Chargor in connection with any amounts payable to it under any of its Insurance Policies;

(ii)	each Chargor must take such steps (at its own cost) as the Collateral Agent may require to enforce those rights; this includes initiating and pursuing legal or arbitration proceedings in the name of that Chargor; and

(iii)	each Chargor must hold any payment received by it under any of its Insurance Policies on trust for the Collateral Agent.
11.5	Notice
Each Chargor must:
(a)	Following the Term Loan Collateral Discharge Date immediately give notice of this Deed to each of the other parties to each of the Insurance Policies by sending a notice substantially in the form of Part 1 of Schedule 3 (Insurance Policies); and

(b)	use all reasonable endeavours to procure that each such other party delivers a letter of undertaking to the Collateral Agent in the form of Part 2 of Schedule 3 (Insurance Policies) within 14 days of the date of Term Loan Collateral Discharge Date or any Deed of Accession by which it became party to this Deed after the Term Loan Collateral Discharge Date or, if later, the date of entry into that Primary Contract (as appropriate).
12.	WHEN SECURITY BECOMES ENFORCEABLE

12.1	Timing
This Security will become immediately enforceable if an Event of Default is continuing.
12.2	Enforcement
After this Security has become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit or as the Required Lenders direct.
13.	ENFORCEMENT OF SECURITY

13.1	General
(a)	The power of sale and any other power conferred on a mortgagee by law (including under section 101 of the Act) as varied or amended by this Deed will be immediately exercisable at any time after this Security has become enforceable.

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(b)	For the purposes of all powers implied by law, the Secured Obligations are deemed to have become due and payable on the date of this Deed.

(c)	Any restriction imposed by law on the power of sale (including under section 103 of the Act) or the right of a mortgagee to consolidate mortgages (including under section 93 of the Act) does not apply to this Security.

(d)	Any powers of leasing conferred on the Collateral Agent by law are extended so as to authorise the Collateral Agent to lease, make agreements for leases, accept surrenders of leases and grant options as the Collateral Agent may think fit and without the need to comply with any restrictions conferred by law (including under section 99 or 100 of the Act).
13.2	No liability as mortgagee in possession
Neither the Collateral Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset:
(a)	to account as mortgagee in possession or for any loss on realisation; or

(b)	for any default or omission for which a mortgagee in possession might be liable.
13.3	Privileges
Each Receiver and the Collateral Agent is entitled to all the rights, powers, privileges and immunities conferred by law (including the Act) on mortgagees and receivers duly appointed under any law (including the Act).
13.4	Protection of third parties
No person (including a purchaser) dealing with the Collateral Agent or a Receiver or its or his agents will be concerned to enquire:
(a)	whether the Secured Obligations have become payable;

(b)	whether any power which the Collateral Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Loan Documents; or

(d)	how any money paid to the Collateral Agent or to that Receiver is to be applied.
13.5	Redemption of prior mortgages
(a)	At any time after this Security has become enforceable, the Collateral Agent may:
(i)	redeem any prior Security Interest against any Security Asset; and/or

(ii)	procure the transfer of that Security Interest to itself; and/or

(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on each Chargor.

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(b)	Each Chargor must pay to the Collateral Agent, immediately on demand, the costs and expenses incurred by the Collateral Agent in connection with any such redemption and/or transfer, including the payment of any principal or interest.
13.6	Contingencies
If this Security is enforced at a time when no amount is due under the Loan Documents but at a time when amounts may or will become due, the Collateral Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into such number of suspense accounts as it considers appropriate.
14.	ADMINISTRATOR

14.1	Appointment of Administrator
(a)	Subject to the Insolvency Act 1986, at any time and from time to time after this Security becomes enforceable in accordance with Clause 12.1, or if any Chargor so requests the Collateral Agent in writing from time to time, the Collateral Agent may appoint any one or more qualified persons to be an Administrator of that Chargor, to act together or independently of the other or others appointed (to the extent applicable).

(b)	Any such appointment may be made pursuant to an application to court under paragraph 12 of Schedule B1 of the Insolvency Act 1986 (Administration application) or by filing specified documents with the court under paragraphs 14 – 21 of Schedule Bl of the Insolvency Act 1986 (Appointment of administrator by holder of floating charge).

(c)	In this clause qualified person means a person who, under the Insolvency Act 1986, is qualified to act as an Administrator of any company with respect to which he is appointed.
15.	RECEIVER

15.1	Appointment of Receiver
(a)	Except as provided below, the Collateral Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:
(i)	this Security has become enforceable; or

(ii)	a Chargor so requests the Collateral Agent in writing at any time.
(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)	Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the Act) does not apply to this Deed.

(d)	The Collateral Agent is not entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with the leave of the court.

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(e)	The Collateral Agent may not appoint an administrative receiver (as defined in section 29(2) of the Insolvency Act 1986) over the Security Assets if the Collateral Agent is prohibited from so doing by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies.
15.2	Removal
The Collateral Agent may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.
15.3	Remuneration
The Collateral Agent may fix the remuneration of any Receiver appointed by it and any maximum rate imposed by any law (including under section 109(6) of the Act) will not apply.
15.4	Agent of each Chargor
(a)	A Receiver will be deemed to be the agent of the relevant Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The relevant Chargor is solely responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	No Secured Party will incur any liability (either to a Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.
15.5	Relationship with Collateral Agent
To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Collateral Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.
16.	POWERS OF RECEIVER

16.1	General
(a)	A Receiver has all the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law. This includes:
(i)	in the case of an administrative receiver, all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986; and

(ii)	otherwise, all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the Act and the Insolvency Act 1986.
(b)	If there is more than one Receiver holding office at the same time; each Receiver may (unless the document appointing him states otherwise) exercise all the

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powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.
16.2	Possession
A Receiver may take immediate possession of, get in and collect any Security Asset.
16.3	Carry on business
A Receiver may carry on any business of any Chargor in any manner he thinks fit.
16.4	Employees
(a)	A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

(b)	A Receiver may discharge any person appointed by any Chargor.
16.5	Borrow money
A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.
16.6	Sale of assets
(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

(c)	Fixtures may be severed and sold separately from the property containing them without the consent of the relevant Chargor.
16.7	Leases
A Receiver may let any Security Asset for any term and at any rent (with or without a premium) which he thinks fit and may accept a surrender of any lease or tenancy of any Security Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).
16.8	Compromise
A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of any Chargor or relating in any way to any Security Asset.

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16.9	Legal actions
A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.
16.10	Receipts
A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.
16.11	Subsidiaries
A Receiver may form a Subsidiary of any Chargor and transfer to that Subsidiary any Security Asset.
16.12	Delegation
A Receiver may delegate his powers in accordance with this Deed.
16.13	Lending
A Receiver may lend money or advance credit to any customer of any Chargor.
16.14	Protection of assets
A Receiver may:
(a)	effect any repair or insurance and do any other act which any Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset;

(b)	commence and/or complete any building operation; and

(c)	apply for and maintain any planning permission, building regulation approval or any other authorisation,

(d)	in each case as he thinks fit.
16.15	Other powers
A Receiver may:
(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or by law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	use the name of any Chargor for any of the above purposes.

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17.	APPLICATION OF PROCEEDS
(a)	All moneys from time to time received or recovered by the Collateral Agent or any Receiver in connection with the realisation or enforcement of all or any part of the Security shall be held by the Collateral Agent on trust for the Secured Parties from time to time in accordance with the provisions of the Security Trust Deed to apply them at such times as the Collateral Agent sees fit, to the extent permitted by applicable law (subject to the provisions of this Clause), in accordance with the terms of the Loan Documents.

(b)	This Clause does not prejudice the right of any Secured Party to recover any shortfall from a Loan Party.
18.	TAXES, EXPENSES AND INDEMNITY
(a)	Each Chargor must immediately on demand pay, or on an indemnity basis reimburse, any and all amounts for which it is liable under Sections 2.06, 2.15, 2.16, 2.22, 7.10, 11.03 and 11.18 of the Credit Agreement.

(b)	Any amount due but unpaid shall carry interest from the date of such demand until so reimbursed at the rate and on the basis mentioned in Clause 23.2 (Interest).

(c)	The Chargors shall pay and within three Business Days of demand, indemnify each Secured Party against any cost, liability or loss that Secured Party incurs in relation to all stamp, registration, notarial and other Taxes or fees to which this Deed, the Transaction Security or any judgment given in connection with them, is or at any time may be subject.
19.	DELEGATION

19.1	Power of Attorney
The Collateral Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.
19.2	Terms
Any such delegation may be made upon any terms (including power to sub-delegate) which the Collateral Agent or any Receiver may think fit.
19.3	Liability
Neither the Collateral Agent nor any Receiver will be in any way liable or responsible to any Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate.
20.	FURTHER ASSURANCES
Each Chargor must, at its own expense, take whatever action the Collateral Agent or a Receiver may, acting reasonably, require for:
(a)	creating, perfecting or protecting any security intended to be created by or pursuant to this Deed (including procuring that any third party create a Security

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Interest in favour of the Collateral Agent over any Security Asset to which it holds the legal title as trustee, nominee or agent);
(b)	facilitating the realisation of any Security Asset;

(c)	facilitating the exercise of any right, power or discretion exercisable by the Collateral Agent or any Receiver in respect of any Security Asset; or

(d)	creating and perfecting security in favour of the Collateral Agent (equivalent to the security intended to be created by this Deed) over any assets of any Chargor located in any jurisdiction outside England and Wales.
This includes;
(i)	the re-execution of this Deed;

(ii)	the execution of any legal mortgage, charge, transfer, conveyance, assignment or assurance of any property, whether to the Collateral Agent or to its nominee; and

(iii)	the giving of any notice, order or direction and the making of any filing or registration, which, in any such case, the Collateral Agent may think expedient.
21.	POWER OF ATTORNEY
Each Chargor, by way of security, irrevocably and severally appoints the Collateral Agent and each Receiver to be its attorney to take any action which that Chargor is obliged to take under this Deed. Each Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.
22.	PRESERVATION OF SECURITY

22.1	Continuing security
This Security is a continuing security and will extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part.
22.2	Reinstatement
(a)	If any discharge (whether in respect of the obligations of any Loan Party or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Chargor under this Deed will continue or be reinstated as if the discharge or arrangement had not occurred.

(b)	Each Secured Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

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22.3	Waiver of defences
The obligations of each Chargor under this Deed will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed (whether or not known to it or any Secured Party). This includes:
(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement:

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment (however fundamental) of a Loan Document or any other document or security; or

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Loan Document or any other document or security or the failure by any member of the Group to enter into or be bound by any Loan Document.
22.4	Immediate recourse
Each Chargor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person or file any proof or claim in any insolvency, administration, winding-up or liquidation proceedings relative to any other Loan Party or any other person before claiming from that Chargor under this Deed.
22.5	Appropriations
Until all amounts which may be or become payable by the Loan Parties under the Loan Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may without affecting the liability of any Chargor under this Deed:
(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) against those amounts; or

(b)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise; and

(c)	hold in an interest-bearing suspense account any moneys received from any Chargor or on account of that Chargor’s liability under this Deed.

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22.6	Non-competition
Unless:
(a)	all amounts which may be or become payable by the Loan Parties under the Loan Documents have been irrevocably paid in full; or

(b)	the Collateral Agent otherwise directs,
no Chargor will, after a claim has been made or by virtue of any payment or performance by it under this Deed:
(i)	be subrogated to any rights, security or moneys held, received or receivable by any Secured Party (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Chargor’s liability under this Clause;

(iii)	claim, rank, prove or vote as a creditor of any Loan Party or its estate in competition with any Secured Party (or any trustee or agent on its behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Loan Party, or exercise any right of set-off as against any Loan Party.
Each Chargor must hold in trust for and must immediately pay or transfer to the Collateral Agent for the Secured Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Collateral Agent under this Clause.
22.7	Additional security
(a)	This Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Secured Party;

(b)	No prior security held by any Secured Party (in its capacity as such or otherwise) over any Security Asset will merge into this Security.
22.8	Delivery of documents
To the extent any Chargor is required hereunder to deliver any deed, certificate, document of title or other document relating to the Security to the Collateral Agent for purposes of possession or control and is unable to do so as a result of having previously delivered such to the Term Loan Collateral Agent in accordance with the terms of the Term Loan Documents, such Chargor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Term Loan Collateral Agent.
22.9	Security held by Chargor
No Chargor may, without the prior consent of the Collateral Agent, hold any security from any other Loan Party in respect of that Chargor’s liability under this Deed. Each Chargor will hold any security held by it in breach of this provision on trust for the Collateral Agent.

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23.	MISCELLANEOUS

23.1	Covenant to pay
Each Chargor must pay or discharge the Secured Obligations in the manner provided for in the Loan Documents.
23.2	Interest
If a Chargor fails to pay any sums on the due date for payment of that sum the Chargor shall pay interest on such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on that sum) from the date of demand until the date of payment calculated and compounded in accordance with the provisions of Section 2.06(f) of the Credit Agreement.
23.3	Tacking
Each Lender must perform its obligations under the Credit Agreement (including any obligation to make available further advances).
23.4	New Accounts
(a)	If any subsequent charge or other interest affects any Security Asset, any Secured Party may open a new account with any Loan Party.

(b)	If a Secured Party does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other interest.

(c)	As from that time all payments made to that Secured Party will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.
23.5	Time deposits
Without prejudice to any right of set-off any Secured Party may have under any Loan Document or otherwise, if any time deposit matures on any account a Chargor has with any Secured Party within the Security Period when:
(a)	this Security has become enforceable; and

(b)	no Secured Liability is due and payable,
that time deposit will automatically be renewed for any further maturity which that Secured Party in its absolute discretion considers appropriate unless that Secured Party otherwise agrees in writing.
23.6	Notice of assignment
This Deed constitutes notice in writing to each Chargor of any charge or assignment of a debt owed by that Chargor to any other member of the Group and contained in any Loan Document.

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23.7	Perpetuity period
The perpetuity period for the trusts in this Deed is 80 years.
23.8	Financial Collateral
(a)	To the extent that the assets mortgaged or charged under this Deed constitute “financial collateral” and this Deed and the obligations of the Chargors under this Deed constitute a “security financial collateral arrangement” (in each case for the purpose of and as defined in the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226)) the Collateral Agent shall have the right after this Security has become enforceable to appropriate all or any part of that financial collateral in or towards the satisfaction of the Secured Obligations.

(b)	For the purpose of paragraph (a) above, the value of the financial collateral appropriated shall be such amount as the Collateral Agent reasonable determines having taken into account advice obtained by it from an independent investment or accountancy firm of national standing selected by it.
24.	LOAN PARTIES
(a)	All communications under this Deed to or from a Secured Party must be sent through the Collateral Agent or Funding Agent.

(b)	Each Loan Party that is a Party to this Deed irrevocably appoints Novelis Europe to act as its agent;
(i)	to give and receive all communications under the Security Documents or this Deed;

(ii)	to supply all information concerning itself to any Secured Party; and

(iii)	to agree and sign all documents under or in connection with this Deed without further reference to any Loan Party; this includes any amendment or waiver of this Deed which would otherwise have required the consent of the Loan Parties.
(c)	Novelis Europe hereby accepts the appointment under Clause 24(b)

(d)	Any communication given to Novelis Europe in connection with this Deed will be deemed to have been given also to the other Loan Parties that are Party to this Deed.

(e)	The Collateral Agent may assume that any communication made by Novelis Europe is made with the consent of each Loan Party that is Party to this Deed.
25.	RELEASE
At the end of the Security Period (or as required by the Loan Documents), the Collateral Agent must, at the request and cost of the Novelis Europe, take whatever action is reasonably necessary to release the relevant Security Assets from this Security, provided that to the extent that any Security Interests granted by any Chargor over the Revolving Credit Priority Collateral is released under this Clause, that Chargor shall take whatever action is required under the Term Loan Security Agreement, including serving any notice thereunder.

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26.	COUNTERPARTS
This Deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.
27.	NOTICES

27.1	Communications in Writing
Each communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, shall be made by fax or letter.
27.2	Addresses
(a)	Any notice or other communication herein required or permitted to be given to a party to this Deed shall be sent to the relevant party’s address set out in Clause 27.2(b) below or as set forth in the Credit Agreement or any substitute address, fax number or department or officer as the relevant party may notify to the Collateral Agent (or the Collateral Agent may notify to the other parties, if a change is made by the Collateral Agent) by not less than five business days’ notice.

(b)	For the purposes of Clause 27.2(a) above, the address of each Chargor shall be:

Novelis Europe Holdings Limited
Castle Works
Rogerstone
Newport
NP10 9YD
Attention: David Sneddon, CFO.

with a copy to

Novelis Inc
3399 Peachtree Road NE, Suite 1500
Atlanta GA 30326
USA
Attention; Orville Lunking, Treasurer.
27.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:
(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or, as the case may be, five days after being deposited in the post postage prepaid in an envelope addressed to it at that address.
(b)	Any communication or document to be made or delivered to the Collateral Agent under or in connection with this Deed shall be effective only when actually received by the Collateral Agent and then only if it is expressly marked for the attention of the department or officer identified with the Collateral

40

Agent’s communication details (or any substitute department or officer as the Collateral Agent shall specify for this purpose).
27.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 27.2 (Addresses) or changing its own address or fax number, the Collateral Agent shall notify the other parties.
27.5	English language
(a)	Any notice given under or in connection with this Deed must be in English.

(b)	All other documents provided under or in connection with this Deed must be:
(i)	in English; or

(ii)	if not in English, and if so required by the Collateral Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
28.	GOVERNING LAW
This Deed is governed by English law.
29.	ENFORCEMENT

29.1	Jurisdiction
(a)	The English courts have exclusive jurisdiction to settle any dispute in connection with this Deed, save that the Collateral Agent (and only the Collateral Agent) has the right to have any dispute settled by the New York courts, in which case the New York courts have exclusive jurisdiction in respect of that dispute, and any proceedings before the English courts in respect of that dispute shall be stayed with immediate effect.

(b)	The English courts are the most appropriate and convenient courts to settle any such dispute in connection with this Agreement, save that, if the Collateral Agent invokes the jurisdiction of the New York courts in respect of any dispute, the New York courts are the most appropriate and convenient courts to settle such dispute, even if the jurisdiction of the English Courts has already been seised. Each Chargor agrees not to argue to the contrary and waives objection to the provisions of this clause on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Deed.

(c)	This Clause is for the benefit of the Secured Parties only. To the extent allowed by law, a Secured Party may take:
(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.
(d)	References in this Clause to a dispute in connection with this Deed include any dispute as to the existence, validity or termination of this Deed.

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29.2	Waiver of immunity
(a)	Each Chargor irrevocably and unconditionally:

(b)	agrees not to claim any immunity from proceedings brought by a Secured Party against it in relation to this Deed and to ensure that no such claim is made on its behalf;

(c)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(d)	waives all rights of immunity in respect of it or its assets.
This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

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SCHEDULE 1
SECURITY ASSETS
PART 1
REAL PROPERTY
A. Original Property

Legal Owner	Title No.	Description
Novelis UK Ltd	WA915530	Rogerstone Works, Rogerstone

Novelis UK Ltd	CYM94747	Land at Rogerstone Works (Triangle)

Novelis UK Ltd	CYM94951	Land at Tregwilym Road, Rogerstone

Novelis UK Ltd	CYM94762	115, 117, 1198, 121 Tregwilym Road, Rogerstone

Novelis UK Ltd	WA989793	127 Tregwilym Road, Rogerstone

Novelis UK Ltd	WA989794	The Cottage, Fieldsview, Tregwilym Road Rogerstone

Novelis UK Ltd	1, 2, 3 and 4 John’s Lane, Rogerstone, conveyed to the Northern Aluminium Company Limited pursuant to (i) (in relation to 1, 2 and 4 John’s Lane, Rogerstone) a conveyance dated 2nd May, 1957 made between Northern Aluminium Company Limited and Josiah Williams and (ii) (in relation to 3 John’s Lane, Rogerstone) a conveyance dated 16th May, 1957 made between Northern Aluminium Company Limited and Idris Whatley.

Novelis UK Ltd	CH449717	Latchford Works, Thelwall Lane, Warrington

Novelis UK Ltd	CH492388	Land lying to the north west of Thelwall Lane, Warrington

Novelis UK Ltd	CH469667	Land on the north side of Thelwall Lane, Latchford

Novelis UK Ltd	CH469669	Land and buildings lying to the north of Thelwall Lane, Warrington

Novelis UK Ltd	Such of the land conveyed by the following conveyances which remains in the ownership of the Novelis UK Ltd at the date hereof, subject to, but with the benefit of the leases dated 1 July 2001 and 10 December 2002 made between Novelis UK Ltd (in its then name Lawson Marden Star Limited) and Bridgenorth Aluminium Limited

(i) conveyance dated 24 February 1955 and made between Edgar Clifford Marsland (1) and Star Aluminium Company Limited (2);

(ii) conveyance dated 25 February 1955 and made between James Alfred Wright (1) and Star Aluminium Company Limited (2); and

(iii) conveyance dated 25 February 1955 and made between Thomas Corbett Rochelle and Jessie Vera Rochelle (1) and Star Aluminium Company Limited

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Legal Owner	Title No.	Description
(2);

(iv) conveyance dated 25 September 1955 and made between Thomas Corbette Rochelle and Jessie Vera Rochelle (1) and Star Aluminium Company Limited (2).

For the avoidance of doubt this property does not include the land the subject of the transfer 10 December 2002 made between Novelis UK Ltd (in its then name Lawson Marden Star Limited) and Bridgenorth Aluminium Limited title to which freehold is registered under title number SL 150811
B. Excluded Real Property

Legal Owner	Title No.	Description	Term
A Banbury

Novelis UK Ltd	Unregistered title	Leasehold property known as Fifth Floor, Beaumont House, Southam, Road, Banbury, Oxfordshire as demised by a Lease dated 8 August 2003 made between Beryland Limited (1) and British Alcan Aluminium Plc (2)	31 July 2003 and expiring on 30 July 2013

B Latchford

Novelis UK Ltd	CH469668	Leasehold property known as land on the north side of Thelwall Lane, Warrington	29th April, 1991 to 29th April 2021

C West Bromwich

Novelis UK Ltd	N/A	Leasehold premises at Golds Hill, Hill Top, West Bromwich, Shropshire as demised by a lease dated 14 December 1973 made between Murphy Brothers Ltd and High Star Limited more commonly known as Unit 1D Hilltop Industrial Estate	1st November 1973 to 1 November 2008

D Bilston

Novelis UK Ltd	N/A	Leasehold premises at Unit 13, Imex Business Centre, Dudley Road, Bilston	8th December 2005 to 8th December 2008

E. Bridgenorth

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Legal Owner	Title No.	Description	Term
Novelis UK Ltd	SL66977	Freehold land on the south side of the Bridgenorth bypass	N/A
PART 2

CHARGED SHARES

		Name of
	Name of	nominee (if any)
	Charged	by whom shares	Class of shares	Number of
Chargor	Company	are held	held	shares held

Novelis Europe Holdings Limited	Novelis UK Ltd		Ordinary	70,976,500

Novelis UK Ltd	Novelis Automotive UK Ltd		Ordinary	20,000
PART 3
SPECIFIC PLANT AND MACHINERY

Chargor	Description
PART 4
SECURITY CONTRACTS
A. Primary Contracts

Chargor	Description
Novelis UK Ltd	Intercompany term promissory note issued to Novelis Deutschland GmbH

Novelis UK Ltd	Intercompany term promissory note issued to Novelis Luxembourg Participations SA

Novelis UK Ltd	Cash management agreement dated 1 February 2007 between, inter alios, Novelis AG and Novelis UK Ltd

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Novelis Europe Holdings Limited	Cash management agreement dated 1 February 2007 between, inter alios, Novelis AG and Novelis Europe Holdings Limited

Novelis UK Ltd	ACMS agreement dated 15 January 2007 between, inter alios, Commerzbank AG, Novelis AG and Novelis UK Ltd

B. Secondary Contracts
PART 5
SPECIFIC INTELLECTUAL PROPERTY

	Owner
	Named on		Registration			Expiry
Trademark	Register	Class	No	CTM	Filing Date	Date
ALI CAN & DEVICE	Alcan Aluminium UK Limited	16, 39, 40, 41	2215385	X	26 Nov 1999	26 Nov 2009

ALI-CAN & DEVICE (Series of 3)	Alcan Aluminium UK Limited	39	1521958	X	22 Dec 1992	22 Dec 2009

ALLIGATOR DEVICE	Alcan Aluminium UK Limited	39	1551249	X	20 Oct 1993	20 Oct 2010

THINKCANS & DEVICE	Novelis UK Ltd (Latchford)	35	2392058	X	16 May 2005	16 May 2015
PART 6
SECURITY ACCOUNTS

Account Bank	Security Account number(s)	Security Account name
HSBC Bank plc	51050176 (Bridgnorth — GBP)	Novelis UK Ltd
City of London Corporate Office

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Account Bank	Security Account number(s)	Security Account name
Canary Wharf
London
E14 5HQ
Sort Code: 40-02-50

Novelis UK Ltd
51269313 (Rogerstone — GBP)

Novelis Europe

	1272284	Holdings Limited

HSBC Bank plc	36650238 (Bridgnorth — CAD)	Novelis UK Ltd.
City of London Corporate	59081939 (Rogerstone — CAD)
Office	57166067 (Bridgnorth EUR)
Canary Wharf	59081947 (Rogerstone EUR)
London	57478406 (Bridgnorth CHF)
El4 5HQ	67178848 (Rogerstone CHF)
Sort Code: 40-05-15	57478371 (Bridgnorth SEK)
59081971 (Rogerstone SEK)
59081963 (Rogerstone DKK)
36658094 (Bridgnorth USD)
59081955 (Rogerstone USD)

Novelis Europe

	59241725 (EUR)	Holdings Limited
59241733 (USD)

Commerzbank AG,		Novelis UK Ltd.
London Branch
60 Gracechurch Street	30119391 (Rogerstone EUR)
London EC3V 0HR	30119392 (Bridgnorth EUR)
Sort Code: 40-62-01

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SCHEDULE 2
FORMS OF LETTER FOR SECURITY ACCOUNTS
PART 1
NOTICE TO ACCOUNT BANK

To:	[Account Bank]
Copy: [Collateral Agent]
[Date]
Dear Sirs,
Security agreement dated [     ] between [     ] and others and [     ] (the Security Agreement)
This letter constitutes notice to you that under the Security Agreement [Chargor] (the Chargor) has charged (by way of a fixed charge) in favour of [•] as agent and trustee for the Secured Parties referred to in the Security Agreement (the Collateral Agent) as first priority chargee all of its rights in respect of any amount standing to the credit of any account maintained by it with you at any of your branches (the Security Accounts) and the debts represented by the Security Accounts.
We irrevocably instruct and authorise you to:
(a)	disclose to the Collateral Agent any information relating to any Security Account requested from you by the Collateral Agent;

(b)	comply with the terms of any written notice or instruction relating to any Security Account received by you from the Collateral Agent;

(c)	hold all sums standing to the credit of any Security Account to the order of the Collateral Agent;

(d)	pay or release any sum standing to the credit of any Security Account in accordance with the written instructions of the Collateral Agent issued from time to time; and

(e)	pay all sums received by you for the account of the Chargor to the credit of each Security Account of the Chargor with you.
We are not permitted to withdraw any amount from any Security Account without the prior written consent of the Collateral Agent.
We acknowledge that you may comply with the instructions in this letter without any further permission from us or any Chargor and without any enquiry by you as to the justification for or validity of any request, notice or instruction.
The instructions in this letter may not be revoked or amended without the prior written consent of the Collateral Agent.
This letter is governed by English law.

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Please send to the Collateral Agent at [•] with a copy to ourselves the attached acknowledgement confirming your agreement to the above and giving the further undertakings set out in the acknowledgement.
Yours faithfully,

(Authorised signatory)
For [Chargor]

49

PART 2
ACKNOWLEDGEMENT OF ACCOUNT BANK

To:	[Collateral Agent]
Copy: [Novelis Europe Holdings Limited]
[Date]
Dear Sirs,
Security agreement dated [      ] between [      ] and others and [      ] (the Security Agreement)
We confirm receipt from [Chargor] (the Chargor) of a notice dated [•] of a charge upon the terms of the Security Agreement over all the rights of the Chargor to any amount standing to the credit of any of its accounts with us at any of our branches (the Security Accounts).
We confirm that we:
(a)	accept the instructions contained in the notice and agree to comply with the notice;

(b)	have not received notice of any outstanding interest of any third party in any Security Account;

(c)	hereby irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off or deduction from the Security Accounts or invoke any right of retention in relation to the Security Accounts, other than in relation to our customary agreed charges or fees payable in connection with the operation or maintenance of the Security Accounts in the ordinary course of business;

(d)	will disclose to you any information relating to any Security Account requested from us by you;

(e)	will comply with the terms of any written notice or instruction relating to any Security Account received by us from you;

(f)	will hold all sums standing to the credit of any Security Account to your order unless otherwise required by law;

(g)	will pay or release any sum standing to the credit of any Security Account in accordance with your written instructions issued from time to time unless otherwise required by law; and

(h)	will not permit any amount to be withdrawn from any Security Account without your prior written consent or unless otherwise required by law; and

(i)	will pay all sums received by us for the account of the Chargor to a Security Account of the Chargor with us unless otherwise required by law or instructed by you.

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Nothing contained in any of our arrangements with you shall commit us to providing any facilities or making advances available to the Chargor.
This letter is governed by English law.
Yours faithfully,

(Authorised signatory) [Account Bank]

51

PART 3
LETTER FOR OPERATION OF SECURITY ACCOUNTS

To:	[Account Bank]
[DATE]
Dear Sirs,
Security agreement dated [      ] between [      ] and others and [      ] (the Security Agreement)
We refer to:
1.	the Security Agreement;

2.	the notice to you dated [•] from [Chargor] concerning the accounts referred to in that notice (the Security Accounts); and

3.	the acknowledgement dated [•] issued by you to in response to the notice (the “Acknowledgement”).
In this letter, Security Account means, in relation to [specify Chargor], account number [•], sort code [•] or account number [•], sort code [•] and, in relation to [specify Chargor], account number [•], sort code [•] or account number [•], sort code [•].
We confirm that we consent to the following transactions in relation to the Security Accounts:
(a)	you may make payments on the instructions of the Chargor and debit the amounts involved to any Security Account of the Chargor;

(b)	you may debit to any Security Account of the Chargor amounts due to you by that Chargor; and

(c)	in order to enable you to make available net overdraft, balance offset, netting or pooling facilities to the Chargor you may set-off debit balances on any Security Account against credit balances on any other Security Account with that Chargor if those Security Accounts are included in group netting arrangements operated by you for the Chargor.
We may by notice to you amend or withdraw these consents. If the consents referred above are withdrawn you will operate the Security Accounts in accordance with the terms of the Acknowledgement, save that you may immediately set-off debit balances and credit balances on the Security Accounts as and to the extent that the same relate to your customary agreed charges or fees payable in connection with the operation or maintenance of the Security Accounts in the ordinary course of business.
This letter is governed by English law.
Please acknowledge receipt of this letter by signing and returning to us the enclosed copy of this letter.
Yours faithfully,

52

(Authorised signatory) [Collateral Agent]

Receipt acknowledged

(Authorised signatory) [Account Bank]

[Date]

53

SCHEDULE 3
FORMS OF LETTER FOR INSURANCE POLICIES
PART 1
FORM OF NOTICE OF ASSIGNMENT
(for attachment by way of endorsement to the insurance policies)
To: [Insurer]
Copy: [Collateral Agent]
[Date]
Dear Sirs,
Security agreement dated [•] between [•] and others and [•] (the Security Agreement)
This letter constitutes notice to you that under the Security Agreement, [Chargor] (the Chargor) has assigned in favour of [•] as agent and trustee for the Secured Parties referred to in the Security Agreement (the Collateral Agent) as first priority assignee all amounts payable to it under or in connection with any contract of insurance of whatever nature taken out with you by or on behalf of it or under which it has a right to claim (each an Insurance) and all of its rights in connection with those amounts.
A reference in this letter to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of a Loan Party to a third party.
We confirm that:
(a)	the Chargor will remain liable under [the] [each] Insurance to perform all the obligations assumed by it under [the] [that] Insurance; and

(b)	none of the Collateral Agent, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of [the] [any] Insurance.
The Chargor will also remain entitled to exercise all of its rights under [the] [each] Insurance and you should continue to give notices under [the] [each] Insurance to the Chargor, unless and until you receive notice from the Collateral Agent to the contrary. In this event, unless the Collateral Agent otherwise agrees in writing:
(a)	all amounts payable to the Chargor under [the] [each] Insurance must be paid to the Collateral Agent; and

(b)	any rights of the Chargor in connection with those amounts will be exercisable by, and notices must be given to, the Collateral Agent or as it directs.
Please note that the Chargor has agreed that it will not amend or waive any term of or terminate [any of] the Insurance[s] without the prior consent of the Collateral Agent.

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The instructions in this letter may not be revoked or amended without the prior written consent of the Collateral Agent.
Please note on the relevant contracts the Collateral Agent’s interest as loss payee and the Collateral Agent’s interest as first priority assignee of those amounts and rights and send to the Collateral Agent at [•] with a copy to ourselves the attached acknowledgement confirming your agreement to the above and giving the further undertakings set out in the acknowledgement.
We acknowledge that you may comply with the instructions in this letter without any further permission from us and without any enquiry by you as to the justification for or validity of any request, notice or instruction.
This letter is governed by English law.
Yours faithfully,

For [Chargor]

55

PART 2
FORM OF LETTER OF UNDERTAKING
To: [Collateral Agent]
Copy: [Chargor]
[Date]
Dear Sirs,
Security agreement dated [•] between [•] and others and [•] (the Security Agreement)
We confirm receipt from [•] on behalf of [Chargor] (the Chargor) of a notice dated [•] of an assignment by the Chargor upon the terms of the Security Agreement of all amounts payable to it under or in connection with any contract of insurance of whatever nature taken out with us by or on behalf of it or under which it has a right to claim and all of its rights in connection with those amounts.
A reference in this letter to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of a Loan Party to a third party.
In consideration of your agreeing to the Chargor continuing their insurance arrangements with us we:
1.	accept the instructions contained in the notice and agree to comply with the notice;

2.	confirm that we have not received notice of the interest of any third party in those amounts and rights;

3.	undertake to note on the relevant contracts your interest as loss payee and as first priority assignee of those amounts and rights;

4.	undertake to disclose to you without any reference to or further authority from the Chargor any information relating to those contracts which you may at any time request;

5.	undertake to notify you of any breach by the Chargor of any of those contracts and to allow you or any of the other Secured Parties (as defined in the Security Agreement) to remedy that breach; and

6.	undertake not to amend or waive any term of or terminate any of those contracts on request by the Chargor without your prior written consent.
This letter is governed by English law.
Yours faithfully,

for [Insurer]

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SCHEDULE 4
FORMS OF LETTER FOR PRIMARY CONTRACTS
PART 1
NOTICE TO COUNTERPARTY
To:     [Counterparty]
Copy: [Collateral Agent]
[Date]
Dear Sirs,
Security agreement dated [•] between [•] and others and [•] (the Security Agreement)
This letter constitutes notice to you that under the Security Agreement, [Chargor] (the Chargor) has assigned in favour of [•] as agent and trustee for the Secured Parties referred to in the Security Agreement (the Collateral Agent) as first priority assignee all of its rights in respect of [insert details of Primary Contract(s)] (the Primary Contract[s]).
We confirm that:
(a)	the Chargor will remain liable under [the] [each] Primary Contract to perform all the obligations assumed by it under [the] [that] Primary Contract; and
(b)	none of the Collateral Agent, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of [the] [any] Primary Contract.
The Chargor will also remain entitled to exercise all of its rights under [the] [each] Primary Contract and you should continue to give notice under [the] [each] Primary Contract to the relevant Chargor, unless and until you receive notice from the Collateral Agent to the contrary. In this event, all of its rights will be exercisable by, and notices must be given to, the Collateral Agent or as it directs.
Please note that the Chargors has agreed that it will not [amend or waive any term of or] terminate [any of] the Primary Contract[s] without the prior consent of the Collateral Agent.
The instructions in this letter may not be revoked or amended without the prior written consent of the Collateral Agent.
Please send to the Collateral Agent at [•] with a copy to ourselves the attached acknowledgement confirming your agreement to the above and giving the further undertakings set out in the acknowledgement.
We acknowledge that you may comply with the instructions in this letter without any further permission from us and without any enquiry by you as to the justification for or validity of any request, notice or instruction.
This letter is governed by English law,

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Yours faithfully,

(Authorised signatory)

For [Chargor]

58

PART 2
ACKNOWLEDGEMENT OF COUNTERPARTY
To:     [Collateral Agent]
Copy: [Chargor]
[Date]
Dear Sirs,
Security agreement dated [•] between [•] and others and [•] (the Security Agreement)
We confirm receipt from [Chargor] (the Chargor) of a notice dated [•] of an assignment on the terms of the Security Agreement of all of the Chargor’s rights in respect of [insert details of the Primary Contract(s) (the Primary Contract[s]).
We confirm that we:
1.	accept the instructions contained in the notice and agree to comply with the notice;

2.	have not received notice of the interest of any third party in [any of] the Primary Contract[s];

3.	undertake to disclose to you without any reference to or further authority from the Chargor any information relating to [the][those] Primary Contract[s] which you may at any time request;

4.	[undertake to notify you of any breach by the Chargor of [the] [any of those] Primary Contract[s] and to allow you or any of the other Secured Parties (as defined in the Security Agreement) to remedy that breach;] and

5.	undertake not to amend or waive any term of or terminate [the] [any of those] Primary Contract[s] on request by the Chargor without your prior written consent.
This letter is governed by English law.

Yours faithfully,

(Authorised signatory)

[Counterparty]

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SCHEDULE 5
FORM OF DEED OF ACCESSION
THIS DEED is dated [
BETWEEN:
(1)	[•] (registered number [•]) with its registered office at [•] (the Additional Chargor);

(2)	[•] for itself and as agent for each of the Chargors under and as defined in the Security Agreement referred to below; and

(3)	[•] as agent and trustee for the Secured Parties under and as defined in the Security Agreement referred to below (the Collateral Agent).
BACKGROUND:
(A)	The Additional Chargor is a subsidiary of Novelis Inc.

(B)	The Chargors have entered into a guarantee and security agreement dated [•], 200[•] with the Collateral Agent (the Security Agreement).

(C)	The Additional Chargor has agreed to enter into this Deed and to become a Chargor under the Security Agreement and the Security Trust Deed.

(D)	The Additional Chargor will also, by execution of a separate instruments, become a party to the Intercreditor Agreement as a Loan Party and the Security Trust Deed as a Chargor (as defined in the Security Agreement).

(E)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.
IT IS AGREED as follows:
1.	Interpretation

Terms defined in the Security Agreement have the same meaning in this Deed unless given a different meaning in this Deed. This Deed is a Loan Document.
2.	Accession
(a)	With effect from the date of this Deed the Additional Chargor:
(i)	will become a party to the Security Agreement as a Chargor; and

(ii)	will be bound by all the terms of the Security Agreement which are expressed to be binding on a Chargor, including without limitation, the guarantee contained in Section 2 of the Security Agreement.
3.	Security

Without limiting the generality of the other provisions of this Deed and the Security Agreement, the Additional Chargor:

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(a)	charges by way of a first legal mortgage all estates or interests in any freehold or leasehold property owned by it (save for Excluded Real Property) and specified in Part 1 of the schedule to this Deed;

(b)	charges by way of a first legal mortgage all shares owned by it and specified in Part 2 of the schedule to this Deed;

(c)	charges by way of a fixed charge all plant, machinery, computers, office equipment or vehicles specified in Part 3 of the schedule to this Deed;

(d)	assigns absolutely, subject to a proviso for re-assignment on redemption, all of its rights in respect of the agreements specified in Part 4 of the schedule to this Deed;

(e)	charges by way of a fixed charge all of its rights in respect of any Intellectual Property specified in Part 5 of the schedule to this Deed; and

(f)	charges by way of a fixed charge all of its rights in respect of any amount standing to the credit of any Security Account specified in Part 6 of the schedule to this Deed.
4.	Miscellaneous

With effect from the date of this Deed:
(a)	the Security Agreement will be read and construed for all purposes, and the Additional Chargor will take all steps and actions (including serving any notices), as if the Additional Chargor had been an original party in the capacity of Chargor (but so that the security created on this accession will be created on the date of this Deed);

(b)	any reference in the Security Agreement to this Deed and similar phrases will include this Deed and all references in the Security Agreement to Schedule 1 (or any part of it) will include a reference to the schedule to this Deed (or relevant part of it); and

(c)	Novelis Europe Holdings Limited, for itself and as agent for each of the Chargors under the Security Agreement, agrees to all matters provided for in this Deed.
5.	Law

This Deed is governed by English law.

This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

61

SCHEDULE

PART	1
REAL PROPERTY
A. Original Property
Freehold/Leasehold Description
B. Excluded Real Property
Leasehold Description

PART	2
SHARES

Name of
company in	Name of nominee (if
which shares	any) by whom shares	Class of	Number of shares
are held	are held	shares held	held
[ ]	[ ]	[ ]	[ ]

PART	3
SPECIFIC PLANT AND MACHINERY
Description

PART	4
SECURITY CONTRACTS
     A. Primary Contracts
Description
[e.g. Hedging Documents]
[e.g. Acquisition Documents]
[e.g. Intercompany Loan Agreements]
     B. Secondary Contracts

PART	5
SPECIFIC INTELLECTUAL PROPERTY RIGHTS
Description

62

[PART	6
SECURITY ACCOUNTS
Account number Sort code]

63

SIGNATORIES (TO DEED OF ACCESSION)
The Additional Chargor

Executed as a deed by	)	Director

[ ]	)
acting by	)	Director/Secretary

and	)

Novelis Europe Holdings Limited

Executed as a deed by	)
[ ]	)	Director

(for itself and as agent for each)
of the Chargors party to)
the Security Agreement	)
referred to in this Deed))		Director/Secretary

acting by	)
The Collateral Agent
[                    ]
By:

64

SIGNATORIES

SIGNED as a Deed by	)	/s/ E. Faust	Director
NOVELIS UK LIMITED acting by	)
a director and a director/its secretary:	)
	)	P-11e	Secretary

SIGNED as a Deed by	)	/s/ E. Faust	Director
NOVELIS EUROPE HOLDINGS	)
LIMITED acting by a director and a	)
director/its secretary:	)	P-11e	Secretary

SIGNED as a deed by
LASALLE BUSINESS CREDIT, LLC
in its capacity as Collateral Agent
acting by authorised signatory:

Authorised Signatory

EXHIBIT M-4
Form of
SWISS SECURITY AGREEMENT
[See attached]
EXHIBIT M-4-1

SKADDEN ARPS
Execution Copy
NOVELIS AG
as Pledgor
and
LASALLE BUSINESS CREDIT, LLC
as Funding Agent, Collateral Agent and Original Pledgee 1
ABN AMRO BANK N.V.
as US/European Issuing Bank, Swingline Lender, Administrative Agent,
and Original Pledgee 2
UBS SECURITIES LLC
as Syndication Agent and Original Pledgee 3
ABN AMRO BANK N.V.,
acting through its Canadian branch,
as Canadian Issuing Bank, Canadian Administrative Agent, Canadian Funding Agent
and Original Pledgee 4
BANK OF AMERICA, N. A.
as one of the Documentation Agents and Original Pledgee 5
NATIONAL CITY BUSINESS CREDIT, INC.
as further Documentation Agent and Original Pledgee 6
CIT BUSINESS CREDIT CANADA INC.,
as further Documentation Agent and Original Pledgee 7
ABN AMRO INCORPORATED
as one of the Joint Lead Arrangers and Joint Bookmanagers and Original Pledgee 8
UBS SECURITIES LLC,
as further Joint Lead Arranger and Joint Bookmanager and Original Pledgee 9
and
other Parties
as Pledgees

FIRST RANKING ACCOUNT PLEDGE AGREEMENT
(VERPFÄNDUNG VON BANKKONTEN)

TABLE OF CONTENTS

		PAGE
1.	DEFINITIONS AND LANGUAGE	3
2.	CREATION OF PLEDGES	5
3.	SECURED OBLIGATIONS	6
4.	DISPOSALS OVER ACCOUNTS	6
5.	REALISATION OF THE PLEDGES	7
6.	WAIVER OF PLEDGORS’ DEFENCES AND OF SUBROGATION RIGHTS	9
7.	RELEASE OF THE PLEDGES	9
8.	DURATION AND INDEPENDENCE	10
9.	REPRESENTATIONS AND WARRANTIES	10
10.	UNDERTAKINGS OF THE PLEDGOR	11
11.	LIMITATION OF ENFORCEMENT	13
12.	ECONOMIC OWNERSHIP OF THE ACCOUNTS	13
13.	INTERCREDITOR AGREEMENT	14
14.	NOTICES	14
15.	WAIVER	15
16.	COUNTERPARTS	15
17.	GOVERNING LAW AND JURISDICTION	16
18.	LIABILITY AND INDEMNIFICATION	16
19.	AMENDMENTS	17
20.	ANNEXES, SCHEDULES	17
21.	SEVERABILITY	17
SCHEDULE 1 LIST OF LENDERS		18
SCHEDULE 2 LIST OF BANK ACCOUNTS OF PLEDGOR		1
SCHEDULE 3 NOTICE OF PLEDGE		1
SCHEDULE 4 FORM OF ACKNOWLEDGEMENT		3
ABL Loan: Account Pledge Agreement

This ACCOUNT PLEDGE AGREEMENT (the “Agreement”) is made on July 6, 2007
Among:
(1)	Novelis AG, a stock corporation organized under the laws of Switzerland, having its business address at Bellerivestrasse 36, 8034 Zurich, Switzerland (the “Pledgor”);

(2)	LaSalle Business Credit, LLC, a company organised under the laws of Delaware, having its business address at 135 South LaSalle Street, Suite 425, Chicago, IL 60603, USA (the “Original Pledgee 1”, and, in its capacity as collateral agent under the Credit Agreement (as defined below), the “Collateral Agent” as applicable);

(3)	ABN Amro Bank N.V., a company organised under the laws of the Netherlands, having its business address at Gustav Mahlerlaanl0, 1082 PP Amsterdam, The Netherlands (the “Original Pledgee 2”, and, in its capacity as administrative agent under the Credit Agreement (as defined below), the “Administrative Agent” as applicable);

(4)	UBS SECURITIES LLC, a company organized under the laws of Delaware, having its business address at 677 Washington Blvd, Stamford, CT 06901 (the “Original Pledgee 3”);

(5)	ABN Amro Bank N.V., acting through its Canadian branch, a company organized under the laws of the Netherlands, having its business address at 79 Wellington St. W., 15th Floor TD Waterhouse Tower, Toronto, Ontario, Canada M5K 1G8 (the “Original Pledgee 4”);

(6)	BANK OF AMERICA, N.A., a company organized under the laws of the United States of America, having its business address at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, U.S.A. (the “Original Pledgee 5”);

(7)	NATIONAL CITY BUSINESS CREDIT, INC., a company organized under the laws of Ohio, having its business address at 1965 East 6th Street, 4th Floor, Cleveland, Ohio, 44114 (the “Original Pledgee 6”);

(8)	CIT BUSINESS CREDIT CANADA INC., a company organized under the laws of Canada, having its business address at 207 Queens Quay West, Suite 700, Toronto, Ontario, Canada M5J 1A7 (the “Original Pledgee 7”);

(9)	ABN AMRO INCORPORATED, a company organized under the laws of New York, having its business address at 55 E 52nd Street, New York, NY 10055 (the “Original Pledgee 8”);
ABL Loan: Account Pledge Agreement

(10)	UBS SECURITIES LLC,, a company organized under the laws of Delaware, having its business address at 677 Washington Blvd, Stamford, CT 06901 (the “Original Pledgee 9”);

(12)	the institutions listed in Schedule 1 (List of Original Lenders) hereto in their capacity as lenders or other secured parties under or in connection with the Credit Agreement (as defined below), (together with the Original Pledgee 1, the Original Pledgee 2, the Original Pledgee 3, the Original Pledgee 4, the Original Pledgee 5, the Original Pledgee 6, the Original Pledgee 7, the Original Pledgee 8 and the Original Pledgee 9, the “Original Pledgees”); and

(13)	the Future Pledgees, as defined herein.
WHEREAS:
(A)	Pursuant to a credit agreement dated as of July 6, 2007 (the “Credit Agreement”) among the Borrowers (as defined below), AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, as Parent Guarantor (“Holdings” or “Parent Guarantor”), the other Guarantors party thereto, the Lenders party thereto, ABN AMRO BANK N.V., as U.S./European Issuing Bank, U.S. Swingline Lender and Administrative Agent, LASALLE BUSINESS CREDIT, LLC as Collateral Agent and Funding Agent, UBS SECURITIES LLC, as Syndication Agent, BANK OF AMERICA N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as Documentation Agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian Issuing Bank, Canadian Funding Agent and Canadian Administrative Agent, and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as Joint Lead Arrangers and Joint Bookmanagers, the Lenders have agreed to grant a revolving loan (the “Loan”) to the Borrowers.

(B)	It is one of the conditions for granting the Loan that the Pledgor enters into this Agreement.

(C)	The Pledgor has entered into an agreement on the abstract acknowledgement of indebtedness (Abstraktes Schuldanerkenntnis) with, inter alia, the Collateral Agent on or about the date hereof (the “Abstract Acknowledgement of Debt”).

(D)	It is one of the conditions for granting the Loan that the Pledgor enters into this Agreement.
ABL Loan: Account Pledge Agreement

(E)	The Pledgor has agreed to grant a first ranking pledge the Pledgees over its respective Accounts as security for the Pledgees’ respective claims in connection with the Credit Agreement and the Receivables Purchase Agreement.

(A)	The Pledgor has agreed to grant a second ranking pledge over its respective Accounts as security for the Pledgees’ respective claims against the Loan Parties under or in connection with the Credit Agreement.

(B)	Pursuant to a trust agreement between the Pledgor and Novelis Deutschland GmbH (the “Account Trustee”), the Pledgor is the beneficiary of some or all of the German accounts of the Account Trustee (the “Trust Agreement”).

1.	DEFINITIONS AND LANGUAGE

1.1	In this Agreement:
“Accounts” shall mean the German Accounts and the Trust Accounts.
“Account Bank” means, with regard to each Account, the bank specified as an account bank or trust account bank in Schedule 2 (List of German Bank Accounts).
“German Accounts” means the accounts specified in Schedule 2 (List of German Bank Accounts).
“Business Days” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York City, Frankfurt am Main and Zurich.
“Future Pledgee” means any entity which may become a pledgee hereunder by way of (i) transfer of the Pledges by operation of law following the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of any part of the Secured Obligations from any of the Original Pledgees or Future Pledgee to such future pledgee and/or (ii) accession to this Agreement pursuant to sub-clause 2.3 hereof as pledgee.
“Lenders” has the meaning given in the Credit Agreement.
“Pledgees” means the Original Pledgees and the Future Pledgees, and “Pledgee” means any of them.
“Pledges” means the pledges created pursuant to Clause 2.
ABL Loan: Account Pledge Agreement

“Secured Obligations” means (a) obligations of the Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, if allowed in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers and the other Loan Parties under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Loan Parties under the Credit Agreement and the other Loan Documents and (b) the due and punctual payment of all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party.
“Term Loan Collateral Agent Appointment Letter” shall mean a letter agreement whereby the Collateral Agent is appointed as collateral agent by Secured Parties that enter into hedging agreements.
“Trust Accounts” are the accounts of Novelis Deutschland GmbH that are subject to the Trust Agreement and which are also listed in Schedule 2.
“Trust Account Bank” means, with regard to each Trust Account, the bank specified as trust account bank in Schedule 2 (List of German Bank Accounts).
1.2	In this Agreement, references to a person include its successors and assigns, and references to a document are references to that document as amended, restated, novated and/or supplemented from time to time.

1.3	Capitalized terms not otherwise defined in this Agreement shall have the same meaning as given in the Credit Agreement.

1.4	Unless otherwise indicated, the definition of a term in the singular shall include the definition of such term in the plural and vice versa.

1.5	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of
ABL Loan: Account Pledge Agreement

this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.6	Any reference in this Agreement to a “Clause”, “sub-clause” or “Schedule” shall, subject to any contrary indication, be construed as a reference to a clause, a sub-clause or a schedule hereof.

2.	CREATION OF PLEDGES

2.1	The Pledgor hereby pledges to each of the Pledgees:

2.1.1	any present and future credit balances, including interest, standing from time to time to the credit of,

(A)	its Accounts;

(B)	any present and future replacement accounts, sub-accounts, re-designated accounts and renumbered accounts which are opened or will be opened in the future in replacement of, or in connection with, its Accounts; and

2.1.2	all other present and future rights to receive payments in connection with its Accounts, including claims for damages or unjust enrichment.

2.2	Each of the Original Pledgees hereby accepts the Pledges for itself.

2.3	The Collateral Agent accepts, as representative without power of attorney (Vertreter ohne Vertretungsmacht) the respective Pledges for and on behalf of each Future Pledgee. Each Future Pledgee will ratify and confirm the declarations and acts so made by the Collateral Agent on its behalf by accepting the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of the Secured Obligations (or part of them) from a Pledgee or by becoming party to any Loan Document or by executing a Term Loan Collateral Agent Appointment Letter. Upon such ratification (Genehmigung) such Future Pledgee becomes a party to this Agreement, it being understood that any future or conditional claim (zukünftiger oder bedingter Anspruch) of such Future Pledgee arising under the Credit Agreement shall be secured by the Pledges constituted hereunder.
ABL Loan: Account Pledge Agreement

2.4	All parties hereby confirm that the validity of the Pledges granted hereunder shall not be affected by the Collateral Agent acting as representative without power of attorney for each Future Pledgee.

2.5	The validity and effect of each of the Pledges shall be independent of the validity and the effect of the other Pledges created hereunder. The Pledges to each of the Pledgees shall be separate and individual pledges ranking pari passu with the other Pledges created hereunder.

2.6	The Pledges created hereunder shall rank ahead of any other security interest or third party right currently in existence or created in the future over any of the Accounts, including the Account Bank’s pledges.

2.7	Each of the Pledges is in addition, and without prejudice, to any other security the Pledgees may now or hereafter hold in respect of the Secured Obligations.

2.8	For the avoidance of doubt, the parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of all or part of the Secured Obligations by any Pledgee to a Future Pledgee.

3.	SECURED OBLIGATIONS

3.1	The security created hereunder secures the payment of (a) all Secured Obligations of the Borrowers and the other Loan Parties arising under or in connection with the Credit Agreement and the other Loan Documents and (b) the obligations under the Abstract Acknowledgement of Indebtedness.

4.	DISPOSALS OVER ACCOUNTS

4.1	In relation to the Account Banks, the Pledgor shall be authorized to dispose over (verfügen) its respective Accounts in the ordinary course of business. This authorization shall, in particular, include the right to withdraw and transfer funds from its respective Accounts. Each Account may only be closed with the prior written consent of the Collateral Agent, acting on behalf of the Pledgees. The Pledgees, acting through the Collateral Agent, shall be entitled to revoke the
ABL Loan: Account Pledge Agreement

authorization granted under this Clause 4 at any time after any of the events described in Clauses 5.1 or 5.4 has occurred.

4.2	Upon the occurrence of an Event of Default which is continuing, unremedied and unwaived, the Collateral Agent, on behalf of the Pledgees, shall irrevocably and at any and all times be entitled to (i) notify any Account Bank of the forthcoming enforcement of the Pledges and (ii) instruct each and every Account Bank that as of receipt of such notice it shall no longer allow any dispositions by the Pledgor over any amounts standing to the credit on the respective Account. The Collateral Agent shall notify the Pledgor accordingly.

5.	REALISATION OF THE PLEDGES

5.1	The Pledges shall become enforceable if an Event of Default is continuing, unremedied and unwaived, the requirements set forth in Section 1273 para. 2, 1204 et seq. of the German Civil Code with regard to the enforcement of any of the Pledges are met (Pfandreife) and the Collateral Agent, acting on behalf of the Pledgees, gives notice to the Pledgor that the Pledges in question are enforceable. After the Pledges have become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of these Pledges in any manner it sees fit.

5.2	The realization of the Pledges (or any part thereof) shall not require a prior court ruling or any other enforceable title (vollstreckbarer Titel). Section 1277 of the German Civil Code (Bürgerliches Gesetzbuch) is thus excluded.

5.3	The Collateral Agent, acting on behalf of the Pledgees, shall be entitled to realize the Pledges — either in whole or in part — in any legally permissible manner.

5.4	The Collateral Agent shall give the Pledgor at least 10 (ten) Business Days prior written notice of the intention to realize any of the Pledges (the “Realization Notice”). Such Realization Notice is not necessary if the observance of the notice period will have a materially adversely affect the security interests of the Pledgees. Such Realization Notice shall in particular not be required, if:

5.4.1	the Pledgor ceases to make payments to third parties generally within the meaning of Section 190 para. 1 no. 2 of the Swiss Debt Collection and Bankruptcy Act);
ABL Loan: Account Pledge Agreement

5.4.2	the Pledgor becomes over-indebted within the meaning of Section 725 para 2 of the Swiss Code of Obligations;

5.4.3	the Pledgor files an application for the institution of insolvency proceedings or similar proceedings over its assets;

5.4.4	any third party files an application for the institution of insolvency proceedings or similar proceedings over the assets of the Pledgor, provided such application is not unfounded; or

5.4.5	a preliminary insolvency administrator or an insolvency administrator or any similar kind of receiver, liquidator or administrator has been appointed over the assets of the Pledgor.

5.5	If the Collateral Agent, acting on behalf of the Pledgees, decides not to enforce the Pledges over all of the Accounts, it shall be entitled to determine, in its sole discretion, which of the Accounts shall be realized.

5.6	The Collateral Agent, acting on behalf of the Pledgees, may take all measures and enter into all agreements with the Account Banks or any third-party creditor which it considers necessary or expedient in connection with the realization of the balances on the Accounts, taking into account the legitimate interests of the Pledgor. In particular, the Collateral Agent may, on behalf of the Pledgor, declare the termination of time deposits or similar contractual arrangements made in respect of the Accounts.

5.7	For the purpose of realizing the balances on the Accounts, the Pledgor shall, upon the Collateral Agent’s request, acting on behalf of the Pledgees, promptly (unverzüglich) furnish the Collateral Agent with all documents of title and other relevant documents held by the Pledgor, and shall, at its own expense, forthwith render all assistance which is necessary or expedient in respect of the realization of the balances on the Accounts.

5.8	Following the realization of all or part of the Pledges, the net proceeds (net proceeds shall mean proceeds less any taxes and costs) shall be used to satisfy the Secured Obligations.
ABL Loan: Account Pledge Agreement

6.	WAIVER OF PLEDGORS’ DEFENCES AND OF SUBROGATION RIGHTS

6.1	The Pledgor hereby waives all defenses against enforcement that may be raised on the basis of potential avoidance (Anfechtbarkeit) and set-off pursuant to Sections 1211,770 of the German Civil Code. This waiver shall not apply to a set-off with counterclaims that are (i) uncontested (unbestritten) or (ii) based on a binding non- appealable court decision (rechtskräftig festgestellt).

6.2	If the Pledges are enforced, or if the Pledgor has discharged any of the Secured Obligations (or any part of them), Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor — Forderungsübergang auf den Verpfander) shall not apply, and no rights of the Pledgees shall pass to the Pledgor by subrogation or otherwise. Further, the Pledgor shall not at any time before, on or after an enforcement of the Pledges and as a result of the Pledgor entering into this Agreement, be entitled to demand indemnification or compensation from any Borrower, any Guarantor or any of its affiliates or to assign any of these claims.

7.	RELEASE OF THE PLEDGES

7.1	Upon full and final satisfaction of all Secured Obligations, the Collateral Agent, acting on behalf of the Pledgees, shall at the cost and expense of the Pledgor confirm to the Pledgor in writing the release of the Pledges, do everything necessary to effect that release, and surrender the surplus proceeds, if any, resulting from any realization of the Pledges to the Pledgor. This shall not apply to the extent that the Pledgees have to surrender the Accounts or such proceeds to a third party who is entitled to the Accounts or to such proceeds. For the avoidance of doubt, the Parties are aware that, upon the complete and final satisfaction of all Secured Obligations, the Pledges will expire and cease to exist due to their accessory nature (Akzessorietät) by operation of German law.

7.2	At any time when the total value of the aggregate security granted by the Pledgor to secure the Secured Obligations (the “Security”) which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert) exceeds 110% of the Secured Obligations (the “Limit”) not only temporarily, the Pledgees shall on demand of the Pledgor release such part of the Security (Sicherheitenfreigabe) as the Pledgees may in their reasonable discretion determine so as to reduce the realisable value of the Security to the Limit.
ABL Loan: Account Pledge Agreement

8.	DURATION AND INDEPENDENCE

8.1	Without prejudice to Clause 8.2, in no event shall the Pledges expire before and unless all Secured Obligations have been fully and finally discharged and there is no amount outstanding under the Secured Obligations, whether for principal, interest, fees, discounts or other costs, expenses, charges or otherwise.

8.2	The Pledges shall provide a continuing security and, to the largest extent possible under applicable law, no change or amendment whatsoever in and to the Secured Obligations and to any document relating to the Secured Obligations shall affect the validity of this Agreement nor shall it limit the obligations which are imposed on the Pledgor hereunder.

8.3	This Agreement is in addition to, and independent of, any other security or guarantee the Pledgees may now or hereafter hold in respect of the Secured Obligations. None of such security or guarantee shall prejudice, or shall be prejudiced by, the Pledges in any way.

9.	REPRESENTATIONS AND WARRANTIES
The Pledgor represents and warrants (sichert zu) to each of the Pledgees by way of an independent guarantee (selbständiges Garantieversprechen) that, at the date hereof:
9.1	it is the unrestricted legal and economic owner of its respective German Accounts and is the unrestricted beneficial owner of the Trust Accounts;

9.2	except for the foreign accounts listed in Exhibit 1 to Schedule 2, it does not own any other accounts in or outside the Federal Republic of Germany other than its respective German Accounts and is not the beneficial owner of any other accounts in or outside the Federal Republic of Germany other than its respective Trust Accounts;

9.3	the information provided in this Agreement relating to its respective Accounts is accurate and complete in all material respects;

9.4	its respective Accounts are free from any liens, rights of retention (Zurückbehaltungsrechte), other encumbrances and other third party rights (except the rights of Novelis Deutschland GmbH as owner of the Trust Accounts);
ABL Loan: Account Pledge Agreement

9.5	the Pledges granted to the Original Pledgees will have (upon effectiveness of this Agreement but subject to receipt of the executed schedule confirmation by the Account Banks) first-ranking priority and will rank ahead of any current or future third party security interest over the Accounts;

9.6	the Pledges constituted hereunder are valid and enforceable without enforceable judgment or other instrument (vollstreckbarer Titel) subject to any qualification in the legal opinion to be issued by the law firm of Noerr Stiefenhofer Lutz in relation hereto; and

9.7	it has not ceased payments within the meaning of Section 190 para. 1 no. 2 of the Swiss Debt Collection and Bankruptcy Act, nor is it over-indebted within the meaning of Section 725 para. no. 2 of the Swiss Code of obligations or in terms of the Swiss generally accepted accounting principles (Grundsätze ordnungsmäßliger Buchführung, nor it is unable, or has admitted inability, to pay its debts as they fall due and is not deemed to, or declared to be, unable to pay its debts.

10.	UNDERTAKINGS OF THE PLEDGOR
The Pledgor undertakes:
10.1	to notify promptly (unverzüglich), substantially in the form set out in Schedule 3 (Notice of Pledge), its Account Banks of the creation of the Pledges, and to obtain from each such Account Bank to confirm vis-à-vis the Original Pledgee the receipt of the notice;

10.2	to ensure that its Account Banks release the Accounts from any charges (pledges, rights of retention, rights of set-off, etc.), including charges created pursuant to the respective Account Bank’s standard terms and conditions (Allgemeine Geschäftsbedingungen), or subordinate such rights, by the Account Bank signing a confirmation substantially in the form set out in Schedule 4 (Form of Acknowledgement). It is understood among the Parties that a failure by an Account Bank to submit such confirmation to the Original Pledgee does not affect the validity or enforceability of the Pledges;

10.3	upon the occurrence of an Event of Default which is continuing, the Pledgor shall upon the request of the Collateral Agent, acting on behalf of the Pledgees, deliver to the Collateral Agent information on the current status of the Accounts;
ABL Loan: Account Pledge Agreement

10.4	to provide (and to instruct the Account Banks to provide) the Collateral Agent, on behalf of the Pledgees, with all information, evidence and documentation which the Collateral Agent, acting on behalf of the Pledgees, may reasonably request in connection with the administration and realization of the Accounts. After any of the events described in Clauses 5.1 or 5.4 has occurred, (i) the Collateral Agent, acting on behalf of the Pledgees, is hereby authorized to obtain all information and documents (including bank account extracts and other information on the current status of the Accounts) directly from the Account Banks in its own name and at the Pledgor’s costs, and (ii) the Pledgees and their designees are permitted to inspect, audit and make copies of, and extracts from, all records and all other papers in the possession of the Pledgor which pertain to the Accounts;

10.5	at the request of the Collateral Agent, acting on behalf of the Pledgees, to promptly (unverzüglich) grant to the Collateral Agent, on behalf of the Pledgees, pledges (substantially in the form of this Agreement) over any new accounts governed by German law;

10.6	not to close or to terminate the Accounts unless any remaining balance in the Account to be closed is transferred to another pledged Account prior to closure and the Collateral Agent is notified thereof;

10.7	not to transfer any of the Accounts to another bank or relocate any of the Accounts to another branch of the Account Bank unless such transfer does not affect the Pledges;

10.8	to obtain the Collateral Agent’s written consent prior to the establishment of a new account, including any sub-account, re-designated account or re-numbered account pursuant to Clause 2.1.1(B) above. Upon the Pledgees’ request, the Pledgor shall give all declarations and render all reasonable assistance which is necessary in order to perfect the Pledgees’ pledge over the so established account;

10.9	not to create or permit to subsist any encumbrance, except for any Permitted Lien, over any of the Accounts, or knowingly do or permit to be done, anything which is likely to be expected to jeopardize or otherwise prejudice the existence, validity or ranking of the Pledges;

10.10	to inform the Collateral Agent, on behalf of the Pledgees, promptly (unverzüglich) upon gaining knowledge of any attachments (Pfändungen) of third parties that relate to the Accounts or any other third-party measures, except for the creation of
ABL Loan: Account Pledge Agreement

a Permitted Lien, which impair or jeopardize the Pledges. In the event of any such attachment, the Pledgor shall provide the Collateral Agent with a copy of the attachment and/or transfer order (Pfändungs- und/oder Überweisungsbeschluss) and any other documents which the Collateral Agent, on behalf of the Pledgees, requests that are necessary or expedient for a defense against such attachment. In addition, the Pledgor shall inform the third party promptly (unverzüglich) in writing of the Pledges and render, at its own expense, to the Collateral Agent, acting on behalf of the Pledgees, all assistance required or expedient to protect its Pledges; and

10.11	The Pledgor shall, at its own expense, execute and do all such assurances, acts and things as the Collateral Agent, acting on behalf of the Pledgees, may reasonably require
10.11.1.1	for perfecting or protecting the security under this Agreement; and

10.11.1.2	in the case of the enforcement of security, to facilitate the realization of all or any part of the collateral which is subject to this Agreement and the exercise of all powers, authorities and discretions vested in the Pledgees.
11.	LIMITATION OF ENFORCEMENT

11.1	If and to the extent (i) the obligations of the Pledgor under this Agreement are for the exclusive benefit of the Affiliates of the Pledgor (except for the (direct or indirect) Subsidiaries of the Pledgor) and (ii) that complying with such obligations would constitute a repayment of capital (“Kapitalrückzahlung”) or the payment of a (constructive) dividend (“Dividendenausschüttung”), then the limitations set forth in Section 7.12 (Swiss Guarantors) of the Credit Agreement shall apply to any enforcement of the Pledges and to the proceeds of such enforcement.

12.	ECONOMIC OWNERSHIP OF THE ACCOUNTS
The Pledgor hereby declares pursuant to Section 8 of the German Money Laundering Act (Geldwäschegesetz) that (i) it is the economic owner (wirtschqftlicher Berechtigter) of its German Accounts and that it did not, and still does not, act for the account of third parties in connection with the establishment and the maintenance of the German Accounts, and that (ii) it is the economic owner (wirtschaftlicher Berechtigter) of the Trust Accounts owned by Novelis Deutschland GmbH.
ABL Loan: Account Pledge Agreement

13.	INTERCREDITOR AGREEMENT
Notwithstanding anything herein to the contrary, the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the intercreditor agreement, dated as of July 6, 2007 (the “Intercreditor Agreement”), among Novelis Inc., a corporation formed under the Canada Business Corporations Act, Novelis Corporation, a Texas corporation, Novelis PAE Corporation, a Delaware corporation, Novelis Finances USA LLC, a Delaware limited liability company, Novelis South America Holdings LLC, a Delaware limited liability company, Aluminum Upstream Holdings LLC, a Delaware limited liability company, Novelis UK Limited, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and Novelis AG, a stock corporation (AG) organized under the laws of Switzerland, AV Aluminum Inc., a corporation formed under the Canada Business Corporations Act, the subsidiaries of Holdings from time to time party thereto, ABN Amro Bank N.V., as Revolving Credit Administrative Agent for the Revolving Credit Lenders (as defined in the Intercreditor Agreement), ABN Amro Bank N.V., acting through its Canadian branch, as Revolving Credit Canadian Administrative Agent and as Revolving Credit Canadian Funding Agent, LaSalle Business Credit, LLC, as Revolving Credit Collateral Agent and as Revolving Credit Funding Agent and UBS AG, Stamford Branch as Term Loan Administrative Agent and as Term Loan Collateral Agent and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall govern and control.
14.	NOTICES

14.1	Any notice or other communication in connection with this Agreement shall be in writing and shall be delivered personally, sent by registered mail or sent by fax (with confirmation copy by registered mail) to the following addresses:

14.1.1	If to the Pledgees and Collateral Agent:

Address:	LaSalle Business Credit, LLC, as Collateral Agent 135 South LaSalle Street, Suite 425 Chicago, IL 60603, USA

Attention:	Account Officer
Fax:	+1.312.904-6450
ABL Loan: Account Pledge Agreement

with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive, Suite 2100 Chicago, IL 60606, USA Attention: Seth E. Jacobson Telecopier No.: (312) 407-8511 Phone No.: (312) 407-0889
14.1.2	If to Pledgor:

Address:	Novelis AG Bellerivestrasse 36,8034 Zurich, Switzerland
Attention:	Management

Fax:	+41 44 386 2151
or to such other address as the recipient may notify or may have notified to the other party in writing.

14.2	Any notice or other communication under this Agreement shall be in English or in German. If in German, such notice or communication shall be accompanied by a translation into English.

15.	WAIVER

15.1	No failure to exercise or any delay in exercising any right or remedy hereunder by the Pledgees shall operate as a waiver hereunder. Nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy.

15.2	Any rights of the Pledgees pursuant to this Agreement, including the rights under this Clause, may be waived only in writing.

16.	COUNTERPARTS

16.1	This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this
ABL Loan: Account Pledge Agreement

Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

17.	GOVERNING LAW AND JURISDICTION

17.1	This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

17.2	For any disputes arising out of or in connection with this Agreement the courts in Frankfurt am Main, Federal Republic of Germany shall have exclusive jurisdiction. The Pledgees, however, shall also be entitled to take legal action against the Pledgor before any other court having jurisdiction over the Pledgor or any of the Pledgor’s assets.

18.	LIABILITY AND INDEMNIFICATION

18.1	Without extending the Collateral Agent’s liability as set forth in Section 10.09 of the Credit Agreement, neither of the Pledgees nor the Collateral Agent shall be liable for any loss or damage suffered by the Pledgor except for such loss or damage which is incurred as a result of the willful misconduct or gross negligence of a Pledgee or the Collateral Agent.

18.2	The Pledgor shall indemnify the Pledgees and the Collateral Agent and any person appointed by either the Pledgees or the Collateral Agent under this Agreement against any losses, actions, claims, expenses, demands and liabilities which are incurred by or made against the Pledgees and/ or the Collateral Agent for any action or omission in the exercise of the powers contained herein other than to the extent that such losses, actions, claims, expenses, demands and liabilities are incurred by or made against the Pledgees and/ or the Collateral Agent as a result of the gross negligence (grobe Fahrlässigkeit) or willful misconduct (Vorsatz) of the Pledgees and/ or the Collateral Agent, as the case may be.
ABL Loan: Account Pledge Agreement

19.	AMENDMENTS
Any amendment to, or modification of, this Agreement, including this Clause, shall be effective only if made in writing, unless mandatory law provides for more stringent formal requirements.
20.	ANNEXES, SCHEDULES
All Schedules to this Agreement shall form an integral part hereof.
21.	SEVERABILITY

21.1	Should any provision of this Agreement be or become invalid or unenforceable, or should this Agreement be accidentally incomplete or become incomplete, this shall not affect the validity or enforceability of the remaining provisions hereof. In lieu of the invalid or unenforceable provision or in order to remedy any incompleteness, a provision shall apply which comes as close as possible to that which the Parties had intended or would have intended if they had considered the matter. In the event that any Pledge granted under this Agreement shall be impaired or be or become invalid or unenforceable this shall not affect the validity or enforceability of any other Pledge granted under this Agreement.

21.2	To the extent that the Pledges have not been properly created or, where applicable, their nominal denominations have not been made in Euro, the Pledgor undertakes that it will without promptly (unverzüglich) cure any legal defects, make all necessary acts, and (in the event that these legal defects render this Agreement invalid or otherwise affect the perfection and enforceability of the security interest created thereby) re-execute this Agreement.
ABL Loan: Account Pledge Agreement

Schedule 1
List of Lenders and other Secured Parties
ABN AMRO Bank N.V., with address at 4400 Post Oak Parkway, suit 1500, Houston, TX 77027 USA
ABN AMRO Bank N.V., with address at 15th Floor, TD Waterhouse Tower, 79 Wellington St. W, P.O. Box 114 T-D Centre, Toronto, Ontario Canada, M5K 1G8
LaSalle Bank National Association, a US company with business address at 135 South LaSalle Street, Chicago, Illinois, USA
General Electric Capital Corporation, a company set up under the laws of Delaware, USA, with address at 201 Merritt 7, Norwalk, CT 06851, USA
Bank of America, N.A., a company set up under the laws of the USA, with address at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, USA
National City Business Credit, Inc., a company set up under the laws of Ohio, USA, with business address at 1965 East 6th Street, 4th Floor, Cleveland, OH 4114, USA
Wachovia Bank N.A., a company set up under the laws of New York, USA, with business address at 301 S College Street, Charlotte, NC 28202-6000, USA
Lloyds TSB Commercial Finance Limited, a company set up under the laws of England and Wales, with address at Boston House, The Little Green, Richmond, Surrey, TW9 1QE, United Kingdom
Royal Bank of Canada, a company set up under the laws of Canada, with address at 71 Queen Victoria Street, London, EC4V 4DE, United Kingdom
Wells Fargo Foothill, LLC, a company set up under the laws of Delaware, USA, with address at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, CA, 404, USA
State of California Public Employees’ Retirement System, a company set up under the laws of the USA, with address at 400 Q Street, Room E4800, Sacramento, CA 95814, USA
CIT Business Credit Canada Inc., a company set up under the laws of Canada, with address at 207 Queens Quay West, Suite 700, Toronto, Ontario M5J 1AQ7, Canada
The CIT Group/Business Credit, Inc., a company set up under the laws of Delaware, USA, with address at 11 West 42nd Street, 13th Floor, New York, NY 10036, USA
Natixis, a company set up under the laws the USA, with address at 1251 Avenue of the Americas, 34th Floor, New York, NY 10020, USA
ABL Loan: Account Pledge Agreement

RBS Business Capital, a division of RBS Asset Finance, Inc., a company set up under the laws the USA, with address at 101 Park Avenue, 11th Floor, New York, NY 10178, USA
Siemens Financial Services, Inc., a company set up under the laws the USA, with address at 170 Wood Avenue South, Iselin, New Jersey 08830, USA
PNC Bank, National Association, a company set up under the laws of the USA, with address at One S. Wacker Drive, Suite 2980, Chicago, IL 60606, USA
Allied Irish Banks, p.l.c., a company set up under the laws of the Republic of Ireland, with address at 601 South Figueroa Street, Suite 4650, Los Angeles, CA 90017, USA
Citicorp North America, Inc., a company set up under the laws of Delaware, USA, with address at 2 Penns Way, Suite 110, New Castle, Delaware 19720, USA
HSBC Business Credit (USA) Inc., a company set up under the laws of the USA, with address at 1 West 39th Street, Floor 5, New York, New York 10010, USA
UPS Capital Corporation, a company set up under the laws of the USA, with address at 35 Glenlake Parkway, NE, Atlanta, GA 30328, USA
Commerzbank AG, New York and Grand Cayman Branches, a company set up under the laws of the USA, with address at Two World Financial Center, New York, New York, USA
Bayerische Landesbank, New York Branch, a company set up under the laws of the USA, with address at 560 Lexington Avenue, New York, New York 10022, USA
UBS AG, Stamford Branch, a company set up under the laws of Switzerland, with address at 677 Washington Boulevard, Stamford, Connecticut 06901, USA
ABL Loan: Account Pledge Agreement

SCHEDULE 2
LIST OF BANK ACCOUNTS OF PLEDGOR
List of German Bank Accounts — Novelis AG

TYPE OF
ACCOUNT	JURISDICTION	BANK	ACCOUNT NUMBERS	CCY
Treasury A/C	Germany	Commerzbank Berlin	DE90100400000205990500	CHF
Treasury A/C	Germany	Commerzbank Berlin	DE90100400000205990500	EUR
Treasury A/C	Germany	Commerzbank Berlin	DE90100400000205990500	DKK
Treasury A/C	Germany	Commerzbank Berlin	DE90100400000205990500	SEK
Treasury A/C	Germany	Commerzbank Berlin	DE90100400000205990500	NOK
Treasury A/C	Germany	Commerzbank Berlin	DE90100400000205990500	GBP
Treasury A/C	Germany	Commerzbank Berlin	DE90100400000205990500	USD
Treasury A/C	Germany	Commerzbank Berlin	DE90100400000205990500	AUD
Treasury A/C	Germany	Commerzbank Berlin	DE90100400000205990500	CAD
Treasury A/C	Germany	Commerzbank Berlin	DE631004000002059900501	CHF
Treasury A/C	Germany	Commerzbank Berlin	DE631004000002059900501	EUR
Treasury A/C	Germany	Commerzbank Berlin	DE631004000002059900501	DKK
Treasury A/C	Germany	Commerzbank Berlin	DE631004000002059900501	SEK
Treasury A/C	Germany	Commerzbank Berlin	DE631004000002059900501	GBP
Treasury A/C	Germany	Commerzbank Berlin	DE631004000002059900501	USD
List of Trust Accounts — Novelis AG

		Bank Sort	Account
Ort	Bank	Code (BLZ)	Nr.	Currency	Owner
Berlin	Commerzbank	100 400 00	205991300	EUR	Novelis Germany GmbH
Berlin	Commerzbank	100 400 00	205991300	CAD	Novelis Germany GmbH
Berlin	Commerzbank	100 400 00	205991300	CHF	Novelis Germany GmbH
Berlin	Commerzbank	100 400 00	205991300	DKK	Novelis Germany GmbH
Berlin	Commerzbank	100 400 00	205991300	GBP	Novelis Germany GmbH
Berlin	Commerzbank	100 400 00	205991300	SEK	Novelis Germany GmbH
Berlin	Commerzbank	100 400 00	205991300	USD	Novelis Germany GmbH
ABL Loan: Account Pledge Agreement

Exhibit 1 to Schedule 1 — List of other bank Accounts — Novelis AG

TYPE OF
ACCOUNT	JURISDICTION	BANK	ACCOUNT NUMBERS	CCY
Treasury A/C	Switzerland	Credit Suisse Zürich	0835 0492976 81 000	CHF
Treasury A/C	Switzerland	Credit Suisse Zürich	0835 0492976 81 001	CHF
Treasury A/C	Switzerland	Credit Suisse Zürich	0835 049297682-000	USD
Treasury A/C	Switzerland	Credit Suisse Zürich	0835 0492976 82 010	USD
Treasury A/C	Switzerland	Credit Suisse Zürich	0835 0492976 82 001	EUR
Treasury A/C	Switzerland	Credit Suisse Zürich	0835 0492976 82 009	EUR
Treasury A/C	Switzerland	Credit Suisse Zürich	0835 0492976 82 002	GBP
Treasury A/C	Switzerland	Credit Suisse Zürich	0835 0492976 82 011	GBP
ABL Loan: Account Pledge Agreement

SCHEDULE 3
NOTICE OF PLEDGE
[Letterhead of Pledgor]

From:	Novelis AG
Bellerivestrasse 36, 8034 Zurich, Switzerland

To:	[ ]
[ ] Germany

Date:	[ ]

Re:	Accounts Nos. [ ] (the “Accounts”)
We hereby give you the notice that by a pledge agreement dated July 6, 2007 (the “Account Pledge Agreement”) we have pledged in favor of LaSalle Business Credit, LLC (the “Collateral Agent”) and the other pledgees set out in the Account Pledge Agreement (together with the Collateral Agent, the “Secured Parties”) all present and future credit balances, including all interest payable, from time to time standing to the credit on each of the above Accounts (which shall include all sub-accounts, renewals, re-designation, replacements and extensions thereof). A copy of the Account Pledge Agreement is attached hereto.
Please note that we have waived all rights of confidentiality (Bankgeheimnis) in relation to all accounts held with you for the benefit of the Secured Parties. We hereby instruct you to provide the Collateral Agent with all information requested by it concerning the Accounts.
Until you receive notice to the contrary from the Collateral Agent, we may continue to operate the Account(s) and in particular may dispose of the amounts credited to the Account(s). Upon receipt of the aforesaid notice to the contrary, you as Account Bank, shall not permit any dispositions by us of amounts credited to the Account(s).
Please acknowledge receipt of this notice and your agreement to the terms hereof by signing the enclosed copy and returning the same to LaSalle Business Credit, LLC,, having its business address at 135 South LaSalle Street, Suite 425, Chicago, IL 60603, USA, fax number + 1-312-904-6450, to the attention of Account Officer, in its capacity as Collateral Agent with a copy to ourselves.
ABL Loan: Account Pledge Agreement

Yours faithfully,
For and on behalf of
Novelis AG
ABL Loan: Account Pledge Agreement

SCHEDULE 4
FORM OF ACKNOWLEDGEMENT
Letterhead of Account Bank

From:	Commerzbank AG
(the Account Bank)

To:	LaSalle Business Credit, LLC

as Collateral Agent

135 South LaSalle Street, Suite 425, Chicago, IL 60603, USA

Fax: + 1-312-904-6450
Attention: Account Officer

Copy to:	Novelis AG Bellerivestrasse 36, 8034 Zurich, Switzerland
Date: ( ....... )
Acknowledgement of Receipt of Notification of Pledge according to Account Pledge Agreement dated (...) - Bank Account No. (...)
Dear Sirs,
We acknowledge receipt of the above notice and confirm that we have neither received any previous notice of pledge relating to the Account nor are we aware of any third party rights in relation to the Account, except of the pledges granted under the Pledge Agreement dated [Citibank] which rank in priority before the pledges over the Account granted to the Security Agent by the Pledgor. We have not assessed the validity of the pledge.
We hereby agree not to make any set-off or deduction from the Account or invoke any rights of retention in relation to the Account during the existence of the pledge, other than in relation to charges payable in connection with the maintenance of the Account or other bank charges or fees payable in the ordinary course of business or in relation to amounts arising from the return of direct debits or cheques credited to the above Account.
ABL Loan: Account Pledge Agreement

We agree that the pledge in our favour over the Account granted pursuant to our General Business Conditions shall rank behind all the pledges over the Account granted to the Security Agent by the Pledgor pursuant to the Account Pledge Agreement dated (...) of which we have been notified by the Pledgor.
We take note of the fact that until notice to the contrary from the Security Agent to be served to us as Account Bank, the Pledgor may continue to operate the Account and in particular may dispose over the amounts standing to the credit of the Account.
Please send such aforesaid notice directly to
Commerzbank AG
GKE Ost
Potsdamer Str. 125
10783 Berlin
Fax: + 49 30 / 2653-2720
(duly authorised signatory of the Account Bank)
ABL Loan: Account Pledge Agreement

Signatories

Pledgor
NOVELIS AG

Name:
Title:
ABL Loan: Account Pledge Agreement

Signatories
Original Pledgee 1 and Collateral Agent
signing for himself and signing for and on behalf of the institutions listed in Schedule 1 on the basis of the power of attorney granted in connection with the Credit Agreement

LASALLE BUSINESS CREDIT, LLC

/s/ Thomas J. Brennan
Name:	Thomas J. Brennan
Title:	FIRST VICE PRESIDENT
ABL Loan: Account Pledge Agreement

Signatories

Original Pledgee 2
ABN Amro Bank N.V.

/s/ Scott Donaldson		/s/ J. Westrick
Name: Scott Donaldson		J. Westrick
Title: Director		Vice President

Original Pledgee 3
UBS SECURITIES LLC

/s/ Mary E. Evans		/s/ David B. Julie

Name:	Mary E. Evans	David B. Julie
Title:	Associate Director Banking Products Services, US	Associate Director Banking Products Services, US

Original Pledgee 4
ABN AMRO BANK N.V.

/s/ Scott Donaldson		/s/ J. Westrick
Name: Scott Donaldson		J. Westrick
Title: Director		Vice President

Original Pledgee 5
BANK OF AMERICA, N.A.

/s/ Stephen Y. McGehee
Name: Stephen Y. McGehee
Title: Senior Vice President
ABL Loan: Account Pledge Agreement

Original Pledgee 6
NATIONAL CITY BUSINESS CREDIT, INC.

/s/ Robert Bartkowski Name: Robert Bartkowski
Title: Director
Original Pledgee 7 CIT BUSINESS CREDIT CANADA INC.

/s/ E. Dennis McCluskey		/s/ Darryl Lalach

Name:	E. Dennis McCluskey	Darryl Lalach, C.A.
Title:	President & CEO	Treasurer & V.P. Operations
Original Pledgee 8 ABN AMRO INCORPORATED

/s/ David Wood Name: David Wood
Title: Managing Director
Original Pledgee 9 UBS SECURITIES LLC

/s/ Mary E. Evans		/s/ David B. Julie

Name:	Mary E. Evans	David B. Julie
Title:	Associate Director Banking Products Services, US	Associate Director Banking Products Services, US

EXHIBIT M-5
Form of
GERMAN SECURITY AGREEMENT
[See attached]
EXHIBIT M-5-1

EXECUTION COPY
NOVELIS DEUTSCHLAND GMBH

as Assignor
and
LASALLE BUSINESS CREDIT, LLC

as Collateral Agent

GLOBAL ASSIGNMENT OF RECEIVABLES
AND INSURANCE CLAIMS
(GLOBALZESSION)

Global Assignment Agreement Novelis Deutschland GmbH

Global Assignment Agreement Novelis Deutschland GmbH

This GLOBAL ASSIGNMENT AGREEMENT (the “Agreement”) is dated July [•], 2007 and made
Between:
(1)	Novelis Deutschland GmbH, a limited liability company organized under the laws of Germany, having its business address at Hannoversche Strasse 1, 37075 Göttingen, Germany, which is registered in the commercial register at the local court (Amtsgericht) of Göttingen under HRB 772 (the “Assignor”); and

(2)	LaSalle Business Credit, LLC, a corporation organized under the laws of Delaware, having its business address 135 South LaSalle Street, Suite 425, Chicago, IL 60603, USA, (the “Collateral Agent”).
WHEREAS:
(A)	Pursuant to a credit agreement dated as of July 6, 2007 (the “ABL Credit Agreement”) among the ABL Loan Borrowers (as defined below), AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, as Parent Guarantor (“Holdings” or “Parent Guarantor”), the other Guarantors party thereto, the Lenders party thereto, ABN AMRO BANK N.V., as U.S./European Issuing Bank, U.S. Swingline Lender and Administrative Agent, LASALLE BUSINESS CREDIT, LLC as Collateral Agent and Funding Agent, UBS SECURITIES LLC, as Syndication Agent, BANK OF AMERICA N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as Documentation Agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian Issuing Bank, Canadian Funding Agent and Canadian Administrative Agent, and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as Joint Lead Arrangers and Joint Bookmanagers, the lenders thereunder have agreed to grant a revolving loan (the “ABL Loan”) to the ABL Borrowers.

(B)	Pursuant to a credit agreement dated as of July 6, 2007 (the “Term Loan Credit Agreement”, together with the ABL Credit Agreement, the “Credit Agreements”) among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation (the “U.S. Borrower” and, together with the Canadian Borrower, the “Term Loan Borrowers”), Holdings, the other guarantors party thereto, the lenders party thereto, UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, “Term
Global Assignment Agreement Novelis Deutschland GmbH

Loan Administrative Agent”) for the lenders, and as collateral agent (in such capacity, “Term Loan Collateral Agent”) for the secured parties, ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers (in such capacities, “Term Loan Arrangers”), and the other agents party thereto, the lenders thereunder have agreed to extend credit in the form of Term Loans (the “Term Loan”, together with the ABL Loan, the “Loan”) to the Term Loan Borrowers.
(C)	The Assignor has agreed to enter into a security assignment agreement over its receivables against customers, rights and claims pertaining to collection arrangements, the Profit and Loss Pooling Agreement (as defined below), inter-company loans and insurance claims as security for the Secured Parties’ respective claims against the Loan Parties under or in connection with the Credit Agreements.

(D)	The Assignor, in connection with the entering into the Credit Agreements, entered into a Receivables Purchase Agreement (as defined below) with Novelis AG.
NOW, IT IS AGREED as follows:
1.	DEFINITIONS AND LANGUAGE

1.1	In this Agreement:

“ABL Loan Borrowers” means Novelis Inc., a corporation formed under the Canada Business Corporations Act; Novelis Corporation, a Texas corporation; Novelis PAE Corporation, a Delaware corporation, Novelis Finances USA LLC, a Delaware limited liability company, Novelis South America Holdings LLC, a Delaware limited liability company; Aluminum Upstream Holdings LLC, a Delaware limited liability company; Novelis UK Ltd, a limited liability company incorporated under the laws of England and Wales with registered number 00279596; and Novelis AG, a stock corporation (AG) organized under the laws of Switzerland (“Novelis AG”).

“Abstract Acknowledgment of Indebtedness” means each of (i) the Abstract Acknowledgment of Indebtedness and Guarantee between Novelis Aluminium Holdings Company, Novelis Deutschland GmbH and the Collateral Agent and (ii) the Abstract Acknowledgment of Indebtedness and Guarantee between Novelis Aluminium Holdings Company, Novelis Deutschland GmbH and the Term Loan Collateral Agent.
Global Assignment Agreement Novelis Deutschland GmbH

“Aged Debtor List” means, for each Receivable, the aggregate face amount of such Receivables, the identification number of the relevant account debtor, the date and number of the related invoices and the order confirmation number for each related invoice, the due date of payments to be made by the relevant account debtor under the related invoices, the face amount of such Receivable, the name and address of each relevant account debtor, organized in numerical order by identification number and, upon request of the Collateral Agent, related Supply Contracts and purchase orders.

“Blank Notification Letter” means a blank notification letter in the form set out in Schedule 1 (Blank Notification Letter).

“Borrowers” means collectively the ABL Loan Borrowers and the Term Loan Borrowers.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York City, New York and Frankfurt am Main.

“Event of Default” means any Event of Default as defined in the ABL Credit Agreement and any Event of Default as defined in the Term Loan Agreement.

“Loan Parties” shall comprise the Loan Parties as defined in the ABL Credit Agreement and the Loan Parties as defined in the Term Loan Agreement.

“Parties” means the Assignor and the Collateral Agent.

“Permitted Lien” has the meaning given to such term in the ABL Credit Agreement.

“Profit and Loss Pooling Agreement” means the profit and loss pooling agreement initially entered into by Alcan Deutschland Holdings GmbH & Co. KG and the Assignor, dated November 20, 2002 (notarial deed number 52/2002 of notary Prof. Dr. Alexander Riesenkampff) which was transferred by operation of law from Alcan Deutschland Holdings GmbH & Co. KG to Novelis Aluminium Holdings Company, an Irish limited liability company (“NAHCO”) in connection with a share transfer and withdrawal agreement dated December 15, 2004 and which now continues to be in existence between NAHCO and the Assignor.

“Receivables Purchase Agreement” means the agreement between the Assignor and Novelis AG dated July 6, 2007 pursuant to which certain receivables owned or to be created by the Assignor under certain of its supply contracts have been sold and assigned to Novelis AG by way of a true sale.

“Secured Obligations” shall comprise (I) (a) obligations of the ABL Loan Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including
Global Assignment Agreement Novelis Deutschland GmbH

interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, if allowed in such proceeding) on the ABL Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the ABL Loan Borrowers and the other Loan Parties under the ABL Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the ABL Loan Borrowers and the other Loan Parties under the ABL Credit Agreement and the other Loan Documents and (b) the due and punctual payment of all obligations of the ABL Loan Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party (for purposes of clause (I) “Loan Parties”, “Letter of Credit”, “Reimbursement Obligations”, Loan Documents” and “Treasury Services Agreement” have the meaning set forth in the ABL Credit Agreement) and (II) (a) obligations of the Term Loan Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, if allowed in such proceeding) on the Term Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Term Loan Borrowers and the other Loan Parties under the Term Loan Agreement and the other Loan Documents, and (b) the due and punctual payment of all obligations of the Term Loan Borrowers and the other Loan Parties under each Hedging Agreement entered into with any counterparty that is a Secured Party (for purposes of clause (II) “Loan Parties”, “Loan Documents” and “Hedging Agreements” have the meaning set forth in the Term Loan Agreement).
“Secured Parties” means all Secured Parties as defined in the ABL Credit Agreement and all Secured Parties as defined in the Term Loan Credit Agreement.
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“Supply Contract” means any and all contracts, instruments, agreements, invoices, notes or other writings (including an agreement evidenced by a purchase order or similar document) of, to or involving the supply of goods, merchandise or services by the Assignor.

1.2	Capitalized terms not otherwise defined in this Agreement shall have the same meaning as given in the ABL Credit Agreement.

1.3	Unless otherwise indicated, the definition of a term in the singular shall include the definition of such term in the plural and vice versa.

1.4	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.5	Any reference in this Agreement to a “Clause”, “Sub-clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a clause, sub-clause or schedule hereof.

2.	ASSIGNMENT OF RECEIVABLES

2.1.	Subject to Section 2.2, the Assignor hereby assigns (tritt ab) to the Collateral Agent:
2.1.1	all present and future amounts due from any party to the Assignor pursuant to, or under, a Supply Contract, including VAT and late payment interest and penalties;

2.1.2	any and all present and future rights and claims of the Assignor under any present or future collection arrangements including, without limitation those listed in Exhibit 1 to Schedule 2 hereof (the “Collection Arrangements”) in respect of receivables against collection agents (the “Collection Arrangement Receivables”);
Global Assignment Agreement Novelis Deutschland GmbH

2.1.3	any and all present and future, actual and contingent, monetary claims of the Assignor under or in connection with the Profit and Loss Pooling Agreement (the “PLPA Receivables”);

2.1.4	any and all present and future, actual and contingent monies owed to the Assignor by any affiliate (including, without limitation, any claims vis-à-vis Aluminium Norf Gesellschaft mit beschränkter Haftung, a German limited liability company, registered with the commercial register of the local court (Amtsgericht) of Neuss under HRB 1271) under any and all inter-company loan agreements or other comparable financing transactions (including, without limitation, those listed (purely for purposes of evidence) in Exhibit 2 to Schedule 2) (collectively the “Inter-Company Loans”);

2.1.5	all claims arising under the insurance contracts specified in Schedule 3 (the “Insurance Contracts List”), with the exception of claims arising under insurance contracts of which the beneficiary is a third party (for example, third party liability insurance (Haftpflichtversicherung)) (the “Excluded Claims”);

2.1.6	all present, future, actual or contingent claims, other than the Excluded Claims, owed to the Assignor under any present or future insurance contract (including, but not limited to the insurance contracts listed in the Insurance Contract List); and

2.1.7	all claims transferred to the Assignor by any third party and arising from any of the legal grounds (Rechtsgrund) set out under Clause 2.1.6.
The present and future receivables set out in this Clause 2.1, except for the Excluded Receivables, are in this Agreement referred to as the “Receivables”.

2.2	The assignment under Section 2.1 does not extend to any and all of the claims and rights that are assigned by the Assignor to Novelis AG under the Receivables Purchase Agreement (the “Excluded Receivables”). Any rights that are not effectively transferred thereunder, whether as a result of a termination of the Receivables Purchase Agreement or otherwise, shall, however, remain and be assigned to the Collateral Agent under this Agreement.

2.3	The Collateral Agent hereby accepts the assignment of the Receivables.
Global Assignment Agreement Novelis Deutschland GmbH

2.4	Subject to Clause 8.1, the present Receivables existing at the date of this Agreement shall pass to the Collateral Agent on the date of this Agreement and any future Receivables shall pass to the Collateral Agent on the date such Receivables come into existence or are acquired by the Assignor (whichever is earlier in time).

2.5	In the event that the Assignor maintains or will maintain a current account arrangement (Kontokorrent) with any debtor of the Receivables, the assignment by the Assignor includes all claims from any existing or future current account balances, the right to determine and demand payment of the net balance and the right to terminate the current account relationship. The Assignor shall not enter into any further current account arrangements without the prior written consent of the Collateral Agent, except for such current account arrangements in which the Assignor can demand payment of the net balance at any time.

2.6	If payments in respect of the Receivables are made by cheque or bill of exchange, the ownership in the documents shall pass to the Collateral Agent upon the respective Assignor acquiring such ownership, and the Assignor hereby assigns to the Collateral Agent in advance any of its rights arising therefrom as security for the Secured Obligations. Physical delivery of cheques and bills of exchange to the Collateral Agent shall be replaced by an undertaking of the Assignor to hold such cheques and bills of exchange in gratuitous custody (unentgeltliche Verwahrung) for the Collateral Agent or, if the Assignor does not obtain actual possession of such documents, the Assignor hereby assigns to the Collateral Agent in advance all of its claims for delivery thereof against third parties as security for the Secured Obligations.

3.	ASSIGNMENT AND TRANSFER OF ANCILLARY RIGHTS

3.1	All collateral securing the Receivables, any other ancillary rights in relation to the Receivables and all rights arising out of or in connection with the transactions underlying the Receivables (collectively the “Ancillary Rights” and collectively with the Receivables, the “Collateral”) shall hereby be transferred to the Collateral Agent upon the assignment as of the date specified in Clause 2.4, to the extent such rights are not automatically transferred to the Collateral Agent by operation of Section 401 of the German Civil Code (Bürgerliches Gesetzbuch).

3.2	Upon request of the Collateral Agent, the Assignor shall take all reasonable actions and make all declarations to transfer the Ancillary Rights held by the Assignor to the Collateral Agent.
Global Assignment Agreement Novelis Deutschland GmbH

4.	DELIVERY OF UPDATED RECEIVABLES LISTS AND INSURANCE LIST

4.1	The Assignor shall deliver to the Collateral Agent on the date hereof and subsequently upon request and, in any event, on each Reconciliation Date, an updated list of Receivables (the “Updated Receivables List”). The Assignor shall further deliver Aged Debtor’s Lists; the first Aged Debtor’s List, if it has not been provided before, shall be delivered by the Assignor within thirty (30) days hereof and thereafter Aged Debtor Lists shall be delivered by the Assignor to the Collateral Agent upon the request of the Agent and, in any event, at least annually.

4.2	The Updated Receivables List shall be delivered in the same form as the Receivables List set out in Schedule 2 (Receivables List).

4.3	Each delivery of an Updated Receivables List and an Aged Debtor’s List by the Assignor shall constitute an agreement as to the transfer (Abtretung) of the Receivables listed in such Updated Receivables List and the Aged Debtor’s List, as the case may be. The Updated Receivables List and the Aged Debtor’s List shall be delivered by email, or by an electronic data carrier (in such form as agreed between the Collateral Agent and Assignor).

4.4	For the sake of clarification, the transfer under Clause 4.3 shall in no way limit the generality of the assignment under Clause 2. In particular, if for any reason whatsoever any Receivable has not been listed in the Updated Receivables List or the Aged Debtor’s List, then the assignment of the Receivables under Clause 2 shall not be affected thereby.

4.5	Upon the occurrence of an Event of Default, the Assignor shall upon the request of the Collateral Agent deliver to the Collateral Agent an Updated Receivables List and Aged Debtor’s List.

4.6	To the extent the Assignor has instructed a third party with its bookkeeping or data processing, it hereby authorizes the Collateral Agent to obtain the Updated Receivables Lists directly from such third party in its own name and at the Assignor’s costs. Assignor’s obligation to deliver the Updated Receivables List personally shall not be affected hereby.
Global Assignment Agreement Novelis Deutschland GmbH

4.7	The Assignor may deliver any Updated Receivables Lists on a CD-ROM as a Microsoft Excel file or any other readable and compatible electronic medium satisfactory to the Collateral Agent.
5.	BLANK NOTIFICATION LETTERS

5.1	The Assignor hereby authorizes the Collateral Agent to notify any debtor on its behalf of the assignment of the Receivables. Subject to the provisions in the Receivables Purchase Agreement and other agreements involving the parties that relate to the notification of debtors, the Collateral Agent shall make use of such authorization only after any of the events described in Clause 9.1 below has occurred.

5.2	The Assignor shall hand over to the Collateral Agent no later than 10 Business Days after the execution of this Agreement 20 (in words: twenty) duly signed Blank Notification Letters. The Collateral Agent is permitted to copy any Blank Notification Letters signed by the Assignor and to use such copy in order to notify the debtors pursuant to Clause 5.1.

6.	ASSIGNMENT OF RECEIVABLES SUBJECT TO EXTENDED RETENTION OF TITLE

6.1	If Receivables are subject to extended retention of title arrangements (verlängerter Eigentumsvorbehalt), the assignment of such Receivables to the Collateral Agent shall only become effective upon extinction of the respective retention of title arrangements. As long as any person is only partly entitled to Receivables as a result of such person’s retention of title arrangements, the assignment of such Receivables to the Collateral Agent hereunder shall be limited to that part of the Receivables to which the Assignor is the holder. The other part of the Receivables will transfer to the Collateral Agent at such time as that part is no longer subject to any such retention of title arrangements.

6.2	The Assignor hereby assigns to the German Agent, who accepts such assignments, its respective rights to reassignment of those Receivables that are assigned to a person on the basis of retention of title arrangements as well as any contingent claims to the transfer of all proceeds paid out to such person, together with all rights pertaining thereto. The same applies to any possible inchoate right (Anwartschaftsrecht) with respect to the assignment of any Receivables that is subject to a condition subsequent (auflösende Bedingung).
Global Assignment Agreement Novelis Deutschland GmbH

6.3	Upon the time at which the Collateral Agent may revoke the authorization under Clause 8.1 the Collateral Agent shall be entitled to extinguish any retention of title arrangements by satisfying the holder thereof.

7.	SECURED OBLIGATIONS

The security created hereunder secures the payment of (a) all Secured Obligations of the Borrowers and the other Loan Parties owed to any of the Secured Parties, and (b) the obligations of the Assignor or Novelis Aluminium Holding Company, an entity under the laws of Ireland, under the Abstract Acknowledgements of Indebtedness. The assignment shall also cover any future extension of the Secured Obligations and the Assignor herewith expressly agrees that the assignment shall secure the Secured Obligations as extended or increased from time to time.

8.	DISPOSALS OVER RECEIVABLES

8.1	In relation to the debtors, the Assignor shall be authorized (ermächtigt) to collect (einziehen) the Receivables in its ordinary course of business, and to exercise the Ancillary Rights. The Collateral Agent shall be entitled to revoke the authorization granted under this Clause 8.1 at any time after any of the events described in Clauses 9.1 and 9.5, or if any of the Termination Events (as defined in Section 5.9 of the Receivables Purchase Agreement) has occurred.

8.2	Except for the existing Collection Arrangements, the selling of Receivables by way of a sale factoring transaction regardless of whether on a recourse or on a non-recourse basis (unechtes und echtes Factoring) and similar types of transactions, including but not limited to securitizations, requires the Collateral Agent’s prior written consent, not to be unreasonably withheld. This does not apply to a sale under the Receivables Purchase Agreement to the extent the Assignor is entitled to sell and transfer Receivables thereunder pursuant to Clause 8.1. For the avoidance of doubt, any further restrictions imposed under the Loan Documents shall remain unaffected thereby.

9.	REALISATION OF THE COLLATERAL

9.1	The Collateral shall become immediately enforceable if an Event of Default is continuing and the Collateral Agent gives notice to the Assignor that the Collateral in question is enforceable. After the Collateral has become enforceable, the Collateral
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Agent may in its absolute discretion enforce all or any part of this Collateral in any manner it sees fit.
9.2	Upon revocation of the authorization granted pursuant to Clause 8.1 above, the Assignor shall be obligated, upon request of the Collateral Agent, to notify debtors, borrowers under Inter-Company Loans and insurers of the assignment in writing substantially in the form of Schedule 1.

9.3	The realization (Verwertung) of the Collateral (or any part thereof) shall not require a prior court ruling or any other enforceable title (vollstreckbarer Titel).

9.4	The Collateral Agent shall be entitled to realize the Collateral - either in whole or in part - in any legally permissible manner, in particular by collecting the Receivables.

9.5	The Collateral Agent shall give the Assignor at least ten (10) Business Days prior written notice (Androhung) of the intention to realize any of the Collateral (the “Realization Notice”). Such Realization Notice is not necessary if the observance of the notice period will materially adversely affect the security interests of the Collateral Agent. Such Realization Notice shall in particular not be required, if:
9.5.1	the Assignor or any of the Borrowers ceases to make payments to third parties generally (“seine Zahlungen einstellt” within the meaning of Section 17 (2), Sentence 2 of the German Insolvency Regulation (Insolvenzordnung));

9.5.2	the Assignor or any of the Borrowers becomes over-indebted (“überschuldet” within the meaning of Section 19 of the German Insolvency Regulation), or illiquid (“zahlungsunfähig” within the meaning of Section 17 of the German Insolvency Regulation), or its illiquidity is imminent (“drohende Zahlungsunfähigkeit” within the meaning of Section 18 of the German Insolvency Regulation);

9.5.3	the Assignor or any of the Borrowers files an application for the institution of insolvency proceedings or similar proceedings over its assets;

9.5.4	any third party files an application for the institution of insolvency proceedings or similar proceedings over the assets of the Assignor or any of the Borrowers, provided such application is not unfounded (unbegründet); or
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9.5.5	a preliminary insolvency administrator (vorläufiger Insolvenzverwalter) or an insolvency administrator (Insolvenzverwalter) or any similar kind of receiver, liquidator or administrator has been appointed over the assets of the Assignor or any of the Borrowers.
9.6	The Realization Notice pursuant to the first sentence of Clause 9.5 may be given to the Assignor at the same time any notice of acceleration in relation to any of the Secured Obligations is given to the Borrower.

9.7	If the Collateral Agent decides not to enforce all of the Collateral, it shall be entitled to determine, in its sole discretion, which part of the Collateral shall be realized.

9.8	The Collateral Agent may take all measures and enter into all agreements with debtors of the Assignor or any third-party creditor which it considers reasonably necessary or expedient in connection with the realization of the Collateral taking into account the legitimate interest of the Assignor.

9.9	For the purpose of realizing the Collateral, the Assignor shall, upon the Collateral Agent’s request, promptly (unverzüglich) furnish the Collateral Agent with all documents of title and other relevant documents held by the Assignor and shall render all assistance which is necessary or expedient in respect of the realization of the Collateral.

9.10	Following the realization of all or part of the Collateral, the net proceeds (net proceeds shall mean proceeds less any taxes and costs) shall be used to satisfy the Secured Obligations.

10.	LIMITATION OF ENFORCEMENT

10.1	Subject to Clause 10.2 through Clause 10.5 below, the Collateral Agent shall not enforce the Collateral to the extent (i) the Collateral secures obligations of one of the Assignor’s shareholders or of an affiliated company (verbundenes Unternehmen) of a shareholder within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than a Subsidiary of the Assignor or the Assignor itself), and (ii) the enforcement of the Collateral for such obligations would reduce, in violation of Section 30 of the German Limited Liability Companies Act (GmbHG), the net assets (assets minus liabilities minus provisions and liability reserves (Reinvermögen), in each case as calculated in accordance with generally accepted accounting principles in Germany (Grundsätze ordnungsmäßiger Buchführung) as consistently applied by the
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Assignor in preparing its unconsolidated balance sheets (Jahresabschluß gemäß § 42 GmbHG, ff 242, 264 HGB)) of the Assignor to an amount that is insufficient to maintain its registered share capital (Stammkapital) (or would increase an existing shortage in its net assets below its registered share capital); provided that for the purpose of determining the relevant registered share capital and the net assets, as the case may be:
10.1.1	the amount of any increase of the Assignor’s registered share capital (Stammkapital) implemented after the date of this Agreement that is effected without the prior written consent of the Collateral Agent shall be deducted from the registered share capital of the Assignor;

10.1.2	any loans provided to the Assignor by a direct or indirect shareholder or an affiliate thereof (other than a Subsidiary of the Assignor) shall be disregarded and not accounted for as a liability to the extent that such loans are subordinated or are considered subordinated under Section 32a GmbHG;

10.1.3	shareholder loans, other loans and contractual obligations and liabilities incurred by the Assignor in violation of the provisions of any of the Loan Documents shall be disregarded and not accounted for as liabilities;

10.1.4	any assets that are shown in the balance sheet with a book value that, in the opinion of the Collateral Agent, is significantly lower than their market value and that are not necessary for the business of the Assignor (nicht betriebsnotwendig) shall be accounted for with their market value; and

10.1.5	the assets of the Assignor will be assessed at liquidation values (Liquidationswerte) if, at the time the managing directors prepare the balance sheet in accordance with paragraph (b) below and absent the demand a positive going concern prognosis (positive Fortbestehensprognose) cannot be established.
10.2	The limitations set out in Clause 10.1 only apply:
10.2.1	if and to the extent that the managing directors of the Assignor have confirmed in writing to the Collateral Agent within ten (10) Business Days of receipt of the Realization Notice or the commencement of enforcement under this Agreement the value of the Collateral which cannot be enforced without causing the net assets of the Assignor to fall below its registered share capital,
Global Assignment Agreement Novelis Deutschland GmbH

or increase an existing shortage in net assets below its registered share capital (taking into account the adjustments set out above) and such confirmation is supported by a current balance sheet and other evidence satisfactory to the Collateral Agent and neither the Collateral Agent nor any of the Secured Parties raises any objections against that confirmation within five (5) Business Days after its receipt; or
10.2.2	if, within twenty (20) Business Days after an objection under paragraph (A) has been raised by the Collateral Agent or a Secured Party, the Collateral Agent receives a written audit report (“Auditor’s Determination”) prepared at the expense of the Assignor by a firm of auditors of international standing and reputation that is appointed by the Assignor and reasonably acceptable to the Collateral Agent, to the extent such report identifies the amount by which the net assets of the Assignor are necessary to maintain its registered share capital as at the date of the Realization Notice or the commencement of enforcement (taking into account the adjustments set out above). The Auditor’s Determination shall be prepared in accordance with generally accepted accounting principles applicable in Germany (Grundsätze ordnungsgemäßer Buchführung) as consistently applied by the Assignor in the preparation of its most recent annual balance sheet. The Auditor’s Determination shall be binding for all Parties except for manifest error.
10.3	In any event, the Collateral Agent, for and on behalf of the Secured Parties, shall be entitled to enforce the Collateral up to those amounts that are undisputed between them and the Assignor or determined in accordance with Clause 10.1 and Clause 10.2. In respect of the exceeding amounts, the Secured Parties shall be entitled to further pursue their claims (if any) and the Assignor shall be entitled to provide that the excess amounts are necessary to maintain its registered share capital (calculated as at the date of the Realization Notice or the commencement of enforcement and taking into account the adjustments set out above). The Secured Parties are entitled to pursue those parts of the Collateral that are not enforced by operation of Clause 10.1 above at any subsequent point in time. This Clause 10 shall apply again as of the time such additional enforcements are made.
10.4	Should it become legally permissible for managing directors of a German GmbH (Gesellschaft mit beschränkter Haftung, Limited Liability Company) to enter into guarantees in support of obligations of their shareholders without limitations, the limitations set forth in Clause 10.1 shall no longer apply. Should any such guarantees become subject to legal restrictions that are less stringent than the limitations set forth
Global Assignment Agreement Novelis Deutschland GmbH

in Clause 10.1 above, such less stringent limitations shall apply. Otherwise, Clause 10.1 shall remain unaffected by changes in applicable law.
11.	WAIVER OF ASSIGNOR’S DEFENSES AND OF SUBROGATION RIGHTS

11.1	The Assignor hereby waives all defenses against enforcement that may be raised on the basis of potential avoidance (Anfechtbarkeit) and set-off (Aufrechenbarkeit) of the Secured Obligations. This waiver shall not apply to a set-off with counterclaims that are (i) uncontested (unbestritten) or (ii) based on a binding non- appealable court decision (rechtskräftig festgestellt).

11.2	If the Collateral is enforced, or if the Assignor has discharged any of the Secured Obligations (or any part of them), no rights of the Secured Parties shall pass to the Assignor by subrogation or otherwise. Further, the Assignor shall not at any time before, on or after an enforcement of the Collateral and as a result of the Assignor entering into this Agreement, be entitled to demand indemnification or compensation from any Borrower, Guarantor or any of its affiliates or to assign any of these claims.

12.	RELEASE OF THE COLLATERAL

12.1	Upon full and final satisfaction of all Secured Obligations, the Collateral Agent shall at the cost and expense of the Assignor retransfer the Collateral to Assignor and surrender the surplus proceeds, if any, resulting from any realization of the Collateral to the Assignor. This shall not apply to the extent that the Collateral Agent has to surrender the Collateral or such proceeds to a third party who is entitled to the Collateral or to such proceeds.

12.2	Prior to the full and final satisfaction of all the Secured Obligations, the Collateral Agent shall only be obligated to release or surrender the Collateral or any part thereof and/or the surplus proceeds, if any, resulting from any realization of the Collateral, if and to the extent, applicable law of the Federal Republic of Germany requires such release. If the Collateral Agent is required to release collateral under applicable law of the Federal Republic of Germany, it may, however, decide, in its reasonable discretion, to release other collateral than the Collateral in order to comply with such requirement.

12.3	In addition to those valuation procedures stated in any other document constituting security interests in respect of the Secured Obligations, the Assignor and the Collateral Agent agree that solely for the purpose of determining the realizable value
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of the Collateral the following valuation procedures shall apply: Purely for purposes of calculating the realizable value of Receivables, such Receivables which (i) are subject to a prohibition on assignment or require third party consent, (ii) are subject to set-off or to a defense because of non-performance or partial performance of the underlying contractual obligation or (iii) are governed by a law other than German law and have not been validly assigned to the Collateral Agent under such law shall not be taken into account. Receivables (other than the aforementioned) and Inter-Company Loans shall be valued at their nominal value minus 10% to account for the risk of non-recovery, provided, however, that the Assignor or the Collateral Agent may demand a reassessment of the realizable value of all or part of the Collateral if in their reasonable opinion there have been material changes (which are not temporary changes) with respect to the value of all or part of the Collateral which justify such reassessment. Where no realizable value of the Collateral is determined hereunder, the Assignor or the Collateral Agent may demand that an agreement on valuation of such Collateral for the purpose hereof is reached whereby the Assignor and the Collateral Agent shall base such valuation on the fair market value of such Collateral and shall take account in such assessment of any risk of a change in realizable value of such Collateral and of any loss on forced disposal of such Collateral by making reasonable deductions therefore.
13.	DURATION AND INDEPENDENCE

13.1	In no event shall the Collateral be released before and unless all Secured Obligations have been fully and finally discharged and there is no amount outstanding under the Secured Obligations, whether for principal, interest, fees or other costs, expenses, charges or otherwise.

13.2	The Collateral shall provide a continuing security and, to the largest extent possible under applicable law, no change or amendment whatsoever in and to the Secured Obligations and to any document related to the Secured Obligations shall affect the validity of this Agreement nor shall it limit the obligations which are imposed on the Assignor hereunder.

13.3	This Agreement is in addition to, and independent of, any other security or guarantee the Collateral Agent may now or hereafter hold in respect of the Secured Obligations. None of such security or guarantee shall prejudice, or shall be prejudiced by, the Collateral in any way.
Global Assignment Agreement Novelis Deutschland GmbH

14.	REPRESENTATIONS AND WARRANTIES

14.1	The Assignor represents and warrants (sichert zu) to the Collateral Agent by way of an independent guarantee (selbständiges Garantieversprechen) that:
14.1.1	The Profit and Loss Pooling Agreement is in full force and effect between NAHCO and the Assignor in the form set forth in the notarial deed number 52/2002 of notary public Prof. Dr. Alexander Riesenkampff, as executed on December 02, 2002, and has not been terminated; and there are no shareholder resolutions or agreements amending the Profit and Loss Pooling Agreement and no side agreements with respect to the Profit and Loss Pooling Agreement.

14.1.2	The execution and performance hereof do not and will not (i) violate any provision of law or the articles of association of the Assignor, any order of any court or governmental agency to which it is bound, (ii) violate in a material way any provision of any agreement or other instrument to which any of the Assignor is bound, (iii) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such agreement or other instrument, or (iv) result in the creation or imposition of any lien upon any property or assets of any of the Assignor, except for liens created hereby.

14.1.3	As long as this Agreement remains in force, the obligations of the Assignor hereunder are legal, valid, binding and enforceable against the Assignor in accordance with their terms, subject to any qualification in any legal opinion rendered in relation thereto by the law firm of Noerr Stiefenhofer Lutz on or about the date of this Agreement.

14.1.4	No consents, licenses, approvals or authorizations of, registrations with or declarations to any governmental authority are required in connection with the execution and performance hereof (other than any governmental authority that is a third party debtor of the Assignor).

14.1.5	The Assignor is the unrestricted and legal owner of the Receivables and has the valid rights in and good title to the Collateral and, except for Receivables under Clause 2.1.1, may freely dispose of the claims assigned under this Agreement and has full power and authority (corporate and otherwise) to grant to the Collateral Agent the security interest in the Collateral and to execute and perform its obligations in accordance with the terms hereof, without the consent or approval of any other person, except for consent requirements or
Global Assignment Agreement Novelis Deutschland GmbH

prohibitions of assignments contained in standard terms and conditions of insurance companies being subject to Section 354a of the German Commercial Code (HGB).
14.1.6	Save for Permitted Liens it is the unrestricted legal and economic owner of the Receivables specified in the Receivables List and the Insurance Contract List as at the date specified on such list;

14.1.7	Except as permitted under the Credit Agreements, the Receivables specified in the Receivables List and the Insurance Contract List are free from any right, claim, title, interest, pledge, lien or charge whatsoever or other encumbrances or any other third party rights as at the date specified on such list.

14.1.8	The Security Interest created hereby constitutes a valid security interest in the Collateral enforceable against the Assignor and third parties, and to the Assignor’s best knowledge no counterclaims as to which a right to set-off or a right of retention could be exercised exist to date except in the ordinary course of business and not exceeding the amount of 3% of the nominal value of the assigned Receivables or as otherwise permitted in accordance with the terms of the Credit Agreement, subject to any qualification in any legal opinion rendered in relation thereto by the law firm of Noerr Stiefenhofer Lutz on or about the date of this Agreement.

14.1.9	At the date hereof it has not ceased payments within the meaning of Section 17 (2), Sentence 2 of the German Insolvency Regulation (Insolvenzordnung), nor is it over-indebted within the meaning of Section 19 of the German Insolvency Regulation, of in terms of the German generally accepted accounting principles (Grundsätze ordnungsmäßiger Buchführung); nor is it illiquid within the meaning of Section 17 of the German Insolvency Regulation, nor is its illiquidity imminent within the meaning of Section 18 of the German Insolvency Regulation.

14.1.10	The Assignor has its “centre of main interest” (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings in its jurisdiction of incorporation.
14.2	The Assignor represents and warrants to the Collateral Agent in the form of an independent guarantee (selbständiges Garantieversprechen) that at the date set out on
Global Assignment Agreement Novelis Deutschland GmbH

the Receivables List it has no other substantial receivables than those set out herein except for receivables sold under the Receivables Purchase Agreement.
15.	UNDERTAKINGS OF THE ASSIGNOR
The Assignor undertakes towards the Collateral Agent and the Secured Parties:
15.1	to promptly (unverzüglich) inform the Collateral Agent of the conclusion of new insurance contracts;

15.2	except as to the Receivables sold and assigned under the Receivables Transfer Agreement, not to create or permit to subsist any encumbrance over any of the Receivables, or do or permit to be done, anything which is reasonably expected to jeopardize or otherwise directly prejudice the existence, validity or enforceability of the security created hereunder, except as permitted under the Credit Agreements;

15.3	not to terminate, amend or modify the Profit and Loss Pooling Agreement without the prior written consent of the Collateral Agent;

15.4	to furnish to the Collateral Agent such information concerning the Receivables as is available to the Assignor and as the Collateral Agent may reasonably request for the evaluation or collection of the claims, and upon occurrence of any of the events described in Clause 10.1 and notice being given to the Assignor, to permit the Collateral Agent and its designees to inspect, audit and make copies of and extracts from all records and all other papers in the possession of Assignor which pertain to the Receivables, and upon the reasonable request of the Collateral Agent, to deliver copies of all such records and papers;

15.5	to inform the Collateral Agent promptly upon gaining knowledge of any attachments (Pfändungen) of third parties that relate to the Receivables or any other third-party measures, except for the creation of Permitted Liens, which impair or jeopardize the Collateral. In the event of any such attachment, the Assignor shall provide the Collateral Agent with a copy of the attachment and/or transfer order (Pfändungs-und/oder überweisungsbeschluss) and any other documents which the Collateral Agent requests that are necessary or expedient for a defense against such attachment. In addition, the Assignor shall inform the third party promptly (unverzüglich) in writing of the Collateral Agent’s security interest and render to the Collateral Agent all assistance required or expedient to defend the Receivables. All costs and expenses reasonably incurred for defense measures by the Collateral Agent shall be borne by
Global Assignment Agreement Novelis Deutschland GmbH

the Assignor. This shall also apply to the institution of legal action which the Collateral Agent considers necessary;
15.6	if the documents, books, records or electronic data systems evidencing Receivables are in the direct possession of a third party, to instruct such third party to allow the Collateral Agent to have access to those documents, books, records and electronic data systems.

15.7	to ensure that the Collateral Agent is furnished with an insurance certificate (Sicherungsschein or Sicherungsbestätigung) for each of the insurances maintained for the account of the Collateral Agent.

15.8	to execute and do all such assurances, acts and things at its own expense, as the Collateral Agent may reasonably require
15.8.1	for perfecting or protecting the security and the first priority thereof, where applicable, under this Agreement; and

15.8.2	in the case of the enforcement of security, to facilitate the realization of all or any part of the Collateral which is subject to this Agreement and the exercise of all powers, authorities and discretions vested in the Collateral Agent.
16.	INTERCREDITOR AGREEMENT
Notwithstanding anything herein to the contrary, the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the intercreditor agreement, dated as of July 6, 2007 (the “Intercreditor Agreement”), among Novelis Inc., a corporation formed under the Canada Business Corporations Act, Novelis Corporation, a Texas corporation, Novelis PAE Corporation, a Delaware corporation, Novelis Finances USA LLC, a Delaware limited liability company, Novelis South America Holdings LLC, a Delaware limited liability company, Aluminum Upstream Holdings LLC, a Delaware limited liability company, Novelis UK Limited, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and Novelis AG, a stock corporation (AG) organized under the laws of Switzerland, AV Aluminum Inc., a corporation formed under the Canada Business Corporations Act (“Holdings”), the subsidiaries of Holdings from time to time party thereto, ABN Amro Bank N.V., as Revolving Credit Administrative Agent for the Revolving Credit Lenders (as defined in the Intercreditor Agreement), ABN Amro Bank N.V., acting through its Canadian branch, as
Global Assignment Agreement Novelis Deutschland GmbH

Revolving Credit Canadian Administrative Agent and as Revolving Credit Canadian Funding Agent, LaSalle Business Credit, LLC, as Revolving Credit Collateral Agent and as Revolving Credit Funding Agent and UBS AG, Stamford Branch as Term Loan Administrative Agent and as Term Loan Collateral Agent and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall govern and control.
17.	NOTICES

17.1	Any notice or other communication in connection with this Agreement shall be in writing and shall be delivered personally, sent by registered mail or sent by Fax (with confirmation copy by registered mail) to the following addresses:
17.2	If to the Collateral Agent:
LaSalle Business Credit, LLC
135 South LaSalle Street, Suite 425
Chicago, IL 60603, USA
Attention:     Account Officer
Fax:             +1.312.904-6450
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive, Suite 2100
Chicago, IL 60606, USA
Attention:     Seth E. Jacobson
Fax:             +1.312.407-8511
Phone:         +1.312.407-0889
Global Assignment Agreement Novelis Deutschland GmbH

17.3	If to the Assignor:
Novelis Deutschland GmbH
Hannoversche Strasse 1
37075 Göttingen
Germany
Attention:     Managing Director
Fax:             +49. 551. 304-4902
or to such other address as the recipient may notify or may have notified to the other party in writing.
17.4	Any notice or other communication under this Agreement shall be in English or in German. If in German, such notice or communication shall be accompanied by a translation into English.

18.	WAIVER

18.1	No failure to exercise or any delay in exercising any right or remedy hereunder shall operate as a waiver hereunder. Nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy.

18.2	Any rights pursuant to this Agreement, including the rights under this Clause, may be waived only in writing.

19.	COUNTERPARTS
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed
Global Assignment Agreement Novelis Deutschland GmbH

counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
20.	GOVERNING LAW AND JURISDICTION

20.1	This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

20.2	For any disputes arising out of or in connection with this Agreement the courts in Frankfurt am Main, Federal Republic of Germany shall have exclusive jurisdiction. Which court will have jurisdiction to hear the case (sachliche Zuständigkeit), shall be determined in accordance with statutory provisions. The Collateral Agent, however, shall also be entitled to take legal action against the Assignor before any other court having jurisdiction over the Assignor or any of its assets.

21.	LIABILITY AND INDEMNIFICATION

21.1	Without extending the Collateral Agent’s liability as set forth in any of the Credit Agreements, the Collateral Agent shall not be liable for any loss or damage suffered by the Assignor, save in respect of such loss or damage which is suffered as a result of any gross negligence (grobe Fahrlässigkeit) or willful misconduct (Vorsatz) of the Collateral Agent.

21.2	The Assignor shall indemnify the Collateral Agent and any person appointed by the Collateral Agent under this Agreement, against any losses, actions, claims, expenses, demands and liabilities which are incurred by or made against the Collateral Agent for any action or omission in the exercise of the powers contained herein other than to the extent that such losses, actions, claims, expenses, demands and liabilities are incurred by or made against the Collateral Agent as a result of the gross negligence (grobe Fahrlässigkeit) or willful misconduct (Vorsatz) of the Collateral Agent.

22.	AMENDMENTS
Any amendment to, or modification of, this Agreement, including this Clause, shall be effective only if made in writing, unless mandatory law provides for more stringent formal requirements.
23.	ANNEXES, SCHEDULES
All Annexes and Schedules to this Agreement shall form an integral part hereof.
Global Assignment Agreement Novelis Deutschland GmbH

24.	SEVERABILITY

24.1	Should any provision of this Agreement be or become invalid or unenforceable, or should this Agreement be accidentally incomplete or become incomplete, this shall not affect the validity or enforceability of the remaining provisions hereof. In lieu of the invalid or unenforceable provision or in order to remedy any incompleteness, a provision shall apply which comes as close as possible to that which the Parties had intended or would have intended if they had considered the matter. In the event that any rights granted under this Agreement shall be impaired or be or become invalid or unenforceable this shall not affect the validity or enforceability of any other rights granted under this Agreement.

24.2	To the extent that Receivables have not been properly transferred, Assignor undertakes that it will promptly (unverzüglich) cure any legal defects, undertake all necessary acts and (in the event that these legal defects render this Agreement invalid or otherwise affect the perfection and enforceability of the security interest created thereby) re-execute this Agreement.
Global Assignment Agreement Novelis Deutschland GmbH

SCHEDULE 1
Blank Notification Letter
[Letterhead of Novelis Deutschland GmbH]
To: [Name and address of third party debtor]
Date:
Dear Sirs,
We hereby give you notice that we have assigned all our present and future rights and claims against you arising under our business connection (the “Receivables”), to LaSalle Business Credit, LLC (the “Collateral Agent”) pursuant to a global assignment agreement dated July [•], 2007 (the “Global Assignment Agreement”).
Upon receipt of this notice, you are hereby advised that
(i)	the right to dispose over the Receivables and to receive payment in respect thereof is exclusively vested with the Collateral Agent;

(ii)	any payment made to us in respect of the Receivables will not discharge you from your obligations thereunder;

(iii)	all payments to be made by you in respect of the Receivables must be made in favor of the Collateral Agent to the following account:

Name of Account Holder:	LaSalle Business Credit, LLC
Account Number:	2321122
Account Bank:	LaSalle Bank N.A., Chicago Illiniois
Bank Sort Code:	71000505
(iv)	all remedies exercisable in connection with the Receivables are exercisable by the Collateral Agent only.
Please acknowledge receipt of this notice by signing the enclosed acknowledgement and returning the same to the Collateral Agent at the following address:
Global Assignment Agreement Novelis Deutschland GmbH

LaSalle Business Credit, LLC
Attention: Steven Friedlander
135 South LaSalle Street, Suite 425
Chicago, IL 60603,
USA
Yours sincerely,
Novelis Deutschland GmbH

by:
Name:
Title:

Enclosures:	Form of Acknowledgement
Global Assignment Agreement Novelis Deutschland GmbH

Form of Acknowledgement

To:	LaSalle Business Credit, LLC Attention: Steven Friedlander 135 South LaSalle Street, Suite 425 Chicago, IL 60603, USA
Date:

Re:	Global Assignment Agreement
Dear Sirs,
We hereby acknowledge receipt of the notice of Global Assignment of Receivables dated [•] (the “Notice”), whereby we are put on notice that Novelis Deutschland GmbH has assigned all of its present and future rights and claims against us arising under our business connection, to LaSalle Business Credit, LLC pursuant to a global assignment agreement dated July [•], 2007.
We hereby confirm to act in accordance with the instructions made in the Notice.

Yours sincerely,
[Name of third party debtor]

by:
Name:
Title:
Global Assignment Agreement Novelis Deutschland GmbH

SCHEDULE 2
Receivables List
Global Assignment Agreement Novelis Deutschland GmbH

Exhibit 1
Collection Arrangements
Global Assignment Agreement Novelis Deutschland GmbH

Exhibit 2
Inter-Company Loan Receivables
Global Assignment Agreement Novelis Deutschland GmbH

SCHEDULE 3
Insurance Contract List — Novelis Deutschland GmbH
[to be initialed by the signatories of this Agreement]

Type of insurance	Insurer & address	Policy number

Global Assignment Agreement Novelis Deutschland GmbH

Signatories
Collateral Agent
LASALLE BUSINESS CREDIT, LLC

/s/ Steve Friedbetter

Name:	Steve Friedbetter
Title:	S.V.P.
ABL Loan: Global Assignment of Receivables by
Novelis Deutschland GmbH

Signatories
Assignor
NOVELIS DEUTSCHLAND GMBH

/s/ Gottfried Weindl

Name:	Gottfried Weindl
Title:	Managing Director (Geschäftsführer)
Global Assignment Agreement Novelis Deutschland GmbH

SKADDEN ARPS
Execution Copy
NOVELIS DEUTSCHLAND GMBH
as Pledgor
and
LASALLE BUSINESS CREDIT, LLC
as Funding Agent, Collateral Agent and Original Pledgee 1
ABN AMRO BANK N.V.
as US/European Issuing Bank, Swingline Lender, Administrative Agent,
and Original Pledgee 2
UBS SECURITIES LLC
as Syndication Agent and Original Pledgee 3
ABN AMRO BANK N.V.,
acting through its Canadian branch,
as Canadian Issuing Bank, Canadian Administrative Agent, Canadian Funding Agent
and Original Pledgee 4
BANK OF AMERICA, N.A.
as one of the Documentation Agents and Original Pledgee 5
NATIONAL CITY BUSINESS CREDIT, INC.
as further Documentation Agent and Original Pledgee 6
CIT BUSINESS CREDIT CANADA INC.,
as further Documentation Agent and Original Pledgee 7
ABN AMRO INCORPORATED
as one of the Joint Lead Arrangers and Joint Bookmanagers and Original Pledgee 8
UBS SECURITIES LLC,
as further Joint Lead Arranger and Joint Bookmanager and Original Pledgee 9
NOVELIS AG
as Beneficiary and Original Pledgee 10
and
other Parties
as Pledgees

FIRST RANKING ACCOUNT PLEDGE AGREEMENT
(VERPFÄNDUNG VON BANKKONTEN)

TABLE OF CONTENTS	PAGE

1. DEFINITIONS AND LANGUAGE	3

2. CREATION OF PLEDGES	5

3. SECURED OBLIGATIONS	6

4. DISPOSALS OVER ACCOUNTS	7

5. REALISATION OF THE PLEDGES	7

6. WAIVER OF PLEDGORS’ DEFENCES AND OF SUBROGATION RIGHTS	9

7. RELEASE OF THE PLEDGES	9

8. DURATION AND INDEPENDENCE	10

9. REPRESENTATIONS AND WARRANTIES	10

10. UNDERTAKINGS OF THE PLEDGOR	11

11. LIMITATION OF ENFORCEMENT	13

12. ECONOMIC OWNERSHIP OF THE ACCOUNTS	16

13. INTERCREDITOR AGREEMENT	16

14. NOTICES	17

15. WAIVER	18

16. COUNTERPARTS	18

17. GOVERNING LAW AND JURISDICTION	18

18. LIABILITY AND INDEMNIFICATION	19

19. AMENDMENTS	19

20. ANNEXES, SCHEDULES	19

21. SEVERABILITY	19

SCHEDULE 1 LIST OF LENDERS	21

SCHEDULE 2 LIST OF BANK ACCOUNTS OF PLEDGOR	1

SCHEDULE 3 NOTICE OF PLEDGE	1

SCHEDULE 4 FORM OF ACKNOWLEDGEMENT	3
ABL Loan: Account Pledge Agreement

This ACCOUNT PLEDGE AGREEMENT (the “Agreement”) is made on July 6, 2007
Among:
(1)	Novelis Deutschland GmbH, a limited liability company organized under the laws of Germany, having its business address at Hannoversche Strasse 1, 37075 Göttingen, Germany which is registered in the commercial register at the local court (Amtsgericht) of Göttingen under HRB 772 (the “Pledgor”);

(2)	LaSalle Business Credit, LLC, a company organised under the laws of Delaware, having its business address at 135 South LaSalle Street, Suite 425, Chicago, IL 60603, USA (the “Original Pledgee 1”, and, in its capacity as collateral agent under the Credit Agreement (as defined below), the “Collateral Agent” as applicable);

(3)	ABN Amro Bank N.V., a company organised under the laws of the Netherlands, having its business address at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (the “Original Pledgee 2”, and, in its capacity as administrative agent under the Credit Agreement (as defined below), the “Administrative Agent” as applicable);

(4)	UBS SECURITIES LLC, a company organized under the laws of Delaware, having its business address at 677 Washington Blvd, Stamford, CT 06901 (the “Original Pledgee 3”);

(5)	ABN Amro Bank N.V., acting through its Canadian branch, a company organized under the laws of the Netherlands, having its business address at 79 Wellington St. W., 15th Floor TD Waterhouse Tower, Toronto, Ontario, Canada M5K 1G8 (the “Original Pledgee 4”);

(6)	BANK OF AMERICA, N.A., a company organized under the laws of the United States of America, having its business address at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, U.S.A. (the “Original Pledgee 5”);

(7)	NATIONAL CITY BUSINESS CREDIT, INC., a company organized under the laws of Ohio, having its business address at 1965 East 6th Street, 4th Floor, Cleveland, Ohio, 44114 (the “Original Pledgee 6”);

(8)	CIT BUSINESS CREDIT CANADA INC., a company organized under the laws of Canada, having its business address at 207 Queens Quay West, Suite 700, Toronto, Ontario, Canada M5J 1A7 (the “Original Pledgee 7”);

(9)	ABN AMRO INCORPORATED, a company organized under the laws of New York, having its business address at 55 E 52nd Street, New York, NY 10055 (the “Original Pledgee 8”);
ABL Loan: Account Pledge Agreement

(10)	UBS SECURITIES LLC,, a company organized under the laws of Delaware, having its business address at 677 Washington Blvd, Stamford, CT 06901 (the “Original Pledgee 9”);

(11)	NOVELIS AG, a stock corporation organized under the laws of Switzerland, having its business address at Bellerive 36, 8034 Zurich, Switzerland (the “Original Pledgee 10”);

(12)	the institutions listed in Schedule 1 (List of Original Lenders) hereto in their capacity as lenders or other secured parties under or in connection with the Credit Agreement (as defined below), (together with the Original Pledgee 1, the Original Pledgee 2, the Original Pledgee 3, the Original Pledgee 4, the Original Pledgee 5, the Original Pledgee 6, the Original Pledgee 7, the Original Pledgee 8, the Original Pledgee 9 and the Original Pledgee 10, the “Original Pledgees”); and

(13)	the Future Pledgees, as defined herein.
WHEREAS:
(A)	Pursuant to a credit agreement dated as of July 6, 2007 (the “Credit Agreement”) among the Borrowers (as defined below), AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, as Parent Guarantor (“Holdings” or “Parent Guarantor”), the other Guarantors party thereto, the Lenders party thereto, ABN AMRO BANK N.V., as U.S./European Issuing Bank, U.S. Swingline Lender and Administrative Agent, LASALLE BUSINESS CREDIT, LLC as Collateral Agent and Funding Agent, UBS SECURITIES LLC, as Syndication Agent, BANK OF AMERICA N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as Documentation Agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian Issuing Bank, Canadian Funding Agent and Canadian Administrative Agent, and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as Joint Lead Arrangers and Joint Bookmanagers, the Lenders have agreed to grant a revolving loan (the “Loan”) to the Borrowers.

(B)	It is one of the conditions for granting the Loan that the Pledgor enters into this Agreement.

(C)	The Pledgor has agreed to grant a first rank pledge to the Original Pledgee 10 and, subordinated to the Original Pledgee 10, the other Pledgees over its respective Trust Accounts and a first ranking pledge to all Pledgees except the Original Pledgee 10 over its respective Accounts other than the Trust Accounts as security for the Pledgees’ respective claims in connection with the Credit Agreement and the Receivables Purchase Agreement.
ABL Loan: Account Pledge Agreement

(D)	The Pledgor entered into an agreement on the abstract acknowledgement of indebtedness (Abstraktes Schuldanerkenntnis) with, inter alia, the Collateral Agent on or about the date hereof (the “Abstract Acknowledgement of Indebtedness”).

(E)	Pursuant to a trust agreement between the Pledgor and the Original Pledgee 10, the Original Pledgee 10 is the beneficiary of some or all of the Accounts (as defined below) (the “Trust Agreement”).

(F)	Furthermore, in connection with a term loan agreement dated as of July 6, 2007 (the “Term Loan Agreement”), the Pledgor has agreed to grant a second rank pledge over its Accounts (as defined below) as security for the obligations arising under or in connection with the Term Loan Agreement.
NOW, IT IS AGREED as follows:
1.	DEFINITIONS AND LANGUAGE

1.1	In this Agreement:
“Account Bank” means, with regard to each Account, the bank specified as an account bank in Schedule 2 (List of Bank Accounts).
“Accounts” means the accounts specified in Schedule 2 (List of Bank Accounts).
“Borrowers” means Novelis Inc., a corporation formed under the Canada Business Corporations Act; Novelis Corporation, a Texas corporation; Novelis PAE Corporation, a Delaware corporation, Novelis Finances USA LLC, a Delaware limited liability company, Novelis South America Holdings LLC, a Delaware limited liability company; Aluminum Upstream Holdings LLC, a Delaware limited liability company; Novelis UK Ltd, a limited liability company incorporated under the laws of England and Wales with registered number 00279596; and Novelis AG, a stock corporation (AG) organized under the laws of Switzerland.
“Business Days” means a day (other than a Saturday or a Sunday) on which banks are open for general business in New York City, Frankfurt am Main and Zurich.
“Future Pledgee” means any entity which may become a pledgee hereunder by way of (i) transfer of the Pledges by operation of law following the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of any part of the Secured Obligations from any of the Original Pledgees or Future Pledgee to such future pledgee and/or (ii) accession to this Agreement by ratification pursuant to sub-clause 2.3 hereof as pledgee.
ABL Loan: Account Pledge Agreement

“Lenders” has the meaning given in the Credit Agreement.
“Pledgees” means the Original Pledgees and the Future Pledgees, and “Pledgee” means any of them.
“Pledges” means the pledges created pursuant to Clause 2.
“Receivables Purchase Agreement” means the agreement between the Pledgor and the Original Pledgee 10 pursuant to which certain receivables owned or to be created by the Pledgor under certain of its supply contracts have been sold and assigned to the Original Pledgee 10 by way of a true sale.
“Revolving Credit Facility Collateral Agent Appointment Letter” shall mean a letter agreement whereby the Collateral Agent is appointed agent by Secured Parties that provide treasury services.
“Secured Obligations” shall mean (a) obligations of the Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, if allowed in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers and the other Loan Parties under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Loan Parties under the Credit Agreement and the other Loan Documents and (b) the due and punctual payment of all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party.
“Trust Accounts” are the Accounts subject to the Trust Agreement and which are identified accordingly in Schedule 2.
1.2	In this Agreement, references to a person include its successors and assigns, and references to a document are references to that document as amended, restated, novated and/or supplemented from time to time.

1.3	Capitalized terms not otherwise defined in this Agreement shall have the same meaning as given in the Credit Agreement.
ABL Loan: Account Pledge Agreement

1.4	Unless otherwise indicated, the definition of a term in the singular shall include the definition of such term in the plural and vice versa.

1.5	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.6	Any reference in this Agreement to a “Clause”, “sub-clause” or “Schedule” shall, subject to any contrary indication, be construed as a reference to a clause, a sub-clause or a schedule hereof.

2.	CREATION OF PLEDGES

2.1	The Pledgor hereby pledges to each of the Pledgees:

2.1.1	any present and future credit balances, including interest, standing from time to time to the credit of,

(A)	its Accounts provided, however, that the pledge to the Original Pledgee 10 shall be limited to the Trust Accounts;

(B)	any present and future replacement accounts, sub-accounts, re-designated accounts and renumbered accounts which are opened or will be opened in the future in replacement of, or in connection with, its Accounts; and

2.1.2	all other present and future rights to receive payments in connection with its Accounts, including claims for damages or unjust enrichment.

2.2	Each of the Original Pledgees hereby accepts the Pledges for itself.

2.3	The Collateral Agent accepts, as representative without power of attorney (Vertreter ohne Vertretungsmacht) the respective Pledges for and on behalf of each Future Pledgee. Each Future Pledgee will ratify and confirm the declarations and acts so made by the Collateral Agent on its behalf by accepting the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of the Secured Obligations (or part of them) from a Pledgee, by becoming party to any Loan Document or by executing a Revolving Credit Facility Collateral Agent Appointment Letter. Upon such ratification (Genehmigung) such Future Pledgee becomes a party to this Agreement, it being understood that any future or
ABL Loan: Account Pledge Agreement

conditional claim (zukünftiger oder bedingter Anspruch) of such Future Pledgee arising under the Credit Agreement shall be secured by the Pledges constituted hereunder.

2.4	All parties hereby confirm that the validity of the Pledges granted hereunder shall not be affected by the Collateral Agent acting as representative without power of attorney for each Future Pledgee.

2.5	The validity and effect of each of the Pledges shall be independent of the validity and the effect of the other Pledges created hereunder. The Pledges to each of the Pledgees shall be separate and individual pledges.

2.6	The Pledges to the Original Pledgee 10 over the Trust Accounts shall rank ahead of the Pledges created in favor of the other Pledgees. Subject to the prior rank of the Pledges created in favor of the Original Pledgee 10 over the Trust Accounts, the Pledges to each of the other Pledgees over all Accounts, including the Trust Accounts, shall be ranking pari passu with the other Pledges created hereunder.

2.7	The Pledges created hereby shall rank ahead of the pledges created with respect to the Accounts in connection with the Term Loan Agreement and of any other security interest or third party right currently in existence or created in the future over any of the Accounts, including the Account Bank’s pledges.

2.8	Each of the Pledges is in addition, and without prejudice, to any other security the Pledgees may now or hereafter hold in respect of the Secured Obligations.

2.9	For the avoidance of doubt, the parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of all or part of the Secured Obligations by any Pledgee to a Future Pledgee.

3.	SECURED OBLIGATIONS

3.1	The security created hereunder secures the payment of (a) all Secured Obligations of the Borrowers and the other Loan Parties arising under or in connection with the Credit Agreement and the other Loan Documents and (b) the obligations under the Abstract Acknowledgement of Indebtedness.
ABL Loan: Account Pledge Agreement

3.2	With respect to the Original Pledgee 10, the security created hereunder secures only the obligations of the Pledgor arising under or in connection with the Receivables Purchase Agreement (the “RPA Obligations”).

4.	DISPOSALS OVER ACCOUNTS

4.1	In relation to the Account Banks, the Pledgor shall be authorized to dispose over (verfügen) its respective Accounts in the ordinary course of business. This authorization shall, in particular, include the right to withdraw and transfer funds from its respective Accounts. Each Account may only be closed with the prior written consent of the Collateral Agent, acting on behalf of the Pledgees. The Pledgees, acting through the Collateral Agent, shall be entitled to revoke the authorization granted under this Clause 4 at any time after any of the events described in Clauses 5.1 or 5.4 has occurred.

4.2	Upon the occurrence of an Event of Default which is continuing, unremedied and unwaived, the Collateral Agent, on behalf of the Pledgees, shall irrevocably and at any and all times be entitled to (i) notify the Account Bank of the forthcoming enforcement of the Pledges and (ii) instruct each and every Account Bank that as of receipt of such notice it shall no longer allow any dispositions by the Pledgor over any amounts standing to the credit on the respective Account. The Collateral Agent shall notify the Pledgor accordingly.

5.	REALISATION OF THE PLEDGES

5.1	The Pledges shall become enforceable if an Event of Default is continuing, unremedied and unwaived, the requirements set forth in Section 1273 para. 2, 1204 et seq. of the German Civil Code with regard to the enforcement of any of the Pledges are met (Pfandreife) and the Collateral Agent, acting on behalf of the Pledgees, gives notice to the Pledgor that the Pledges in question are enforceable. After the Pledges have become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of these Pledges in any manner it sees fit.

5.2	The realization of the Pledges (or any part thereof) shall not require a prior court ruling or any other enforceable title (vollstreckbarer Titel). Section 1277 of the German Civil Code (Bürgerliches Gesetzbuch) is thus excluded.

5.3	The Collateral Agent, acting on behalf of the Pledgees, shall be entitled to realize the Pledges - either in whole or in part - in any legally permissible manner.
ABL Loan: Account Pledge Agreement

5.4	The Collateral Agent shall give the Pledgor at least 10 (ten) Business Days prior written notice of the intention to realize any of the Pledges (the “Realization Notice”). Such Realization Notice is not necessary if the observance of the notice period will have a materially adversely affect the security interests of the Pledgees. Such Realization Notice shall in particular not be required, if:

5.4.1	the Pledgor ceases to make payments to third parties generally (within the meaning of Section 17 (2), Sentence 2 of the German Insolvency Regulation, Insolvenzordnung);

5.4.2	the Pledgor becomes over-indebted (within the meaning of Section 19 of the German Insolvency Regulation), or illiquid (within the meaning of Section 17 of the German Insolvency Regulation);

5.4.3	the Pledgor files an application for the institution of insolvency proceedings or similar proceedings over its assets;

5.4.4	any third party files an application for the institution of insolvency proceedings or similar proceedings over the assets of the Pledgor, provided such application is not unfounded; or

5.4.5	a preliminary insolvency administrator (vorläufiger Insolvenzverwalter) or an insolvency administrator or any similar kind of receiver, liquidator or administrator has been appointed over the assets of the Pledgor.

5.5	If the Collateral Agent, acting on behalf of the Pledgees, decides not to enforce the Pledges over all of the Accounts, it shall be entitled to determine, in its sole discretion, which of the Accounts shall be realized.

5.6	The Collateral Agent, acting on behalf of the Pledgees, may take all measures and enter into all agreements with the Account Banks or any third-party creditor which it considers necessary or expedient in connection with the realization of the balances on the Accounts, taking into account the legitimate interests of the Pledgor. In particular, the Collateral Agent may, on behalf of the Pledgor, declare the termination of time deposits or similar contractual arrangements made in respect of the Accounts.

5.7	For the purpose of realizing the balances on the Accounts, the Pledgor shall, upon the Collateral Agent’s request, acting on behalf of the Pledgees, promptly (unverzüglich) furnish the Collateral Agent with all documents of title and other
ABL Loan: Account Pledge Agreement

relevant documents held by the Pledgor, and shall, at its own expense, forthwith render all assistance which is necessary or expedient in respect of the realization of the balances on the Accounts.

5.8	Following the realization of all or part of the Pledges, the net proceeds (net proceeds shall mean proceeds less any taxes and costs) shall be used to satisfy the Secured Obligations and the RPA Obligations.

5.9	With respect to the Original Pledgee 10, net proceeds from the realization of any or all of the Pledges shall be distributed to the Original Pledgee 10 only to the extent such proceeds are generated from the realization of Pledges over Accounts that are subject to the Trust Agreement.

6.	WAIVER OF PLEDGORS’ DEFENCES AND OF SUBROGATION RIGHTS

6.1	The Pledgor hereby waives all defenses against enforcement that may be raised on the basis of potential avoidance (Anfechtbarkeit) and set-off pursuant to Sections 1211, 770 of the German Civil Code. This waiver shall not apply to a set-off with counterclaims that are (i) uncontested (unbestritten) or (ii) based on a binding non- appealable court decision (rechtskräftig festgestellt).

6.2	If the Pledges are enforced, or if the Pledgor has discharged any of the Secured Obligations (or any part of them), Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor - Forderungsübergang auf den Verpfänder) shall not apply, and no rights of the Pledgees shall pass to the Pledgor by subrogation or otherwise. Further, the Pledgor shall not at any time before, on or after an enforcement of the Pledges and as a result of the Pledgor entering into this Agreement, be entitled to demand indemnification or compensation from any Borrower, any Guarantor or any of its affiliates or to assign any of these claims.

7.	RELEASE OF THE PLEDGES

7.1	Upon full and final satisfaction of all Secured Obligations, the Collateral Agent, acting on behalf of the Pledgees, shall at the cost and expense of the Pledgor confirm to the Pledgor in writing the release of the Pledges, do everything necessary to effect that release, and surrender the surplus proceeds, if any, resulting from any realization of the Pledges to the Pledgor. This shall not apply to the extent that the Pledgees have to surrender the Accounts or such proceeds to a third party who is entitled to the Accounts or to such proceeds. For the
ABL Loan: Account Pledge Agreement

avoidance of doubt, the Parties are aware that, upon the complete and final satisfaction of all Secured Obligations, the Pledges will expire and cease to exist due to their accessory nature (Akzessorietät) by operation of German law.

7.2	At any time when the total value of the aggregate security granted by the Pledgor to secure the Secured Obligations (the “Security”) which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert) exceeds 110% of the Secured Obligations (the “Limit”) not only temporarily, the Pledgees shall on demand of the Pledgor release such part of the Security (Sicherheitenfreigabe) as the Pledgees may in their reasonable discretion determine so as to reduce the realisable value of the Security to the Limit.

8.	DURATION AND INDEPENDENCE

8.1	Without prejudice to Clause 8.2, in no event shall the Pledges expire before and unless all Secured Obligations have been fully and finally discharged and there is no amount outstanding under the Secured Obligations, whether for principal, interest, fees, discounts or other costs, expenses, charges or otherwise.

8.2	The Pledges shall provide a continuing security and, to the largest extent possible under applicable law, no change or amendment whatsoever in and to the Secured Obligations and to any document relating to the Secured Obligations shall affect the validity of this Agreement nor shall it limit the obligations which are imposed on the Pledgor hereunder.

8.3	This Agreement is in addition to, and independent of, any other security or guarantee the Pledgees may now or hereafter hold in respect of the Secured Obligations. None of such security or guarantee shall prejudice, or shall be prejudiced by, the Pledges in any way.

9.	REPRESENTATIONS AND WARRANTIES
The Pledgor represents and warrants (sichert zu) to each of the Pledgees by way of an independent guarantee (selbständiges Garantieversprechen) that, at the date hereof:
9.1	except the rights of the Original Pledgee 10 with respect to the Trust Accounts created under the Trust Agreement, it is the unrestricted legal and economic owner of its respective Accounts;
ABL Loan: Account Pledge Agreement

9.2	except for the foreign accounts listed in Exhibit 1 to Schedule 2, it does not own any other accounts in or outside the Federal Republic of Germany other than its respective Accounts;

9.3	the information provided in this Agreement relating to its respective Accounts is accurate and complete in all material respects;

9.4	except the rights of the Original Pledgee 10 with respect to the Trust Accounts created under the Trust Agreement, its respective Accounts are free from any liens, rights of retention (Zurückbehaltungsrechte), other encumbrances and other third party rights;

9.5	the Pledges granted to the Original Pledgee 10 will have (upon effectiveness of this Agreement but subject to receipt of the executed schedule confirmation by the Account Banks) first-ranking priority, and the Pledges granted to the other Pledgees will rank ahead of any current or future third party security interest over the Accounts;

9.6	the Pledges constituted hereunder are valid and enforceable without enforceable judgment or other instrument (vollstreckbarer Titel) subject to any qualification in the legal opinion to be issued by the law firm of Noerr Stiefenhofer Lutz in relation hereto; and

9.7	it has not ceased payments within the meaning of Section 17 (2), Sentence 2 of the German Insolvency Regulation, nor is it over-indebted within the meaning of Section 19 of the German Insolvency Regulation or in terms of the German generally accepted accounting principles (Grundsätze ordnungsmäßiger Buchführung), nor is it illiquid within the meaning of Section 17 of the German Insolvency Regulation, nor is its illiquidity imminent within the meaning of Section 18 of the German Insolvency Regulation.

10.	UNDERTAKINGS OF THE PLEDGOR
The Pledgor undertakes:
10.1	to notify promptly (unverzüglich), substantially in the form set out in Schedule 3 (Notice of Pledge), its Account Banks of the creation of the Pledges, and to obtain from each such Account Bank to confirm vis-à-vis the Original Pledgee the receipt of the notice;
ABL Loan: Account Pledge Agreement

10.2	to ensure that its Account Banks release the Accounts from any charges (pledges, rights of retention, rights of set-off, etc.), including charges created pursuant to the respective Account Bank’s standard terms and conditions (Allgemeine Geschäftsbedingungen), or subordinate such rights, by the Account Bank signing a confirmation substantially in the form set out in Schedule 4 (Form of Acknowledgement). It is understood among the Parties that a failure by an Account Bank to submit such confirmation to the Original Pledgee does not affect the validity or enforceability of the Pledges;

10.3	upon the occurrence of an Event of Default which is continuing, the Pledgor shall upon the request of the Collateral Agent, acting on behalf of the Pledgees, deliver to the Collateral Agent information on the current status of the Accounts;

10.4	to provide (and to instruct the Account Banks to provide) the Collateral Agent, on behalf of the Pledgees, with all information, evidence and documentation which the Collateral Agent, acting on behalf of the Pledgees, may reasonably request in connection with the administration and realization of the Accounts. After any of the events described in Clauses 5.1 or 5.4 has occurred, (i) the Collateral Agent, acting on behalf of the Pledgees, is hereby authorized to obtain all information and documents (including bank account extracts and other information on the current status of the Accounts) directly from the Account Banks in its own name and at the Pledgor’s costs, and (ii) the Pledgees and their designees are permitted to inspect, audit and make copies of, and extracts from, all records and all other papers in the possession of the Pledgor which pertain to the Accounts;

10.5	and at the request of the Collateral Agent, acting on behalf of the Pledgees, to promptly (unverzüglich) grant to the Collateral Agent, on behalf of the Pledgees, pledges (substantially in the form of this Agreement) over any new accounts governed by German law;

10.6	not to close or to terminate the Accounts unless any remaining balance in the Account to be closed is transferred to another pledged Account prior to closure and the Collateral Agent is notified thereof;

10.7	not to transfer any of the Accounts to another bank or relocate any of the Accounts to another branch of the Account Bank unless such transfer does not affect the Pledges;

10.8	to obtain the Collateral Agent’s written consent prior to the establishment of a new account, including any sub-account, re-designated account or re-numbered account pursuant to Clause 2.1.1(B) above. Upon the Pledgees’ request, the
ABL Loan: Account Pledge Agreement

Pledgor shall give all declarations and render all reasonable assistance which is necessary in order to perfect the Pledgees’ pledge over the so established account;

10.9	not to create or permit to subsist any encumbrance, except for any Permitted Lien, over any of the Accounts, or knowingly do or permit to be done, anything which is likely to be expected to jeopardize or otherwise prejudice the existence, validity or ranking of the Pledges;

10.10	to inform the Collateral Agent, on behalf of the Pledgees, promptly (unverzüglich) upon gaining knowledge of any attachments (Pfändungen) of third parties that relate to the Accounts or any other third-party measures, except for the creation of a Permitted Lien, which impair or jeopardize the Pledges. In the event of any such attachment, the Pledgor shall provide the Collateral Agent with a copy of the attachment and/or transfer order (Pfändungs-und/oder Überweisungsbeschluss) and any other documents which the Collateral Agent, on behalf of the Pledgees, requests that are necessary or expedient for a defense against such attachment. In addition, the Pledgor shall inform the third party promptly (unverzüglich) in writing of the Pledges and render, at its own expense, to the Collateral Agent, acting on behalf of the Pledgees, all assistance required or expedient to protect its Pledges; and

10.11	The Pledgor shall, at its own expense, execute and do all such assurances, acts and things as the Collateral Agent, acting on behalf of the Pledgees, may reasonably require
10.11.1	for perfecting or protecting the security under this Agreement; and

10.11.2	in the case of the enforcement of security, to facilitate the realization of all or any part of the collateral which is subject to this Agreement and the exercise of all powers, authorities and discretions vested in the Pledgees.
11.	LIMITATION OF ENFORCEMENT

11.1	Subject to Clause 11.2 through Clause 11.4 below, the Collateral Agent shall not enforce the Pledges to the extent (i) the Pledges secure obligations of one of the Pledgor’s shareholders or of an affiliated company (verbundenes Unternehmen) of a shareholder within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than a Subsidiary of the Pledgor or the Pledgor itself), and (ii) the enforcement of the Pledges for such obligations would reduce, in
ABL Loan: Account Pledge Agreement

violation of Section 30 of the German Limited Liability Companies Act (GmbHG), the net assets (assets minus liabilities minus provisions and liability reserves (Reinvermögen), in each case as calculated in accordance with generally accepted accounting principles in Germany (Grundsätze ordnungsmäßiger Buchführung) as consistently applied by the Pledgor in preparing its unconsolidated balance sheets (Jahresabschluß gemäß § 42 GmbHG, §§ 242, 264 HGB)) of the Pledgor to an amount that is insufficient to maintain its registered share capital (Stammkapital) (or would increase an existing shortage in its net assets below its registered share capital); provided that for the purpose of determining the relevant registered share capital and the net assets, as the case may be:
11.1.1	The amount of any increase of the Pledgor’s registered share capital (Stammkapital) implemented after the date of this Agreement that is effected without the prior written consent of the Collateral Agent shall be deducted from the registered share capital of the Pledgor;

11.1.2	any loans provided to the Pledgor by a direct or indirect shareholder or an affiliate thereof (other than a Subsidiary of the Pledgor) shall be disregarded and not accounted for as a liability to the extent that such loans are subordinated or are considered subordinated under Section 32a GmbHG;

11.1.3	shareholder loans, other loans and contractual obligations and liabilities incurred by the Pledgor in violation of the provisions of any of the Loan Documents shall be disregarded and not accounted for as liabilities;

11.1.4	any assets that are shown in the balance sheet with a book value that, in the opinion of the Collateral Agent, is significantly lower than their market value and that are not necessary for the business of the Pledgor (nicht betriebsnotwendig) shall be accounted for with their market value; and

11.1.5	the assets of the Pledgor will be assessed at liquidation values (Liquidationswerte) if, at the time the managing directors prepare the balance sheet in accordance with paragraph (b) below and absent the demand a positive going concern prognosis (positive Fortbestehensprognose) cannot be established.
11.2	The limitations set out in Clause 11.1 only apply:
ABL Loan: Account Pledge Agreement

11.2.1	If and to the extent that the managing directors of the Pledgor have confirmed in writing to the Collateral Agent within ten (10) Business Days of receipt of the Realization Notice or the commencement of enforcement under this Agreement the value of the Pledges which cannot be enforced without causing the net assets of the Pledgor to fall below its registered share capital, or increase an existing shortage in net assets below its registered share capital (taking into account the adjustments set out above) and such confirmation is supported by a current balance sheet and other evidence satisfactory to the Collateral Agent and neither the Collateral Agent nor any of the Secured Parties raises any objections against that confirmation within five (5) Business Days after its receipt; or

11.2.2	if, within twenty (20) Business Days after an objection under paragraph 11.2.1 has been raised by the Collateral Agent or a Secured Party, the Collateral Agent receives a written audit report (“Auditor’s Determination”) prepared at the expense of the Pledgor by a firm of auditors of international standing and reputation that is appointed by the Pledgor and reasonably acceptable to the Collateral Agent, to the extent such report identifies the amount by which the net assets of the Pledgor are necessary to maintain its registered share capital as at the date of the Realization Notice or the commencement of enforcement (taking into account the adjustments set out above). The Auditor’s Determination shall be prepared in accordance with generally accepted accounting principles applicable in Germany (Grundsätze ordnungsgemäßer Buchführung) as consistently applied by the Pledgor in the preparation of its most recent annual balance sheet. The Auditor’s Determination shall be binding for all Parties except for manifest error.
11.3	In any event, the Collateral Agent, for and on behalf of the Secured Parties, shall be entitled to enforce the Pledges up to those amounts that are undisputed between them and the Pledgor or determined in accordance with Clause 11.1 and Clause 11.2. In respect of the exceeding amounts, the Secured Parties shall be entitled to further pursue their claims (if any) and the Pledgor shall be entitled to provide that the excess amounts are necessary to maintain its registered share capital (calculated as at the date of the Realization Notice or the commencement of enforcement and taking into account the adjustments set out above). The Secured Parties are entitled to pursue those parts of the Pledges that are not enforced by operation of Clause 11.1 above at any subsequent point in time. This Clause 11 shall apply again as of the time such additional enforcements are made.
ABL Loan: Account Pledge Agreement

11.4	Should it become legally permissible for managing directors of a German GmbH (Gesellschaft mit beschränkter Haftung, Limited Liability Company) to enter into guarantees in support of obligations of their shareholders without limitations, the limitations set forth in Clause 11.1 shall no longer apply. Should any such guarantees become subject to legal restrictions that are less stringent than the limitations set forth in Clause 11.1 above, such less stringent limitations shall apply. Otherwise, Clause 11.1 shall remain unaffected by changes in applicable law.

12.	ECONOMIC OWNERSHIP OF THE ACCOUNTS
The Pledgor hereby declares pursuant to Section 8 of the German Money Laundering Act (Geldwäschegesetz) (i) that it is the economic owner (wirtschaftlicher Berechtigter) of its Accounts other than the Trust Accounts and that it did not, and still does not, act for the account of third parties in connection with the establishment and the maintenance of such Accounts other than the Trust Accounts and (ii) that the Original Pledgee 10 is the economic owner (wirtschaftlicher Berechtigter) of its Trust Accounts.
13.	INTERCREDITOR AGREEMENT
Notwithstanding anything herein to the contrary, the Collateral granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the intercreditor agreement, dated as of July 6, 2007 (the “Intercreditor Agreement”), among Novelis Inc., a corporation formed under the Canada Business Corporations Act, Novelis Corporation, a Texas corporation, Novelis PAE Corporation, a Delaware corporation, Novelis Finances USA LLC, a Delaware limited liability company, Novelis South America Holdings LLC, a Delaware limited liability company, Aluminum Upstream Holdings LLC, a Delaware limited liability company, Novelis UK Limited, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and Novelis AG, a stock corporation (AG) organized under the laws of Switzerland, AV Aluminum Inc., a corporation formed under the Canada Business Corporations Act, the subsidiaries of Holdings from time to time party thereto, ABN Amro Bank N.V., as Revolving Credit Administrative Agent for the Revolving Credit Lenders (as defined in the Intercreditor Agreement), ABN Amro Bank N.V., acting through its Canadian branch, as Revolving Credit Canadian Administrative Agent and as Revolving Credit Canadian Funding Agent, LaSalle Business Credit, LLC, as Revolving Credit Collateral Agent and as Revolving Credit Funding Agent and UBS AG, Stamford Branch as Term Loan Administrative Agent and as Term Loan Collateral Agent and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict or inconsistency between the provisions of the Intercreditor
ABL Loan: Account Pledge Agreement

Agreement and this Agreement, the provisions of the Intercreditor Agreement shall govern and control.
14.	NOTICES

14.1	Any notice or other communication in connection with this Agreement shall be in writing and shall be delivered personally, sent by registered mail or sent by fax (with confirmation copy by registered mail) to the following addresses:

14.1.1	If to the Pledgees and Collateral Agent:

LaSalle Business Credit, LLC, as Collateral Agent

135 South LaSalle Street, Suite 425
Chicago, IL 60603, USA

Attention:	Account Officer
Fax:	+1.312.992-1501

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive, Suite 2100
Chicago, IL 60606, USA

Attention:	Seth E. Jacobson
Fax:	+1.312.407-8511
Phone:	+1.312.407-0889
14.1.2	If to Pledgor:

Address:	Novelis Deutschland GmbH

Hannoversche Straße 1,

37075 Göttingen, Germany

Attention:	Geschäftsführung
ABL Loan: Account Pledge Agreement

Fax: +49 551 304 4902

or to such other address as the recipient may notify or may have notified to the other party in writing.

14.2	Any notice or other communication under this Agreement shall be in English or in German. If in German, such notice or communication shall be accompanied by a translation into English.

15.	WAIVER

15.1	No failure to exercise or any delay in exercising any right or remedy hereunder by the Pledgees shall operate as a waiver hereunder. Nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any right or remedy.

15.2	Any rights of the Pledgees pursuant to this Agreement, including the rights under this Clause, may be waived only in writing.

16.	COUNTERPARTS

16.1	This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

17.	GOVERNING LAW AND JURISDICTION

17.1	This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.
ABL Loan: Account Pledge Agreement

17.2	For any disputes arising out of or in connection with this Agreement the courts in Frankfurt am Main, Federal Republic of Germany shall have exclusive jurisdiction. The Pledgees, however, shall also be entitled to take legal action against the Pledgor before any other court having jurisdiction over the Pledgor or any of the Pledgor’s assets.

18.	LIABILITY AND INDEMNIFICATION

18.1	Without extending the Collateral Agent’s liability as set forth in Section 10.09 of the Credit Agreement, neither of the Pledgees nor the Collateral Agent shall be liable for any loss or damage suffered by the Pledgor except for such loss or damage which is incurred as a result of the willful misconduct or gross negligence of a Pledgee or the Collateral Agent.

18.2	The Pledgor shall indemnify the Pledgees and the Collateral Agent and any person appointed by either the Pledgees or the Collateral Agent under this Agreement against any losses, actions, claims, expenses, demands and liabilities which are incurred by or made against the Pledgees and/ or the Collateral Agent for any action or omission in the exercise of the powers contained herein other than to the extent that such losses, actions, claims, expenses, demands and liabilities are incurred by or made against the Pledgees and/ or the Collateral Agent as a result of the gross negligence (grobe Fahrlässigkeit) or willful misconduct (Vorsatz) of the Pledgees and/ or the Collateral Agent, as the case may be.

19.	AMENDMENTS
Any amendment to, or modification of, this Agreement, including this Clause, shall be effective only if made in writing, unless mandatory law provides for more stringent formal requirements.
20.	ANNEXES, SCHEDULES
All Schedules to this Agreement shall form an integral part hereof.
21.	SEVERABILITY

21.1	Should any provision of this Agreement be or become invalid or unenforceable, or should this Agreement be accidentally incomplete or become incomplete, this shall not affect the validity or enforceability of the remaining provisions hereof. In lieu of the invalid or unenforceable provision or in order to remedy any
ABL Loan: Account Pledge Agreement

incompleteness, a provision shall apply which comes as close as possible to that which the Parties had intended or would have intended if they had considered the matter. In the event that any Pledge granted under this Agreement shall be impaired or be or become invalid or unenforceable this shall not affect the validity or enforceability of any other Pledge granted under this Agreement.

21.2	To the extent that the Pledges have not been properly created or, where applicable, their nominal denominations have not been made in Euro, the Pledgor undertakes that it will without promptly (unverzüglich) cure any legal defects, make all necessary acts, and (in the event that these legal defects render this Agreement invalid or otherwise affect the perfection and enforceability of the security interest created thereby) re-execute this Agreement.
ABL Loan: Account Pledge Agreement

Schedule 1
List of Lenders and other Secured Parties
ABN AMRO Bank N.V., with address at 4400 Post Oak Parkway, suit 1500, Houston, TX 77027 USA
ABN AMRO Bank N.V., with address at 15th Floor, TD Waterhouse Tower, 79 Wellington St. W, P.O. Box 114 T-D Centre, Toronto, Ontario Canada, M5K 1G8
LaSalle Bank National Association, a US company with business address at 135 South LaSalle Street, Chicago, Illinois, USA
General Electric Capital Corporation, a company set up under the laws of Delaware, USA, with address at 201 Merritt 7, Norwalk, CT 06851, USA
Bank of America, N.A., a company set up under the laws of the USA, with address at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, USA
National City Business Credit, Inc., a company set up under the laws of Ohio, USA, with business address at 1965 East 6th Street, 4th Floor, Cleveland, OH 4114, USA
Wachovia Bank N.A., a company set up under the laws of New York, USA, with business address at 301 S College Street, Charlotte, NC 28202-6000, USA
Lloyds TSB Commercial Finance Limited, a company set up under the laws of England and Wales, with address at Boston House, The Little Green, Richmond, Surrey, TW9 1QE, United Kingdom
Royal Bank of Canada, a company set up under the laws of Canada, with address at 71 Queen Victoria Street, London, EC4V 4DE, United Kingdom
Wells Fargo Foothill, LLC, a company set up under the laws of Delaware, USA, with address at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, CA, 404, USA
State of California Public Employees’ Retirement System, a company set up under the laws of the USA, with address at 400 Q Street, Room E4800, Sacramento, CA 95814, USA
CIT Business Credit Canada Inc., a company set up under the laws of Canada, with address at 207 Queens Quay West, Suite 700, Toronto, Ontario M5J 1AQ7, Canada
The CIT Group/Business Credit, Inc., a company set up under the laws of Delaware, USA, with address at 11 West 42nd Street, 13th Floor, New York, NY 10036, USA
Natixis, a company set up under the laws the USA, with address at 1251 Avenue of the Americas, 34th Floor, New York, NY 10020, USA
RBS Business Capital, a division of RBS Asset Finance, Inc., a company set up under the laws the USA, with address at 101 Park Avenue, 11th Floor, New York, NY 10178, USA
ABL Loan: Account Pledge Agreement

Siemens Financial Services, Inc., a company set up under the laws the USA, with address at 170 Wood Avenue South, Iselin, New Jersey 08830, USA
PNC Bank, National Association, a company set up under the laws of the USA, with address at One S. Wacker Drive, Suite 2980, Chicago, IL 60606, USA
Allied Irish Banks, p.l.c., a company set up under the laws of the Republic of Ireland, with address at 601 South Figueroa Street, Suite 4650, Los Angeles, CA 90017, USA
Citicorp North America, Inc., a company set up under the laws of Delaware, USA, with address at 2 Penns Way, Suite 110, New Castle, Delaware 19720, USA
HSBC Business Credit (USA) Inc., a company set up under the laws of the USA, with address at 1 West 39th Street, Floor 5, New York, New York 10010, USA
UPS Capital Corporation, a company set up under the laws of the USA, with address at 35 Glenlake Parkway, NE, Atlanta, GA 30328, USA
Commerzbank AG, New York and Grand Cayman Branches, a company set up under the laws of the USA, with address at Two World Financial Center, New York, New York, USA
Bayerische Landesbank, New York Branch, a company set up under the laws of the USA, with address at 560 Lexington Avenue, New York, New York 10022, USA
UBS AG, Stamford Branch, a company set up under the laws of Switzerland, with address at 677 Washington Boulevard, Stamford, Connecticut 06901, USA
ABL Loan: Account Pledge Agreement

SCHEDULE 2
LIST OF BANK ACCOUNTS OF PLEDGOR
List of Bank Accounts — Novelis Deutschland GmbH

Bank Sort
Country	Ort	Bank	Code (BLZ)	Account Nr.	Currency	Notes	Owner	Location	Contact
Germany	Berlin	Commerzbank	100 400 00	205991300*	EUR	One-Way Pool	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991300*	CAD	One-Way Pool	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991300*	CHF	One-Way Pool	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991300*	DKK	One-Way Pool	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991300*	GBP	One-Way Pool	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991300*	SEK	One-Way Pool	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991300*	USD	One-Way Pool	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald

*	The Accounts marked with an Asterisk are the “Trust Accounts”, and the respective banks are the “Trust Account Banks”
ABL Loan: Account Pledge Agreement

			Bank Sort
Country	Ort	Bank	Code (BLZ)	Account Nr.	Currency	Notes	Owner	Location	Contact
Germany	Berlin	Commerzbank	100 400 00	205991302	EUR	Hauptkonto Währung	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991302	CAD	Hauptkonto Währung	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991302	CHF	Hauptkonto Währung	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991302	DKK	Hauptkonto Währung	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991302	GBP	Hauptkonto Währung	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991302	SEK	Hauptkonto Währung	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991302	USD	Hauptkonto Währung	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991301	USD	Metall	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991301	EUR	Rentenkonto	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205995400	EUR	ATZ- Gebührenbelastungen	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205995408	EUR	Sicherheiten/Rücklagen ATZ	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
ABL Loan: Account Pledge Agreement

			Bank Sort
Country	Ort	Bank	Code (BLZ)	Account Nr.	Currency	Notes	Owner	Location	Contact
Germany	Berlin	Commerzbank	100 400 00	205991309	EUR	Festgelder	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	205991309	GBP	Festgelder	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	209550300	EUR	Holding	Novelis Aluminium Holding Co.	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Berlin	Commerzbank	100 400 00	1766005	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Lüdenscheid	Commerzbank	458 400 26	6208870	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Plettenberg	Commerzbank	458 410 31	8203200	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Aschersleben	Commerzbank	810 400 00	6526172	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Germany	Nürnberg	Commerzbank	760 400 61	521823501	EUR	Rentenkonto	Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
ABL Loan: Account Pledge Agreement

Exhibit 1 to Schedule 2 — foreign accounts

			Bank Sort
Country	Ort	Bank	Code (BLZ)	Account Nr.	Currency	Notes	Owner	Location	Contact
Spain	Madrid	Commerzbank	COBAESM	3631686	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Great Britain	London	Commerzbank	COBAGB2	1152214	GBP		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Finland	Espoo	Nordea Pamki Suomi Oyi	NDEAFIHH XXX	15713027756	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Denmark	Ishoj	Den Danske Bank	DABADKK KXXX	3326147966	DKK		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
France	Levallois-Perret	Societe Generale	SOGEFRPP	00020491387	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Netherlands	Amsterdam	Postbank	PSTBNL21	1775145	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Belgium	Brüssel	Fortis Bank	GEBABEBB	210073796440	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
Netherlands	Dordrecht	ABN AMRO Bank NV	ABNANL2A	417007310	EUR		Novelis Germany GmbH	Hannoversche Str. 1 - 37075 Göttingen - Germany	Christoph Bienwald
ABL Loan: Account Pledge Agreement

SCHEDULE 3
NOTICE OF PLEDGE
[Letterhead of Pledgor]

From:	Novelis Deutschland
Hannoversche Straße 1
37075 Göttingen
Germany

To:	[ ]
[ ]
Germany

Date:	[ ]

Re:	Accounts Nos. [ ] (the “Accounts”)
We hereby give you the notice that by a pledge agreement dated July 6, 2007 (the “Account Pledge Agreement”) we have pledged in favor of LaSalle Business Credit, LLC (the “Collateral Agent”) and the other pledgees set out in the Account Pledge Agreement (together with the Collateral Agent, the “Secured Parties”) all present and future credit balances, including all interest payable, from time to time standing to the credit on each of the above Accounts (which shall include all sub-accounts, renewals, re-designation, replacements and extensions thereof). A copy of the Account Pledge Agreement is attached hereto.
Please note that we have waived all rights of confidentiality (Bankgeheimnis) in relation to all accounts held with you for the benefit of the Secured Parties. We hereby instruct you to provide the Collateral Agent with all information requested by it concerning the Accounts.
Until you receive notice to the contrary from the Collateral Agent, we may continue to operate the Account(s) and in particular may dispose of the amounts credited to the Account(s). Upon receipt of the aforesaid notice to the contrary, you as Account Bank, shall not permit any dispositions by us of amounts credited to the Account(s).
Please acknowledge receipt of this notice and your agreement to the terms hereof by signing the enclosed copy and returning the same to LaSalle Business Credit, LLC,, having its business address at 135 South LaSalle Street, Suite 425, Chicago, IL 60603, USA, fax number
+ 1-312-904-6450, to the attention of Account Officer, in its capacity as Collateral Agent with a copy to ourselves.
ABL Loan: Account Pledge Agreement

Yours faithfully,
For and on behalf of
Novelis Deutschland GmbH
ABL Loan: Account Pledge Agreement

SCHEDULE 4
FORM OF ACKNOWLEDGEMENT
Letterhead of Account Bank

From:	Commerzbank AG
(the Account Bank)

To:	LaSalle Business Credit, LLC

as Collateral Agent

135 South LaSalle Street, Suite 425,
Chicago, IL 60603,
USA

Fax: + 1-312-904-6450
Attention: Account Officer

Copy to:	Novelis Deutschland GmbH

Hannoversche Straße 1
37075 Göttingen
Germany
Date: (_________)
Acknowledgement of Receipt of Notification of Pledge according to Account Pledge Agreement dated (...) — Bank Account No. (...)
Dear Sirs,
We acknowledge receipt of the above notice and confirm that we have neither received any previous notice of pledge relating to the Account nor are we aware of any third party rights in relation to the Account, except of the pledges granted under the Pledge Agreement dated [Citibank] which rank in priority before the pledges over the Account granted to the Security Agent by the Pledgor. We have not assessed the validity of the pledge.
We hereby agree not to make any set-off or deduction from the Account or invoke any rights of retention in relation to the Account during the existence of the pledge, other than in relation to charges payable in connection with the maintenance of the Account or other bank charges or fees payable in the ordinary course of business or in relation to amounts arising from the return of direct debits or cheques credited to the above Account.
ABL Loan: Account Pledge Agreement

We agree that the pledge in our favour over the Account granted pursuant to our General Business Conditions shall rank behind all the pledges over the Account granted to the Security Agent by the Pledgor pursuant to the Account Pledge Agreement dated (...) of which we have been notified by the Pledgor.
We take note of the fact that until notice to the contrary from the Security Agent to be served to us as Account Bank, the Pledgor may continue to operate the Account and in particular may dispose over the amounts standing to the credit of the Account.
Please send such aforesaid notice directly to
Commerzbank AG
GKE Ost
Potsdamer Str. 125
10783 Berlin
Fax: + 49 30 / 2653-2720

(duly authorised signatory of the Account Bank)
ABL Loan: Account Pledge Agreement

Signatories

Pledgor
NOVELIS DEUTSCHLAND GMBH

/s/ Gottfried Weindl Name: Gottfried Weindl
Title: Managing Director (Geschäftsführer)
Novelis AG Account Pledge Agreement

Signatories

Original Pledgee 1 and Collateral Agent
LASALLE BUSINESS CREDIT, LLC

/s/ Stefal Name:
Title:
ABL Loan: Account Pledge Agreement Novelis Deutschland GmbH

Signatories

Original Pledgee 2
ABN Amro Bank N.V.

/s/ Scott Donaldson	/s/ J. Westrick

Name: Scott Donaldson	J. Westrick
Title: Director	Vice President

Original Pledgee 3
UBS SECURITIES LLC

/s/ Mary E. Evans Name: Mary E. Evans	/s/ David B. Julie David B. Julie
Title: Associate Director Banking Products Services, US	Associate Director Banking Products Services, US

Original Pledgee 4
ABN AMRO BANK N.V.

/s/ Scott Donaldson	/s/ J. Westrick

Name: Scott Donaldson	J. Westrick
Title: Director	Vice President

Original Pledgee 5
BANK OF AMERICA, N.A.

/s/ Stephen Y. McGehee Name: Stephen Y. McGehee
Title: Senior Vice President
ABL Loan: Account Pledge Agreement

Original Pledgee 6
NATIONAL CITY BUSINESS CREDIT, INC.

/s/ Robert Bartkowski Name: Robert Bartkowski
Title: Director

Original Pledgee 7
CIT BUSINESS CREDIT CANADA INC.

/s/ E. Dennis McCluskey	/s/ Darryl Lalach

Name: E. Dennis McCluskey	Darryl Lalach, C.A.
Title: President & CEO	Treasurer & V.P. Operations

Original Pledgee 8
ABN AMRO INCORPORATED

/s/ David Wood Name: David Wood
Title: Managing Director

Original Pledgee 9
UBS SECURITIES LLC

/s/ Mary E. Evans	/s/ David B. Julie

Name: Mary E. Evans	David B. Julie
Title: Associate Director Banking Products Services, US	Associate Director Banking Products Services, US
ABL Loan: Account Pledge Agreement

Signatories

Original Pledgee 10
NOVELIS AG

/s/ P. Hen /s/ F. Floto
Name: P. Hen F. Floto
Title: Officer Officer

EXHIBIT M-7
Form of
BRAZILIAN SECURITY AGREEMENT
[See attached]
EXHIBIT M-7-1

EXECUTION COPY
RECEIVABLES PLEDGE AGREEMENT
This Receivables Pledge Agreement (the “Agreement”) is entered among:
(a) NOVELIS DO BRASIL LTDA., a Brazilian limited liability company, with its principal place of business in the City of São Paulo, State of Sao Paulo, at Avenida das Nações Unidas, 12.551, 15th floor, enrolled with the Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 60.561.800/0001-03, hereby represented in accordance with its articles of association, by its undersigned legal representatives (hereinafter referred to as the “Pledgor” or “Novelis do Brasil”); and
(b) LASALLE BUSINESS CREDIT, LLC, a financial institution organized and existing under the laws of Delaware, having its office at 135 South LaSalle Street, Suite 425 Chicago, Illinois, 60603, in its capacity as collateral agent on behalf of the Secured Parties under the Revolving Credit Agreement (as defined below), hereby represented by its undersigned attorney-in-fact (hereinafter referred to as “LASALLE” or “Collateral Agent”).
The Pledgor, the Collateral Agent are hereinafter jointly referred to as the “Parties”.
     WHEREAS, Novelis Inc., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), Novelis Corporation, a Texas corporation, and the other U.S. Subsidiaries of the Canadian Borrower (each, an “Initial U.S. Borrower” and, collectively, the “Initial U.S. Borrowers”), Novelis UK Ltd, a limited liability company incorporated under the laws of England and Wales with registered number 00279596 (the “U.K. Borrower”), and Novelis AG, a stock corporation (AG) organized under the laws of Switzerland (the “Swiss Borrower” and, together with the Canadian Borrower, the U.S. Borrowers, and the U.K. Borrower, the “Borrowers”), AV Aluminum Inc., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors, the Lenders, ABN AMRO Bank N.V., as U.S./European Issuing bank (in such capacity “U.S./European Issuing Bank”), ABN AMRO Bank N.V. acting through its Canadian Branch, as Canadian Issuing bank (in such capacity “Canadian Issuing Bank”), ABN AMRO Bank N.V. as swingline lender (in such capacity, “Swingline Lender”), ABN AMRO Bank N.V., as administrative agent (in such capacity “Administrative Agent”) for the Lenders, LASALLE Business Credit, LLC as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank, LASALLE Business Credit, LLC as funding agent (in such capacity, “Funding Agent”) for the Secured Parties and the Issuing Bank, ABN AMRO BANK N.V. acting through its Canadian Branch, as Canadian Funding Agent (in such capacity, “Canadian Funding Agent”), ABN AMRO BANK N.V. acting through its Canadian Branch, as Canadian Administrative Agent (in such capacity, “Canadian Administrative Agent”), UBS Securities LLC, as syndication agent (in such capacity, “Syndication Agent”), Bank of America, N.A., National City Business Credit, Inc. and CIT Business Credit Canada, as documentation agents (in such capacity, “Documentation Agents”), and ABN AMRO Incorporated and UBS Securities LLC, as joint lead arrangers and joint bookmanagers (in such capacities, “Arrangers”), and each financial institutions that may have become a party thereto, have entered into a certain credit agreement dated as of July 6, 2007 (as amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”);

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     WHEREAS, the Borrowers have requested the Lenders to extend credits in form of Revolving Loans, at any time and from time to time prior to the Final Maturity Date (as such term is defined in the Revolving Credit Agreement), in an aggregate principal amount at any time outstanding not in excess of the Dollar Equivalent of US$ 800,000,000.00 (Eight Hundred Million United States Dollars) plus any commitment increases funded pursuant to Section 2.23 of the Revolving Credit Agreement (including an initial Canadian commitment of the Dollar Equivalent of US$ 60,000,000,00 (Sixty Million United States Dollars)) (the “Revolving Credit Facilities”).
     WHEREAS, it is a condition precedent to the obligation of the lenders and the issuers to make their respective extensions of credit to the Borrowers under the Revolving Credit Agreement, that the Pledgor shall have executed and delivered this Agreement to the Collateral Agent;
     NOW, THEREFORE, in consideration of the premises and to induce the lenders, the issuers and the Collateral Agent to enter into the Revolving Credit Agreement, and to induce the lenders and the issuers to make their respective extensions of credit to the Borrowers thereunder, the Pledgor hereby agrees with the Collateral Agent as follows:
Section One — Defined Terms
1.1. Capitalized terms not defined in this Agreement shall have the same meaning given to such terms in the Term Loan Credit Agreement, unless a contrary indication appears.
1.2 Any references to the Collateral Agent in this Agreement shall be construed as references to the Collateral Agent acting on behalf of the Secured Parties.
1.3 Any references to a Person in this Agreement shall include its successors and assigns; and
1.4 Any references to a document is a reference to that document as amended, restated, novated and/or supplemented through the time such reference becomes effective.
1.5 All references to sections and exhibits in this Agreement are references to sections and exhibits of this Agreement, except if expressly stated otherwise.
Section Two — Purpose
2.1. In order to secure (a) the Obligations, (b) the due and punctual payment and performance of all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party, and (c) all obligations of every nature now or hereafter existing under this Agreement (the “Secured Obligations”), Pledgor hereby pledges in favor of the Collateral Agent, on behalf of the Secured Parties, all of its rights and title over all of the credit instruments, invoices and receivables issued by Pledgor in the normal course of its business, which are duly identified and described in Exhibit 1 hereto, less the amount of US$25,000,000 or the equivalent thereof in other currencies (the “Pledged Receivables”) which receivables are collected by Pledgor and deposited at the bank accounts held by Pledgor described in Exhibit 2 hereto (the “Bank Accounts”) with all they represent, as collateral security for the regular and full compliance by the Borrowers of its Secured Obligations, pursuant to the provisions of Articles 1,451 to 1,460 of the Brazilian Civil Code.

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2.2.	For the purposes of Article 1,424 of the Brazilian Civil Code, the basic terms of the Secured Obligations are those described in
Schedule 2.2. hereof.

2.3.	Under the terms of Article 1,452, sole paragraph, of the Brazilian Civil Code, the Pledgor is ensured the right to maintain possession of the documentation evidencing the title of the Pledged Receivables, being responsible, however, for its conservation and maintenance.

2.4.	In order to comply with Article 1,453 of the Brazilian Civil Code, Pledgor hereby agrees and undertakes to notify each of the banks in which the Bank Accounts are held within 10 (ten) days as of the date of execution of this Agreement, in the form of the notice attached hereto as Schedule 2.4 (the “Notice”).
Section Three – Representations and Warranties
3.1. Pledgor hereby represents and warrants that, as of the date hereof:
(i)	Pledgor is the legal owner of the Pledged Receivables, which are free from any liens other than (i) those contemplated herein; and (ii) those created under the Receivables Pledge Agreement entered into by and between UBS AG Stamford Branch, as collateral agent and Novelis do Brasil Ltda., as of the same date hereof;

(ii)	Pledgor has full capacity to pledge the Pledged Receivables in favor of the Collateral Agent, and that the execution, delivery, performance and grant of the pledge created hereby have been duly authorized by all necessary corporate actions on the part of Pledgor, and do not and will not (i) violate any provision of the articles of association, charter or other organizational documents of Pledgor, or (ii) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or, except for consents and approvals that have been obtained and are in full force and effect, require the approval or consent of any person pursuant to any material contractual obligation of Pledgor, or (iii) violate any applicable law binding on Pledgor;

(iii)	Upon completion of the registration and the delivery of the notice as required in Section 5 and Schedule 2.4. hereof, the pledge of the Pledged Receivables will constitute a legal, valid, and perfected security interest on the Pledged Receivables, enforceable in accordance with its terms against Pledgor and any third parties, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally;

(iv)	The disposal of the Pledged Receivables, judicially and/or out of court, under the terms of this Agreement, does not violate any law, rules, regulations, agreements, injunctions, decrees or court rulings binding upon Pledgor. There is no action, suit, proceeding, arbitration or governmental investigation pending or threatened in respect to the Pledged Receivables. There exists no impediment that would prevent the disposal of the Pledged Receivables, judicially and/or out of court, under the terms of this Agreement;

(v)	Pledgor has not sold or granted any rights of preemption over or agreed to sell or grant any right of preemption over or otherwise disposed of or agreed to dispose of the benefit of all or any of its rights, title and interest in and to all or any part of the Pledged Receivables;

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(vi)	Pledgor has full knowledge of all terms and conditions of the Revolving Credit Agreement, and of the Intercreditor Agreement including but not limited to the basic terms of the Secured Obligations as described in Schedule 2.2 hereto; and

(vii)	The undertaking by Pledgor of the obligations provided herein will not, in any event, cause any material adverse effect upon or any material change to the business, operations, properties, equipment, condition (financial or otherwise) or prospects of Pledgor, or the impairment of the ability of Pledgor to perform and conduct its business in its normal course (“Material Adverse Effects”).
3.2. Pledgor further undertakes to maintain valid the representations and warranties in this Section 3 during the term of this Agreement.
Section Four — Covenants
4.1. Pledgor covenants and agrees that until termination and discharge of this Agreement in accordance with Section 7:
(i) Pledgor will, at its sole cost and expense, make, execute, acknowledge and deliver all such further acts, deeds, conveyances, agreements, assignments, notices of assignment and additional transfers as the Collateral Agent shall from time to time reasonably request, which may be necessary in the reasonable judgment of the Collateral Agent to assure, perfect, assign or transfer to the Collateral Agent the security interest and the rights created, transferred or assigned hereunder. All reasonable costs and expenses in connection with the granting and maintenance of the security interests hereunder, including reasonable legal fees and other reasonable costs in connection with the grant, registration, perfection, maintenance or continuity of the security interests hereunder or the preparation, execution or registration of documents and any other acts which the Collateral Agent may reasonably incur in connection with the granting, registration, perfection, maintenance or continuity of such security interest, shall be paid by Pledgor promptly upon demand. Pledgor will not, and will not permit any of its subsidiaries to, without the prior approval of the Collateral Agent, enter into any agreement which may impair their ability to comply with, or which may prohibit them from complying with, the provisions hereof.
(ii) As a mean to comply with the obligations set forth herein, in accordance with Article 684 of the Brazilian Civil Code, it shall grant, execute and deliver to the Collateral Agent on the date hereof (and on any later date to each successor of the Collateral Agent, as necessary to ensure that such successor Secured Party has powers to carry out the acts and rights specified herein), and shall maintain in full force and effect until the full payment of the Secured Obligations, an irrevocable power of attorney in the form of Exhibit 3 hereto. The powers granted are irrevocable during the entire term of this Agreement;
(iii) It shall, upon the occurrence and continuation of an Event of Default, as may be evidenced by written notice from any of the Collateral Agent to Pledgor (irrespective of any notice to the contrary by any other third party), comply with all written instructions received by it from any of the Collateral Agent in connection with the exercise by the Collateral Agent of the remedies set forth in Section 6 hereof;
(iv) It shall notify Collateral Agent, in reasonable details, within 5 (five) days of the occurrence of any event that causes a Material Adverse Effect, or the impairment of the ability of Pledgor to perform, or Collateral Agent to enforce, any obligation under this Agreement or any event that might affect the integrity or value of the Pledged Receivables or the rights of the Collateral Agent under this Agreement; and

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(v) It will comply in all respects with all applicable laws of any governmental authority having jurisdiction over its business.
Section Five — Registration of the Pledge
5.1. Pledgor shall, within 20 (twenty) days, counting from the date hereof, file this Agreement for registration in the competent Registry of Deeds and Documents to perfect the pledge of the Pledged Receivables and deliver to Collateral Agent evidence of such filing. As soon as possible, but in no event later than 20 (twenty) days from the date such registration is completed, Pledgor shall deliver to the Collateral Agent evidence that this Agreement was duly registered and recorded in the competent Registry of Deeds and Documents.
Section Six — Rights and Powers of the Collateral Agent upon an Event of Default; Remedies.
6.1. Without prejudice to any of the foregoing provisions and the possibility of judicial enforcement of this Agreement, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall be entitled to instruct Pledgor in writing to deliver the Pledged Receivables or any part thereof to the Secured Parties (directly or through the Collateral Agent) at any place or places designated by the Collateral Agent and is hereby and by means of the power of attorney referred to in Section 4.1 (iv) hereof, irrevocably and irreversibly entitled to dispose of, collect, receive and/or realize upon the Pledged Receivables (or any part thereof), and forthwith sell or assign, give option or options to purchase or otherwise dispose of the Pledged Receivables or any part thereof, at such price and upon such terms and conditions as it may deem appropriate, which shall be compatible with the conditions for the negotiation in equivalent conditions in an extra-judicial sale to be executed by the Collateral Agent, which conditions are hereby accepted, as of the date hereof, by the Parties as sufficient for the validity and effectiveness of such extra-judicial sale, in accordance with the provisions set forth in Article 1,433, Item IV and Article 1,435, Item V of the Brazilian Civil Code, and apply the proceeds thus received for payment of the Secured Obligations. Any notice given by the Collateral Agent that an Event of Default has occurred and is continuing or has ceased shall be conclusive as against Pledgor and all other third Parties, absent manifest error. Without limitation of other rights, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall be entitled to instruct any third Parties to make payments required by such Pledged Receivables directly to the Secured Parties or the Collateral Agent, as instructed by the Collateral Agent, to be applied for the payment of the Secured Obligations as provided in the Revolving Credit Agreement, undertaking to return to Pledgor any amounts in excess of the Secured Obligations.
Section Seven — Term
7.1. This Agreement shall remain in effect as of the date hereof and until the actual, irrevocable and full compliance of all Secured Obligations, existing under the terms of the Revolving Credit Agreement.
Section Eight — Application of Proceeds of the Sale of the Pledged Receivables
8.1. Any moneys received by the Collateral Agent pursuant to this Agreement shall after foreclosure of the pledge of the Pledged Receivables be applied, totally and as soon as

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practicable, by the Collateral Agent, in or towards payment of the Secured Obligations in accordance with the terms of the Revolving Credit Agreement and the Intercreditor Agreement (as defined below), but without prejudice to the right of the Collateral Agent to recover any shortfall on the payments of the Secured Obligations from Pledgor. Once the Secured Obligations are paid in full, the Collateral Agent hereby undertake to return all and any excess of the moneys obtained by the foreclosure of the pledge of the Pledged Receivables to Pledgor.
Section Nine — Further Assurances
9.1. Pledgor will, from time to time, at its sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, assignments, notices of assignment and transfers (including as the Collateral Agent shall from time to time request), which may be necessary in the reasonable judgment of the Collateral Agent from time to time to assure, perfect, convey, assign and transfer to the Collateral Agent the rights conveyed or assigned hereunder. All costs and expenses in connection with the grant or continuation of any security interests hereunder, including legal fees and other costs and expenses in connection with the grant, registration, perfection, maintenance or continuation of any security interests hereunder or the preparation, execution, delivery, recordation or filing of documents and any other acts (including as Security Parties may reasonably request) which may be necessary in connection with the grant, registration, perfection, maintenance or continuation of such security interests, shall be paid by Pledgor promptly upon demand. Pledgor will not enter into or become subject to any agreement which would impair its ability to comply, or which would purport to prohibit it from complying, with the provisions hereof, such agreement being considered ineffective to the Collateral Agent.
Section Ten — Collateral Agent Consent
10.1. It is understood that, as long as the amounts due under the Revolving Credit Agreement are not fully repaid, Pledgor shall not, directly or indirectly, issue, sell, transfer, assign, pledge or otherwise encumber any of the Pledged Receivables, or grant any options or rights with respect to the Pledged Receivables, except for (i) liens on such Pledged Receivables; (ii) other ownership interests created pursuant to the terms of the Loan Documents and for transfers and assignments permitted thereunder; and (iii) those created under the Receivables Pledge Agreement entered into by and between UBS AG Stamford Branch, as collateral agent, and Novelis do Brasil Ltda., as of the same date hereof.
Section Eleven – Amendments, etc. with Respect to the Secured Obligations
11.1. Pledgor shall remain obligated hereunder, and the Pledged Receivables shall remain subject to the security interests granted hereby, at all times until termination of this Agreement pursuant to Section 7 hereof, notwithstanding that, and without limitation and without any reservation of rights against Pledgor, and without notice to Pledgor:
(a) the liability of Pledgor and/or any other third party upon or for any part of the Secured Obligations, or any security or guarantee therefor or right of setoff with respect thereto, is, from time to time, in whole or in part, renewed, extended, increased, amended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Agent;
(b) the Revolving Credit Agreement is modified, assigned or supplemented, in whole or in part, in accordance with the terms of such agreement; and

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(c) any guaranty, right to setoff or other security at any time held by the Collateral Agent for the payment of the Secured Obligations is sold, exchanged, waived, surrendered or released.
11.2. For the purposes of Articles 360, 361 and 364 of the Brazilian Civil Code, any assignment under the Revolving Credit Agreement (provided such assignment is in accordance with the Revolving Credit Agreement) does not constitute a new obligation of Pledgor, and any assignee will become a Secured Party hereunder and shall be entitled to and have the same rights as the initial Secured Parties, hereby represented by Collateral Agent, to any and all Pledged Receivables.
Section Twelve — Waiver and Amendments
12.1. No course of dealing between Pledgor and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of any Secured Party any right, power or privilege hereunder or under the Revolving Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
12.2. Notwithstanding any provisions of this Agreement, no amendment of any provision of this Agreement (including any waiver or consent relating thereto) shall be effective unless the same shall have been consented to and signed by all parties hereto.
Section Thirteen — Rights and Remedies of the Collateral Agent
13.1. The rights and remedies provided herein, in the Revolving Credit Agreement, and in the Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law including, without limitation, the rights and remedies of the Collateral Agent under Brazilian Law.
13.2. The pledge hereunder constitutes a non-exclusive collateral security for the compliance by the Borrowers with its payment obligations under the Revolving Credit Agreement, the institution of this pledge does not preclude the institution of any other collateral securities in the benefit of the Collateral Agent pursuant to the Revolving Credit Agreement.
Section Fourteen — Severability
14.1 The provisions of this Agreement are several, and if any Section or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such Section or provision or part thereof in such jurisdiction and shall not in any manner affect such Section or provision in any other jurisdiction, or any other Section or provision in this Agreement in any jurisdiction.
Section Fifteen — Complete Agreement; Successors and Assignees
15.1. This Agreement is intended by the Parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assignees.

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15.2. Pledgor may not assign nor transfer all or part of its rights or obligations hereunder, except with the prior written consent of Collateral Agent.
Section Sixteen — Effectiveness
16.1. To the extent permitted by applicable law, this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section Seventeen — Pursuit of Rights and Remedies against Pledgor and Further Action
17.1. The institution by Collateral Agent of any action or proceeding to enforce the pledge hereunder shall not affect or diminish the rights of the Collateral Agent to institute any action or proceeding against Pledgor, including an action for specific performance in the event of non-compliance on the part of Pledgor of any of its obligations under this Agreement.
Section Eighteen — Notices
18.1. Any and all notices or any other communications required or allowed under this Agreement shall be in writing, by means of hand delivery, facsimile, courier, or registered letter, with return receipt requested, pre-paid postage, addressed to the relevant Party who receives them at his/her respective addresses as provided below, or to any other address as such Party may provide to the others by means of a notice. Notices to Collateral Agent shall be in English.
(a) to Pledgor:
NOVELIS DO BRASIL LTDA.
Avenida das Nações Unidas, 12.551 – 15th floor
Torre Empresarial World Trade Center
São Paulo            S.P.       Brasil
04578-000
Telefax: 55 11 5503-0714
Attention: Alexandre Moreira Martins de Almeida
(b) to the Collateral Agent:
LASALLE BUSINESS CREDIT, LLC
135 South LaSalle Street, Suite 425
Chicago, Illinois 60603
Attention: Account Officer
Telecopier No.: 312-904-6450
Each Party undertakes to notify the other Parties of any change of address.

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18.2. Any and all notices, directions and communications under this Agreement shall be deemed to have been given upon when delivered in person or otherwise upon receipt thereof (as evidenced by a receipt signed by the addressee or, in case of facsimile or mail delivery, by the transmission report or return receipt).
Section Nineteen — Indemnity and Expenses
19.1. Pledgor agrees to indemnify the Collateral Agent and its officers, directors, employees, advisors and affiliates (the “Indemnified Parties”) on demand from and against any and all claims, losses, liabilities, costs, and expenses (including without limitation, registration and legal fees and expenses) in any way relating to, growing out of or resulting from a breach of this Agreement and the transactions contemplated hereby (including, without limitation, from enforcement of this Agreement), except to the extent such claims, losses, liabilities, costs or expenses result solely from such Indemnified Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
19.2. Pledgor shall pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the fees and reasonable expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the collection from the Pledged Receivables, or (ii) the exercise or enforcement of any of its rights hereunder.
19.3. Taxes and Other Taxes (as these terms are defined in the Revolving Credit Agreement), charges, costs, and expenses (including legal fees and notarial fees), including withholding taxes, relating to, resulting from, or otherwise connected with, the Pledge, this Agreement, the execution, amendment and/or the enforcement of this Agreement, on whomsoever imposed, shall be borne and paid exclusively by the Pledgor. If this Agreement is enforced, the Pledgor shall make such additional payments to the Collateral Agent so that the Collateral Agent is put in the same net-after tax position that the Collateral Agent would have obtained absent the enforcement of this Agreement.
19.4. If the Pledgor makes a payment hereunder that is subject to withholding tax, the Pledgor shall increase the amount of such payment such that, after deduction and payment of all such withholding taxes, the payee receives an amount equal to the amount it would have received if no such withholding had been imposed; provided, that the relevant persons provide such forms, certificates and documentation that the Collateral Agent is legally entitled to furnish and would be required to reduce or eliminate withholding and, with respect to non-U.S. withholding taxes, would not, in the Collateral Agent’s judgment, subject it to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.
19.5. The obligations of Pledgor in this Section 19 shall survive the termination of this Agreement and the discharge of Pledgor’s obligations under this Agreement.
Section Twenty — No Duty on Collateral Agent’s Part
20.1. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Pledged Receivables and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder except to the extent otherwise provided in the Loan Documents or under Brazilian Law.

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Section Twenty One — Intercreditor Agreement
21.1. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the intercreditor agreement, dated as of July 6, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS FINANCES USA LLC, a Delaware limited liability company, NOVELIS SOUTH AMERICA HOLDINGS LLC, A Delaware limited liability company, ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company, NOVELIS UK LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act (“Holdings”), the subsidiaries of Holdings from time to time party thereto, ABN AMRO BANK N.V., as administrative agent for the Revolving Credit Lenders (as defined in the Intercreditor Agreement), LASALLE BUSINESS CREDIT, LLC, as collateral agent for the Revolving Credit Claimholders (as defined in the Intercreditor Agreement) and as funding agent, ABN AMRO BANK N.V., Canadian Branch, as Canadian administrative agent for the Revolving Credit Lenders and as Canadian funding agent, UBS AG, STAMFORD BRANCH, as administrative agent for the Term Loan Lenders (as defined in the Intercreditor Agreement), and as collateral agent for the Term Loan Claimholders (as defined in the Intercreditor Agreement) and certain other persons which may be or become parties thereto or become bound thereto from time to time. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
Section Twenty Two — Language
21.1. This Agreement is being executed solely in the English language. Pledgor shall, at its own expense, arrange for this Agreement to be sworn public translated into Portuguese by a sworn public translator.
Section Twenty Three — Specific Performance
22.1. The Parties agree and acknowledge that this Agreement constitutes a “titulo executivo extrajudicial” pursuant to Article 585, item III of the Brazilian Code of Civil Procedure and grants to each Party the right to seek specific performance in accordance with the applicable provisions of the Brazilian Code of Civil Procedure, including, without limitation, Articles 461, 632 and 466-B without prejudice to any other rights or remedies available to the Collateral Agent under applicable law
Section Twenty Three — Governing Law and Jurisdiction
23.1. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Federative Republic of Brazil. The Parties elect the courts of the City of São Paulo, State of São Paulo, Brazil as the competent courts to settle any issues arising out of this Agreement.

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     The Parties have caused this Agreement to be duly executed in 5 (five) identical counterparts, in the presence of the two undersigned witnesses.
São Paulo, July 6, 2007.

NOVELIS DO BRASIL LTDA.

/s/ Novelis Do Brasil

Name:	NOVELIS DO BRASIL
Title:	Antonio Tadeu Coalho Nardocci Presidente

/s/ Alexandre M. Almeida

Name:	Alexandre M. Almeida
Title:	Director Financeiro
de Servicos Corporativos

LASALLE BUSINESS CREDIT, LLC

/s/ Ana Carolina de Salles Freire Rutigliano

Name:	Ana Carolina de Salles Freire Rutigliano
Title:	Attorney-in-fact
Witnesses

/s/ Marilisa Mazzin		/s/ Maria Elegiani Damasceno

Name:	Marilisa Mazzin	Name:	Maria Elegiani Damasceno
ID:	RG 9.077.267-2 SSP/SP	ID:	RG 14.231.792-2 SSP/SP
	CPF 006.903.408-77		CPF 066.468.708-37

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EXHIBIT 1
LIST OF RECEIVABLES

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EXHIBIT 2
LIST OF BANK ACCOUNTS

	TYPE OF	BANK OR
OWNER	ACCOUNT	INTERMEDIARY	ACCOUNT NUMBERS
Novelis do Brasil Ltda.	Deposit Account	Banco Brasil	1011-1
Novelis do Brasil Ltda.	Deposit Account	Bradesco	60032-6
Novelis do Brasil Ltda.	Deposit Account	Bradesco	175512-9
Novelis do Brasil Ltda.	Deposit Account	Itau S/A	12-2
Novelis do Brasil Ltda.	Deposit Account	Safra	1751-9
Novelis do Brasil Ltda.	Deposit Account	Caixa	230-0
Novelis do Brasil Ltda.	Deposit Account	Citibank	396
Novelis do Brasil Ltda.	Deposit Account	Citibank	99705079
Novelis do Brasil Ltda.	Deposit Account	ABN Amro	3703618
Novelis do Brasil Ltda.	Deposit Account	Unibanco AIG	55 19 60200 501/502/510
Novelis do Brasil Ltda.	Deposit Account	Banco Brasil	15999-9
Novelis do Brasil Ltda.	Deposit Account	Banco Real	8707432-5
Novelis do Brasil Ltda.	Deposit Account	Bradesco	73076-9
Novelis do Brasil Ltda.	Deposit Account	Bradesco	3863-6

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EXHIBIT 3
FORM OF POWER OF ATTORNEY
NOVELIS DO BRASIL LTDA., a Brazilian limited liability company, with its principal place of business in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 12.551, 15th floor, enrolled with the Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 60.561.800/0001-03, herein duly represented by its undersigned legal representatives (“Grantor”), hereby irrevocably constitutes and appoints LASALLE BUSINESS CREDIT, LLC, a financial institution organized and existing under the laws of Delaware, having its office at 135 South LaSalle Street, Suite 425 Chicago, Illinois, 60603, in its capacity as collateral agent on behalf of the Secured Parties under the Revolving Credit Agreement (as defined below), hereby represented by its undersigned attorney-in-fact (hereinafter referred to “Collateral Agent”) as its Attorney-in-fact, to act in its name and place, to the fullest extent permitted by law, to do and perform all and every act whatsoever necessary, in connection with the Receivables Pledge Agreement, dated as of July 6, 2007 (as amended from time to time the “Receivables Pledge Agreement”), and pursuant to the terms of such Receivables Pledge Agreement, including without limitation:
(a) to execute, deliver and perfect all documents and do all things which the Attorney-in Fact may consider to be required or desirable for (a) carrying out any obligations imposed on Pledgor by the Receivables Pledge Agreement (including the execution and delivery of any notices, deeds, charges, arrangements or other security and any transfers of the Pledged Receivables), and (b) enabling the Attorney-in-Fact to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to the Receivables Pledge Agreement or by law (including, after the occurrence of an Event of Default, the exercise of any right of a legal or beneficial owner of the Pledged Receivables);
(b) upon the occurrence of an Event of Default, to dispose of, collect, receive, appropriate, withdraw, transfer and/or realise upon the Pledged Receivables (or any part thereof) and forthwith apply the enforcement proceeds for the payment of the Secured Obligations in accordance with Article 1459 of the Brazilian Civil Code, being vested with all necessary powers incidental thereto, including, without limitation, to purchase foreign currency and make all remittances abroad, to sign any necessary foreign exchange contract with financial institutions in Brazil that may be required to make such remittances and to represent Pledgor before the Central Bank of Brazil and any other Brazilian governmental authority when necessary to accomplish the purposes of the Receivables Pledge Agreement;
(c) upon the occurrence of an Event of Default, to take all necessary actions and to execute any instrument before any governmental authority in the case of a public sale of the Pledged Receivables in accordance with the terms and conditions set out therein; and
(d) upon the occurrence of an Event of Default, to take any action and to execute any instrument consistent with the terms of the Receivables Pledge Agreement as it may deem necessary or advisable to accomplish the purposes of the Receivables Pledge Agreement.
This power of attorney is effective as of the date hereof, provided that the powers to use all or part of the Pledged Receivables shall only become effective upon the occurrence and the continuation of an Event of Default.
Capitalized terms used, but not defined herein, shall have the meaning attributed to them in the Receivables Pledge Agreement.

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The powers granted herein are in addition to the powers granted by Pledgor to Attorney-in-Fact in the Receivables Pledge Agreement and do not cancel or revoke any of such powers.
This power of attorney is granted as a condition to the Receivables Pledge Agreement and as a means to comply with the obligations set forth therein, in accordance with Article 684 of the Brazilian Civil Code.
This power of attorney shall remain valid until the Receivables Pledge Agreement is terminated in accordance with its terms.
São Paulo, July 6, 2007

NOVELIS DO BRASIL LTDA.

Name:	NOVELIS DO BRASIL
Title:.	Antonio Tadeu Coalho Nardocci Presidente

Name:	Alexandre M. Almeida
Title:	Director Financeiro
Serviços Corporativos

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SCHEDULE 2.2
BASIC TERMS OF SECURED OBLIGATIONS
For the purposes of Article 1,424 of the Brazilian Civil Code, the Secured Obligations are:
1.	Revolving Credit Facilities

a)	Principal Amount
Up to US$900,000,000.00 (nine hundred million United States Dollars).
b)	Termination
Five years from the date hereof.
c)	Interest
At the Borrowers’ option, (i) loans denominated in Dollars will bear interest based on the Alternate Base Rate or Adjusted LIBOR Rate, as described below (except that all swingline borrowings will accrue interest based on the Alternate Base Rate plus the Applicable Margin), (ii) loans denominated in Canadian dollars will bear interest based on the Canadian Base Rate or the BA Rate, as described below, (iii) loans denominated in Euros will bear interest based on EURIBOR, as described below and (iv) loans denominated in Sterling will bear interest based on LIBOR, as described below:
A. Alternate Base Rate Option
Interest will be at the Alternate Base Rate plus the Applicable Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable monthly in arrears. The Alternate Base Rate is defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1% and the corporate base rate of the Funding Agent, as established by it from time to time.
Alternate Base Rate borrowings will be in minimum amounts to be agreed upon and (other than swingline borrowings) will require same day notice by 9:00 am CST.
B. Adjusted LIBOR Option
Interest will be determined for periods to be selected by the Borrowers (“Interest Periods”) of one, two, three or six months and will be at an annual rate equal to (a)(i) the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of Dollars (in the case of loans denominated in Dollars) or Sterling (in the case loans denominated in Sterling), divided by (ii) 1 minus the Statutory Reserves, plus (b) without duplication of any increase in the interest rate attributable to the Statutory Reserves, the Mandatory Costs plus the Applicable Margin (provided that Interest Periods shall be no more than one month until the earlier of (x) the successful syndication of the Revolving Credit Facilities (as determined by the Arrangers) and (y) the date that is three months following the Financing Closing Date). LIBOR will be determined by the Funding Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days.
LIBOR borrowings will require three business days’ prior notice, and will be in minimum amounts to be agreed upon.

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C. Adjusted EURIBOR Option
Interest will be determined for Interest Periods to be selected by the Borrowers of one, two, three or six months and will be at an annual rate equal to (a)(i) EURIBOR for the corresponding Euro deposits divided by (ii) 1 minus the Statutory Reserves, plus (b) without duplication of any increase in the interest rate attributable to the Statutory Reserves, the Mandatory Costs, plus the Applicable Margin, (provided that Interest Periods shall be no more than one month until the earlier of (x) the successful syndication of the Revolving Credit Facilities (as determined by the Arrangers) and (y) the date that is three months following the Financing Closing Date). EURIBOR will be determined by the Funding Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days.
EURIBOR borrowings will require three business days’ prior notice and will be in minimum amounts to be agreed upon.
D. Canadian Base Rate Option
Interest will be at the Canadian Base Rate plus the Applicable Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable monthly in arrears. “Canadian Base Rate” means the rate determined by the Canadian Funding Agent as the rate displayed at or about 10:30 a.m. (Chicago time) on display page CAPRIME of the Reuters Screen as the prime rate for loans denominated in Canadian Dollars by Canadian banks to borrowers in Canada; provided, however, that, in the event that such rate does not appear on the Reuters Screen on such day or if the basis of calculation of such rate is changed after the date hereof, and, in the reasonable judgment of the Canadian Funding Agent, such rate ceases to reflect each Canadian Lender’s cost of funding to the same extent as on the date hereof, then the “Canadian Base Rate” shall be the average of the floating rate of interest per annum established (or commercially known) as “prime rate” for loans denominated in Canadian Dollars on such day by three major Canadian banks selected by the Canadian Funding Agent.
Canadian Base Rate borrowings will require one business days’ prior notice and will be in minimum amounts to be agreed upon.
E. BA Rate Option
Interest will be determined for bankers acceptance (“BA”) periods to be selected by Borrower of 30, 60, 90 or 180 days at an annual rate equal to the BA Discount Rate (as defined below) plus stamping fees equal to the applicable Interest Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable at the beginning of each BA interest period (provided that BA interest periods shall be no more than 30 days until the earlier of (x) the successful syndication of the Revolving Credit Facilities (as determined by the Arrangers) and (y) the date that is three months following the Financing Closing Date). The discounted proceeds of each BA issuance shall net from the discounted proceeds the stamping fee calculated on the face amount of each BA for the selected BA interest period.
“BA Discount Rate” means, in respect of a BA being accepted by a Lender on any date: (1) for a Lender that is listed on Schedule I to the Bank Act (Canada), the average offered rate for bankers’ acceptances for the applicable period as appearing on the Reuters Screen CDOR Page (the “CDOR Rate”); and

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(2) for a Lender that is not listed in Schedule I to the Bank Act (Canada), the rate established by the Funding Agent to be the lesser of (a) the CDOR Rate plus 10 basis points; and (b) the arithmetical average of the rates quoted by each Canadian Schedule II/III Reference Lender as the discount rate at which such Canadian Schedule II/III Reference Lender would purchase, on the first day of such BA Interest Period, its own bankers’ acceptances or drafts having an aggregate face amount equal to, and with a BA Interest Period similar to, the proposed BA Rate Loan.
BA Rate borrowings will require two business days’ prior notice and will be in minimum amounts to be agreed upon.

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SCHEDULE 2.4
FORM OF NOTICE
[Pledgor’s letterhead]
[***DATE***]
To
[Name of Bank]
Ref.: Receivables Pledge Agreement (the “Receivables Pledge Agreement”), dated July 6, 2007, entered into by and among Novelis do Brasil, a Brazilian limited liability company with its principal place of business in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 12.551, 15th floor, enrolled with the Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 60.561.800/0001-03 (“Novelis do Brasil”), and LASALLE BUSINESS CREDIT, LLC, a financial institution organized and existing under the laws of Delaware, having its office at 135 South LaSalle Street, Suite 425 Chicago, Illinois, 60603, (hereinafter referred to as “LASALLE” or “Collateral Agent”).
Dear Sirs:
          Please be advised that, pursuant to the Receivables Pledge Agreement referenced above, all of our receivables, due and payable, and all credit rights derived from the credit instruments (Duplicatas) issued by us in the normal course of our business, which receivables and credit rights are collected at out bank account No. [▪], have been pledged, as set forth in the Receivables Pledge Agreement, in favor of the Collateral Agent.
          Novelis do Brasil hereby irrevocably instructs you as follows: following the occurrence of an Event of Default, which is continuing, unremedied and unwaived under the Revolving Credit Agreement, as shall be informed to you by a conclusive and written notice of the Collateral Agent (irrespective of any notice to the contrary from Novelis do Brasil), you shall immediately act in accordance with instructions received from the Collateral Agent with respect to the amounts due by you to Novelis do Brasil (Irrespective of any notice to the contrary from Novelis do Brasil).
The instructions contained herein may not be revoked, amended or modified without the prior written consent of the Collateral Agent.
Capitalized terms used, but not defined herein, shall have the meaning attributed to them in the Receivables Pledge Agreement.
Very truly yours,
Novelis do Brasil Ltda.

/s/ NOVELIS DO BRASIL

Name:	NOVELIS DO BRASIL
Title:	Antonio Tadeu Coalho Nardocci Presidente

/s/ Alexandre M. Almeida

Name:	Alexandre M. Almeida
Title:	Director Financeiro Serviços Corporativos

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EQUIPMENT AND INVENTORY PLEDGE AGREEMENT
This Equipment and Inventory Pledge Agreement (the “Agreement”) is made by and among:
(a) NOVELIS DO BRASIL LTDA., a Brazilian limited liability company, with its principal place of business in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 12.551, 15th floor, enrolled with the Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 60.561.800/0001-03, hereby represented in accordance with its articles of association, by its undersigned legal representatives (hereinafter referred to as the “Pledgor” or “Novelis do Brasil”): and
(b) LASALLE BUSINESS CREDIT, LLC, a financial institution organized and existing under the laws of Delaware, having its office at 135 South LaSalle Street, Suite 425 Chicago, Illinois, 60603, in its capacity as collateral agent on behalf of the Secured Parties under the Revolving Credit Agreement (as defined below), hereby represented by its undersigned attorney-in-fact (hereinafter referred to as “LASALLE” or “Collateral Agent”).
The Pledgor and the Collateral Agent are hereinafter jointly referred to as the “Parties”.
     WHEREAS, Novelis Inc., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), Novelis Corporation, a Texas corporation, and the other U.S. Subsidiaries of the Canadian Borrower (each, an “Initial U.S. Borrower” and, collectively, the “Initial U.S. Borrowers”), Novelis UK Ltd, a limited liability company incorporated under the laws of England and Wales with registered number 00279596 (the “U.K. Borrower”), and Novelis AG, a stock corporation (AG) organized under the laws of Switzerland (the “Swiss Borrower” and, together with the Canadian Borrower, the U.S. Borrowers, and the U.K. Borrower, the “Borrowers”), AV Aluminum Inc., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors, the Lenders, ABN AMRO Bank N.V., as U.S./European issuing bank (in such capacity “U.S./European Issuing Bank”), ABN AMRO Bank N.V. acting through its Canadian Branch, as Canadian issuing bank (in such capacity “Canadian Issuing Bank”), ABN AMRO Bank N.V. as swingline lender (in such capacity, “Swingline Lender”), ABN AMRO Bank N.V., as administrative agent (in such capacity “Administrative Agent”) for the Lenders, LASALLE Business Credit, LLC as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank, LASALLE Business Credit, LLC as funding agent (in such capacity, “Funding Agent”) for the Secured Parties and the Issuing Bank, ABN AMRO BANK N.V. acting through its Canadian Branch, as Canadian Funding Agent (in such capacity, “Canadian Funding Agent”), ABN AMRO BANK N.V. acting through its Canadian Branch, as Canadian Administrative Agent (in such capacity, “Canadian Administrative Agent”), UBS Securities LLC, as syndication agent (in such capacity, “Syndication Agent”), Bank of America, N.A., National City Business Credit, Inc. and CIT Business Credit Canada, as documentation agents (in such capacity, “Documentation Agents”), and ABN AMRO

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Incorporated and UBS Securities LLC, as joint lead arrangers and joint bookmanagers (in such capacities, “Arrangers”), and each financial institutions that may have become a party thereto, have entered into a certain credit agreement dated as of July 6, 2007 (as amended, restated, supplemented or otherwise modified, the “Revolving Credit Agreement”);
     WHEREAS, the Borrowers have requested the Lenders to extend credits in form of Revolving Loans, at any time and from time to time prior to the Final Maturity Date (as such term is defined in the Revolving Credit Agreement), in an aggregate principal amount at any time outstanding not in excess of the Dollar Equivalent of US$ 800,000,000.00 (Eight Hundred Million United States Dollars) plus any commitment increases funded pursuant to Section 2.23 of the Revolving Credit Agreement (including an initial Canadian commitment of the Dollar Equivalent of US$ 60,000,000,00 (Sixty Million United States Dollars)) (the “Revolving Credit Facilities”).
     WHEREAS, it is a condition precedent to the obligation of the Lenders and the issuers to make their respective extensions of credit to the Borrowers under the Revolving Credit Agreement, that the Pledgor shall have executed and delivered this Agreement to the Collateral Agent;
     NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the issuers and the Collateral Agent to enter into the Revolving Credit Agreement, and to induce the lenders and the issuers to make their respective extensions of credit to the Borrowers thereunder, the Pledgor hereby agrees with the Collateral Agent as follows:
     1. Definitions.
     (a) Capitalized terms not defined in this Agreement shall have the same meaning given to such terms in the Revolving Credit Agreement, unless a contrary indication appears.
     (b) Any references to the Collateral Agent in this Agreement shall be construed as references to the Collateral Agent acting on behalf of the Secured Parties.
     (c) Any references to a Person in this Agreement shall include its successors and assigns.
     (d) Any references to a document is a reference to that document as amended, restated, novated and/or supplemented through the time such reference becomes effective.
     (e) All references to sections and exhibits in this Agreement are references to sections and exhibits of this Agreement, except if expressly stated otherwise.
     2. Grant of Security Interest. In order to secure (a) the Obligations, (b) the due and punctual payment and performance of all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party, and (c) all obligations of every nature now or hereafter existing under this Agreement (the

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“Secured Obligations”), Pledgor hereby pledges to the Collateral Agent on behalf of the Secured Parties all its fixed assets and all inventory located in all locations set forth in Exhibit 1 hereto (“Places of Business”). The fixed assets and inventory are duly described and identified in Exhibit 2 hereto (collectively the “Pledged Assets”). For the purposes of Article 1,424 of the Brazilian Civil Code, the basic terms of Secured Obligations are duly described in Exhibit 3 hereto.
     3. Restriction on Transfers and Encumbrances. Except in accordance with the terms and conditions of the Revolving Credit Agreement, the Pledged Assets may not be assigned, sold or in any other way transferred by Pledgor or by any other means whatsoever become subject to any liens or encumbrances, until complete performance of the Secured Obligations, pursuant to Section 13 below. Notwithstanding, the Collateral Agent on behalf of the Secured Parties may release any Pledged Assets if so requested by Pledgor, for purposes of allowing the latter to effect an asset sale permitted under the Revolving Credit Agreement, with due observance of the provisions contained therein.
     4. Registration of the Pledge of the Pledged Assets. Pledgor shall, within 20 (twenty) days after the execution of this Agreement or any amendment hereto (as defined below) entered into as provided for under Section 14, register this Agreement and any amendments hereto with the competent Registries of Real Estate of the Cities where the Pledged Assets are located (Cartórios de Registro de Imóveis) and deliver to the Collateral Agent evidence of such registrations. Pledgor shall pay all expenses incurred in connection with such registrations.
     5. Representations and Warranties. Pledgor hereby represents and warrants to the Collateral Agent on behalf of the Secured Parties, as representative of the Secured Parties, that on the date hereof:
          (a) the security interest created hereby will, upon completion of the registrations required by Section 4 hereof, constitute, subject to the Intercreditor Agreeement, a first priority, legal, valid and effective security interest against any third parties on the Pledged Assets, enforceable in accordance with its terms and conditions, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally; provided, however, that any security interest to be created hereby on any Pledged Asset which has not been acquired or received by Pledgor until the date hereof, shall be deemed to have been created, perfected and to be in full force only (x) after such Pledged Asset is acquired or received by Pledgor, and (y) on the date when the lien therein has been registered as provided in Section 4 hereof;
          (b) the execution, performance and granting of the security interest created hereby have been duly authorized by all necessary corporate actions on the part of Pledgor and do not (i) violate any provision of any charter or other organizational documents of Pledgor, (ii) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or, except for consents and approvals that have been obtained and are in full force and effect, require the approval or consent of any person pursuant to, any material contractual obligation of Pledgor, or violate any applicable law binding on Pledgor, or (iii) result in the creation or imposition of any lien upon any asset of Pledgor or any income or profits thereof, except for the lien created hereby in favour of the Collateral Agent, as representative of the Secured Parties and the lien to secure the Term Loan Obligations;

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          (c) Pledgor is the legal owner of the Pledged Assets, which are free from any liens other than (i) those contemplated herein; (ii) those created under the Equipment and Inventory Pledge Agreement entered into by and between UBS AG Stamford Branch, as collateral agent, and Novelis do Brasil Ltda., as of the same date hereof; (iii) liens eventually created by operation of law or judicial proceedings in the future; and (iv) those created by judicial proceedings as listed in Exhibit 6 hereto;
          (d) the Pledged Assets are within full disposition and control of Pledgor; and
          (e) except as contemplated herein or in the Revolving Credit Agreement, Pledgor has not sold or granted any preemptive rights or agreed to sell or grant any preemptive right or otherwise disposed of or agreed to dispose of the benefit of all or any of Its rights, title and interest in and to all or any part of the Pledged Assets.
     6. Covenants. Pledgor covenants with Collateral Agent, as representative of the on behalf of the Secured Parties, that until termination of this Agreement, in accordance with Section 13:
          (a) it shall, each and every six (6) month period, until termination of this Agreement, (the first six month period counting from the date hereof), enter into an amendment to this Agreement in order to extend the pledge created hereunder to any equipment, inventory, spare parts, supplies or other tangible personal property (the “Additional Assets”), acquired by the Pledgor during such six (6) months period, such amendment to this Agreement substantially in the form of Exhibit 5 hereto (“Amendment”) (which shall then be subject to all terms and conditions provided herein), provided, however, that such pledge over the inventory and supplies do not impair the regular operations of Pledgor. Pledgor shall provide the Collateral Agent with evidence of the registration of each such Amendment with the appropriate Registries of Real Estate in Brazil (Cartórios de Registro de Imóveis) within 10 (ten) business days after the effective registration of such Amendment. Pledgor shall pay all expenses incurred in connection with such registrations;
          (b) Pledgor will, at its sole cost and expense, make, execute, acknowledge and deliver all such further acts, deeds, conveyances, agreements, assignments, notices of assignment and additional transfers as the Collateral Agent on behalf of the Secured Parties shall from time to time reasonably request, which may be necessary in the reasonable judgment of the Collateral Agent on behalf of the Secured Parties to assure, perfect, assign or transfer to the Collateral Agent on behalf of the Secured Parties the security interest and the rights created, transferred or assigned hereunder. All reasonable costs and expenses in connection with the granting and maintenance of the security interests hereunder, including reasonable legal fees and other reasonable costs in connection with the grant, registration, perfection, maintenance or continuity of the security interests hereunder or the preparation, execution or registration of documents and any other acts which the Collateral Agent on behalf of the Secured Parties may reasonably incur in connection with the granting, registration, perfection, maintenance or continuity of such security interest, shall be paid by Pledgor promptly upon demand. Pledgor will not, and will not permit any of its Subsidiaries to, without the prior approval of the Collateral Agent on behalf of the Secured Parties, enter into any agreement which may impair their ability to comply with, or which may prohibit them from complying with, the provisions hereof;

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          (c) as a means of complying with the obligations set forth herein, it shall, on the date hereof, execute and deliver irrevocably and irreversibly, as a condition precedent to this Agreement, in accordance with Article 684 of the Brazilian Civil Code, to the Collateral Agent (as representative of the Secured Parties), and to each successor as necessary, a power of attorney, substantially in the form of Exhibit 4 hereto, to ensure that the Collateral Agent or such successor has all powers to carry out the acts and rights specified herein, and shall maintain such power of attorney in full force and effect until the full payment of the Secured Obligations; and
          (d) it shall, upon the occurrence and continuation of an Event of Default, as may be evidenced by written notice from the Collateral Agent to Pledgor (irrespective of any notice to the contrary by any other third party), comply with all written instructions received by it from the Collateral Agent in connection with the exercise by the Collateral Agent of the remedies set forth in Section 8 hereof.
     7. Records and Inspection. Pledgor shall cause to be kept accurate and complete records of the Pledged Assets at its headquarters. Pursuant to the provision of Article 1,450 of the Brazilian Civil Code, the Collateral Agent and its employees and agents shall have the right, at all times during Pledgor’s normal business hours and after delivery of a 5-day prior written notification to Pledgor, to (a) inspect and verify the quality, quantity, value and condition of, or any other matter relating to the Pledged Assets, (b) inspect all records relating thereto and to make (or require Pledgor to provide) copies of such records, and (c) enter all premises in which any of the Pledged Assets are located. In the case of Pledged Assets which are in the possession of a third party, the Collateral Agent may, after delivery of a 5-day prior written notification, during the existence of an Event of Default, contact such third party for the purpose of making any such inspection and verification.
     8. Rights and Powers of the Collateral Agent Upon an Event of Default; Remedies. Without prejudice to any of the foregoing provisions and the possibility of judicial enforcement of this Agreement, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall be entitled to instruct Pledgor in writing to deliver the Pledged Assets or any part thereof to the Secured Parties (directly or through the Collateral Agent) at any place or places designated by the Collateral Agent and is hereby and by means of the power of attorney referred to in Section 6(c) hereof, irrevocably and irreversibly entitled to dispose of, collect, receive and/or realize upon the Pledged Assets (or any part thereof), and forthwith sell or assign, give option or options to purchase or otherwise dispose of the Pledged Assets or any part thereof, at such price and upon such terms and conditions as it may deem appropriate, which shall be compatible with the conditions for the negotiation in equivalent conditions in an extra-judicial sale to be executed by the Collateral Agent, which conditions are hereby accepted, as of the date hereof, by the Parties as sufficient for the validity and effectiveness of such extra-judicial sale, in accordance with the provisions set forth in Article 1,433, Item IV and Article 1,435, Item V of the Brazilian Civil Code, and apply the proceeds thus received for payment of the Secured Obligations. Any notice given by the Collateral Agent that an Event of Default has occurred and is continuing or has ceased shall be conclusive as against Pledgor and all other third Parties, absent manifest error. Without limitation of other rights, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall be entitled to instruct any third Parties to make payments required by such Pledged Assets directly to the Secured Parties or the Collateral Agent, as instructed by the Collateral Agent, to be applied for the payment of the Secured Obligations as

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provided in the Revolving Credit Agreement, undertaking to return to Pledgor any amounts in excess of the Secured Obligations.
     9. Use of Proceeds. Any amounts received by the Secured Parties (directly or through the Collateral Agent) pursuant to this Agreement and/or under the powers hereby conferred shall, after an Event of Default, be applied by the Collateral Agent as representative of the Secured Parties for payment of the Secured Obligations in accordance with the terms of the Revolving Credit Agreement and the Intercreditor Agreement (as defined below), but without prejudice to the right of any secured party to recover any shortfall from Collateral Agent, and in any case, any amounts in excess of the Secured Obligations shall return to Pledgor.
     10. Amendments with Respect to the Secured Obligations. Pledgor shall remain obligated hereunder, and the Pledged Assets shall remain subject to the pledge granted hereby, at all times until termination of this Agreement pursuant to Section 13 hereof, irrespective of whether, and without limitation and without any reservation of rights against Pledgor, and whether notice is given to Pledgor or not:
          (a) the liability of Pledgor or any other third party upon or for any part of the Secured Obligations, or any security or guarantee or right of set-off with respect thereto is, from time to time, in whole or in part, renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Parties;
          (b) the Revolving Credit Agreement is amended, modified or supplemented, in whole or in part, in accordance with the terms of such agreement; and
          (c) any guaranty or right of set-off at any time held by the Secured Parties (directly or through the Collateral Agent) for the payment of the Secured Obligations are sold, exchanged, waived, surrendered or released.
     11. No Obligation to Protect the Pledged Assets. Neither the Collateral Agent nor any Secured Parties shall have any obligation towards Pledgor to protect, secure, perfect or insure any other lien at any time held by them as security for the Secured Obligations or any property subject thereto.
     12. Pursuit of Rights and Remedies Against Pledgor. When pursuing its rights and remedies hereunder against Pledgor, the Collateral Agent on behalf of the Secured Parties may, but shall be under no obligation to, pursue such rights and remedies as it may have against any third party or against any guaranty of the Secured Obligations or any right of set-off with respect thereto, and any failure by the Collateral Agent on behalf of the Secured Parties to pursue such rights or remedies or to collect any payments from such third party or to realize upon any such securities or guaranties or to exercise any such right of set-off, or any release of such third Parties or of any such securities, guaranties or right of set-off, shall not relieve Pledgor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or the Secured Parties.
     13. Termination and Release. When the Secured Obligations have been indefeasibly satisfied in full and no other amount is then owing to any Secured Parties under the terms of the Revolving Credit Agreement, then, and only thern shall this Agreement and the security interests and lien created hereby be released and this

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Agreement shall terminate, at Pledgor expense; otherwise, this Agreement and the pledge created hereby shall remain in full force and effect. No release of this Agreement or of the lien created and evidenced hereby shall be valid unless executed by the Collateral Agent. Upon termination of this Agreement, the Collateral Agent shall, at Pledgor’s request, at Pledgor’s expense and as prescribed in Section 14 or in compliance with a sale of Pledged Assets permitted by this Agreement and the Revolving Credit Agreement, execute and/or enter into with Pledgor (and the Secured Parties herein grant to the Collateral Agent the powers to accomplish it), all documents reasonably required to evidence the release and the discharge of such guaranty.
     14. Waivers and Amendments. Notwithstanding any provisions of this Agreement to the contrary, no amendment of any provision of this Agreement (including any waiver or consent relating thereto) shall be effective unless it shall be made by means of a written and signed consent by the Collateral Agent, acting on the instructions of the Secured Parties.
     15. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under applicable law, such provision shall be ineffective only to the extent of the invalidity, illegality or unenforceability of such provision, and shall not affect any other provisions hereof.
     16. Authority of the Collateral Agent. Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, request, judgment or other right or remedy provided for herein or resulting from this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Revolving Credit Agreement, the Intercreditor Agreement (as defined below) and by other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and Pledgor, the Collateral Agent shall be conclusively presumed to be acting as representative of the Secured Parties, with full and valid authority so to act or refrain from acting, and Pledgor shall be under no entitlement to make any inquiry with respect to such authority.
     17. Complete Agreement: Successors and Assigns. This Agreement is intended by the Parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement. This Agreement shall be binding upon the Parties hereto and their respective successors and permitted assigns, inuring to the benefit of all of them. Pledgor may not assign or transfer any of its rights or obligations under this Agreement. The Collateral Agent may assign and transfer all of its rights and obligations hereunder to a replacement Collateral Agent, appointed in accordance with the terms of the Revolving Credit Agreement. Upon such assignment and transfer taking effect, the replacement Collateral Agent shall be deemed to be acting as representative of the Secured Parties, for the purposes of this Agreement, in place of the former Collateral Agent, or both as the case may be.
     18. Assignment and/or Transfer of the Revolving Credit Agreement. In the event of the assignment, transfer and/or novation of the credits of the Secured Parties under the Revolving Credit Agreement, Pledgor shall remain obliged under the terms of this Agreement and the Pledged Assets shall remain subject to the security interest hereby created in favor of the Secured Parties, until the termination in full of this Agreement, in accordance with Section 13 and 14, provided that it is notified of the assignment and/or transfer by the Collateral Agent. Pledgor acknowledges and agrees

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that such notification will be under the terms, as the case may be, of the requirements of the notification of Article 290 of the Brazilian Civil Code.
     19. Waiver of Immunity. To the extent that Pledgor has or hereafter may be entitled to claim or may acquire, for itself or for any of the Pledged Assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through senvice of notice, attachment prior to judgment, attachment in aid of execution, or otherwise), with respect to itself or its properties, Pledgor hereby irrevocably waives such immunity in respect of its obligations hereunder to the fullest extent permitted by applicable law.
     20. Governing Law: Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of Federative Republic of Brazil. The Parties hereto irrevocably submit to the jurisdiction of the courts sitting in the City of São Paulo, State of São Paulo, Brazil, in any action or proceeding aimed at settling any dispute or controversy related to this Agreement, and the parties hereto irrevocably agree that all claims in respect of such action or proceeding may be heard and determined In such court.
     21. No Duty on Collateral Agent’s Part. The powers conferred on Collateral Agent hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Pledged Assets and shall not impose any duty on the Collateral Agent to exercise such powers or on the Secured Parties to cause the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any Secured Parties nor any of its respective directors, officers, employees or agents shall be held responsible by Pledgor for any act or failure to act hereunder except to the extent otherwise provided in the Revolving Credit Agreement or under Brazilian Law.
     22. Notices. All notices and other communications under this Agreement shall be in writing and shall be personally delivered, sent by prepaid courier, by registered mail with postage prepaid or by facsimile, and shall be deemed given when received by the intended recipient thereof, and shall be directed to the addresses Indicated below, or to such other address as may be notified by the relevant party to the other party in writing:
     (a) to Pledgor:
NOVELIS DO BRASIL LTOA.
Avenida das Nações Unidas, 12.551 — 15th floor
Torre Empresarial World Trade Center
São Paulo S.P. Brasil
04578-000
Telefax: 55 11 5503-0714
Attention: Alexandre Moreira Martins de Almeida
(b) to the Collateral Agent:
LASALLE BUSINESS CREDIT, LLC
135 South LaSalle Street, Suite 425
Chicago, Illinois 60603
Attention: Account Officer
Telecopier No.: 312-904-6450

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     23. Specific Performance. The Parties agree and acknowledge that this Agreement constitutes a “titulo executivo extrajudicial” pursuant to Article 585, item III of the Brazilian Code of Civil Procedure and grants to each Party the right to seek specific performance in accordance with the applicable provisions of the Brazilian Code of Civil Procedure, including, without limitation, Articles 461, 632 and 466-B without prejudice to any other rights or remedies available to the Collateral Agent under applicable law.
24. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the intercreditor agreement, dated as of July 6, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS FINANCES USA LLC, a Delaware limited liability company, NOVELIS SOUTH AMERICA HOLDINGS LLC, A Delaware limited liability company, ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company, NOVELIS UK LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act (“Holdings”), the subsidiaries of Holdings from time to time party thereto, ABN AMRO BANK N.V., as administrative agent for the Revolving Credit Lenders (as defined in the Intercreditor Agreement), LASALLE BUSINESS CREDIT, LLC, as collateral agent for the Revolving Credit Claimholders (as defined In the Intercreditor Agreement) and as funding agent, ABN AMRO BANK N.V., acting through its Canadian Branch, as Canadian administrative agent for the Revolving Credit Lenders and as Canadian funding agent, UBS AG, STAMFORD BRANCH, as administrative agent for the Term Loan Lenders (as defined in the Intercreditor Agreement), and as collateral agent for the Term Loan Claimholders (as defined in the Intercreditor Agreement) and certain other persons which may be or become parties thereto or become bound thereto from time to time. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
     25. Taxes, Charges and Expenses. Taxes and Other Taxes (as these terms are defined in the Revolving Credit Agreement), charges, costs, and expenses (including legal fees and notarial fees), including withholding taxes, relating to, resulting from, or otherwise connected with, the Pledge, this Agreement, the execution, amendment and/or the enforcement of this Agreement, on whomsoever imposed, shall be borne and paid exclusively by the Pledgor. If this Agreement is enforced, the Pledgor shall make such additional payments to the Collateral Agent so that the Collateral Agent is put in the same net-after tax position that the Collateral Agent would have obtained absent the enforcement of this Agreement.
     26. Other Provisions. If the Pledgor makes a payment hereunder that is subject to withholding tax, the Pledgor shall increase the amount of such payment such that, after deduction and payment of all such withholding taxes, the payee receives an amount equal to the amount it would have received if no such withholding

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had been imposed; provided, that the relevant persons provide such forms, certificates and documentation that the Collateral Agent is legally entitled to furnish and would be required to reduce or eliminate withholding and, with respect to non-U.S. withholding taxes, would not, in the Collateral Agent’s judgment, subject it to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.
     27. Language. This Agreement is being executed solely in the English language. Pledgor shall, at its own expense, arrange for this Agreement to be sworn public translated into Portuguese by a sworn public translator.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in the presence of the undersigned witnesses, in 20 (twenty) counterparts of equal content.

São Paulo, July 6, 2007.

NOVELIS DO BRASIL LTD.

/s/ NOVELIS DO BRASIL		/s/ Alexandre M. Almeida

Name:	NOVELIS DO BRASIL	Name:	Alexandre M. Almeida
Title:	Antonio Tadeu Coalho Nardocci Presidente	Title:	Diretor Financeiro e de Serviços Corporativos

LASALLE BUSINESS CREDIT, LLC

/s/ Ana Carolina de Salles Freire Rutigliano

Name:	Ana Carolina de Salles Freire Rutigliano
Title:	Attorney-in-fact

/s/ Marilisa Mazzin		/s/ Maria Elegiani Damasceno

Nome:	Marilisa Mazzin	Nome:	Maria Elegiani Damasceno
RG:	RG 9.077.267-2 SSP / SP	RG:	RG 14.231.792-2 SSP / SP
ID:	CPF 006.903.408-77	ID:	CPF 066.468.708-37

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EXHIBIT 1
PLACES OF BUSINESS
a)	São Paulo: Av. das Nações Unidas, 12551, 15th floor, Torre Empresarial World Trade Center de São Paulo São Paulo, SP 04578-000 Brazil

b)	Candeias: Via das Torres, s/no — Centro Industrial de Aratu Candeias, BA CEP 43800-000 Brazil

c)	Ouro Preto: Av. Américo R. Gianetti, 521 — Saramenha Ouro Preto, MG CEP 35400-000 Brazil

d)	Pindamonhangaba: Av. Buriti, 1087 — Feital Pindamonhangaba, SP CEP 12441-270 Brazil

e)	Santo André: Rua Felipe Camarão, 414 — Utinga Santo André, SP CEP 09220-902 Brazil

f)	Belo Horizonte: Avenida do Contorno, 8.000 — sala 702 Centro Belo Horizonte, MG CEP 30112-010 Brazil

g)	Hydropower Plant — Fumaça: Est. Miguel Rodrigues A Barroca S/no — Cachoeira do Brumado Mariana, MG CEP 35420-000 Brazil

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h)	Hydropower Plant — Furquim: Fazenda Usina de Furquim S/no Mariana, MG CEP 35420-000 Brazil

i)	Hydropower Plant — Brecha: Fazenda Usina de Brecha S/no — Piranga Guaraciaba, MG CEP 35436-000 Brazil

j)	Hydropower Plant — Salto: Fazenda Usina de Salto S/no Ouro Preto, MG CEP 35400-000 Brazil

k)	Hydropower Plant — Brito: Estrada do Brito S/no — Brito Ponte Nova, MG CEP 35430-000 Brazil

I)	Bauxite Mine —Fazenda Vargem: Fazenda da Vargem Zona Rural Santa Bárbara, MG CEP 35960-000 Brazil

m)	Bauxite Mine —Antonio Pereira: Est. de Acesso a Serra Antonio Pereira Antonio Pereira, MG CEP 301 10-080 Brazil

n)	Bauxite Mine — Monjolo: Jazida Monjolo S/no — Distrito de Padre Veigas Mariana, MG CEP 35420-000 Brazil

o)	Bauxite Mine — Fazenda do Lopes Jazida Fazenda do Lopes S/no Caeté, MG CEP 34800-000 Brazil

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p)	Bauxite Mine — Serra do Maquiné Mina Serra do Maquiné S/no Caeté, MG CEP 34800-000 Brazil

q)	Bauxite Mine — Fazenda Gandarela e Mato Grosso Fazenda Gandarela e Mato Grosso S/N°, Santa Bárbara, MG CEP 35960-000 Brazil

r)	Bauxite Mine — Galo Mina Galo S/no — Distrito de Carfanaum Faria Lemos, MG CEP 35960-000 Brazil

s)	Bauxite Mine Lagoa Seca Estrada de Acesso à Mina Lagoa Seca, S/No — Itabirito — MG CEP 35450-000 Brazil

t)	Consórcio Candonga (a consortium with CVRD — Cia. Vale Rio Doce) Estrada Acesso a Santana do Deserto, km 12 Rio Doce, MG CEP 35442-000 Brazil

u)	Warehouse — Aratu Via Matoim s/no — Aratu Candeias, BA CEP 43800-000 Brazil

v)	Warehouse — Acuruf Depósito de Bauxita s/no Itabirito, MG CEP 35340-000 Brazil

w)	Crown Embalagens S.A. Rod. Dom Gabriel P. B. Couto, Km 80.24 Cabreúva, São Paulo Brazil CEP 13315-000

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EXHIBIT 2
LIST OF EQUIPMENT AND INVENTORY

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EXHIBIT 3
BASIC TERMS OF SECURED OBLIGATIONS
For the purposes of Article 1,424 of the Brazilian Civil Code, the Secured Obligations are:
1. Revolving Credit Facilities
a) Principal Amount
Up to US$900,000,000.00 (nine hundred million United States Dollars).
b) Termination
Five years from the date hereof.
c) Interest
At the Borrowers’ option, (i) loans denominated in Dollars will bear interest based on the Alternate Base Rate or Adjusted LIBOR Rate, as described below (except that all swingline borrowings will accrue interest based on the Alternate Base Rate plus the Applicable Margin), (ii) loans denominated in Canadian dollars will bear interest based on the Canadian Base Rate or the BA Rate, as described below, (iii) loans denominated in Euros will bear interest based on EURIBOR, as described below and (iv) loans denominated in Sterling will bear interest based on LIBOR, as described below:
A. Alternate Base Rate Option
Interest will be at the Alternate Base Rate plus the Applicable Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable monthly in arrears. The Alternate Base Rate is defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1% and the corporate base rate of the Funding Agent, as established by it from time to time.
Alternate Base Rate borrowings will be in minimum amounts to be agreed upon and (other than swingline borrowings) will require same day notice by 9:00 am CST.
B. Adjusted LIBOR Option
Interest will be determined for periods to be selected by the Borrowers (“Interest Periods”) of one, two, three or six months and will be at an annual rate equal to (a)(l) the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of Dollars (in the case of loans denominated in Dollars) or Sterling (in the case loans denominated in Sterling), divided by (ii) 1 minus the Statutory Reserves, plus (b) without duplication of any increase in the interest rate attributable to the Statutory Reserves, the Mandatory Costs plus the Applicable Margin (provided that Interest Periods shall be no more than one month until the earlier of (x) the successful syndication of the Revolving Credit Facilities (as determined by the Arrangers) and (y) the date that is three months following the Financing Closing Date). LIBOR will be determined by the Funding Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the

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case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days.

LIBOR borrowings will require three business days’ prior notice, and will be in minimum amounts to be agreed upon.
C. Adjusted EURIBOR Option
Interest will be determined for Interest Periods to be selected by the Borrowers of one, two, three or six months and will be at an annual rate equal to (a)(i) EURIBOR for the corresponding Euro deposits divided by (ii) 1 minus the Statutory Reserves, plus (b) without duplication of any increase in the interest rate attributable to the Statutory Reserves, the Mandatory Costs, plus the Applicable Margin, (provided that Interest Periods shall be no more than one month until the earlier of (x) the successful syndication of the Revolving Credit Facilities (as determined by the Arrangers) and (y) the date that is three months following the Financing Closing Date). EURIBOR will be determined by the Funding Agent at the start of each Interest Period and will be fixed through such period. Interest will be paid at the end of each Interest Period or, in the case of Interest Periods longer than three months, quarterly, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days.
EURIBOR borrowings will require three business days’ prior notice and will be in minimum amounts to be agreed upon.
D. Canadian Base Rate Option
Interest will be at the Canadian Base Rate plus the Applicable Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable monthly in arrears. “Canadian Base Rate” means the rate determined by the Canadian Funding Agent as the rate displayed at or about 10:30 a.m. (Chicago time) on display page CAPRIME of the Reuters Screen as the prime rate for loans denominated in Canadian Dollars by Canadian banks to borrowers in Canada; provided, however, that, in the event that such rate does not appear on the Reuters Screen on such day or if the basis of calculation of such rate is changed after the date hereof, and, in the reasonable judgment of the Canadian Funding Agent, such rate ceases to reflect each Canadian Lender’s cost of funding to the same extent as on the date hereof, then the “Canadian Base Rate” shall be the average of the floating rate of interest per annum established (or commercially known) as “prime rate” for loans denominated in Canadian Dollars on such day by three major Canadian banks selected by the Canadian Funding Agent.
Canadian Base Rate borrowings will require one business days’ prior notice and will be in minimum amounts to be agreed upon.
E. BA Rate Option
Interest will be determined for bankers acceptance (“BA”) periods to be selected by Borrower of 30, 60, 90 or 180 days at an annual rate equal to the BA Discount Rate (as defined below) plus stamping fees equal to the applicable Interest Margin, calculated on the basis of the actual number of days elapsed in a year of 365 days and payable at the beginning of each BA interest period (provided that BA interest periods shall be no more than 30 days until the earlier of (x) the successful syndication of the Revolving Credit Facilities (as determined by the Arrangers) and (y) the date that is three months following the Financing Closing Date). The discounted proceeds of each

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BA issuance shall net from the discounted proceeds the stamping fee calculated on the face amount of each BA for the selected BA interest period.
“BA Discount Rate” means, in respect of a BA being accepted by a Lender on any date:
(1) for a Lender that is listed on Schedule I to the Bank Act (Canada), the average offered rate for bankers’ acceptances for the applicable period as appearing on the Reuters Screen CDOR Page (the “CDOR Rate”); and
(2) for a Lender that is not listed in Schedule I to the Bank Act (Canada), the rate established by the Funding Agent to be the lesser of (a) the CDOR Rate plus 10 basis points; and (b) the arithmetical average of the rates quoted by each Canadian Schedule II/III Reference Lender as the discount rate at which such Canadian Schedule II/III Reference Lender would purchase, on the first day of such BA Interest Period, its own bankers’ acceptances or drafts having an aggregate face amount equal to, and with a BA Interest Period similar to, the proposed BA Rate Loan.
BA Rate borrowings will require two business days’ prior notice and will be in minimum amounts to be agreed upon.

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EXHIBIT 4
POWER OF ATTORNEY
NOVELIS DO BRASIL LTDA., a Brazilian limited liability company, with its principal place of business in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 12.551, 15th floor, enrolled with the Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 60.561.800/0001-03, hereby represented in accordance with its articles of association by its undersigned legal representatives (the “Appointer”), irrevocably constitutes and appoints LASALLE BUSINESS CREDIT, LLC, a financial institution organized and existing under the laws of Delaware, having its office at 135 South LaSalle Street, Suite 425 Chicago, Illinois, 60603, acting as Collateral Agent in favor of the Secured Parties in accordance with the Revolving Credit Agreement (hereinafter referred to as the “Collateral Agent”); as its attorney-in-fact to act in its name and place, to the fullest extent permitted by law, to do and perform all and every act and thing whatsoever necessary or desirable, pursuant to the terms of the Equipment and Inventory Pledge Agreement, dated as of July 6, 2007, entered into by and among the Appointer and the Collateral Agent (as representative of the Secured Parties) (together with its respective modifications and amendments, the “Agreement”), including, without limitation, the following:
(a) upon the occurrence and during the continuation of an Event of Default, to dispose of, collect, receive, appropriate, and/or realize upon the Pledged Assets (or any part thereof) and forthwith sell or assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Assets or any part thereof, at such prices and upon such terms and conditions as it may deem appropriate, which shall be compatible with the conditions for the negotiation, in equivalent conditions, to an extra-judicial sale to be carried out by the Appointer, which conditions are hereby accepted, as of the date hereof, by the Parties as sufficient for the validity and effectiveness of such extra-judicial sale of the Pledged Assets, irrespective of any prior or subsequent notice to the Appointer, in accordance with the provisions set forth in Article 1,433, Item IV and Article 1,435, Item V of the Brazilian Civil Code, and apply the proceeds thus received for the payment of the Secured Obligations, and the Collateral Agent is entitled to exercise all necessary powers for the full compliance of this power of attorney, including, without limitation, the powers and authority to, acting in strict conformity with applicable law, purchase foreign currency and make any and all remittances abroad, sign any necessary foreign exchange agreements with financial institutions in Brazil that may be required to make such remittances and represent the Appointer before the Central Bank of Brazil and any other Brazilian governmental authority, if necessary to accomplish the purposes of the Agreement;
(b) upon the occurrence and during the continuation of an Event of Default, take all necessary actions and execute any document before any governmental authority in the case of the public sale of the Pledged Assets in accordance with the terms and conditions set out in the Agreement;
(c) upon the occurrence and during the continuation of an Event of Default, take any necessary action and execute any document consistent with the terms and conditions of the Agreement as the Collateral Agent may deem necessary or advisable to accomplish the purposes of the Agreement; and

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(d) The compliance by the Collateral Agent, of the powers granted under the terms herein shall not allow the Appointer to exercise any withholding rights or claims with respect to the Pledged Assets, all of which the Appointer hereby expressively waives to the extent permitted by law.
Any notice given by the Collateral Agent that an Event of Default has occurred and is continuing or has ceased shall be conclusive as against the Appointer and any third Parties.
Capitalized terms used but not defined herein, shall have the meaning attributed to them in the Agreement.
The powers granted herein are in addition to the powers granted by the Appointer to the Collateral Agent in the manner provided for in the Agreement, and do not cancel or revoke any such powers.
This power of attorney is granted as a condition to the Agreement and as a means of complying with the obligations set forth therein, in accordance with Article 684 of the Brazilian Civil Code, and shall be irrevocable, remaining valid and in full force and effect until the Agreement has been terminated in accordance with its terms and conditions.
São Paulo, July 6, 2007.
NOVELIS DO BRASIL LTDA.

Name :	NOVELIS DO BRASIL	Name:	Alexandre M. Almeida
Title:	Antonio Tadeu Coelho Nardocci Presidenté	Title:	Diretor Financeiro e de Serviços Corporativos

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EXHIBIT 5
FORM OF
AMENDMENT TO THE EQUIPMENT AND INVENTORY PLEDGE AGREEMENT
     This instrument of [•] Amendment to the Equipment and Inventory Pledge Agreement (hereinafter referred to as the “Amendment”) is made by and between:
(a)	NOVELIS DO BRASIL LTDA., Brazilian limited liability company, with its principal place of business in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 12.551, 15th floor, enrolled with the Taxpayers’ Registry of the Ministry of Finance (CNPJ/MF) under No. 60.561.800/0001-03, hereby represented in accordance with its articles of association by its undersigned legal representatives (hereinafter referred to as the “Pledgor” or “Novelis do Brasil”); and

(b)	LASALLE BUSINESS CREDIT, LLC, a financial institution organized and existing under the laws of Delaware, having its office at 135 South LaSalle Street, Suite 425 Chicago, Illinois, 60603, in its capacity as Collateral Agent under the Revolving Credit Agreement, hereby represented by its [attorney-in- fact/legal representative] (hereinafter referred to as the “LASALLE” or “Collateral Agent”); and
All parties together referred to as “Parties”, and individually each a “Party”;
     WHEREAS, on July 6, 2007, the Parties entered into an Equipment and Inventory Pledge Agreement (the “Agreement”); and
     WHEREAS, the Parties have agreed to amend the Agreement in order to grant to the Collateral Agent, as representative of the Secured Parties, a first priority security interest in the Pledged Assets (as defined below);
     NOW, THEREFORE, the Parties hereto have mutually agreed to enter into this Amendment, pursuant to the terms and conditions set forth below:
     1. Capitalized terms used but not defined herein shall have the meanings attributed to them in the Agreement.
     2. Pledgor hereby pledges and transfers the indirect possession of the Additional Assets listed in the new Exhibit [•] of this document (and which were not set forth in the original Exhibit [•] of the Agreement or any prior Amendment thereto) (the “Pledged Assets”), to the Secured Parties, herein represented by the Collateral Agent, and, pursuant to the provision of Article 1,431, sole Paragraph of the Brazilian Civil Code, Pledgor shall maintain the direct possession and the usable ownership of the Pledged Assets, being authorized to use them during the regular course of its business and with the obligation to keep and conserve them, remaining the indirect possession of the Pledged Assets with the Collateral Agent, in order to apply, mutatis mutandis, all the rights and obligations of the Parties resulting from the Agreement to the Additional Pledged Assets pledged herein.

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     3. Pledgor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that:
          (a) the execution, performance and granting of the security interest created hereby was duly authorized by the required corporate acts by Pledgor and do not or will not (i) violate any provision of law or contractual obligation applicable to or binding upon Pledgor, (ii) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or, except for consents and approvals that have been obtained and are in full force and effect, require the approval or consent of any person pursuant to, any material contractual obligation of Pledgor, or violate any applicable law binding on Pledgor, or (iii) result in the creation or imposition of any lien on any of its assets or any income or revenues, except for the pledge created by this Amendment in favour of the Collateral Agent, as representative of the Secured Parties, and
          (b) this Amendment and the Agreement, amended as herein prescribed or by any prior Amendment thereto, constitute each one, a legal, valid and binding obligation of Pledgor, enforceable against Pledgor pursuant to its terms and conditions, and the security interest hereby granted shall constitute, when the registrations required by Section 4 of the Agreement are executed, a licit, valid and perfected security interest upon the Secured Assets, enforceable pursuant to its terms against all Secured Parties of Pledgor, in all cases, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally.
     4. All provisions of the Agreement (as amended by any prior Amendment thereto) not expressly amended by this Amendment shall remain in full force and effect in accordance with their terms.
     5. This Amendment shall be governed by and interpreted in accordance with the laws of Federative Republic of Brazil. The Parties hereto irrevocably submit to the jurisdiction of the courts sitting in the City of São Paulo, State of São Paulo, Brazil, in any action or proceeding aimed at settling any dispute or controversy related to this Amendment, and the Parties hereto irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such court. This Amendment is being executed in English.
     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed in the presence of the undersigned witnesses, in [•] ([•]) counterparts of equal content.
[PLACE AND DATE]
NOVELIS DO BRASIL LTDA.

Name:	NOVELIS DO BRASIL	Name:	Alexandre M. Almeida
Title:	Antonio Tadeu Coelho Nardocci Presidenté	Title:	Diretor Financeiro e de Serviços Corporativos

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LASALLE BUSINESS CREDIT, LLC

Name:	Name:
Title:	Title:

Witnesses:

Nome:	Nome:
RG:	RG:
ID:	ID:

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EXHIBIT N
Form of
OPINION OF COMPANY COUNSEL
[See attached]
EXHIBIT N-l

Suite 3000 79 Wellington St. W. Box 270, TD Centre Toronto, Ontario M5K 1N2 Canada TEL 416.865.0040 FAX 416.865.7380 www.torys.com July 6, 2007
ABN Amro Bank N.V.
on its own behalf and as Administrative Agent
135 South LaSalle Street, Suite 425
Chicago, IL 60603
ABN Amro Bank N.V.
on its own behalf and as Canadian Administrative Agent
79 Wellington Street West
TD Waterhouse Tower, 15th Floor
Toronto, ON M5K 1G8
Canada
LaSalle Business Credit, LLC
on its own behalf and as Collateral Agent
135 South LaSalle Street, Suite 425
Chicago, IL 60603
Each of the Lenders party to the
Credit Agreement
(as defined below)
Dear Sirs/Mesdames:
                    Re: Novelis Inc. — Revolving Credit Agreement
                    We have acted as counsel in the Province of Ontario and the State of New York to Novelis Inc. (“Canadian Borrower”), Novelis Corporation (“Novelis Corp.”) and the additional loan parties set out in Schedule A hereto in connection with a credit agreement dated as of July 6, 2007 (the “Credit Agreement”), among the Canadian Borrower, Novelis Corp. and the other U.S. subsidiaries of the Canadian Borrower signatory thereto, as U.S. borrowers, Novelis UK Ltd., as UK borrower, Novelis AG, as Swiss borrower, AV Aluminum Inc., as parent guarantor, the other guarantors party thereto, the lenders party thereto (the “Lenders”), ABN Amro Bank N.V., as US/European Issuing Bank, US Swingline Lender and Administrative Agent (in such capacities, the “Administrative Agent”), LaSalle Business Credit, LLC, as Collateral Agent and Funding Agent (the “Collateral Agent”) UBS Securities LLC, as Syndication Agent, Bank of America, N.A., National City Business Credit, Inc. and CIT Business Credit Canada Inc. as Documentation Agents, ABN Amro Bank N.V. acting through its Canada branch as Canadian Issuing Bank, Canadian Funding Agent and Canadian Administrative Agent (in such capacities, the “Canadian Administrative Agent”), and ABN Amro Incorporated and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookmanagers. The Canadian Administrative Agent

and the Administrative Agent are collectively, the “Agents”. Capitalized terms not defined herein or in the Schedules attached hereto shall have the meaning given to them in the Credit Agreement.
          This opinion is given to you pursuant to section 4.01(g) of the Credit Agreement.
                    Examination of Documents
                    We have reviewed and participated in the negotiations of each of the documents set out in Schedule B, each dated as of July 6, 2007 (the Credit Agreement and each of the documents listed on Schedule B are collectively, the “Documents”).
                    We have also made such factual and legal investigations as we deemed necessary or relevant in connection with the opinions herein expressed. In particular, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we considered necessary or relevant for purposes of the opinions expressed below, including:
(a)	the Organizational Documents, as applicable, of each of the Delaware Loan Parties and the Canadian Loan Parties;

(b)	resolutions of the board of directors of each of the Delaware Loan Parties and the Canadian Loan Parties, authorizing, among other things, the execution, delivery and performance of the Documents to which each is a party;

(c)	a certificate of status dated July 5, 2007, issued in respect of each of Cast House and Aluminum, pursuant to the Business Corporations Act (Ontario);

(d)	a certificate of compliance dated July 5, 2007 issued in respect of each of the Canadian Borrower, 4260848 and 4260856, pursuant to the Canada Business Corporations Act (“CBCA”);

(e)	a certificate of good standing dated July 5, 2007, issued in respect of each of the Delaware Loan Parties, by the Secretary of State of the State of Delaware (collectively, the “Good Standing Certificates”); and

(f)	an officer’s certificate of each of the Delaware Loan Parties and the Canadian Loan Parties, with respect to certain factual matters, a copy of each of which has been delivered to you.
                    As to matters of fact material to the opinions hereinafter expressed, we have relied solely and without independent verification upon the officers’ certificates referred to in item (f) above.
                    Assumptions
                    We have made the following assumptions:
(a)	with respect to all documents examined by us, the genuineness of all signatures, the legal capacity of individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photocopied copies, the authenticity of such latter documents and the accuracy and completeness of all records and other information made available to us;

(b)	each of the certificates of status and compliance with respect to the Canadian Loan Parties referred to above and the Good Standing Certificates continues to be accurate as of the date of this opinion as if issued on that date;

(c)	each of the Documents has been duly authorized, executed and delivered by each of the parties thereto (other than the Relevant Loan Parties) and constitutes legal, valid and binding obligations of each of the parties thereto (other than the Relevant Loan Parties) enforceable against each of them in accordance with their respective terms;

(d)	that Novelis LP is existing as a limited partnership under the laws of its jurisdiction of formation, Novelis LP has the power and capacity to perform its obligations under the Documents to which Novelis LP is a party, that, to the extent the laws of Quebec apply, the General Partner has in its capacity as General Partner on behalf of Novelis LP duly authorized the execution, delivery and performance of the obligations of Novelis LP under the Documents to which Novelis LP is a party and has duly executed and delivered the Documents to which Novelis LP is a party and that the execution, delivery and performance by the General Partner on behalf of Novelis LP of the Documents to which Novelis LP is a party do not breach or contravene the Organizational Documents of Novelis LP or its governing law;

(e)	that each of the Foreign Loan Parties is incorporated and existing under the laws of its jurisdiction of incorporation, has the corporate power and capacity to perform its obligations under the NY Documents to which it is a party, has duly authorized the execution, delivery and performance of its respective obligations under the NY Documents to which it is a party, has duly executed and delivered the NY Documents to which it is a party and the execution, delivery and performance by each Foreign Loan Party of the NY Documents to which it is a party do not breach or contravene the Organizational Documents of such Foreign Loan Party or its respective governing law;

(f)	that Novelis Corp. is incorporated and existing under the laws of its jurisdiction of incorporation, has the corporate power and capacity to perform its obligations under the NY Documents to which it is a party and has duly authorized the execution, delivery and performance of its obligations under the NY Documents to which it is a party and that the execution, delivery and performance by Novelis Corp. of the NY Documents to which it is a party do not breach or contravene the Organizational Documents of Novelis Corp. or its governing law;

(g)	that the minute books of each of the Relevant Loan Parties made available to us are the original minute books of such companies, and contain records of all meetings, resolutions and proceedings of the shareholders, members, directors and committees of the board of directors of such companies and that such minute books are true, correct and complete in all respects and there have been no other meetings, resolutions or proceedings of the shareholders, members, board of directors or committees of the board of directors of such company not reflected in such minute books;

(h)	that each of the Documents to which a Canadian Loan Party is a party has been duly executed and delivered in accordance with the terms of the applicable contract law of the location where such execution and delivery took place, being Chicago, Illinois, except to the extent that the laws of the Province of Ontario are applicable thereto;

(i)	the collateral charged in the Canadian Security Documents does not include consumer goods (as defined in the Personal Property Security Act (Ontario) (the “PPSA”));

(j)	none of the Lenders, the Agents or the Collateral Agent is subject to Regulation T of the Board of Governors of the Federal Reserve System;

(k)	the certificates representing the shares pledged pursuant to the US Security Agreement and the Ontario GSA have been delivered to the Collateral Agent or its agent (other than any Loan Party or its agent) in New York and are being held by the Collateral Agent or its agent (other than any Loan Party or its agent);

(l)	the Lenders have acted in good faith and without notice of any defense against the enforcement of any rights created by the transactions contemplated by the Documents;

(m)	there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and

(n)	the choice of the laws of the State of New York as the governing law of the NY Documents was not procured by fraud, over-reaching, duress, undue influence or ignorance.
                    Whenever an opinion set forth herein with respect to the existence or absence of facts is qualified by the phrase “to the best of our knowledge” or “to our knowledge”, it is intended to indicate that during the course of our representation of the Loan Parties in connection with the transactions described in the initial paragraph of this opinion and as a result of receiving and reviewing the certificates of officers of the Loan Parties, no information has come to the attention of any of the lawyers involved in those transactions that has given any of those lawyers actual knowledge of the existence or absence of such facts.
                    Filings and Registrations
                    We have examined copies of the UCC-1 financing statements (the “UCC Financing Statements”) and have made the registration of the financing statements under the PPSA in favour of the Collateral Agent as listed on Schedule C hereto (the “PPSA Financing Statements” and, together with the UCC Financing Statements, the “Financing Statements”).
                    Searches and Registrations
                    We have conducted, or have caused to be conducted, the searches identified in Schedule C hereto (the “Searches”) for filings or registrations made in those offices of public record listed in Schedule C, in each case as of the dates set forth in Schedule C. The Searches were conducted in respect of the current name and all former names of each of the entities list on Schedule C and of its predecessors by amalgamation or arrangement, except for the bankruptcy searches described in Schedule C, which were conducted only against the current name of each such entities. The results of the Searches are set out in Schedule C.

                    Laws Addressed
                    Our opinions in paragraphs 2, 3, 4 (with respect to the Canadian Loan Parties), 5, 9, 15, 16 to 18 and 31 to 33 below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. Our opinions in paragraphs 1, 4 (with respect to the Delaware Loan Parties), 6, 8, 12, 13, 14, 19 to 25 and 27 to 30 below are limited to the laws of the State of New York, the federal laws of the United States of America, the Delaware General Corporation Law, the Delaware UCC (as defined below), the District of Columbia UCC (as defined below) and the Delaware Limited Liability Company Act. Our opinions in paragraphs 7, 10, 11 and 26 below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, and to the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law and the Delaware Limited Liability Company Act.
                    With respect to any opinions addressing the laws of the State of Delaware, you are aware that no members of our firm are admitted to the Bar of the State of Delaware and that such opinions are based upon our general familiarity with such laws as a result of our prior involvement in transactions of a similar nature involving such laws. We have reviewed the provisions of the Uniform Commercial Code relating to secured transactions as enacted and in effect on the date hereof in the District of Columbia as it appears in the Secured Transactions Guide published by Commerce Clearing House, Inc., updated through June 13, 2007 and, to the extent such opinions involve conclusions as to the validity and perfection of security interests under the laws of the District of Columbia, they are based solely upon such review. Without limiting the generality of the immediately preceding sentences, we express no opinion with respect to the laws of any other jurisdiction to the extent that those laws may govern the validity, perfection, effect of perfection or non-perfection or enforcement of the security interests created by the Canadian Security Documents or the perfection, effect of perfection or non-perfection or enforcement of the security interests created by the US Security Documents, in each case as a result of the application of Ontario or New York conflict of laws rules, as applicable. In addition, we express no opinion whether, pursuant to those conflict of laws rules, Ontario law would govern the validity, perfection, effect of perfection or non-perfection or enforcement of the security interests created by the Canadian Security Documents or whether New York law would govern the perfection, effect of perfection or non-perfection or enforcement of the security interests created by the U.S. Security Documents. Unless otherwise indicated, (i) “UCC” shall mean the Uniform Commercial Code, as adopted and in effect on the date hereof in the State of New York, (ii) “Delaware UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Delaware, and (iii) “District of Columbia UCC” shall mean the UCC as in effect on the date hereof in the District of Columbia (in each case, without regard to laws referred to in Section 9-201 thereof).
                    All opinions expressed in this letter concerning the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario have been given by members of the Law Society of Upper Canada and all opinions concerning the laws of the State of New York and the federal laws of the United States have been given by members of the New York State Bar.
                    Opinions
                    Based upon and subject to the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

Incorporation, Authorization, Execution and Delivery
1.	Each of the Delaware Loan Parties is duly organized and validly existing under the laws of the State of Delaware and based solely on the Good Standing Certificates, in good standing in the State of Delaware.

2.	Cast House is incorporated and existing under the laws of the Province of Ontario.

3.	Each of the Canadian Borrower, Aluminum, 4260848 and 4260856 is incorporated and existing under the CBCA.

4.	Each of the Relevant Loan Parties has all requisite corporate or limited liability company power and authority to carry on its business as now conducted and to own and lease its property and to enter into and perform its obligations under the Documents to which it is a party (and, in the case of 4260848, also in its capacity as general partner of Novelis LP (in such capacity, the “General Partner”) with respect to the Documents to which Novelis LP is a party), and each of the Relevant Loan Parties (and, in the case of 4260848, on its own behalf and as General Partner) has duly authorized by all necessary corporate or limited liability company action the execution and delivery of each of the Documents to which it is a party and the performance of its respective obligations thereunder and, in the case of the General Partner, the Documents to which Novelis LP is a party.

5.	Each of the Documents has been duly executed and delivered by each Canadian Loan Party and, in the case of Novelis LP, by the General Partner, which is a party thereto, to the extent the laws of Ontario apply.

6.	Each of the Documents has been duly executed and delivered by each US Loan Party that is a party thereto.

7.	The execution, delivery and performance by each of the Relevant Loan Parties (and in the case of 4260848, on its own behalf and as General Partner) of each of the Documents to which it is a party and consummation of the transactions contemplated thereby (including the borrowing of Loans and issuance of Letters of Credit on the Closing Date and the granting of liens to secure the Secured Obligations), (a) will not violate the Organizational Documents of such Relevant Loan Party, (b) will not violate (i) any Ontario provincial law, rule or regulation or federal Canadian law, rule or regulation applicable in the Province of Ontario, the Delaware Limited Liability Company Act, the General Corporation Law of the State of Delaware or any New York State law or regulation or federal law of the United States, which in any case is applicable to the respective Relevant Loan Parties or (ii) any judgment, decree or order of any Governmental Authority of the Province of Ontario, State of New York or Her Majesty the Queen in the Right of Canada known to us to be applicable to any Relevant Loan Party, (c) will not violate or result in a default under the Term Loan Agreement and (d) will not violate, result in a default under or require or result in the granting of a Lien under the Senior Note Documents.
Enforceability
8.	Each of the NY Documents constitutes the legal, valid and binding obligation of each of the Loan Parties that are party thereto, enforceable against each such party in accordance with its terms.

9.	Each of the Ontario Documents constitutes the legal, valid and binding obligation of the Canadian Loan Parties and Novelis LP that are party thereto, enforceable against such Canadian Loan Party and Novelis LP in accordance with its terms.

10.	No consents or approvals of, registration or filing with, or any other action by, any Governmental Authority are required under the federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the laws of the Province of Ontario or the federal laws of Canada applicable in the Province of Ontario for the execution, delivery or performance of the Documents to which any Loan Party is a party except (i) such as have been obtained or made and are in full force and effect, and (ii) filings necessary to perfect Liens created by the Documents.

11.	To our knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Loan Party or any business, property or rights of any Loan Party that involve any of the Documents or the Transactions.

12.	Neither the execution, delivery and performance of the Documents, the making of the Loans or the issuance of Letters of Credit under the Credit Agreement, the use of proceeds therefrom or the pledge of the Securities Collateral (as defined in the US Security Agreement) pursuant to the US Security Agreement will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

13.	No Relevant Loan Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Creation of Security, Registration etc
14.	The US Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on and security interests in the collateral therein described and which constituted property in which a security interest can be granted under Article 9 of the UCC (the “Article 9 Collateral”).

15.	Each of the Ontario Security Documents creates in favour of the Collateral Agent a valid security interest in the collateral referred to therein to which the PPSA applies (the “PPSA Collateral”) in which each of the debtors party thereto now has rights, and is sufficient to create a valid security interest in favour of the Collateral Agent in PPSA Collateral in which each of the debtors party thereto hereafter acquires rights when those rights are so acquired, in each case to secure payment and performance of the Secured Obligations or the Obligations, as the case may be (as such terms are defined in the Ontario Security Documents).

16.	Registration has been made in all public offices provided for under the laws of Ontario where such registration is necessary to preserve, protect or perfect the security interests created by each Ontario Security Document in favour of the Collateral Agent in the PPSA Collateral charged therein.

17.	The Debenture is in proper form to be accepted for registration by the Land Registry Office for the Land Titles Division of Frontenac (the “LTO”). When registered in the LTO, the Debenture will constitute a good and valid charge of the right, title and interest of the Canadian Borrower in the Ontario Real Property (as defined below).

18.	The registration of the Debenture in the LTO is the only filing, registration or recording necessary to give constructive notice of the lien created by the Debenture on the real property located in Kingston, Ontario described therein (the “Ontario Real Property”) to subsequent purchasers and mortgagees of the Ontario Real property. No other registrations, recordings, filings, re-recordings or re-filings other than the registration of the Debenture in the LTO are necessary in order to maintain the validity or priority of the lien created by the Debenture on the Ontario Real Property.

19.	Upon delivery to the Collateral Agent in the State of New York of the certificates representing the Securities Collateral that are required to be delivered to the Collateral Agent pursuant to the US Security Agreement and the Ontario Security Documents (the “Pledged Securities”) in registered form, endorsed in blank by an effective endorsement or accompanied by undated stock powers with respect thereto duly endorsed in blank by an effective endorsement, the Collateral Agent will have control (within the meaning of the UCC) of, and a perfected security interest in, the Pledged Securities for the benefit of the Secured Parties under the UCC. Subject to the Intercreditor Agreement, assuming neither the Collateral Agent nor any of the Secured Parties has notice of any adverse claim (within the meaning of the UCC) to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim.

20.	Upon the execution of the Control Agreement(s) the Collateral Agent shall have control (within the meaning of the UCC) of, and a perfected security interest in, that portion of the Security Agreement Collateral that is required to be subject to a Control Agreement pursuant to the terms of the US Security Agreement.

21.	Each of the UCC Financing Statements listed in Schedule C is in the appropriate form for filing in the applicable filing office. Upon the proper filing and acceptance of such Financing Statements in the applicable filing offices and the payment of all filing fees due in connection therewith, the Collateral Agent on behalf of the Secured Parties will have a perfected security interest in the Article 9 Collateral to the extent that a security interest in such collateral can be perfected by the filing of a financing statement pursuant to the Delaware UCC or the District of Columbia UCC, as applicable.

22.	Upon due filing of the Financing Statements in the applicable jurisdiction noted on Schedule C and payment of all filing and recordation fees associated therewith, and when the US Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by the US Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property Collateral (as defined in the Security Agreement).

23.	The Liens and the security interests created by the US Security Agreement on the Article 9 Collateral will validly secure the payment of all future advances pursuant to the Credit Agreement, whether or not at the time such advances are made, an Event of Default or other event not within the control of the Lenders has relieved or may relieve the Lenders from their obligations to make such advances, and are perfected to the extent set forth in paragraphs 14, 19, 20, 21 and 22 above with respect to such future advances.

24.	Under Section 5-1401 of the General Obligations Law of the State of New York, a federal or state court sitting in New York would honor the parties’ choice of internal laws of the State of New York as the law applicable to the NY Documents (to the extent set forth in such NY Documents) in any action to enforce such NY Documents.

25.	The Obligations and the Guaranteed Obligations are “Senior Debt” within the meaning of the Senior Note Agreement.

26.	No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar taxes or charges, are payable under the laws of Ontario, the federal laws of Canada, or the laws of the State of New York, on account of the execution and delivery of the Documents or the creation of the indebtedness evidenced or secured by any of the Documents or the recording or filing of the Financing Statements or the NY Mortgage, or as a condition to the legality or enforceability of the NY Mortgage, except for nominal applicable filing, registration or recording fees and taxes (including in connection with any re-advance under the Credit Agreement).
NY Mortgage
27.	The NY Mortgage (i) is in proper form to be accepted for recording by the County Recorder identified in Schedule D attached hereto, (ii) creates and constitutes (A) a valid mortgage lien on that portion of the Mortgaged Property (as defined in the NY Mortgage) that constitutes real property (“NY Real Property”) and (B) a valid security interest in such of the Mortgaged Property that constitutes fixtures (the “UCC Property”) and is subject to the provisions of Article 9 of the Uniform Commercial Code as in effect in the State of New York, each in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the NY Mortgage) securing the Secured Obligations (as defined in the NY Mortgage) and (iii) contains the terms and provisions necessary to enable Collateral Agent, following a default thereunder and the satisfaction of any procedural requirements (such as notice or time to cure), to exercise the remedies which are customarily available to a mortgage lienholder in the State of New York.

28.	The recording of the NY Mortgage with the County Recorder identified in Schedule D attached hereto is the only filing or recording necessary to give constructive notice of the lien created by the NY Mortgage to subsequent purchasers and mortgagees of the NY Real Property. No other recordings, filings, re-recordings or refilings other than those identified in Schedule D are necessary in order to maintain the validity or priority of the lien created by the NY Mortgage on the NY Real Property.

29.	Upon the proper filing and acceptance of the Financing Statements relating to the NY Mortgage with the offices identified in Schedule D attached hereto, the security interest, lien or pledge created by the NY Mortgage in that portion of the Mortgaged Property which constitutes fixtures and which are subject to the provisions of Article 9 of the UCC is duly perfected. Such Financing Statements adequately identify such Mortgaged Property described therein to provide sufficient notice to third parties of the security interest referenced therein (it being understood that we offer no opinion as to the accuracy of the legal description attached thereto).

30.	The Collateral Agent is permitted under the laws of the State of New York without naming all of the Lenders in any applicable legal proceeding to exercise remedies under the NY Mortgage for the realization of any of the Collateral in its own name, as Collateral Agent.

31.	Based solely on a certificate of good standing dated July 5, 2007, issued in respect of Novelis Corp. by the Department of State of the State of New York, Novelis Corp. is qualified to do business and is in good standing as a foreign corporation under the laws of the State of New York.

Enforcement of Judgments etc.
32.	If any provision in any NY Document to which a Canadian Loan Party or Novelis LP is a party is sought to be enforced against any Canadian Loan Party or Novelis LP in an action or proceeding brought before a court of competent jurisdiction in the Province of Ontario, such court in the Province of Ontario would (i) recognize the express choice of laws chosen by the parties in such Documents, provided that such choice of laws is bona fide, in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction and provided further that such choice is not contrary to public policy, as that term is understood under the laws of the Province of Ontario; and (ii) if that choice of laws is recognized, apply the laws of the State of New York to all issues that are to be determined by those laws under Ontario conflict of laws rules in that action or proceeding, upon appropriate evidence as to those laws being adduced; however, an Ontario court will not apply any laws of the State of New York which are contrary to Ontario public policy.

33.	A court in the Province of Ontario has, however, an inherent power to decline to hear such an action or proceeding if it is contrary to public policy, as such term is understood under the laws of the Province of Ontario, for it to do so, or if such court is not the proper forum to hear such action or proceeding, or if concurrent proceedings are being brought elsewhere. None of the terms of any NY Document to which a Canadian Loan Party or Novelis LP is a party are, insofar as we are aware, contrary to Ontario public policy, as such term is understood from case law decided in the Province of Ontario, and accordingly, it would not, insofar as we are aware based on our review of any NY Document to which a Canadian Loan Party or Novelis LP is a party and a consideration of the potential proceedings that may be brought in relation to them, be contrary to Ontario public policy for an Ontario court to hear an action or proceeding to enforce any of such NY Documents in the Province of Ontario.

34.	A final and conclusive in personam judgment against any Canadian Loan Party or Novelis LP under or in respect of the any NY Document obtained in any court of competent jurisdiction in the State of New York (including in any federal court of the United States sitting in the City of New York and otherwise having competent jurisdiction), for a definite sum of money, given on the merits, and which is not impeachable as void or voidable under the internal laws of New York, would be recognized and enforced by an Ontario court in an action by a judgment creditor (for example, the Collateral Agent) to enforce such judgment, provided that:
(i)	such judgment was not obtained by fraud;

(ii)	such judgment and the proceedings leading thereto did not involve the breach of and were not otherwise contrary to natural justice, including the fundamental right of a party to adequate notice and be heard fairly;

(iii)	enforcement of such judgment would not be contrary to the public policy of the Province of Ontario (and we are not aware of any reason why enforcement of such judgment would be contrary to such public policy);

(iv)	the enforcement of that judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws; and

(v)	the action is commenced within the time limitations set out in any applicable limitations statute.

Qualifications

The foregoing opinions are subject to the following qualifications:

(a)	The enforceability of the Domestic Documents is subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium and other similar laws of general application affecting the enforcement of creditors’ rights generally.

(b)	Our opinions are subject to the effect of general principles of equity, whether applied by a court of law or equity, including principles (i) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made, (ii) affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement, (iii) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement, (iv) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract, (v) requiring consideration of the materiality of (A) a breach and (B) the consequences of the breach to the party seeking enforcement, (vi) requiring consideration of the commercial impracticability, illegality or impossibility of performance at the time of attempted enforcement, and (vii) affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract.

(c)	The Collateral Agent and the Secured Parties may be required to give the Loan Parties a reasonable time to repay following a demand for payment prior to taking any action to enforce its right of repayment or before exercising any of the rights and remedies expressed to be exercisable by the Collateral Agent or the Secured Parties in the Domestic Documents.

(d)	We have taken no steps to provide the notices or to obtain the acknowledgements prescribed in Part VII of the Financial Administration Act (Canada) relating to the assignment of federal Crown debts. An assignment of federal Crown debts which does not comply with that Act is ineffective as between the assignor and the assignee and as against the Crown. Consequently, the Collateral Agent would not have a valid security interest in federal Crown debts unless that Act is complied with.

(e)	We express no opinion as to whether a security interest may be created in:
(i)	property consisting of a receivable, license, approval, privilege, franchise, permit, lease or agreement (collectively, “Special Property”) to the extent that the terms of the Special Property or any applicable law prohibit its assignment or require, as a condition of its assignability, a consent, approval or other authorization or registration which has not been made or given, except to the extent such restrictions are rendered ineffective pursuant to Section 9-406 through 9-409 of the UCC or

(ii)	permits, quotas or licenses which are held by or issued to the Relevant Loan Parties.
(f)	We express no opinion as to any security interest created by the Security Documents with respect to any property of the Relevant Loan Parties that is transformed in such a way that it is not identifiable or traceable or any proceeds of property of the Relevant Loan Parties that are not identifiable or traceable.

(g)	We have not registered any of the Security Documents or notice thereof in any land registry office or under any land registry statutes even though the Security Documents may create a security interest in a Relevant Loan Party’s real property or leases of real property or in property which is now or may hereafter become a fixture or a right to payment under a lease, mortgage or charge of real property.

(h)	We have made no registrations under the Patent Act (Canada), the Trade-marks Act (Canada), the Industrial Designs Act (Canada), the Integrated Circuit Topography Act (Canada), the Copyright Act (Canada) and/or offices in connection with any Security Document.

(i)	We express no opinion as to whether any of the Relevant Loan Parties has title to or any rights in any real or personal property, including without limitation, any of the Article 9 Collateral, nor as to the priority of any security interest created by the Security Documents in any such property, except as set forth in paragraph 19.

(j)	We advise you that certain rights of debtors and duties of secured parties referred to in the PPSA, and in Sections 1-102(3) and 9-602 of the UCC, may not be waived, released, varied or disclaimed by agreement prior to a default and our opinions regarding any such waivers, releases, variations and disclaimers are limited accordingly. The PPSA and the UCC may also affect the enforcement of certain rights and remedies contained in the Security Documents to the extent that those rights and remedies are inconsistent with or contrary to the PPSA and the UCC. However, neither the PPSA nor the UCC render any of the Security Documents invalid as a whole, and there exist, in each Security Document or pursuant to applicable law, legally adequate remedies for realization of the principal benefits of the PPSA Collateral and the Security Agreement Collateral purported to be provided by such Security Document.

(k)	Notwithstanding any provision of any Domestic Document to the contrary, any certificate or determination provided for therein may be subject to challenge in a court on the grounds of fraud, collusion, mistake on the face of the certificate, or mistake on the basis that the certificate differed in a material respect from the certificate contemplated in such provision.

(1)	We express no opinion as to the enforceability of any provision of the Domestic Documents:
(i)	which purports to waive all defences which might be available to, or constitute a discharge of the liability of, any of the Relevant Loan Parties;

(ii)	which purports to release, exculpate or exempt a party, its agents or any receiver, manager or receiver-manager appointed by it from, or require indemnification of a party, its agents or any receiver, manager or receiver-manager appointed by it for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, unlawful conduct or fraud; or

(iii)	with respect to the laws of the Province of Ontario only, which states that amendments or waivers of or with respect to such Documents that are not in writing will not be effective.
(m)	Provisions contained in any of the Domestic Documents which purport to sever from such Documents any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such Document may be enforced only in the discretion of a court.

(n)	We express no opinion as to the enforceability of any provision of the Domestic Documents which requires any of the Relevant Loan Parties to pay, or to indemnify the Secured Parties, the Agents or the Collateral Agent for, the costs and expenses of the Secured Parties, the Agents or the Collateral Agent in connection with judicial proceedings, since those provisions may derogate from a court’s discretion to determine by whom and to what extent those costs should be paid. Nor do we express any opinion with respect to rules of law, statute, ordinance, rule, regulation, order, judgment or decree that governs and affords judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs. We advise you that the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred and the costs and expenses incidental to all court proceedings may be in the discretion of the court and the court may have the discretion to determine by whom and to what extent such costs shall be paid and our opinions herein are limited accordingly.

(o)	We express no opinion as to any provision of any Domestic Document which purports to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness or that purport to define or dictate what is commercially reasonable.

(p)	We express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Domestic Documents which violate public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

(q)	We express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Documents or any transactions contemplated thereby.

(r)	We advise you that forum selection and choice of law clauses in contracts are not necessarily binding on the court(s) in the forum selected in the United States, if (i) their application to such contract would be adjudicated by a court of competent jurisdiction to (A) be unconstitutional or (B) involve fraud, in which case, common law choice of law and forum selection principles would be applicable or (ii) the choice of law would be contrary to Section 1-105(2) of the UCC, and our opinions are limited accordingly.

(s)	Our opinions regarding the creation and perfection of security interests are subject to the effect of (i) the limitations on the existence and perfection of security interests in proceeds resulting from the operation of Section 9-315 of any applicable Uniform Commercial Code; (ii) the limitations in favor of buyers, licensees and lessees imposed by Sections 9-320, 9-321 and 9-323 of any applicable Uniform Commercial Code; (iii) the limitations with respect to documents, instruments and securities imposed by Section 9-331 and 8-303 of any applicable Uniform Commercial Code; (iv) other rights of persons in possession of money, instruments and proceeds constituting certificated securities; and (v) section 547 of the Bankruptcy Code with respect to preferential transfers and section 552 of the Bankruptcy Code with respect to any Security Agreement Collateral acquired by any Relevant Loan Party subsequent to the commencement of a case against or by such Loan Party under the Bankruptcy Code.

(t)	In connection with New York only, we express no opinion with respect to any self-help remedies to the extent they vary from those available under the UCC or other applicable Uniform Commercial Code or with respect to any remedies otherwise inconsistent with the UCC (to the extent that the UCC is applicable thereto) or other applicable law (including, without limitation, any other applicable Uniform Commercial Code).

(u)	We express no opinion as to the effect on the opinions expressed herein of the compliance or non-compliance of the Lenders, the Agents, the Collateral Agent or any party (other than the Relevant Loan Parties) to the Documents with any state, federal or other laws or regulations applicable to them.

(v)	A receiver or receiver and manager appointed pursuant to any of the Security Documents may, for certain purposes, be treated as the agent of the Collateral Agent and not solely the agent of a Relevant Loan Party, notwithstanding any provision in such documents to the contrary.

(w)	We express no opinion regarding the perfection of a security interest in any real or personal property referred to in the Security Documents that is not subject to the PPSA, Article 9 or, to the extent applicable, Article 8 of the UCC.

(x)	Article 9 of the UCC requires the filing of continuation statements within 6 months of the lapse date (which date is 5 years after the original filing date) in order to maintain the effectiveness of the filings referred to in our letter.

(y)	Additional filings may be necessary if any of the Relevant Loan Parties changes its name, identity or corporate or organizational structure or the jurisdiction in which it is organized, any of its places of business, its chief executive office or any Article 9 Collateral is located.

(z)	To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the NY Documents, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1405, 5-1402 (McKinney 2001) and N.Y. CPLR 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other then the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

     This opinion is given as of the date hereof and may be relied upon only by the addressees hereof for the purposes of the transaction contemplated by this opinion. It may not be relied upon by any other person except an assignee or successor of the Agents or any Lender or for any other purpose, nor may it be quoted in whole or in part or otherwise referred to, without our prior written consent provided that copies of this opinion may be provided to governmental authorities having jurisdiction or oversight over any Lender or Agent including, without limitation, The National Association of Insurance Commissioners.
Very truly yours,

ACB/DGL/AED/DAD

SCHEDULE A
Canada
a)	Novelis Cast House Technology Ltd. (“Cast House”)

b)	4260848 Canada Inc. (“4260848”)

c)	4260856 Canada Inc. (“4260856”)

d)	AV Aluminum Inc. (“Aluminum”)
(collectively, the “Canadian Guarantors”). The Canadian Guarantors and the Canadian Borrower are collectively, the “Canadian Loan Parties”.
United States
a)	Novelis Finances USA LLC (“Novelis Finances”)

b)	Novelis South America Holdings LLC (“Novelis South America”)

c)	Aluminum Upstream Holdings LLC (“Aluminum Upstream”)

d)	Novelis PAE Corporation (“Novelis PAE”)
(collectively, the “Delaware Loan Parties”). The Delaware Loan Parties and Novelis Corp. are collectively, the “US Loan Parties”. The Delaware Loan Parties and the Canadian Loan Parties are collectively the “Relevant Loan Parties” and each individually a “Relevant Loan Party”.
Foreign
(a)	Novelis UK Ltd. (“Novelis UK”)

(b)	Novelis AG

(c)	Novelis Europe Holdings Ltd. (“Holdings UK”)

(d)	Novelis Deutschland GMBH (“Novelis GMBH”)

(e)	Novelis Switzerland SA

(f)	Novelis Technology AG (“Technology”)

(g)	Novelis Aluminum Holding Company (“NAHC”)

(h)	Novelis Do Brasil Ltda. (“Novelis Brasil”)
(collectively, the “Foreign Loan Parties”). The US Loan Parties, the Canadian Loan Parties, Novelis LP and the Foreign Loan Parties are collectively, the “Loan Parties” and individually, a “Loan Party”.

SCHEDULE B
Documents
Canada
(a)	a Guarantee made by each of the Canadian Loan Parties and Novelis No.l Limited Partnership (“Novelis LP”) in favour of the Collateral Agent for the benefit of the Secured Parties;

(b)	a Security Agreement made by the Canadian Borrower and each of the Canadian Guarantors and Novelis LP in favour of the Collateral Agent for the benefit of the Secured Parties (the “Ontario GSA”);

(c)	a Demand Debenture made by the Canadian Borrower in favour of the Collateral Agent for the benefit of the Secured Parties; (the “Debenture”);

(d)	a Debenture Delivery Agreement made by the Canadian Borrower in favour of the Collateral Agent for the benefit of the Secured Parties;

(e)	a Blocked Account Control Agreement between Royal Bank of Canada, the Canadian Borrower, the Collateral Agent and UBS AG Stamford Branch; and

(f)	a Deposit Account Control Agreement among Citibank Canada, LaSalle Business Credit LLC, UBS AG, Stamford Branch and Novelis Corporation;

(g)	a Deed of Hypothec made by the Canadian Borrower in favour of the Collateral Agent acting as fonde de pouvoir of the bondholders (as defined therein);

(h)	a Bond made by the Canadian Borrower in favour of the Collateral Agent for the benefit of the Secured Parties;

(i)	a Bond Pledge Agreement made by the Canadian Borrower in favour of the Collateral Agent for the benefit of the Secured Parties;

j)	a Deed of Hypothec made by Novelis LP in favour of the Collateral Agent acting as fonde de pouvoir of the bondholders (as defined therein);
The documents listed in items (a) through (c) are collectively referred to as the “Ontario Security Documents”. The documents listed in items (a) though (f) are collectively referred to as the “Ontario Documents”.
United States
(a)	an Intercreditor Agreement made between the Administrative Agent, the Collateral Agent, UBS AG, Stamford Branch as administrative agent and collateral agent under the Term Loan Agreement and the Loan Parties (the “Intercreditor Agreement”);

(b)	a Contribution, Intercompany, Contracting and Offset Agreement made between the Loan Parties;

(c)	a Subordination Agreement made between the Loan Parties;

(d)	a Security Agreement made by the US Loan Parties in favour of the Collateral Agent for the benefit of the Lenders (the “US Security Agreement”);

(e)	a Patent Security Agreement made by the Novelis Corp. and the Canadian Borrower in favour of the Collateral Agent for the benefit of the Lenders (the “Patent Security Agreement”);

(f)	a Trademark Security Agreement made by Novelis Corp. and the Canadian Borrower in favour of the Collateral Agent for the benefit of the Lenders (the “Trademark Security Agreement”);

(g)	an Intellectual Property Agreement made by Cast House in favour of the Collateral Agent for the benefit of the Lenders;

(h)	an Amended, Restated and Consolidated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by Novelis Corp. in favour of the Collateral Agent for the benefit of the Lenders and in favour of UBS AG, Stamford Branch in its capacity as collateral agent under the Term Loan Agreement with respect to the property located in Oswego County, New York (the “NY Mortgage”);

(i)	a Deposit Account Control Agreement among Citibank Delaware, LaSalle Business Credit LLC, UBS AG, Stamford Branch and Novelis Corporation;

(j)	a Deposit Account Control Agreement among Bank of America, N.A., LaSalle Business Credit LLC, UBS AG, Stamford Branch and Novelis Corporation; and

(k)	a Deposit Account Control Agreement among National City Bank, LaSalle Business Credit LLC, UBS AG, Stamford Branch and Novelis Corporation.
The documents listed in items to (d) through (g) are collectively referred to as the “US Security Documents”. The documents listed in items (a) through (k) and the Credit Agreement are collectively referred to as the “NY Documents”. The U.S. Security Documents and the Ontario Security Documents are collectively referred to as the “Security Documents”. The Ontario Documents and the NY Documents are collectively referred to as the “Domestic Documents”.
Foreign
(a)	a Share Kun-Pledge Agreement made by 4260848 and 4260856 in favour of the Collateral Agent for the benefit of the Lenders (governed by Korean law);

(b)	a Share Mortgage made between the Canadian Borrower and the Collateral Agent with respect to the shares of Holdings UK (governed by English law);

(c)	a Security Trust Deed made by the Canadian Borrower, among others, in favour of the Collateral Agent for the benefit of the Lenders (governed by English Law);

(d)	a Quotas Pledge Agreement made by the Canadian Borrower in favour of the Collateral Agent for the benefit of the Lenders with respect to the quotas of Novelis Do Brasil Ltda (governed by Brazilian law);

(e)	a Second Priority Pledge Agreement made by the Canadian Borrower, among others, in favour of the Collateral Agent for the benefit of the lenders with respect to the shares of Novelis Lamines France, Novelis Foil France and Novelis PAE SAS (governed by French law );

SCHEDULE C
Searches and Registrations
LIEN SEARCH RESULTS

SCHEDULE C
REGISTRATIONS:
We have made the registrations under the PPSA against the following Loan Parties as follows:
1.	Novelis Inc, as indicated at item 2 of Appendix A;

2.	4260848 Canada Inc., as indicated at item 3 of Appendix B;

3.	4260856 Canada Inc., as indicated at item 2 of Appendix C;

4.	Novelis Cast House Technology Ltd., as indicated at item 2 of Appendix D;

5.	Novelis No. 1 Limited Partnership, as indicated at item 2 of Appendix E and item 4 of Appendix B; and

6.	AV Aluminum Inc., as indicated at item 2 of Appendix F.
We have examined copies of the UCC-1 Financing Statements in favor of the Collateral Agent naming the following entities as debtors, to be filed with the Secretary of State of Delaware:
1.	Novelis Finances USA LLC

2.	Novelis South America Holdings LLC

3.	Aluminum Upstream Holdings LLC

4.	Novelis PAE Corporation
SEARCHES:
We made searches or inquiries for:
Ontario
1.	Security or other interests in the personal property registered under the Personal Property Security Act (Ontario) as of June 27, 2007 for the following:
-	Novelis Inc. — see attached Appendix A

-	Arcustarget Inc. — clear

-	4260848 Canada Inc. — see attached Appendix B

-	4260856 Canada Inc. — see attached Appendix C

-	Novelis Cast House Technology Ltd. — see attached Appendix D

-	Cast House Technology Ltd. — see attached Appendix D

-	Novelis No. 1 Limited Partnership — see attached Appendix E

-	Societe En Commandite Novelis No. 1 — see attached Appendix E

-	Novelis No. 1 Limited Partnership Societe En Commandite Novelis No. 1 — see attached Appendix E

-	Societe En Commandite Novelis No. 1 Novelis No. 1 Limited Partnership — see attached Appendix E

-	AV Aluminum Inc. — see attached Appendix F

-	6703534 Canada Limited — clear
2.	Notices of intention to give security under Section 427 of the Bank Act (Canada) registered in the Bank of Canada at Toronto, Ontario as of June 25, 2007:
-	Novelis Inc. — clear

-	Arcustarget Inc. — clear

-	4260848 Canada Inc. — clear

-	4260856 Canada Inc. — clear

-	Novelis Cast House Technology Ltd. — clear

-	Cast House Technology Ltd. — clear

-	Novelis No. 1 Limited Partnership — clear

-	Societe En Commandite Novelis No. 1 — clear

-	AV Aluminum Inc — clear

-	6703534 Canada Limited — clear
3.	Judgments or Executions filed in the City of Toronto as of June 25, 2007:
-	Novelis Inc. — clear

-	Arcustarget Inc. — clear

-	4260848 Canada Inc. — clear

-	4260856 Canada Inc. — clear

-	Novelis Cast House Technology Ltd. — clear

-	Cast House Technology Ltd. — clear

-	Novelis No. 1 Limited Partnership — clear

-	Societe En Commandite Novelis No. 1 — clear

-	AV Aluminum Inc — clear

-	6703534 Canada Limited — clear
4.	Judgments or Executions filed in (i) the County of Frontenac (Kingston), (ii) Regional Municipality of Peel (Brampton) and (iii) County of Wellington (Guelph) as of June 25, 2007:
-	Novelis Inc. — clear

-	Arcustarget Inc. — clear

-	4260848 Canada Inc. — clear

-	4260856 Canada Inc. — clear

-	Novelis Cast House Technology Ltd. — clear

-	Cast House Technology Ltd. — clear

-	Novelis No. 1 Limited Partnership — clear

-	Societe En Commandite Novelis No. 1 — clear

-	AV Aluminum Inc — clear

-	6703534 Canada Limited — clear
5.	Assignments or proceedings under the Bankruptcy and Insolvency Act (Canada) as of June 20, 2007 recorded in the office of the Official Receiver:
-	Novelis Inc. — clear

-	Arcustarget Inc. — clear

-	4260848 Canada Inc. — clear

-	4260856 Canada Inc. — clear

-	Novelis Cast House Technology Ltd. — clear

-	Cast House Technology Ltd. — clear

-	Novelis No. 1 Limited Partnership — clear

-	Societe En Commandite Novelis No. 1 — clear

-	AV Aluminum Inc. — clear

-	6703534 Canada Limited — clear

Appendix A
Personal Property Security Act (“PPSA”)
We obtained a certificate from the Registrar of Personal Property Security with respect to Novelis Inc. (file currency: June 27, 2007) which discloses the following financing statements and financing change statements filed under the PPSA.

					Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
1	2	NOVELIS INC. 3399 PEACHTREE ROAD, NE, SUITE 1500 ATLANTA, GEORGIA 30326	UBS AG, STAMFORD BRANCH 677 WASHINGTON BOULEVARD STAMFORD, CONNECTICUT 068901	636803406 20070628145715301276 (JUNE 28, 2007)	9 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

2	3	NOVELIS INC. 3399 PEACHTREE ROAD, NE, SUITE 1500 ATLANTA, GEORGIA 30326	LASALLE BUSINESS CREDIT, LLC 135 SOUTH LASALLE STREET, SUITE 425 CHICAGO, ILLINOIS 60603	636803469 20070628145715301282 (JUNE 28, 2007)	7 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

3	4-6	NOVELIS NO. 1 LIMITED PARTNERSHIP SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6	CITICORP NORTH AMERICA, INC. 388 GREENWICH STREET 19TH FLOOR NEW YORK, NEW YORK 10013	635400351 20070517092718626018 (MAY 17, 2007)	10 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER MOTOR VEHICLE INCLUDED	N/A

		SOCIETE EN COMMANDITE NOVELIS

				File No. and	Registration/
	Page			Registration No./	Renewal Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
NO. 1 NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

NOVELIS INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5

4260848 CANADA INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
4	7-8	NOVELIS INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5	IBM CANADA LIMITED - PPSA ADMINISTRATOR 3600 STEELES AVENUE EAST F4 MARKHAM, ONTARIO L3R 9Z7	629071218 20060920145815303604 (SEPTEMBER 20, 2006)	4 YEARS	EQUIPMENT, ACCOUNTS, OTHER	ALL PRESENT AND AFTER ACQUIRED GOODS SUPPLIED, LEASED OR FINANCED BY THE SECURED PARTY, INCLUDING BUT NOT LIMITED TO, ALL OFFICE MACHINES, OFFICE EQUIPMENT, COMPUTER HARDWARE, SOFTWARE AND ALL ANCILLARY PRODUCTS RELATED THERETO, AND ALL UPGRADES, ADDITIONS AND ACCESSIONS THERETO AND THEREON AND ALL PROCEEDS THEREFROM OF EVERY KIND AND DESCRIPTION.

5	9	NOVELIS INC. 1 LAPPAN’S LANE KINGSTON, ONTARIO K7L 4Z5	TENNANT FINANCIAL SERVICES 2300 MEADOWVALE BLVD., SUITE 200 MISSISSAUGA, ONTARIO L5N 5P9	628296453 20060824112340431762 (AUGUST 24, 2006)	6 YEARS	EQUIPMENT, OTHER	N/A

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
6	10-11	NOVELIS INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5	WAJAX FINANCE LTD. 5035 SOUTH SERVICE ROAD BURLINGTON, ONTARIO L7 R4C8	626197239 20060615144116165004 (JUNE 15, 2006) AMENDMENT 20060621144216165271 (JUNE 21, 2006)	4 YEARS	EQUIPMENT, MOTOR VEHICLE INCLUDED	N/A TO ADD A MOTOR VEHICLE DESCRIPTION TO LINE 11 OF REGISTRATION NUMBER 20060615144116165004

YEAR: 1999 MAKE: HYSTER MODEL: S120XL V.I.N.: D004D07798W

7	12-13	NOVELIS INC. 1 LAPPANS LANE KINGSTON, ONTARIO K7L 4Z5	CHRYSLER FINANCIAL 2425 MATHESON BLVD. EAST, 3RD FLOOR MISSISSAUGA, ONTARIO L4W 5N7	625510323 20060525195215311506 (MAY 25, 2006)	3 YEARS	EQUIPMENT, OTHER, MOTOR VEHICLE INCLUDED	AMOUNT SECURED: $31,907 YEAR: 2006 MAKE: JEEP MODEL: LIBERTY V.I.N.: 1J4GL48K96W249108

DAIMLERCHRYSLER FINANCIAL SERVICES CANADA INC. 2425 MATHESON BLVD. EAST, 3RD FLOOR MISSISSAUGA, ONTARIO L4W 5N7

8	14	NOVELIS INC. 1 LAPPANS LANE KINGSTON, ONTARIO K7L 4Z5	XEROX CANADA LTD. 33 BLOOR STREET EAST 3RD FLOOR TORONTO, ONTARIO M4W 3H1	624261483 20060413100114626638 (APRIL 13, 2006)	4 YEARS	EQUIPMENT, OTHER	N/A

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
9	15-16	NOVELIS INC. 945 PRINCESS STREET KINGSTON, ONTARIO K7L 5L9	DE LAGE LANDEN FINANCIAL SERVICES CANADA INC. 100-1235 NORTH SERVICE ROAD WEST OAKVILLE, ONTARIO L6M 2W2	621564039 20051223132870298463 (DECEMBER 23, 2005)	5 YEARS	EQUIPMENT, OTHER	ALL GOODS SUPPLIED BY THE SECURED PARTY PURSUANT TO A LEASE BETWEEN THE DEBTOR AND THE SECURED PARTY, TOGETHER WITH ALL PARTS AND ACCESSORIES THERETO AND ACCESSION THERETO AND ALL REPLACEMENTS OR SUBSTITUTIONS FOR SUCH GOODS AND PROCEEDS THEREOF (PROCEEDS AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT (ONTARIO)) AND ANY INSURANCE PROCEEDS RESULTING THERE FROM.

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
10	17-19	NOVELIS INC. 3800 - 200 BAY STREET TORONTO, ONTARIO M5J 2Z4	GE VEHICLE AND EQUIPMENT LEASING 5255 SOLAR DRIVE MISSISSAUGA, ONTARIO L4W 5H6	621062946 20051206111412542199 (DECEMBER 6, 2005)	5 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	ALL PRESENT AND AFTER ACQUIRED MOTOR VEHICLES, TRAILERS, AND GOODS OF WHATEVER MAKE OR DESCRIPTION, NOW OR HEREAFTER LEASED BY THE SECURED PARTY TO THE DEBTOR, TOGETHER WITH ALL ADDITIONS, REPLACEMENT PARTS, ACCESSIONS, ATTACHMENTS AND IMPROVEMENTS THERETO, AND ALL PROCEEDS THEREOF, INCLUDING MONEY, CHATTEL PAPER, INTANGIBLES, GOODS, DOCUMENTS OF TITLE, SECURITIES, SUBSTITUTIONS, ACCOUNTS RECEIVABLE, RENTAL AND LOAN CONTRACTS, ALL PERSONAL PROPERTY RETURNED, TRADED IN OR REPOSSESSED AND ALL INSURANCE PROCEEDS AND ANY OTHER FORM OF PROCEEDS THEREOF.

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
11	20-22	LYNNE MEARS DATE OF BIRTH: OCTOBER 16, 1972 926 EDINBOROUGH CR KINGSTON, ONTARIO K7P 2C5	CHRYSLER FINANCIAL 2425 MATHESON BLVD E. 3RD FL MISSISSAUGA, ONTARIO L4W 5N7	618566337 20050902194815315044 (SEPTEMBER 2, 2005)	3 YEARS	EQUIPMENT, OTHER, MOTOR VEHICLE INCLUDED	AMOUNT SECURED: $27,103 NO FIXED MATURITY DATE

DAIMLERCHRYSLER SERVICES CANADA INC. 2425 MATHESON BLVD E. 3RD FL MISSISSAUGA, ONTARIO L4W 5N7

		NOVELIS INC. 1 LAPPANS LANE KINGSTON, ONTARIO K7L 4Z5		AMENDMENT 20070323145415309402 (MARCH 23, 2007)			REMOVE DEBTOR FROM THE REGISTRATION

12	23	NOVELIS INC. 1188 SHERBROOKE STREET WEST MONTREAL, QUEBEC H3A 3G2	CITICORP NORTH AMERICA, INC., AS ADMINISTRATIVE AGENT 390 GREENWICH STREET NEW YORK, NY 10013	611605296 20041223153018620300 (DECEMBER 23, 2004)	10 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
13	24-26	NOVELIS INC. 1 LAPPANS LANE KINGSTON, ONTARIO K7K 6Y8	XEROX CANADA LTD. 5650 YONGE STREET NORTH YORK, ONTARIO M2M 4G7	895711734 20030624113517152013 (JUNE 24, 2003)	3 YEARS	EQUIPMENT, OTHER	N/A

				AMENDMENT			TO AMEND DEBTOR’S NAME
				20050324171114620028 (MARCH 24, 2005)			FROM ALCAN INC. TO NOVELIS INC.

RENEWAL
				20050324171114620029 (MARCH 24, 2005)			RENEWED FOR A PERIOD OF 2 YEARS.

APPENDIX B
Personal Property Security Act (“PPSA”)
We obtained a certificate from the Registrar of Personal Property Security with respect to 4260848 Canada Inc. (file currency: June 27, 2007) which discloses the following financing statements and financing change statements filed under the PPSA.

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
1	2	4260848 CANADA INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5	UBS AG, STAMFORD BRANCH 677 WASHINGTON BOULEVARD STAMFORD, CONNECTICUT 068901	636803415 20070628145715301277 (JUNE 28, 2007)	9 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

2	3-5	NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6 SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6	UBS AG, STAMFORD BRANCH 677 WASHINGTON BOULEVARD STAMFORD, CONNECTICUT 068901	636803442 20070628145715301280 (JUNE 28, 2007)	9 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

NOVELIS NO. 1 LIMITED PARTNERSHIP SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6 SOCIETE EN COMMANDITE NOVELIS

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
NO. 1 NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

4260848 CANADA INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5

3	6	4260848 CANADA INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5	LASALLE BUSINESS CREDIT, LLC 135 SOUTH LASALLE STREET, SUITE 425 CHICAGO, ILLINOIS 60603	636803478 20070628145715301283 (JUNE 28, 2007)	7 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

4	7-9	NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6 SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6	LASALLE BUSINESS CREDIT, LLC 135 SOUTH LASALLE STREET, SUITE 425 CHICAGO, ILLINOIS 60603	636803505 20070628145715301286 (JUNE 28, 2007)	7 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

NOVELIS NO. 1 LIMITED PARTNERSHIP SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
SOCIETE EN COMMANDITE NOVELIS NO. 1 NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

4260848 CANADA INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5

5	10-12	NOVELIS NO. 1 LIMITED PARTNERSHIP SOCIETE	CITICORP NORTH AMERICA, INC.	635400351 20070517092718626018	10 YEARS	INVENTORY, EQUIPMENT	N/A
		EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6	388 GREENWICH STREET 19TH FLOOR NEW YORK, NEW YORK 10013	(MAY 17, 2007)		ACCOUNTS, OTHER MOTOR VEHICLE INCLUDED

SOCIETE EN COMMANDITE NOVELIS NO. 1 NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
JONQUIERE, QUEBEC G7S 4K6

NOVELIS INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5

4260848 CANADA INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5

6	13-14	4260848 CANADA INC. SUITE 3800, ROYAL BANK PLAZA, SOUTH TOWER 200 BAY STREET P.O BOX 84 TORONTO, ONTARIO M5J 2Z4	CITICORP NORTH AMERICA, INC., AS ADMINISTRATIVE AGENT 390 GREENWICH STREET NEW YORK, NY 10013	611605332 20041223153218620301 (DECEMBER 23, 2004)	10 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

APPENDIX C
Personal Property Security Act (“PPSA”)
We obtained a certificate from the Registrar of Personal Property Security with respect to 4260856 Canada Inc. (file currency: June 27, 2007) which discloses the following financing statements and financing change statements filed under the PPSA.

					Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
1	2	4260856 CANADA INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5	UBS AG, STAMFORD BRANCH 677 WASHINGTON BOULEVARD STAMFORD, CONNECTICUT 068901	636803424 20070628145715301278 (JUNE 28, 2007)	9 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

2	3	4260856 CANADA INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5	LASALLE BUSINESS CREDIT, LLC 135 SOUTH LASALLE STREET, SUITE 425 CHICAGO, ILLINOIS 60603	636803487 20070628145715301284 (JUNE 28, 2007)	7 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

3	4-5	4260856 CANADA INC. SUITE 3800, ROYAL BANK PLAZA, SOUTH TOWER 200 BAY STREET P.O BOX 84 TORONTO, ONTARIO M5J 2Z4	CITICORP NORTH AMERICA, INC., AS ADMINISTRATIVE AGENT 390 GREENWICH STREET NEW YORK, NY 10013	611605377 20041223153418620302 (DECEMBER 23, 2004)	10 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

APPENDIX D
Personal Property Security Act (“PPSA”)
We obtained a certificate from the Registrar of Personal Property Security with respect to Novelis Cast House Technology Ltd. (file currency: June 27, 2007) which discloses the following financing statements and financing change statements filed under the PPSA.

					Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
1	2	NOVELIS CAST HOUSE TECHNOLOGY LTD. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5	UBS AG, STAMFORD BRANCH 677 WASHINGTON BOULEVARD STAMFORD, CONNECTICUT 068901	636803433 20070628145715301279 (JUNE 28, 2007)	9 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

2	3	NOVELIS CAST HOUSE TECHNOLOGY LTD. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5	LASALLE BUSINESS CREDIT, LLC 135 SOUTH LASALLE STREET, SUITE 425 CHICAGO, ILLINOIS 60603	636803496 20070628145715301285 (JUNE 28, 2007)	7 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

3	4-5	NOVELIS CAST HOUSE TECHNOLOGY LTD. 6711 MISSISSAUGA ROAD, SUITE 708 MISSISSAUGA, ONTARIO L5N 2W3	CITICORP NORTH AMERICA, INC., AS ADMINISTRATIVE AGENT 390 GREENWICH STREET NEW YORK, NY 10013	611605386 20041223153618620303 (DECEMBER 23, 2004) AMENDMENT 20050107142518620896 (JANUARY 7, 2005)	10 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A TO CHANGE DEBTOR NAME ON LINE 3 OF REGISTRATION NO. 20041223153618620303 TO NOVELIS CAST HOUSE TECHNOLOGY LTD.

APPENDIX E
Personal Property Security Act (“PPSA”)
We obtained a certificate from the Registrar of Personal Property Security with respect to Novelis No. 1 Limited Partnership Societe En Commandite Novelis No. 1 (file currency: June 27, 2007) which discloses the following financing statements and financing change statements filed under the PPSA.

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
1	2-4	NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6 SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6	UBS AG, STAMFORD BRANCH 677 WASHINGTON BOULEVARD STAMFORD, CONNECTICUT 068901	636803442 20070628145715301280 (JUNE 28, 2007)	9 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

NOVELIS NO. 1 LIMITED PARTNERSHIP SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

SOCIETE EN COMMANDITE NOVELIS NO. 1 NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

4260848 CANADA INC.

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
191 EVANS AVENUE TORONTO, ONTARIO M8Z LJ5

2	5-7	NOVELIS NO. 1 LIMITED PARTNERSHIP
2040 FAY STREET
JONQUIERE, QUEBEC
G7S 4K6

SOCIETE EN
COMMANDITE NOVELIS
NO. 1
2040 FAY STREET
JONQUIERE, QUEBEC
G7S 4K6

NOVELIS NO. 1 LIMITED
PARTNERSHIP SOCIETE
EN COMMANDITE
NOVELIS NO. 1
2040 FAY STREET
JONQUIERE, QUEBEC
G7S 4K6

SOCIETE EN
COMMANDITE NOVELIS
NO. 1 NOVELIS NO. 1
LIMITED PARTNERSHIP
2040 FAY STREET
G7S 4K6

4260848 CANADA INC.
191 EVANS AVENUE
TORONTO, ONTARIO
		M8Z LJ5	LASALLE BUSINESS CREDIT, LLC 135 SOUTH LASALLE STREET, SUITE 425 CHICAGO, ILLINOIS 60603	636803505 20070628145715301286 (JUNE 28, 2007)	7 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

3	8-10	NOVELIS NO. 1 LIMITED PARTNERSHIP SOCIETE	CITICORP NORTH AMERICA, INC.	635400351 20070517092718626018	10 YEARS	INVENTORY, EQUIPMENT,	N/A

Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
		EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6	388 GREENWICH STREET 19TH FLOOR NEW YORK, NEW YORK 10013	(MAY 17, 2007)		ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED

SOCIETE EN COMMANDITE NOVELIS NO. 1 NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

NOVELIS NO. 1 LIMITED PARTNERSHIP 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

SOCIETE EN COMMANDITE NOVELIS NO. 1 2040 FAY STREET JONQUIERE, QUEBEC G7S 4K6

NOVELIS INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5

4260848 CANADA INC. 191 EVANS AVENUE TORONTO, ONTARIO M8Z 1J5

     APPENDIX F
Personal Property Security Act (“PPSA”)
We obtained a certificate from the Registrar of Personal Property Security with respect to AV Aluminum Inc. (file currency: June 27, 2007) which discloses the following financing statements and financing change statements filed under the PPSA.

					Registration/
				File No. and	Renewal
	Page			Registration No./	Period	Collateral
No.	No.	Debtor(s)	Secured Party(ies)	Date of Registration	(years)	Classification	Comments
1	2	AV ALUMINUM INC. 3399 PEACHTREE ROAD NE, SUITE 1500 ATLANTA, GEORGIA 30326	UBS AG, STAMFORD BRANCH 677 WASHINGTON BOULEVARD STAMFORD, CONNECTICUT 068901	636803397 20070628145715301275 (JUNE 28, 2007)	9 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

2	3	AV ALUMINUM INC. 3399 PEACHTREE ROAD NE SUITE 1500 ATLANTA, GEORGIA 30326	LASALLE BUSINESS CREDIT, LLC 135 SOUTH LASALLE STREET, SUITE 425 CHICAGO, ILLINOIS 60603	636803451 20070628145715301281 (JUNE 28, 2007)	7 YEARS	INVENTORY, EQUIPMENT, ACCOUNTS, OTHER, MOTOR VEHICLE INCLUDED	N/A

LIEN SEARCH RESULTS
NOVELIS FINANCES USA LLC
(Delaware)

U.S.
Type of	Secretary of	U.S. District	Bankruptcy
Search	State	Court	Court
UCC Filing	R/C
1*
As of 5/25/07

Federal Tax	R/C
Liens	As of 5/25/07

Federal		R/C
Judgment		As of 6/7/07

Federal		R/C
Defendant Suit		As of 6/7/07

Bankruptcy			R/C
As of 6/7/07
*UCC Filings
1 Record on File:
Debtor: Finances USA LLC
Secured Party: Citicorp North America, Inc.
Registration No.: 63648672

LIEN SEARCH RESULTS
NOVELIS SOUTH AMERICA HOLDINGS LLC
(Delaware)

U.S.
	Secretary of	U.S. District	Bankruptcy
Type of Search	State	Court	Court
UCC Filing	R/C
1*
As of 5/25/07

Federal Tax	R/C
Liens	As of 5/25/07

Federal		R/C
Judgment		As of 6/7/07

Federal		R/C
Defendant Suit		As of 6/7/07

Bankruptcy			R/C
As of 6/7/07
*UCC Filings
1 Record on File:
Debtor: Novelis South America Holdings LLC
Secured Party: Citicorp North America, Inc.
Registration No.: 63648615

LIEN SEARCH RESULTS
ALUMINUM UPSTREAM HOLDINGS LLC
(District of Columbia)

Type of	Secretary of	U.S. District	U.S. Bankruptcy
Search	State	Court	Court
UCC Filing	R/C 1* As of 5/25/07

Federal Tax Liens	R/C As of 5/25/07

Federal Judgment		R/C As of 6/7/07

Federal Defendant Suit		R/C As of 6/7/07

Bankruptcy			R/C As of 6/7/07

*	UCC Filings

1 Record on File:

Debtor: Aluminum Upstream Holdings LLC Secured Party: Citicorp North America, Inc. Registration No.: 63648573

LIEN SEARCH RESULTS
NOVELIS PAE CORPORATION
(Delaware)

U.S.
Type of	Secretary of	U.S. District	Bankruptcy
Search	State	Court	Court
UCC Filing	R/C 1* As of 5/25/07

Federal Tax Liens	R/C As of 6/7/07

Federal Judgment		R/C As of 6/7/07

Federal Defendant Suit		R/C As of 6/7/07

Bankruptcy			R/C As of 6/7/07

*	UCC Filings

1 Record on File:

Debtor: Novelis PAE Corporation Secured Party: Citicorp North America, Inc. Registration No.: 501404427

LIEN SEARCH RESULTS
NOVELIS PAE CORPORATION
(Connecticut)

Stamford
			Norwalk	U.S.	U.S.
Type of	Secretary of	Stamford	Judicial	District	Bankruptcy
Search	State	City Clerk	District	Court	Court
Federal Tax Liens	R/C As of 6/5/07	R/C As of 6/7/07

State Tax Liens	R/C As of 6/4/07	R/C As of 6/7/07

Federal Judgment				R/C As of 6/7/07

Federal Defendant Suit				R/C As of 6/7/07

Judgment Liens	R/C As of 6/4/07	R/C As of 6/7/07	R/C As of 6/8/07

Local Defendant Suit			R/C As of 6/8/07

Bankruptcy					R/C As of 6/8/07

SCHEDULE D
NY Real Property Recording Requirements
(a)	Record the NY Mortgage with the Office of the Oswego County Clerk, Oswego, New York (the “County Recorder”);

(b)	record the Financing Statement described in Paragraph 29 hereof (the “Financing Statement”) with the County Recorder; and

(c)	prior to the expiration of each period of five (5) years following the initial recording of the Financing Statement, so long as the Collateral Agent is permitted to maintain a lien on the UCC Property pursuant to the terms of the Credit Agreement, record a continuance thereof with the County Recorder.

EXHIBIT O
Form of
SOLVENCY CERTIFICATE
July 6, 2007
The undersigned, a duly authorized officer each of the Loan Parties, hereby certifies on behalf of such Loan Party and for the benefit of the Lenders and the Administrative Agent that:
1. This Certificate is provided pursuant to Section 4.01(h) of, and in connection with the consummation of the transactions contemplated by, the Credit Agreement, dated as of July 6, 2007 (the “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as borrowers, NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as U.S. swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, UBS SECURITIES LLC, as syndication agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as documentation agent, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers.
2. At the time of and immediately after the consummation of the Transactions to occur on the Closing Date and after giving effect to the application of the proceeds of each Loan made on such date and the operation of the Contribution, Intercompany, Contracting and Offset Agreement, (a) the fair value of the assets of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent, prospective or otherwise; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent, prospective or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent, prospective or otherwise, as such debts and liabilities become absolute and matured; (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date; and (e) each Loan Party is not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any Loan Party is organized or incorporated (as applicable), or otherwise unable to pay its debts as they fall due.
[Signature Page Follows]
EXHIBIT O-l

In Witness Whereof, the undersigned has executed this certificate on the date first written above.

NOVELIS CORPORATION
By:
Name:
Title:

NOVELIS PAE CORPORATION
By:
Name:
Title:

NOVELIS, INC.
By:
Name:
Title:

NOVELIS UK LTD
By:
Name:
Title:

EXHIBIT O-2

NOVELIS AG
By:
Name:
Title:

AV ALUMINUM INC.
By:
Name:
Title:

NOVELIS CAST HOUSE TECHNOLOGY LTD.
By:
Name:
Title:

4260848 CANADA INC.
By:
Name:
Title:

EXHIBIT O-3

4260856 CANADA INC.
By:
Name:
Title:

NOVELIS NO. 1 LIMITED PARTNERSHIP
By:
Name:
Title:

NOVELIS FINANCES USA LLC
By:
Name:
Title:

NOVELIS SOUTH AMERICA HOLDINGS LLC
By:
Name:
Title:

EXHIBIT O-4

ALUMINUM UPSTREAM HOLDINGS LLC
By:
Name:
Title:

NOVELIS EUROPE HOLDINGS LIMITED
By:
Name:
Title:

NOVELIS DEUTSCHLAND GMBH
By:
Name:
Title:

NOVELIS SWITZERLAND SA
By:
Name:
Title:

EXHIBIT O-5

NOVELIS TECHNOLOGY AG
By:
Name:
Title:

NOVELIS ALUMINIUM HOLDING COMPANY
By:
Name:
Title:

NOVELIS DO BRASIL LTDA
By:
Name:
Title:

EXHIBIT O-6

EXHIBIT P
Form of
INTERCOMPANY NOTE
[See attached]
EXHIBIT P-l

EXHIBIT P
Form of
INTERCOMPANY NOTE
New York, New York
[date]
     FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.
     All capitalized terms not otherwise defined in this Note shall have the meaning set forth in the applicable Credit Agreement (as defined below).
     This note (“Note”) is an Intercompany Note referred to in (i) the Credit Agreement, dated as of July [___], 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory thereto as borrowers, NOVELIS UK LTD., a limited liability company incorporated under the laws of England and Wales with registered number 00279596, and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland, AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors, the Lenders, ABN AMRO BANK N.V., as U.S./European issuing bank, as swingline lender, as administrative agent for the Lenders, LASALLE BUSINESS CREDIT, LLC, as funding agent and as collateral agent for the Secured Parties and the Issuing Bank, [-], as syndication agent, [-], as documentation agent, ABN AMRO BANK N.V. [Canada Branch], as Canadian administrative agent, Canadian funding agent and Canadian issuing bank and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers, and (ii) the Credit Agreement, dated as of July [___], 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement” and collectively with the Revolving Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”), among NOVELIS INC., a corporation formed under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, the Subsidiary Guarantors, the Lenders, UBS AG, Stamford Branch, as issuing bank, as swingline lender, as administrative agent for the Lenders and as collateral agent for the Secured Parties and the Issuing Bank, [-], as syndication agent, [-], as documentation agent, ABN AMRO BANK N.V., as Canadian administrative agent and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as joint lead arrangers and joint bookmanagers, and is subject to the terms thereof, and shall be pledged by each Payee pursuant to the Security Agreement, to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that the Funding Agent may exercise all rights provided in the applicable Credit Agreement and the applicable Security Agreement with respect to this Note in accordance with the applicable Loan Documents.

1

     Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Borrower or a Guarantor to any Payee other than a Borrower or a Guarantor shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all applicable Obligations of such Payor under the applicable Loan Documents, including, without limitation, where applicable, under such Payor’s guarantee of the applicable Obligations under the applicable Loan Documents (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):
     (i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled shall be made to the holders of Senior Indebtedness; provided, however, that clause (y) does not apply to debt securities of such Payor that are subordinated to the payment of all Senior Indebtedness then outstanding.
     (ii) if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and
     (iii) if any payment or distribution of any character, whether in cash, securities or other property, in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be segregated and held in trust for the benefit of, and shall be promptly paid over or delivered to, the holders of Senior Indebtedness (or their representatives) in accordance with the terms of the Intercreditor Agreement, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.
     To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the applicable Funding Agent, the Issuing Bank and the Lenders and the Funding Agent, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the applicable Funding Agent may, on behalf of itself, the applicable Issuing Bank and the applicable Lenders, proceed to enforce the subordination provisions herein.
     The indebtedness evidenced by this Note owed by any Payor that is not a Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

2

     Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.
     Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.
     Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
     The terms of this Note supersede all previous arrangements and agreements in relation to any intercompany Indebtedness and each entity listed on the signature page hereto hereby agrees that, in the event of any conflict or inconsistency between the provisions of this Note and any other document evidencing, or any other arrangement or agreement in relation to, intercompany Indebtedness, the provisions of this Note shall prevail.

3

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

[List Borrower, Holdings and All Subsidiaries]
By:
Name:
Title:

4

EXHIBIT Q
Form of
RECEIVABLES PURCHASE AGREEMENT
[See attached]
EXHIBIT Q-1

SKADDEN ARPS
Execution Copy
NOVELIS AG
as the Purchaser,
NOVELIS DEUTSCHLAND GMBH
as the Seller and the Collection Agent,
Non-Recourse
Receivables Purchase Agreement
July 6, 2007

i

Page
8.7 Severability	32
8.8 Counterparts	32
8.9 Several and not Joint	32

ii

          THIS AGREEMENT is made on July 6, 2007
BETWEEN:
(1)	NOVELIS AG whose address is Bellerivestrasse 36, 8034 Zurich, Switzerland, a company organised and existing under the laws of Switzerland (the “Purchaser”); and

(2)	NOVELIS DEUTSCHLAND GMBH whose address is Hannoversche Str. 1, 37075 Goettingen, Germany, a company organised and existing under the laws of Germany as the Seller and a Collection Agent (the “Seller”);
WHEREAS:
The Seller wishes to sell and assign all of its rights, title, benefit and interest in, to and under its Receivables (as defined herein) and all Related Rights (as defined herein) thereto to the Purchaser and the Purchaser wishes to acquire such rights, title, benefit and interest and to appoint the Seller as the Collection Agent (as defined herein) to act as its agent to collect such Receivables and carry out certain services related thereto.
NOW IT IS AGREED AS FOLLOWS:
1.	DEFINITIONS

1.1	The following terms, as used herein, have the following respective meanings:

“Account Debtor” means the person owing a Receivable;

“Accounting Period” means a monthly period commencing on the first calendar day of any month (or, with respect to the initial Accounting Period, the date of this Agreement) and ending on the last calendar day of the such month (or, with respect to the initial Accounting Period, July 31, 2007);

“Adjusted Purchase Price” means, with respect to any Receivable, (i) the Purchase Price for such Receivable minus (ii) the applicable Funding Cost determined as of the date of sale of such Receivable minus (iii) the Factoring Fee for such Receivable;

“Aged Debtor List” means a summary listing of Purchased Receivables (in arrears) which were the subject of an assignment and purchase in the prior Accounting Period, and specifying the following information:
(a)	the aggregate face amount of such Receivables; and

(b)	in relation to each such Receivable:
(i)	any identification number of the relevant Account Debtor;

3

(ii)	the date and number of the related invoices and the order confirmation number for each related invoice;

(iii)	the due date of payments to be made by the relevant Account Debtor under the related invoices;

(iv)	the face amount of such Receivable; and

(v)	whether such Receivable is a Large Customer Receivable;
provided, however, that there shall also accompany such summary listing (a) the name and address of each relevant Account Debtor, organized in numerical order by identification number, and (b) upon request of the Purchaser, related Supply Contracts and purchase orders;
“Agreement” means this non-recourse receivables purchase agreement (including the schedules and annexes (and the schedules to the annexes) hereto), as amended from time to time;

“Applicable Percentage” means, during each Accounting Period, the percentage of Receivables from Large Customers that are not Excluded Receivables, such percentage being determined on the basis of the face value of Large Customer Receivables;

“Business Day” means a day (other than a Saturday or a Sunday) on which credit institutions are open for business in Germany and Switzerland;

“Cash Pooling Arrangement” means The Agreement Regarding an Automatic Cash Management System as well as the Cash Pool Agreement (“Cash Pool Vertag”) entered into among, inter alia, the Seller, the Purchaser and Commerzbank AG;

“Collection Account” means each account selected by the Purchaser from time to time as a collection account, to which the Purchaser has directed the Collection Agent to deposit Collections; and within 30 days of the date hereof the Purchaser shall open one or more Collection Accounts in its own name

“Collection Agent” means the Seller in its capacity as collection agent for the Purchaser pursuant to its retention as such as set out in Section 4, or a Substitute Collection Agent selected by the Purchaser;

“Collections” means, in relation to all Purchased Receivables under this Agreement, all cash collections and other cash proceeds thereof (including, without limitation, cheques, SWIFT payments, wire transfers, direct debits, bank giro credits, BACS, postal orders, bank giro credits, payments under any guarantees or sureties or any other forms of payment in accordance with the relevant Supply Contract) that the Collection Agent receives in the ordinary course of business in respect of such Receivables and net proceeds of sale or other disposition of repossessed goods and net proceeds of any Related Rights or other collateral or property of the related Account Debtor or any other party directly or indirectly liable for payment of such Receivables;

4

“Compliance Conditions” means the General Compliance Conditions and the Large Customer Compliance Conditions, as applicable;

“Credit and Collection Policy” means the policy regarding credit and collection of the Collection Agent to be delivered pursuant to Section 3.4(g) except as the same may be amended pursuant to Section 5.2(j);

“Designated Jurisdiction” means the United Kingdom, Switzerland, and countries that were member states of the European Union prior to 2004;

“Diluted Receivable” means any Receivable or part thereof which is either (a) reduced, cancelled or adjusted as a result of (i) any defective, rejected or returned goods, merchandise or services or any failure by the Seller to deliver any merchandise or goods or provide any services or otherwise to perform under any related Supply Contract, (ii) any change in the terms of, or cancellation of, a Supply Contract or invoice or any rebate, administrative fee, discount, credit memo, refund, non-cash payment (other than payments by cheque), chargeback, allowance or any billing or other adjustment by the Seller (except any such change or cancellation made in settlement of such Receivable in accordance with the Credit and Collection Policy resulting from the financial inability of the Account Debtor to pay such Receivable) or (iii) any set off or offset in respect of a claim by the relevant Account Debtor (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (b) subject to any specific counterclaim or defence whatsoever (except the discharge in a proceeding under applicable bankruptcy or insolvency laws of the Account Debtor thereof);

“Discount Rate” means in relation to any Receivable, an amount representing the Purchaser’s cost of funding for the average stated term of all Receivables provisionally calculated at a rate equal to LIBOR plus 1.25%, to be adjusted on an annual basis by agreement between the Seller and the Purchaser;

“Disqualified Receivable” means (a) any Receivable of an Excluded Account Debtor, (b) a Large Customer Receivable that does not meet the “Large Customer Compliance Conditions” set forth in Annex B, (c) any Receivable of an Account Debtor who pays to an account or person other than to a Collection Account and (d) any Receivable with respect to which any notice required to be given hereunder has not been delivered within the required time period (until such time as such notice has been delivered).

“Due Date” means, in relation to a Receivable, the date stated on the invoice, receivables statement, other request for payment or record of due date submitted to the Account Debtor in relation thereto or under the terms of business by which the Receivable is due to be paid by the Account Debtor;

“Excluded Account Debtor” means any Account Debtor so designated by the Seller on an Excluded Debtor List;

“Excluded Debtor List” means the list of Excluded Account Debtors (as delivered to the Purchaser on the date hereof and, with respect to any Purchased Receivables acquired

5

thereafter, the last such list delivered by the Seller to the Purchaser prior to the acquisition of such Receivable by the Purchaser);
“Excluded Receivable” means any Receivable from an Excluded Account Debtor;

“Factoring Fee” means, with respect to any Purchased Receivable, a fee equal to 0.20% of the Purchase Price of such Receivable or such other amount as may be agreed from time to time by the Seller and the Purchaser;

“French Notice Requirements” means a notice that satisfies Section 1690 of the French Civil Code in respect of accounts governed by the laws of the French Civil Code;

“French Receivable” means a Purchased Receivable with an Account Debtor located in France or that is governed by the laws of France;

“Funding Cost” means, with respect to any Purchased Receivable, an amount, expressed as a percentage of the Purchase Price of such Receivable, equal to the applicable Discount Rate multiplied by a fraction the numerator of which is equal to the stated term of such Receivable and the denominator of which is 360;

“Future Receivables” has the meaning set forth in Section 2.1(a) hereof;

“General Compliance Conditions” means certain conditions applicable to each Purchased Receivable that are contained in Annex A hereto.

“Historical Performance Discount Rate” means 0.011% of such Receivable, such percentage to be adjusted on an annual basis by agreement between the Seller and the Purchaser having regard to the loss experience of the Purchased Receivables;

“Large Customer” means an Account Debtor together with all of its affiliated Account Debtors where the aggregate value of Receivables owing from such Account Debtor would place it among the top 75% (when making a determination within (and including) 60 days of the date hereof) or the top 90% (when making a determination at any time after 60 days from the date hereof) of the Seller’s Account Debtors (or, in each case, such greater percentage as may be agreed by the Seller and the Purchaser) based on third-party sales for the previous business year (determined on an annual basis as of August 31 of each year based on the monetary value of Receivables from all Account Debtors);

“Large Customer Compliance Conditions” means the conditions applicable to each purchased Large Customer Receivable by the Purchaser that are contained in Annex B hereto.

“Large Customer Receivable” means a Receivable owing from a Large Customer;

“Material Adverse Effect” means a material adverse effect on the financial condition, results of operations or business of the Collection Agent or its subsidiaries, taken as a whole;

6

“Pre-Existing Receivables” has the meaning set forth in Section 2.1(a) hereof;

“Purchase Price” of any Receivable means the product of (a) the par value of such Receivable, multiplied by (b) one minus the Historical Performance Discount Rate in effect on the applicable Settlement Date;

“Purchased Receivable” means all Receivables other than Excluded Receivables;

“Purchaser’s Account” means the following account of the Purchaser: Commerzbank Berlin, Account No.-100/4 205990500, SWIFT: COBADEBBXXX;

“Qualified Governing Law” means German law, Canadian law or U.S. law or the law of a Qualified Jurisdiction other than Germany, Canada or the United States for which a Qualified Opinion has been obtained (provided that the Purchaser may permit a Qualified Opinion with respect to a Designated Jurisdiction that has not been provided on the date hereof to be provided within thirty (30) days of the date hereafter or such longer period to which the Purchaser may consent);

“Qualified Jurisdiction” means the United Kingdom, France, the Netherlands, Italy, Ireland, Belgium, Spain, Sweden, Finland, Austria, Denmark, Greece, Portugal, Luxembourg, and Switzerland or any other European country that from time to time is approved by the Purchaser;

“Qualified Opinion” means a legal opinion from a firm satisfactory to the Purchaser in form and substance satisfactory to the Purchaser addressing such governing law, Qualified Jurisdiction and Annex B matters as the Purchaser may reasonably request; provided, however, that a Qualified Opinion may be subject to the qualification that the Account Debtor may validly discharge any Purchased Receivable by payment to the Seller until notice of the assignment has been delivered;

“Receivable” means all present and future amounts due from an unaffiliated party to the Seller pursuant to or under a Supply Contract (together with any Related Rights (except for purposes of Section 2 hereof) and Collections, including, without limitation, VAT and late payment interest and penalties), in each case whether or not such amounts are Purchased Receivables or Excluded Receivables;

“Reconciliation Date” means, for purposes of the Pre-Existing Receivables, the date of this Agreement, and thereafter, the fifth Business Day following the last day of each Accounting Period (provided if such day is not a Business Day, then the last day of such Accounting Period shall be the immediately following Business Day);

“Reconciliation Summary” means a summary report identifying, as at the date of such summary and in reasonable detail and in a form as agreed upon by the Purchaser and the Seller, the Receivables that have been sold to the Purchaser by the Seller with respect to which the outstanding principal balance thereof is greater than zero, which of such Receivables are Large Customer Receivables, Collections that have been received by the Seller and are then held by the Seller as Collection Agent;

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“Records” means all documents, books, records and other information (including, without limitation, computer programmes, tapes, discs, data processing software and related property and rights) maintained by the Seller and the Collection Agent with respect to the Receivables, the Related Rights, the Supply Contracts and the Account Debtors under such Receivables;

“Related Rights” has the meaning ascribed to such term in the General Compliance Conditions or the Large Customer Compliance Conditions, as applicable;

“Required Data” means the information designated from time to time by the Purchaser as the required data;

“Seller” means Novelis Deutschland GmbH;

“Seller’s Account” means the following account of the Seller: Commerzbank, Berlin, Account No. 205991302, SWIFT: COBADEBBXXX;

“Settlement Date” means, for purposes of the Pre-Existing Receivables, the date of this Agreement, and thereafter, each Business Day;

“Small Customer Receivable” means any Receivable other than a Large Customer Receivable;

“Substitute Collection Agent” has the meaning ascribed to such term in Section 5.8;

“Supply Contract” means any and all contracts, instruments, agreements, invoices, notes or other writings (including an agreement evidenced by a purchase order or similar document) of, to or involving the supply of goods, merchandise or services by the Seller;

“Tax” means any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and

“Termination Event” has the meaning ascribed to such term in Section 5.9.
1.2	Nouns, pronouns and verbs of the singular number shall be deemed to include the plural, and vice versa, and pronouns of the masculine gender shall be deemed to include the feminine and neuter and vice versa, all as the context may require.
2.	PURCHASES OF RECEIVABLES
2.1	Manner in which Purchases may be effected
(a)	The Seller hereby offers to sell and assign to the Purchaser, without recourse, all rights, title and interest in (i) all currently existing Receivables of the Seller as of the date that the Seller becomes party to this Agreement other than Excluded Receivables (together with all associated Related Rights and Collections, the

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“Pre-Existing Receivables”), and (ii) any and all Receivables arising, and owed to the Seller from time to time after the date of this Agreement other than Excluded Receivables (together with all associated Related Rights and Collections, the “Future Receivables”). The Purchaser hereby accepts such offer of sale and assignment and agrees to pay the purchase price as stipulated in Section 2.2 below in consideration for such Pre-Existing Receivables and Future Receivables.
(b)	For the avoidance of doubt, the offer, sale, acceptance and purchase of the Receivables and the Related Rights and the relationship between the Purchaser and the Seller shall be governed by the laws of Germany. The enforceability vis-à-vis the Account Debtors, the scope of the assigned rights and the relationship between the Purchaser and the Account Debtors, following the assignment of any Purchased Receivable or Related Right pursuant to this Agreement, shall be further subject to, or addressed in, the General Compliance Conditions and the Large Customer Compliance Conditions, as applicable.

(c)	The sale, purchase and assignment of the Pre-Existing Receivables pursuant to this Agreement shall be fully effective and agreed upon the signing of this Agreement by the Parties. The assignment of any Future Receivable shall be effective on the date on which such Future Receivable is created. The parties hereto intend that (i) the transfer and assignment contemplated hereunder constitute a true sale of the Pre-Existing Receivables and Future Receivables from the Seller to the Purchaser and that the legal and beneficial interest in and title to the Pre-Existing Receivables and Future Receivables shall not be part of the Seller’s assets or revenues whether in the event of its winding-up, dissolution, administration, reorganisation or otherwise, and (ii) the Future Receivables shall come into existence directly as assets of the Purchaser.

(d)	All Related Rights to any Purchased Receivable shall be transferred to the Purchaser in accordance with the Compliance Conditions.

(e)	The Seller shall prepare and deliver as of the date hereof the Excluded Debtors List. From time to time thereafter, the Excluded Debtors List may be amended by the Seller. A current Excluded Debtors List shall be delivered on each Reconciliation Date. In all cases, the Seller shall include on such Excluded Debtors List all Account Debtors with respect to which the Seller has knowledge that such Account Debtor’s Receivables would not satisfy the requirements of Annex B (applying Annex B as if each Receivable were a Large Customer Receivable).
2.2	Payment of Purchase Price

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(a)	With respect to the Pre-Existing Receivables, the Purchaser shall pay the Adjusted Purchase Price of the Pre-Existing Receivables on the date that this Agreement is executed and delivered. With respect to the Future Receivables, for any Accounting Period, the Purchaser shall pay the Adjusted Purchase Price to the Seller for any such Future Receivables sold to the Purchaser on the Settlement Date on which such Future Receivables have come into existence. The Purchaser shall pay the Adjusted Purchase Price (or, at its option for Purchased Receivables that are expressed in currencies other than Euros, the equivalent amount in Euros) by reducing any outstanding intercompany loan balance to the extent owing by the Seller to the Purchaser as and when outstanding from time to time; any portion of the Adjusted Purchase Price not so paid shall be paid as set forth in clause (b) below.

(b)	All payments to be made by the Purchaser in respect of any Pre-Existing Receivables or any Future Receivables pursuant to this Agreement (subject to the loan repayment provisions specified above in clause (a)) shall be made in the currency of denomination of such Pre-Existing Receivables or such Future Receivables, as the case may be, to the Seller’s Account. The Seller may, at its option, convert Purchased Receivables that are expressed in currencies other than Euros into Euros based on the rate of exchange used by the Seller on the date of exchange for its other business purposes.
2.3	General Provisions relating to Sale and Assignment of the Pre-Existing Receivables and Future Receivables
(a)	Any Collections received by the Seller (either in its capacity as Seller or Collection Agent) from an Account Debtor with respect to any Pre-Existing Receivables and Future Receivables sold and assigned to the Purchaser hereunder after the date of assignment of any such Pre-Existing Receivables or Future Receivables shall be received into a trust account held by the Seller for the account of the Purchaser (offenes Treuhandkonto), and the Seller (either in its capacity as Seller or Collection Agent) will hold such payments in trust (treuhänderisch) for the Purchaser and will remit such amounts no later than on a daily basis to the Purchaser’s Account or as instructed otherwise by the Purchaser (in each case to the extent not previously paid to Seller in accordance with the Cash Pooling Agreement, it being understood that a loan or advance to Seller under the Cash Pooling Agreement does not constitute a payment for this purpose).

(b)	All transfers of data to any person in accordance with the provisions of this Agreement shall comply with the provisions of, and the parties hereto agree that this entire Agreement shall be construed in accordance with, all applicable data protection laws.
2.4	Conditions Precedent

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The Seller shall have, prior to or upon execution of this Agreement, delivered to the Purchaser:
(a)	a certificate, in form satisfactory to the Purchaser, of a Director or other appropriate officer of the Seller the relevant excerpt from the commercial registers of the Seller;

(b)	details of person(s) authorised to sign Assignment Certificates and other documents on behalf of the Seller and setting forth the signatures of such person(s); and

(c)	the following legal opinions in form and substance satisfactory to the Purchaser:
(i)	as to the capacity of the Seller and the enforceability of this Agreement, and the true sale of the Pre-Existing Receivables and the Future Receivables pursuant to this Agreement, from Norr Stiefenhofer Lutz as to German law; and

(ii)	as to the capacity of the Purchaser from Homberger.
Furthermore, the Seller may deliver such Qualified Opinions that it has received on or before the date hereof.
The Purchaser shall have designated one or more Collection Accounts as the initial Collection Accounts.

2.5	Deemed Collections
(a)	If on any day a Pre-Existing Receivable or a Future Receivable or any part thereof becomes a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Pre-Existing Receivable or Future Receivable in the amount of such Diluted Receivable or part thereof.

(b)	If on any day it is determined that any of the representations and warranties of Seller herein or in any document delivered pursuant hereto was untrue with respect to a Purchased Receivable or the nature of the Purchaser’s (or its assignees’) interest in such Purchased Receivable, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in an amount equal to the unpaid balance thereof.

(c)	Not later than the first Reconciliation Date after Seller is notified in writing or otherwise becomes aware that it has been deemed pursuant to this Section 2.5 to have received a Deemed Collection, Seller shall inform Purchaser of such

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Deemed Collection and the amount and, upon request of the Purchaser, the circumstances thereof. Any such amount shall be subject to setoff against the Adjusted Purchase Price of Pre-Existing Receivables and the Future Receivables and to periodic settlement as set forth in this Section 2.
3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	Representations and Warranties of the Seller and the Purchaser

The Seller represents and warrants to the Purchaser that:
(a)	it has been duly incorporated or organised and is validly existing as a corporation or organisation, and, if relevant under such laws, is in good standing, under the laws of the jurisdiction of its incorporation or organisation, with the power under the laws of such jurisdiction to execute and deliver this Agreement and to perform its obligations hereunder;

(b)	this Agreement has been duly authorised and executed on behalf of it and, assuming due authorisation and execution by the Purchaser, is a valid and legally binding agreement of the Seller enforceable against the Seller in accordance with its terms;

(c)	the execution and performance by it of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument nor will such action result in any violation of the provisions of the constitutional documents of the Seller or contravene any material law, statute, rule or regulation or any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Seller; provided that an assignment of a Purchased Receivable that meets the requirements of Section 1.1.c of Annex B shall not be treated as in breach of any provision of such Purchased Receivable prohibiting assignments;

(d)	it has not taken any steps and is not aware of any steps having been, or being taken, for its winding-up, dissolution, administration, reorganisation or similar event or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets or revenues and no petition, execution, attachment or any similar process has been levied or enforced against its assets or revenues;

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(e)	there is no consent, approval, authorisation, licence, order, registration or qualification of or with any governmental or other regulatory authority having jurisdiction over the Seller which is required for, and the absence of which would materially affect, the execution, delivery and performance of this Agreement;

(f)	there are no legal or governmental proceedings in existence or pending of which the Seller or any of its subsidiaries, if any, is the subject, and no such proceedings are known by the Seller to be threatened or contemplated by governmental authorities or threatened by others (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially or adversely affect the performance by the Seller of its obligations under this Agreement;

(g)	it has its “centre of main interests” in Germany within the meaning of the Counsel of the European Union Regulation No. 1346/2000 on Insolvency Proceedings;

(h)	the chief place of business (Ort der Geschäftsleitung) and chief executive office (Verwaltungssitz) of it is located in Germany, the office where the Seller keeps all its Records, are located at the address of the Seller referred to herein;

(i)	as of each Reconciliation Date, there has been no material change in its Credit and Collection Policy and it has complied with its Credit and Collection Policy;

(j)	all information provided by it to the Purchaser pursuant to this Agreement (“Seller Information”) is, and all Seller Information hereafter provided by the Seller to the Purchaser will be true and accurate in every material respect, on the date that such information is stated or certified and does not or will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

(k)	each Purchased Receivable that was represented to be a Receivable that was not an Excluded Receivable at the time of the creation or assignment of such Receivable or the Settlement Date for such Receivable, but was an Excluded Receivable, has been treated as a Diluted Receivable upon the Seller having knowledge of such discrepancy;

(l)	there is no action or administrative proceeding of or before any court, governmental agency or arbitrator or, to the knowledge of the Seller, threatened (i) which could be expected to have a material adverse effect on the Seller’s

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Receivables or (ii) as to which there is a likelihood of an adverse judgment which could be expected to have a material adverse effect on the Seller’s Receivables or (iii) which purports to affect the legality, validity or enforceability of this Agreement; and

(m)	it is not in a general stoppage of payment situation (Zahlungseinstellung) and/or otherwise in a situation which would oblige its directors to take steps for the opening of insolvency proceedings.
The Purchaser represents and warrants to the Seller that:
(a)	it has been duly incorporated and is validly existing as a company with limited liability under the laws of Switzerland, with the power under the laws of such jurisdiction to execute this Agreement and to perform its obligations hereunder;

(b)	this Agreement has been duly authorised and executed on behalf of it and, assuming due authorisation and execution by the Seller, is a valid and legally binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject as to enforcement to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Purchaser;

(c)	the execution and performance by the Purchaser of this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument nor will such action result in any violation of the provisions of the constitutional documents of the Purchaser;

(d)	it has not taken any steps and is not aware of any steps having been, or being taken, for its winding-up, dissolution, administration, reorganization or similar event or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets or revenues and no petition, execution, attachment or any similar process has been levied or enforced against its assets or revenues;

(e)	there is no consent, approval, authorisation, licence, order, registration or qualification of or with any governmental or other regulatory authority having

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jurisdiction over the Purchaser which is required for, and the absence of which would materially affect, the execution and performance of this Agreement; and

(f)	as of the date of this Agreement there are no legal or governmental proceedings in existence or pending of which the Purchaser or any of its subsidiaries, if any, is the subject, and no such proceedings are known by the Purchaser to be threatened or contemplated by governmental authorities or threatened by others (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially or adversely affect the performance by the Purchaser of its obligations under this Agreement.
3.2	Representations and Warranties with respect to Purchased Receivables

The Seller represents and warrants to the Purchaser that, with respect to the Purchased Receivables:
(a)	it has the power to convey legal and beneficial ownership of the Purchased Receivables to the Purchaser;

(b)	the assignment of each Purchased Receivable that is a Large Customer Receivable in the manner contemplated by this Agreement (including, for the avoidance of doubt, the Compliance Conditions) will be effective under the governing law of such Receivable to pass to the Purchaser full and unencumbered title thereto and the benefit thereof to the Purchaser and, assuming compliance with the Large Customer Compliance Conditions, no further act, condition or thing will be required to be done in connection therewith to enable the Purchaser to enforce payment of any such Receivable from the relevant Account Debtor in the jurisdiction of domicile of such Account Debtor (and the Purchaser has no knowledge that such representation and warranty would not be true with respect to any Small Customer Receivable that is a Purchased Receivable); provided that an assignment of a Purchased Receivable that meets the requirements of Section 1.1.c of Annex B shall not be treated as in breach of any provision of such Receivable prohibiting assignments.

(c)	following assignment in the manner contemplated by this Agreement (including, for the avoidance of doubt, the Large Customer Compliance Conditions), each Large Customer Receivable will represent a valid claim by the Purchaser on the relevant Account Debtor, each Large Customer Receivable is or will be, as the case may be, debt, the rights in which can be transferred by way of assignment to the Purchaser and the assignment of each Large Customer Receivable in the manner contemplated by this Agreement is not contrary to the terms of such Large Customer Receivables;

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(d)	it has not (except to the Purchaser in the manner contemplated by this Agreement) assigned, transferred or otherwise disposed of any Purchased Receivable prior to the assignment to the Purchaser in the manner contemplated by this Agreement and the Seller will not purport to further assign, transfer or otherwise dispose of any of its rights in respect of any such Purchased Receivable;

(e)	such Purchased Receivables can be segregated and identified for ownership purposes on any day;

(f)	such Receivables are (and the Seller is or will be, as the case may be, entitled to sell the same to the Purchaser) free and clear of any liens, security interests or other encumbrances, save as provided for in this Agreement and save for the rights of the relevant Account Debtor under each Supply Contract;

(g)	such Purchased Receivables are evidenced by an invoice under the relevant Supply Contract which is sufficient to support a prima facie claim against the relevant Account Debtor;

(h)	it (including in its capacity as the Collection Agent) has maintained Records relating to each Supply Contract related to a Purchase Receivable which are complete and accurate in all material respects, and such Records are held by or to the order of the Seller;

(i)	the performance of the terms of any such Supply Contract related to the Purchased Receivables or the exercise of any rights thereunder will not render such Supply Contract unenforceable in whole or in part or subject to any lien, right of rescission, counterclaim, set-off, defence or right of retention and, to the knowledge of the Seller, no such lien, right of rescission, counterclaim, set-off, defence or right of retention has been asserted against the Seller in respect thereof;

(j)	it is not aware of any material default, breach or violation under any Supply Contract related to the Purchased Receivables, or any event (including any action threatened by an Account Debtor against the Seller for any failure on the part of the Seller to perform any of its material obligations under a Supply Contract) which would constitute a material default, breach or violation under any Supply Contract related to the Receivables;

(k)	the Purchased Receivables have been or will be, as the case may be, created in compliance with all applicable laws and all required consents, approvals and authorisations have been obtained or will be, as the case may be, obtained in respect thereof;

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(l)	the Purchased Receivables have been originated in accordance with the Seller’s Credit and Collection Policy;

(m)	if a Supply Contract related to a Purchased Receivable has been terminated or rescinded, such Receivable will be treated for all purposes hereof as a Diluted Receivable;

(n)	each Purchased Receivable that is purported in any report or document provided to Purchaser to be a Large Customer Receivable that satisfies all the conditions of Annex B, a Small Customer Receivable that is not an Excluded Receivable, or a French Receivable is what it is purported to be;

(o)	the sale and assignment of Purchased Receivables by the Seller to the Purchaser pursuant to this Agreement, and all other transactions between the Seller and the Purchaser, have been and will be made for the Seller’s own commercial benefit, in good faith and without intent to hinder, delay or defraud creditors of the Seller;

(p)	each Supply Contract related to the Purchased Receivables has been conducted at arm’s length and the relevant Account Debtor has entered into the relevant Supply Contract at its own will and not under any undue influence;

(q)	the assignment of each Large Customer Receivable that is a Purchased Receivable in the manner contemplated by this Agreement will not be re-characterised as any other type of transaction and will be effective to pass to the Purchaser full and unencumbered legal and beneficial title or similar provisions pursuant to applicable laws to, and the valid and enforceable exclusive ownership of, such Receivable and all the benefits thereof, and no further act, condition or thing will be required to be done in connection therewith to enable the Purchaser to require payment of any such Receivable or the enforcement of any such right in any court (and the Purchaser has no knowledge that such representation and warranty would not be true with respect to any Small Customer Receivable that is a Purchased Receivable); and

(r)	together with any related Supply Contract, each Purchased Receivable is in full force and effect and constitutes the legal, valid and binding obligation of the related Account Debtor enforceable against such Account Debtor in accordance with its terms.
3.3	Repetition

Each of the representations and warranties set out in Sections 3.1 and 3.2 above with respect to a Purchased Receivable shall be deemed to be repeated on each date on which

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such Purchased Receivable is assigned and on each day on which the Purchaser makes payment of the applicable purchase price for such Purchased Receivable. Each of the representations and warranties set out in Sections 3.1 and 3.2 above that are not with respect to a Purchased Receivable shall be deemed to be repeated on each date on which such Purchased Receivable is assigned and on each day on which the Purchaser makes payment of the applicable purchase price for such Purchased Receivable.

3.4	Covenants by the Seller

The Seller covenants that it shall:
(a)	at its expense, in a timely manner fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Supply Contracts or, if it shall not fully perform and comply with all such provisions, covenants and other promises in all material respects, it shall treat each related Purchased Receivable as a Diluted Receivable;

(b)	procure that all relevant value added tax or other applicable Tax payments are punctually made by it in respect of supplies of goods or services pursuant to a Supply Contract that relate to Purchased Receivables, and pay all value added tax (if any) payable in respect of any value added tax supply made, or input value added tax suffered by the Purchaser with respect to supplies of goods or services by the Seller pursuant to a Supply Contract or which otherwise relates to such Purchased Receivables.;

(c)	ensure that all amounts paid to the Purchaser under this Agreement shall be made free of all withholding taxes or other taxes other than as required by law;

(d)	keep its chief place of business (Ort der Geschäftsleitung) and chief executive office (Verwaltungssitz) within Germany and the office where it keeps its Records concerning the Receivables sold and transferred to the Purchaser at the address of the Seller set forth in Section 8.2;

(e)	duly pay the relevant suppliers. Furthermore, where supplies under any extended retention of title clauses (verlängerte Eigentumsvorbehalte), or similar clauses which provide for an assignment of Receivables to a supplier where supplies have been purchased by the Seller subject to retention of title (Eigentumsvorbehalte) and/or ownership rights due to manufacturing clauses (Verarbeitungsvorbehalte) of the suppliers of the Seller, the Seller shall put the Purchaser into the same position in respect of each large Customer Receivable as if the goods had been owned by the Seller;

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(f)	provide and shall procure (veranlassen) that the Collection Agent provides to the Purchaser upon request by the Purchaser and in all events at least annually an update of all new and changed Account Debtors’ addresses; provided that such information shall be deemed to be provided if it is contained in other reports delivered by the Collection Agent hereunder;

(g)	cause the Collection Agent to provide to the Purchaser a copy of its Credit and Collection Policy within 14 days after the date of this Agreement; and

(h)	not treat any Purchased Receivable on its records or other books as a Receivable belonging to the Seller and shall reflect the Purchase Price of the Purchased Receivables on its books and other records as a claim against the Purchaser until paid.
3.5	Seller shall hold harmless Purchaser from and indemnify Purchaser against any liability for German Value Added Tax under Sec. 13c German Value Added Tax Act (UStG).

4.	SELLER AS SELLER AND COLLECTION AGENT

The Seller (in its capacity as Collection Agent for the Purchaser) will collect all Collections due in respect of any Purchased Receivable that has been purchased by the Purchaser from the Seller in accordance with the terms of this Agreement and the relevant Credit and Collection Policy. The Seller as the Collection Agent shall ensure that all Collections in respect of Purchased Receivables are, as, when, and to the extent required by Section 2, paid to a Collection Account. The Seller as the Collection Agent shall hold all Collections received by it in respect of Purchased Receivables for the Purchaser in accordance with Section 2, and shall, where so required by Section 2, promptly pay (and in case of the Seller shall procure that the Collection Agent pays) to the Purchaser any such Collections without any set-off, deduction, withholding, counterclaim or other defence (except, so long as no Termination Event is continuing, set-off for Adjusted Purchase Price as specified in Section 2). The Seller shall also comply with all its obligations in respect of remitting VAT to all applicable tax authorities. The Collection Agent shall also carry out each of the obligations which are expressed to be carried out by the Collection Agent in this Agreement.

If a Collection Account or former Collection Account is in the name of the Seller, the Seller shall hold such account and all amounts in such account in trust for the exclusive benefit of the Purchaser and such amounts shall be treated for all purposes as funds belonging exclusively to the Purchaser.

The Purchaser shall promptly establish one or more Collection Accounts in its own name and advise the Seller of the details of such Collection Accounts. Within ninety (90) days (with such extensions as the Purchaser may agree to grant) of the date hereof, the Seller shall provided remittance directions on all its invoices to each Account Debtor (other than Excluded Account Debtors) to make all payments with respect to Purchased

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Receivables to such applicable new Collection Accounts. The Seller shall use good faith efforts to cause the Account Debtors to follow the revised remittance directions and shall not further change the remittance directions on its invoices unless approved by the Purchaser.
5.	DUTIES OF THE COLLECTION AGENT

5.1	Duties of the Collection Agent

In consideration of a monthly servicing fee of Euros 25,200 (as may be adjusted by agreement between the Seller and the Purchaser), the Collection Agent will collect, administer and recover amounts relating to the Receivables purchased by the Purchaser from the Seller and will do all things incidental thereto (including the enforcement of the Receivables), in accordance with the Credit and Collection Policy and all applicable laws, rules and regulations, and with the due care and diligence expected from a prudent collection agent in the business of collecting, administering and recovering receivables. In particular, the Collection Agent will:
(a)	recover all amounts due from Account Debtors in relation to the Purchased Receivables and, if applicable, Related Rights so purchased by the Purchaser in accordance with the Credit and Collection Policy and provide administration services in relation to the collection of the Receivables, and in particular (but without prejudice to the generality of the foregoing) exercise all enforcement measures to claim amounts due from each Account Debtor;

(b)	ensure that all payments on account of Purchased Receivables by or for the Account Debtors are made directly to a Collection Account;

(c)	in compliance with the Credit and Collection Policy, fully perform and comply in all material respects with all provisions, covenants and other agreements required to be observed by it under the Supply Contracts and the Purchased Receivables;

(d)	to the extent relevant, consider the interests of the Purchaser in the exercise of any discretion arising from the performance of its duties pursuant to this Agreement;

(e)	maintain its main residence in the jurisdiction of its incorporation for tax purposes;

(f)	without prejudice to the Compliance Conditions, notify each of the Account Debtors under the Supply Contracts relating to Purchased Receivables, of the Purchaser’s ownership thereof as soon as reasonably practicable following a direction by the Purchaser under Section 5.6(a);

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(g)	devote to the performance of its obligations under this Agreement at least the same amount of time and attention, and exercise at least the same level of skill, care and diligence in the performance of those obligations as it would if it were administering its own rights and obligations as opposed to those of the Purchaser;

(h)	keep proper Records which can be separated and segregated from all other Records, and documents of the Collection Agent in relation to Purchased Receivables (and related Supply Contracts) so purchased to the extent necessary for it to comply with its obligations hereunder;

(i)	keep proper Records for all taxation purposes, including for the purposes of VAT;

(j)	hold all documents, deeds and instruments relating to Purchased Receivables (and related Supply Contracts) so purchased in its possession on trust to the order of the Purchaser;

(k)	maintain Records of all material correspondence with Account Debtors in respect of Purchased Receivables on a Supply Contract by Supply Contract basis so purchased and maintain either in computer readable form or otherwise information in relation to such Purchased Receivables in particular, for the purposes of identifying at any time amounts paid by and to each Account Debtor, any amount due by or to an Account Debtor, the source of receipts which are paid with respect to the Purchased Receivables, and dilutions, settlements, rebates, credit notes and other reductions in respect of each Purchased Receivable;

(l)	obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity or enforceability against it of this Agreement;

(m)	use all reasonable endeavours to maintain electronic systems for use in relation to the Purchased Receivables so purchased in working order and permit the Purchaser and any firm of independent accountants and/or any other representatives of the Purchaser upon giving at least ten Business Days notice in writing to the Collection Agent to enter during normal working hours under the direct supervision of the Collection Agent upon its premises to inspect and satisfy itself or themselves that such systems are capable of providing the information to which it or they are reasonably and properly entitled pursuant to this Agreement;

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(n)	ensure that all Purchased Receivables are clearly and specifically designated in the Seller’s own books and records as having been sold to the Purchaser and, in relation to any Collections received in connection therewith, are clearly identifiable as property held on behalf of the Purchaser;

(o)	on each Reconciliation Date and, if the Purchaser shall request a Reconciliation Summary on any other date, not later than ten Business Days following any request by the Purchaser therefor, provide a Reconciliation Summary to the Purchaser and shall prepare and deliver to the Purchaser such further information, certification and/or reports, whether in writing or otherwise, as the Purchaser may reasonably request from time to time, provided that any reports or certificates delivered by the Collection Agent to the Purchaser under this Section 5.1(n) shall be signed by an authorised signatory of the Collection Agent;

(p)	on demand by the Purchaser, promptly pay to the Purchaser or as the Purchaser may direct, all Collections received by the Seller on behalf of the Purchaser as Collection Agent in respect of Purchased Receivables and not yet accounted for and, to the extent so required hereby, paid over to the Purchaser;

(q)	promptly deliver to the Purchaser such Records evidencing the Purchased Receivables from it as the Purchaser may reasonably specify;

(r)	allow the Purchaser, its representatives, servants or agents such access to the Seller’s premises as the Purchaser upon 5 days written notice may request for the purpose of examining the Seller’s Records relating to Purchased Receivables;

(s)	from time to time, upon the reasonable request of the Purchaser, confer with officials of the Purchaser and advise them as to matters bearing on the financial condition of the Seller;

(t)	notify the Purchaser as soon as reasonably practicable after becoming aware (i) of the occurrence and the continuation of an Termination Event, (ii) of the fact that any representation, referred to in Section 3.1 or 3.2, made by the Seller was incorrect when made, specifying the reason why such representation was incorrect, and (iii) any fact or circumstance which causes (A) a Large Customer Receivable that was purported to satisfy all the conditions of Annex B, or (B) the Applicable Percentage of Small Customer Receivables (excluding those that are Excluded Receivables) or (C) a Purchased Receivable that was purported to be a French Receivable, in each case to be other than what it was purported or reported to be;

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(u)	assist the Purchaser in discharging any Related Rights in respect of any Purchased Receivable sold and transferred to the Purchaser which have been paid; and

(v)	assist the Purchaser’s auditors and provide information to them upon request.
5.2	Covenants with respect to Purchased Receivables

The Seller, as Seller and as Collection Agent, agrees and undertakes that:
(a)	it shall not sell, assign, convey transfer, lease, pledge or otherwise dispose (or purport to do so) of any Purchased Receivable (whether now existing or hereafter created) under a Supply Contract to any person other than the Purchaser;

(b)	it shall not grant, create, incur, assume or suffer to exist any encumbrance or purport to do so over any Purchased Receivable (whether now existing or hereafter created) under a Supply Contract or any interest therein;

(c)	it shall do all things necessary to remain duly organised, validly existing under the laws of the Federal Republic of Germany and maintain all requisite authority and licences to lawfully conduct its business in the Federal Republic of Germany;

(d)	it shall comply in all respects which could be regarded as material in the context of the transactions contemplated by this Agreement, with all laws, rules, regulations, orders (Verfügungen), writs (Beschlüsse), judgments (Urteile), injunctions (einstweiligen Verfügungen), administrative decrees (Verwaltungsakte) or awards to which it may be subject;

(e)	it shall keep its “centre of main interests” in Germany within the meaning of the European Regulation No. 1346/2000 of 29 May 2000 on insolvency proceedings;

(f)	it will not, without the written consent of the Purchaser or without treating such Purchased Receivable as a Diluted Receivable, agree to any termination, waiver, amendment or variation of any Purchased Receivable and in any Supply Contract to which a Purchased Receivable relates which would operate to reduce the amount of the Purchased Receivable or alter its Due Date unless such termination, waiver, amendment or variation falls within parameters specified in the relevant Receivable or Supply Contract or the Credit and Collection Policy or otherwise that have been agreed in writing with the Purchaser;

(g)	it will:

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(i)	advise the Purchaser immediately of any dispute over any Supply Contract to which a Purchased Receivable relates or any other event or circumstance which may result in the full amount of any payment due in respect of such Purchased Receivable not being paid by the Account Debtor on the Due Date;

(ii)	use reasonable care and take all practicable measures to prevent or minimise loss in the event of any breach by an Account Debtor of a Supply Contract which relates to a Purchased Receivable; and

(iii)	provide such assistance as the Purchaser may require to recover any amounts payable in respect of the Purchased Receivables in the event of non-payment, including taking legal action against the Account Debtor if so instructed by the Purchaser;
(h)	it will not exercise any retention of title clause (or similar provision) without the Purchaser’s consent and subject to such conditions as the Purchaser may wish to impose;

(i)	it will notify the Purchaser no later than five Business Days after the last day of the month in which it becomes aware of any errors, omissions, disputes or other similar matters which would have a material effect on the amounts received or to be received by the Purchaser in relation to any Purchased Receivable or of any circumstance or event affecting the recoverability thereof from the relevant Account Debtor;

(j)	it will not modify its Credit and Collection Policy in any material fashion or in any way that may lead to a deterioration of the payment of the Purchased Receivables, without the prior written consent of the Purchaser (which consent, prior to the occurrence of a Termination Event, shall not be unreasonably withheld, conditioned or delayed);

(k)	it will inform the Purchaser without undue delay (unverzüglich) and in any event within five Business Days after (i) the institution of any proceeding against the Collection Agent or to which the Collection Agent becomes a party or (ii) the entry of a judgment, decree or injunction against the Collection Agent in either case, which either individually or in the aggregate has had or could have a Material Adverse Effect;

(l)	it will comply with all legal requirements (including, for the avoidance of doubt, any applicable consumer protection legislation) in relation to all Purchased Receivables;

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(m)	it will not change the Due Date for a Receivable sold and transferred to the Purchaser other than in accordance with its Credit and Collection Policy;

(n)	it will not make any change in the character of the Collection Agent’s business or change in or amendment to the Credit and Collection Policy (other than pursuant to Section 5.2(j) above), which change would, in either case, have consequences for the collectability of any Purchased Receivable or for the ability of the Collection Agent to perform its obligations hereunder; and

(o)	with the due care of a prudent merchant (ordentlicher Kaufmann), it will take all measures necessary to obtain Collections from the Account Debtor on a Purchased Receivable where the original due date is exceeded, in accordance with the Credit and Collection Policy and will comply with the Credit and Collection Policy in all material respects, provided always that (except as otherwise required or expressly permitted in this Agreement) the Collection Agent shall not have any power to enter into any new contracts on behalf of the Purchaser nor to act as any form of branch, agency or representative of the Purchaser nor to direct, administer or manage any aspect of the Purchaser’s business (without prejudice to the specific activities expressly contemplated in this Agreement).

The Purchaser covenants that it shall will keep its “centre of main interests” in Switzerland and will not have an “establishment” outside Switzerland each within the meaning of the European Regulation No. 1346/2000 of 29 May 2000 on insolvency proceedings.
5.3	Co-operation in Enforcement of Rights to Receivables

The Seller (in its capacity as Seller and Collection Agent) agrees and undertakes:
(a)	to assist in the enforcement of the Purchaser’s rights against the Account Debtors or any other relevant third party in relation to any Purchased Receivable purchased by the Purchaser from the Seller including (without limitation) joining into and being party to any legal action the Purchaser may institute against the Account Debtor or such relevant third party for the recovery of the whole or any part of any such Purchased Receivable. In particular, the Purchaser shall be entitled to require the Seller (in its capacity as Seller and Collection Agent) to exercise any rights which it may have for the Purchaser’s benefit and for the purpose of effecting a recovery hereunder. For the avoidance of doubt the Purchaser shall have sole control and direction in respect of the conduct and settlement of any such legal action but will consult with the Collection Agent over any such action and will give ten Business Days notice to the Seller (in its capacity as Collection Agent) over any such action;

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(b)	to sign and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which the Purchaser may consider reasonably necessary to obtain payment or perfect the Purchaser’s ownership of any Purchased Receivable or to secure performance of any of the Seller’s (in its capacity as Seller and Collection Agent) obligations for so long as any payment in respect of any Purchased Receivable or other sums remain outstanding to the Purchaser and have not been paid; and

(c)	to deliver to the Purchaser, at the Purchaser’s first request, any documents relating to or arising out of any Purchased Receivable and shall grant the Purchaser the access to the Seller’s (in its capacity as Seller and Collection Agent) premises as it may reasonably request in order to recover, take away and/or make copies of any such documents.
5.4	Subcontracting

The Collection Agent will not, without the prior consent of the Purchaser, subcontract with any other person in regard to servicing, administering or collecting amounts due in respect of the Purchased Receivables or any of the other duties under this Agreement. In the event of any subcontracting following the consent of the Purchaser, the Collection Agent will remain liable for the performance of their duties and obligations under this Agreement. The Purchaser will not have any liability to any sub agent, sub contractor or representative of the Collection Agent or any other person appointed whatsoever in respect of any cost, claim, charge, loss, liability, damage or expense suffered or incurred by any sub agent, sub contractor or representative of the Collection Agent, or any such person in connection with this Agreement. For the avoidance of doubt, any instructions given to a law firm to enforce a Purchased Receivable (whether by way of commencing legal proceedings or otherwise) against an Account Debtor will not be regarded as “subcontracting” within the meaning of this Section 5.4.

5.5	Purchaser’s Right to Perform

If the Collection Agent fails to perform any of its agreements or obligations under this Agreement, the Purchaser may (but will not be required to) itself perform, or cause the performance of, such agreement or obligations at the cost of the Collection Agent.

5.6	Enforcement; Notification of Debtors
(a)	The parties hereto are aware that, each Account Debtor will be entitled, before and after any assignment of a Receivable pursuant to this Agreement, to continue to pay all amounts due to the Purchaser in respect of each Receivable to the Seller until the Account Debtor has knowledge of the assignment of the Receivable or the facts constituting the assignment and that in the case of a Receivable governed by German law which is assigned in accordance with Section 354a of the German

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Commercial Code, such right of the Account Debtor will continue to exist after a notice of assignment is delivered to the Account Debtor. The Seller agrees that:
(i)	it shall direct all or any of the Account Debtors to pay amounts outstanding in respect of Purchased Receivables directly to the Collection Account established by the Purchaser in accordance with Section 4; and/or

(ii)	it shall give instructions to make the transfers of Collections paid to the Seller to the Collection Account so specified by the Purchaser; and/or

(iii)	it shall immediately upon request of the Purchaser give notice in its own name to all or any of the Account Debtors of the sale and assignment of all or any of the Receivables sold and transferred to the Purchaser; and/or

(iv)	it shall take all other action as it reasonably considers to be necessary, appropriate or desirable in order to recover any amount outstanding in respect of the Receivables sold and transferred to the Purchaser or to improve, protect, preserve or enforce their rights against the Account Debtors in respect of any such Receivable.
The Purchaser (or the Purchaser’s designee, assignee or pledgee) will be entitled from time to time to give notification to the Account Debtors on its own behalf or on behalf of the Seller.
(b)	The Purchaser (or the Purchaser’s designee, assignee or pledgee) may from time to time give any notice to each Account Debtor (other than the Excluded Account Debtors) pursuant to this Section 5.6. To this effect, the Seller shall deliver to the Purchaser simultaneously with the execution of this Agreement 100 notarially certified and 100 uncertified certificates in the form of Schedule 1 (one half of each in the English language and in the German language) of this Agreement, duly printed on its headed paper and executed by two Directors. Each notification made by the Purchaser (or any of its designees or subsequent assignees or pledgees) in accordance with this Section 5.6 may be accompanied by a simple or a notarially confirmed photocopy of such certificate or a certificate in the form of Schedule 2 or a German language version thereof.
5.7	Termination by the Collection Agent

The Collection Agent may terminate its appointment as the Collection Agent only with the prior written consent of the Purchaser (such consent not to be unreasonably withheld).

5.8	Termination by the Purchaser
(a)	At any time after a Termination Event has occurred, the Purchaser may without prejudice to the Purchaser’s other rights:

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(i)	upon written notice to the Seller in its capacity as Collection Agent, terminate the appointment of the Collection Agent under this Agreement and designate any other person as its agent or to act on its own behalf for the collection of Receivables sold to the Purchaser by the Seller (a “Substitute Collection Agent”) on such terms as the Purchaser thinks fit; and/or

(ii)	notify (or cause to be notified) Account Debtors that all payments in respect of Receivables must be made to the Purchaser or to the Substitute Collection Agent(s) referred to in Section 5.8(a)(i) above.
(b)	Upon termination of the appointment of the Collection Agent, whether pursuant to Section 5.7 or this Section 5.8, the Collection Agent will:
(i)	immediately deliver to the Substitute Collection Agent the Records in its possession or under its control relating to the Receivables purchased by the Purchaser from it in its capacity as the Seller and all Collections held by the Collection Agent on behalf of the Purchaser; and

(ii)	take such further action as the Purchaser may reasonably request in relation to the Receivables so purchased and all Collections held by the Collection Agent on behalf of the Purchaser including, without limitation and to the fullest extent permitted by law, endorsing the Substitute Collection Agent’s name on cheques or other instruments representing Collections and enforcing such Receivables and the related Supply Contracts.
5.9	Termination Events

Each of the following events shall be a termination event (a “Termination Event”) with respect to the Seller, severally and not jointly:
(a)	the Seller (in its capacity as Seller or Collection Agent) defaults in the payment on the due date of any payment due and payable by it under this Agreement and such default is not remedied within seven Business Days of such due date;

(b)	the Seller (in its capacity as Seller or Collection Agent) defaults in any material respect in the observance of any of its covenants and obligations, or breaches in any material respect any of its representations and warranties under this Agreement which, in the reasonable opinion of the Purchaser is materially prejudicial to the Seller’s ability (in its capacity as Seller or Collection Agent) to perform hereunder and such default is not remedied to the reasonable satisfaction of the Purchaser within fifteen Business Days after receipt by the Seller of written notice by the Purchaser requiring the same to be remedied;

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(c)	the Seller (in its capacity as Seller or Collection Agent) goes into administration, bankruptcy, dissolution, receivership or winding-up (or analogous proceedings) or ceases to exist;

(d)	an application has been filed by the Seller for the commencement of insolvency, bankruptcy or liquidation proceedings or if filed by a third party, the Seller fails to give evidence satisfactory to the Purchaser within 10 Business Days that such application will be withdrawn or dismissed or it is not withdrawn or dismissed within 30 days thereafter;

(e)	the Seller (in its capacity as Seller or Collection Agent) is overindebted or unable to pay its debts as they fall due or the inability to pay debts as they fall due is threatened;

(f)	there shall have occurred any event or condition which would have a material adverse effect on the ability of the Seller or the Collection Agent to perform their respective obligations under this Agreement; or

(g)	unless waived by the Purchaser, there is an event of default pursuant to any agreement or instrument evidencing material indebtedness to which the Seller is an obligor or a guarantor.
5.10	Payments to the Purchaser
(a)	Any payments required to be made by the Seller to the Purchaser pursuant to this Agreement shall, unless this Agreement otherwise provides, be made available on each date upon which this Agreement requires an amount to be paid in immediately available funds by electronic funds transfer to the account of the Purchaser in the currency of the relevant payment at such bank as the Purchaser shall from time to time notify the Collection Agent for this purpose.

(b)	The Seller shall not be entitled to set off its own claims against the Purchaser’s claims and to exercise any retention rights (Zurückbehaltungsrechte) or counterclaims unless and only to the extent such claims of the Seller have become finally awarded by a court (rechtskräftig festgestellt) or are undisputed (it being understood that this clause (b) does not apply to the netting provisions of Section 2.2(b) hereof).
6.	BENEFIT OF AGREEMENT

6.1	Benefit and Burden

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This Agreement shall be binding upon, and enure to the benefit of the Purchaser and the Seller and their respective successors.

6.2	No Assignment

The Seller may not assign all or any of its rights, benefits or obligations under this Agreement.

6.3	Assignment by the Purchaser

The Purchaser may assign or encumber all or any part of its rights or benefits under this Agreement without the consent of any party. Consequently the Purchaser may disclose to a prospective assignee or to any other person who may propose entering into contractual relations with the Purchaser in relation to this Agreement such information about the Seller or the Receivables as the Purchaser shall consider appropriate.

7.	GOVERNING LAW

This Agreement, and all matters arising therefrom will be governed by and construed in accordance with the laws of Germany, provided that the choice of the laws of Germany referred to above shall not extend to matters which, pursuant to mandatory rules of private international law, are subject to the laws of any other jurisdiction. For the benefit of the Purchaser, the Seller agrees that, any dispute arising out of or in connection with this Agreement shall be subject to the non-exclusive jurisdiction of the courts of Switzerland. The Purchaser may commence any litigation in any other competent courts.

8.	MISCELLANEOUS

8.1	Indemnities
(a)	Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller and Collection Agent agree to indemnify the Purchaser and its respective officers, directors and agents or any assignee of the Purchaser’s rights hereunder (each an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities, costs and expenses (including any reasonably incurred attorneys’ fees) and disbursements (including any irrevocable value added tax thereon) (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any Indemnified Party, arising out of or as a result of any breach of an obligation by the Seller or Collection Agent, as the case may be, hereunder.

(b)	The Seller shall indemnify the Purchaser and any assignee of the Purchaser against (a) all stamp duty, registration and other similar taxes and (b) all irrevocable levies, duties, charges, and taxes levied on the Purchaser and any assignee of the Purchaser by a tax or other authority or any public entity to which

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this Agreement, any sale or payment pursuant to this Agreement or any judgment given in connection herewith or therewith may at any time become subject subsequent to the date of this Agreement and, from time to time on demand of the Purchaser, indemnify the Purchaser against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax, save for any taxes (whatsoever and wheresoever) payable by the Purchaser by reference to its income, gains or profits.
8.2	Notices

Unless otherwise specified herein all notices, requests, demands or other communications to or from the parties hereto shall be in writing and shall be deemed to have been duly given and made, in the case of a letter, upon delivery by internationally recognized express carrier service, and in the case of a facsimile, when a facsimile is sent and receipt is telephonically confirmed. Unless otherwise specified herein, any such notice, request, demand or communication shall be delivered or addressed as follows:
(a)	if to the Purchaser, to it at:

Novelis AG Bellerivestrasse 36 8034 Zurich Switzerland Attention: Management Fax: +41 44 386 2151

(b)	if to Seller to it at

Novelis Deutschland GmbH Hannoversche Str. 1 37075 Goettingen Germany Attention: Management Fax: +49 551 304 4902
or at such other address or facsimile number as the relevant party hereto may designate by written notice to the other parties hereto by not less than five Business Days’ notice.

8.3	No Waivers

No failure or delay by or any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.4	Entire Agreement

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This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes any prior discussions, negotiations, agreements and understandings.

8.5	Termination

This Agreement shall have a minimum term of 6 years starting from the date hereof. Thereafter, it may be terminated by either party upon 30 days prior written notice to the Seller. Notwithstanding a termination of this Agreement, except as provided in Section 5.8, the Seller shall continue to perform its duties as Collection Agent until all Purchased Receivables are fully collected or written off.

8.6	Changes, Amendments, etc.

Neither this Agreement nor any provision hereof may be changed or amended orally, but only by agreement in writing signed by the parties to this Agreement.

8.7	Severability

If any provision of this Agreement or the application thereof to any person or circumstance shall be illegal, invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is illegal, invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the extent permitted by law.

8.8	Counterparts

This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Such invalid, illegal or unenforceable provision or such omission (Vertragslücke) shall be replaced by the parties with a provision which comes as close as reasonably possible to the commercial intentions of the invalid, illegal or unenforceable provision.

8.9	Several and not Joint

The parties agree that the obligations of the Seller and the Collection Agent hereunder shall be several but not joint, as if the Seller and the Collection Agent had entered into an agreement with the Purchaser separately.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written in two originals (each party acknowledging receipt of one signed original).
EXECUTED by
1)	NOVELIS AG, as the Purchaser

Friedrich Floto, Officer

Peter Ith, Officer
2)	NOVELIS DEUTSCHLAND GMBH, as the Seller and the Collection Agent

Gottfried Weindl, Managing Director

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ANNEX A: GENERAL COMPLIANCE CONDITIONS
1.	APPLICATION

1.1	The provisions of this Annex A apply to purchases and assignments of Small Customer Receivables and the Related Rights thereto from the Seller, provided the “Receivable” is not an Excluded Receivable.

1.2	For purposes of this Annex A, “Related Rights” means with respect to each Receivable, all ancillary claims, rights and collateral (present and future) relating to such Receivable, including, without limitation:
(a)	the claim (if any) for the payment of default interest under any Supply Contract relating to such Receivable;

(b)	all other existing and future claims and rights under, pursuant to or in connection with such Receivable and any underlying Supply Contract including, but not limited to:
(i)	other related ancillary rights and claims by the exercise of which the relevant Supply Contract is altered, in particular, the right of rescission, but which are not of a personal nature;

(ii)	claims for the provision of collateral;

(iii)	indemnity claims for non-performance;

(iv)	restitution claims against the relevant Account Debtor in the event that the Supply Contract underlying such Receivables is void;

(v)	all other payment claims against the Account Debtor arising from, and in connection with, such Receivable; and

(vi)	all retention of title rights, claims and interest of the Seller to or any other right in rem with respect to goods sold under the Supply Contract underlying such Receivable;

(vii)	any ancillary rights and claims, including but not limited to, independent unilateral rights (selbständige Gestaltungsrechte) as well as dependent unilateral rights (unselbständige Gestaltungsrechte ) by the exercise of which any relevant Supply Contract is altered, in particular the right of termination (Recht zur Kündigung), if any, but which are not of a personal nature (without prejudice to the assignment of ancillary rights and claims pursuant to Section 401 German Civil Code or the comparable provision of any other applicable law);

(viii)	with respect to each such Receivable which is subject to a current account arrangement which are comparable to current account arrangements (Kontokorrent (§ 355 HGB)), all existing and future claims of the Seller, up to the nominal amount or the nominal amount of the part of each such Receivable, for the payment of:
(1)	the final balance of such current account; and

(2)	interim balances, if any, of such current account, provided that such current account is dissolved between any of its balancing dates;
(ix)	with respect to each such Receivable which is subject to contractual arrangements which are comparable to current account arrangements (Kontokorrent (§ 355 HGB)), all existing and future claims of the Seller, up

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to the face value (including any Tax) of such Receivable as stipulated in the invoice relating to such Receivable or the face value (including any Tax) of the part of such Receivable as stipulated in the invoice relating to such Receivable;

(x)	any ownership interest, security interest (which includes any mortgage, pledge, lien, charge, encumbrance, assignment, hypothecation, expectancy right or other agreement or arrangement having the effect of conferring security) or other right or claim subject to German law in, over or on any property or properties or revenues from time to time, if any, in favor of the Seller securing or attaching to such Receivable or purporting to secure payment of such Receivable, whether pursuant to any Supply Contract related to such Receivable or otherwise (with the exception of (i) liens arising by law and (ii) liens arising by attachment);

(xi)	all claims under guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Supply Contract related to such Receivable or otherwise;

(xii)	all Records related to such Receivable; and

(xiii)	all possessory and other rights of the Seller in respect of any Receivables and all rights, benefits and entitlement of the Seller under such Supply Contract (and any claim the Seller acquires from the Account Debtor owing such Receivable pursuant to the provisions governing any form of retention of title subsisting as between such Account Debtor and the Seller) to the extent permitted by law.
2.	ASSIGNMENT

Assignment and sale by the Seller of Receivables, shall be made as of the signing of this Agreement, with respect to the Pre-Existing Receivables, and the date of the coming into existence of the Future Receivables, with respect to the Future Receivables. Without prejudice to the foregoing, such assignment and sale shall be documented by the Seller on the relevant Reconciliation Date by delivery of the Excluded Debtor List and the Required Data and, upon request of the Purchaser and at least annually, by an Aged Debtor List.

3.	PAYMENT OF PURCHASE PRICE FOR RECEIVABLES

The purchase price payable by the Purchaser on the applicable Settlement Date in relation to Receivables assigned by the Seller and purchased by the Purchaser shall be as set forth in Section 2.2 of this Agreement.

4.	EFFECTS OF ASSIGNMENT OF RECEIVABLES
(a)	Subject to the assignment of the relevant Receivables the Seller hereby offers to assign or to transfer title to and the Purchaser hereby accepts such offer of assignment of or transfer of title to:
(i)	any Record relating to such Receivables,

(ii)	any Related Rights relating to such Receivables; in the event that the title to the Related Rights is not transferable by means of a mere agreement between the Purchaser and the Seller, the parties agree on the following:

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(A)	if the Related Rights is governed by German law, the transfer of possession (Besitzübergabe) necessary for the transfer of title shall be substituted as follows:
(aa)	if the Seller holds direct possession (unmittelbarerBesitz) of the Related Rights, the Seller shall hold such Related Rights in custody for the Purchaser free of charge (unentgeltliche Verwahrung),

(bb)	if the Seller holds indirect possession (mittelbarerBesitz) of the Related Rights or is entitled to claim the Related Rights from a third party for any other reason, the Seller hereby assigns any claim to surrender (Herausgabeanspruch) the Related Rights to the Purchaser who hereby accepts such assignment,
(b)	if the Related Rights is governed by any other jurisdiction, Section 4 (a)(ii)(A) of this Annex A shall apply mutatis mutandis, and,

(c)	the transfer of any Related Rights the transfer of which requires the consent of any Person other than the Seller and/or the registration with an applicable register in order to be effective shall become effective (and all steps necessary to be taken by the Seller in order to effect the transfer of title shall be required to be taken) upon request of the Purchaser.

(d)	if any payment by an Account Debtor in relation to a purchased Receivable is made by cheque or by bill of exchange, to the cheque or bill of exchange to the Purchaser. Title to any cheque or bill of exchange will pass to the Purchaser upon the acquisition of title by the Seller. The Seller and the Purchaser agree with respect to the transfer that the transfer of possession necessary to transfer title in the cheque or bill of exchange is replaced by the Seller holding the cheque or bill of exchange in custody for the Purchaser free of charge or, should the cheque or bill of exchange not be in possession of the Seller, by assigning to the Purchaser all claims to surrender against the relevant Persons which are in actual possession of the cheque or bill of exchange. If the Seller no longer acts as an agent for collection for the Purchaser according to this Agreement, the Seller will surrender every cheque and bill of exchange to its successor, furnished with an endorsement in blank.

(e)	Notwithstanding any of the foregoing, should any of the assignments or transfers according to Section 4 of this Annex A not be recognized under any relevant applicable law the Seller shall do all things necessary to perfect such transfer or assignment at its own cost. The Seller and the Purchaser will take all such steps and comply with all such formalities as may reasonably be required or desirable to perfect or more fully evidence or secure title or other proprietary interests to the purchased Receivables and the Related Rights as well as of any other collateral granted or to be granted or enforce any of its rights thereunder in accordance with this Section 4 of this Annex A.
5.	RIGHTS AND OBLIGATIONS OF THE PARTIES
(a)	It is expressly agreed between the Purchaser and the Seller that while the latter will be responsible for the existence of the Receivables, the Purchaser shall, subject to the provisions of the following sentence, bear the default risk in respect of the payment of the purchased Receivables by the relevant Account Debtors. The Purchaser expressly agrees that it shall have no recourse against the Seller with regard to any payment due by the relevant Account Debtors in respect of the purchased Receivables.

(b)	The parties agree that the obligations of the Seller hereunder shall be several but not joint as if the Seller had entered into an agreement with the Purchaser separately.

(c)	The Purchaser may, at any time, instruct one or more Account Debtors not to make

36

payments to the Seller by giving a notice of assignment in the form of Schedule 2 to this Agreement such Account Debtors. The Seller hereby authorize the Purchaser to give such notice of assignment on behalf of the Seller.
6.	GOVERNING LAW

This Annex A shall be governed by German law, unless mandatory law requires otherwise.

37

ANNEX B: LARGE CUSTOMER RECEIVABLE COMPLIANCE CONDITIONS
1.	APPLICATION

1.1	The provisions of this Annex B apply to purchases and assignments of each Large Customer Receivable (other than an Excluded Receivable), and the Related Rights thereto from the Seller, that satisfies each of the following criteria:
(a).	it has been originated by the Seller pursuant to a Supply Contract under which the Seller has fully and in full compliance with such Supply Contract, performed (erfüllt) (as such term is defined by Section 103 of the German Insolvency Code (Insolvenzordnung)) its obligations to the relevant Account Debtor;

(b)	it can be freely and validly transferred by way of assignment to the Purchaser under the terms of the relevant Supply Contract without any requirement to give notice to or obtain consent from the Account Debtor and without otherwise breaching the Supply Contract under which the Receivable arises;

(c)	the sale and assignment of which will not violate any provision of applicable law or regulation or articles of association of the Seller or of any agreement (including any contractual or legal prohibition to assign the respective Receivables (vertragliche oder gesetzliche Abtretungsverbote), unless in case of Receivables generated under German law such Receivable is assignable although a contractual prohibition to assign does exist pursuant to Section 354a of the German Commercial Code (Handelsgesetzbuch) and in respect of Receivables governed by any Qualifying Governing Law other than German law, which are assignable although a contractual prohibition to assign does exist, pursuant to any comparable provisions, judgment, injunction, order, decree or other instrument binding upon it and such conclusion is supported by a Qualifying Opinion;

(d)	the Account Debtor in respect of the Receivable is a company or a corporation or a merchant (Kaufmann) pursuant to the German Commercial Code (Handelsgesetzbuch) or other similar provisions pursuant to the relevant applicable laws, and entered into the transaction with respect to which such Receivable arose in the course of its business (Handelsgeschäft) (but in no case a customer (Verbraucher) in the meaning of Section 13 German Civil Code (Bürgerliches Gesetzbuch)); which is not:
(i)	bankrupt or insolvent or in liquidation, administration, receivership or subject to any analogous procedure; or

(ii)	subject to protection under the German Data Protection Act (Bundesdatenschutzgesetz) or similar data protection laws under the relevant applicable law (and such conclusion is supported by a Qualifying Opinion);
(e)	the related Account Debtor has been directed to make all payments in respect thereof to a Collection Account;

(f)	it does not originate from the sale of products which had been acquired by the Seller subject to any form of extended retention of title (verlängerte Eigentumsvorbehalte), or similar clauses which provide for an assignment of the Receivables to a supplier, unless (a) the reservation of title has lapsed already due to the payment of the original acquisition price or (b) such retention of title clauses are commonly accepted in the relevant industry (branchenüblich) and does not prevent the sale and assignment of the relevant Receivable pursuant to this Agreement;

(g)	the related Account Debtor is located and has its principal place of business in one of the following jurisdictions: the United States of America, Canada, Germany or a Qualified Jurisdiction that is subject to a Qualified Opinion (provided that the Purchaser

38

may permit a Qualified Opinion with respect to a Designated Jurisdiction that has not been provided on the date hereof to be provided within thirty (30) days of the date hereafter or such longer period to which the Purchaser may consent); provided that a Qualified Opinion with respect to a French Receivable may assume that the French Notice Requirements, to the extent applicable under then current law, will be complied with; and

(h)	it is subject to German law (or a Qualified Governing Law).
1.2	For purposes of this Annex B, “Related Rights” means with respect to each Receivable, all ancillary claims, rights and collateral (present and future) relating to such Receivable and, including, without limitation:
(a)	the claim (if any) for the payment of default interest under any Supply Contract relating to such Receivable;

(b)	all other existing and future claims and rights under, pursuant to or in connection with such Receivable and any underlying Supply Contract including, but not limited to:
(i)	other related ancillary rights and claims by the exercise of which the relevant Supply Contract is altered, in particular, the right of rescission, but which are not of a personal nature;

(ii)	claims for the provision of collateral;

(iii)	indemnity claims for non-performance;

(iv)	restitution claims against the relevant Account Debtor in the event that the Supply Contract underlying such Receivables is void;

(v)	all other payment claims against the Account Debtor arising from, and in connection with, such Receivable; and

(vi)	all retention of title rights, claims and interest of the Seller to or any other right in rem with respect to goods sold under the Supply Contract underlying such Receivable;

(vii)	any ancillary rights and claims, including but not limited to, independent unilateral rights (selbständige Gestaltungsrechte) as well as dependent unilateral rights (unselbständige Gestaltungsrechte) by the exercise of which any relevant Supply Contract is altered, in particular the right of termination (Recht zur Kündigung), if any, but which are not of a personal nature (without prejudice to the assignment of ancillary rights and claims pursuant to Section 401 German Civil Code);

(viii)	with respect to each such Receivable which is subject to a current account arrangement (Kontokorrent (§ 355 HGB)) all existing and future claims of the Seller, up to the nominal amount or the nominal amount of the part of each such Receivable, for the payment of:
(1)	the final balance of such current account; and

(2)	interim balances, if any, of such current account, provided that such current account is dissolved between any of its balancing dates;
(ix)	with respect to each such Receivable which is subject to contractual

39

arrangements which are comparable to current account arrangements (Kontokorrent (§ 355 HGB)) all existing and future claims of the Seller, up to the face value (including any Tax) of such Receivable as stipulated in the invoice relating to such Receivable or the face value (including any Tax) of the part of such Receivable as stipulated in the invoice relating to such Receivable;

(x)	any ownership interest, security interest (which includes any mortgage, pledge, lien, charge, encumbrance, assignment, hypothecation, expectancy right (Antwartschaftsrecht) or other agreement or arrangement having the effect of conferring security) or other right or claim subject to German law in, over or on any property or properties or revenues from time to time, if any, in favor of the Seller securing or attaching to such Receivable or purporting to secure payment of such Receivable, whether pursuant to any Supply Contract related to such Receivable or otherwise (with the exception of (i) liens arising by law and (ii) liens arising by attachment);

(xi)	all claims under guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Supply Contract related to such Receivable or otherwise;

(xii)	all Records related to such Receivable; and

(xiii)	all possessory and other rights of the Seller in respect of any Receivables or the goods which are the subject of the related Supply Contract in respect thereof and all rights, benefits and entitlement of the Seller under such Supply Contract (including, but not limited to, to the extent applicable, (i) the ownership (Eigentum) in the goods which are the subject matter of a Supply Contract and (ii) any claim the Seller acquires from the Account Debtor owing such Receivable pursuant to the provisions governing any form of retention of title subsisting as between such Account Debtor and the Seller)
2.	ASSIGNMENT

Assignment and sale by the Seller of Receivables, shall be made as of the signing of this Agreement, with respect to the Pre-Existing Receivables, and the date of the coming into existence of the Future Receivables, with respect to the Future Receivables. Without prejudice to the foregoing, such assignment and sale shall be documented by the Seller on the relevant Reconciliation Date by delivery of the Excluded Debtor List, the Required Data and, upon request of the Purchaser and at least annually, by an Aged Debtor List.

3.	PAYMENT OF PURCHASE PRICE FOR RECEIVABLES

The purchase price payable by the Purchaser on the applicable Settlement Date in relation to Receivables assigned by the Seller and purchased by the Purchaser shall be as set forth in Section 2.2 of this Agreement.

4.	EFFECTS OF ASSIGNMENT OF RECEIVABLES
(a)	Subject to the assignment of the relevant Receivables the Seller hereby offers to assign or to transfer title to and the Purchaser hereby accepts such offer of assignment of or transfer of title to:
(i)	any Record relating to such Receivables,

40

(ii)	any Related Rights relating to such Receivables; in the event that the title to the Related Rights is not transferable by means of a mere agreement between the Purchaser and the Seller, the parties agree on the following:
(A)	if the Related Rights is governed by German law, the transfer of possession (Besitzübergabe) necessary for the transfer of title shall be substituted as follows:
(aa)	if the Seller holds direct possession (unmittelbarerBesitz) of the Related Rights, the Seller shall hold such Related Rights in custody for the Purchaser free of charge (unentgeltliche Verwahrung),

(bb)	if the Seller holds indirect possession (mittelbarerBesitz) of the Related Rights or is entitled to claim the Related Rights from a third party for any other reason, the Seller hereby assigns any claim to surrender (Herausgabeanspruch) the Related Rights to the Purchaser who hereby accepts such assignment,
(b)	if the Related Rights is governed by any other jurisdiction, Section 4 (a)(ii)(A) of this Annex B shall apply mutatis mutandis, and,

(c)	the transfer of any Related Rights the transfer of which requires the consent of any Person other than the Seller and/or the registration with a land register (Grundbuchamt) shall only become effective (and all steps necessary to be taken by the Seller in order to effect the transfer of title shall only be required to be taken) upon request of the Purchaser following the occurrence of a Termination Event.

(d)	if any payment by an Account Debtor in relation to a purchased Receivable is made by cheque or by bill of exchange, to the cheque or bill of exchange to the Purchaser. Title to any cheque or bill of exchange will pass to the Purchaser upon the acquisition of title by the Seller. The Seller and the Purchaser agree with respect to the transfer that the transfer of possession (Besitzübergabe) necessary to transfer title in the cheque or bill of exchange is replaced by the Seller holding the cheque or bill of exchange in custody for the Purchaser free of charge (unentgeltliche Verwahrung) or, should the cheque or bill of exchange not be in possession (Besitz) of the Seller, by assigning to the Purchaser all claims to surrender (Herausgabeanspruch) against the relevant Persons which are in actual possession of the cheque or bill of exchange. If the Seller no longer acts as an agent for collection for the Purchaser according to this Agreement, the Seller will surrender every cheque and bill of exchange to its successor, furnished with an endorsement in blank.

(e)	Notwithstanding any of the foregoing, should any of the assignments or transfers according to Section 4 of this Annex B not be recognized under any relevant applicable law, the Seller shall do all things necessary to perfect such transfer or assignment at its own cost. The Seller and the Purchaser will take all such steps and comply with all such formalities as may reasonably be required or desirable to perfect or more fully evidence or secure title or other proprietary interests (dingliche Rechte) to the purchased Receivables and the Related Rights as well as of any other collateral granted or to be granted or enforce any of its rights thereunder in accordance with this Section 4 of this Annex B.
5.	RIGHTS AND OBLIGATIONS OF THE PARTIES
(a)	It is expressly agreed between the Purchaser and the Seller that while the latter will be responsible for the existence of the Receivables (Haftung für den rechtlichen Bestand der Forderungen) the Purchaser shall, subject to the provisions of the following sentence, bear the default risk (Delkredere) in respect of the payment of the purchased Receivables by the relevant Account Debtors. The Purchaser expressly agrees that it shall have no

41

recourse against the Seller with regard to any payment due by the relevant Account Debtors in respect of the purchased Receivables.

(b)	The parties agree that the obligations of the Seller hereunder shall be several but not joint as if the Seller had entered into an agreement with the Purchaser separately.

(c)	The Purchaser may, at any time, instruct one or more Account Debtors not to make payments to the Seller by giving a notice of assignment in the form of Schedule 2 to this Agreement to such Account Debtors. The Seller hereby authorizes the Purchaser to give such notice of assignment on behalf of the Seller.
6.	GOVERNING LAW

This Annex B shall be governed by German law, unless mandatory law requires otherwise.

42

SCHEDULE 1
CERTIFICATE
[Letterhead of Seller]
TO WHOM IT MAY CONCERN
Date: [•]
This is to declare and certify that Novelis Deutschland GmbH has sold and assigned its present and future receivables and related accessory and ancillary rights in accordance with a receivables purchase agreement dated July 6, 2007 to Novelis AG, a company organised and existing under the laws of Switzerland, having its registered office at [•].
Further to the Receivables Purchase Agreement, you are hereby instructed to make any and all payments owed by you to Novelis Deutschland GmbH solely in accordance with any instructions you may receive from Novelis AG or any of its assignees, chargees or pledgees.
This declaration is irrevocable.
SIGNED on behalf of
NOVELIS DEUTSCHLAND GMBH

Name:	Name:

Title:	Title:

43

SCHEDULE 2
FORM OF NOTICE OF TRANSFER
From: [Novelis AG or its assignee or pledgee]
[Name of Assigned Debtor]
[Address of Assigned Debtor]
To [     ] and [     ]
[Place], [Date]
Dear Sirs,
In accordance with the provisions of a Non-Recourse Receivables Purchase Agreement dated July 6, 2007 concluded between Novelis Deutschland GmbH, Göttingen, Germany, and Novelis AG, Switzerland, Novelis Deutschland GmbH assigned to Novelis AG the receivables designated below (the “Purchased Receivables”) and for which you are the debtor (the “Assignment”). Further, in accordance with the provisions of a security assignment dated July 6, 2007, Novelis AG assigned the Purchased Receivables to us.
[List Purchased Receivables]
You are hereby requested to refrain, as of today, from making any payment under the said receivables as directed by Novelis Deutschland GmbH or Novelis AG.
     Please make any further payment to the following account [     ].
All payments to be made to Novelis Deutschland GmbH or Novelis AG in relation to the above Purchased Receivables after receipt hereof will be of no effect vis-à-vis ourselves and will not result in a discharge of your obligation under the Purchased Receivables.
Novelis Deutschland GmbH and Novelis AG have authorised us pursuant to the Assignment to give this notice not only in our name, but also in the name of Novelis Deutschland GmbH and Novelis AG and accordingly this notice is given in our name, the name of Novelis Deutschland GmbH and the name of Novelis AG.
Yours sincerely,
[Signature of the representative duly authorised on behalf of the Purchaser’s assignee or pledgee.]

44

EXHIBIT R
Form of
BORROWING BASE CERTIFICATE
[See attached]

EXHIBIT R-l

LaSalle Business Credit, LLC

BORROWING BASE CERTIFICATE

Client Name: Novelis Inc.

	Loan ID.	ABLE ID	Report No.	1	Report Date:	5/12/2004
	NOVELISUS	NOVELISCANADA	NOVELISUK	NOVELISSW	NOVELISSWING	Consolidated
ACCOUNTS RECEIVABLE	A/R01	A/R02	A/R03	A/R04	A/R05	TOTAL
Beginning A/R Balance (From previous Report)						
Gross Sales (Invoices) — Collateral Addition						
Net Collection (Wt. LB, Cash Rec'd. @ LBCO) — Collateral Subtraction						
Collateral Subtraction						
Non A/R Collections — Collateral Subtraction						
Discounts/Allowance — Discount (-)						
Credit Memos — Credit Memos (-)						
Adjustments Monthly Aging (+/-) — Adj. Aging (+/-)						
Adjustments (+/-) — Other Adj. (+/-)						
Adjustments (+/-) — Other Adj. (+/-)						
Non A/R Cash — Non A/R Cash (+)						
Net Collateral Adj.						
Ending Collateral Balance						
Ineligible — End of Month A/R Ineligible as of: 3/31/2004						
Ineligible — Temporary Ineligible						
Ineligible — Total Ineligible						
Eligible Collateral						
Advance Rate - Effective Adv. Rate						
Unapplied Cash - Balance from Previous Report						
Check box below to include unapplied cash before Adv. Rate — Addition						
Subtraction						
Net Change — Unapplied Cash Adj.						
☐ *Adv Rate* — Current Unapplied Balance Balance						
Eligible A/R						
Check to Apply A/R Limit ☑ ances						

INVENTORY:	NOVELISUS INV01	NOVELISCANADA INV02	NOVELISUK INV03	NOVELISSW INV04	NOVELISSWING INV05	TOTAL
Beginning Inventory as of 3/31/2004						
Purchases — Collateral Addition						
Sales — Collateral Subtraction						
Ending Inventory as of						
Ineligible Inventory						
Eligible Inventory						
Advance Rate						
Check to Apply Inventory Limit ☑ ility						
GROSS AVAILABILITY (A/R AND INVENTORY)						
Other Collateral (EQ) (RE) or (SA) (CapEx) — Quantity						
…DVANCES						
Check to Apply Revolving Limit ☑						

LOAN ACTIVITY		NOVELISCAUSD	NOVELISCANADA	NOVELISUK	NOVELISSW		
Beginning Revolving Loan Balance (From Previous Report)							
Collections	Net Collection						
Negative Loan Adj.	Other Loan Sub.						
Advances	Loan Adv. Request						
Loan Addition (Interest, Fees, and Other Adjustments)	Other Loan Addition						
Ending Revolving Loan Balance (Revolving Loan)							
Term Loan							
Term Loan							

RESERVES							
Check to Apply to Credit Line ☑	Min. Availability						
Check to Apply to Credit Line ☑							

Availability

Check to Apply to Avail. ☑

BORROWER'S COMMENTS

Prepared By: ____________________   Authorized Signature ____________________

1 of 13

LaS BORR( ille Business Credit, LLC WING BASE CERTIFICATE Client Name: Loan ID. ABBE ID Report No. Report Date: WI2M9 Ex«Esaslitt|m>, ^"^••t^flRdaas”;:? TOTAL * Be Gt Ne No Di! Cr Ad Ad Ad No (inning AIR Balance pnmpmiaaiuton) »s Sales (Invokes) Collection (m. a, out/tea @ua; nA/R Collections counts/Allowance iditMemos ustments Monthly Aging (-H-) ustments(+/-) ustments (+/-) lA/RCash ColkMAWta CotWmlSiAlncIlM r:E X«C°IU«IA# Ending Collateral Balance Ineligibl Endof MoMk tiO. Indijible as oC ! TMpomylnettgible Toullndijible 3/JIQ064:’:: Eligible Collateral Advanet Rate — Effective Adv. Rate Unappll accktmt befaeAlv. C Adv «l Cash — Balance tomPrevKXii Rq»n *w» **»*» Wea* Sutmcttal *** NoClunje U^McukA* ale CmrnVunlUtltlmxtUuu Eligible a • Check I .MR Urn MR NOVELiSCANA^A- . NOVELlStllC ‘ jsy»» INVOZ ravos TOTAL Beg I N I”* N Inel T EUg 0 A* ,, OH. Check tt Invento fining Inventory as of Purchases Sales ing Inventory as of gible Inventory >le Inventory mceRate BSility 3/31/2004 COMUMilAddiliMI CollMmlS^ncIlM ” OR ‘ Ott» ‘ Check ti ; Revolvii ISS AVAILABILITY (A r Collateral @q> <jffij «• (S* .., —jvANCEi /RANDINVEN JCftpBO i TORY) Oowy GUAKAI TEES Advance Rate NOVELISCAUSD NOVELISCANADA Rev k Rev 6 |Giu Letter of Credit : Letter of Credit antees Total Reserves 9Fiyny noveliscatjsd NOVEUSCANADA NOVELISUK NovBLissw;::, Begmnini devolving Lorn Balanci stuns n’ve Loan Adj. aces Addition (Mate, Pea, i»l rolving Loan Balance (» SfPromPmtatutlipo taMngLoai) t» L <=<>« 0 tyg A Adv N Loa NctcoOMIini o»-l~.»* LonAMI^M o»u_Mttk. Ending Ri Termloa Termloa RBSEJ.V ‘.Check tc § Apply to Credit Une Apptv to Credit Line m Availal lity • Check K 4pply to Avail. H BORRpV BR’S COMMENTS The undersigned hereby represents and warrantt to LaSalte Buslnen Credit, LLC, a d IvUlon of ABN AMRO Bank, N.V, that the infonnatioii set fonh herein is true and correct as of tk date made, that any AccomtsReceivabteor Inventory classified as “EHgjbte Accounts” or “Eli8iblelnventoiy“con(bnn in all respects to the respective definition of “Eligible Account* and “Eligible Inventory” as set fcrm in teLoM and Security Agreemera (or similar agreement) entered into by and between LaSalle Business Credit, LLC and the undersigned, as amended, modified or supplemented from time to time). { Prepared By: Authorized Signature 1 of 13 NOVELISBlANKjcls-Consolidated LBCI-yio(Keviied 10/03)

LaSalle Business Credit, LLC BORROWING BASE CERTIFICATE	Client Name: Novelis Inc.

	Loan ID.	ABLE ID	Report No.	1	Report Date:	5/12/2004
	NOVELISUS	NOVELISCANADA	NOVELISUK	NOVELISSW	NOVELISSWING	Consolidated

Inventory Ineligible detail

	NOVELISUS

Work in Process
Supplies
Packaging
Outside Processors
Consignment
Other
Other
Other
Other
Other
Other

Total Ineligibles

2 of 13

LaSalle Business Credit, LLC

BORROWING BASE CERTIFICATE

Client Name: **Novelis Corporation**

ACCOUNTS RECEIVABLE		A/R01	A/R02	A/R03	A/R04	A/R05	TOTAL
Beginning A/R Balance *(From previous Report)*							
Gross Sales (Invoices)	Collateral Addition						
Net Collection *(W. LB. Cash Rec'd. @ LBCI)*	Collateral Subtraction						
	Collateral Subtraction						
Non A/R Collections	Collateral Subtraction						
Discounts/Allowance	Discount (-)						
Credit Memos	Credit Memos (-)						
Adjustments Monthly Aging (+/-)	Adj. Aging (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Non A/R Cash	Non A/R Cash (+)						
	Net Collateral Adj.						
Ending Collateral Balance							
Ineligible — End of Month A/R Ineligible as of:	5/31/2007						
Ineligible — Temporary Ineligible							
Ineligible — Total Ineligible							
Eligible Collateral							
Advance Rate - Effective Adv. Rate							
Unapplied Cash - Balance from Previous Report							
Check box below to include unapplied cash before Adv. Rate — Addition							
Subtraction							
Net Change	Unapplied Cash Adj.						
Current Unapplied Balance Balance							
Eligible A/R							
☑ 'R Available for Advances							
'R Sub-Limit							

INVENTORY		INV01	INV02	INV03	INV04	INV05	TOTAL
Beginning Inventory as of							
Purchases	Collateral Addition						
Sales	Collateral Subtraction						
Ending Inventory as of							
Ineligible Inventory							
Eligible Inventory							
Advance Rate							
Eligible Inventory							
☑ Inventory Availability							
Inventory Sub-Limit							
GROSS AVAILABILITY (A/R AND INVENTORY)							
Other Collateral *(EQ) (RE) or (SA) (CapEx)*	Owner						
☑ VAILABLE FOR ADVANCES							
Revolving Limit							
GUARANTEES	Advance Rate						
SBY Letter of Credit							
Trade Letter of Credit							
Guarantees Total Reserves							
LOAN ACTIVITY							
Beginning Revolving Loan Balance *(From Previous Report)*							
Collections	Net Collection						
Negative Loan Adj.	Other Loan Sub.						
Advances	Loan Adv. Request						
Loan Addition *(Interest, Fees, and Other Adjustments)*	Other Loan Addition						
Ending Revolving Loan Balance *(Revolving Loan)*							
Term Loan							
Term Loan							
RESERVES							
Credit Line ☐	Min. Availability						
Credit Line ☐							
Availability							
Avail. ☑							

BORROWER'S COMMENTS

Prepared By: ______________________ Authorized Signature ______________________

3 of 13

NOVEUSBLANKxIs-Coiuolidatal LBCl-ne(Sevtsed 10/03) 2 of 13 LaS BORR( die Bu WINGB^ isiness Credit, LLC ,SE CERTIFICATE Client Name: r • ., ivo^iiiCS*i»oitfiul’i: ?•;;;•,. yg ·.,;;. Loan ID. : /sfflSiusW “ Report No. • vjjLiiS’jr : = ; Report Date: ii f *smimm lHl^i^lyi^ijS^ 8^;[i;f:^!;::x^^ll*|!fe;|i^i^ ‘jj^jbj£jjjjtjj£&^ji^J£. AMbt 8;JS!BQW fa;|||iiWlw:lL tviiSisSi^ifSP:;? SSlris^i^lilifi TOTAL ‘a” c c t t R • e c l V l> e Be Gr Ne No Oil Cr Ad Ad Ad No ,inningA/R Balance (FmmprerlaaiStfon) »i Sales (Invoices) Collection (1KLB. Girt /tea @tscn :i: ‘ •___.;-. ,-.. .:.....i,.-,” ‘ = CoBMnlAdditfM GoartnlSuNnclliHi A/RCollecdons counts/Allowance it Memo » Stments Monthly Aging (+/-) iutment>(+/-) stments (+/-) Am Cash iiliiil n^i^iitii! -ili::i^::iii;|l:l^:^’::: ‘^^ Er’ NMCollMnlAdt Ending i ollateral Balance Inellglbl EnloTMonlbAatheEgiUtiioe TtOfKniybdigible “ J/JISW?”’ Eligible ollateral Advann Rate — Effective Adv. Rate : “ “• Unapplli Clieckboib inctafcuuv betwA*. Cash — Baton ton Kevins Repot slowto **"»» edcuk Sobnaioo tale tHTlMCMkMt Cnratt Unpplied Baluce Babnce Eligible 3iIRAva •RSub- JR lable for Advances Jmit 9W1S wiyoi: “•” “•’ .,;iliiV02. ‘: ^ ‘iNVfeiiii. . .’ i-. -::;’INffiil-:: SSS if V B N O 12k1 Beg End Inel Elig Adv Elig nning Inventory as of Purchases Sales ng Inventory as of gible Inventory ble Inventory mceRate ble Inventory C«k»IMItt» Olkl>lUI»«» mve itory Availability Inv itory Sub-Limit or on* iSS AVAILABn-ITY (A/R AND INVENTORY) r Collateral fKQ)(RE)or(SA) (CapEx) ILE FOR ADVANCES Ow ivolvin Limit rEES Advance Kate •"•’••ry- :•••,• L C 1 qua Letter of Credit : Letter of Credit mlees Total Reserves EOANiA tryrrV &e L 0 A N cfS ^eg Ajdv Loa (evolving Loan Balance tThMtAvnbBxAqwtf ctions live Loan Adj. nces NMCOOMdM M-U^S* U.AfclUvM Addition (burat. Fees, aid Odn Mjnraaa) 0*.U.AUW___EodmgR* solving Loan Balance<im«A«u^oiuM Termln TerJnLoa RESEFV CnditLm Credit Un S ~ • .::•; : ‘i’"-v::ftv.:’..;i-t’"!i:;i:?!’:?; ‘.:•; n HkA^uai, D Avail ii Sty 4vai7. IZ BORRir iKS COMMENTS Tne undmigwd hereby repnsents and wanants to LaSalk Bialnos Credit, L made, that any Account Receivable or Inventory classiSedas“EligibleAccouii of “Eligible Account* and “Blgible Invenlory” as set forth in the Lam and Seam Business Credit, U.C and the undersigned, as amended, modiBed or supptew LC thai the inlbmation set fbtthhetem is true and eon Is” or “Eligible Inventory” conform in an respects to llx eel as of Sedate ;resptcnVe definitions d between 3 of 13 Medftom time to time). sr NOVEUSBLANKjtb-US LBCI-ri6(Revlied 10/03) 1 Prepared By: Authorized Signature

LaSalle Business Credit, LLC BORROWING BASE CERTIFICATE	Client Name: Novelis Corporation

Currency Type:	US	Loan ID.	NOVELISUS	Report No.	1	Report Date:	5/12/2004

Conversion Rate:
     Inventory Ineligible detail

	INV01	INV02	INV03	INV04	INV05

Work in Process
Supplies
Packaging
Outside Processors
Consignment
Other
Other
Other
Other
Other
Other

Total Ineligibles

4 of 13

LaSalle Business Credit, adivision of ABN AMRO Bank N.V.,
BORROWING BASE CERTIFICATE

Client Name: Novelis Inc.

Currency Type:	CDN$	NOVELISCAD	NOVELISUSD	Report No.	1	Report Date:	5/12/2004
Conversion Rate:	0.9319	CAD	USD	CAD$	USD$		
ACCOUNTS RECEIVABLE		A/R01	A/R01	TOTAL	TOTAL		TOTAL
Beginning A/R Balance *(From previous Report)*							
Gross Sales (Invoices)	Collateral Addition						
Net Collection *(Vt. LB, Cash Rec'd. @ LBC)*	Collateral Subtraction						
	Collateral Subtraction						
Non A/R Collections	Collateral Subtraction						
Discounts/Allowance	Discount (-)						
Credit Memos	Credit Memos (-)						
Adjustments Monthly Aging (+/-)	Adj. Aging (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Non A/R Cash	Non A/R Cash (+)						
	Net Collateral Adj.						
Ending Collateral Balance							
Ineligible — End of Month A/R Ineligible as of:	3/31/2007						
Temporary Ineligible							
Total Ineligible							
Eligible Collateral							
Advance Rate - Effective Adv. Rate							
Unapplied Cash - Balance from Previous Report							
Check box below to include unapplied cash before Adv. Rate — Addition							
Subtraction							
Net Change	Unapplied Cash Adj.						
☐ *Adv Rate* — Current Unapplied Balance Balance							
Eligible A/R							
Check to Apply A/R Limit ☑ excess							

		CAD	USD	CAD$	USD$		
INVENTORY		INV01	INV01	TOTAL	TOTAL		TOTAL
Beginning Inventory as of							
Purchases	Collateral Addition						
Sales	Collateral Subtraction						
Ending Inventory as of							
Ineligible Inventory							
Eligible Inventory							
Advance Rate							
Eligible Inventory							
Check to Apply Inventory Limit ☑ ...ility							
Inventory ...Limit							
GROSS AVAILABILITY (A/R AND INVENTORY)							
Other Collateral *(BQ) (RE) or (SA) (CapEx)*	Quantity						
...ADVANCES							
Check to Apply Revolving Limit ☑							
GUARANTEES	Advance Rate						
Rev ☑ Letter of Credit							
Rev ☑ Letter of Credit							
Guarantees Total Reserves							

		CAD$	USD$	CAD$ TOTAL	USD$ TOTAL		
LOAN ACTIVITY							
Beginning Revolving Loan Balance *(From Previous Report)*							
Collections	Net Collection						
Negative Loan Adj.	Other Loan Sub.						
Advances	Loan Adv. Request						
Loan Addition *(Interest, Fees, and Other Adjustments)*	Other Loan Addition						
Ending Revolving Loan Balance *(Revolving Loan)*							
Term Loan							
Term Loan							
RESERVES							
Check to Apply to Credit Line ☑	Min. Availability						
Check to Apply to Credit Line ☑							
Availability							
Check to Apply to Avail. ☑							

BORROWER'S COMMENTS

Prepared By: ____________________

Authorized Signature ____________________

5 of 13

LaSalle Business Credit, a division of ABN AMRO Bank N.V., BORROWING BASE CERTIFICATE Client Name: Novelis Inc. Currency Type CDN$ NOVELISCAD NOVELISUSD Report No. 1 Report Date: 5/12/2004 Conversion Rate 0.9319 CAD USD CAD$ CAD$ ACCOUNTS RECEIVABLE A/R01 A/R01 A/R01 TOTAL TOTAL TOTAL A Be ginning A/R BaIance(From previous report e Gorss sales (invoices J- Net Collection (Wt, L.B, Cash Rec’d@LBCI) Non A/r Collections R Di scounts/Allowance e Cr edit Memos • Ad juitments Monthly Aging (+/-) J Ad|ustment(+/-) • Adjustments(+/-) * Non A/R Cash · CotColleteral Addidtion Collatoral Subtraction Collatoral Subtraction Collatoral Subtraction Discoutn(-) Credit Memos(-) Adj. Aging(+/-) Net Colletoral Adj. Ending Collateral Balance End of Month A/R Intigible as of Ineligible Temporary Ineligible Total ineligible 3/3!iPW Eligible bilateral Adyanci Rate — Effective Adv. Rate UnhppUi d Cash — Balance tanrrevioM Report Check boc below Addition inclode»u, piled cub Srf*wi» befbnAAr. Utt NaOuoje O Adv ?(!(« CiinatUupllllMBllwcBaklice U-TpMCuHUt Eligible L/R • CtieclH,’ Apply ra""** 1 .^Ki/fflft •* g : ‘?’ : • CADi ‘ ‘ vw .. ; ‘ J rCAD$ ‘ : ‘ .• : ;:iSB$T ! Tj 1 i > is* ^ ^ ~y ••& ‘ ‘ v ^ ^ ^4 ; ^ ^ ^r ^ ^ !S^t8ii!i;;::::e: ;: -iiS >is L. ? ?’ .’,, ;£, ·.. -• < Jt ‘C-’ : ‘ ‘ INV01 INV01 TOTAli '' “: WjTAfc... ‘ ; g’; Beg nning Inventory as of I Purchases N Sates «f End ng Inventory as of CDttMMlAddUMI agmlSiMicto .•: :••:.’, -,[’,.’’ fs • f • N JnelgJblenwentory T Elig ble Inventory q Adv mce Rate n RK» M> V.»»«*n~. Check u Apply oiliry (Ulf fc l»Vtt MUiV-A<UUlllI GR( SS AVAILABILITY (A/R AND INV ] Othi rCollaferalf«O(?i£;w^;(Gira; •’cftidi « "^S~« :>VAMCWI .Revolving Limit BNTORY) Ounqr OQAB|A^ TEES Advance Kate flfev |5 Letter of Credit «iv j 15 ‘ Letter of Credit \ |Ouai antees Total Reserves LOAjijA* l^jfrv CADS USDS CADS TOTAL USDSTOTAL ••••;.. i •’ —if. ‘,.:\ jt .r;i«,SfCJ Begmning Revolving Loan Balance <fnm rnoaa i <v, ) IT) L Coll ctionj O Negi rive Loan Adj. A Aavincts N Loan AdditJonammftF^mdoihtiA^uonon. NMCaDMIlM OAcrLMnSA LdMMKlUvM aioL-nMtlk. Endmg|Re rolving Loan Balance (XnnMnriomj Termljoai TcrmI1oai RESERVES ; CAedb ro 4pp/v to Credit Line B8 \Chec^to Apply to Cndit Line 159 MiAAwMOiV Availftb lity • C»«c*{ ro 4/jpfy «o ^vo/i 121 BjOftR^ BR^ COMMENTS The undersigned hereby represents mdwamnu toLiStllt Bialnen Credit, LLC that iheinfotmadonKt forth herein is inie and comet as of ihe date made, ihat any AccamBReceivabkorlnvenloiy classified as “Eligible Accounts” or “Eligible Inventory” conform in all respects to the respeclivedeUtions of “Eligible Accounf* and “Eligible Lwentoy* as set forth in U* Loan and Secun\y Agreement (or similar agreement) cnleredinM by aivilKt»’«iiUS«ll<! Business Crtdlt, LLC and the undersigned, as amended, modified « suppleraauedftom time to time). * 1 ~ ~ “ a . ‘ ];-.[ | ___! Prepared By: Audurized Signature 5 of 13

LaSalle Business Credit, a division of ABN AMRO Bank N.V.,
BORROWING BASE CERTIFICATE	Client Name: Novelis Inc.

Currency Type	CDN$	NOVELISCAD	NOVELISUSD	Report No.	1	Report Date:	5/12/2004

Conversion Rate:	0.9319	CAD	USD	CAD$	USD$
     Inventory Ineligible detail

	CAD	USD	CAD$	USD$

	INV01	INV01	TOTAL	TOTAL

Work in Process
Supplies
Packaging
Outside Processors
Consignment
Other
Other
Other
Other
Other
Other

Total Ineligibles

6 of 13

LaSalle Business Credit, LLC

BORROWING BASE CERTIFICATE

Client Name: Novelis UK Limited

ACCOUNTS RECEIVABLE		A/R01	A/R01	A/R02	A/R03	A/R04	TOTAL
Beginning A/R Balance *(From previous Report)*							
Gross Sales (Invoices)	Collateral Addition						
Net Collection *(W: LB. Cash Rec'd @ LBCI)*	Collateral Subtraction						
	Collateral Subtraction						
Non A/R Collections	Collateral Subtraction						
Discounts/Allowance	Discount (-)						
Credit Memos	Credit Memos (-)						
Adjustments Monthly Aging (+/-)	Adj. Aging (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Non A/R Cash	Non A/R Cash (+)						
	Net Collateral Adj.						
Ending Collateral Balance							
Ineligible	End of Month A/R Ineligible as of:						
	Temporary Ineligible						
	Total Ineligible						
Eligible Collateral							
Advance Rate - Effective Adv. Rate							
Unapplied Cash - Balance from Previous Report							
Check box below to include unapplied cash before Adv. Rate	Addition						
	Subtraction						
	Net Change / Unapplied Cash Adj.						
☐ *Adv Rate*	Current Unapplied Balance Balance						
Eligible A/R							
Check to Apply A/R Limit ☑	ances						

INVENTORY		INV01 (POUNDS)	INV02 ($US)	INV03	INV04	INV05	TOTAL
Beginning Inventory as of	5/31/2007						
Purchases	Collateral Addition						
Sales	Collateral Subtraction						
Ending Inventory as of							
Ineligible Inventory							
Eligible Inventory							
Advance Rate							
Eligible Inventory							
Check to Apply Inventory Limit ☑	ility						
Inventory Sub-Limit							

GROSS AVAILABILITY (A/R AND INVENTORY)							
Other Collateral *(SQ) (RE) or (SA) (CapEx)*	Overadv						
...DVANCES							
Check to Apply Revolving Limit ☑							

GUARANTEES	Advance Rate						
Rev ☐ Letter of Credit							
Rev ☑ Letter of Credit							
Guarantees Total Reserves							

LOAN ACTIVITY		POUNDS	EUROS				US$ TOTAL
Beginning Revolving Loan Balance *(From Previous Report)*							
Collections	Net Collection						
Negative Loan Adj.	Other Loan Sub.						
Advances	Loan Adv. Request						
Loan Addition *(Interest, Fees, and Other Adjustments)*	Other Loan Addition						
Ending Revolving Loan Balance *(Revolving Loan)*							
Term Loan							
Term Loan							

RESERVES							
Check to Apply to Credit Line ☐	Min. Availability						
Check to Apply to Credit Line ☑							
Availability							
Check to Apply to Avail. ☑							

BORROWER'S COMMENTS

Prepared By: ____________________ Authorized Signature ____________________

7 of 13

LaSalle Business Credit, LLC BORROWINGBASE CERTIFICATE Client Name: Novelis UK Limited Currency EUROS £Pounds Loan ID. NOVELISUK Report No. 1 Report Date: 5/12/2004 RATE 1.3335 1.9783 POUNDS $US ACCOUNTS RECEIVABLE A/R02 A/R03 TOTAL A Beginning A/R Balance(From previous Report) Gross Sales (Invoices) Collateral Addition Net Collection (Wr. LB Cash Rec’d @ LBCI) Collateral Subtraction Collateral Subtraction Non A/R Collections Collateral Subtraction Discounts/Allowance discounts/Allowance Credit Memos Credit Memos (-) Adjustments Monthly Aging (+/-) Adj. Asing(+/-) Adjustment (+/-) Other Adj (+/-) Adjustments (+/-) Other Adj. (+/-) Non A/R Cash Non A/R Cash (+) Net Collateral Adj Ending Collateral Balance End of Month A/R Ineligible is of. | Ineligible I Tmpomjhelleibl. _ ToUllndipble Eligible :oUateral Admire Rate — Effective Adv. Rate UnappU d C«h — BduceiumPnvloiis Rqon Chsellmbriowto MHWon inetalt aup jlied wk Sibuoioii iKfcre**. l« I Netciaiig* Ui»fplMCMfcA4i. D ^V t«<« CmrnaUiupplmlB.toccBtoCT ^^ Eligible. M. Checku>Apply raSMW .A/R Limit ::’ ‘ ‘ KHJNDS: m.;:”; ite;,—— ’ JSHil IRf :-;5 5 fWisw;? — :;c ‘iisvjji:1’ ‘ 1NV6* : ’:-BP»- .’ . MVW;:!::|: ‘i| 2 i;-“fii8S,.,.: ; Beg nning Inventory as of I Purchases *i Sales V’ End ng Inventory as of ,, Inel gibte Inventory ^ Elig ble Inventory <j’. AdvinceRate *« C1«» kla Ti**WM*nM> C^ecktc Apply jy,^ |*U**f tt*H] UtMf-lstAldilk S/3ia007 GBOMnlAdUliM CofclmlS*MiM OR( ISS AVAILABILITY (A Othi r Collateral (Eg) tx£>“BOVANCES \Rtvotytnilimtt /RAND INVENTORY) HCHfExt OraW i QUASAMEES AitvanceRate «ev C Letter of Credit ««v |y ‘Letter of Credit I Guai intees Total Reserves LOANJAC JTVITY POUNDS EUROS 3egjnnmg Revolving Loan Balance tFitrnfmtaaRtpon) L Collictionj O Negi live Loan Adj. A Advinces N. Loan Addition (UenAFmiid N«Cokoi» OdwLDMSA LMBJU«:Rtqimt (MaMtuuaO) !saMnlam> OtbwUMAdlttM Ending! Re reiving Loan Balance IK, TermLpn Termljoai RESERVES ‘.diecKto tpplv to Credit Une ] ‘ Check to 4pplv to Credit Une n M^AtMhMBr aft. Availability Chechia ippfy to Avail. FZ BORROW BR’S COMMENTS The undersigned hereby represents and warrants to LaSalle Business Credit, LLC that the Information forth herein is true and correct as of the date made,that any Accounts Receivable or Inventory classified as “Eligible Accounts” or “Eligible Inventory” conform in all respects to the respective definitons of “Eligible Account” and “Eligible Inventory” as set forth in the Loan and Security Agreement (or similar agreement) entered into by and between LaSalle Business Credit, LLC and the undersigned, as amended, modified or supplemented from time to time).1 Prepared By: Authorized Signature NOVELISBLANK.xls-UK LBCI-V16(Kevtsed 10/03) 7 of 13

LaSalle Business Credit, LLC BORROWING BASE CERTIFICATE	Client Name: Novelis UK Limited

Currency	EUROS	£Pounds	Loan ID.	NOVELISUK	Report No.	1	Report Date:	5/12/2004

RATE	1.3335	1.9783	POUNDS	$US
Inventory Ineligible detail

	POUNDS	$US

	INV01	INV02	INV03	INV04	INV05

Work in Process
Supplies
Packaging
Outside Processors
Consignment
Other
Other
Other
Other
Other
Other

Total Ineligibles

8 of 13

LaSalle Business Credit, LLC

BORROWING BASE CERTIFICATE

Client Name: Novelis AG

ACCOUNTS RECEIVABLE		A/R01	A/R02	A/R03	A/R04	A/R05	
Beginning A/R Balance *(From previous Report)*							
Gross Sales (Invoices)	Collateral Addition						
Net Collection *(W: LB, Cash Rec'd. @ LBCD)*	Collateral Subtraction						
	Collateral Subtraction						
Non A/R Collections	Collateral Subtraction						
Discounts/Allowance	Discount (-)						
Credit Memos	Credit Memos (-)						
Adjustments Monthly Aging (+/-)	Adj. Aging (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Non A/R Cash	Non A/R Cash (+)						
	Net Collateral Adj.						
Ending Collateral Balance							
Ineligible — End of Month A/R Ineligible as of	5/31/2007						
Ineligible — Temporary Ineligible							
Ineligible — Total Ineligible							
Eligible Collateral							
Advance Rate - Effective Adv. Rate							
Unapplied Cash - Balance from Previous Report							
Check box below to include unapplied cash before Adv. Rate — Addition							
Subtraction							
Net Change	Unapplied Cash Adj.						
☐ *Adv Rate* — Current Unapplied Balance Balance							
Eligible A/R							
Check to Apply A/R Limit ☑ ances							

INVENTORY:		INV01	INV02	INV03	INV04	INV05	TOTAL
Beginning Inventory as of	"As of date"						
Purchases	Collateral Addition						
Sales	Collateral Subtraction						
Ending Inventory as of							
Ineligible Inventory							
Eligible Inventory							
Advance Rate							
Check to Apply Inventory Limit ☑ ility							

GROSS AVAILABILITY (A/R AND INVENTORY)							
Other Collateral *(SG) (RE) or (SA) (CapEx)*	Quantity						
…VANCES — *Check to Apply Revolving Limit* ☐							

GUARANTEES	Advance Rate						
Rev ☐ Letter of Credit							
Rev ☑ Letter of Credit							
Guarantees Total Reserves							

LOAN ACTIVITY		POUNDS	EUROS				US$ TOTAL
Beginning Revolving Loan Balance *(From Previous Report)*							
Collections	Net Collection						
Negative Loan Adj.	Other Loan Sub.						
Advances	Loan Adv. Request						
Loan Addition *(Interest, Fees, and Other Adjustments)*	Other Loan Addition						
Ending Revolving Loan Balance *(Revolving Loan)*							
TERM LOAN							

RESERVES							
Check to Apply to Credit Line ☑	Min. Availability						
Check to Apply to Credit Line ☑							
Availability							
Check to Apply to Avail. ☑							

BORROWER'S COMMENTS

Prepared By: ____________________ Authorized Signature ____________________

9 of 13

LaS die Business Credit, LLC BORROWING BASE CERTIFICATE Client Name: ACCOUNT RECEIVABLE Beginning A/R Balance (From previous Report) Gross Sales (Invoices) Collateral Additiion Net Collection (Wt. LB. Cash Collateral Subtraction Non A/R Collections Collateral Subtraction Dicounts/Allowance Discount(-) Credit Memos Credit Memos(-) Adjustments Monthly Aging (+/-) Adjustments (+/-) Other Adj. (+/-) Adjustment(+/-) Other Adj.(+/-) Non A/R Cash Non A/R Cash(+) Net Collateral Adj. Ending Collateral Balance End of Month A/R Ineligible Ineligible Temporary Ineligible Total Ineligible Eligible Collateral Advance Rate — Effective Adv. Rate Unapplied Cash-Balance from Previous Report include unapplied csh Net Change Adv Rate Eligible Check to Apply A/R Limit INVENTORY: Beginning lnventory as of As of date Purchases Collateral Addition Sales Collateral Substraction Ending Inventory as of Ineligible Inventory Eligible Inventory 0 Advance Rate Inventory Limit GROSS AVAlLABILTY (A/R AND INVENTORY) Other Collateral Revolving Limit GUARANTEES Rev Letter of Credit Rev Letter of Credit Guarantees Total Reserves LOAN ACTIVITY Beginning Revolving Loan Balance (From Previous Report) Collections Negetive Loan Adj. Other Loan Sub. A Advances Loan Addition (interest, Fees, and Other Adjustments) Ending Re ‘plying Loan Balance guxMngHaii) TERM LOAN RESERVES Check to Apply to Credit Limit Min Availability Check to 4pplv to Credit Line Availability Cheerio Apply to Avail BORROW BBS COMMENTS made, that any Accounts Receivable or Inventory classified as “Eligible Accounts” Eligible Inventory” conform of eligible Account” and “Eligible Inventory” as set forth in the Loan and Security Agreement (or similar agreement Business Credit, LLC and the undersgned, as amended, modified Prepared By:Authorized Signature NOVELISBLANK.xls-Swiss LBCl-V16(Revised 10/03) 9 of 13

LaSalle Business Credit, LLC BORROWING BASE CERTIFICATE	Client Name: Novelis AG

POUNDS	Euros	Loan ID.	NOVELIS AG	Report No.	1	Report Date:	5/12/2004

		EUROS					TOTAL US$

     Inventory Ineligible detail

	INV01	INV02	INV03	INV04	INV05

Work in Process
Supplies
Packaging
Outside Processors
Consignment
Other
Other
Other
Other
Other
Other

Total Ineligibles

10 of 13

LaSalle Business Credit, LLC
BORROWING BASE CERTIFICATE

Client Name: NOVELIS AG

ACCOUNTS RECEIVABLE		A/R01	A/R02	A/R03	A/R04	A/R05	TOTAL
Beginning A/R Balance *(From previous Report)*							
Gross Sales (Invoices)	Collateral Addition						
Net Collection *(W/ LB, Cash Rec'd. @ LBCI)*	Collateral Subtraction						
	Collateral Subtraction						
Non A/R Collections	Collateral Subtraction						
Discounts/Allowance	Discount (-)						
Credit Memos	Credit Memos (-)						
Adjustments Monthly Aging (+/-)	Adj. Aging (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Adjustments (+/-)	Other Adj. (+/-)						
Non A/R Cash	Non A/R Cash (+)						
	Net Collateral Adj.						
Ending Collateral Balance							
Ineligible — End of Month A/R Ineligible as of:	"As of date"						
Ineligible — Temporary Ineligible							
Ineligible — Total Ineligible							
Eligible Collateral							
Advance Rate - Effective Adv. Rate							
Unapplied Cash - Balance from Previous Report							
Check box below to include unapplied cash before Adv. Rate — Addition							
Subtraction							
Net Change	Unapplied Cash Adj.						
☐ *Adv Rate* — Current Unapplied Balance Balance							
Eligible A/R							
Check to Apply A/R Limit ☑ ...ances							

INVENTORY		RM INV01	WIP INV02	FG INV03	INV04	INV05	TOTAL
Beginning Inventory as of	"As of date"						
Purchases	Collateral Addition						
Sales	Collateral Subtraction						
Ending Inventory as of							
Ineligible Inventory							
Eligible Inventory							
Advance Rate							
Eligible Inventory							
Check to Apply Inventory Limit ☑ ...lity / Inventory Sub-Limit							

GROSS AVAILABILITY (A/R AND INVENTORY)							
Other Collateral *(EQ) (RE) or (SA) (CapEx)*	Overnty						
...DVANCES *Check to Apply Revolving Limit* ☑							

GUARANTEES	Advance Rate						
Rev ☐ Letter of Credit							
Rev ☑ Letter of Credit							
Guarantees Total Reserves							

LOAN ACTIVITY		FRANCS					
Beginning Revolving Loan Balance *(From Previous Report)*							
Collections	Net Collection						
Negative Loan Adj.	Other Loan Sub.						
Advances	Loan Adv. Request						
Loan Addition *(Interest, Fees, and Other Adjustments)*	Other Loan Addition						
Ending Revolving Loan Balance *(Revolving Loan)*							
Term Loan							
Term Loan							

RESERVES							
Check to Apply to Credit Line ☐	Min. Availability						
Check to Apply to Credit Line ☑							

Availability

Check to Apply to Avail. ☑

BORROWER'S COMMENTS

Prepared By: ______________________ Authorized Signature ______________________

11 of 13

LaSalle Business Credit, LLC BORROWING BASE CERTIFICATE Client Name: NOVELIS AG Currency Tyo ACCOUNTS RECEIVA BLE total Beginning A/R Balancer (From previous Report) Gross Sales (Invoices) Coleteral Addition Net Collection (Wt. LB. Cash Rec’d @gi Colleteral Subtraction «a6a»6S6ffl Non A/R Collections Collateral Subtraction Discounts/Allowance Discount Credit Memos Credit Memos(-) Adjustments Monthly Aging (+/-) Adj. Aging (+/-) Adjustments (+/-) Other Adj. (+/-) Adjustments (+/-) Other Adj. (+/-) Non A/R Cash Non A/R Cash (+) Net Control Adj. Ending Collateral Balance EndofMonft Ineligible as of Ineligible of: As of date Ineligible Temporary Ineligible Total Inligible Eligible :Collateral Advance Rate — Effective Adv. Rate Unapplied Cash-Balance from Previous Report Check box below to Addition include unapplied cash subtractionmata. before Adv. Rate Net Change Adv Rate Current Unapplied Balance Balance Eligible A/R Check to Apply ances A/R Limit Beginning Inventory as of As of date . I Purchases Collateral Addition Sales Collateral Substraction Ending Inventory as of Ineligible Inventory Eligible Inventory Advance Rate Inventory Limit Other Collateral (EQ) (RE) or (SA) check to apply Revolving limit \ GUARANTEES Rev Letter of Credit Rev (Lelter of Credit Guarantees Total Reserves LOAN ACTIVITY Beginning Revolving Loan Balance (From Previous Report) Collections Net Collection Ending Revolving Loan Balance (Revolving Loan) Term loan Term loan Check to Apply to Credit (Check to Apply to Credit Loan Availability Check to Apply to Availability BORROWEER’S COMMENTS The urndersigned hereby represents and warrant to LaSalle Business Credit, LLC that the information made, that any Accounts Receivable or Inventory classified as Eligible Accounts” or Eligible Inventor conform in all respects to the respective definitions of “Eligible Account” and “Eligible Inventories as set forth in the and Security Agreement (or similar agreement) Business Credit, LLC and the undersigned, as amended, modified supplemented from 1 Prepared By: Authorized Signature NOVBELISBLANK.xls-Swing
LBCI-ri6(Revised 10/03) 11 of 13

LaSalle Business Credit, LLC BORROWING BASE CERTIFICATE	Client Name: NOVELIS AG

Currency Type:	Francs	Loan ID.	NOVELISAG	Report No.	1	Report Date:	5/12/2004

     Inventory Ineligible detail

	RM	WIP	FG

	INV01	INV02	INV03	INV04	INV05

Work in Process
Supplies
Packaging
Outside Processors
Consignment
Other
Other
Other
Other
Other
Other

Total Ineligibles

12 of 13

	Comp 1	Comp 2	Comp 3	Comp 4	Comp 5	Total
A/R
INV
Rev
Total

EXHIBIT S
Form of
REVOLVING CREDIT FACILITY
COLLATERAL AGENT APPOINTMENT LETTER
[See attached]

EXHIBIT S-1

[Form of]
Revolving Credit Facility Collateral Agent Appointment Letter
[DATE]
LaSalle Business Credit, LLC
135 South LaSalle Street, Suite 425
Chicago, IL 60603
Attention: Account Officer
Re:    Novelis Treasury Services Agreements
Dear Sir or Madam:
     Reference is made to that certain Credit Agreement, dated as of July 6, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), is among NOVELIS INC., a corporation formed under the Canada Business Corporations Act (the “Canadian Borrower”), NOVELIS CORPORATION, a Texas corporation, and the other U.S. subsidiaries of the Canadian Borrower signatory hereto as borrowers (each, an “Initial U.S. Borrower” and, collectively, the “Initial U.S. Borrowers”), NOVELIS UK LTD, a limited liability company incorporated under the laws of England and Wales with registered number 00279596 (the “U.K. Borrower”), and NOVELIS AG, a stock corporation (AG) organized under the laws of Switzerland (the “Swiss Borrower” and, together with the Canadian Borrower, the U.S. Borrowers, and the U.K. Borrower, the “Borrowers”), AV ALUMINUM INC., a corporation formed under the Canada Business Corporations Act, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in the Credit Agreement), the Lenders, ABN AMRO BANK N.V., as U.S./European Issuing Bank, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian Issuing Bank, ABN AMRO BANK N.V., as U.S. Swingline Lender, ABN AMRO BANK N.V., as Administrative Agent, LASALLE BUSINESS CREDIT, LLC as Collateral Agent, LASALLE BUSINESS CREDIT, LLC as Funding Agent, UBS SECURITIES LLC, as Syndication Agent, BANK OF AMERICA, N.A., NATIONAL CITY BUSINESS CREDIT, INC. and CIT BUSINESS CREDIT CANADA INC., as Documentation Agents, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian Funding Agent, ABN AMRO BANK N.V., acting through its Canadian branch, as Canadian Administrative Agent, and ABN AMRO INCORPORATED and UBS SECURITIES LLC, as Arrangers. Each of the undersigned hereby acknowledge that as of the date hereof, [NAME OF TREASURY SERVICES PROVIDER], is [a Lender] [an Arranger] [an Agent] [an Affiliate of a Lender] [an Affiliate of an Arranger] [an Affiliate of an Agent] (i) with an investment grade credit rating with respect to its unsecured debt or liabilities from Moody’s and S&P or (ii) otherwise approved by the Funding Agent.
     [NAME OF TREASURY SERVICES PROVIDER] and [NAME OF LOAN PARTY] [entered into on or prior to the Closing Date] [and] [desire to enter into on or following the date hereof,] Treasury Services Agreements that are permitted under the terms of the Credit Agreement (any such Treasury Services Agreements [entered into on or prior to the Closing Date] [or] [entered into while [NAME OF TREASURY SERVICES PROVIDER] is [a Lender] [an Arranger] [an Agent] [an Affiliate of a Lender] [an Affiliate of an Arranger] [an Affiliate of an Agent] being referred to herein as the

LaSalle Business Credit, LLC
[DATE]

“Secured Treasury Services Agreements”), pursuant to which [NAME OF TREASURY SERVICES PROVIDER] is providing services (in such capacity under the Secured Treasury Services Agreements, the “Treasury Services Provider”) to [NAME OF LOAN PARTY]. Treasury Services Provider desires to appoint Collateral Agent as its agent under the applicable Loan Documents and to become a Secured Party under the applicable Loan Documents.
     Treasury Services Provider hereby appoints Collateral Agent as its agent, and Collateral Agent hereby accepts such appointment as Treasury Services Provider’s agent, under the applicable Loan Documents. Treasury Services Provider hereby agrees to be bound by the provisions of (i) Sections 10.03 and 10.09 of the Credit Agreement, (ii) the Intercreditor Agreement and (iii) the Security Documents, in each case, as if it were a Lender.
     Upon execution of this letter agreement by each of Collateral Agent and Treasury Services Provider, Treasury Services Provider shall be a Secured Party, and the obligations of [NAME OF LOAN PARTY] under the Secured Treasury Services Agreements shall be Secured Obligations, under each applicable Loan Document (in each case, subject to the terms thereof).
     This letter agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or electronic image scan (e.g. PDF) transmission shall be effective as delivery of a manually executed counterpart hereof.
     This letter agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

Very truly yours, [NAME OF TREASURY SERVICES PROVIDER]
By
Name:
Title:

ACKNOWLEDGED AND AGREED TO
THIS                     DAY OF                     , 20     :

LASALLE BUSINESS CREDIT, LLC, as Collateral Agent
By
Name:
Title: